As filed with the Securities and Exchange Commission on June 6, 2007
Registration No.
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Inhibitex, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	2836	74-2708737
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9005 Westside Parkway
Alpharetta, GA 30004
(678) 746-1100
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Russell H. Plumb
President and Chief Executive Officer
Inhibitex, Inc.
9005 Westside Parkway
Alpharetta, GA 30004
(678) 746-1100
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

David S. Rosenthal, Esq. Samuel Katz, Esq. Dechert LLP 30 Rockefeller Plaza New York, NY 10112 (212) 698-3500	Jeffrey J. Fessler, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, NY 10006 (212) 930-9700

Approximate Date of Commencement of Proposed Sale to the Public:  As soon as practicable after the effectiveness of this Registration Statement and the effective time of the merger of FermaVir Pharmaceuticals, Inc. and a wholly-owned subsidiary of the Registrant as described in the Agreement and Plan of Merger and Reorganization dated as of April 9, 2007.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Unit	Offering Price	Fee
Common Stock, $.001 par value	18,722,389(1)	N/A	$26,024,120(2)	$798.94(3)

(1)	Represents the estimated maximum number of shares of common stock of the Registrant to be issued in connection with the merger of FermaVir Pharmaceuticals, Inc. (“FermaVir”) with a wholly-owned subsidiary of the Registrant. The number of shares to be issued is based on an exchange ratio of 0.55 of a share of the Registrant’s common stock for each share of FermaVir common stock multiplied by 34,040,708, which is the estimated number of fully-diluted shares of FermaVir common stock on the date hereof.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and 457(f) under the Securities Act of 1933, as amended, and based upon $1.39, the average of the high and low sales prices of Registrant’s common stock as reported on the Nasdaq Global Market on June 1, 2007.
(3)	This fee has been calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, by multiplying the maximum aggregate offering price by .0000307.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until (i) the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or (ii) until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Joint Proxy Statement — Prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Joint Proxy Statement — Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY DRAFT DATED JUNE 6, 2007, SUBJECT TO COMPLETION

Inhibitex, Inc.	FermaVir Pharmaceuticals, Inc.
9005 Westside Parkway	420 Lexington Avenue, Suite 445
Alpharetta, GA 30004	New York, NY 10170
(678) 746-1100	(212) 413-0802

YOUR VOTE IS VERY IMPORTANT

Inhibitex, Inc., which we refer to as Inhibitex, and FermaVir Pharmaceuticals, Inc., which we refer to as FermaVir, have entered into a merger agreement pursuant to which FermaVir will merge with and into a wholly owned subsidiary of Inhibitex, with FermaVir continuing as a wholly-owned subsidiary of Inhibitex. Inhibitex and FermaVir believe that the merger will result in a biopharmaceutical company focused on the development and commercialization of anti-infective products.

The holders of FermaVir common stock will receive in the merger 0.55 of a share of Inhibitex common stock in exchange for each share of FermaVir common stock.

In addition, each stock option or warrant exercisable for shares of FermaVir common stock that is outstanding at the effective time of the merger will be assumed by Inhibitex and converted into a stock option or warrant to purchase the number of shares of Inhibitex common stock that the holder would have received if such holder had exercised such stock option or warrant for shares of FermaVir common stock prior to the merger and exchanged such shares for shares of Inhibitex Common Stock in accordance with the exchange ratio.

Inhibitex common stock is currently listed on the Nasdaq Global Market under the symbol “INHX.” Inhibitex expects to issue an aggregate of approximately 11,469,000 shares of its common stock in the merger upon completion of the merger, not including assumed warrants and stock options. We anticipate that the closing of the merger will occur not later than three business days following the affirmative Inhibitex and FermaVir stockholder votes.

We are asking stockholders of Inhibitex to approve the issuance of shares of Inhibitex common stock at the annual meeting of stockholders to take place on          , 2007, at 10:00 am Eastern Time, at the offices of Dechert LLP, 30 Rockefeller Plaza, New York, New York 10112. As this will be the annual meeting of Inhibitex stockholders, Inhibitex stockholders will also be asked to vote on Inhibitex director nominees and to ratify the appointment of Ernst & Young LLP as Inhibitex’s independent registered public accounting firm. In addition, Inhibitex stockholders will be asked to approve Inhibitex’s Amended and Restated 2004 Stock Incentive Plan.

We are asking stockholders of FermaVir to adopt and approve the merger agreement at a special meeting of FermaVir stockholders to take place on          , 2007, at 10:00 am Eastern Time, at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, New York 10006. We cannot complete the merger unless FermaVir stockholders adopt and approve the merger agreement and Inhibitex stockholders approve the issuance of Inhibitex shares pursuant to the merger agreement.

After careful consideration, the Inhibitex and FermaVir Boards of Directors have unanimously approved the merger agreement and the respective proposals referred to above, and each of the Inhibitex and FermaVir boards of directors has determined that it is advisable to enter into the merger. Each of the Board of Directors of Inhibitex and the Board of Directors of FermaVir recommends that its respective stockholders vote “FOR” the respective proposals described in the accompanying joint proxy statement/prospectus.

Please give all of the detailed information on Inhibitex, FermaVir and the merger contained in the Joint Proxy Statement — Prospectus your careful attention, especially the discussion in the section entitled “Risk Factors” beginning on page I-19 of this Joint Proxy Statement — Prospectus.

Neither the Securities and Exchange Commission nor any state securities regulators has approved or disapproved the Inhibitex stock to be issued under this Joint Proxy Statement — Prospectus or passed upon the adequacy or accuracy of this Joint Proxy Statement — Prospectus. Any representation to the contrary is a criminal offense.

This Joint Proxy Statement — Prospectus is not an offer to sell the Inhibitex stock and it is not soliciting an offer to buy the Inhibitex stock in any state where the offer or sale is not permitted.

Joint Proxy Statement — Prospectus dated          , 2007 and to be mailed on or around          , 2007.

Please also see “Where You Can Find More Information” on page VIII-I  .

Inhibitex, Inc.
9005 Westside Parkway
Alpharetta, GA 30004
(678) 746-1100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
INHIBITEX, INC.
TO BE HELD ON          , 2007

To the Stockholders of Inhibitex, Inc.:

The annual meeting of Inhibitex, Inc., a Delaware corporation, will be held on          , 2007, at 10:00 a.m., Eastern Time, at the offices of Dechert LLP, 30 Rockefeller Plaza, New York, New York 10112 for the following purposes:

1. To approve the issuance of shares of Inhibitex common stock pursuant to the Agreement and Plan of Merger and Reorganization, dated as of April 9, 2007, by and among Inhibitex, FermaVir Pharmaceuticals, Inc. and Frost Acquisition Corp., as described in the attached Joint Proxy Statement — Prospectus;

2. To consider and vote upon an adjournment of the meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1;

3. To approve Inhibitex’s Amended and Restated 2004 Stock Incentive Plan, as described in the attached Joint Proxy Statement — Prospectus;

4. To re-elect three current Inhibitex directors whose terms will continue until the 2010 Annual Meeting of Stockholders;

5. To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of Inhibitex for its fiscal year ending December 31, 2007; and

6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors of Inhibitex has fixed          , 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Inhibitex annual meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Inhibitex annual meeting. Only stockholders or their proxy holders and Inhibitex guests may attend the meeting. A list of stockholders entitled to vote will be kept at the offices of Inhibitex, 9005 Westside Parkway, Alpharetta, Georgia for ten days before the meeting. At the close of business on the record date, Inhibitex had           shares of common stock outstanding and entitled to vote.

/s/  RUSSELL H. PLUMB
Russell H. Plumb
President, Chief Executive Officer,
Chief Financial Officer and Secretary

          , 2007

Your vote is important.

The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Inhibitex annual meeting is required to approve Proposal No. 1 regarding approval of the issuance of the common stock in the merger, Proposal No. 2 regarding an adjournment of the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1, Proposal No. 3 and Proposal No. 5. For the election of directors (Proposal No. 4), the three nominees receiving the most “For” votes from the shares having voting power present in person or represented by proxy will be elected. You are urged to attend the annual meeting in person, but if you are unable to do so, the Board of Directors would appreciate the prompt return of the enclosed proxy card, dated and signed, or, if your proxy card or voting instruction form so indicates, your prompt vote electronically via the Internet or telephone. We strongly encourage you to vote electronically if you have that option.

FermaVir Pharmaceuticals, Inc.
420 Lexington Avenue, Suite 445
New York, NY 10170
(212) 413-0802

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF
FERMAVIR PHARMACEUTICALS, INC.
TO BE HELD ON          , 2007

To the Stockholders of FermaVir Pharmaceuticals, Inc:

A special meeting of stockholders of FermaVir Pharmaceuticals, Inc., a Florida corporation, will be held on          , 2007, at 10:00 a.m., Eastern Time, at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, NY 10006, for the following purposes:

1. To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger and Reorganization, dated as of April 9, 2007, by and among Inhibitex, Inc., FermaVir and Frost Acquisition Corp., as described in the attached Joint Proxy Statement — Prospectus;

2. To consider and vote upon an adjournment of the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1; and

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on          , 2007 may vote at the special meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote will be kept at FermaVir, 420 Lexington Avenue, Suite 445, New York, NY 10170, for ten days before the special meeting.

Please do not send any certificates for your stock at this time.

/s/  GEOFFREY W. HENSON
Geoffrey W. Henson
Chief Executive Officer and Secretary

          , 2007

Your vote is important.

The affirmative vote of the holders of a majority of the shares of FermaVir common stock outstanding on the record date for the FermaVir special meeting is required for approval of Proposal No. 1 regarding adoption and approval of the merger agreement. The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the FermaVir special meeting is required to approve Proposal No. 2 regarding an adjournment of the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1. You are urged to attend the special meeting in person, but if you are unable to do so, the Board of Directors would appreciate the prompt return of the enclosed proxy card, dated and signed, or, if your proxy card or voting instruction form so indicates, your prompt vote by telephone or internet. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the adoption of the merger agreement and an adjournment of the FermaVir special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1. If you fail to return your proxy card or vote by telephone or internet, the effect will be a vote against the adoption of the merger agreement and your shares will not be counted for purposes of determining whether a quorum is present at the FermaVir special meeting. If you do attend the FermaVir special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

i

ii

Certain Relationships and Related Transactions	VI-25
Inhibitex Proposal No. 5-Ratification of Appointment of Independent Registered Public Accounting Firm	VI-27
Householding of Proxy Materials	VI-28
Other Matters	VI-29
Chapter Seven-FermaVir Special Meeting Proposal	VII-1
FermaVir Proposal No. 1-Adoption and Approval of The Merger Agreement	VII-1
FermaVir Proposal No. 2-Possible Adjournment of the Special Meeting	VII-1
Chapter Eight-Additional Information for Stockholders	VIII-1
Future Stockholder Proposals	VIII-1
Legal Matters	VIII-1
Experts	VIII-1
Where You Can Find More Information	VIII-1

Annex-A — Agreement and Plan of Merger and Reorganization
Annex B — Opinion of Lazard Frères & Co. LLC
Annex C — Amended and Restated 2004 Stock Incentive Plan
Annex D — Florida Appraisal Rights
Annex E — Inhibitex’s Annual Report on Form 10-K for the year ended December 31, 2006
Annex F — Inhibitex’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007
Annex G — FermaVir’s Annual Report on Form 10-KSB/A for the year ended April 30, 2006
Annex H — FermaVir’s Quarterly Report on Form 10-QSB/A for the quarter ended January 31, 2007
EX-5.1 OPINION OF DECHERT LLP
EX-23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EX-23.2 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EX-99.1 CONSENT OF LAZARD FRERES & CO. LLC
EX-99.2 FORM OF INHIBITEX PROXY CARD
EX-99.3 FORM OF FERMAVIR PROXY CARD

iii

CHAPTER ONE — THE MERGER

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	What is the merger?

A:	Inhibitex and FermaVir have entered into an Agreement and Plan of Merger and Reorganization, dated as of April 9, 2007, which is referred to as the merger agreement. The merger agreement contains the terms and conditions of the proposed business combination of Inhibitex and FermaVir. Under the merger agreement, FermaVir will merge with and into Frost Acquisition Corp., a wholly-owned subsidiary of Inhibitex, which is referred to as the merger sub, with the merger sub continuing as a wholly-owned subsidiary of Inhibitex under the name FermaVir Pharmaceuticals, Inc., which transaction is referred to as the merger. At the effective time of the merger, each share of FermaVir common stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive 0.55 of a share of Inhibitex common stock.

Q:	Why are the two companies proposing to merge?

A:	Inhibitex and FermaVir are proposing the merger because, among other things, the companies believe that combining FermaVir’s emerging antiviral pipeline and discovery capabilities with Inhibitex’s drug development experience, infrastructure and financial position will result in a company that can develop antiviral therapies better and faster than either company can on its own. For a discussion of Inhibitex’s and Fermavir’s reasons for the merger, please see the section entitled “Chapter One — The Merger — Reasons for the Merger” in this joint proxy statement — prospectus.

Q:	Why am I receiving this Joint Proxy Statement — Prospectus?

A:	You are receiving this Joint Proxy Statement — Prospectus because you have been identified as a stockholder of either Inhibitex or FermaVir as of the applicable record date, and you are entitled to vote at such company’s stockholder meeting. This document serves as both a joint proxy statement of Inhibitex and FermaVir used to solicit proxies for the stockholder meetings, and as a prospectus of Inhibitex used to offer shares of Inhibitex common stock in exchange for shares of FermaVir common stock in the merger. This Joint Proxy Statement- Prospectus contains important information about the merger and the stockholder meetings of Inhibitex and FermaVir, and you should read it carefully.

Q:	On what matters are Inhibitex stockholders being asked to vote?

A:	Inhibitex stockholders are asked to vote on the following items:

•	the issuance of shares of Inhibitex common stock pursuant to the merger agreement, described under “Chapter One — The Merger Agreement” on page I-68;

•	the adjournment of the annual meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the issuance of shares of Inhibitex common stock pursuant to the merger agreement;

•	the approval of Inhibitex’s Amended and Restated 2004 Stock Incentive Plan, as described under “Chapter Six — Inhibitex Annual Meeting Proposals — Inhibitex Proposal No. 3 — Approval of Inhibitex’s Amended and Restated 2004 Stock Incentive Plan” beginning on page VI-1;

•	the re-election of three current Inhibitex directors to hold office until the 2010 Inhibitex annual meeting;

•	the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Inhibitex for its fiscal year ending December 31, 2007; and

•	such other matters as may properly come before the Inhibitex meeting.

Q:	On what matters are FermaVir stockholders being asked to vote?

A:	FermaVir stockholders will be asked to vote on the following items:

•	adoption and approval of the merger agreement as described under “Chapter One — The Merger Agreement on page I-68;

•	adjournment of the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement; and

•	such other matters as may be properly presented at the FermaVir special meeting.

Q:	What will happen in the merger?

A:	In the merger, FermaVir will become a wholly-owned subsidiary of Inhibitex. Based solely upon the outstanding shares of Inhibitex common stock on May 1, 2007 and FermaVir’s outstanding shares of common stock on May 1, 2007, immediately following the completion of the merger, FermaVir stockholders will own approximately 27% of the combined company’s outstanding common stock. Based upon the fully-diluted outstanding shares of Inhibitex and FermaVir on May 1, 2007, immediately following the completion of the merger, FermaVir security holders would own approximately 32% of the combined company’s outstanding common stock based on the treasury stock method. The treasury stock method assumes the exercise for cash of all FermaVir’s stock options and warrants (excluding any warrants relating to the Trilogy matter as described in “Chapter VI-Certain Relationships and Related Transactions” on page VI-25 and “Chapter IV-Legal Proceedings Related to FermaVir” on page IV-1) that are assumed by Inhibitex at the closing of the merger, and the exercise for cash of all outstanding Inhibitex stock options and warrants.

Q:	When and where are the stockholder meetings?

A:	The Inhibitex annual meeting will take place on , 2007 at 10:00 a.m., Eastern Time, at the offices of Dechert LLP, 30 Rockefeller Plaza, New York, New York 10112.

The FermaVir special meeting will take place on          , 2007 at 10:00 a.m., Eastern Time, at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, New York, 10006.

Q:	How do the boards of directors of Inhibitex and FermaVir recommend I vote?

A:	The Boards of both companies have recommended that stockholders vote Yes for the merger. After careful consideration, Inhibitex’s Board of Directors has determined by unanimous vote the merger to be fair to Inhibitex stockholders and in their best interests, and declared the merger advisable. Inhibitex’s Board of Directors approved the merger agreement and recommends that Inhibitex stockholders approve the issuance of the shares pursuant to the merger agreement.

After careful consideration, FermaVir’s Board of Directors has determined, by unanimous vote, the merger to be fair to FermaVir stockholders and in their best interests, and declared the merger advisable. FermaVir’s Board of Directors approved the merger agreement and recommends the adoption and approval of the merger agreement by FermaVir stockholders. In considering the recommendation of the FermaVir Board of Directors with respect to the merger agreement, FermaVir stockholders should be aware that certain directors and officers of FermaVir have certain interests in the merger that are different from, or are in addition to, the interests of FermaVir stockholders generally. We encourage you to read the section titled “Interests of Certain Persons in the Merger” on page I-68 for a discussion of these interests.

Q:	How do I vote?

A:	You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct, and

•	according to the best judgment of the proxy holders if a proposal comes up for a vote at the annual or special meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

•	if you are an Inhibitex stockholder, FOR the issuance of shares of Inhibitex common stock in the merger, FOR the approval of Inhibitex’s Amended and Restated 2004 Stock Incentive Plan, FOR the re-election of three current Inhibitex directors, FOR the ratification of Ernst & Young LLP as the independent registered public accounting firm, and FOR an adjournment of the meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the issuance of the shares of Inhibitex common stock;

•	if you are a FermaVir stockholder, FOR the adoption and approval of the merger agreement and FOR adjournment of the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement; and

•	according to the best judgment of the proxy holders if a proposal properly comes up for a vote at the annual or special meeting that is not on the proxy card.

If you are a stockholder of record of Inhibitex, you may also vote by telephone at the toll-free number 1-800-PROXIES or on the Internet at www.voteproxy.com. If you are a stockholder of record of FermaVir, you may also vote by telephone at the toll free number of 1-866-626-4508 or on the internet at www.votestock.com. See the instructions on your proxy card or voting instruction form. You are strongly encouraged to vote electronically if you are given that option.

Q:	What do I do if I want to change my vote?

A:	You may send in a later-dated, signed proxy or proxy card to your company’s Secretary before your meeting or you can attend your meeting in person and vote. You may also revoke your proxy by sending a notice of revocation to your company’s Secretary at the address under “The Companies” on page I-5. If you voted by the Internet or telephone, you can submit a later vote using those same methods.

Q:	If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A:	If you do not provide your broker, bank or nominee with instructions on how to vote your “street name” shares, your broker, bank or nominee will not be permitted to vote them on the matters that are to be considered by the Inhibitex stockholders and the FermaVir stockholders at their respective meetings relating to the merger. You should therefore be sure to provide your broker with instructions on how to vote your shares.

If you wish to vote your shares in person, you must bring to the meeting a letter from the broker, bank or nominee confirming your beneficial ownership in the shares to be voted.

Q:	What appraisal rights do stockholders have in connection with the merger?

A:	The holders of Inhibitex common stock do not have any right to an appraisal of the value of their shares in connection with the merger. The holders of FermaVir common stock do have a right to an appraisal of the value of their shares in connection with the merger if they do not vote for the merger and if they follow certain procedures described in the section entitled “Appraisal Rights” beginning on page I-82.

Q:	What happens if I do not return a proxy card or otherwise provide proxy instructions?

A:	If you are an Inhibitex stockholder, the failure to return your proxy card or otherwise provide proxy instructions could be a factor in establishing a quorum for the annual meeting of Inhibitex stockholders for purposes of approving the issuance of shares pursuant to the merger agreement or other actions sought to be taken, which is required to transact business at the meeting. If you are a FermaVir stockholder, the failure to return your proxy card or otherwise provide proxy instructions will have the same effect as voting against the adoption of the merger agreement and could be a factor in establishing a quorum for the special meeting of FermaVir stockholders, which is required to transact business at the meeting.

Q:	Should I send in my stock certificates now?

A:	No. If the merger is completed, we will send FermaVir stockholders written instructions for exchanging their stock certificates. Inhibitex stockholders will keep their existing certificates.

Q:	When do you expect the merger to be completed?

A:	We are working towards completing the merger as quickly as possible. We hope to complete the merger by , 2007. However, the exact timing of completion of the merger cannot be determined yet because completion of the merger is subject to a number of conditions.

Q:	How many authorized but unissued shares of Inhibitex common stock will exist after the closing of the merger?

A:	Following the closing of the merger, we anticipate that there will be approximately 32,700,000 shares of authorized but unissued Inhibitex common stock. In addition to the number of issued and outstanding shares of Inhibitex common stock after the closing of the merger, Inhibitex will be required to reserve approximately 13,569,000 shares for future issuance following the merger as follows: (i) approximately 1,652,000 shares for issuance upon the exercise of Inhibitex common stock as a result of outstanding Inhibitex stock options; (ii) approximately 1,375,000 shares for the issuance of restricted stock; (iii) approximately 681,000 shares for the issuance of future stock options, restricted stock or other equity awards under the Inhibitex stock incentive plan; (iv) approximately 2,608,000 shares for issuance upon the exercise of Inhibitex common stock as a result of outstanding Inhibitex warrants; (v) 5,927,000 shares for issuance upon the exercise of outstanding warrants to be assumed in connection with the merger (excluding any warrants related to the Trilogy matter) and (vi) 1,326,000 shares for issuance upon the exercise of outstanding stock options assumed in connection with the merger.

Q:	What are the federal income tax consequences of the merger?

A:	The companies expect the merger to be treated as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code. If the merger is treated as a tax-free reorganization, generally the stockholders of FermaVir, for federal income tax purposes, will recognize no gain or loss upon their receipt of Inhibitex common stock in the merger, except with respect to cash received by FermaVir stockholders instead of fractional shares of Inhibitex common stock, or upon exercise of their appraisal rights. A FermaVir stockholder who receives cash in lieu of fractional shares will generally recognize capital gain or loss based on the difference between the amount of the cash received and the FermaVir stockholder’s aggregate adjusted tax basis in the FermaVir stock surrendered. Tax matters are very complicated, and the tax consequences of the merger to each FermaVir stockholder will depend on the facts of that stockholder’s particular situation. You are urged to consult your own tax advisors regarding the specific tax consequences of the merger, including tax return reporting requirements, the applicability of federal, state, local and foreign tax laws and the effect of any proposed changes in the tax laws. See “— The Merger Transaction — Certain U.S. Federal Income Tax Consequences of the Merger” beginning on page I-54.

Q:	Whom do I call if I have questions about the meetings or the merger?

A:	Inhibitex stockholders may call Inhibitex Investor Relations at (678) 746-1100. FermaVir stockholders may call FermaVir Investor Relations at (212) 413-0802.

SUMMARY

This summary highlights selected information from this Joint Proxy Statement — Prospectus and may not contain all of the information that is important to you. This summary discusses all of the material aspects of the merger. However, to understand the merger fully and for a more complete description of the legal terms of the merger, you should read this Joint Proxy Statement — Prospectus and the documents we have referred you to carefully. See “Chapter Eight — Additional Information for Stockholders — Where You Can Find More Information.”

The Companies

Inhibitex, Inc.
9005 Westside Parkway
Alpharetta, GA 30004
(678) 746-1100

Inhibitex, Inc. is a development stage biopharmaceutical company focused on the development of products that can treat, prevent or diagnose serious infections. In addition to its strategy of building a pipeline of antiviral products through in-licensing or acquisition, Inhibitex has several collaborations based upon its proprietary MSCRAMM® protein platform, including those with Wyeth for the development of staphylococcal vaccines, with 3M Company for the development of diagnostics products and with Dyax Corp. for the development of monoclonal antibodies for the treatment of enterococcal infections.

Frost Acquisition Corp. is a wholly-owned subsidiary of Inhibitex that was incorporated in Delaware in April 2007. Frost Acquisition Corp. does not engage in any operations and exists solely to facilitate the merger.

FermaVir Pharmaceuticals, Inc.
420 Lexington Avenue, Suite 445
New York, NY 10170
(212) 413-0802

FermaVir is a development stage biotechnology company that has licensed patents for a series of compounds for the treatment or prevention of viral diseases including those for varicella zoster virus, or VZV, the causative agent for shingles and chickenpox, and cytomeglavirus, or CMV, a member of the herpes virus group. FermaVir intends to commence a Phase 1 pharmacokinetic and safety study of FV-100, its lead product candidate, and identify a clinical candidate for the treatment of CMV infections in late 2007.

The Merger Agreement (see page I-68)

The merger agreement is attached as Annex A to this Joint Proxy Statement — Prospectus. You are encouraged to read the merger agreement as it is the legal document that governs the merger.

Merger Consideration (see page I-69)

Under the terms of the merger agreement, in exchange for FermaVir’s outstanding shares of common stock, Inhibitex will issue approximately 11,469,000 shares of common stock, together with cash in lieu of fractional shares of Inhibitex common stock. In addition, each outstanding warrant to purchase FermaVir common stock and each option exercisable for FermaVir common stock will be assumed by Inhibitex in the merger and will become exercisable for the same number of shares of Inhibitex common stock as would have been issuable with respect to FermaVir shares issued upon the exercise of such warrant or option immediately prior to the closing of the merger and the exercise price will be adjusted in accordance with the exchange ratio. Generally, the original term of each outstanding stock option and warrant to purchase FermaVir common stock that is assumed by Inhibitex in the merger will remain unchanged.

Risks Relating to the Merger (see page I-19)

In evaluating the adoption of the merger agreement or the issuance of shares of Inhibitex common stock in the merger, you should carefully read this Joint Proxy Statement — Prospectus and especially consider the factors discussed in the section titled “Risk Factors,” starting on page I-19, for a description of risks relating to the merger, the combined company’s businesses, and Inhibitex’s common stock.

Reasons for the Merger

Inhibitex and FermaVir are proposing the merger because, among other things, the companies believe that combining FermaVir’s emerging antiviral pipeline and discovery capabilities with Inhibitex’s drug development experience, infrastructure and financial position will result in a company that can develop antiviral therapies better and faster than either company can on its own.

Factors Considered by, and Recommendation of, the Inhibitex Board of Directors (see page I-47)

The Inhibitex Board of Directors approved the merger based on a number of factors, including, among other factors, the following:

•	the potential of FermaVir’s development programs and the potential market opportunities of those programs;

•	the risks and rewards of the development of anti-viral products;

•	the potential to accelerate the development of FermaVir’s drug development programs;

•	synergies associated with combining the skills and capabilities of the two companies;

•	the reputations and past success of the scientific co-founders of FermaVir;

•	the combined company being appropriately capitalized to further develop the acquired drug development programs; and

•	an assessment of other merger and acquisition opportunities available to Inhibitex.

Factors Considered by, and Recommendation of, the FermaVir Board of Directors (see page I-53)

The FermaVir Board of Directors approved the merger based on a number of factors, including the following:

•	the combined company being appropriately capitalized to further develop FermaVir’s drug development programs and acquire other drug development programs;

•	the potential to accelerate the development of FermaVir’s drug development programs;

•	synergies associated with combining the skills and capabilities of the two companies;

•	the experienced scientific team of Inhibitex

•	an assessment of other merger and acquisition opportunities; and

•	an assessment of other available financing opportunities

Opinion of Inhibitex’s Financial Advisor (see page I-48)

In connection with the merger, the Inhibitex Board of Directors received an opinion, dated April 9, 2007, from Lazard Frères & Co. LLC, Inhibitex’s financial advisor, as to the fairness, from a financial point of view and as of the date of such opinion, to Inhibitex of the exchange ratio provided for in the merger. The full text of Lazard’s opinion is attached to this Joint Proxy Statement — Prospectus as Annex B and is incorporated into this Joint Proxy Statement — Prospectus by reference. Holders of Inhibitex common stock are encouraged to read Lazard’s opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Lazard in connection with its opinion. Lazard’s opinion was addressed to the Inhibitex Board of Directors, was only one of many factors considered by the Inhibitex Board of Directors in its evaluation of the merger and only addresses the fairness of the exchange ratio from a financial point of view to Inhibitex. Lazard’s opinion does not address the merits of the underlying decision by Inhibitex to engage in the merger or related transactions or the relative merits of the merger or related transactions as compared to any other transaction or business strategy in which Inhibitex might engage and is not intended to, and does not, constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the merger or related transactions or any other transaction or business strategy in which Inhibitex might engage.

Recommendations to Stockholders

Recommendation of Inhibitex’s Board of Directors (see page I-47)

The Inhibitex Board of Directors believes that the terms of the merger are fair to Inhibitex stockholders and in their best interests and recommends that Inhibitex stockholders vote FOR issuance of the shares pursuant to the merger agreement, FOR the approval of Inhibitex’s Amended and Restated 2004 Stock Incentive Plan, FOR adjournment of the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the issuance of shares pursuant to the merger agreement, FOR the re-election of three current Inhibitex directors and FOR ratification of Ernst & Young as the independent registered public accounting firm of Inhibitex.

Recommendation of FermaVir’s Board of Directors (see page I-53)

The FermaVir Board of Directors believes that the merger is fair to FermaVir stockholders and in their best interest and recommends that FermaVir stockholders vote FOR the adoption and approval of the merger agreement and FOR adjournment of the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of adoption and approval of the merger agreement.

Directors and Management of Inhibitex Following the Merger (Page I-70)

Gabriele M. Cerrone, Chairman of the Board of Directors of FermaVir, and Chris McGuigan, a director of FermaVir will be appointed to the Board of Directors of Inhibitex following consummation of the merger. In addition, Geoffrey W. Henson, chief executive officer of FermaVir will be appointed Vice President, Drug Development of Inhibitex upon consummation of the merger. Otherwise, the composition of the Board of Directors of Inhibitex will continue unchanged by the merger. Inhibitex’s executive officers will not change as a result of the merger.

Consideration to FermaVir Stockholders

Each holder of FermaVir common stock will receive 0.55 of a share of Inhibitex common stock for each share of FermaVir common stock held at the time of the merger, which we refer to as the exchange ratio.

Comparative Per-Share Market Price and Dividend Information (see page I-57)

Inhibitex common stock is currently listed on the Nasdaq Global Market. FermaVir common stock is currently quoted on the Over-the-Counter Bulletin Board. On April 9, 2007, the last full trading day before Inhibitex and FermaVir issued press releases announcing the merger agreement, the closing price of Inhibitex common stock as reported on the Nasdaq Global Market was $1.66 per share, and the closing price of FermaVir common stock as reported on the Over-the-Counter Bulletin Board was $1.60 per share. The closing price of Inhibitex common stock as reported on the Nasdaq Global Market on June 1, 2007 was $1.40, and the closing price of FermaVir common stock as reported on the Over-the-Counter Bulletin Board on June 1, 2007 was $1.26. Applying the exchange ratios based on the Inhibitex closing price as of April 9, 2007, the pro forma equivalent value of a FermaVir share would have been $0.913 per share. Applying the anticipated exchange ratios based on the Inhibitex closing price as of June 1, 2007, the pro forma equivalent value of a FermaVir share would have been $0.77 per share. The pro forma equivalent value was determined by multiplying 0.55 by the closing price of Inhibitex common stock on either April 9, 2007 or June 1, 2007.

Based on the closing price of the Inhibitex common stock on April 9, 2007 of $1.66 per share, the implied value of the total consideration to be paid to FermaVir’s stockholders was approximately $19,039,000, excluding the value of outstanding FermaVir warrants and options assumed by Inhibitex. That value as of June 1, 2007, based on the closing price of Inhibitex common stock on that date of $1.40 per share, was $16,056,988. See “Comparative Per Share Market Price Information” on page I-57.

Listing of Inhibitex Common Stock

The shares of Inhibitex common stock to be issued in the merger will be listed on the Nasdaq Global Market under the symbol “INHX”.

Ownership of Inhibitex After the Merger

The parties currently estimate that Inhibitex will issue approximately 11,469,000 shares of Inhibitex common stock to FermaVir stockholders at the effective time of the merger. For a more detailed discussion of the exchange ratios, see “— The Merger — The Merger Agreement — Merger Consideration” on page I-69. Inhibitex stockholders will continue to own their existing shares after the merger. Inhibitex common stock is currently listed on the Nasdaq Global Market under the symbol “INHX.”

Based solely upon the outstanding shares of Inhibitex common stock on May 31, 2007 and FermaVir’s outstanding shares of common stock on June 1, 2007, immediately following the completion of the merger, FermaVir stockholders will own approximately 27% of the combined company’s outstanding common stock. Based upon the fully-diluted outstanding shares of Inhibitex and FermaVir on May 31, 2007, immediately following the completion of the merger, FermaVir security holders would own approximately 32% of the combined company’s outstanding common stock. This number assumes the exercise for cash of all FermaVir warrants and stock options that are assumed by Inhibitex at the closing of the merger (excluding any warrants related to the Trilogy matter), and the exercise for cash of all outstanding Inhibitex stock options.

Vote Necessary to Approve Inhibitex and FermaVir Proposals (see page II-2)

For Inhibitex stockholders:  Approval of all matters other than the election of directors requires the vote of a majority of the votes cast. The three nominees for director receiving the highest number of affirmative votes will be elected as directors.

For FermaVir stockholders:  Adoption and approval of the merger agreement require the vote of a majority of the outstanding shares of FermaVir common stock voting as a single class. Approval of the adjournment of the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement requires the vote of a majority of the votes cast.

Voting Agreements (see page I-81)

All executive officers and directors of Inhibitex, together with their affiliates, own as a group approximately 32% of the shares of Inhibitex common stock entitled to vote at the Inhibitex annual meeting. A vote of a majority of the total votes cast is required to approve the issuance of shares pursuant to the merger agreement and Inhibitex’s Amended and Restated 2004 Stock Incentive Plan.

The following executive officers, directors, and greater than 5% stockholders of Inhibitex have entered into voting agreements with FermaVir: M. James Barrett, Michael A. Henos, Russell H. Plumb, Joseph M. Patti, Samuel Michini, William D. Johnston, Carl E. Brooks, Louis W. Sullivan, Robert A. Hamm, Marc L. Preminger, A. Keith Willard, Russell Medford, funds affiliated with New Enterprise Associates and funds affiliated with Alliance Technology Ventures. Under the voting agreements, each of these executive officers, directors and stockholders has agreed to vote his, her or its shares of Inhibitex common stock:

•	in favor of the issuance of shares of Inhibitex common stock pursuant to the merger agreement and approval of Inhibitex’s Amended and Restated 2004 Stock Incentive Plan and in favor of any action in furtherance of the foregoing,

•	against any action or agreement that would result in the breach of any representation, warranty, covenant or obligation of Inhibitex in the merger agreement; and

•	against certain specified actions and any other action which could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the merger or any of the other transactions contemplated by the merger agreement or the voting agreement.

Holders of an aggregate of approximately 34% of the Inhibitex common stock entitled to vote at the Inhibitex annual meeting have signed these voting agreements.

All executive officers and directors of FermaVir, together with their affiliates, own as a group approximately 23% of the shares of FermaVir common stock entitled to vote at the FermaVir special meeting. A vote of a majority of the outstanding shares of FermaVir common stock is required to adopt the merger agreement.

The following executive officers, directors and greater than 5% stockholders of FermaVir have entered into voting agreements with Inhibitex: Geoffrey W. Henson, Richard Whitley, Erik De Clercq, Frederick Larcombe, John Brancaccio, Chris McGuigan, Gabriele Cerrone, Panetta Partners, Ltd. and Early Bird Bioinvestments, Ltd. Under the voting agreements, each of these executive officers, directors and stockholders has agreed to vote his, her or its shares of FermaVir common stock:

•	in favor of the merger, the execution and delivery by FermaVir of the merger agreement and the adoption and approval of the merger agreement and in favor of any action in furtherance of the foregoing,

•	against any action or agreement that would result in the breach of any representation, warranty, covenant or obligation of FermaVir in the merger agreement; and

•	against certain specified actions and any other action which could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the merger or any of the other transactions contemplated by the merger agreement or the voting agreement.

Holders of an aggregate of approximately 32% of the FermaVir common stock entitled to vote at the FermaVir special meeting have signed these voting agreements.

New Directors Following the Merger (see page I-70)

Upon completion of the merger, the Board of Directors of Inhibitex will consist of twelve members, including the ten current Inhibitex directors plus two appointees of FermaVir, one of whom shall be appointed to serve as a Class II director, whose term expires at Inhibitex’s 2009 annual meeting of stockholders and the other of whom shall be appointed to serve as a Class III director, whose term expires at Inhibitex’s 2010 annual meeting of stockholders. Gabriele M. Cerrone, who is currently Chairman of the Board of FermaVir, and Chris McGuigan, Ph.D., who is currently a director of FermaVir, have been selected as the nominees of FermaVir for this purpose. Mr. Cerrone will serve as a Class II director, and Dr. McGuigan will serve as a Class III director.

Interest of Certain Executive Officers and Directors of FermaVir in the Merger (see page I-68)

When you consider the recommendation of the FermaVir Board of Directors that the FermaVir stockholders adopt the merger agreement, you should be aware that certain executive officers and directors of FermaVir identified in “The Merger Transaction — Interests of Certain Persons in the Merger — Interests of FermaVir’s Executive Officers and Directors in the Merger,” may have interests in the merger that may be different from, or in addition to, the interests of FermaVir stockholders. The FermaVir executive officers and directors who own shares, stock options or warrants of FermaVir will also receive the same consideration in the merger. As noted above, two current directors of FermaVir will be appointed directors of Inhibitex upon the closing of the merger. One executive officer of FermaVir also will receive severance payments following the merger if his employment is involuntarily terminated following the merger. One executive officer of FermaVir will be employed by Inhibitex following the merger. In addition, a number of unvested options granted to FermaVir Board members immediately vested upon execution of the merger agreement. Further, Inhibitex has agreed to provide indemnification for a period of six years following the merger and maintenance of directors’ and officers’ liability insurance for the benefit of officers and directors of FermaVir prior to the merger for a period of three years following the merger. Each of these interests is described starting on page I-68.

Treatment of FermaVir Stock Options and Warrants (see page I-69)

Inhibitex will assume all stock options exercisable for FermaVir common stock and warrants to purchase FermaVir common stock that are outstanding at the effective time of the merger. FermaVir’s outstanding stock options and warrants will be converted into Inhibitex stock options and warrants, respectively, which will be exercisable for, upon their timely exercise, the number of shares of Inhibitex common stock that the holder thereof would have received if such holder had exercised such warrants or options for shares of FermaVir common stock prior to the merger. The exercise price of the assumed FermaVir stock options and warrants will be adjusted to give effect to the exchange ratio of 0.55.

Accounting Treatment

The merger will be accounted for under U.S. generally accepted accounting principles, or U.S. GAAP, whereby the assets and liabilities of FermaVir will be recorded, as of the completion of the merger, based on their relative fair values and added to those of Inhibitex. As FermaVir is a development stage enterprise, the acquisition is not considered to be a business combination, and the allocation of the preliminary purchase price does not result in goodwill. The financial condition and results of operations of Inhibitex reported after completion of the merger will reflect FermaVir’s balances and results after completion of the merger, but will not be restated retroactively to reflect the historical financial position or results of operations of FermaVir. Following the completion of the merger, the net income (loss) of the combined company will reflect purchase price adjustments, which may include adjustments to in-process research and development assets. The balance sheet of the combined company will also reflect purchase accounting adjustments.

Conditions to the Completion of the Merger (see page I-77)

The completion of the merger depends upon the satisfaction or waiver of a number of conditions, including the following:

•	Inhibitex’s registration statement on Form S-4, which includes this Joint Proxy Statement — Prospectus, being declared effective and not subject to any stop order by the SEC;

•	approval of the issuance of Inhibitex common stock pursuant to the merger agreement by the Inhibitex stockholders;

•	adoption and approval of the merger agreement by the FermaVir stockholders;

•	absence of all legal prohibition on completion of the merger;

•	the Inhibitex common stock to be issued in the merger shall have been approved for listing on the Nasdaq Global Market; and

•	Inhibitex’s and FermaVir’s receipt of opinions from their respective counsel that the merger will qualify as a tax-free reorganization.

In addition, Inhibitex’s obligation to complete the merger is subject to, among other things, the following conditions:

•	accuracy as of closing of the representations and warranties made by FermaVir to the extent specified in the merger agreement;

•	performance by FermaVir of the agreements and covenants required to be performed by it at or prior to closing to the extent specified in the merger agreement;

•	no occurrence of events or circumstances that has or would reasonably be expected to have a material adverse effect on FermaVir;

•	Inhibitex shall have entered into an employment agreement with Geoffrey W. Henson; and

•	appraisal rights shall not have been exercised by stockholders holding in the aggregate more than five percent (5%) of the outstanding common stock of FermaVir.

In addition, FermaVir’s obligation to complete the merger is subject to, among other things, the following conditions:

•	accuracy as of closing of the representations and warranties made by Inhibitex to the extent specified in the merger agreement;

•	performance by Inhibitex of the agreements and covenants required to be performed by it at or prior to closing to the extent specified in the merger agreement; and

•	no occurrence of events or circumstances that has or would reasonably be expected to have a material adverse effect on Inhibitex.

The parties do not anticipate that any material conditions to the merger will be waived by either party. However, if a material condition is waived, the parties may, depending on the specific condition being waived, delay the stockholder votes and circulate revised proxy materials in order to give stockholders the opportunity to consider the effect of the condition being waived.

Regulatory Approvals (see page I-57)

Neither Inhibitex nor FermaVir is aware of any government regulatory approval required to be obtained with respect to the consummation of the merger, except for the filing of articles of merger with the office of the Secretary of State of the State of Florida, the filing of a certificate of merger with the office of the Secretary of State of the State of Delaware, the filing with the Securities and Exchange Commission of the Registration Statement on Form S-4 to register the shares of Inhibitex common stock being issued in the merger and of this Joint Proxy Statement — Prospectus which constitutes a part thereof, and compliance with all applicable state securities laws regarding the offering and issuance of the merger shares.

Termination of the Merger Agreement (see page I-79)

The merger agreement may be terminated by mutual written consent of Inhibitex and FermaVir by action of their respective boards of directors. In addition, the merger agreement may be terminated by either Inhibitex or FermaVir if:

(1) subject to certain exceptions set forth in the merger agreement, the merger has not been completed by October 31, 2007;

(2) there is a permanent, nonappealable legal prohibition to closing the merger; or

(3) Inhibitex or FermaVir stockholders fail to approve the issuance of shares of Inhibitex common stock or adopt the merger agreement, respectively, at a duly held meeting, provided that the party terminating may not be a party whose conduct was responsible for the failure to receive such vote.

The merger agreement may be terminated by Inhibitex if:

(1) FermaVir’s Board of Directors shall have withdrawn or adversely modified or changed, its recommendation that FermaVir stockholders vote in favor of the merger and the merger agreement; shall have approved or recommended to the FermaVir stockholders an “acquisition proposal”, as defined in the merger agreement, other than that contemplated by the merger agreement or entered into, or resolved to enter into, any agreement with respect to such an acquisition proposal; or after an acquisition proposal has been made, FermaVir’s Board of Directors shall have approved or recommended to FermaVir’s stockholders, taken no position with respect to, failed to promptly take a position with respect to or failed to promptly recommend against acceptance of, such acquisition proposal; or

(2) Inhibitex is not in material breach of its obligations under the merger agreement, and there has been a breach by FermaVir of its representations and warranties in the merger agreement, or there has been a breach by FermaVir of its covenants or agreements contained in the merger agreement, which breach of representations or covenants would cause the failure of a condition to the closing of the merger and which is not cured or curable within ten days of written notice to FermaVir of such breach.

The merger agreement may be terminated by FermaVir if:

(1) Inhibitex’s Board of Directors shall have failed to make, or shall have withdrawn or adversely modified or changed, its recommendation that the stockholders of Inhibitex vote in favor of the issuance of shares of Inhibitex common stock in the merger; or

(2) FermaVir is not in material breach of its obligations under the merger agreement, and Inhibitex or Frost Acquisition Corp. has breached its representations and warranties in the merger agreement, or Inhibitex or Frost Acquisition Corp. has breached its covenants or agreements contained in the merger agreement, which breach of representations or covenants would cause the failure of a condition to the closing of the merger and which is not cured or curable within ten days of written notice to Inhibitex of such breach.

Termination Fee; Expenses (see page I-80)

FermaVir must pay Inhibitex a termination fee of $900,000 in cash plus Inhibitex’s expenses if the merger agreement is terminated by Inhibitex as described above for a reason relating to the action or inaction of FermaVir’s Board of Directors failing to make, or having withdrawn or adversely modified or changed, its recommendation required under the merger agreement, approving or recommending an acquisition proposal or failing to affirm its recommendation upon receipt of an acquisition proposal.

Inhibitex must pay FermaVir a termination fee of $900,000 in cash plus FermaVir’s expenses if the merger agreement is terminated as a result of the Inhibitex Board of Directors failing to make, or having withdrawn or adversely modified or changed, its recommendation that the stockholders of Inhibitex vote in favor of the issuance of shares of Inhibitex common stock in the merger.

Subject to certain exceptions, if the merger agreement is terminated as a result of a breach of a representation or warranty or covenant or agreement, the breaching party must pay the expenses of the terminating party.

Bridge Loan (see page I-84)

Concurrent with the execution of the merger agreement, FermaVir entered into a Note Purchase Agreement with Inhibitex pursuant to which to Inhibitex agreed to loan FermaVir up to $1.5 million of 12% senior secured promissory notes. On April 17, 2007, Inhibitex loaned FermaVir $750,000 of the amount and has agreed to loan $500,000 on July 9, 2007 and $250,000 on August 9, 2007. The indebtedness is secured by a first priority lien on all of the assets of FermaVir and its subsidiaries. The amounts due under the notes are payable on the earliest of December 31, 2007, or the end of specified periods of time following termination of the merger agreement for certain reasons and consummation of an acquisition proposal other than the merger.

Amended and Restated 2004 Stock Incentive Plan

In connection with the merger, Inhibitex stockholders are being asked to approve the Amended and Restated 2004 Stock Incentive Plan, which, among other things, will increase the number of shares authorized for awards under the plan by 2.8 million, to provide appropriate long-term incentives to support the future growth and development of the combined companies.

Other Business to be Conducted at the Inhibitex Annual Meeting

As this will be the annual meeting of Inhibitex stockholders, Inhibitex stockholders will also be asked to re-elect three current Inhibitex directors, ratify the appointment of Ernst & Young LLP as Inhibitex’s independent registered public accounting firm and conduct other business if properly presented.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

How the Financial Statements Were Prepared

Inhibitex is providing the following information to aid you in your analysis of the financial aspects of the merger. The selected and historical financial data should be read in conjunction with:

•	Inhibitex’s financial statements and related notes and Inhibitex’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained in Inhibitex’s 2006 Annual Report on Form 10-K included as Annex E and Inhibitex’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 included as Annex F hereto; and

•	FermaVir’s consolidated financial statements and related notes and FermaVir’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in FermaVir’s 2006 Annual Report on Form 10-KSB/A included as Annex G and Fermavir’s Quarterly Report on Form 10-QSB/A for the quarter ended January 31, 2007 included as Annex H hereto.

This information is only a summary and you should read it together with Inhibitex’s historical financial statements and related notes included elsewhere in this Joint Proxy Statement — Prospectus. See “Chapter Eight — Additional Information for Stockholders.”

Accounting Treatment

The unaudited pro forma condensed combined consolidated statements of operations and unaudited pro forma condensed combined consolidated balance sheets were prepared by combining the historical amounts of each company and the addition of pro forma adjustments related to accounting for the merger. The companies may have performed differently had they been combined in the past. You should not rely on the unaudited pro forma condensed combined consolidated financial information as being indicative of the historical results that Inhibitex would have had or the future results that Inhibitex will experience after the merger. See “Unaudited Pro Forma Condensed Combined Consolidated Financial Statements” on page I-60.

Merger-Related Expenses

Inhibitex estimates that merger-related fees and expenses, consisting primarily of SEC filing fees, fees and expenses of investment bankers, attorneys, accountants, financial printing, and other related charges, will be approximately $1.5 million for the merger. See “Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Information” on page I-65.

Periods Covered

The unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2007 gives effect to Inhibitex’s acquisition of FermaVir as if the transaction had occurred on that date. The unaudited pro forma condensed combined consolidated balance sheet is based on the historical balance sheets of Inhibitex and FermaVir as of March 31, 2007 and January 31, 2007, respectively, in addition to the pro forma adjustments related to accounting for the acquisition. The unaudited pro forma condensed combined consolidated statements of operations for the three months ended March 31, 2007 and for the year ended December 31, 2006 give effect to Inhibitex’s merger with FermaVir as if it had occurred on January 1, 2006.

Selected Historical Financial Data of Inhibitex

The statement of operations data for the years ended December 31, 2004, 2005 and 2006 and the balance sheet data as of December 31, 2005 and 2006 have been derived from Inhibitex’s audited financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2006 included as Annex E to this joint proxy statement-prospectus. The statement of operations data for the years ended December 31, 2002 and 2003 and the balance sheet data as of December 31, 2002, 2003 and 2004 are derived from audited financial statements not included or incorporated by reference in this joint proxy statement-prospectus. The statement of operations data for the three months ended March 31, 2006 and 2007 and the period from inception through March 31, 2007 and the balance sheet data as of March 31, 2007 have been derived from unaudited financial statements contained in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 included as Annex F to this joint proxy statement-prospectus.

								Period from
								Inception
						Three Months Ended		(May 13,
	Years Ended December 31,					March 31,		1994) through
	2002	2003	2004	2005	2006	2006	2007	March 31, 2007
						(Unaudited)		(Unaudited)
	(In thousands, except per share data)

Statement of Operations Data:
Total revenues	$900	$1,096	$650	$936	$846	$328	$669	$6,263
Research and development expenses	15,615	19,071	22,795	34,461	23,417	7,427	1,567	134,779
General and administrative expenses	3,328	4,677	4,299	7,408	12,758	2,766	1,306	38,130

Total operating expenses	18,943	23,748	27,094	41,869	36,175	10,193	2,873	172,909

Loss from operations	(18,043)	(22,652)	(26,444)	(40,933)	(35,329)	(9,865)	(2,204)	(166,646)
Interest and other income	430	319	532	2,358	4,184	883	2,666	10,815

Net (loss) income	(17,613)	(22,333)	(25,912)	(38,575)	(31,145)	(8,982)	462	(155,831)
Dividends and accretion to redemption value of redeemable preferred stock	(5,626)	(6,201)	(2,823)	—	—	—	—	(16,382)
Net (loss) income attributable to common stockholders	$(23,239)	$(28,534)	$(28,735)	$(38,575)	$(31,145)	$(8,982)	$462	$(172,213)

Basic net (loss) income per share	$(47.83)	$(54.19)	$(2.52)	$(1.43)	$(1.03)	$(0.30)	$0.02

Diluted net (loss) income per share	$(47.83)	$(54.19)	$(2.52)	$(1.43)	$(1.03)	$(0.30)	$0.01

Weighted average shares outstanding used to compute basic net (loss) income per share (in thousands)	486	527	11,416	26,987	30,260	30,233	30,506

Weighted average shares outstanding used to compute diluted net (loss) income per share (in thousands)	486	527	11,416	26,987	30,260	30,233	31,062

	As of December 31,					As of March 31,
	2002	2003	2004	2005	2006	2006	2007
						(Unaudited)
	(In thousands)

Selected Consolidated Balance Sheet Data:
Cash and cash equivalents	$28,658	$26,649	$71,581	$33,843	$19,682	$33,722	$18,503
Short-term investments	1,000	1,499	15,624	53,288	41,676	43,447	41,059
Working capital	25,838	23,529	79,560	78,364	52,678	69,469	53,937
Total assets	31,942	30,662	91,239	97,268	66,224	86,851	66,582
Long-term debt and capital leases, less current portion	459	1,795	807	3,105	1,455	2,684	1,577
Redeemable convertible preferred stock and warrants	70,934	95,608	—	—	—	—	—
Deficit accumulated during the development stage	(45,686)	(74,220)	(102,955)	(141,531)	(172,676)	(150,512)	(172,213)
Total stockholders’ (deficit) equity	(44,886)	(73,226)	80,546	81,453	53,077	72,791	54,020

Selected Historical Financial Data of FermaVir

The statement of operations data for the years ended April 30, 2005 and 2006 and the balance sheet data as of April 30, 2005 and 2006 have been derived from FermaVir’s audited financial statements contained in the Annual Report on Form 10-KSB/A for the year ended April 30, 2006 included as Annex G to this joint proxy statement-prospectus, and have been audited by J.H. Cohn LLP, independent registered public accounting firm. The statement of operations data for the nine months ended January 31, 2006 and 2007 and the period from inception through January 31, 2007 and the balance sheet data as of January 31, 2007 have been derived from unaudited financial statements contained in the Quarterly Report on Form 10-QSB/A for the nine months ended January 31, 2007 included as Annex H to this joint proxy statement-prospectus.

					Period from
					Inception
			Nine Months Ended		(November 15, 2002)
	Years Ended April 30,		January 31,		through January 31,
	2005	2006	2006	2007	2007
			(Unaudited)		(Unaudited)
	(In thousands, except per share data)

Statement of Operations Data:
Total revenues	$—	$—	$—	$—	$—
Research and development expenses	—	884	555	590	1,474
Charge for acquired in process research and development		2,714	2,695		2,714
General and administrative expenses	24	1,820	1,553	2,819	4,663

Total operating expenses	24	5,418	4,803	3,409	8,851

Loss from operations	(24)	(5,418)	(4,803)	(3,409)	(8,851)
Interest expense and other income	—	(140)	(142)	(1,884)	(2,023)
Net loss	(24)	(5,558)	(4,945)	(5,293)	(10,874)
Net loss attributable to common stockholders	$(24)	$(5,558)	$(4,945)	$(5,293)	$(10,874)

Basic and diluted net loss per share attributable to common stockholders	$—	$(0.16)	$(0.12)	$(0.29)

Weighted average shares outstanding (in thousands)	79,380	35,589	41,405	18,116

			As of
	As of April 30,		January 31,
	2005	2006	2007
			(Unaudited)
	(In thousands)

Selected Consolidated Balance Sheet Data:
Cash and cash equivalents	0	$127	$504
Working (deficit) capital	(10)	(257)	393
Total assets	0	211	654
Long-term obligations, less current portion	0	12	17
Deficit accumulated during the development stage	(24)	(5,582)	(10,874)
Total stockholders’ (deficiency) equity	(10)	(203)	435

Selected Unaudited Pro Forma Condensed Combined Consolidated Financial Data of Inhibitex and FermaVir

The following selected unaudited pro forma condensed combined consolidated financial data have been derived from and should be read with the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements and related notes on pages I-60 through I-67. This information is based on the historical consolidated balance sheets and related historical consolidated statements of operations of Inhibitex and FermaVir giving effect to the proposed merger. The proposed merger will be accounted as an acquisition of assets and is presented below as if the merger had been completed on January 1, 2006 (the first day of Inhibitex’s fiscal year) for income statement purposes, and on March 31, 2007 for balance sheet purposes. The unaudited pro forma condensed combined consolidated financial data is based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for the purposes of developing such pro forma information. This information is for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on the selected unaudited pro forma condensed combined consolidated financial data as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.

		For the
	For the	Three Months
	Year Ended	Ended
	December 31,	March 31,
	2006(1)	2007(2)
	(In thousands)

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations Data:
Total revenue	$846	$669
Research and development expenses	24,332	1,854
General and administrative expenses	14,887	3,600

Total operating expenses	39,219	5,454

Loss from operations	(38,373)	(4,785)
Interest and other income	3,799	1,021

Net loss	(34,574)	(3,764)

Basic and diluted net loss per share	$(0.83)	$(0.09)

(1)	Amounts for FermaVir were derived from the adjusted annual reporting period of November 1, 2005 to October 31, 2006 to conform with Inhibitex’s presented reporting period due to different fiscal period ends.

(2)	Amounts for FermaVir were derived from the quarterly reporting period of November 1, 2006 to January 31, 2007 to conform with Inhibitex’s presented reporting period due to different fiscal period ends.

As of
March 31,
2007(1)
(In thousands)
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet Data:
Cash, cash equivalents and short-term investments	$60,066
Working capital	52,841
Total assets	66,981
Long-term obligations, less current portion	3,194
Stockholders’ equity	52,965

(1)	Amounts for FermaVir were derived from the balances as reported as of January 31, 2007 to conform with Inhibitex’s presented balances due to different fiscal period ends.

Comparative Historical and Unaudited Pro Forma Per Share Data

Inhibitex is providing the following comparative per share information to aid you in your analysis of the financial aspects of the merger. You should read this information in conjunction with the historical consolidated financial statements and pro forma condensed combined consolidated financial statements of Inhibitex and FermaVir and the related notes that are included and incorporated elsewhere in this Joint Proxy Statement — Prospectus. The transaction will be accounted for in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets.” The pro forma per share data are not necessarily indicative of the results that would have occurred, your financial interest in such results, or the future results that will occur after the merger. Inhibitex’s last fiscal year ended on December 31, 2006 and FermaVir’s last fiscal year for which audited financial statements are currently available ended on April 30, 2006.

The historical book value per share is computed by dividing total stockholders’ equity by the number of common shares outstanding at the end of the period. The pro forma net loss per share is computed by dividing the pro forma net loss by the pro forma weighted average number of shares outstanding. The pro forma combined book value per share is computed by dividing total pro forma stockholders’ equity by the pro forma number of common shares outstanding at the end of the period. FermaVir equivalent pro forma per share amounts are derived from the pro forma combined Inhibitex net loss per common share and the pro forma combined Inhibitex book value per share multiplied by the assumed common stock exchange ratio of 0.55.

	Year Ended	Three Months Ended
	December 31, 2006	March 31, 2007

Inhibitex net income (loss) and historical per share data:
Net Income (loss) (in thousands)	$(31,145)	$462
Basic(2)	$(1.03)	$0.02
Diluted(3)	$(1.03)	$0.01
Book value(4)	$1.75	$1.77
FermaVir net loss and historical per share data:(1)
Net (Loss) (in thousands)	$(3,429)	$(4,226)
Basic(2)	$(0.18)	$(0.22)
Diluted(3)	$(0.18)	$(0.22)
Book value(4)	$(0.01)	$0.02
Pro forma — Combined Inhibitex per share:
Net (Loss) (in thousands)	$(34,574)	$(3,764)
Basic(5)	$(0.83)	$(0.09)
Diluted(5)	$(0.83)	$(0.09)
Book value(6)	$1.27	$1.26
FermaVir — equivalent pro forma per share:
Basic(7)	$(0.46)	$(0.05)
Diluted(7)	$(0.46)	$(0.05)
Book value(7)	$0.70	$0.69

(1)	Amounts for FermaVir are as of January 31, 2007 for the three month period and adjusted annual reporting period of November 1, 2005 to October 31, 2006, respectively. The amounts were used to conform with Inhibitex’s presented reporting period due to different fiscal period ends.

(2)	Based on weighted average number of shares of common stock outstanding for Inhibitex and FermaVir for such period, respectively.

(3)	Based on the weighted average number of shares of common stock outstanding plus the potential dilution that would occur if interests in securities (stock options and warrants) were exercised and converted into common stock of Inhibitex or FermaVir for such period.

(4)	Computed by dividing stockholders’ (deficit) equity by the number of shares of common stock at the end of such period.

(5)	Based on the pro forma combined net loss presented in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page I-60 of this Joint Proxy Statement — Prospectus.

(6)	Computed by dividing stockholders’ equity by the number of outstanding shares of Inhibitex common stock at the end of such period, adjusted to include the estimated number of shares of Inhibitex common stock to be issued in the merger.

(7)	Computed by multiplying the pro forma combined Inhibitex net loss per common share and the pro forma combined Inhibitex book value per share by the assumed common stock exchange ratio of 0.55.

Recent Share Prices

Inhibitex common stock began trading on the Nasdaq Global Market under the symbol “INHX” on June 4, 2004. FermaVir common stock began quotation on the Over-the-Counter Bulletin Board under the symbol “FMVR.OB” on August 23, 2005.

The following table sets forth the high and low prices per share of Inhibitex common stock as reported on the Nasdaq Global Market and the high and low bid prices per share of FermaVir common stock on the Over-the-Counter Bulletin Board on April 9, 2007, the last completed trading day prior to the announcement of the merger and on June 1, 2007, the last full trading day for which high and low sales prices were available as of the date of this Joint Proxy Statement- Prospectus. The table below also includes the equivalent high and low sales prices per share of FermaVir common stock on those dates. These equivalent high and low sales prices per share of FermaVir reflect the fluctuating value of Inhibitex common stock that FermaVir stockholders would receive in exchange for each share of FermaVir common stock if the merger had been completed on that date, applying the exchange ratio of 0.55 shares of Inhibitex common stock for each share of FermaVir common stock.

	Inhibitex		FermaVir		FermaVir Equivalent
	Common Stock		Common Stock		Price per Share
	High	Low	High	Low	High	Low

April 9, 2007	$1.66	$1.63	$1.65	$1.60	$0.913	$0.897
June 1, 2007	$1.41	$1.37	$1.26	$1.26	$0.776	$0.754

Because the market price of Inhibitex common stock is subject to fluctuation, the market value of the shares of Inhibitex common stock that holders of FermaVir common stock will receive in the merger may increase or decrease. FermaVir stockholders are urged to obtain a current market quotation for Inhibitex common stock.

RISK FACTORS

You should consider the following risk factors in determining how to vote at your stockholders’ meeting.

The following factors should be considered carefully by FermaVir stockholders in evaluating whether to adopt and approve the merger agreement and by Inhibitex stockholders in evaluating whether to approve the issuance of shares of Inhibitex common stock in the merger. These factors should be considered in conjunction with any other information included or incorporated by reference herein, including in conjunction with forward-looking statements made herein. See “Chapter Eight — Additional Information for Stockholders — Where You Can Find More Information” on page VIII-1.

Risks Relating to the Merger

Inhibitex may not realize all of the anticipated benefits of the FermaVir acquisition.

The success of the merger will depend, in part, on Inhibitex’s ability to realize the anticipated growth opportunities and strategic synergies from combining the businesses of Inhibitex and FermaVir. Inhibitex’s ability to realize these benefits, and the timing of this realization, depend upon a number of factors and future events, many of which Inhibitex and FermaVir, individually or collectively, cannot control. These factors and events include:

•	the results of future preclinical studies and clinical trials of FV-100 and the CMV program acquired;

•	the Food and Drug Administration, or FDA, agreeing to allow Inhibitex to continue the development of the acquired programs;

•	effectively consolidating research and development operations;

•	retaining and attracting key employees;

•	consolidating corporate and administrative functions;

•	effective business development efforts;

•	preserving Inhibitex’s and FermaVir’s research and development and other important relationships; and

•	minimizing the diversion of management’s attention from ongoing business concerns.

The exchange ratio is not adjustable based on the market price of Inhibitex common stock so the merger consideration at the closing may have a greater or lesser value than at the time the merger agreement was signed.

The parties to the merger agreement have set the exchange ratio for the FermaVir common stock and the exchange ratio is not adjustable. Any changes in the market price of Inhibitex common stock will not affect the number of shares holders of FermaVir common stock will be entitled to receive pursuant to the merger. Therefore, if the market price of Inhibitex common stock declines from the market price on the date of the merger agreement prior to the consummation of the merger, FermaVir stockholders could receive merger consideration with considerably less value. Similarly, if the market price of Inhibitex common stock increases from the market price on the date of the merger agreement prior to the consummation of the merger, FermaVir stockholders could receive merger consideration with considerably more value than their shares of FermaVir common stock and the Inhibitex stockholders immediately prior to the merger will not be compensated for the increased market value of the Inhibitex common stock. The merger agreement does not include a price-based termination right. Because the exchange ratio does not adjust as a result of changes in the value of Inhibitex common stock, for each one percentage point that the market value of Inhibitex common stock rises or declines, there is a corresponding one percentage point rise or decline, respectively, in the value of the total merger consideration issued to the FermaVir stockholders. For example, on April 9, 2007, the date of the execution of the merger agreement, the closing price of Inhibitex common stock, as reported on the NASDAQ Global Market, was $1.66 per share. Assuming that a total of 11.469 million shares of Inhibitex common stock are issued to FermaVir stockholders upon the closing of the merger at a per share value of $1.66 per share

(excluding the value of assumed stock options and warrants), the aggregate merger consideration to be issued to FermaVir stockholders in the merger would be approximately $19.0 million. If, however, the closing price of Inhibitex common stock on the date of closing of the merger had declined from $1.66 per share to, for example, $1.33 per share, a decline of 20%, the aggregate merger consideration to be issued to FermaVir stockholders in the merger would decrease approximately $3.8 million to approximately $15.3 million in total.

Inhibitex and FermaVir stockholders may not realize a benefit from the merger commensurate with the ownership dilution they will experience in connection with the merger.

If the combined company is unable to realize the strategic, operational and financial benefits currently anticipated from the merger, Inhibitex and FermaVir stockholders may experience substantial dilution of their ownership interests in their respective companies without receiving any commensurate benefit.

The merger is subject to conditions to closing that could result in the merger being delayed or not consummated, which could negatively impact Inhibitex’s or FermaVir’s stock price and future business and operations.

The merger is subject to conditions to closing as set forth in the merger agreement, including obtaining the requisite Inhibitex and FermaVir stockholder approvals. If any of the conditions to the merger are not satisfied or, where permissible, not waived, the merger will not be consummated. Failure to consummate the merger could negatively impact Inhibitex’s or FermaVir’s stock price, future business and operations, and financial condition. Any delay in the consummation of the merger or any uncertainty about the consummation of the merger may adversely affect the future businesses, growth, revenue and results of operations of either or both of the companies or the combined company.

Charges to earnings resulting from accounting for the acquisition might adversely affect the market value of Inhibitex common stock following the merger.

In accordance with U.S. GAAP, the merger will be accounted for as an acquisition of assets, which will result in charges to earnings that could have an adverse impact on the market value of Inhibitex common stock following completion of the merger. The total estimated purchase price will be allocated to FermaVir’s net tangible assets, identifiable intangible assets or in-process research and development assets based on their fair values as of the date of completion of the merger. Any excess of the purchase price over those fair values will be reallocated to the net tangible, intangible assets and in-process research and development assets. The combined company will expense in-process research and development on the day the merger consummates.

Inhibitex and FermaVir will incur substantial expenses whether or not the merger is completed.

Inhibitex and FermaVir will incur substantial expenses related to the merger whether or not the merger is completed. Inhibitex currently expects to incur approximately $1.2 million in transactional expenses and FermaVir currently expects to incur approximately $0.3 million in transactional expenses. Moreover, in the event the merger agreement is terminated, Inhibitex or FermaVir may, under certain circumstances, be required to pay the other a $900,000 termination fee and reimburse out-of-pocket expenses. Also, should the merger agreement be terminated due to a willful breach of the merger agreement by one of the parties, such party could owe significant damages to the other. See the section entitled “The Merger Agreement — Termination Fees; Expenses” on page I-80.

The pro forma financial statements are presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the merger

The pro forma financial statements contained in this Joint Proxy Statement — Prospectus are presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the merger for several reasons. For example, the pro forma financial statements have been derived from the historical financial statements of Inhibitex and FermaVir and certain adjustments and assumptions have been made regarding the combined company after giving effect to the merger. The information upon which these adjustments and assumptions have been made is preliminary, and such adjustments and assumptions are difficult to make with complete accuracy. Moreover, the pro forma financial statements do not reflect all costs that are expected to be incurred by the combined company in connection with the merger. For example, the impact of any incremental costs incurred in integrating the two companies is not reflected in the pro forma financial statements. As a result, the actual financial condition and results of operations of the combined company following the merger may not be consistent with, or evident from, these pro forma financial statements.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the merger. Any potential decline in the combined company’s financial condition or results of operations may cause significant variations in the stock price of the combined company. See the section entitled “Unaudited Pro Forma Condensed Combined Consolidated Financial Statements” beginning on page I-60.

If FermaVir’s former stockholders immediately sell Inhibitex’s common stock received in the merger, they could cause Inhibitex’s common stock price to decline.

The Inhibitex common stock to be issued in the merger will be registered under the federal securities laws. As a result, those shares will be immediately available for resale in the public market, except for shares of Inhibitex common stock that will be subject to additional transfer restrictions because those shares were issued to Fermavir’s former stockholders who were affiliates of FermaVir before the merger or who become affiliates of Inhibitex after the merger. The number of shares of Inhibitex common stock to be issued to FermaVir’s former stockholders in connection with the merger, and immediately available for resale, will equal approximately 27% of the number of outstanding shares of Inhibitex common stock. FermaVir’s former stockholders generally may sell the stock they receive immediately after the merger. If this occurs, or if other holders of Inhibitex stock sell significant amounts of Inhibitex common stock immediately after the merger is completed, the market price of Inhibitex common stock could decline. These sales may also make it more difficult for Inhibitex to sell equity securities in the future at a time and at a price that Inhibitex deems appropriate to raise funds through future offerings of common stock.

In addition, Inhibitex has agreed to register the shares of Inhibitex common stock acquired by certain affiliates of FermaVir and certain other investors and shares of Inhibitex common stock underlying warrants to purchase shares of FermaVir common stock being assumed by Inhibitex, in connection with the merger for resale under the Securities Act on a Registration Statement on Form S-3 to be filed by Inhibitex shortly following the effective time of the merger. The number of shares to be issued to these affiliates and investors will equal approximately 6% of outstanding Inhibitex common stock. If these affiliates or investors sell significant amounts of Inhibitex common stock immediately after the resale registration statement is effective, the market price for Inhibitex common stock could decline and it may make it more difficult for Inhibitex to sell equity securities at a time and at a price Inhibitex deems appropriate to raise funds through future offerings of common stock.

The merger agreement limits FermaVir’s ability to pursue alternative business combinations.

Certain “no shop” provisions included in the merger agreement make it difficult for FermaVir to sell its business to a party other than Inhibitex. These provisions include the general prohibition on FermaVir soliciting any acquisition proposal, a requirement that FermaVir pay a termination fee of $900,000 if the merger agreement is terminated in specified circumstances and a requirement that FermaVir reimburse Inhibitex’s fees and expenses if the merger agreement is terminated in specified circumstances. See “The Merger Agreement — Certain Covenants — Limitation on Soliciting, Discussing or Negotiating other Acquisition Proposals” beginning on page I-70 of this Joint Proxy Statement — Prospectus, “The Merger Agreement — Termination of the Merger Agreement” begnning on page I-79, and “The Merger Agreement — Termination Fees; Expenses” beginning on page I-80. These provisions might discourage a third party with an interest in acquiring all of or a significant part of FermaVir from considering or proposing an acquisition, including a proposal that might be more advantageous to the stockholders of FermaVir when compared to the terms and conditions of the merger described in this joint proxy statement — prospectus. Furthermore, the termination fee may result in a potential competing acquirer proposing to pay a lower per share price to acquire FermaVir than it might otherwise have proposed to pay to FermaVir stockholders. In addition, Inhibitex has purchased $750,000 in notes from FermaVir and is obligated to purchase up to an additional $750,000 in notes. The obligation to repay such notes could make the acquisition of FermaVir by a third party more difficult.

The merger may be completed even though Inhibitex or FermaVir suffers a material adverse effect on its business.

In general, either Inhibitex or FermaVir may refuse to complete the merger if the other party suffers a material adverse effect on its business between April 9, 2007, the date of the signing of the merger agreement, and the date the merger would otherwise close. However, the parties have agreed that the following changes or occurrences would be deemed to not constitute a material adverse effect:

•	any change relating to the economy or securities markets in general;

•	any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industry in which Inhibitex or FermaVir, as applicable, participates, so long as the effects of any of the foregoing do not disproportionately impact Inhibitex or FermaVir, as applicable;

•	the effect of any change in any applicable law or U.S. GAAP; or

•	any events or occurrences directly or indirectly related to the impact of the merger agreement (or the merger) or the announcement or performance of the merger agreement (or the merger) or the transactions contemplated by the merger agreement (or the merger).

In addition, either Inhibitex or FermaVir could waive the closing condition related to the occurrence of a material adverse effect on the other party and the merger would be completed even if a material adverse effect had occurred.

FermaVir’s directors and executive officers have interests that are in addition to those of other stockholders, which may influence them to support the merger.

The directors and executive officers of FermaVir have interests in the merger that are in addition to yours. Inhibitex intends to enter into an employment agreement with Geoffrey W. Henson, Ph.D., who is the chief executive officer and a director of FermaVir. In addition, the vesting of stock options held by certain directors of FermaVir were accelerated upon the execution of the merger agreement.

As a result of the merger, an aggregate of 4,877,667 shares of FermaVir common stock that are beneficially owned by officers and directors of FermaVir, or their affiliates, will be exchanged for shares of Inhibitex common stock. In addition, Inhibitex will be assuming options to buy 1,312,667 shares of FermaVir common stock and warrants to purchase 1,659,833 shares of FermaVir common stock in the merger that are beneficially owned by officers and directors of FermaVir. In addition, two members of the Board of Directors of FermaVir will be appointed to the Board of Directors of Inhibitex upon consummation of the merger. As a result, you should consider whether these directors and executive officers could be more likely to support approval of the merger than if they did not hold these interests.

FermaVir faces risks related to the proposed merger.

If the merger is successfully completed, holders of FermaVir common stock will become holders of Inhibitex common stock. Inhibitex’s results of operations, as well as the price of Inhibitex’s common stock, may be affected by factors different than those affecting FermaVir’s results of operations and the price of its common stock before the merger.

While the merger agreement is in effect, FermaVir is prohibited from soliciting or encouraging an “acquisition proposal” as that term is defined in the merger agreement. Consequently, it would be difficult for FermaVir to obtain a higher price for its common stock.

If FermaVir’s proposed merger with Inhibitex is not consummated, FermaVir’s stock price, business and operations could be harmed.

The obligations of Inhibitex and FermaVir to effect the merger are subject to a number of conditions, including approval by the FermaVir and Inhibitex stockholders, and the merger may not occur. If the merger is not consummated for any reason, FermaVir may be subject to a number of material risks, including the following:

•	FermaVir may be required, under certain circumstances, to pay Inhibitex a termination fee of $900,000, plus out-of-pocket expenses associated with the merger;

•	The price of FermaVir common stock may decline, to the extent that the relevant current market price reflects a market assumption that the merger will be completed;

•	The costs related to the merger must be paid even if the merger is not completed;

•	FermaVir would be required to repay up to $1,500,000 in principal amount of 12% Senior Secured Promissory Notes to Inhibitex; and

•	Since the indebtedness represented by such notes is secured, failure to repay the indebtedness could result in the loss of FermaVir’s intellectual property.

If the merger is not consummated, FermaVir will not have sufficient working capital to meet its operating, investing and financing requirements for the next twelve months, and FermaVir will need to reevaluate its current plans and business operations and substantially reduce its operating expenses, raise additional capital or take other actions in order to continue as an independent company.

In addition, current and prospective FermaVir employees may experience uncertainty about their future roles with the combined company until Inhibitex’s strategies with regard to the combined company are announced or executed. This may adversely affect current employees’ job performance and FermaVir’s ability to attract and retain key management and technical personnel.

RISKS RELATING TO INHIBITEX AND FERMAVIR AS A COMBINED COMPANY

Risks Related to the Business of Inhibitex and the Combined Entity

If Inhibitex and FermaVir close the merger transaction or Inhibitex otherwise succeeds in implementing its strategy of pursuing other preclinical and clinical antiviral development opportunities or programs through in-licensing, acquisition or merger, it may encounter difficulties managing its operations.

Inhibitex plans to obtain antiviral development programs that are based on chemical compounds, or small molecules. Historically, it has been focused on the development and commercialization of antibody-based product candidates, which are made from biologic materials and are generally considered to be large molecules. Therefore, it has limited experience in the discovery, development and manufacturing of antiviral small molecule compounds. In order to successfully manage this shift in operational focus, Inhibitex will need to expand and supplement its research and clinical development, regulatory, and manufacturing functions through the addition of key employees, consultants or third-party contractors to provide certain skill sets including virology, medicinal chemistry drug formulation and pharmacology. Inhibitex cannot assure you that it can attract or retain such qualified employees, consultants or third-party contractors that have appropriate antiviral small molecule drug development experience. In the event it cannot successfully manage these changes, if they occur, there may be an adverse impact on its business.

Inhibitex’s business and stock price may be adversely affected if the acquisition of FermaVir is not completed.

Inhibitex’s acquisition of FermaVir is subject to several customary conditions, including the effectiveness of this registration statement and the approvals of the transaction by the stockholders of FermaVir and Inhibitex.

If Inhibitex’s acquisition of FermaVir is not completed, Inhibitex could be subject to a number of risks that may adversely affect Inhibitex’s business and stock price, including:

•	the diversion of Inhibitex’s management’s attention from its day-to-day business as a result of efforts relating to the acquisition;

•	the current market price of shares of Inhibitex’s common stock reflects a market assumption that the acquisition will be completed;

•	under certain circumstances, Inhibitex could be required to pay FermaVir a $900,000 termination fee;

•	Inhibitex must pay costs related to the merger; and

•	Inhibitex would not realize the benefits it expects from acquiring FermaVir.

If Inhibitex is unable to retain or, in the future, attract key employees, advisors or consultants, it may be unable to successfully develop and commercialize its product candidates or otherwise manage its business effectively.

Inhibitex’s success depends in part on its ability to retain qualified management and personnel, directors and academic scientists and clinicians as advisors or consultants. It is currently dependent upon the efforts of its executive officers and senior management. In order to pursue its strategy of obtaining preclinical and clinical-stage development opportunities through in-licensing, acquisition or merger, Inhibitex will need to retain personnel with experience in a number of disciplines, including research and development, clinical testing, government regulation, manufacturing, business development, accounting, finance, human resources and information systems. Although it has not had material difficulties in retaining and attracting key personnel in the past, it may not be able to continue to retain and attract such personnel on acceptable terms, if at all. If Inhibitex loses any key employees, or is unable to attract and retain qualified personnel, advisors or consultants, its business may be harmed.

If Inhibitex is successful in obtaining preclinical or clinical-stage antiviral development opportunities or programs through in-licensing, acquisition or merger activities, it may need additional capital, which may not be available to it on acceptable terms, if at all.

Inhibitex expects that it may need additional capital in the future, and the extent of this need will depend on many factors, some of which are very difficult to predict and others that are beyond its control, including:

•	its ability to obtain and successfully integrate preclinical or clinical-stage antiviral development programs it may obtain through in-licensing, acquisition or merger activities;

•	the successful and continued preclinical and clinical development of its MSCRAMM product candidates independently or through collaborations;

•	the time it takes to receive regulatory approvals needed to clinically advance or market its product candidates;

•	the stage of development of the development program it may obtain;

•	future payments, if any, received or made under existing or possible future collaborative arrangements;

•	the costs associated with protecting and expanding its patent and other intellectual property rights; and

•	the extent to which it acquires licenses to new products, development programs or compounds in the future.

Inhibitex anticipates that its existing cash and cash equivalents and short-term investments will enable it to operate for a period of at least 24 months from the date of this Joint Proxy Statement - Prospectus filing. If Inhibitex is successful in implementing its strategy and obtains additional preclinical or clinical-stage antiviral development programs through in-licensing, acquisition or merger, the number of months that its existing cash resources might allow it to operate may be significantly reduced as the level of anticipated expenditures on research and development activities would increase. Inhibitex has no other committed sources of additional capital at this time. It cannot assure you that funds will be available to it in the future on acceptable terms, if at all. If adequate funds are not available to it on terms that it finds acceptable, or at all, Inhibitex may be required to delay, reduce the scope of, or eliminate research and development efforts or clinical trials on any or all of its product candidates. Inhibitex may also be forced to curtail or restructure its operations, obtain funds by entering into arrangements with collaborators or partners on unattractive terms, sell or relinquish rights to certain technologies, product candidates or its intellectual property that it would not otherwise sell or relinquish in order to continue its operations.

If Inhibitex is successful in pursuing other preclinical and clinical antiviral development opportunities through in-licensing, acquisition or merger, your ownership in it could be diluted.

Inhibitex anticipates that it will need to issue additional shares of common stock in the future to support or fund its current strategy and its planned operations. Any issuance of additional equity Inhibitex may undertake in the future could cause the price of its common stock to decline, or require it to issue shares at a price that is lower than that paid by holders of its common stock in the past, which would result in those shares being dilutive. If it obtains funds through a credit facility or through the issuance of debt or preferred securities, these securities would likely have rights senior to your rights as a common stockholder.

No antibody-based products that target MSCRAMM proteins have been developed or approved.

All of Inhibitex’s existing product candidates, including Aurexis, target various MSCRAMM proteins. The use of MSCRAMM proteins to develop antibody-based products is an untested approach. These proteins have yet to be used by it or others to successfully develop any approved drugs. MSCRAMM proteins may ultimately prove to be a non-viable target for developing anti-infective or other drug candidates.

Inhibitex may be unable to enter into future license, collaborations or other transactions with respect to Aurexis or its MSCRAMM protein platform, which could harm its business.

At this time, Inhibitex does not intend to continue to independently advance the clinical development of Aurexis or any of its other MSCRAMM-related programs. It plans to leverage its capabilities and intellectual property associated with its MSCRAMM protein platform by pursuing licenses or corporate collaborations that could provide financial and other synergistic capabilities to support the further development and potential of these programs, including Aurexis. Inhibitex has several existing license and collaboration agreements based upon its MSCRAMM protein platform, which include those with Wyeth for the development of staphylococcal vaccines, with 3M Company for the development of diagnostics products, and with Dyax Corp. for the development of monoclonal antibodies for the treatment of enterococcal infections. Inhibitex cannot assure you that it will be able to successfully enter into any additional licenses, collaborations, or other transactions related to Aurexis, or its MSCRAMM protein platform in general, on terms acceptable to it or at all.

Inhibitex may be unable to successfully develop or commercialize product candidates that are the subject of collaborations if its collaborators do not perform.

Inhibitex has in the past and expects to continue to enter into and rely on collaborations or other arrangements with third parties to develop and / or commercialize its existing and future product candidates. Such collaborators may not perform as agreed, or may fail to comply with strict regulations or elect to delay or terminate their efforts in developing or commercializing its product candidates. Inhibitex cannot assure you that any product candidates will emerge from its relationships with Wyeth, 3M Company, or Dyax Corp. or other collaborations it may enter into in the future related to any of its other product candidates.

Inhibitex’s revenues, expenses and results of operations will be subject to significant fluctuations, which will make it difficult to compare its operating results from period to period.

Until it has successfully developed and commercialized an existing or future product candidate, Inhibitex expects that substantially all of its revenues will result from payments it receives under collaborative arrangements or license agreements where it grants others the right to use its intellectual property. It may not be able to generate additional revenues under existing or future collaborative agreements. Furthermore, payments potentially due to it under its existing and any future collaborative arrangements, including any milestone and up-front payments, are subject to significant fluctuation in both timing and amount, or may never be earned or paid. Therefore, its historical and current revenues may not be indicative of its ability to achieve additional payment-generating milestones. In addition, certain of its contract agreements provide for minimum commitment obligation amounts that Inhibitex may not need and therefore may not be cost effective to it. As of December 31, 2006, Inhibitex’s minimum future commitments, including debt and lease obligations amounted to an aggregate of $11.2 million, assuming the relevant agreements are not cancelled or terminated by them. Inhibitex expects that its operating results will also vary significantly from quarter to quarter and year to year as a result of the timing of in-licensing or acquisition, its research and development efforts, the execution or termination of collaborative arrangements, the initiation, success or failure of clinical trials, the timing of the manufacture of its product candidates or other development related factors. Accordingly, Inhibitex’s revenues and results of operations for any period may not be comparable to the revenues or results of operations for any other period.

If Inhibitex is unable to adequately protect its intellectual property, its business prospects could be harmed.

Inhibitex’s success depends in part on its ability to:

•	obtain and maintain patents or rights to patents and maintain their validity;

•	protect its trade secrets;

•	operate without infringing upon the proprietary rights of others; and

•	prevent others from infringing on its proprietary rights or patents.

Inhibitex will be able to protect its proprietary intellectual property rights from unauthorized use by third parties only to the extent that its proprietary rights are covered by valid and enforceable patents or are effectively maintained as trade secrets. The patent position of biopharmaceutical companies involves complex legal and factual questions, and, therefore, Inhibitex cannot predict with certainty whether it will be able to ultimately enforce its patents or proprietary rights. Any patents that it owns or has rights to may be challenged, invalidated or circumvented, and may not provide Inhibitex with the protection against competitors that it anticipates. Accordingly, it may be forced to engage in costly and time consuming litigation in order to protect its intellectual property rights. Inhibitex’s pending patent applications, or those it may file or license from third parties in the future, may not result in patents being issued. Until a patent is issued, the claims covered by the patent may be narrowed or removed entirely and therefore Inhibitex may not obtain adequate patent protection. As a result, it may face unanticipated competition, or conclude that without patent rights the risk of bringing product candidates to the market is too great, thus adversely affecting its operating results. Because of the extensive time required for the development, testing and regulatory review of a product candidate, it is possible that before any of Inhibitex’s product candidates can be approved for sale and commercialized, Inhibitex’s relevant patent rights may expire or such patent rights may remain in force for only a short period following commercialization. Patent expiration could adversely affect Inhibitex’s ability to protect future product development and, consequently, its operating results and financial position. Also, patent rights may not provide it with adequate proprietary protection or competitive advantages against competitors with similar technologies. The laws of certain foreign countries do not protect its intellectual property rights to the same extent as do the laws of the United States.

In addition to patents, Inhibitex relies on trade secrets and proprietary know-how. It seeks to protect these, in part, through confidentiality and non-disclosure agreements. These agreements may not provide meaningful protection for its technology or adequate remedies in the event of unauthorized use or disclosure of confidential and proprietary information. Failure to protect its trade secrets and proprietary know-how could seriously impair Inhibitex’s competitive position and harm its business. Inhibitex may become involved in costly litigation in order to enforce patent rights or protect trade secrets or know-how that it owns or licenses.

If a third party claims Inhibitex is infringing on its intellectual property rights, Inhibitex could incur significant litigation or licensing expenses, or be prevented from further developing or commercializing its products.

Inhibitex’s success depends in part on its ability to operate without infringing the patents and other proprietary rights of third parties. The biotechnology and pharmaceutical industries are characterized by extensive litigation regarding patents and other intellectual property rights. The defense and prosecution of intellectual property claims, United States Patent and Trademark Office interference proceedings and related legal and administrative proceedings in the United States and internationally involve complex legal and factual questions. As a result, such proceedings are lengthy, costly and time-consuming and their outcome is uncertain. Inhibitex may become involved in litigation in order to determine the enforceability, scope and validity of the proprietary rights of others.

Patent applications in the United States are, in most cases, maintained in secrecy until the patent is issued. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made. Therefore, patent applications relating to products similar to Inhibitex’s product candidates may have already been filed by others without its knowledge. In the event an infringement claim is brought against it, Inhibitex may be required to pay substantial legal and other expenses to defend such a claim and, if it is unsuccessful in defending the claim, it may be prevented from pursuing related product development and commercialization and may be subject to damage awards.

If Inhibitex becomes involved in any patent litigation, interference or other administrative proceedings, it will incur substantial expense, and the efforts of its technical and management personnel will be significantly diverted. A detrimental outcome of such litigation or proceedings may expose Inhibitex to loss of its proprietary position or to significant liabilities, or require it to seek licenses that may not be available from third parties on commercially acceptable terms, if at all. Inhibitex may be restricted or prevented from developing, manufacturing and selling its product candidates in the event of an adverse determination in a judicial or administrative proceeding or if it fails to obtain necessary licenses.

Inhibitex’s current and future product candidates may be covered by third-party patents or other intellectual property rights, in which case it would need to obtain a license or sublicense to these rights in order to develop or commercialize them. Any required licenses may not be available to it on acceptable terms, if at all. If it does not obtain the required licenses or sublicenses, Inhibitex could encounter delays in the development of its product candidates or be prevented from manufacturing and commercializing its products. If it is determined that Inhibitex has infringed an issued patent, it could be compelled to pay significant damages, including punitive damages. In cases where it has in-licensed intellectual property, Inhibitex’s failure to comply with the terms and conditions of such agreements could harm its business.

Inhibitex’s industry is highly competitive and subject to rapid technological changes. As a result, it may be unable to compete successfully or develop innovative products, which could harm its business.

The biotechnology and pharmaceutical industries are highly competitive and subject to significant and rapid technological change as researchers learn more about genetics and develop new technologies and approaches to treating and preventing disease. Inhibitex’s current and potential competitors generally include, among others, major multi-national pharmaceutical companies, biotechnology firms, universities and other research institutions. Some of these companies and institutions, either alone or together with their collaborators, have substantially greater financial resources and larger research and development staffs than Inhibitex does. In addition, many of these competitors, either alone or together with their collaborators, have significantly greater experience than Inhibitex does in discovering, developing, manufacturing and marketing products. Developments by others may render Inhibitex’s product candidates or technologies obsolete or noncompetitive.

Inhibitex faces, and will continue to face, intense competition from other companies for collaborative arrangements with pharmaceutical and biotechnology companies, for establishing relationships with academic and research institutions, for attracting investigators and sites capable of conducting its clinical trials and for licenses of proprietary technology. These competitors, either alone or with their collaborators, may succeed in developing technologies or products that are more effective, less expensive or easier to administer than

Inhibitex’s. Accordingly, its competitors may succeed in obtaining FDA or other regulatory approvals for their drug candidates more rapidly than it can. Companies that complete clinical trials, obtain required regulatory approvals and commercialize their drugs before their competitors may achieve a significant competitive advantage, including certain patent and FDA marketing exclusivity rights that could delay the ability of competitors to market certain products. Inhibitex cannot assure you that product candidates resulting from its research and development efforts, or from joint efforts with its collaborators, will be able to compete successfully with its competitors’ existing products or products under development.

If a product liability claim is successfully brought against Inhibitex for uninsured liabilities or such claim exceeds its insurance coverage, it could be forced to pay substantial damage awards.

The use of any of its existing or future product candidates in clinical trials and the sale of any approved products may expose Inhibitex to product liability claims. Inhibitex currently has product liability insurance coverage for its clinical trials in the amount of $5.0 million. In the event any of its product candidates are approved for sale by the FDA, Inhibitex anticipates that it may need to increase its product liability coverage. Such insurance coverage may not protect Inhibitex against any or all of the product liability claims that may be brought against it in the future. It may not be able to acquire or maintain adequate insurance coverage at a commercially reasonable cost or in sufficient amounts or scope to protect it against potential losses. In the event a product liability claim is brought against it, Inhibitex may be required to pay legal and other expenses to defend the claim, as well as uncovered damage awards resulting from a claim brought successfully against it. Defending any product liability claim or claims could require Inhibitex to expend significant financial and managerial resources, which could have an adverse effect on its business.

If its use of hazardous materials results in contamination or injury, Inhibitex could suffer significant financial loss.

Inhibitex’s research and manufacturing activities involve the controlled use of certain hazardous materials and medical waste. Notwithstanding the regulations controlling the use of these materials and the safety procedures it undertakes, it cannot eliminate the risk of accidental contamination or injury from these materials. In the event of an accident or environmental discharge or exposure, Inhibitex may be held liable for any resulting damages, which may exceed its financial resources.

If the clinical trials for its product candidates, including those that are subject to collaboration agreements are unsuccessful or delayed, Inhibitex could be delayed or precluded from further developing or ultimately selling its product candidates, or collaborated product candidates.

You must evaluate Inhibitex in light of the uncertainties, complexities and risks present in a development stage biopharmaceutical company. In order to receive regulatory approval to sell its product candidates, Inhibitex must conduct extensive preclinical and clinical trials to demonstrate their safety and efficacy to the satisfaction of the FDA or other regulatory authorities. Pre-clinical and clinical testing is expensive, takes many years to complete, and its outcome is highly uncertain. Delays, or clinical setbacks or failures may occur at any time, or in any phase of the preclinical or clinical development process for a number of reasons, including safety concerns, a lack of demonstrated efficacy, poor trial design, and manufacturing-related issues related to the material used to conduct the clinical trials. If the enrollment of patients into its clinical trials is delayed or proceeds at a slower pace than expected, Inhibitex’s clinical trials will take longer, and cost more, to complete. The results of preclinical studies and prior clinical trials of its product candidates are not necessarily predictive of the results of later-stage clinical trials. In many cases, product candidates in later stages of clinical development may fail to show desired safety and efficacy traits despite having successfully demonstrated so in earlier clinical testing. Even if the data collected from clinical trials involving its product candidates are satisfactory and demonstrate safety and efficacy, such results may not be sufficient to support the submission of a Biological License Application, or BLA, or New Drug Application, or NDA, or to obtain regulatory approval from the FDA in the United States, or elsewhere. Inhibitex has completed a 60 patient Phase II trial for Aurexis. The results of the Phase II trials were not statistically significant. There can be no assurance that the results of this trial are predictive of the outcome of later-stage trials for Aurexis. Even if its products are granted regulatory approval, post-approval or Phase IV clinical trials may demonstrate safety concerns that require removing the product from the marketplace.

Inhibitex must comply with extensive government regulations in order to obtain and maintain marketing approval for its products in the United States and abroad.

Its product candidates and any products for which Inhibitex receives FDA approval to sell are subject to extensive and rigorous domestic and foreign government regulation. The FDA regulates, among other things, the development, testing, manufacture, safety, efficacy, record-keeping, labeling, storage, approval, advertising, promotion, sale and distribution of pharmaceutical products. Inhibitex’s product candidates are also subject to similar extensive regulation by foreign governments to the extent it seeks to develop and commercialize them in those countries. It must provide the FDA and foreign regulatory authorities, if applicable, with clinical data that appropriately demonstrate its product candidates’ safety and efficacy in humans before they can be approved for the targeted indications. None of its product candidates has been approved for sale in the United States or any foreign market, and Inhibitex cannot predict whether regulatory approval will be obtained for any product candidate it is developing or plans to develop. The regulatory review and approval process can take many years, is dependent upon the type, complexity, novelty of, and need for the product, requires the expenditure of substantial resources, involves post-marketing surveillance and vigilance, and generally involves ongoing requirements for post-marketing studies or Phase IV clinical trials. In addition, Inhibitex may encounter delays in or fail to gain regulatory approval for its product candidates based upon additional governmental regulation resulting from future legislative or administrative action or changes in FDA policy or interpretation during the period of product development. Delays or failures in obtaining regulatory approvals may:

•	adversely affect Inhibitex’s ability to further develop or commercialize any product candidates;

•	diminish any competitive advantages that it may have or attain; and

•	adversely affect revenues or the receipt of royalties from the sale of its products.

Furthermore, any regulatory approvals, if granted, may later be withdrawn. If Inhibitex fails to comply with applicable regulatory requirements at any time, or if post-approval safety concerns arise, it may be subject to restrictions or a number of actions, including:

•	delays in clinical trials or the commercialization of its products;

•	refusal by the FDA to review pending applications or supplements to approved applications;

•	product recalls or seizures;

•	suspension of manufacturing;

•	withdrawals of previously approved marketing applications; and

•	fines, civil penalties and criminal prosecutions.

Additionally, Inhibitex may voluntarily withdraw any approved product from the market if it believes that the product may pose a safety risk to patients, or if the approved product no longer meets its business objectives.

The ability to market a pharmaceutical product outside of the United States is contingent upon receiving marketing authorization from the respective foreign regulatory authorities. Foreign regulatory approval processes typically include many, if not all, of the risks associated with the FDA as described above and may include additional risks.

If third party vendors upon whom Inhibitex relies to conduct its preclinical studies and clinical trials do not perform or fail to comply with strict regulations, the clinical trials for its product candidates may be terminated, delayed, or unsuccessful.

Inhibitex has limited experience in conducting and managing large clinical trials. It has historically relied and intends to continue to rely on third parties, including clinical research organizations, consultants and principal investigators to assist it in managing, monitoring and conducting its pre-clinical studies and clinical trials. Inhibitex relies on these vendors and individuals to assist in performing many facets of the development process, including toxicological studies, the recruitment of sites and patients for participation in its clinical trials, to maintain positive relations with the clinical sites and to ensure that these sites are conducting its trials in compliance with the protocol, its instructions and applicable regulations. If these third parties fail to perform satisfactorily or do not adequately fulfill their obligations under the terms of its agreements with them, Inhibitex may not be able to enter into alternative arrangements without undue delay or additional expenditures, and therefore the clinical trials for its product candidates may be delayed or unsuccessful. Further, the FDA may inspect some of the clinical sites participating in Inhibitex’s clinical trials, or its third-party vendors’ sites, to determine if its clinical trials are being conducted according to current good clinical practices. If Inhibitex or the FDA determines that Inhibitex’s third-party vendors are not in compliance with, or have not conducted its clinical trials according to applicable regulations, Inhibitex may be forced to delay, repeat or terminate such clinical trials. Any delay, repetition or termination of its clinical trials could be very costly and materially harm its business.

If third-party contract manufacturers, upon whom Inhibitex relies to manufacture its product candidates do not perform, fail to manufacture according to its specifications or fail to comply with strict regulations, its clinical trials and the commercialization of its products could be terminated, delayed, or adversely affected.

Inhibitex does not own or operate any manufacturing facilities. It has historically contracted with third-party manufacturers to make clinical trial materials for its product candidates in development, and it intends to continue to rely on third-party contract manufacturers, at least for the foreseeable future, to manufacture its product candidates. Its reliance on third-party contract manufacturers exposes Inhibitex to a number of risks, any of which could delay or prevent the completion of pre-clinical studies or clinical trials, the regulatory approval or commercialization of its product candidates, result in higher costs, or deprive it of potential product revenues. Some of these risks include:

•	The number of potential contract manufacturers that are able to produce Inhibitex’s product candidates may be limited.

•	Its third-party contract manufacturers may place a priority on the manufacture of their own products, or other customers’ products.

•	Its contract manufacturers may fail to perform as agreed or may not remain in the contract manufacturing business.

•	The manufacture of products requires compliance with numerous and strict safety, quality and regulatory standards. Its contract manufacturers may not produce its product candidates according to their own standards, Inhibitex’s specifications, current good manufacturing procedures, or cGMP, or may otherwise manufacture material that Inhibitex or the FDA may deem to be unusable in its clinical trials or commercially.

•	Its manufacturers’ plants may be closed as a result of regulatory sanctions or a natural disaster.

•	Inhibitex’s contract manufacturers may be unable to increase the scale of, or increase the capacity for, its product candidates, it may experience a shortage in supply, or the cost to manufacture its products may increase to the point where it adversely affects the profitability of Inhibitex’s products. Further, regulatory approval or the commercialization of its products may be delayed. Inhibitex cannot assure you that its contract manufacturers will be able to manufacture its products at a suitable scale, or it will be able to find alternative manufacturers acceptable to it that can do so.

Drug manufacturers are subject to ongoing periodic inspections by the FDA, the United States Drug Enforcement Administration, or DEA, and corresponding state and foreign agencies to ensure strict compliance with cGMPs, other government regulations and corresponding foreign standards. While Inhibitex is obligated to audit their performance, it does not have control over its third-party manufacturers’ compliance with these regulations and standards. Failure by its third-party manufacturers, or Inhibitex, to comply with applicable regulations could result in sanctions being imposed on it or the drug manufacturer from the production of other third-party products. These sanctions include fines, injunctions, civil penalties, failure of the government to grant pre-market approval of drugs, delays, suspension or withdrawal of approvals, seizures or recalls of product, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect Inhibitex’s business.

In the event that Inhibitex needs to change its third-party contract manufacturers, its clinical trials and the commercialization of its products could be delayed, adversely affected or terminated, result in higher costs, or deprive it of potential product revenues.

Due to regulatory restrictions inherent in a BLA or NDA, the manufacture of Inhibitex’s product candidates, may be sole-sourced. In accordance with FDA-mandated current good manufacturing practices or cGMPs, changing manufacturers may require the re-validation of the manufacturing processes and procedures and may require further clinical trials. Changing its current or future contract manufacturers may be difficult for Inhibitex and could be costly and take several years to complete, which could result in its inability to manufacture its products or product candidates for an extended period of time. It may be difficult or impossible for Inhibitex to find alternative manufacturers on commercially acceptable terms, if at all.

If Inhibitex fails to establish marketing and sales capabilities or fails to enter into effective sales, marketing and distribution arrangements with third parties, it may not be able to successfully commercialize its products.

Inhibitex anticipates that it will establish relationships with other companies to commercialize some or all of its products in North America and in other countries around the world. It currently has no infrastructure to support such activities, and has little, if any, experience in the commercialization of pharmaceutical products. Therefore, Inhibitex’s future profitability will depend in part on its ability to access or develop a capable sales force and suitable marketing capabilities in a timely manner. The development of a sales force and marketing capabilities may result in Inhibitex incurring significant costs before the time that it may generate significant revenues. It may not be able to attract and retain qualified third parties or marketing or sales personnel, or be able to establish an effective sales force. To the extent that Inhibitex enters into marketing and sales arrangements with other companies to sell, promote or market its products in the United States or abroad, its product revenues, which may be in the form of direct revenue, a royalty, or a split of profits, will depend on their efforts, which may not be successful.

If government and third-party payors fail to provide adequate reimbursement or coverage for Inhibitex’s products or those it develops through collaborations, its revenues and potential for profitability will be harmed.

In the United States and most foreign markets, Inhibitex’s product revenues will depend principally upon the reimbursement rates established by third-party payors for its products. Such third-party payors include government health administration authorities, managed-care providers, private health insurers and other organizations. These third-party payors are increasingly challenging the price and examining the cost effectiveness of medical products and services. In addition, significant uncertainty exists as to the reimbursement status, if any, of newly approved drugs or pharmaceutical products. Inhibitex may need to conduct post-marketing clinical trials in order to demonstrate the cost-effectiveness of its products. Such studies may require it to commit a significant amount of management time and financial and other resources. Inhibitex cannot assure you that its products will be reimbursed in part, or at all, by any third-party payors.

Domestic and foreign governments continue to propose and pass legislation designed to reduce the cost of healthcare, including pharmaceutical drugs. In some foreign markets, governments control prescription drugs’ pricing and profitability. In the United States, Inhibitex expects that there will continue to be federal and state proposals to implement similar governmental control. In addition, increasing emphasis on managed care in the United States will continue to put downward pressure on the pricing of pharmaceutical products. Cost control initiatives could decrease the price that Inhibitex receives for any of its products in the future, which would limit its revenues and profitability. Accordingly, legislation and regulations affecting the pricing of pharmaceutical products may change before its product candidates are approved for sale, which could further limit or eliminate reimbursement rates for its products.

Biologic-based products, such as Aurexis and other MSCRAMM-based product candidates, tend to be relatively expensive as compared to other pharmaceutical products. As such, these products may be more susceptible to the pressures associated with pricing challenges from and reimbursement status with third-party payors.

If its products or those it develops through product collaborations are approved, but do not gain meaningful acceptance in their intended markets, Inhibitex is not likely to generate significant revenues or become profitable.

Even if its product candidates are successfully developed and Inhibitex obtains the requisite regulatory approvals to sell its products in the future, they may not gain market acceptance or utilization among physicians and patients, or reimbursement or coverage from third-party payors. The degree of market acceptance for any product that Inhibitex commercializes will depend on a number of factors, including:

•	the therapeutic efficacy or perceived benefit of the product;

•	the level of reimbursement available to cover the cost of the product;

•	the cost of the product to the user or payor;

•	the product’s potential advantages over existing or alternative therapies;

•	the actual or perceived safety of similar classes of products;

•	the effectiveness of sales, marketing and distribution capabilities; and

•	the scope of the product label approved by the FDA.

There can be no assurance that physicians will choose to administer Inhibitex’s products to the intended patient population. If its products do not achieve meaningful market acceptance, or if the market for its products proves to be smaller than anticipated, Inhibitex may not generate significant revenues or ever become profitable.

Inhibitex has experienced losses since its inception. It expects to continue to incur such losses for the foreseeable future and it may never become profitable.

Since inception (May 13, 1994) through March 31, 2007, Inhibitex has incurred a cumulative deficit of approximately $172.2 million. Its losses to date have resulted principally from:

•	costs related to its research programs and the clinical development of its product candidates; and

•	general and administrative costs relating to its operations.

Inhibitex anticipates incurring losses for the foreseeable future if it further develops its product candidates or acquires additional product candidates or programs, which will generally require it to conduct significant research and laboratory testing, conduct extensive and expensive clinical trials, and seek regulatory approvals. Inhibitex cannot assure you that it will ever generate direct or royalty revenue from the sale of products or ever become profitable. Based on its current strategy, its quarterly and annual operating costs and revenues may become highly volatile, and comparisons to previous periods will be difficult.

Inhibitex’s amended and restated certificate of incorporation, its amended and restated bylaws and Delaware law contain provisions that could discourage, delay or prevent a change in its control or its management.

Provisions of its amended and restated certificate of incorporation, bylaws and the laws of Delaware, the state in which Inhibitex is incorporated, may discourage, delay or prevent a change in control of it or a change in management that stockholders may consider favorable. These provisions:

•	establish a classified, or staggered, Board of Directors, so that not all members of Inhibitex’s board may be elected at one time;

•	set limitations on the removal of directors;

•	limit who may call a special meeting of stockholders;

•	establish advance notice requirements for nominations for election to its Board of Directors or for proposing matters that can be acted upon at stockholder meetings;

•	prohibit stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of its stockholders; and

•	provide its Board of Directors the ability to designate the terms of and issue new series of preferred stock without stockholder approval.

These provisions could discourage proxy contests and make it more difficult for you and other stockholders to remove and elect directors and take other corporate actions. These provisions could also limit the price that investors might be willing to pay in the future for shares of Inhibitex’s common stock.

Risks Related to the Business of FermaVir and the Combined Entity

FermaVir is a development stage company with a short operating history and its former independent registered public accounting firm has stated that there is substantial doubt about its ability to continue as a going concern.

FermaVir currently has no products ready for commercialization, has not generated any revenue from operations and expects to incur substantial net losses for the foreseeable future to further develop and commercialize its product candidates. It is unable to predict the extent of these future net losses, or when it may attain profitability, if at all. It may never be able to generate any revenues or royalties from product sales or become profitable even if it does generate revenues or royalties.

FermaVir’s former independent registered public accounting firm has stated that there is substantial doubt about its ability to continue as a going concern. The financial statements of FermaVir do not include any adjustments that might result from the outcome of this uncertainty.

FermaVir needs substantial funding and may not have access to capital. If it is unable to raise capital when needed, it may need to delay, reduce or eliminate its clinical development and business development activities, which would delay or preclude the achievement of profitability.

FermaVir needs to raise substantial additional funds to continue its business activities. It has incurred losses from operations since inception and expects to incur additional operating losses over at least the next several years. FermaVir expects to continue to incur losses due primarily to the lack of revenues and costs associated with product development efforts. In addition, the amount and timing of FermaVir’s actual capital requirements as well as its ability to finance such requirements will depend upon numerous factors, including:

•	the cost of commercializing its products;

•	the cost and progress of its development programs;

•	the time and cost involved in obtaining regulatory approvals;

•	the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

•	the effect of competing technological and market developments; and

•	the effect of future collaborative, licensing and other relationships.

FermaVir may not be able to find sufficient debt or equity funding on acceptable terms. If it cannot, it may need to delay, reduce or eliminate development programs, as well as other aspects of its business. The sale by FermaVir of additional equity securities may have an adverse effect on the price of its common stock. In addition, collaborative arrangements may require FermaVir to grant product development programs or licenses to third parties for products that it might otherwise seek to develop or commercialize.

FermaVir’s long-term success depends upon its ability to develop and commercialize drug product candidates and if its drug development programs are not successful, it may never achieve profitability.

FermaVir has not completed the development of any of its product candidates. Its failure to develop and commercialize product candidates successfully may cause it to cease operations. FermaVir is performing preclinical research on a product candidate for the treatment of varicella zoster virus, or VZV, the causative agent for shingles and chickenpox. These development programs will require significant additional development efforts and regulatory approvals prior to any being commercialized. FermaVir cannot be certain that its efforts will lead to commercially viable products. It does not know what the final cost to manufacture its shingles and chickenpox product candidates in commercial quantities will be, or the dose required to treat patients and consequently, what the total cost of goods for a treatment regimen will be.

If FermaVir is unable to successfully develop its product candidates, and if it is unable to acquire marketed products through its business development efforts, it will not have a source of revenue and will not achieve profitability.

FermaVir expects that its anticipated future growth will place a significant strain on its management, systems and resources. To manage the anticipated growth of its operations, it will need to increase management resources and implement new financial and management controls, reporting systems and procedures. If it is unable to manage its growth, it may be unable to execute its business strategy.

None of FermaVir’s product candidates is approved for commercial use and if its product candidates do not receive regulatory approval, or if it is unable to comply with applicable regulations and maintain its products’ regulatory approval, it will be limited in its ability to commercialize these products and may never achieve profitability.

FermaVir has not received regulatory approval to commercialize any of its product candidates. FermaVir’s product candidates are at early stages of development and may not be shown to be safe or effective. It may never receive regulatory approvals for these product candidates. It will need to complete preclinical and clinical testing of each of its product candidates before submitting marketing applications. Negative, inconclusive or inconsistent preclinical and clinical trial results could prevent regulatory approval, increase the cost and timing of regulatory approval or cause FermaVir to perform additional studies or to file for a narrower indication than planned.

The development of any of FermaVir’s product candidates is subject to many risks, including that:

•	a product candidate is found to be ineffective or unsafe;

•	the results of clinical trials for a product candidate delay or prevent regulatory approval;

•	the FDA forbids FermaVir to initiate or continue testing of its product candidates in human clinical trials;

•	a product candidate cannot be developed into a commercially viable product;

•	a product candidate is difficult or costly to manufacture;

•	a product candidate later is discovered to cause adverse effects that prevent widespread use, require withdrawal from the market, or serve as the basis for product liability claims;

•	third party competitors hold proprietary rights that preclude FermaVir from marketing the product; and

•	third party competitors market a more clinically effective or more cost-effective product.

Even if FermaVir believes that the clinical data demonstrates the safety and efficacy of a product candidate, regulators may disagree with FermaVir, which could delay, limit or prevent the approval of its product candidates. As a result, it may not obtain regulatory approval, or even if a product is approved, it may not obtain the labeling claims FermaVir believes are necessary or desirable for the promotion of the product. In addition, regulatory approval may take longer than expected as a result of a number of factors, including failure to qualify for priority review of its application. All statutes and regulations governing the approval of FermaVir’s product candidates are subject to change in the future. These changes may increase the time or cost of regulatory approval, limit approval, or prevent it completely.

Even if FermaVir receives regulatory approval for its product candidates, or acquires an already approved product, the later discovery of previously unknown problems with a product, manufacturer or facility may result in adverse consequences, including withdrawal of the product from the market. Approval of a product candidate may be conditioned upon certain limitations and restrictions as to the drug’s use, or upon the conduct of further studies, and may be subject to continuous review.

If FermaVir is unable to commercialize its product candidates as anticipated, it will not have a source of continuing revenue and will be unable to achieve profitability.

If FermaVir loses key employees or is unable to attract or retain qualified personnel, its business could suffer.

FermaVir’s success is highly dependent on its ability to attract and retain qualified scientific and management personnel. It is highly dependent on its management, including Dr. Geoffrey W. Henson. The loss of the services of Dr. Henson could have a material adverse effect on its operations. Although FermaVir has entered into a letter agreement with Dr. Henson, he may terminate his employment with FermaVir at any time on short notice. Accordingly, there can be no assurance that he will remain associated with FermaVir. The loss of the services of the principal members of its personnel may impede FermaVir’s ability to commercialize its product candidates.

FermaVir’s planned activities may require additional expertise in areas such as preclinical testing, clinical trial management, regulatory affairs, manufacturing and marketing. Such activities may require the addition of new personnel and the development of additional expertise by existing management personnel. FermaVir faces intense competition for such personnel from other companies, academic institutions, government entities and other organizations, and there can be no assurance that it will be successful in hiring or retaining qualified personnel. FermaVir’s inability to develop additional expertise or to hire and retain such qualified personnel could have a material adverse effect on its operations.

The regulatory process is expensive, time consuming and uncertain and may prevent FermaVir from obtaining required approvals for the commercialization of its product candidates.

FermaVir must complete significant development, laboratory testing and clinical testing on its product candidates before it can submit marketing applications in the United States. Foreign governments also regulate drugs distributed outside the United States.

The rate of completion of clinical trials depends upon many factors, including the rate of enrollment of patients. If FermaVir is unable to accrue sufficient clinical patients during the appropriate period, it may need to delay its clinical trials and incur significant additional costs. In addition, the FDA or institutional review boards may require FermaVir to delay, restrict, or discontinue its clinical trials on various grounds, including finding that the subjects or patients are being exposed to an unacceptable health risk. Moreover, FermaVir may be unable to submit an NDA to the FDA for its product candidates within the timeframe currently expected. Once an NDA is submitted, an NDA must be approved by the FDA before FermaVir can commercialize the product described in the application. The cost of human clinical trials varies dramatically based on a number of factors, including:

•	the order and timing of clinical indications pursued;

•	the extent of development and financial support from corporate collaborators;

•	the number of patients required for enrollment;

•	the difficulty of obtaining clinical supplies of the product candidate; and

•	the difficulty in obtaining sufficient patient populations and clinicians.

All statutes and regulations governing the conduct of clinical trials are subject to change in the future, which could affect the cost of clinical trials. Any unanticipated costs or delays in the clinical studies could delay the commercialization of FermaVir’s product and harm its ability to achieve profitability.

Even if FermaVir obtains positive preclinical or clinical trial results in initial studies, future preclinical and clinical trial results may not be similarly positive. As a result, ongoing and contemplated clinical testing, if permitted by governmental authorities, may not demonstrate that a product candidate is safe and effective in the patient population and for the disease indications for which it believes will be commercially advantageous to market the product. The failure of clinical trials to demonstrate the safety and efficacy of its desired indications could delay the commercialization of the product and harm FermaVir’s ability to raise capital and achieve profitability.

If FermaVir fails to comply with regulatory requirements, or if it experiences unanticipated problems with its approved products, its products could be subject to restrictions or withdrawal from the market.

Any product for which FermaVir obtains marketing approval from the FDA, along with the manufacturing processes, post-approval clinical data collection and promotional activities for such product, will be subject to continual review and periodic inspection by the FDA and other regulatory bodies. After approval of a product, FermaVir will have significant ongoing regulatory compliance obligations. Later discovery of previously unknown problems with its products or manufacturing processes, or failure to comply with regulatory requirements, may result in penalties or other actions, including:

•	warning letters;

•	fines;

•	product recalls;

•	withdrawal of regulatory approval;

•	operating restrictions, including restrictions on such products or manufacturing processes;

•	disgorgement of profits;

•	injunctions; and

•	criminal prosecution.

FermaVir may face significant competition from large pharmaceutical, biotechnology and other companies which could harm its business.

The biotechnology and pharmaceutical industries are intensely competitive and characterized by rapid technological progress. In each of its potential product areas, FermaVir faces significant competition from large pharmaceutical, biotechnology and other companies. Most of these companies have substantially greater capital resources, research and development staffs, facilities and experience at conducting clinical trials and obtaining regulatory approvals. In addition, many of these companies have greater experience and expertise in developing and commercializing products.

Any product that FermaVir successfully develops and for which it gains regulatory approval must then compete for market acceptance and market share. Accordingly, important competitive factors, in addition to completion of clinical testing and the receipt of regulatory approval, will include product efficacy, safety, timing and scope of regulatory approvals, availability of supply, marketing and sales capacity, reimbursement coverage, pricing and patent protection.

FermaVir believes that many of its competitors spend significantly more on research and development-related activities than it does. Developments by other entities may render its products under development non-competitive or obsolete.

Even if approved, any of FermaVir’s future products may not be accepted by the market, which would harm its business and results of operations.

Even if approved by the FDA and other regulatory authorities, FermaVir’s product candidates may not achieve market acceptance by patients, prescribers or third-party payors. As a result, it may not receive revenues from these products as anticipated. The degree of market acceptance will depend upon a number of factors, including:

•	the receipt and timing of regulatory approvals, and the scope of marketing and promotion activities permitted by such approvals (e.g., the “label” for the product approved by the FDA);

•	the availability of third-party reimbursement including government health administration authorities and private health insurers;

•	the establishment and demonstration in the medical community, such as doctors and hospital administrators, of the clinical safety, efficacy and cost-effectiveness of drug candidates, as well as their advantages over existing treatment alternatives, if any;

•	the effectiveness of the sales and marketing force that may be promoting FermaVir’s products; and

•	the effectiveness of FermaVir’s contract manufacturers.

FermaVir depends on patents and proprietary rights, which may offer only limited protection against potential infringement and if it is unable to protect its patents and proprietary rights, it may lose the right to develop, manufacture, market or sell products and lose sources of revenue.

The pharmaceutical and biotechnology industries place considerable importance on obtaining patent and trade secret protection for new technologies, products and processes. FermaVir’s success depends, in part, on its ability to develop and maintain a strong patent position for its products and technologies both in the United States and in other countries. Litigation or other legal proceedings may be necessary to defend against claims of infringement, to enforce its patents, or to protect its trade secrets, and could result in substantial cost to FermaVir and diversion of its efforts. FermaVir intends to file applications as appropriate for patents describing the composition of matter of its drug candidates, the proprietary processes for producing such compositions, and the uses of its drug candidates. FermaVir owns or licenses two issued United States patents, five non-United States patents and has two pending United States patent applications. It has also filed international, regional and non-United States national patent applications in order to pursue patent protection in major foreign countries.

FermaVir also relies on trade secrets, know-how and continuing technological advancements to protect its proprietary technology. It has entered into confidentiality agreements with its employees and consultants. However, these parties may not honor these agreements and FermaVir may not be able to successfully protect its rights to unpatented trade secrets and know-how. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to FermaVir’s trade secrets and know-how.

FermaVir may need to obtain licenses to patents or other proprietary rights from other parties in order to develop its technology.

To facilitate development of its proprietary technology base, FermaVir may need to obtain licenses to patents or other proprietary rights from other parties. If it is unable to obtain such licenses, its product development efforts may be delayed or curtailed. FermaVir may collaborate with universities and governmental research organizations which, as a result, may acquire certain rights to any inventions or technical information derived from such collaboration. FermaVir may incur substantial costs in asserting any patent rights and in defending suits against it related to intellectual property rights, even if it is ultimately successful. If FermaVir is unsuccessful in defending a claim that it has infringed or misappropriated the intellectual property of a third party, it could be required to pay substantial damages, stop using the disputed technology, develop new non-infringing technologies, or obtain one or more licenses from third parties. If FermaVir or its licensors assert its patents, a court may determine that FermaVir’s patents or its licensors’ patents are invalid or unenforceable, or that the defendant’s activity is not covered by the scope of its patents or its licensors’ patents. The United States Patent and Trademark Office or a private party could institute an interference proceeding relating to FermaVir’s patents or patent applications. An opposition or revocation proceeding could be instituted in the patent offices of foreign jurisdictions. An adverse decision in any such proceeding could result in the loss of FermaVir’s rights to a patent or invention.

FermaVir may not receive third party reimbursement for any of its future products, which would cause it to lose anticipated revenues and delay achievement of profitability.

Even if FermaVir receives regulatory approval to sell any of its product candidates, its future revenues, profitability and access to capital will be determined in part by the price at which FermaVir and its distribution partners can sell such approved products. There are continuing efforts by governmental and private third-party payors to contain or reduce the costs of health care through various means. FermaVir expects a number of federal, state and foreign proposals to control the cost of drugs through governmental regulation. FermaVir is unsure of the form that any health care reform legislation may take or what actions federal, state, foreign, and private payors may take in response to the proposed reforms. Therefore, it cannot predict the effect of any implemented reform on its business.

FermaVir’s ability to commercialize its product candidates successfully will depend, in part, on the extent to which reimbursement for the cost of such products and related treatments will be available from government health administration authorities, such as Medicare and Medicaid in the United States, private health insurers and other organizations. Significant uncertainty exists as to the reimbursement status of newly approved health care products, particularly for indications for which there is no current effective treatment or for which medical care typically is not sought. Adequate third-party coverage may not be available to enable FermaVir to maintain price levels sufficient to realize an appropriate return on its investment in product development. If adequate coverage and reimbursement levels are not provided by government and third-party payors for use of its products, the products may fail to achieve market acceptance and FermaVir could lose anticipated revenues and experience delayed achievement of profitability.

FermaVir may be subject to product liability claims, which can be expensive, difficult to defend and may result in large judgments or settlements against it.

The administration of drugs to humans, whether in clinical trials or after marketing clearance is obtained, can result in product liability claims. Product liability claims can be expensive, difficult to defend and may result in large judgments or settlements against FermaVir. In addition, third party collaborators and licensees may not protect FermaVir from product liability claims. FermaVir may not be able to obtain or maintain adequate protection against potential liabilities arising from product sales. If it is unable to obtain insurance at acceptable cost or otherwise protect against potential product liability claims, it will be exposed to product liability claims. A successful product liability claim in excess of FermaVir’s insurance coverage could harm its financial condition, results of operations and prevent or interfere with its product commercialization efforts. In addition, any successful claim may prevent FermaVir from obtaining adequate product liability insurance in the future on commercially desirable terms. Even if a claim is not successful, defending such a claim may be time-consuming and expensive.

FermaVir has limited sales and marketing experience and if it is unable to develop its own sales and marketing capability it may be unsuccessful in commercializing its products.

FermaVir currently does not have a marketing or sales staff. If it is successful in obtaining the FDA’s approval of any product candidate, including any product that it may acquire as a result of its business development efforts, it will need to build a commercial capability. The development of a marketing and sales capability will require significant expenditures, management resources and time. FermaVir may be unable to build such a sales force, the cost of establishing such a sales force may exceed any product revenues, or the marketing and sales efforts may be unsuccessful. FermaVir may not be able to find a suitable sales and marketing partner for its products. If it is unable to successfully establish a sales and marketing capability in a timely manner or find suitable sales and marketing partners, its business and results of operations will be harmed. Even if it is able to develop a sales force or find a suitable marketing partner, it may not successfully penetrate the markets for any of its proposed products.

If FermaVir’s product manufacturers fail to comply with regulatory requirements, its product commercialization could be delayed or subject to restrictions.

Any contract manufacturers that FermaVir uses must adhere to the FDA’s regulations on cGMP, which are enforced by the FDA through its facilities inspection program. These facilities must pass a plant inspection before the FDA will issue an approval of the product. The manufacture of product at these facilities will be subject to strict quality control, testing and recordkeeping requirements. Moreover, while FermaVir may choose to manufacture products in the future, it has no experience in the manufacture of pharmaceutical products for clinical trials or commercial purposes. If it decides to manufacture products, it would be subject to the regulatory requirements described above. In addition, it would require substantial additional capital and would be subject to delays or difficulties encountered in manufacturing pharmaceutical products. No matter who manufactures the product, FermaVir will be subject to continuing obligations regarding the submission of safety reports and other post-market information.

If FermaVir encounters delays or difficulties with contract manufacturers, packagers or distributors, market introduction and subsequent sales of its products could be delayed. If FermaVir changes the source or location of its supply or modifies the manufacturing process, regulatory authorities will require FermaVir to demonstrate that the product produced by the new source or from the modified process is equivalent to the product used in any clinical trials that were conducted. If FermaVir is unable to demonstrate this equivalence, it will be unable to manufacture products from the new source or location of supply, or use the modified process, may incur substantial expenses in order to ensure equivalence, and it may harm its ability to generate revenues.

FermaVir’s independent registered public accounting firm identified material weaknesses in the processes and procedures with its accounting and financial reporting.

In the process of conducting their review for the three and nine months ended January 31, 2007, J.H. Cohn LLP, FermaVir’s independent registered public accounting firm (“JHC”), identified material weaknesses in the processes and procedures with its accounting and financial reporting function which were addressed as part of the communications by JHC with FermaVir’s audit committee. JHC informed the audit committee that these deficiencies constituted a material weakness under standards established by the Public Company Accounting Oversight Board. FermaVir has devoted additional resources to address these issues, but the status of FermaVir’s processes and procedures will not be formally evaluated and reported until the audit of its financial statements for the year ended April 30, 2007.

Risks Related to Owning Inhibitex’s Common Stock

Inhibitex’s common stock price has been highly volatile, and your investment in Inhibitex could suffer a decline in value.

The market price of Inhibitex’s common stock has been highly volatile since the completion of its initial public offering in June 2004. The market price of Inhibitex’s common stock is likely to continue to be highly volatile and could be subject to wide fluctuations in response to various factors and events, including but not limited to:

•	Inhibitex’s ability to complete the FermaVir merger and other in-licensing or acquisition transactions to obtain other preclinical or clinical-stage development programs on terms acceptable to it, its stockholders, analysts, and institutional buyers;

•	Inhibitex’s ability to manage its cash burn rate at an acceptable level;

•	disclosure of Inhibitex or its competitors’ clinical trial status or data;

•	the approval or commercialization of new products by Inhibitex or its competitors, and the disclosure thereof;

•	announcements of scientific innovations by Inhibitex or its competitors;

•	rumors relating to Inhibitex or its competitors;

•	public concern about the safety of its product candidates, products or similar classes of products;

•	litigation to which Inhibitex may become subject;

•	disclosures of any favorable or unfavorable clinical or regulatory developments concerning its clinical trials, manufacturing, or product candidates;

•	actual or anticipated variations in Inhibitex’s annual and quarterly operating results;

•	changes in general conditions or trends in the biotechnology and pharmaceutical industries;

•	changes in drug reimbursement rates or government policies related to reimbursement;

•	announcements by Inhibitex or its competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	new regulatory legislation adopted in the United States or abroad;

•	Inhibitex’s failure to achieve or meet equity research analysts’ expectations or their estimates of its business, or a change in their recommendations concerning Inhibitex, the value of its common stock or its industry in general;

•	termination or delay in any of Inhibitex’s existing or future collaborative arrangements;

•	future sales of equity or debt securities, including large block trades or the sale of shares held by Inhibitex’s directors or management;

•	the loss of Inhibitex’s eligibility to have shares of its common stock traded on the Nasdaq Global Market due to its failure to maintain listing standards;

•	changes in accounting principles;

•	failure to comply with the periodic reporting requirements of publicly-owned companies, under the Securities Exchange Act of 1934, as amended, and the Sarbanes-Oxley Act of 2002; and

•	general economic conditions.

In addition, the stock market in general, and more specifically the Nasdaq Global Market and the market for biotechnology stocks in particular, have historically experienced significant price and volume fluctuations.

Volatility in the market price for a particular biotechnology company’s stock has often been unrelated or disproportionate to the operating performance of that company. Market and industry factors may seriously harm the market price of Inhibitex’s common stock, regardless of its operating performance. Due to this volatility, you may be unable to sell your shares of common stock at or above the price you paid.

Future issuances of shares of Inhibitex common stock may cause its stock price to decline, even if its business is doing well.

The issuance of a significant number of shares of Inhibitex common stock, or the perception that such future sales could occur, particularly with respect to Inhbitex’s directors, executive officers, and other insiders or their affiliates, could materially and adversely affect the market price of Inhibitex common stock and impair Inhibitex’s ability to raise capital through the sale of additional equity securities at a price Inhibitex deems appropriate.

Insiders and affiliates continue to have substantial control over Inhibitex, which could delay or prevent a change in control of Inhibitex.

As of May 1, 2007, Inhibitex’s directors and executive officers, together with their affiliates, beneficially owned, in the aggregate, approximately 32% of the outstanding shares of Inhibitex common stock. In addition, following the FermaVir merger, such persons will own together with the directors and officers being appointed in connection with the merger approximately 23% of the outstanding shares of Inhibitex common stock. As a result, these stockholders, acting together, may have the ability to delay or prevent a change in control that may be favored by other stockholders and otherwise exercise significant influence over all corporate actions requiring stockholder approval, irrespective of how its other stockholders may vote, including:

•	the appointment of directors;

•	the appointment, change or termination of management;

•	any amendment of Inhibitex’s certificate of incorporation or bylaws;

•	the approval of some acquisitions or mergers and other significant corporate transactions, including a sale of substantially all of Inhibitex’s assets; or

•	the defeat of any non-negotiated takeover attempt that might otherwise benefit the public stockholders.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “forecast,” “potential,” “likely” or “possible”, as well as the negative of such expressions, and similar expressions intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to:

•	the risk factors described above under the heading “Risk Factors”;

•	the potential inability of Inhibitex and FermaVir to close the merger and successfully execute their integration strategies;

•	uncertainties regarding the combined company’s future operating results;

•	the number of months that Inhibitex’s current cash, cash equivalents, and short-term investments will allow it to operate;

•	Inhibitex’s future financing requirements, the factors that influence these requirements, and how Inhibitex expects to fund them;

•	potential future revenue from collaborative research agreements, partnerships, license agreements, or materials transfer agreements;

•	the combined company’s ability to successfully commercialize its products and generate product-related revenue in the future;

•	the potential volatility of the combined company’s quarterly and annual operating costs; and

•	the expectation of continued substantial losses.

THE MERGER TRANSACTION

General

At the effective time, FermaVir will merge with and into a wholly-owned subsidiary of Inhibitex, which will be the surviving entity. Each holder of a share of FermaVir common stock will receive 0.55 of a share of Inhibitex common stock. See “The Merger Agreement — Merger Consideration.” Based solely upon the outstanding shares of Inhibitex common stock on May 23, 2007 and FermaVir’s outstanding shares of common stock on May 23, 2007, immediately following the completion of the merger, FermaVir stockholders will own approximately 27% of the combined company’s outstanding common stock. Based upon the fully-diluted outstanding shares of Inhibitex and FermaVir on May 23, 2007, immediately following the completion of the merger, FermaVir security holders would own approximately 34% of the combined company’s outstanding common stock. This number assumes the exercise for cash of all FermaVir warrants and stock options that are assumed by Inhibitex at the closing of the merger.

Background of the Merger

Historical Background for Inhibitex

In June 2006, Inhibitex announced that after a comprehensive review of the preclinical and clinical results of its Veronate® program, as well as an assessment of Inhibitex’s pipeline, assets, resources and capabilities, it intended to shift its strategic focus and pursue the addition of clinical development programs beyond its proprietary MSCRAMM protein platform via in-licensing or merger and acquisition activities. As a result, Inhibitex retained Lazard Frères & Co. LLC as its financial advisor in connection with assisting Inhibitex in evaluating potential strategic alternatives, including various merger and acquisition opportunities.

At a meeting on July 13, 2006, the Board of Directors of Inhibitex formed a transactions committee, comprised of three independent board members, to work with management and Inhibitex’s legal and financial advisors. Inhibitex then concluded that Lazard would act as financial advisor to its transactions committee as well. At the initial meeting of the transactions committee on August 10, 2006, Inhibitex’s financial advisor provided an overview of the potential approach for identifying possible merger and acquisition targets and provided an initial review of such candidates as assembled by management, with the assistance of Inhibitex’s financial advisor. Over the three-month period ended in late October 2006, Inhibitex evaluated over 100 potential merger and acquisition opportunities, as well as several in-licensing opportunities, resulting in meetings with approximately 15 companies to undertake initial due diligence and discuss the possibility of a transaction between the parties. These opportunities included a wide range of possible transactions, including transactions in which Inhibitex stockholders would not retain majority control of the combined company, and acquisitions and in-licensing transactions with other publicly-traded and privately-held life science companies focused largely on the development of anti-infective and, to a lesser extent, oncology drugs. Several transactions with companies outside of this focus also were considered. During the period, the transactions committee and the entire Board of Directors of Inhibitex met on six and two occasions, respectively, to discuss, evaluate, monitor and assess these opportunities.

In September 2006, Inhibitex’s management, with the assistance of Inhibitex’s financial advisor, identified two “lead” candidates from the process and Inhibitex’s management then focused its attention on one candidate. In early October, due to a potential conflict between one of the Inhibitex transactions committee members and one of the lead candidates, one director resigned from the committee and Michael A. Henos, Chairman of the Board of Directors of Inhibitex, joined the transactions committee and became its chairman. Extensive negotiations and due diligence ensued throughout November with this candidate. However, in early December 2006, discussions between the parties ceased, and the Board of Directors and management of Inhibitex commenced consideration of alternative strategies and transactions.

On December 16, 2006, Dr. Joseph M. Patti, Inhibitex’s chief scientific officer, contacted Dr. Geoffrey W. Henson, FermaVir’s chief executive officer, to introduce Inhibitex to FermaVir and to determine if there was any interest in further discussing a possible transaction. A brief discussion ensued and it was agreed that Inhibitex management would meet with representatives of FermaVir.

At a meeting of the Board of Directors of Inhibitex on December 18, 2006, Inhibitex’s management presented, and its Board of Directors evaluated, a number of strategic alternatives, which included restructuring Inhibitex as a public shell, liquidating Inhibitex, revisiting approximately 10 of the companies previously considered as potential merger candidates and several new opportunities, including the acquisition of FermaVir. Inhibitex management recommended focusing Inhibitex’s strategic transaction activity on pursuing the accumulation of earlier stage antiviral drug development programs through in-licensing and acquisition and, in particular, FermaVir as a potential acquisition target, as well as several other in-licensing opportunities Inhibitex management had recently identified. The Board of Directors of Inhibitex endorsed the pursuit of a multiple track strategy of seeking various types of strategic opportunities, with a focus on the pursuit of early-stage antiviral development programs through in-licensing and acquisition.

Historical Background of FermaVir

During March 2006, FermaVir’s management and Board of Directors began to look at a number of different strategic alternatives to finance and grow the company. It was a three-pronged approach which looked at stand alone financing; in-licensing or acquiring additional technology for FermaVir both within (the antiviral and other therapeutic areas); and acquiring or merging with another biotech company. During 2006, FermaVir reviewed over 60 companies, had discussions with numerous biotechnology funds both in Europe and the United States, and evaluated several technologies for potential acquisition. Extensive discussions and due diligence were completed with various funds and companies during the second half of the year.

On December 16, 2006, Dr. Joseph Patti, Inhibitex’s chief scientific officer, contacted Dr. Geoffrey Henson, FermaVir’s chief executive officer, to introduce Inhibitex to FermaVir and to determine if there was any interest in further discussing a possible transaction. A brief discussion ensued and it was agreed that Inhibitex management would meet with representatives of FermaVir.

At a meeting of the Board of Directors of FermaVir on January 4, 2007, FermaVir’s management stated that Inhibitex was interested in acquiring FermaVir, and a presentation on Inhibitex and its business was made to the FermaVir Board of Directors. FermaVir’s management recommended that FermaVir move forward with discussions with Inhibitex.

Background of Discussions Between Inhibitex and FermaVir

On December 21, 2006, members of Inhibitex management and Drs. Henson, David Ladner and Chris McGuigan, a director of FermaVir met at FermaVir’s offices in New York to make initial corporate presentations and conduct initial discussions regarding the potential benefits of combining the companies. Inhibitex and FermaVir then executed a mutual confidentiality agreement.

On December 27, 2007, Inhibitex entered into a confidentiality agreement with Company A, another potential merger candidate.

The FermaVir Board of Directors met on January 4, 2007 to discuss financing and strategic alternatives. Inhibitex’s potential interest in combining the companies was discussed. The Board of Directors believed that multiple avenues should be explored and that more information concerning Inhibitex’s business, management and Board of Directors needed to be gathered. The Board of Directors authorized Dr. Henson and Gabriele M. Cerrone, FermaVir’s Chairman of the Board of Directors, to continue discussions with Inhibitex.

On January 5, 2007, Inhibitex’s transactions committee met telephonically with Inhibitex’s management, representatives of Dechert LLP, counsel to Inhibitex, and Inhibitex’s financial advisor to discuss potential transactions, including the acquisition of FermaVir, and a revised list of 10 other potential merger candidates.

Between January 8 and January 10, 2007, management of Inhibitex met with 8 companies from the revised list of potential merger candidates, including Company A, Company B, (which Inhibitex had previously considered in September 2006), and Company C. Inhibitex subsequently engaged in discussions with each of these parties.

On January 12, 2007, Inhibitex expressed in a letter to FermaVir its interest in continuing to explore a possible business combination. The letter also included a provision that FermaVir and Inhibitex enter into a period of exclusive negotiations.

On January 16, 2007, Mr. Plumb and Dr. Patti met with Dr. Henson, Mr. Cerrone, and other members of FermaVir management to discuss Inhibitex’s interest in pursuing an acquisition of FermaVir and to perform additional due diligence.

On January 19, 2007, the Inhibitex transactions committee met telephonically with Inhibitex’s management and legal and financial advisors to discuss the outcomes of the meetings with potential merger candidates and FermaVir. Management presented several recommendations, which included further pursuing four merger opportunities and an acquisition of FermaVir.

On January 23, 2007, Dr. Patti and several members of Inhibitex’s scientific team met telephonically with members of Company A’s scientific team to discuss certain aspects of Company A’s technology.

At a meeting of the Board of Directors of FermaVir on January 25, 2007, Dr. Henson and Mr. Cerrone updated the Board of Directors on the Inhibitex merger discussions. The January 12, 2007 letter from Inhibitex was discussed and the Board of Directors asked questions with respect to the structure of the potential transaction and the pros and cons of the transaction. The Board of Directors was updated on FermaVir’s financial situation and the alternatives available for financing. In order to create an efficient way of dealing with the Inhibitex transaction, the FermaVir Board of Directors approved the creation of a special committee of the Board of Directors, comprised of Dr. Henson, Mr. Cerrone and John P. Brancaccio, to handle all matters with respect to the Inhibitex transaction.

On January 26, 2007, Mr. Plumb, Dr. Patti and Amy Morris, Inhibitex’s Vice President of Clinical Project Management, met with the chief executive officer and a senior executive of Company C. Both companies presented a corporate overview and status report, and preliminary thoughts on relative valuations in a potential merger also were briefly discussed.

At the Inhibitex transactions committee meeting on February 2, 2007, Inhibitex’s management recommended that Inhibitex pursue three potential transactions: the acquisition of FermaVir, and possible mergers with Company A and Company B, while deferring any further diligence efforts with Company C due to divergent valuation expectations. Inhibitex’s management indicated that it would continue with preliminary due diligence, but wanted to receive non-binding indications of interest from Company A and Company B prior to proceeding with extensive due diligence. The transactions committee agreed with these recommendations and instructed Inhibitex’s management and advisors to proceed on this basis.

On February 5, 2007, a representative from Company B met with Inhibitex management to engage in discussions regarding the potential synergies and financial implications of merging the two companies and preliminary thoughts on relative valuation in a possible merger.

On February 7, 2007, Dr. Patti, William D. Johnston, Ph.D., a director and former president and chief executive officer of Inhibitex, and several members of Inhibitex’s scientific team met again telephonically with Company A’s chief scientific officer and members of its scientific team and were provided a more detailed report on the company’s science and development plans.

At a regularly scheduled meeting of the Board of Directors of Inhibitex on February 8, 2007, Inhibitex’s management and legal and financial advisors outlined the status of the three potential transactions that the transactions committee was considering, including an update on discussions with FermaVir and the status of preliminary due diligence. Inhibitex’s transactions committee presented its recommendations from its February 2, 2007 meeting, and the Board of Directors approved these recommendations. The Board of Directors of Inhibitex also agreed that an independent review of the market opportunity for FermaVir’s product candidates be undertaken.

On February 12, 2007, Inhibitex received non-binding indications of interest from Company A and Company B.

On February 12, 2007, Mr. Plumb and Dr. Patti met with Dr. Henson and Mr. Cerrone for an update on the status of FermaVir and to discuss the proposed financial terms of a possible transaction between the two companies.

From January 16, 2007 to February 16, 2007, Mr. Plumb, Dr. Patti, Dr. Henson and Mr. Cerrone engaged in discussions regarding the terms and conditions of a potential transaction between the parties. On February 16, 2007, the parties agreed on the terms and conditions under which the parties would proceed toward a transaction, as provided for in a non-binding letter between the parties, which included certain financial obligations of up to $200,000 in the event a party withdrew from negotiations under certain conditions.

On February 15, 2007, the Inhibitex transactions committee met telephonically with Inhibitex’s management and legal and financial advisors to review the respective non-binding indications of interest from Company A and Company B as well as the status of discussions with FermaVir. Inhibitex management presented various scientific and financial data and recommended that Inhibitex pursue the acquisition of FermaVir and consider the in-licensing of additional antiviral programs it had identified. The Inhibitex transactions committee agreed that Inhibitex should continue to pursue these alternatives. Further, due to the complexity and importance of the related science, the Inhibitex transactions committee also recommended that Inhibitex engage outside scientific consultants to perform an independent assessment of Company A. The Board of Directors of Inhibitex further agreed that the relative valuation expectations of Company C made it an unattractive alternative at that time.

On March 13, 2007, Inhibitex’s transactions committee, three scientific consultants retained by Inhibitex, Mr. Plumb, Dr. Johnston and Inhibitex’s financial advisor met with the chief executive officer and members of the management team of Company A, as well as Company A’s financial advisor and scientific consultant. The purpose of the meeting was to perform due diligence and evaluate Company A’s science, clinical and regulatory development plans, strategic plan and financial forecasts in light of the non-binding indication of interest and value expectations expressed by Company A.

On March 14, 2007, the Inhibitex transactions committee, Mr. Plumb, the three scientific consultants, Dr. Johnston and representatives of Inhibitex’s legal and financial advisors met telephonically to discuss their impressions of the prior day’s due diligence meeting with Company A. Based upon the input of the three scientific consultants, Inhibitex’s scientific team and its members’ observations and findings, as well as other factors including the relative valuation expectations of Company A, Inhibitex’s transactions committee concluded that Company A was not an appropriate opportunity for Inhibitex to pursue at that time. The transactions committee asked Inhibitex’s management to provide it with a full and formal evaluation of the FermaVir transaction and its formal recommendation at a forthcoming meeting of the transactions committee.

At a meeting of the Board of Directors of FermaVir on March 15, 2007, the Board of Directors discussed the Inhibitex merger transaction and its advantages and disadvantages. The Board of Directors of FermaVir discussed other financing and collaborative opportunities currently available or considered by management. The Board of Directors of FermaVir concluded that the Inhibitex merger transaction represented, on balance, the most favorable combination of financial and technological/scientific compatibility factors for the purpose of maximizing return for FermaVir’s stockholders. The Board of Directors of FermaVir directed management to continue discussions with Inhibitex.

On March 21, 2007, the Inhibitex transactions committee met telephonically with Inhibitex’s management and legal and financial advisors to discuss the status of the FermaVir negotiations and due diligence findings regarding FermaVir and to be provided with a full review of the FermaVir transaction, its development programs and the financial, strategic and operational implications of combining the two companies. Other potential in-licensing opportunities that Inhibitex’s management believed could complement FermaVir’s development programs were also discussed. Inhibitex’s management discussed the results of the business and legal due diligence, and provided an extensive assessment of the FermaVir transaction and its potential implications. Based upon this review, the transactions committee indicated that it was in support of proceeding with the FermaVir transaction and was prepared to recommend the transaction to the Board of Directors of Inhibitex, and recommended that management make a similar presentation to the full Inhibitex Board of Directors as soon as practicable.

During a telephone conversation on March 26, 2007, Mr. Henos and Dr. Henson discussed, among other items, the status of the two development programs at FermaVir, the terms of the proposed transaction, FermaVir’s board discussions to date and Dr. Henson’s willingness to join Inhibitex’s executive team upon the closing of the proposed transaction.

On March 27, 2007, at a special meeting of the Board of Directors of Inhibitex, the transactions committee provided a report of its activities since the last Board meeting and its rationale as to why it was recommending that Inhibitex enter into a definitive merger agreement with FermaVir. Inhibitex’s counsel discussed the fiduciary duties of the Inhibitex Board of Directors in analyzing the FermaVir transaction. Management and Inhibitex’s legal advisor also outlined the key terms of the transaction. Inhibitex management then provided a full review of FermaVir, its development programs and the financial, strategic and operational implications of combining the two companies. Inhibitex’s financial advisor discussed with the Inhibitex Board of Directors financial aspects of the proposed transaction with FermaVir. It was the view of Inhibitex’s Board of Directors that Inhibitex management should proceed towards finalizing a definitive merger agreement with FermaVir under the terms and conditions discussed at the meeting.

From February 21, 2007 through April 8, 2007, representatives of Inhibitex, including its consultants, accountants and outside counsel, conducted due diligence on FermaVir, including a review of documents made available by FermaVir.

From February 22, 2007 through April 8, 2007, representatives of FermaVir, including its consultants, accountants and outside counsel, conducted due diligence on Inhibitex, including a review of documents made available by Inhibitex.

From March 6, 2007 to April 9, 2007, the parties, together with their respective outside counsel, engaged in negotiations regarding the merger agreement and related documentation and voting agreements, including termination rights and fees, non-solicitation provisions, indemnification and escrow provisions, representations and warranties and covenants. In addition, the parties negotiated a note purchase agreement pursuant to which Inhibitex would purchase up to $1.5 million in notes to be issued by FermaVir, which would be secured by all of FermaVir’s assets.

On April 9, 2007, at a special telephonic meeting of the Inhibitex Board of Directors at which representatives of Inhibitex’s management and legal and financial advisors were present, Inhibitex’s management reported that a definitive merger agreement with FermaVir and all necessary steps to execute the agreement were completed. A representative of Inhibitex’s legal counsel reminded the Board of its fiduciary duties under Delaware law and reviewed the terms of the merger agreement. Also at this meeting, Inhibitex’s financial advisor reviewed with the Inhibitex Board of Directors its financial analysis of the exchange ratio and rendered to the Inhibitex Board of Directors an oral opinion, which opinion was confirmed by delivery of a written opinion, dated April 9, 2007, to the effect that, as of that date and based upon and subject to the assumptions, factors and qualifications set forth in its opinion, the exchange ratio was fair, from a financial point of view, to Inhibitex. Inhibitex’s Board of Directors then engaged in a full discussion of the proposed merger with FermaVir and related transactions. Following this discussion, it was concluded that the merger agreement was fair to, and in the best interests of, Inhibitex and its stockholders, and Inhibitex’s Board of Directors unanimously approved the merger agreement.

On April 9, 2007, at a special meeting of the Board of Directors of FermaVir at which representatives of outside counsel to FermaVir were present, FermaVir’s management reported that it was prepared to execute the definitive merger agreement in its current form, and all steps necessary to execute the agreement were complete. A representative of FermaVir’s legal counsel reviewed the terms of the merger agreement. FermaVir’s Board of Directors engaged in a full discussion of the terms of the merger agreement with Inhibitex and the related transactions and FermaVir’s due diligence review of Inhibitex. Following this discussion, FermaVir’s Board of Directors concluded that the merger agreement was fair to, and in the best interests of, FermaVir and its stockholders, and FermaVir’s Board of Directors unanimously approved the merger agreement.

On the evening of April 9, 2007, Inhibitex and FermaVir executed and delivered the definitive merger agreement.

On April 10, 2007, both Inhibitex and FermaVir issued press releases to announce the proposed merger. Inhibitex held a conference call that morning to further discuss the merger.

Factors Considered by, and Recommendation of, the Inhibitex Board of Directors

Inhibitex’s Board of Directors has determined that the terms of the merger and the merger agreement are fair to, and in the best interests of, Inhibitex and its stockholders. Accordingly, Inhibitex’s Board of Directors has approved the merger agreement and the consummation of the merger and recommends that you vote FOR approval of the issuance of the shares to be issued in connection with the merger agreement and the merger. In evaluating the transaction, Inhibitex’s Board of Directors consulted with and received information from Inhibitex management and Inhibitex’s legal and financial advisors, and considered the material factors described below.

Reasons for the Merger Identified by the Inhibitex Board of Directors

Inhibitex’s Board of Directors has identified potential benefits of the merger that it believes will contribute to the success of the combined company, including the following:

•	the potential of FermaVir’s development programs and the potential market opportunities of those programs;

•	the general attractiveness of the anti-viral marketplace;

•	the potential to accelerate the development of the FermaVir drug development programs;

•	synergies associated with combining the skills and capabilities of the two companies;

•	the track record of the scientific co-founders of FermaVir; and

•	the combined company being appropriately capitalized to further develop the acquired drug development programs.

Other Factors Considered by the Inhibitex Board of Directors

In the course of its deliberations, the Inhibitex board reviewed with Inhibitex’s management and Inhibitex’s legal and financial advisors a number of additional factors relevant to the merger, including the following:

•	historical information concerning FermaVir’s and Inhibitex’s respective businesses, financial performance and condition, operations, management and competitive position, including results of operations during the most recent fiscal year for each company;

•	Inhibitex management’s view of the financial condition, results of operations and businesses of FermaVir and Inhibitex before and after giving effect to the merger, based on management’s due diligence;

•	current financial market conditions and historical market prices, volatility and trading information with respect to Inhibitex and FermaVir common stock;

•	Inhibitex management’s view as to the potential for other third parties to enter into strategic relationships with or to acquire FermaVir;

•	certain terms of the merger agreement, including the provisions that prohibit FermaVir from soliciting other acquisition offers, the provisions that require FermaVir to pay Inhibitex a termination fee of $900,000 plus expenses if the merger agreement is terminated by FermaVir for specified reasons, the composition of the Board of Directors of Inhibitex after closing, and the provisions that require Inhibitex to pay FermaVir a termination fee of $900,000, plus expenses, if the merger agreement is terminated by Inhibitex for specified reasons;

•	the likelihood of completing the merger on the anticipated schedule;

•	an assessment of alternatives to the merger, including acquiring or in-licensing other drug development opportunities and other possible acquisition and merger candidates, liquidation of Inhibitex and the determination that the merger represented a good strategic fit and presented a unique opportunity to enhance and expand Inhibitex’s operations and position Inhibitex for future growth in the attractive anti-viral sector of the biopharmaceutical market;

•	the opinion of Inhibitex’s financial advisor, and its financial presentation, dated April 9, 2007, to the Inhibitex Board of Directors as to the fairness, from a financial point of view and as of the date of the opinion, to Inhibitex of the exchange ratio provided for in the merger, as more fully described below under the caption “Opinion of Inhibitex’s Financial Advisor”; and

•	the impact of the merger on Inhibitex’s stockholders and employees.

Potentially Negative Factors Considered by the Inhibitex Board of Directors

Inhibitex’s Board of Directors also identified and considered a variety of potentially negative factors in its deliberations concerning the merger, including, but not limited to:

•	the early-stage nature of the FV-100 and CMV compounds being developed by FermaVir;

•	the possibility that the future market size for shingles may be smaller due to the availability of a vaccine and the potentially reduced cost of currently available anti-viral therapies;

•	the potential need for additional funding if development does not proceed as anticipated;

•	the possibility that the merger might not be completed, and the potential adverse effect of the public announcement of the merger on Inhibitex’s reputation and ability to obtain financing in the future;

•	the significant number of shares to be issued to FermaVir stockholders; and

•	other risks described under “Risk Factors” beginning on page I-19 of this Joint Proxy Statement — Prospectus.

Inhibitex’s Board of Directors believes that these risks were outweighed by the potential benefits of the merger. The foregoing discussion is not exhaustive of all factors considered by Inhibitex’s Board of Directors, but it does describe all material factors considered by the Inhibitex Board of Directors. Individual members of Inhibitex’s Board of Directors may have considered different factors, and Inhibitex’s Board of Directors evaluated these factors as a whole and did not quantify or otherwise assign relative weights to factors considered.

There can be no assurance that the potential synergies or opportunities considered by the Board of Directors of Inhibitex will be achieved through consummation of the merger. See “Risk Factors” beginning on page I-19.

Recommendation of Inhibitex’s Board of Directors

After careful consideration, Inhibitex’s Board of Directors has unanimously determined the merger to be fair, advisable and in the best interest of Inhibitex and Inhibitex’s stockholders. Inhibitex’s Board of Directors has approved the merger agreement and recommends Inhibitex stockholder approval of the issuance of the shares pursuant to the merger agreement. In considering the recommendation of the Inhibitex Board of Directors with respect to the merger agreement, Inhibitex stockholders should be aware that certain directors and officers of Inhibitex have certain interests in the merger that are in addition to the interests of Inhibitex stockholders generally.

Opinion of Inhibitex’s Financial Advisor

Lazard is acting as financial advisor to Inhibitex in connection with the merger. As part of that engagement, the Inhibitex Board of Directors requested that Lazard evaluate the fairness, from a financial point of view, to Inhibitex of the exchange ratio provided for in the merger. At a meeting of the Inhibitex Board of Directors held on April 9, 2007 to evaluate the merger, Lazard delivered to the Inhibitex Board of Directors an oral opinion, which opinion was confirmed by delivery of a written opinion, dated April 9, 2007, to the effect that, as of that date and based upon and subject to certain assumptions, factors and qualifications, the exchange ratio was fair, from a financial point of view, to Inhibitex.

The full text of Lazard’s opinion is attached as Annex B to this Joint Proxy Statement — Prospectus and is incorporated into this Joint Proxy Statement — Prospectus by reference. The description of Lazard’s opinion set forth in this Joint Proxy Statement — Prospectus is qualified in its entirety by reference to the full text of Lazard’s opinion. Holders of Inhibitex common stock are encouraged to read Lazard’s opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Lazard in connection with its opinion. Lazard’s opinion was addressed to the Inhibitex Board of Directors, was only one of many factors considered by the Inhibitex Board of Directors in its evaluation of the merger and only addresses the fairness of the exchange ratio from a financial point of view to Inhibitex. Lazard’s opinion does not address the merits of the underlying decision by Inhibitex to engage in the merger or related transactions or the relative merits of the merger or related transactions as compared to any other transaction or business strategy in which Inhibitex might engage and is not intended to, and does not, constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the merger or related transactions or any other transaction or business strategy in which Inhibitex might engage. Lazard’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, April 9, 2007, the date of its opinion. Lazard assumes no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the opinion.

In connection with its opinion, Lazard:

•	reviewed the financial terms and conditions of the merger agreement;

•	analyzed certain publicly available historical business and financial information relating to FermaVir and Inhibitex;

•	reviewed various financial forecasts and other data provided to Lazard by Inhibitex relating to FermaVir’s business under alternative business scenarios;

•	held discussions with members of FermaVir’s and Inhibitex’s senior managements with respect to FermaVir’s business and prospects;

•	reviewed public information with respect to other companies in lines of business Lazard believed to be generally comparable to FermaVir’s business;

•	reviewed the financial terms of certain business combination transactions involving companies in lines of business Lazard believed to be generally comparable to FermaVir’s business;

•	reviewed historical stock prices and trading volumes of FermaVir common stock and Inhibitex common stock; and

•	conducted other financial studies, analyses and investigations as Lazard deemed appropriate.

Lazard relied on the accuracy and completeness of the foregoing information and did not assume any responsibility for any independent verification of such information. Lazard did not conduct any independent valuation or appraisal of any assets or liabilities (contingent or otherwise) of FermaVir or Inhibitex or concerning the solvency or fair value of FermaVir or Inhibitex, and Lazard was not furnished with any such valuation or appraisal. Lazard requested internal financial forecasts relating to FermaVir prepared by FermaVir’s management, but was advised that such forecasts had not been prepared by such management. Accordingly, at Inhibitex’s direction, Lazard’s analyses with respect to FermaVir were based on financial forecasts prepared by Inhibitex’s management. With respect to the financial forecasts that Lazard reviewed, Lazard assumed, at Inhibitex’s direction, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of Inhibitex’s management as to FermaVir’s future financial performance under the alternative business scenarios reflected in such forecasts. Lazard assumed no responsibility for and expressed no view as to such forecasts or projections or the assumptions on which they were based. Lazard relied on the assessments of Inhibitex’s management as to the validity of, and risks associated with, FermaVir’s product candidates, including, without limitation, the timing and probability of successful development, testing and marketing, and of approval by appropriate governmental authorities, of such product candidates, and as to the likelihood of the alternative business scenarios reflected in the forecasts.

Lazard did not express any opinion as to the prices at which FermaVir common stock or Inhibitex common stock would trade at any time subsequent to the announcement of the merger. Inhibitex advised Lazard, and Lazard assumed, that the merger would be consummated on the terms described in the merger agreement, without any waiver or modification of any material terms or conditions by Inhibitex or FermaVir. Lazard also assumed that obtaining the necessary regulatory or third party approvals and consents for the merger would not have an adverse effect on Inhibitex, FermaVir or the merger. Lazard further assumed that the representations and warranties of Inhibitex and FermaVir contained in the merger agreement were true and complete and that the merger would qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Lazard expressed no opinion as to any tax or other consequences that might result from the merger, and Lazard’s opinion did not address any legal, tax, regulatory or accounting matters, as to which Lazard understood that Inhibitex obtained such advice as it deemed necessary from qualified professionals. Lazard’s opinion also did not address any agreements or arrangements entered into in connection with, or otherwise contemplated by, the merger, including, without limitation, the purchase by Inhibitex of senior secured promissory notes of FermaVir in the aggregate principal amount of up to $1.5 million for purposes of funding the operations of FermaVir through the consummation of the merger. Except as described above, Inhibitex imposed no other instructions or limitations on Lazard with respect to the investigations made or the procedures followed by Lazard in rendering its opinion.

The following is a brief summary of the material financial and comparative analyses that Lazard deemed to be appropriate for this type of transaction and that were reviewed with the Inhibitex Board of Directors by Lazard in connection with rendering its opinion. The summary of Lazard’s analyses described below is not a complete description of the analyses underlying Lazard’s opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances, and, therefore, is not readily susceptible to summary description. In arriving at its opinion, Lazard considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any factor or analysis considered by it. Rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

In its analyses, Lazard considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of FermaVir and Inhibitex. No company, business or transaction used in Lazard’s analyses is identical or directly comparable to FermaVir or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or businesses analyzed. The estimates contained in Lazard’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard’s analyses are inherently subject to substantial uncertainty.

The financial analyses summarized below include information presented in tabular format. In order to fully understand Lazard’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Lazard’s financial analyses. For purposes of the description of Lazard’s analyses below, the term “implied merger consideration” refers to the per share value implied by the exchange ratio, calculated based on the 0.55 exchange ratio and Inhibitex’s closing stock price on April 4, 2007 of $1.66.

Discounted Cash Flow Analysis

Lazard performed a discounted cash flow analysis of FermaVir to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that FermaVir could generate during fiscal years 2007 through 2026 utilizing internal estimates of Inhibitex’s management under three alternative business scenarios referred to, respectively, as “case I,” “case II” and “case III.” These cases reflected varying assumptions of Inhibitex’s management with respect to FermaVir’s FV-100 (Zoster) product candidate and HCMV product candidate, with case II reflecting higher, and case III reflecting lower, peak market share percentages, per unit prices and peak sales than as reflected in case I. The unlevered, after-tax free cash flows were discounted to present value using discount rates ranging from 14.0% to 18.0%. This analysis indicated the following implied per share equity reference ranges for FermaVir under each of the alternative business scenarios, as compared to the implied merger consideration:

Implied Per Share Equity Reference Ranges for FermaVir Based on:			Implied Merger
Case I	Case II	Case III	Consideration

$0.67 — $1.20	$1.46 — $2.34	$(0.01) — $0.35	$0.91

Selected Publicly Traded Companies Analysis

Lazard reviewed publicly available financial information for the following seven publicly traded bio-pharmaceutical companies:

•	Achillion Pharmaceuticals, Inc.

•	Antigenics Inc.

•	Dynavax Technologies Corporation

•	Idenix Pharmaceuticals, Inc.

•	Medivir AB

•	Vical Incorporated

•	XTL Biopharmaceuticals Ltd.

Lazard reviewed, among other things, technology values per expected product candidate of the selected companies, calculated as equity value based on closing stock prices on April 4, 2007, plus debt, less cash, divided by the expected number of marketed products (calculated by multiplying the number of product candidates of the selected companies by the probability of success of such product candidates). Lazard then applied a range of technology values per expected product candidate derived from the selected companies to FermaVir’s expected number of marketed products. Financial data of the selected companies were based on public filings, publicly available research analysts’ estimates and other publicly available information. Financial data of FermaVir were based on internal estimates of Inhibitex’s management. This analysis indicated the following implied per share equity reference range for FermaVir, as compared to the implied merger consideration:

Implied Per Share Equity	Implied Merger
Reference Range For FermaVir	Consideration

$0.74 — $1.39	$0.91

Selected Private Companies Analysis

Lazard reviewed publicly available financial information for the following six private biopharmaceutical companies:

•	Chimerix, Inc.

•	Elusys Therapeutics, Inc.

•	Epiphany Biosciences, Inc.

•	Phenomix Corporation

•	Scynexis, Inc.

•	Sequoia Sciences, Inc.

Lazard reviewed, among other things, technology values per expected product candidate of the selected companies, calculated as the estimated pre-money or pre-investment value of the selected company at a similar stage of development as FermaVir, divided by the expected number of marketed products (calculated by multiplying the number of product candidates of the selected companies by the probability of success of such product candidates). Lazard then applied a range of technology values per expected product candidate derived from the selected companies to FermaVir’s expected number of marketed products. Financial data of the selected companies were based on publicly available information. Financial data of FermaVir were based on internal estimates of Inhibitex’s management. This analysis indicated the following implied per share equity reference range for FermaVir, as compared to the implied merger consideration:

Implied Per Share Equity	Implied Merger
Reference Range for FermaVir	Consideration

$1.00 — $1.82	$0.91

Selected Precedent Transactions Analysis

Lazard reviewed, to the extent publicly available, financial information relating to the following four selected transactions involving bio-pharmaceutical companies:

Announcement Date	Acquiror	Target/Seller

• 2/1/07	• AstraZeneca PLC	• Arrow Therapeutics Ltd.
• 4/19/05	• Johnson & Johnson	• Peninsula Pharmaceuticals, Inc.
• 9/1/04	• MGI Pharma, Inc.	• Zycos, Inc.
• 11/18/03	• Genome Therapeutics Corp.	• GeneSoft Pharmaceuticals, Inc.

Lazard reviewed, among other things, technology values per expected product candidate of the target companies, calculated as the transaction value of the selected transaction, divided by the expected number of marketed products (calculated by multiplying the number of product candidates of the target companies by the probability of success of such product candidates). Lazard then applied a range of technology values per expected product candidate derived from the selected transactions to FermaVir’s expected number of marketed products. Financial data of the selected transactions were based on public filings, publicly available research analysts’ estimates and other publicly available information. Financial data of FermaVir were based on internal estimates of Inhibitex’s management. This analysis indicated the following implied per share equity reference range for FermaVir, as compared to the implied merger consideration:

Implied Per Share Equity	Implied Merger
Reference Range for FermaVir	Consideration

$1.01 — $2.63	$0.91

Miscellaneous

In connection with Lazard’s services as Inhibitex’s financial advisor, Inhibitex has agreed to pay to Lazard an aggregate fee of approximately $850,000, portions of which were payable upon Lazard’s engagement and the rendering of Lazard’s opinion and a substantial portion of which is contingent upon the closing of the merger. Inhibitex also has agreed to reimburse Lazard for its reasonable expenses (including reasonable attorneys’ fees) and to indemnify Lazard and certain related parties against certain liabilities that may arise out of the rendering of its advice, including certain liabilities under U.S. federal securities laws.

Lazard, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for estate, corporate and other purposes. Lazard and certain affiliates of LFCM Holdings LLC (an entity indirectly owned in large part by managing directors of Lazard) in the past have provided and in the future may provide investment banking services to Inhibitex unrelated to the merger, for which Lazard and such affiliates have received and may receive compensation. In addition, in the ordinary course of their respective businesses, affiliates of Lazard and LFCM Holdings LLC may actively trade securities of Inhibitex and/or securities of FermaVir for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

Lazard is an internationally recognized investment banking firm providing a full range of financial advisory and securities services. Lazard was selected to act as Inhibitex’s financial advisor because of its qualifications, experience and reputation in investment banking and mergers and its familiarity with Inhibitex and its business.

Lazard prepared the above analyses for the purpose of providing an opinion to the Inhibitex Board of Directors as to the fairness, from a financial point of view, to Inhibitex of the exchange ratio. Lazard did not recommend any specific consideration to the Inhibitex Board of Directors or that any given consideration constituted the only appropriate consideration for the merger.

Lazard’s opinion and analyses were only one of many factors taken into consideration by the Inhibitex Board of Directors in its evaluation of the merger. Consequently, the analyses described above should not be viewed as determinative of the views of the Inhibitex Board of Directors or Inhibitex’s management with respect to the exchange ratio or as to whether the Inhibitex Board of Directors would have been willing to determine that a different consideration was fair.

Factors Considered by, and Recommendation of, the FermaVir Board of Directors

Reasons for the Merger Identified by the FermaVir Board of Directors

In reaching its decision to adopt and approve the merger agreement and recommend approval and adoption of the merger agreement to the FermaVir stockholders, the FermaVir Board of Directors consulted with FermaVir’s management, as well as with its legal advisors, and considered a number of factors, including the following factors which the FermaVir Board of Directors viewed as generally supporting its decision to approve the merger and the merger agreement and recommend that the FermaVir stockholders vote “FOR” approval and adoption of the merger agreement:

•	the combined company being appropriately capitalized to further develop FermaVir’s drug development programs and acquire other drug development programs;

•	the potential to accelerate the development of FermaVir’s drug development programs;

•	synergies associated with combining the skills and capabilities of the two companies;

•	the experienced scientific team of Inhibitex

•	an assessment of other merger and acquisition opportunities; and

•	an assessment of other available financing opportunities

Other Factors Considered by the FermaVir Board of Directors

In the course of its consideration of the merger, the FermaVir Board of Directors reviewed with FermaVir management and its legal advisors a number of additional factors relative to the merger, including the following:

•	the strategic and financial alternatives available to FermaVir, including the business, financial and execution risks of remaining independent, continuing as a stand-alone entity, seeking to acquire another company, seeking to engage in one or more joint ventures, seeking to engage in a combination with a company other than Inhibitex, or seeking to complete a public offering or private placement of FermaVir common stock;

•	the results of FermaVir’s due diligence investigation of Inhibitex;

•	historical and current information concerning FermaVir’s and Inhibitex’s respective businesses, financial performance and condition, operations, management, competitive positions, and prospects, both before and after giving effect to the merger;

•	that, by combining operations, the combined company will likely have enhanced liquidity and access to capital markets; and

•	the qualification of the merger as a tax-free transaction for United States federal income tax purposes.

Potentially Negative Factors Considered by the FermaVir Board of Directors

FermaVir’s Board of Directors also identified and considered potentially negative factors relating to the merger in its deliberations, including but not limited to:

•	the risk that under certain circumstances where the merger is not consummated, FermaVir will be required to pay a termination fee and expenses to Inhibitex (see the section entitled “The Merger Agreement — Termination Fees; Expenses”);

•	the relationship between the market price of FermaVir’s common stock as it related to the market price of the shares of Inhibitex common stock that FermaVir stockholders would receive as merger consideration;

•	the risks of the type and nature described under the section entitled “Risk Factors,” and the matters described under the section entitled “Special Note on Forward-Looking Statements”; and

•	the risk that the anticipated benefits of the merger might not be realized.

There can be no assurance that the potential synergies or opportunities considered by the Board of Directors of FermaVir will be achieved though consummation of the merger. See “Risk Factors” beginning on page I-19.

Recommendation of FermaVir’s Board of Directors

After careful consideration, FermaVir’s Board of Directors has determined, by unanimous vote of those directors present, the merger to be fair to FermaVir stockholders and in their best interests and declared the merger advisable. FermaVir’s Board of Directors approved the merger agreement and recommends your adoption and approval of the merger agreement. In considering the recommendation of the FermaVir Board of Directors with respect to the merger agreement, FermaVir stockholders should be aware that certain directors and officers of FermaVir have certain interests in the merger that are different from, or are in addition to, the interests of FermaVir stockholders generally. See “— Interests of Certain Persons in the Merger on page I-68.”

Accounting Treatment

The merger will be accounted for under U.S. generally accepted accounting principles, or U.S. GAAP, whereby the assets and liabilities of FermaVir will be recorded, as of the completion of the merger, based on their relative fair values and added to those of Inhibitex. As FermaVir is a development stage enterprise, the acquisition is not considered to be a business combination, and the allocation of the preliminary purchase price does not result in goodwill. The financial condition and results of operations of Inhibitex reported after completion of the merger will reflect FermaVir’s balances and results after completion of the merger, but will not be restated retroactively to reflect the historical financial position or results of operations of FermaVir. Following the completion of the merger, the net income (loss) of the combined company will reflect purchase price adjustments, which may include adjustments to in-process research and development assets. The balance sheet of the combined company will also reflect purchase accounting adjustments.

Certain U.S. Federal Income Tax Consequences of the Merger

Tax Opinions

The merger agreement provides that the obligations of the parties to complete the merger are conditioned upon the receipt as of the time of the merger by Inhibitex of an opinion of Dechert LLP and the receipt as of the time of the merger by FermaVir of an opinion of Siller Wilk LLP, in each case subject to the qualifications discussed below, to the effect that, on the basis of facts, representations and reasonable assumptions identified in those opinions, for United States federal income tax purposes, the merger will be treated as a “reorganization” within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, or the Code.

In rendering the tax opinion described above and as to the accuracy of the discussion herein of certain United States federal income tax consequences of the merger, counsel will rely upon, and will assume as accurate and correct (without any independent investigation) certain representations as to factual matters contained in certificates delivered by Inhibitex and FermaVir and on certain customary factual assumptions, all of which must continue to be true and accurate in all material respects as of the effective time of the merger. If such representations as to factual matters are inaccurate or the stated assumptions are incorrect, the opinions could be adversely affected.

Neither Inhibitex nor FermaVir intends to obtain a ruling from the Internal Revenue Service or the IRS, with respect to the federal income tax consequences of the merger. The tax opinions will represent tax counsels’ best judgment as to the tax treatment of the merger but will not be binding on the IRS, and the companies cannot assure the FermaVir stockholders that the IRS will not contest the conclusions expressed therein. If contrary to the conclusions reached in the opinions of tax counsel, the merger is not treated as a reorganization within the meaning of Section 368 of the Code, the merger will be fully taxable to FermaVir stockholders.

The balance of the discussion regarding the tax consequences of the merger is based on the conclusions set forth in the opinions of tax counsel that the merger will be treated as a reorganization under Section 368 of the Code.

Material United States Federal Income Tax Consequences to FermaVir Stockholders

The following is a summary of the material United States federal income tax consequences of the merger to FermaVir’s U.S. holders whose shares of common stock are exchanged for shares of Inhibitex common stock in the merger. The discussion does not purport to consider all aspects of United States federal income taxation that might be relevant to FermaVir’s U.S. holders. The discussion is based on current provisions of the Code, existing, proposed and temporary Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all of which are subject to change, possibly with retroactive effects that could affect the continuing validity of this discussion. For purposes of this discussion, the term “U.S. holder” means:

•	a citizen or individual resident of the U.S. for United States federal income tax purposes;

•	a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any State or the District of Columbia;

•	a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons has the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to United States federal income tax regardless of its source.

A non-U.S. holder is a person (other than a partnership) that is not a U.S. holder.

The discussion applies only to U.S. holders that hold shares of FermaVir common stock as capital assets within the meaning of Section 1221 of the Code (generally speaking, stock held for investment purposes). This discussion does not apply to shares of FermaVir common stock received pursuant to the exercise of employee stock options or otherwise as compensation, to U.S. holders who hold shares of FermaVir common stock as part of a hedging, “straddle,” conversion or other integrated transaction, or to certain types of U.S. holders (such as insurance companies, tax-exempt organizations, retirement plans, financial institutions, broker-dealers, traders and persons that mark-to-market their securities) and to U.S. holders who own their shares of FermaVir common stock through partnerships, trusts or other entities, all of whom may be subject to special rules. This discussion does not discuss the United States federal income tax consequences of the merger to any non-U.S. holder nor does it consider the effect of any foreign, state or local tax or any United States federal tax other than income tax.

BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH U.S. HOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED BELOW AND THE PARTICULAR TAX EFFECTS OF THE MERGER ON A BENEFICIAL HOLDER OF SHARES OF FERMAVIR COMMON STOCK, INCLUDING THE APPLICATION AND EFFECT OF THE ALTERNATIVE MINIMUM TAX, AND ANY STATE, LOCAL AND FOREIGN TAX LAWS AND OF CHANGES IN SUCH LAWS.

Exchange for Inhibitex Common Stock.  No gain or loss will be recognized by a FermaVir stockholder who in the merger exchanges the shares of FermaVir common stock owned by the stockholder for shares of Inhibitex common stock (except for any gain or loss attributable to cash, if any, received in lieu of any fractional shares of Inhibitex common stock).

The aggregate adjusted tax basis of such shares of Inhibitex common stock will be equal to the aggregate adjusted tax basis of the shares of FermaVir common stock that the FermaVir stockholder surrenders in the merger (except for any portion of the basis of the FermaVir common stock that is allocable to any fractional share interest in any share of Inhibitex common stock for which cash is received). Also, the stockholder’s holding period for the Inhibitex common stock received in the merger will include the period during which the stockholder held the shares of FermaVir common stock exchanged therefore. If a FermaVir stockholder has differing tax basis and/or holding periods in respect of the stockholder’s shares of FermaVir common stock, the stockholder should consult with a tax advisor prior to the merger in order to identify the tax bases and/or holding periods of the particular shares of Inhibitex common stock that the stockholder receives in the merger.

Cash Received In Lieu of a Fractional Share.  No fractional shares of Inhibitex common stock will be issued in the merger. Cash which a FermaVir stockholder receives in lieu of a fractional share of Inhibitex common stock will be treated as if the FermaVir stockholder had received such fractional share pursuant to the merger and then exchanged the fractional share for cash in a redemption by Inhibitex subject to Section 302 of the Code. Any gain or loss will be recognized, measured by the difference between the amount of the cash received and the portion of the tax basis of the share of Inhibitex common stock allocable to that fractional share interest. Generally, the gain or loss realized on this deemed redemption of a fractional share will be a capital gain or loss and will be a long-term capital gain or loss if the holding period for the share of Inhibitex common stock in respect of which the cash in lieu of the fractional share was received was greater than one year as of the effective time of the merger.

Dissenting Holders

A U.S. holder who receives payment for shares of FermaVir common stock in cash in connection with their exercise of appraisal rights will recognize gain or loss, for United States federal income tax purposes, measured by the difference between the U.S. holder’s basis in such shares and the amount of cash received.

Information Reporting and Backup Tax Withholding

With respect to Inhibitex common stock received as a result of the merger, a FermaVir stockholder will be required to retain records pertaining to the merger. A FermaVir stockholder also is required to file with the stockholder’s United States federal income tax return for the tax year 2007, a statement setting forth certain facts relating to the merger.

Certain U.S. holders may be subject to information reporting with respect to the cash received in lieu of a fractional share of Inhibitex. U.S. holders who are subject to information reporting and who do not provide appropriate information when requested may also be subject to backup withholding. Any amount withheld as backup withholding does not constitute an additional tax and will be creditable against a FermaVir stockholder’s United States federal income tax liability. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the IRS. These “backup withholding” provisions will also apply to a U.S. holder who receives payment for shares in cash in connection with their exercise of appraisal rights.

The preceding discussion is intended only as a summary of the material U.S. federal income tax consequences of the merger and does not purport to be a complete analysis or discussion of all potential tax effects relevant thereto. Thus, FermaVir stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the merger, including tax return reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.

Regulatory Approvals

Neither Inhibitex nor FermaVir is aware of any government regulatory approvals required to be obtained with respect to the consummation of the merger, other than the filing and acceptance of articles of merger with the office of the Secretary of State of the State of Florida, the filing and acceptance of a certificate of merger with the office of the Secretary of State of the State of Delaware, the effectiveness of the Registration Statement on Form S-4 registering the shares to be issued in the merger and of this Joint Proxy Statement — Prospectus which constitutes a part thereof filed with the Securities and Exchange Commission, and compliance with all applicable state securities laws regarding the offering and issuance of the merger shares.

Federal Securities Laws Consequences

Shares of Inhibitex common stock issued to any FermaVir stockholder who may be deemed to be an “affiliate” of Inhibitex or FermaVir for purposes of Rule 145 under the Securities Act may be subject to the following restrictions.

Under Rule 145, former FermaVir stockholders who were affiliates of FermaVir at the time of the FermaVir special meeting and who are not affiliates of Inhibitex after the completion of the merger, may sell their Inhibitex common stock received in the merger at any time subject to the volume and sale limitations of Rule 144 under the Securities Act. Further, so long as such former FermaVir affiliates are not considered affiliates of Inhibitex following the completion of the merger, and a period of at least one year has elapsed from the completion of the merger, such former affiliates may sell their Inhibitex common stock received in the merger without regard to the volume and sale limitations of Rule 144 under the Securities Act so long as there is adequate current public information available about Inhibitex in accordance with Rule 144. After a period of two years has elapsed from the completion of the merger, and so long as such former affiliates are not affiliates of Inhibitex and have not been for at least three months prior to such sale, such former affiliates may freely sell their Inhibitex common stock. Former FermaVir stockholders who become affiliates of Inhibitex after completion of the merger will still be subject to the volume and sale limitations of Rule 144 under the Securities Act, until each such stockholder is no longer an affiliate of Inhibitex. Inhibitex has agreed in the merger agreement to file a registration statement relating to shares of Inhibitex common stock acquired in the merger by affiliates of FermaVir and shares of Inhibitex common stock underlying warrants held by affiliates of FermaVir that are assumed in the merger.

This Joint Proxy Statement — Prospectus does not cover any resales of the Inhibitex common stock to be received by the stockholders of FermaVir upon completion of the merger, and no person is authorized to make any use of this Joint Proxy Statement — Prospectus in connection with any such resale.

PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

Recent Share Prices

Inhibitex common stock began trading on the Nasdaq Global Market under the symbol “INHX” on June 4, 2004. FermaVir common stock has been quoted on the Over-the-Counter Bulletin Board under the symbol “FMVR.OB” since August 23, 2005.

The following table sets forth the high and low prices per share of Inhibitex common stock as reported on the Nasdaq Global Market and the high and low bid prices per share of FermaVir common stock on the Over-the-Counter Bulletin Board on April 9, 2007, the last completed trading day prior to the announcement of the merger and on June 1, 2007, the last full trading day for which high and low sales prices were available as of the date of this Joint Proxy Statement — Prospectus. The table below also includes the equivalent high and low sales prices per share of FermaVir common stock on those dates based on the value of the Inhibitex common stock. These equivalent high and low sales prices per share of FermaVir reflect the fluctuating value of Inhibitex common stock that FermaVir stockholders would receive in exchange for each share of FermaVir common stock if the merger had been completed on that date, applying the exchange ratio of 0.55 shares of Inhibitex common stock for each share of FermaVir common stock.

	Inhibitex		FermaVir		FermaVir Equivalent
	Common Stock		Common Stock		Price per Share
	High	Low	High	Low	High	Low

April 9, 2007	$1.66	$1.63	$1.65	$1.60	$0.913	$0.897
June 1, 2007	$1.41	$1.37	$1.26	$1.26	$0.776	$0.754

Because the market price of Inhibitex common stock is subject to fluctuation, the market value of the shares of Inhibitex common stock that holders of FermaVir common stock will receive in the merger may increase or decrease. FermaVir stockholders are urged to obtain a current market quotation for Inhibitex common stock.

Historical Share Prices

Inhibitex Historical Share Prices

The following table shows the range of high and low prices and year-end closing prices for Inhibitex common stock for each completed fiscal quarter since January 1, 2005.

	2005
	High	Low

First Quarter	$10.30	$5.94
Second Quarter	9.49	5.75
Third Quarter	10.82	7.00
Fourth Quarter	10.70	7.66
Year End Close		8.40

	2006
	High	Low

First Quarter	$9.35	$7.00
Second Quarter	3.05	1.75
Third Quarter	1.87	1.42
Fourth Quarter	2.37	1.49
Year End Close		1.65

	2007
	High	Low

First Quarter	$1.84	$1.53
Second Quarter (through June , 2007)

FermaVir Historical Share Prices

The following table shows the range of high and low closing bid quotations and year-end closing bid quotations for FermaVir common stock for each completed fiscal quarter since August 23, 2005. Prior to such date, FermaVir common stock was quoted on the OTC Bulletin Board under the symbol “FMVR” but never traded. Particularly since FermaVir common stock is traded infrequently, such over-the-counter market quotations reflect inter-dealer prices, without markup, markdown or commissions and may not necessarily represent actual transactions or a liquid trading market.

	Year Ended April 30, 2006
	High	Low

Second Quarter (August 23, 2005 — October 31, 2005)	$1.75	$0.22
Third Quarter (November 1, 2005 — January 31, 2006)	2.00	1.05
Fourth Quarter (February 1, 2006 — April 30, 2006)	1.87	1.42
Year End Close		1.47

	Year Ended April 30, 2007
	High	Low

First Quarter (May 1, 2006 — July 31, 2006)	$1.80	$1.30
Second Quarter (August 1, 2006 — October 31, 2006)	2.65	0.65
Third Quarter (November 1, 2006 — January 31, 2007)	1.95	0.70
Fourth Quarter (February 1, 2007 — April 30, 2007)	3.50	1.02
Year End Close		1.35

Year Ended April 30, 2008
	High	Low

First Quarter (May 1, 2007 — (through June , 2007)	$	$

Dividend Information

Inhibitex and FermaVir have never paid cash dividends. If the merger is not consummated, the Boards of Directors of Inhibitex and FermaVir presently intend to continue a policy of retaining all earnings to finance the expansion of the companies’ respective businesses. Following the merger, it is expected that the Board of Directors of Inhibitex will continue the policy of not paying cash dividends in order to retain earnings for reinvestment in the business of the combined companies.

Number of Stockholders

As of May 1, 2007, Inhibitex had 74 stockholders of record.

As of May 1, 2007, FermaVir had 71 stockholders of record.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Introduction to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

The following Unaudited Pro Forma Condensed Combined Consolidated Financial Statements combine the historical balance sheets and statements of operations of Inhibitex and the consolidated balance sheets and statements of operations of FermaVir, giving effect to the merger based on the relative fair values of the assets acquired.

The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the merger, (ii) factually supportable and (iii) with respect to the statement of operations, expected to have a continuing impact on the condensed results.

On April 9, 2007, Inhibitex entered into a merger agreement with, Frost Acquisition Corp., a Delaware corporation and direct wholly-owned subsidiary of Inhibitex, and FermaVir. The merger agreement provides that upon the terms and subject to the conditions set forth in the merger agreement, FermaVir will merge with and into Frost Acquisition Corp., with Frost Acquisition Corp. continuing as the surviving corporation and a wholly-owned subsidiary of Inhibitex under the name FermaVir Pharmaceuticals, Inc.

At the effective time and as a result of the merger, the aggregate consideration to be paid to the stockholders of FermaVir will consist of approximately 11.469 million shares of the common stock of Inhibitex, together with cash in lieu of fractional shares of Inhibitex Common Stock. Each holder of a share of FermaVir common stock will receive approximately 0.55 of a share of Inhibitex common stock. For a more detailed discussion of the exchange ratio, see “The Merger — The Merger Agreement — Merger Consideration” on page I-69.

Summary Selected Unaudited Pro Forma Condensed Combined Consolidated Financial Data

The following Unaudited Pro Forma Condensed Combined Consolidated financial statements give effect to the proposed merger of Inhibitex and FermaVir. For accounting purposes, Inhibitex is considered to be acquiring FermaVir in the merger. Accordingly, the purchase price is allocated among the fair values of the assets and liabilities of FermaVir, while the historical results of Inhibitex are reflected in the results of the combined company. The transaction will be accounted for as an acquisition of assets in accordance with Statement of Financial Accounting Standards, or SFAS, No. 142, Goodwill and Other Intangible Assets. The total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined consolidated financial statements, is allocated to the tangible and intangible assets acquired and liabilities assumed in connection with the transaction, based on their estimated relative fair values.

For purposes of these Unaudited Pro Forma Condensed Combined Consolidated financial statements, Inhibitex and FermaVir have made preliminary allocations of the estimated purchase price to the assets to be acquired and liabilities to be assumed based on various preliminary estimates of their fair value, as described in Note 2 to these unaudited pro forma condensed combined financial statements. A final determination of these fair values, which cannot be made prior to the completion of the merger, will be based on the actual net assets of FermaVir that exist as of the date of completion of the merger. The valuation of assets acquired and liabilities assumed has not progressed to final stages at the timing of this filing. The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed combined consolidated financial statements as a result of:

•	net cash used in FermaVir’s operations between the signing of the merger agreement and the closing of the merger,

•	the timing of completion of the merger and the subsequent independent valuation of the assets acquired, and

•	other changes in FermaVir’s assets that occur prior to completion of the merger, which could cause material differences in the information presented below.

The Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations for the three months ended March 31, 2007 and the year ended December 31, 2006 and the Unaudited Pro Forma Condensed

Combined Consolidated Balance Sheet as of March 31, 2007 are based on the historical financial statements of Inhibitex and FermaVir, after giving effect to the acquisition of FermaVir.

The Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations are presented as if the merger had taken place on January 1, 2006. It is expected that following the acquisition Inhibitex will incur additional costs in connection with integrating the operations of the two companies. These initiatives are expected to involve the termination of employees and the elimination of redundant facilities. Plans with respect to these restructuring activities are in the process of being developed. As such, integration-related costs and the related anticipated cost savings are not included in the accompanying Unaudited Pro Forma Condensed Combined Consolidated Financial Statements. The amounts for FermaVir were derived from the adjusted annual reporting period of November 1, 2005 to October 31, 2006 and quarterly reporting period of November 1, 2006 to January 31, 2007 to conform with Inhibitex’s presented reporting periods due to different fiscal period ends.

The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet is presented to give effect to the acquisition as if it occurred on March 31, 2007, combines the balance sheet for Inhibitex as of March 31, 2007 with the balance sheet of FermaVir as of January 31, 2007 and reflects the allocation of the purchase price to the FermaVir assets acquired and liabilities assumed on a relative fair value basis.

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements are based on the estimates and assumptions set forth in the accompanying notes to such statements. The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements are prepared for illustrative purposes only and are not necessarily indicative of the results that would have been achieved had the transaction been consummated as of the date indicated or that may be achieved in the future.

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements should be read in conjunction with the historical financial statements of Inhibitex included elsewhere in this Joint Proxy Statement — Prospectus and also with the historical financial statements of FermaVir included elsewhere in this Joint Proxy Statement — Prospectus.

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
as of March 31, 2007

	Inhibitex	FermaVir	Pro Forma		Pro Forma
	Historical	Historical(1)	Adjustments		Combined
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$18,503	$504	$—		$19,007
Short-term investments	41,059	—	—		41,059
Prepaid expenses & other current assets	1,089	92	(255	)(A)	926
Accounts receivable	2,671	—	—		2,671

Total current assets	63,322	596	(255)		63,663
Other assets	—	43			43
In-process research and development	—	—	29,131	(E)	—
			(29,131	)(F)
Property and equipment, net	3,260	15	—		3,275

Total assets	$66,582	$654	$(255)		$66,981

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$6,558	$202	$1,235	(A)	$7,995
Current portion of notes payable	312	—	—		312
Current portion of capital lease obligations	795	—	—		795
Current portion of deferred revenue	1,567	—	—		1,567
Other current liabilities	153	—	—		153

Total current liabilities	9,385	202	1,235		10,822

Long-term liabilities:
Notes payable, net of current portion	937	—	—		937
Capital lease obligations, net of current portion	639	—	—		639
Deferred revenue, net of current portion	500	—	—		500
Other liabilities, net of current portion	1,101	17	—		1,118

Total long-term liabilities	3,177	17			3,194

Total liabilities	12,562	219	1,235		14,016

Stockholders’ equity:
Common stock	30	2	(2	)(C)	42
			12	(D)
Additional paid-in-capital	218,825	11,307	(11,307	)(B)	238,571
			(12	)(D)
			19,758	(E)
Warrants	7,378	—	8,318	(E)	15,696
Deficit accumulated during development stage	(172,213)	(10,874)	10,874	(B)	(201,344)
			(29,131	)(F)

Total stockholders’ equity	54,020	435	(1,490)		52,965

Total liabilities and stockholders’ equity	$66,582	$654	$(255)		$66,981

(1)	Amounts for FermaVir were derived from the balances as reported as of January 31, 2007 to conform with Inhibitex’s presented balances due to different fiscal period ends.

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations
for the Three Months Ended March 31, 2007

	Inhibitex	FermaVir	Pro Forma	Pro Forma
	Historical	Historical(1)	Adjustments	Combined
	(In thousands, except share and per share data)

Revenue
License fees and milestones	$413	$—	$—	$413
Collaborative research and development	250	—	—	250
Grants and other revenue	6	—	—	6

Total revenue	669	—	—	669
Operating expenses
Research and development	1,567	287	—	1,854
General and administrative	1,306	2,294	—	3,600

Total operating expenses	2,873	2,581	—	5,454

Loss from operations	(2,204)	(2,581)	—	(4,785)
Other income (expense), net	1,945	—	—	1,945
Interest income (expense), net	721	(1,645)	—	(924)

Net income (loss)	$462	$(4,226)	$—	$(3,764)

Basic net income (loss) per share	$0.02	$(0.22)		$(0.09)

Diluted net income (loss) per share	$0.01	$(0.22)		$(0.09)

Weighted average shares used in the computation of basic net income (loss) per share	30,505,516	19,181,700	11,469,277	41,974,793
Weighted average shares used in the computation of diluted net income (loss) per share	31,062,147	19,181,700	11,469,277	41,974,793

(1)	Amounts for FermaVir were derived from the quarterly reporting period of November 1, 2006 to January 31, 2007 to conform with Inhibitex’s reporting period due to different fiscal period ends.

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations
for the Year Ended December 31, 2006

	Inhibitex	FermaVir	Pro Forma	Pro Forma
	Historical	Historical(1)	Adjustments	Combined
	(In thousands, except share and per share data)

Revenue
License fees and milestones	$150	$—	$—	$150
Collaborative research and development	500	—	—	500
Grants and other revenue	196	—	—	196

Total revenue	846	—	—	846
Operating expenses
Research and development	23,417	915	—	24,332
General and administrative	12,758	2,129	—	14,887

Total operating expenses	36,175	3,044	—	39,219

Loss from operations	(35,329)	(3,044)	—	(38,373)
Other income (expense), net	1,060	—	—	1,060
Interest income (expense), net	3,124	(385)	—	2,739

Net loss	$(31,145)	$(3,429)	$—	$(34,574)

Basic and diluted net loss per share	$(1.03)	$(0.18)		$(0.83)

Weighted average shares used in the computation of basic and diluted net loss per share	30,259,979	19,181,700	11,469,277	41,729,256

(1)	Amounts for FermaVir were derived from the adjusted annual reporting period of November 1, 2005 to October 31, 2006 to conform with Inhibitex’s presented reporting period due to different fiscal period ends.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL INFORMATION

1.	Basis of Presentation

On April 9, 2007, Inhibitex and FermaVir entered into an Agreement and Plan of Merger and Reorganization. Under the merger agreement, FermaVir will merge with and into Frost Acquisition Corp., a wholly-owned subsidiary of Inhibitex, which is referred to as the merger sub, with the merger sub continuing as a wholly-owned subsidiary of Inhibitex under the name FermaVir Pharmaceuticals, Inc., which transaction is referred to as the merger. At the effective time of the merger, each share of FermaVir common stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive 0.55 shares of Inhibitex common stock. Based solely upon the outstanding shares of Inhibitex common stock on April 9, 2007 and outstanding shares of FermaVir’s common stock on April 9, 2007, immediately following the completion of the merger, FermaVir stockholders will own approximately 27% of the combined company’s outstanding common stock. The merger is intended to qualify as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code. The merger is subject to customary closing conditions, including approval by Inhibitex and FermaVir’s stockholders.

Because Inhibitex stockholders will own approximately 73% of the voting stock of the combined company after the transaction, Inhibitex is deemed to be the acquiring company for accounting purposes and the transaction will be accounted for as an acquisition of assets in accordance with U.S. generally accepted accounting principles. Accordingly, the assets and liabilities of FermaVir will be recorded as of the merger closing date at their estimated fair values. As FermaVir is a development stage enterprise, the acquisition is not considered to be a business combination, and the allocation of the preliminary purchase price does not result in goodwill.

2.	Purchase Price

The preliminary estimated total purchase price of the proposed merger is as follows (in thousands):

Fair value of Inhibitex common stock issued	$18,925
Estimated fair value of FermaVir stock options and stock warrants assumed	9,586
Estimated transaction costs of Inhibitex	1,490
Acquired assets and assumed liabilities, net	(435)

Total preliminary estimated purchase price	$29,566

On May 1, 2007, FermaVir had 20,853,231 shares of common stock outstanding. The fair value of Inhibitex’s common stock issued was determined by the closing price of $1.65 per share based on the closing price of Inhibitex’s common stock two days before and two days after April 9, 2007, the day the merger was announced, multiplied by the exchange 0.55 exchange ratio. Fermavir had 10,766,477 warrants and 2,411,000 stock options outstanding on May 1, 2007, for which Inhibitex will issue 5,927,062 warrants and 1,326,050 stock options in connection with the 0.55 exchange ratio in the merger agreement. The fair value of FermaVir’s stock options and stock warrants assumed by Inhibitex was determined using the Black-Scholes option pricing model with the following assumptions: stock price of $1.65 which is the value of Inhibitex common stock used in determining the purchase price; volatility of 76%; dividend rate of 0%; risk-free interest rate of 4.60%; and a weighted average expected life of 7 years. The estimated purchase price is preliminary because the proposed merger has not yet been completed. The actual purchase price may change based on the number of FermaVir stock options and warrants outstanding on the merger closing date and Inhibitex’s final costs to complete the merger.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL INFORMATION — (Continued)

In accordance with SFAS No. 142, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of FermaVir based on their estimated relative fair values as of the merger closing date. A preliminary allocation of the total estimated purchase price, as shown above, to the acquired tangible and intangible assets and assumed liabilities of FermaVir based on the estimated fair values as of January 31, 2007 is as follows (in thousands):

Estimated Fair
Value of
Assets Acquired
and Liabilities
Assumed

Other assets	$654
Existing assumed liabilities	(219)
In-process research and development	29,131

Total	$29,566

The allocation of the estimated purchase price is preliminary because the proposed merger has not yet been completed. The purchase price allocation will remain preliminary until Inhibitex completes its valuation of intangible assets acquired and determines the fair values of other assets acquired and liabilities assumed. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after completion of the merger and will be based on the fair values of the assets acquired and liabilities assumed as of the merger closing date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined consolidated financial statements. Based on the information currently available to date, management believes that the preliminary purchase price allocation reflected in the pro forma financial balance sheet accurately reflects the fair value of the assets acquired and liabilities assumed. However, the independent valuation will also serve to assist in determining whether any other identifiable intangible assets were acquired and are measurable.

The amount of the preliminary purchase price allocated to in-process research and development, or IPR&D, is estimated to be $29.1 million. This estimate is based on management’s preliminary conclusions after consideration of the historical inception to date research and development expenses of FermaVir, the current stage of development of both programs, and preliminary consultation with independent valuation experts. The acquired IPR&D projects primarily consist of one compound in development as potential treatment of varicella zoster virus, or VZV, the causative agent for shingles and chickenpox and a cytomegalovirus program, or CMV, for treatment in transplant patients.

In order for costs to be allocated to IPR&D assets, each of the following criteria must be met:

1. The acquired asset (whether tangible or intangible) should possess the characteristics of control and economic benefit.

2. The fair value of the acquired asset should be measurable with reasonable reliability.

3. The specific IPR&D project in which acquired assets are to be used must be identified, have substance and be incomplete.

4. The acquired asset should have no alternative future use.

Management assessed the aforementioned criteria for both research programs acquired, and determined that each had been met. As such, the amount determined to represent the fair value of the research programs has been allocated to the IPR&D assets as of the date of the acquisition, and immediately charged to expense.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL INFORMATION — (Continued)

3.	Pro Forma and Purchase Accounting Adjustments

The Unaudited Pro Forma Condensed Combined Consolidated financial statements include pro forma adjustments to give effect to certain significant capital transactions of Inhibitex occurring as a direct result of the proposed merger. The Unaudited Pro Forma Condensed Combined Consolidated financial statements do not include any adjustments for income taxes because the combined company is anticipated to incur taxable losses for the foreseeable future.

The pro forma adjustments are as follows:

(A) To reflect the accrual of estimated costs to be incurred by Inhibitex to consummate the merger, not accrued as of March 31, 2007, totaling $1,490,196, less prepaids of $255,196. Merger costs include fees payable for investment banking services, legal, accounting, printing and other consulting services.

(B) To eliminate FermaVir stockholders’ equity accounts.

(C) To reflect the reclassification of FermaVir historical common stock accounts as additional paid-in capital prior to setting up the common stock account to reflect the combined company.

(D) To reflect the issuance of 11,469,277 shares of Inhibitex common stock at par value of $0.001, based on 20,853,231 shares of FermaVir common stock outstanding, at the 0.55 exchange ratio provided for in the merger agreement multiplied by the average closing price of Inhibitex common stock two days before and two days after April 9, 2007, the day the merger was announced.

(E) To reflect the estimated preliminary purchase price based on estimated fair value of other assets of $654,000 and liabilities of $219,000 assumed, and in-process research and development of $29,131,000, less estimated transaction costs of $1,490,000, at the close of the merger as referred to in Note 2 above totaling $28,076,000 ($19,758,000 recorded related to the issuance of stock, stock options and $8,318,000 related to the issuance of warrants).

(F) To record the estimated fair value of in-process research and development acquired in the merger. The in-process research and development charge is directly attributable to the merger and will not have a continuing impact, therefore it is not reflected in the pro forma statement of operations. It will be recorded as an expense immediately following the completion of the merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

Interests of FermaVir’s Executive Officers and Directors in the Merger

In considering the recommendation of the FermaVir Board of Directors that the FermaVir stockholders vote FOR the adoption of the merger agreement, FermaVir stockholders should be aware that the members of management and the Board of Directors of FermaVir identified below have interests in the merger that may be different from, or in addition to, the interests of the FermaVir stockholders generally. The Board of Directors of FermaVir was aware of these potential conflicts of interest during its deliberations on the merits of the merger and in making its decision to approve the merger, the merger agreement and the related transactions.

Inhibitex Management and Board Membership

Two members of the FermaVir Board of Directors, Mr. Cerrone and Dr. McGuigan, will be appointed to the Board of Directors of Inhibitex upon completion of the merger. In addition, Dr. Henson will serve as Vice President, Drug Development, of Inhibitex upon completion of the merger. All members of the Board of Directors of Inhibitex are eligible to receive cash compensation and option grants as further set forth under “Chapter Three — Other Information Regarding Inhibitex — Management — Compensation of Directors.”

Indemnification; Directors’ and Officers’ Insurance

For a period of six years after the closing of the merger, Inhibitex has agreed to indemnify the current officers and directors of FermaVir for their acts and omissions as directors and officers of FermaVir in accordance with the indemnification obligations in FermaVir’s articles of incorporation and bylaws as currently in effect. In addition, Inhibitex has agreed to maintain in effect for three years after consummation of the merger the directors’ and officers’ liability insurance maintained by FermaVir or its subsidiary with respect to claims arising from facts or events that occurred on or prior to the effective time of the merger, covering those persons who are covered by FermaVir’s current directors’ and officers’ liability insurance policy. In lieu of Inhibitex maintaining such insurance, FermaVir may purchase a three-year “tail policy” under its current directors’ and officers’ liability insurance coverage.

Acceleration of Vesting of Stock Options

In connection with the merger, FermaVir amended outstanding stock options covering an aggregate of 378,000 shares of FermaVir’s common stock held by all of FermaVir’s current directors, except Dr. Henson. Such stock options became 100% vested as of the date of the merger agreement, and the exercise period of such options has been modified to provide that the exercise period shall expire upon three years following the effective time of the merger; provided that the exercise period with respect to options held by Mr. Cerrone and Dr. McGuigan were modified to provide that the exercise period shall expire upon the earlier of (i) three years after their service to Inhibitex terminates and (ii) September 24, 2015. In addition, Mr. Cerrone and Dr. McGuigan have agreed to waive any stock options to which they would be entitled as directors of Inhibitex for their initial term.

THE MERGER AGREEMENT

The following summary of the merger agreement is qualified by reference to the complete text of the merger agreement, which is incorporated by reference and attached hereto as Annex A. The merger agreement has been included to provide you with information regarding its terms. You are encouraged to read the entire merger agreement. The merger agreement is not intended to provide any other factual information about us. Such information can be found elsewhere in this Joint Proxy Statement — Prospectus and in the other public filings each of Inhibitex and FermaVir makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

Structure of the Merger

Under the merger agreement, FermaVir will merge into Frost Acquisition Corp., a wholly-owned subsidiary of Inhibitex with Frost Acquisition Corp. becoming the surviving corporation under the name FermaVir Pharmaceuticals, Inc.

Timing of Closing; Effective Time of the Merger

The closing will occur at a time and date to be specified by the parties, which shall be no later than the fifth business day after the day on which the last of the conditions set forth in the merger agreement has been satisfied or waived, unless Inhibitex and FermaVir mutually agree to a different date or the agreement has been terminated prior to such date. Inhibitex expects that, as soon as practicable following the closing of the merger, the parties will file a certificate of merger with the Secretary of State of Delaware and articles of merger with the Secretary of State of Florida, at which time the merger will be effective.

Merger Consideration

Consideration to FermaVir common stockholders:

Each holder of FermaVir common stock will receive 0.55 of a share of Inhibitex common stock for each share of FermaVir common stock held at the time of the merger.

Cash in Lieu of Fractional Shares or Warrants

Inhibitex will not issue any fractional shares. In lieu of fractional shares, FermaVir stockholders will receive cash in an amount equal to the sum of the fractional share amount multiplied by the average sale price of a share of Inhibitex common stock for the five (5) most recent trading days ending on the day that is three days prior to the effective time of the merger, as reported on the Nasdaq Global Market.

Examples:

•	If you currently own 750 shares of FermaVir common stock, then at the effective time of the merger, based upon an assumed stock exchange ratio of 0.55, you would receive 412 shares of Inhibitex common stock, and a check for any resulting fractional share of Inhibitex common stock. The value of the stock that you will receive will fluctuate as the price of Inhibitex common stock changes prior to the merger.

•	On May 31, 2007, the closing price of Inhibitex common stock on the Nasdaq Global Market was $1.39 and the closing price of FermaVir common stock on the Over-the Counter Bulletin Board was $1.26. Applying exchange ratio of 0.55 to the Inhibitex closing price on that date, each holder of FermaVir common stock would be entitled to receive Inhibitex common stock with a market value of approximately $0.765 for each share of FermaVir common stock. However, the market price for Inhibitex common stock will change between now and the effective time of the merger. You are urged to obtain current price quotes for Inhibitex common stock.

Treatment of FermaVir Stock Options and Warrants

At the effective time of the merger, all unexercised outstanding options granted by FermaVir and warrants to purchase shares of FermaVir common stock will be assumed by Inhibitex and will be exercisable for the number of shares that the holder would have received if the option or warrant had been exercised prior to the effective time. The exercise price of the options and warrants shall be determined by dividing the exercise price in effect prior to the merger by the exchange ratio of 0.55.

Exchange of Shares

Promptly after the effective time of the merger, Inhibitex will provide to each holder of FermaVir stock instructions explaining how to surrender FermaVir stock certificates to Inhibitex. Holders of FermaVir stock that surrender their certificates to Inhibitex, together with a properly completed letter of transmittal, will receive the appropriate merger consideration. Holders of unexchanged shares of FermaVir stock will not be entitled to receive any dividends or other distributions payable by Inhibitex after the closing until their certificates are surrendered.

Inhibitex will not issue any fractional shares. FermaVir stockholders will receive a check in the amount of the fractional share multiplied by the average sale price of a share of Inhibitex common stock for the five most recent trading days ending on the third business day prior to the effective time, as reported on the Nasdaq Global Market.

Inhibitex Board of Directors and Related Matters

Inhibitex has agreed to take the necessary corporate actions so that, as of the closing of the merger. Two nominees of FermaVir, Mr. Gabriele M. Cerrone and Dr. Chris McGuigan, will become directors of Inhibitex, one of whom shall be appointed to serve in the class of directors whose term expires at Inhibitex’s 2009 annual meeting of stockholders, and the other of whom shall be appointed to serve in the class of directors whose term expires at Inhibitex’s 2010 annual meeting of stockholders.

Biographical information as to each of Messrs. Cerrone and McGuigan is set forth below:

Gabriele M. Cerrone has served as the Chairman of the Board of Directors of FermaVir since August 2005. From March 1999 to January 2005, Mr. Cerrone served as a Senior Vice President of Investments of Oppenheimer & Co. Inc., a financial services firm. Prior to such affiliation, Mr. Cerrone held the position of Managing Director of Investments at Barrington Capital, L.P., a merchant bank, between March 1998 and March 1999. Between May 2001 and May 2003, Mr. Cerrone served on the board of directors of SIGA Technologies, Inc. and served as Co-Chairman of the Board to Xenomics, Inc. from July 2005 until November 2006. Mr. Cerrone currently serves as Chairman of the Board and a consultant to Callisto Pharmaceuticals, Inc., a biotechnology company. Mr. Cerrone is the managing partner of Panetta Partners Ltd., a Colorado limited partnership, which is a private investor in real estate and public and private companies engaged in biotechnology and other areas.

Chris McGuigan, M.Sc., Ph.D., has served as a member of the Board of Directors of FermaVir since August 2005 and has served as a director of FermaVir Research, Inc. since March 2005. Since 1995, Dr. McGuigan has been Professor, Welsh School of Pharmacy, Chairman of Departmental Research Committee and Director of Research, Head of Medicinal Chemistry. He is the Chemistry Editor for Antiviral Chemistry and Chemotherapy. Dr. McGuigan is on the Editorial Board for Journal of Medicinal Chemistry. He is currently the President and Board member of the International Society for Antiviral Research.

Covenants

Limitation on Soliciting, Discussing or Negotiating Other Acquisition Proposals

The merger agreement contains detailed provisions prohibiting FermaVir from seeking or entering into an alternative transaction to the merger. Under these “no solicitation” and related provisions, subject to specific exceptions described below, FermaVir has agreed that it will not, directly or indirectly (and that it will ensure that its representatives do not directly or indirectly):

•	initiate, solicit, knowingly encourage the making, submission or announcement of, or take any other action that could reasonably be expected to lead to, an acquisition proposal or acquisition inquiry or the making, submission or announcement of, any acquisition proposal or acquisition inquiry;

•	furnish to any person any nonpublic information in connection with or in response to any acquisition proposal or acquisition inquiry;

•	engage in discussions or negotiations with any person with respect to any acquisition proposal or acquisition inquiry;

•	approve, endorse or recommend any acquisition proposal or acquisition inquiry; or

•	enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any acquisition proposal or acquisition inquiry.

Exception to Limitation on Discussing and Negotiating Other Acquisition Proposals

The merger agreement provides that if, prior to the special meeting of FermaVir stockholders, FermaVir receives from any person a written acquisition proposal that constitutes, or is reasonably likely to result in the submission by such person of, a superior proposal (as described below), then FermaVir may furnish nonpublic information to, and engage in discussions and negotiations with, the person making the acquisition proposal, as long as:

•	FermaVir’s Board of Directors reasonably determines in good faith, after having taken into account the advice of its nationally recognized financial advisor, that such acquisition proposal is a superior proposal;

•	there has been no breach of any of the obligations described under the heading “Limitation on Soliciting, Discussing or Negotiating Other Acquisition Proposals” above;

•	FermaVir receives from such person an executed confidentiality agreement containing terms and conditions at least as favorable as the provisions in the confidentiality agreement between Inhibitex and FermaVir;

•	at least one business day prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such person, FermaVir gives Inhibitex written notice of the identity of such person and of FermaVir’s intention to furnish nonpublic information to, or enter into discussions or negotiations with, such person; and

•	FermaVir’s Board of Directors reasonably determines in good faith, after having taken into account the advice of its nationally recognized outside legal counsel (which may be its current outside legal counsel), that failure to take such actions would constitute a breach of its fiduciary duties to its stockholders under applicable law.

For purposes of the merger agreement, the term “superior proposal” shall mean an unsolicited, bona fide written offer made by a third party to enter into (1) a merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction as a result of which either (A) FermaVir’s stockholders prior to such transaction in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction, or the ultimate parent entity thereof, or (B) a person or “group,” as defined under applicable securities laws, directly or indirectly acquires beneficial or record ownership of securities representing 50% or more of FermaVir’s capital stock or (2) a sale, lease, exchange transfer, license, acquisition or disposition of any business or other disposition of at least 50% of the assets of the party or its subsidiaries, taken as a whole, in a single transaction or a series of related transactions that:

•	is not subject to a financing contingency;

•	is on terms that FermaVir’s Board of Directors in good faith concludes (after obtaining and taking into account the advice of its financial advisors and after taking into account the various legal, financial and regulatory aspects of the proposal and the likelihood and anticipated timing of the consummation) are more favorable from a financial point of view to FermaVir’s stockholders (in their capacities as stockholders) than the transactions contemplated by the merger agreement (including any revisions thereto); and

•	that FermaVir’s Board of Directors reasonably determines in its good faith judgment (after consultation with its legal counsel) to be reasonably capable of being completed (taking into account all legal, financial, regulatory and other aspects of the proposal) and that does not contain any “due diligence” condition.

Obligations of the Inhibitex Board of Directors and FermaVir Board of Directors with Respect to Their Recommendations and Holding Meetings of Stockholders

Both Inhibitex and FermaVir have agreed to take all action necessary to call, give notice of and, as promptly as reasonably practicable after the Registration Statement on Form S-4 of which this Joint Proxy Statement — Prospectus is a part is declared effective under the Securities Act of 1933, hold meetings of their respective stockholders, in the case of FermaVir, for the adoption and approval of the merger agreement, and, in the case of Inhibitex, for the approval of the issuance of shares of Inhibitex common stock in the merger.

Both Inhibitex and FermaVir have agreed to include a statement in this Joint Proxy Statement — Prospectus to the effect that, in the case of Inhibitex, the Board of Directors of Inhibitex recommends that Inhibitex’s stockholders approve the issuance of shares of Inhibitex common stock in the merger at the Inhibitex annual meeting and, in the case of FermaVir, the Board of Directors of FermaVir recommends that FermaVir’s stockholders adopt and approve the merger agreement at the FermaVir special meeting. The merger agreement provides that neither the Board of Directors of FermaVir nor the Board of Directors of Inhibitex may withdraw its recommendation or modify its recommendation in a manner adverse to the other company, or resolve to do so, except in certain circumstances.

The merger agreement provides that FermaVir’s Board of Directors is entitled to withdraw, modify or amend its recommendation that FermaVir’s stockholders vote to adopt the merger agreement if certain requirements, including the following, are met:

•	FermaVir has received an unsolicited acquisition proposal that is a superior proposal;

•	FermaVir’s Board of Directors shall have given Inhibitex at least three days notice of its intention to do so and has negotiated with Inhibitex in good faith for at least seven days to make such adjustments in the terms of the merger agreement so that the acquisition proposal would no longer constitute a superior proposal;

•	FermaVir’s Board of Directors shall have considered such adjustments and shall have concluded in good faith, based upon consultations with its financial advisors and outside legal counsel that such acquisition proposal remains a superior proposal; and

•	FermaVir’s Board of Directors reasonably determines in good faith, after having taken into account the advice of its nationally recognized outside legal counsel (which may be its current legal counsel), that failure to take such actions would constitute a breach of its fiduciary duties to its stockholders under applicable law.

The merger agreement provides that Inhibitex’s Board of Directors is entitled to withdraw, modify or amend its recommendation that Inhibitex’s stockholders vote to approve the issuance of shares of Inhibitex common stock in the merger if Inhibitex’s Board of Directors reasonably determines in good faith, after having taken into account the advice of its nationally recognized outside legal counsel (which may be its current legal counsel), that failure to take such actions would constitute a breach of its fiduciary duties to its stockholders under applicable law.

The merger agreement provides that, if either company withdraws or modifies the recommendation of its Board of Directors, that company may be required under certain circumstances to pay a termination fee of $900,000 to the other company. See “Termination Fees; Expenses.”

The merger agreement permits the Board of Directors of each company to comply with Rules 14d-9 and 14e-2 under the Securities Exchange Act of 1934, with regard to an acquisition proposal that FermaVir or Inhibitex may receive.

Covenants; Conduct of Business Prior to the Merger

Affirmative Covenants of FermaVir.  Subject to certain exceptions, FermaVir has agreed that before the effective time, it will:

•	provide Inhibitex and its representatives access during normal business hours and upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of FermaVir and its subsidiaries and to the books and records thereof and furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of FermaVir and its subsidiaries as Inhibitex and its representative may reasonably request; and

•	conduct its operations only in the ordinary and usual course of business consistent with past practice.

Negative Covenants of FermaVir.  Subject to certain exceptions, FermaVir has agreed that before the effective time, without the written consent of Inhibitex, it will not, will not agree to, and will not permit any of its subsidiaries to:

•	amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents;

•	issue, sell, pledge, dispose of, grant, transfer, encumber, grant or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of any shares of capital stock or other security in, FermaVir or any of its subsidiaries of any class, or securities convertible or exchangeable or exercisable for any shares of capital stock or other equity interests or such convertible or exchangeable securities, or any other ownership interest (including, without limitation, any such interest represented by contract right), of FermaVir or any of its subsidiaries other than (a) the issuance of FermaVir common stock upon the exercise of FermaVir options outstanding as of the date of the merger agreement in accordance with their terms or upon the conversion of FermaVir convertible securities or (b) the issuance of FermaVir common stock upon the exercise of FermaVir warrants;

•	subject to limited exceptions, sell, pledge, dispose of, transfer, lease, license, guarantee or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, guarantee or encumbrance of, any material property or assets (including intellectual property) of FermaVir or any of its subsidiaries;

•	enter into any commitment or transaction that would constitute a FermaVir material contract (as such term is defined in the merger agreement) or would be outside the ordinary course of business;

•	declare, set aside, make, or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its shares of capital stock (other than dividends paid by a wholly-owned subsidiary of the company or to any other wholly-owned subsidiary of the company) or enter into any agreement with respect to the voting of its equity interests;

•	reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of FermaVir or a subsidiary (other than pursuant to a reverse stock split required by a governmental entity or a dividend paid by a subsidiary to FermaVir or another wholly-owned subsidiary), other equity interests or securities (other than in connection with the termination of an employee pursuant to existing repurchase rights);

•	acquire (including without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any person or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice;

•	subject to limited exceptions, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person (other than a wholly-owned subsidiary of FermaVir) for borrowed money or make any loans, advances or capital contributions to, or investments in, any person;

•	other than in the ordinary course of business and consistent with past practice, enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under the merger agreement or terminate, cancel or request any material change in, or agree to any material change in, any FermaVir material contract;

•	subject to limited exceptions, increase the compensation or benefits payable or to become payable to FermaVir’s directors, officers, or employees, or grant rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of FermaVir or any of FermaVir’s subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

•	subject to limited exceptions, take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any FermaVir benefit plan;

•	subject to limited exceptions, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise);

•	other than in the ordinary course of business and consistent with past practice, accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates or delay or accelerate payment of any account payable in advance of its due date;

•	make any change in accounting policies or procedures, except as required by U.S. GAAP or by a government entity;

•	subject to limited exceptions, waive, release, assign, settle or compromise any material claims or any material litigation or arbitration;

•	make any material tax election, settle or compromise any material liability for taxes, amend any tax return or file any refund for taxes;

•	take, or agree to take, any action that would prevent the merger from qualifying as a “reorganization” within the meaning of section 368(a) of the Code;

•	modify, amend, or terminate, waive, release or assign any material rights or claims with respect to any confidentiality or standstill agreement to which it is a party;

•	take any action that is intended or would reasonably be expected to result in any of the conditions to the merger not being satisfied;

•	fail to take any and all steps reasonably necessary to maintain Fermavir’s material intellectual property rights or transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any of FermaVir’s intellectual property rights, or, subject to limited exceptions, enter into any agreements or make other commitments or arrangements to grant, transfer or license to any person any future patent rights;

•	subject to limited exceptions, acquire, lease or license any right or other asset from any other person or sell, encumber, convey, assign, or otherwise dispose of or transfer of, or lease or license or sublicense, any right or other asset or interest therein to any other person or waive or relinquish any material right; and

•	subject to limited exceptions, write off as uncollectible, or establish any extraordinary reserve with respect to, any receivable or other indebtedness.

Affirmative Covenants of Inhibitex.  Subject to certain exceptions, Inhibitex has agreed that before the effective time, it will:

•	use commercially reasonable efforts to cause the shares of Inhibitex common stock to be issued as consideration in the merger to be approved for listing on the NASDAQ Global Market;

•	cause Gabriele M. Cerrone and Chris McGuigan to be appointed to the Board of Directors of Inhibitex as of the effective time of the merger; and

•	provide FermaVir and its representatives access during normal business hours and upon reasonable prior notice to its officers, employees, agents, properties, offices and other facilities of Inhibitex and its subsidiaries and to the books and records thereof and furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of Inhibitex and its subsidiaries as FermaVir and its representative may reasonably request.

Negative Covenants of Inhibitex.  Subject to certain exceptions, Inhibitex has agreed that before the effective time, without the written consent of FermaVir, it will not, will not agree to, and will not permit any of its subsidiaries to:

•	amend or otherwise change its certificate of incorporation or bylaws;

•	subject to limited exceptions, issue, sell, pledge, dispose of, grant, transfer, encumber, grant or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of any shares of capital stock or other security in, Inhibitex or any of its subsidiaries of any class, or securities convertible or exchangeable or exercisable for any shares of capital stock or other equity interests or such convertible or exchangeable securities, or any other ownership interest (including, without limitation, any such interest represented by contract right), of Inhibitex or the merger sub other than (a) the issuance of Inhibitex common stock upon the exercise of Inhibitex options outstanding as of the date of the merger agreement in accordance with their terms and (b) the grant of options to purchase up to 300,000 shares of Inhibitex common stock;

•	subject to limited exceptions, sell, pledge, dispose of, transfer, lease, license, guarantee or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, guarantee or encumbrance of, any material property or assets (including intellectual property) of Inhibitex or the merger sub;

•	declare, set aside, make, or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its shares of capital stock or enter into any agreement with respect to the voting of its equity securities;

•	reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of Inhibitex’s capital stock, other equity interests or securities (other than pursuant to a reverse stock split required by a governmental entity or in connection with the termination of an employee pursuant to existing repurchase rights);

•	acquire (including without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any person or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice;

•	enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under the merger agreement or make any loans, advance or capital contributions to, or investments in, any person;

•	subject to limited exceptions, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise);

•	make any material change in accounting policies or procedures, except as required by U.S. GAAP or by a government entity;

•	take, or agree to take, any action that would prevent the merger from qualifying as a “reorganization” within the meaning of section 368(a) of the Code;

•	take any action that is intended or would reasonably be expected to result in any of the conditions to the merger not being satisfied; and

•	fail to take any and all steps reasonably necessary to maintain Fermavir’s material intellectual property rights.

Affirmative Covenants of Inhibitex and FermaVir.  Both Inhibitex and FermaVir have agreed that, among other things:

•	as promptly as reasonably practicable following the date of the merger agreement, both Inhibitex and FermaVir will prepare and file with the SEC mutually acceptable proxy materials which shall constitute the Joint Proxy Statement — Prospectus and Inhibitex shall prepare and file with the SEC a Registration Statement on Form S-4 with respect to the shares of Inhibitex common stock to be issued in the merger. Inhibitex and FermaVir shall use all reasonable efforts to have the Registration Statement declared effective by the SEC and to keep such registration statement effective as long as is necessary to consummate the merger and the transactions contemplated thereby;

•	each party will use commercially reasonable efforts to obtain from any governmental entity any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Inhibitex or FermaVir or any of their respective subsidiaries, or to avoid any action or proceeding by any governmental entity in connection with the authorization, execution and delivery of the merger agreement and the consummation of the transactions contemplated thereby, including, without limitation, the merger and make all necessary filings, and thereafter make any other required submissions, with respect to the merger agreement and the merger required under (a) the Securities Act of 1933 and the Securities Exchange Act of 1934, and any other applicable federal or state securities laws and (b) any other applicable law;

•	each party shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, all commercially reasonable best efforts to obtain any third party consents (a) necessary, proper or advisable to consummate the transactions contemplated by the merger agreement, (b) required to be disclosed or (c) required to prevent a material adverse effect with respect to either party from occurring prior to or after the effectiveness of the merger;

•	use reasonable efforts to cause its counsel to deliver a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act; and

•	each party will use commercially reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by the merger agreement as promptly as practicable.

Representations and Warranties

The merger agreement contains representations and warranties made by Inhibitex and FermaVir to each other with respect to each party’s:

•	organization and qualifications to do business in foreign jurisdictions;

•	subsidiaries;

•	corporate authorization to enter into the merger;

•	board consent to the transaction and stockholder votes required for the adoption and approval of the merger agreement or the issuance of Inhibitex shares pursuant to the merger agreement;

•	SEC filings and certain compliance matters;

•	governmental approvals required in connection with the merger;

•	absence of any breach of organizational documents, law or certain material agreements as a result of the merger;

•	capitalization;

•	information provided by it for inclusion in this Joint Proxy Statement — Prospectus;

•	financial statements;

•	absence of certain material changes since a specified balance sheet date;

•	intellectual property;

•	tax matters;

•	absence of undisclosed material liabilities;

•	compliance with laws;

•	material permits;

•	litigation;

•	restrictions on business activities;

•	labor and employment matters;

•	business practices;

•	inapplicability of anti-takeover statutes; and

•	material contracts.

The merger agreement also contains certain additional representations and warranties made by FermaVir, relating to insurance, employee benefits matters and title to assets. The representations and warranties in the merger agreement do not survive the closing of the merger.

Conditions to the Completion of the Merger

Conditions to the Obligations of Each Party.  The merger agreement contemplates that the respective obligations of each party to effect the merger and the other transactions contemplated in the merger agreement shall be subject to the satisfaction at or prior to the effective time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

•	the registration statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the registration statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of FermaVir or Inhibitex, threatened by the SEC;

•	Inhibitex stockholder approval for the issuance of shares of Inhibitex common stock in the merger and FermaVir stockholder approval for adoption and approval of the merger agreement shall have been obtained;

•	no governmental entity, nor any federal or state court of competent jurisdiction or arbitrator shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or arbitration award or finding or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the merger or any other transactions contemplated in the merger agreement;

•	any applicable waiting periods (together with any extensions thereof) or approvals under the HSR Act and the antitrust or competition laws of any other applicable jurisdiction shall have expired or been terminated or received;

•	the shares of Inhibitex common stock issuable to FermaVir’s stockholders in the merger shall have been approved for listing on the NASDAQ Global Market, subject to official notice of issuance; and

•	Inhibitex and FermaVir shall each have received opinions from their respective tax counsel, Dechert LLP and Siller Wilk LLP, in form and substance reasonably satisfactory to them, to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn. The parties agree to make customary representations as requested by such counsel for the purpose of rendering such opinions.

Additional Conditions to the Obligations of Inhibitex.  The merger agreement contemplates that the obligations of Inhibitex and Frost Acquisition Corp. to effect the merger and the other transactions contemplated by the merger agreement are also subject to the following conditions, among others:

•	the representations and warranties of FermaVir contained in the merger agreement shall be true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth therein) at and as of the effective time of the merger as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth therein) would not, individually or in the aggregate, result in a material adverse effect;

•	FermaVir shall have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the effective time of the merger;

•	all consents, approvals and authorizations of any person other than a governmental entity required to be set forth in the merger agreement or the applicable disclosure schedule and all material consents, approvals and authorizations of governmental authorities shall have been obtained;

•	since the date of the merger agreement, there shall not have occurred any material adverse effect with respect to FermaVir;

•	there shall not be pending any legal proceeding in which, in the reasonable judgment of Inhibitex, is likely to have an outcome that is adverse to Inhibitex or FermaVir that would have certain effects on the Inhibitex, FermaVir or the merger;

•	no more than five percent of the issued and outstanding shares of capital stock of FermaVir shall remain eligible to have appraisal rights exercised with respect to them;

•	none of FermaVir’s clinical programs shall be subject to a clinical hold order by the Food & Drug Administration or the European Medicines Evaluation Agency, which clinical hold order continues in effect as of the time of the merger; and

•	Inhibitex shall have received an employment agreement executed by Geoffrey W. Henson.

Additional Conditions to the Obligations of FermaVir.  The merger agreement contemplates that the obligations of FermaVir to effect the merger and the other transactions contemplated by the merger agreement are also subject to the following conditions, among others:

•	the representations and warranties of Inhibitex and Frost Acquisition Corp. contained in the merger agreement shall be true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth therein) at and as of the effective time of the merger as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth therein) would not, individually or in the aggregate, result in a material adverse effect;

•	Inhibitex and Frost Acquisition Corp. shall have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by each of them on or prior to the effective time of the merger;

•	all material consents, approvals and authorizations of any person other than a governmental entity required to be set forth in the merger agreement or the applicable disclosure schedule shall have been obtained;

•	since the date of the merger agreement, there shall not have occurred any material adverse event with respect to Inhibitex; and

•	there shall not be pending any legal proceeding in which, in the reasonable judgment of FermaVir, is likely to have an outcome that is adverse to Inhibitex or FermaVir that would have certain effects on Inhibitex, FermaVir or the merger.

Material Adverse Effect

Several of the representations, warranties, covenants and closing conditions of Inhibitex, Frost Acquisition Corp. and FermaVir in the merger agreement are qualified by reference to whether the item in question has had or could reasonably be expected to have a “material adverse effect” on the applicable company. The merger agreement provides that “material adverse effect” means, when used in connection with Inhibitex or FermaVir, any change, effect or circumstance that has or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such party and its subsidiaries taken as a whole, other than such changes, effects or circumstances reasonably attributable to:

(1) economic conditions generally in the United States or foreign economies in any locations where such party has material operations or sales;

(2) conditions generally affecting the industries in which such party participates;

(3) the announcement or pendency of the merger and the other transactions contemplated by the merger agreement;

(4) legislative or regulatory changes in the industries in which such party participates following the announcement of the transactions contemplated by the merger agreement;

(5) any attack on or by, outbreak or escalation of hostilities or acts of terrorism involving, the United States, any declaration of war by Congress or any other national or international calamity or emergency; or

(6) compliance with the terms of, or the taking of any action required by, or the failure to take any action prohibited by, the merger agreement.

However, with respect to (1), (2) and (4) above, the changes, effects or circumstances do not have a materially disproportionate effect (relative to other industry participants) on such party nor prevent Inhibitex or FermaVir, as applicable, from consummating the merger and the other transactions contemplated by the merger agreement.

Termination of the Merger Agreement

The merger agreement provides that, at any time prior to the effective time of the merger, either before or after the requisite approvals of the stockholders of Inhibitex or FermaVir have been obtained, Inhibitex and FermaVir can terminate the merger agreement by mutual written consent, which action is duly authorized by their respective boards of directors.

The merger agreement also provides that, at any time prior to the effective time of the merger, either before or after the requisite approvals of the stockholders of Inhibitex or FermaVir have been obtained, either company can terminate the merger agreement by action taken or authorized by the Board of Directors of the terminating party or parties:

•	if the merger shall not have been consummated prior to October 31, 2007; provided, however, that the right to terminate the merger agreement pursuant to this provision shall not be available to any party whose breach of the merger agreement has been the cause of, or resulted in, the failure of the effective time to occur on or before October 31, 2007;

•	if any governmental entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

•	if Inhibitex stockholder approval shall not have been obtained at Inhibitex’s stockholders meeting duly convened therefore (or at any adjournment or postponement thereof); or

•	if FermaVir stockholder approval shall not have been obtained at FermaVir’s stockholders meeting duly convened therefore (or at any adjournment or postponement thereof).

The merger agreement also provides that, at any time prior to the effective time of the merger, either before or after the requisite approvals of the stockholders of Inhibitex or FermaVir have been obtained, Inhibitex can terminate the merger agreement by action taken or authorized by its Board of Directors if it is not in material breach of its obligations under the merger agreement and if:

•	the Board of Directors of FermaVir shall have:

(1) failed to make a recommendation, in accordance with the merger agreement, or withdrawn, or adversely modified or changed (including, without limitation, any disclosure as a result of its fiduciary duty of disclosure having the effect of an adverse modification or change), resolved to withdraw or adversely modify or change (including, without limitation, any disclosure as a result of its fiduciary duty of disclosure having the effect of an adverse modification or change), its recommendation;

(2) approved or recommended, or resolved to approve or recommend, to its stockholders an acquisition proposal other than that contemplated by the merger agreement or entered into, or resolved to enter into, any agreement with respect to an acquisition proposal; or

(3) after an acquisition proposal has been made, failed to promptly (and in no event more than ten days following receipt thereof) affirm its recommendation or recommend against acceptance of such acquisition proposal.

•	at any time that any of the representations and warranties of FermaVir in the merger agreement become untrue or inaccurate such that the condition set forth in the merger agreement relating to the accuracy of representations and warranties of FermaVir would not be satisfied (treating such time as if it were the effective time); or

•	there has been a breach on the part of FermaVir of any of its covenants or agreements contained in the merger agreement such that the condition set forth the merger agreement relating to compliance with the covenants and agreements of FermaVir would not be satisfied (treating such time as if it were the effective time), and such breach (if curable) has not been cured within ten days after notice to FermaVir.

The merger agreement also provides that FermaVir, at any time prior to the effective time of the merger, either before or after the requisite approvals of the stockholders of Inhibitex or FermaVir have been obtained, can terminate the merger agreement by action taken or authorized by its Board of Directors if it is not in material breach of its obligations under the merger agreement and if:

•	the Board of Directors of FermaVir shall have failed to make a recommendation in accordance with the merger agreement or withdrew, or adversely modified or changed such recommendation;

•	at any time that any of the representations and warranties of Inhibitex or Frost Acquisition Corp. in the merger agreement become untrue or inaccurate such that the condition set forth in the merger agreement relating to the accuracy of representations and warranties of Inhibitex would not be satisfied (treating such time as if it were the effective time); or

•	there has been a breach on the part of Inhibitex or Frost Acquisition Corp. of any of their respective covenants or agreements contained in the merger agreement such that the condition set forth of the merger agreement relating to compliance with the covenants and agreements of Inhibitex would not be satisfied (treating such time as if it were the effective time), and such breach (if curable) has not been cured within ten days after notice to Inhibitex.

Termination Fees; Expenses

The merger agreement provides that FermaVir shall pay Inhibitex a termination fee of $900,000 as liquidated damages in the event that the merger agreement is terminated by Inhibitex because the Board of Directors of FermaVir shall have:

•	withdrawn, or adversely modified or changed (including, without limitation, any disclosure as a result of its fiduciary duty of disclosure having the effect of an adverse modification or change), resolved to withdraw or adversely modify or change (including, without limitation, any disclosure as a result of its fiduciary duty of disclosure having the effect of an adverse modification or change), its recommendation;

•	approved or recommended, or resolved to approve or recommend, to its stockholders an acquisition proposal other than that contemplated by the merger agreement or entered into, or resolved to enter into, any agreement with respect to an acquisition proposal; or

•	after an acquisition proposal has been made, failed to promptly (and in no event more than ten days following receipt thereof) affirm its recommendation or recommend against acceptance of such acquisition proposal.

The merger agreement provides that Inhibitex will pay FermaVir a termination fee of $900,000 as liquidated damages in the event that FermaVir terminates the merger agreement because the Board of Directors of Inhibitex failed to make a recommendation in accordance with the merger agreement or withdrew, or adversely modified or changed such recommendation.

The merger agreement provides that all expenses incurred by the parties to the merger agreement shall be paid by the party incurring such expenses; provided, that in the event that the merger agreement is terminated by

FermaVir and a termination fee is payable by Inhibitex or FermaVir terminates the merger as a result of a breach of a representation, warranty or covenant by Inhibitex, Inhibitex shall pay FermaVir’s expenses and if the merger agreement is terminated by Inhibitex and a termination fee is payable by FermaVir or Inhibitex terminates the merger as a result of a breach of a representation, warranty or covenant by FermaVir, FermaVir shall pay Inhibitex’s expenses. In addition, if the agreement is terminated by a party as a result of a breach by the other party of its representations and warranties or its agreements and obligations under the merger agreement, such party shall pay the expenses of the non-breaching party. Further, except as described above, Inhibitex and FermaVir shall share equally all fees and expenses, other than accountants’ and attorneys’ fees, incurred in relation to the printing, mailing and filing of this Joint Proxy Statement — Prospectus and any amendments or supplements thereto.

Amendment, Extension and Waiver of the Merger Agreement

The merger agreement may be amended by the parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the merger by stockholders of Inhibitex and FermaVir, provided, that after any such approval, no amendment shall be made that by law requires further approval by Inhibitex’s or FermaVir’s stockholders, as the case may be, without such further approval. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

At any time prior to the effective time of the merger, Inhibitex, any party to the merger agreement may, by written consent, extend the other party’s time for the performance of any of the obligations or other acts under the merger agreement, waive any inaccuracies in the other party’s representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement and waive compliance by the other party with any of the agreements or conditions contained in the merger agreement.

VOTING AGREEMENTS

All executive officers and directors of Inhibitex, together with their affiliates, own as a group approximately 32% of the shares of Inhibitex common stock entitled to vote at the Inhibitex annual meeting. All of such holders have signed voting agreements. A vote of a majority of the total votes cast is required to approve the issuance of shares and warrants pursuant to the merger agreement.

The following executive officers, directors, and greater than 5% stockholders of Inhibitex, have entered into voting agreements with FermaVir: M. James Barrett, Michael A. Henos, Russell H. Plumb, Joseph M. Patti, Samuel Michini, William D. Johnston, Carl E. Brooks, Louis W. Sullivan, Robert A. Hamm, Marc L. Preminger, A. Keith Willard, Russell Medford, funds affiliated with New Enterprise Associates and funds affiliated with Alliance Technology Ventures. Under the voting agreements, each of these executive officers, directors and stockholders has agreed to vote his, her or its shares of Inhibitex common stock:

•	in favor of the issuance of shares of Inhibitex common stock pursuant to the merger agreement;

•	in favor of the other transactions contemplated by the merger agreement;

•	in favor of other matters relating to the consummation of the merger; and

•	against any other proposal properly put to a vote of the stockholders of Inhibitex that would be reasonably likely to result in or cause a breach of Inhibitex’s representations and warranties set forth in the merger agreement.

Holders of aggregate of approximately 34% of Inhibitex common stock entitled to vote at the Inhibitex annual meeting have signed these voting agreements.

All executive officers and directors of FermaVir, together with their affiliates, own as a group approximately 23% of the shares of FermaVir common stock entitled to vote at the FermaVir special meeting. Holders of an aggregate of approximately 32% of the outstanding FermaVir common stock entitled to vote at the FermaVir special meeting have signed voting agreements. A vote of a majority of the outstanding shares of FermaVir common stock is required to adopt the merger agreement.

The following executive officers, directors and stockholders of FermaVir have entered into voting agreements with Inhibitex: Geoffrey W. Henson, Richard Whitley, Erik De Clercq, Frederick Larcombe, John Brancaccio, Chris McGuigan, Gabriele M. Cerrone, Panetta Partners, Ltd. and Early Bird Bioinvestments. Under the voting agreements, each of these executive officers, directors and stockholders has agreed to vote his, her or its shares of FermaVir common stock:

•	in favor of the adoption and approval of the merger agreement,

•	in favor of the other transactions contemplated by the merger agreement,

•	in favor of other matters relating to the consummation of the merger, and

•	against any other proposal properly put to a vote of the stockholders of FermaVir that would be reasonably likely to result in or cause a breach of FermaVir’s representations and warranties set forth in the merger agreement.

APPRAISAL RIGHTS

The following discussion is not a complete description of the law relating to appraisal rights available under Florida law. This description is qualified by the full text of the relevant provisions of Florida law, which are reprinted in their entirety as Annex D to this Joint Proxy Statement — Prospectus. If you desire to exercise appraisal rights, you should review carefully the provisions of Florida law and are urged to consult a legal advisor before electing or attempting to exercise these rights.

Under Florida law, each stockholder of FermaVir entitled to vote on the merger who complies with the procedures set forth in Section 607.1301 to 607.1333 of the Florida Business Corporation Act, or the FBCA, relating to appraisal rights is entitled to receive in cash the fair value of his or her shares of FermaVir common stock. A FermaVir stockholder must comply strictly with the procedures set forth in Florida law relating to appraisal rights. Failure to follow any such procedures will result in a termination or waiver of his or her appraisal rights.

To perfect appraisal rights, a holder of FermaVir common stock must not vote in favor of adoption and approval of the merger agreement and must provide written notice to FermaVir before the vote is taken at the special meeting indicating that such stockholder intends to demand payment if the merger is effectuated. Such written notification should be delivered either in person or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to FermaVir, 420 Lexington Avenue, Suite 445, New York, New York 10170, Attention: Secretary. All such notices must be signed in the same manner as the shares are registered on the books of FermaVir. If a stockholder has not provided written notice of intent to demand fair value before the vote is taken at the special meeting, the stockholder will be deemed to have waived his or her appraisal rights.

Within 10 days after the date the merger becomes effective, Inhibitex will provide each former FermaVir stockholder who has properly provided a notice of intent to demand payment of fair value a written appraisal notice and form, which will indicate Inhibitex’s estimate of the fair value of FermaVir’s common stock, as well as a copy of FermaVir’s financial statements and a copy of Sections 607.1301-607.1333 of the FBCA.

A stockholder asserting appraisal rights must execute and return the form to Inhibitex and deposit the stockholder’s certificates in accordance with the terms of the notice, before the date specified in the appraisal notice, which will not be fewer than 40 or more than 60 days after the appraisal notice and form were sent to the stockholder. A stockholder who deposits shares in accordance with the assertion of appraisal rights has no further rights as a stockholder, but only has the right to receive “fair value” for the shares in accordance with the appraisal procedures, unless the appraisal demand is withdrawn.

A stockholder who does not execute and return the form and deposit his or her certificates by the date set forth in the appraisal notice, will no longer be entitled to appraisal rights, will be bound by the terms of the merger agreement, and will receive shares of Inhibitex common stock in the amount specified by the merger agreement. A stockholder who complies with the requirements and wishes to withdraw from the appraisal process may do so by notifying Inhibitex in writing before the date set forth in the appraisal notice as the due date to execute and return the form. A stockholder who fails to withdraw from the appraisal process may not thereafter withdraw without Inhibitex’s written consent.

A stockholder must demand appraisal rights with respect to all of the shares registered in his or her name, except that a record stockholder may assert appraisal rights as to fewer than all of the shares registered in the record stockholder’s name but which are owned by a different beneficial stockholder, if the record stockholder objects with respect to all shares owned by the beneficial stockholder. A record stockholder must notify Inhibitex in writing of the name and address of each beneficial stockholder on whose behalf appraisal rights are being asserted. A beneficial stockholder may assert appraisal rights as to any shares held on behalf of the stockholder only if the stockholder submits to Inhibitex the record stockholder’s written consent to the assertion of such rights before the date specified in the appraisal notice, and does so with respect to all shares that are beneficially owned by the beneficial stockholder.

If a stockholder timely accepts the offer to pay the fair value of the shares as set forth in the appraisal notice, payment will be made within 90 days after Inhibitex receives the form from the stockholder. A stockholder who is dissatisfied with the offer must include in his or her returned form a demand for payment of that stockholder’s estimate of the fair value of the shares plus interest, otherwise the stockholder will be entitled to payment of only the amount offered. Interest is to be calculated at the interest rate on judgments in Florida on the effective date of the merger. Once Inhibitex has made payment of an agreed upon value, the stockholders will cease to have any interest in the shares.

If Inhibitex and the dissenting stockholder are unable to agree on the fair value of the shares, Inhibitex would be required to file an appraisal action within sixty days after receiving the payment demand in a court of competent jurisdiction in the county in which FermaVir maintained its registered office, requesting that the fair value of the shares of FermaVir common stock be determined. If Inhibitex fails to file such proceeding within the sixty-day period, any dissenting stockholder may do so in the name of FermaVir. All dissenting stockholders, except for those that have agreed upon a value with Inhibitex, are deemed to be parties to the proceeding. In such proceeding, the court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. Inhibitex shall pay each dissenting stockholder the amount found to be due within ten days after final determination of the proceedings. Upon payment of such judgment, the dissenting stockholder will cease to have any interest with respect to his or her FermaVir shares.

The court in any appraisal proceeding will determine the cost and expense of any appraisal proceeding and such costs and expenses will be assessed against Inhibitex. However, all or any part of such cost and expense may be apportioned and assessed against all or some of the dissenting stockholders, in such amount as the court deems equitable, if the court determines that such stockholders acted arbitrarily, vexatiously or not in good faith with respect to their appraisal rights. The court may also assess the fees and expenses of counsel and experts for the respective parties in the amounts the court finds equitable against Inhibitex if the court finds that Inhibitex did not substantially comply with its requirements under Sections 607.1320 and 607.1322 of the FBCA, or, against any party which the court finds acted arbitrarily, vexatiously, or not in good faith with respect to the appraisal rights provided by the FBCA. In the event Inhibitex fails to make any required payments, the stockholders may sue directly for the amount owed, and to the extent successful, will be entitled to recover all costs and expenses of the suit, including attorney’s fees.

The foregoing does not purport to be a complete statement of the provisions of the FBCA relating to statutory appraisal rights and is qualified in its entirety by reference to the appraisal rights provisions, which are reproduced in full in Annex D to this Joint Proxy Statement — Prospectus and which are incorporated herein by reference.

It is a condition to Inhibitex’s obligations to consummate the merger that holders of less than 5% of the outstanding shares of FermaVir common stock exercise appraisal rights. There is no guarantee that the amount a holder of FermaVir common stock would receive upon exercise of appraisal rights would exceed the value of the shares of Inhibitex common stock such holder would otherwise receive.

NOTE PURCHASE AGREEMENT

On April 9, 2007, simultaneously with the merger agreement, Inhibitex entered into a note purchase agreement with FermaVir, pursuant to which Inhibitex committed to loan up to $1.5 million to FermaVir at an interest rate of 12 percent per annum pursuant to promissory notes. The notes are secured by all of the assets of FermaVir. Pursuant to the note purchase agreement, Inhibitex loaned FermaVir $750,000 in April 2007 and is obligated to loan $500,000 on July 9, 2007 and $250,000 on August 9, 2007. The note purchase agreement includes customary representations and warranties relating to FermaVir. In addition, FermaVir agreed to provide notices of any default to Inhibitex, maintain its and its subsidiaries’ corporate existences, use the proceeds of the note in the manner disclosed to Inhibitex, comply with laws, not create any subsidiaries, maintain insurance, maintain books and records and comply with the covenants under the merger agreement. FermaVir also agreed not to: merge or consolidate or change its line of business, incur any indebtedness other than as outstanding on the date of the note purchase agreement, subject to certain limited exceptions, allow other liens on FermaVir’s property, dispose of any material portion of its assets or business, enter into transactions with affiliates, issue additional capital stock, change its fiscal year or change its accounting policies or reporting practices, other than as required by GAAP.

Events of default under the note purchase agreement include failure to make a payment when due, failure to pay any other indebtedness in excess of $50,000 that results in a breach or default under such facility, breach of covenants, breach of certain representations in the note purchase agreement, FermaVir’s voluntary or involuntary bankruptcy or receivership, the filing of a governmental lien against FermaVir’s assets or the assets of one of its subsidiaries, a final non-appealable judgment for $50,000 is made against FermaVir, FermaVir is enjoined such that it may not conduct its business for five business days and if FermaVir is dissolved.

The note matures on the earliest of December 31, 2007, or the end of specified periods of time following termination of the merger agreement for certain reasons and consummation of an acquisition of FermaVir other than the merger.

CHAPTER TWO — INFORMATION ABOUT THE MEETINGS AND VOTING

Inhibitex’s Board of Directors is using this Joint Proxy Statement — Prospectus to solicit proxies from the holders of Inhibitex common stock for use at the Inhibitex annual meeting. FermaVir’s Board of Directors is using this Joint Proxy Statement — Prospectus to solicit proxies from the holders of FermaVir common stock for use at the FermaVir special meeting. This Joint Proxy Statement — Prospectus and accompanying form of proxy is being first mailed to Inhibitex stockholders on or about          , 2007 and to FermaVir stockholders on or about          , 2007.

Matters Relating to the Meetings

	Inhibitex Annual Meeting	FermaVir Special Meeting

Date, Time and Place:	,2007 10:00 a.m., Eastern Time Offices of Dechert LLP 30 Rockefeller Plaza New York, New York 10112	,2007 10:00 a.m., Eastern Time Offices of Sichenzia Ross Friedman Ference LLP 61 Broadway New York, New York 10006
Purpose of Meeting is to Vote on the Following Items:	1. the issuance of shares of Inhibitex common stock pursuant to the merger agreement, described under ‘‘Chapter One — The Merger — The Merger Transaction — General” on page I-42;	1. adoption and approval of the merger agreement as described under ‘‘Chapter One — The Merger — The Merger Transaction — General” on page I-42;
	2. the adjournment of the annual meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1;	2. adjournment of the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of FermaVir Proposal No. 1; and
	3. approval of Inhibitex’s Amended and Restated 2004 Stock Incentive Plan, as described under “Chapter Six — Inhibitex Annual Meeting Proposals — Inhibitex Proposal No. 3 — Approval of Inhibitex’s Amended and Restated 2004 Stock Incentive Plan” beginning on page VI-1;	3. such other matters as may properly come before the FermaVir meeting, including the approval of any adjournment of the meeting.
4. the re-election of three current Inhibitex directors to hold office until the 2010 annual meeting;
5. the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of FermaVir for its fiscal year ending December 31, 2007; and
6. such other matters as may properly come before the Inhibitex meeting, including the approval of any adjournment of the meeting.
Record Date:	The record date for shares entitled to vote is ,2007.	The record date for shares entitled to vote is , 2007.
Outstanding Shares Held on Record Date:	As of , 2007, there were shares of Inhibitex common stock outstanding.	As of , 2007, there were shares of FermaVir common stock outstanding.

II-1

	Inhibitex Annual Meeting	FermaVir Special Meeting

Shares Entitled to Vote:	Shares entitled to vote are Inhibitex common stock held at the close of business on the record date, , 2007.	Shares entitled to vote are FermaVir common stock held at the close of business on the record date, , 2007.
	Each share of Inhibitex common stock that you own entitles you to one vote.	Each share of FermaVir common stock that you own entitles you to one vote.
	Shares held by Inhibitex in its treasury, if any, are not voted.	Shares held by FermaVir in its treasury, if any, are not voted.
Quorum Requirement:	A quorum of stockholders is necessary to hold a valid meeting.	A quorum of stockholders is necessary to hold a valid meeting.
	The presence in person or by proxy at the meeting of holders of shares representing a majority in interest of the Inhibitex common stock issued and outstanding and entitled to vote at the meeting is a quorum. Abstentions and broker non-votes count as present for establishing a quorum.	The presence in person or by proxy at the meeting of holders of shares representing at least a majority in interest of the FermaVir common stock issued and outstanding and entitled to vote at the meeting is a quorum. Abstentions and broker non-votes count as present for establishing a quorum.
	A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction is given.	A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction is given.
Outstanding Shares Entitled to Vote and Owned by Inhibitex or FermaVir Directors, Executive Officers and their Affiliates as of May 1, 2007:	9,772,310 shares of Inhibitex common stock outstanding and entitled to vote at the Inhibitex annual meeting. These shares represent in total approximately 32% of the voting power of Inhibitex’s common stock outstanding and entitled to vote at the Inhibitex meeting.	4,877,667 shares of FermaVir common stock outstanding and entitled to vote at the FermaVir special meeting. These shares represent in total approximately 23% of the voting power of FermaVir’s common stock outstanding and entitled to vote at the FermaVir meeting.

Vote Necessary to Approve Inhibitex and FermaVir Proposals

	Item		Vote Necessary

I	Merger Proposal	Inhibitex:	Approval of the issuance of the shares of Inhibitex common stock pursuant to the merger agreement described in “Chapter One — The Merger” requires an affirmative vote of a majority of the votes cast. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as ‘‘Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for this proposal.
		FermaVir:	Adoption and approval of the merger agreement described in “Chapter One — The Merger” require an affirmative vote of a majority of the issued and outstanding shares of FermaVir common stock. Abstentions and broker non-votes will have the effect of a vote against adoption of the merger agreement.

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	Item		Vote Necessary

II	Adjournment of the meeting, if necessary	Inhibitex:	Approval of the adjournment of Inhibitex’s annual meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes to approve the issuance of the shares of Inhibitex common stock pursuant to the merger agreement requires the affirmative vote of a majority of the votes cast, regardless of whether a quorum is present. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as ‘‘Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for this proposal.
		FermaVir:	Approval of the adjournment of FermaVir’s special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement requires the affirmative vote of a majority of the votes cast, if a quorum is present. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as ‘‘Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for this proposal.
III	Approval of Inhibitex’s Amended and Restated 2004 Stock Incentive Plan	Inhibitex:	The approval of Inhibitex’s Amended and Restated 2004 Stock Incentive Plan as described in “Chapter Six — Inhibitex Annual Meeting Proposals — Inhibitex Proposal No. 3 — Approval of Inhibitex’s Amended and Restated 2004 Stock Incentive Plan” requires the affirmative vote of a majority of the votes cast. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as ‘‘Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for this proposal.
		FermaVir:	Not Applicable
IV	Re-election of three current directors to hold office until the 2010 annual meeting	Inhibitex:	The re-election of three current Inhibitex directors to Inhibitex’s board as described in “Chapter Six — Inhibitex Annual Meeting Proposals — Inhibitex Proposal No. 4 — Election of Directors” requires the affirmative vote of a plurality of the votes cast. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as ‘‘Against” votes. Both abstentions and broker non-votes have no effect and will not be counted towards the vote total for this proposal.
		FermaVir:	Not Applicable

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	Item		Vote Necessary

V	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Inhibitex	Inhibitex:	The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Inhibitex as described in “Chapter Six — Inhibitex Annual Meeting Proposals — Inhibitex Proposal No. 5 — Ratification of Appointment of Independent Registered Public Accounting Firm” requires the affirmative vote of a majority of the votes cast. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as ‘‘Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
		FermaVir:	Not Applicable

Voting

You may vote in person at your meeting or by proxy.  We recommend you vote by proxy even if you plan to attend your meeting. You can always change your vote at the meeting.

Voting instructions are included on your proxy or proxy card. If you properly give your proxy and submit it in time to vote (or vote electronically via the Internet or telephone), one of the individuals named as your proxy will vote your shares as you have directed. You may vote for or against the proposals or abstain from voting. Other than in respect of election of directors, if you mark your proxy “abstain” with respect to any proposal, you will be in effect voting against the proposal. In addition, if you fail to send in your proxy, this, too, will have the same negative effect. If your shares are held in “street name” by a broker, bank or other nominee, the broker cannot vote your shares on any proposal without your instructions. This is a “broker non-vote.” A “broker non-vote” with respect to a proposal may have the effect of a vote against that proposal.

How to Vote by Proxy

Inhibitex	FermaVir

Complete, sign, date and return your proxy card in the enclosed envelope. You may also vote electronically by Internet or telephone if your proxy card so indicates.
You are encouraged to vote electronically if you have that option.	Complete, sign, date and return your proxy card in the enclosed envelope. You may also vote electronically by Internet or telephone if your proxy card so indicates.
You are encouraged to vote electronically if you have that option.

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If you submit your proxy but do not make specific choices, your proxy will follow the Board of Directors’ recommendations and vote your shares:

	Inhibitex		FermaVir

•	“FOR” the issuance of shares of Inhibitex common stock in the merger;	•	‘‘FOR” adoption and approval of the merger agreement;
•	“FOR” the adjournment of Inhibitex’s annual meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient vote to approve the issuance of the shares of Inhibitex common stock pursuant to the merger agreement;	•	‘‘FOR” the adjournment of FermaVir’s special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement; and
•	“FOR” the approval of Inhibitex’s Amended and Restated 2004 Stock Incentive Plan;	•	In its discretion as to any other business that may properly come before the FermaVir meeting.
•	“FOR” the re-election of three current Inhibitex directors;
•	“FOR” the ratification of Ernst & Young LLP as the independent registered public accounting firm of Inhibitex; and
•	In its discretion as to any other business that may properly come before the Inhibitex meeting.

Revoking Your Proxy.  You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date,

•	submitting a vote electronically via the Internet or by telephone with a later date, if that was how the original vote was submitted,

•	notifying your company’s Secretary in writing before the meeting that you have revoked your proxy, or

•	voting in person at the meeting.

Voting in person.  If you plan to attend a meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, and you are an Inhibitex stockholder, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on          , 2007, the Inhibitex record date for shares entitled to vote at the annual meeting. If your shares are held in the name of your broker, bank or other nominee, and you are a FermaVir stockholder, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on          , 2007, the FermaVir record date for shares entitled to vote at the special meeting.

People with disabilities.  We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plan to attend. Please call or write to the Secretary of your company at least two weeks before your meeting at the number or address under “The Companies” on page I-5.

Proxy solicitation.  Inhibitex will pay its own costs, if any, of soliciting proxies.

FermaVir will pay its own costs, if any, of soliciting proxies.

In addition to this mailing, Inhibitex and FermaVir employees may solicit proxies personally, electronically or by telephone.

The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should send in your proxy without delay. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

Do not send in any stock certificates with your proxy.  Inhibitex will provide instructions for the surrender of stock certificates for FermaVir common stock to FermaVir stockholders immediately following the completion of the merger.

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Other Business; Adjournments

We are not currently aware of any other business to be acted upon at either meeting. If other matters are properly brought before the annual meeting, or any adjourned meeting, your proxies will have discretion to vote or act on those matters according to their best judgment, including to adjourn the meeting. Pursuant to Florida law, no matters other than those described in FermaVir’s Notice of Special Meeting may be considered at the special meeting.

Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the meeting, whether or not a quorum exists, without further notice other than by an announcement made at the meeting. Neither Inhibitex nor FermaVir currently intends to seek an adjournment of its meeting.

Appraisal Rights

Holders of Inhibitex common stock are not entitled to appraisal rights under Delaware law in connection with any matters to be voted on at the special meeting.

FermaVir shareholders may elect appraisal rights for their shares instead of accepting the merger consideration. To do so, a shareholder must not vote in favor of adopting and approving the merger agreement, file a notice with FermaVir prior to the vote on the merger, and strictly follow the procedures required under Sections 607.1301 to 607.1333 of the FBCA. Copies of these statutes are included as Annex D to this Joint Proxy Statement — Prospectus and are more fully described in ‘‘Chapter One-Appraisal Rights.” See “Chapter Five — Comparison of Stockholder Rights — Appraisal Rights.” Failure to precisely follow such provisions will result in the loss of your appraisal rights.

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CHAPTER THREE — OTHER INFORMATION REGARDING INHIBITEX

BUSINESS OF INHIBITEX

For a description of the business of Inhibitex, please see Item 1 in Inhibitex’s Annual Report on Form 10-K, attached as Annex E to this Joint Proxy Statement — Prospectus.

LEGAL PROCEEDINGS RELATING TO INHIBITEX

For a description of legal proceedings involving Inhibitex, please see Part II, Item 1 in Inhibitex’s Quarterly Report on Form 10-Q, attached as Annex F to this Joint Proxy Statement — Prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS OF INHIBITEX

For “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the year ended December 31, 2006, please see Item 7 in Inhibitex’s Annual Report on Form 10-K, attached as Annex E to this Joint Proxy Statement — Prospectus.

For “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the three months ended March 31, 2007, please see Item 2 in Inhibitex’s Quarterly Report on Form 10-Q, attached as Annex F to this Joint Proxy Statement — Prospectus.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

For “Quantitative and Qualitative Disclosures about Market Risk” for the three months ended March 31, 2007, please see Item 3 in Inhibitex’s Quarterly Report on Form 10-Q, attached as Annex F to this Joint Proxy Statement — Prospectus.

New Directors Following the Merger

Following the merger, the Board of Directors of Inhibitex will consist of nine members, including seven of the current Inhibitex directors plus two nominees of FermaVir. Subject to the completion of the merger, Mr. Gabriele M. Cerrone, currently Chairman of FermaVir, will be appointed to serve in the class of directors whose term expires at Inhibitex’s 2009 annual stockholder meeting, and Dr. Chris McGuigan, currently a director of FermaVir, will be appointed to serve in the class of directors whose term expires at Inhibitex’s 2010 annual meeting.

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CHAPTER FOUR — OTHER INFORMATION REGARDING FERMAVIR

BUSINESS OF FERMAVIR

For a description of the business of FermaVir, please see Item 1 in FermaVir’s Annual Report on Form 10-KSB, attached as Annex G to this Joint Proxy Statement — Prospectus.

Recent Developments

During the last year, FermaVir has made further progress in the preclinical development of FV-100 for the treatment of shingles. The process for manufacturing synthetic kilogram quantities of the compound has been completed. Initial manufacturing lots have been produced in order to complete the preclinical studies necessary to file an IND with the FDA. Additional pharmacokinetic studies have shown increased levels of the active compound in plasma when given orally to either rats or dogs. These levels are believed to be higher than the levels needed to produce an antiviral effect in tissue culture. Work has continued on the validation of the analytical assays developed for the detection of FV-100, the active compound CF-1743 and their metabolites. Further laboratory studies have shown that the active compound, CF-1743, is differentiated from two other compounds currently on the market today. CF-1743 appears to enter into cells much quicker than those compounds used to treat shingles and exerts a significant antiviral effect within two hours of being added to infected cells.

Considerable synthetic work has been ongoing at Cardiff University under the supervision of Professor McGuigan to select a clinical candidate for the Cytomegalovirus program. Antiviral testing and other pharmacology experiments are ongoing at the Rega Institute in the laboratories of Drs. Balzarini, Snoeck, and Andrei.

LEGAL PROCEEDINGS RELATED TO FERMAVIR

On February 5, 2007, FermaVir commenced litigation against Trilogy Capital Partners, Inc. and MBA Holdings LLC in Supreme Court of the State of New York, County of New York alleging that Trilogy breached its Letter of Engagement with FermaVir dated December 12, 2005. MBA Holdings LLC has been named as a defendant since certain of the warrants issued to Trilogy in connection with the Letter of Engagement were assigned to MBA Holdings LLC. FermaVir is seeking to recover approximately $38,000 from Trilogy, which represents the amount paid to Trilogy by FermaVir plus an unspecified amount of damages caused by the breach of contract. As of May 22, 2007, FermaVir is awaiting an answer to the complaint. On May 7, 2007, Trilogy filed a motion to dismiss the complaint on procedural grounds.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS FOR FERMAVIR

For “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the year ended April 30, 2006, please see Item 6 in FermaVir’s Annual Report on Form 10-KSB/A, attached as Annex G to this Joint Proxy Statement — Prospectus.

For “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the nine months ended January 31, 2007, please see Part I, Item 2 in FermaVir’s Quarterly Report on Form 10-QSB/A, attached as Annex H to this Joint Proxy Statement — Prospectus.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On March 26, 2007, J.H. Cohn LLP, resigned as FermaVir’s principal accountants. The report of J.H. Cohn LLP on FermaVir’s consolidated financial statements for the past fiscal year did not contain an adverse opinion or disclaimer of opinion, or was qualified or modified as to audit scope or accounting principles. However, the audit report on the consolidated financial statements for the year ended April 30, 2006 did contain an explanatory paragraph regarding FermaVir’s ability to continue as a going concern. See Item 3 of FermaVir’s Form 10-QSB/A attached hereto as Annex H for a discussion of material weaknesses.

During FermaVir’s most recent fiscal year and any subsequent interim period up to and including the date of the resignation of J.H. Cohn LLP, there were no disagreements with J.H. Cohn LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of J.H. Cohn LLP would have caused them to make reference thereto in their report on the consolidated financial statements for such periods.

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CHAPTER FIVE — CERTAIN ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF INHIBITEX, FERMAVIR AND THE COMBINED COMPANY

Ownership of Inhibitex Common Stock Prior to the Merger

The following table sets forth certain information regarding the ownership of Inhibitex’s common stock as of May 1, 2007, by: (i) each director and nominee for director; (ii) each of the executive officers named in Inhibitex’s Summary Compensation Table; (iii) all current executive officers and directors of Inhibitex as a group; and (iv) all those known by Inhibitex to be beneficial owners of more than five percent of its common stock.

The column entitled “Percentage of Shares of Common Stock Beneficially Owned” is based on shares of common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. For purposes of calculating each person’s or group’s percentage ownership, stock options and warrants exercisable within 60 days after May 1, 2007 are included for that person or group, but not the stock options or warrants of any other person or group.

Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to the voting agreements entered into by certain directors and officers and other stockholders listed on page I-81 subject to community property laws, where applicable.

		Percentage of
		Shares of
		Common Stock
Beneficially Owned	Shares Held	Beneficially Owned

5% or greater stockholders:
Entities affiliated with New Enterprise Associates(1)	7,330,786	23.2
T. Rowe Price Small-Cap Value Fund Inc.(2)	3,193,063	10.3
QVT Financial L.P.(3)	2,732,600	8.9
Named Executive Officers and Directors:
Samuel Michini(4)	65,001	*
Joseph M. Patti, M.S.P.H., Ph.D.(5)	273,539	*
Russell H. Plumb(6)	164,478	*
M. James Barrett, Ph.D.(7)	7,330,786	23.2
Carl E. Brooks(8)	62,348	*
Robert A. Hamm(9)	14,167	*
Michael A. Henos(10)	3,068,768	9.9
William D. Johnston, Ph.D.(11)	605,083	1.9
Russell M. Medford, M.D., Ph.D.(12)	43,666	*
Marc L. Preminger(13)	32,195	*
Louis W. Sullivan(14)	31,195	*
A. Keith Willard(15)	20,834	*
All current executive officers and directors as a group (12 persons) (16)	11,712,060	35.0

*	Represents beneficial ownership of less than one percent of Inhibitex’s common stock.

(1)	Includes 5,140,482 shares and 414,693 shares issuable under warrants beneficially owned by New Enterprise Associates 10, Limited Partnership and 1,355,470 shares and 406,641 shares issuable under warrants beneficially owned by New Enterprise Associates 11, Limited Partnership and 13,500 issuable upon the exercise of stock options exercisable within 60 days of March 1, 2007. NEA Partners 10, Limited

Partnership is the general partner of New Enterprise Associates 10, Limited Partnership. NEA 11 GP, L.L.C. is the general partner of NEA Partners 11, Limited Partnership which is the sole general partner of New Enterprise Associates 11, Limited Partnership. Each of Stewart Alsop, M. James Barrett, Peter J. Barris, Nancy L. Dorman, C. Richard Kramlich, Thomas C. McConnell, Peter T. Morris, Charles W. Newhall III, Mark W. Perry, Scott D. Sandell and Eugene A. Trainor III, as a general partner of NEA Partners 10, Limited Partnership and as a manager of NEA 11 GP, L.L.C. may be deemed to have shared voting and dispositive power over the shares held by New Enterprise Associates 10, Limited Partnership and New Enterprise Associates 11, Limited Partnership, and disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest therein. Each of New Enterprise Associates 10, Limited Partnership, and New Enterprise Associates 11, Limited Partnership is located at 1119 St. Paul Street, Baltimore, Maryland 21202.

(2)	Includes 2,981,782 shares and 211,281 shares issuable under warrants beneficially owned by T. Rowe Price Associates, Inc. (“T. Rowe Price Associates”). T. Rowe Associates serves as investment adviser with power to direct investments and/or sole power to vote the shares owned by T. Rowe Price Small-Cap Value Fund, Inc., as well as shares owned by certain other individual and institutional investors. T. Rowe Price Associates may be deemed to be the beneficial owner of all of the shares listed above; however, T. Rowe Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price Associates is a wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding corporation, is located at 100 E. Pratt Street, Baltimore, MD 21202. This information was obtained from a Schedule 13G filed by T. Rowe Price Associates as of December 31, 2006.

(3)	Includes 2,732,600 shares beneficially owned by QVT Financial LP, a Delaware limited partnership (“QVT Financial”), its general partner, QVT Financial GP LLC, a Delaware limited liability company, QVT Fund LP, a Cayman Islands limited partnership (the “Fund”), and its general partner, QVT Associates GP LLC, a Delaware limited liability company. The principal executive offices of QVT Financial, QVT Financial GP LLC and QVT Associates GP LLC are located at 1177 Avenue of the Americas, 9th Floor, New York, New York 10036. Fund’s registered address is c/o Walkers SPV, Walkers House, P.O. Box 908GT, Mary Street, George Town, Grand Cayman, Cayman Islands. Daniel Gold, Lars Bader, Nicholas Brumm and Tracy Fu (the “Covered Persons”) are the managing members of QVT Financial GP LLC and QVT Associates GP LLC. This information was obtained from a Schedule 13G filed by such persons as of December 31, 2006.

(4)	Includes 65,001 shares issuable upon the exercise of stock options exercisable within 60 days of May 1, 2007.

(5)	Includes 34,600 shares and 238,939 shares issuable upon the exercise of stock options exercisable within 60 days of May 1, 2007.

(6)	Includes 19,391 shares and 145,087 shares issuable upon the exercise of stock options exercisable within 60 days of May 1, 2007.

(7)	Includes 13,500 shares issuable upon the exercise of stock options exercisable within 60 days of May 1, 2007. Dr. Barrett is a general partner of NEA Partners 10, Limited Partnership, the general partner of New Enterprise Associates 10, Limited Partnership and a manager of NEA 11 GP, L.L.C. the general partner of NEA Partners 11, Limited Partnership, the general partner of New Enterprise Associates 11, Limited Partnership. In such capacities, he may be deemed to have voting and dispositive power with respect to the 5,140,482 shares and 414,693 shares issuable under warrants beneficially owned by New Enterprise Associates 10, Limited Partnership and the 1,355,470 shares and 406,641 shares issuable under warrants beneficially owned by New Enterprise Associates 11, Limited Partnership. Dr. Barrett disclaims beneficial ownership of the shares held by each of New Enterprise Associates 10, Limited Partnership and New Enterprise Associates 11, Limited Partnership, except to the extent of his proportionate pecuniary interest therein.

(8)	Includes 26,916 shares and 35,432 shares issuable upon the exercise of stock options exercisable within 60 days of May 1, 2007.

(9)	Includes 14,167 shares issuable upon the exercise of stock options exercisable within 60 days of May 1, 2007.

(10)	Includes 12,158 shares owned directly and 44,000 shares owned by Claudia Henos and 13,200 shares issuable under warrants and 36,000 shares issuable upon the exercise of stock options exercisable within 60 days of May 1, 2007. In addition, Mr. Henos is a managing general partner of Alliance Technology Ventures, L.P., ATV/GP Parallel Fund, L.P. and ATV/MJF Parallel Fund, L.P., a manager of Alliance Associates II, L.L.C., the general partner of Alliance Technology Ventures II, L.P. and ATV II Affiliates Fund, L.P. and a manager of ATV III Partners, L.L.C., the general partner of Alliance Technology Ventures III, L.P. and ATV III Affiliates Fund, L.P. In such capacity, he may be deemed to have voting and dispositive power with respect to the 642,480 shares beneficially owned by Alliance Technology Ventures, L.P.; 178,024 shares beneficially owned by ATV/GP Parallel Fund, L.P.; 48,689 shares beneficially owned by ATV/ MJF Parallel Fund, L.P.; 736,771 shares and 15,996 shares issuable under warrants beneficially owned by Alliance Technology Ventures II, L.P.; 1,230,460 shares and 74,471 shares issuable under warrants beneficially owned by Alliance Technology Ventures III, L.P.; 21,578 shares and 495 shares issuable under warrants beneficially owned by ATV II Affiliates Fund, L.P.; and 13,323 shares and 1,123 shares issuable under warrants beneficially owned by ATV III Affiliates Fund, L.P. Mr. Henos disclaims beneficial ownership of the shares held by this fund, except to the extent of his proportionate pecuniary interest therein.

(11)	Includes 46,026 shares owned by Susan D. Johnston, 220,442 shares owned by Dr. Johnston directly and 338,615 shares issuable upon the exercise of stock options held by Dr. Johnston that are exercisable within 60 days of May 1, 2007.

(12)	Includes 43,666 shares issuable upon the exercise of stock options exercisable within 60 days of May 1, 2007.

(13)	Includes 1,500 shares and 30,695 shares issuable upon the exercise of stock options exercisable within 60 days of May 1, 2007.

(14)	Includes 31,195 shares issuable upon the exercise of stock options exercisable within 60 days of May 1, 2007.

(15)	Includes 20,834 shares issuable upon the exercise of stock options exercisable within 60 days of May 1, 2007.

(16)	Includes 9,772,310 shares of common stock, 926,619 shares issuable under warrants and 1,013,131 shares issuable upon the exercise of stock options.

Ownership of FermaVir Common Stock Prior to the Merger

The following table shows the number of shares of FermaVir common stock beneficially owned as of May 1, 2007 by (i) each person who is known by us to be the beneficial owner of more than 5% of FermaVir common stock, (ii) each of FermaVir’s named executive officers, (iii) each of FermaVir’s directors, and (iv) all of FermaVir’s directors and executive officers as a group. Unless otherwise indicated, the address of each stockholder in the following table is FermaVir Pharmaceuticals, Inc., 420 Lexington Avenue, Suite 445, New York, NY 10170.

Name of Beneficial Owner	Number of Shares		Percentage(1)

Named executive officers and directors:
Gabriele M. Cerrone	5,500,500	(2)	24.5
Geoffrey W. Henson, Ph.D.	405,000	(3)	1.9
Erik De Clercq, MD, Ph.D.	597,000	(4)	2.8
Chris McGuigan, PhD.	1,101,000	(5)	5.3
Richard J. Whitley, MD	88,667	(6)	*
John P. Brancaccio	98,000	(7)	*
Frederick Larcombe, CPA	60,000	(8)	*
All Officers and Directors as a Group (7 persons)	7,850,167	(9)	32.9
5% or greater holders:
Panetta Partners, Ltd.	3,052,500		14.6
1275 First Avenue, Suite 296 New York, NY 10021
Early Bird Bioinvestments, Ltd.	1,600,000	(10)	7.3
Castle Chambers, 5th Floor Liverpool UK S29TL
Goldeneye Biocapital Limited	3,668,752	(11)	15.4
86 Jermyn Street St. James London SW1Y 6AW United Kingdom
Eureka Science Incubator S.A.R.L	2,576,042	(12)	11.2
Suite 23 Park Royal House Park Royal Road London NW107JH United Kingdom
RAB Special Situations (Master) Fund Limited	1,586,234	(13)	7.6
P.O. Box 908 GT Walker House Mary Street George Town, Cayman Islands

(1)	Percentage of beneficial ownership is based on 20,853,231 shares of common stock outstanding as of May 1, 2007.

(2)	Consists of 3,030,000 shares of common stock owned by Panetta Partners, Ltd., 792,000 shares owned by Mr. Cerrone, 22,500 shares which may be obtained within 60 days of May 1, 2007 upon the exercise of outstanding warrants owned by Panetta Partners, Ltd., 1,584,000 shares which may be obtained within 60 days of May 1, 2007 upon the exercise of outstanding warrants owned by Mr. Cerrone and 72,000 shares which may be obtained within 60 days of May 1, 2007 upon the exercise of outstanding options owned by Mr. Cerrone. Mr. Cerrone is the sole managing partner of Panetta Partners, Ltd. and in such capacity only exercises voting and dispositive control over securities owned by Panetta, despite him having only a small pecuniary interest in such securities. Pursuant to an agreement with FermaVir, Mr. Cerrone has agreed not to exercise his outstanding warrants until the merger has been consummated.

(3)	Includes 325,000 shares which may be obtained within 60 days of May 1, 2007 upon the exercise of outstanding stock options and 53,333 shares which may be obtained within 60 days of May 1, 2007 upon the exercise of outstanding warrants.

(4)	Consists of 597,000 shares which may be obtained within 60 days of May 1, 2007 upon the exercise of outstanding stock options.

(5)	Includes 72,000 shares which may be obtained within 60 days of May 1, 2007 upon the exercise of outstanding stock options.

(6)	Consists of 88,667 shares of common stock which may be obtained within 60 days of May 1, 2007 upon the exercise of outstanding stock options.

(7)	Consists of 98,000 shares of common stock which may be obtained within 60 days of May 1, 2007 upon the exercise of outstanding stock options.

(8)	Consists of 60,000 shares of common stock which may be obtained within 60 days of May 1, 2007 upon the exercise of outstanding stock options.

(9)	Includes 2,972,500 shares which may be obtained within 60 days of May 1, 2007 upon the exercise of outstanding stock options and warrants.

(10)	Includes 1,066,667 shares which may be obtained within 60 days of May 1, 2007 upon the exercise of outstanding warrants.

(11)	Includes 2,958,335 shares which may be obtained within 60 days of May 1, 2007 upon the exercise of outstanding warrants.

(12)	Includes 2,127,779 shares which may be obtained within 60 days of May 1, 2007 upon the exercise of outstanding warrants.

(13)	Based on Schedule 13G filed on February 14, 2007. Includes 77,143 shares which may be obtained within 60 days of May 1, 2007 upon the exercise of outstanding warrants.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting and investment power with respect to securities. Beneficial ownership determined in this manner may not constitute ownership of such securities for other purposes or indicate that such person has an economic interest in such securities.

Ownership of Inhibitex Common Stock Following the Merger

The following table sets forth certain information regarding the ownership of Inhibitex’s common stock as of May 1, 2007 assuming the consummation of the merger with FermaVir, by: (i) each director and nominee for director of Inhibitex and FermaVir; (ii) each of the executive officers named in the Inhibitex Summary Compensation Table; (iii) all executive officers and directors of Inhibitex and FermaVir as a group; and (iv) all those known by Inhibitex to be beneficial owners of more than five percent of its common stock.

The column entitled “Percentage of Shares of Common Stock Beneficially Owned” is based on shares of common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. For purposes of calculating each person’s or group’s percentage ownership, stock options and warrants exercisable within 60 days after May 1, 2007 are included for that person or group, but not the stock options or warrants of any other person or group.

Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable.

		Percentage of
		Shares of
		Common Stock
Beneficially Owned	Shares Held	Beneficially Owned

5% or greater stockholders:
Entities affiliated with New Enterprise Associates	7,330,786	17.3
T. Rowe Price Small-Cap Value Fund Inc.	3,193,063	7.6
QVT Financial L.P.	2,732,600	6.5
Named Executive Officers and Directors:
Samuel Michini	65,001	*
Joseph M. Patti, M.S.P.H., Ph.D.	273,539	*
Russell H. Plumb	164,478	*
M. James Barrett, Ph.D.	7,330,786	17.3
Carl E. Brooks	62,348	*
Robert A. Hamm	14,167	*
Michael A. Henos	3,068,768	7.3
William D. Johnston, Ph.D.	605,083	1.4
Russell M. Medford, M.D., Ph.D.	43,666	*
Marc L. Preminger	32,195	*
Louis W. Sullivan	31,195	*
A. Keith Willard	20,834	*
Gabriele M. Cerrone	3,025,275	7.2
Geoffrey W. Henson, Ph.D.	222,750	*
Erik De Clercq, MD, Ph.D.	328,350	*
Chris McGuigan	605,550	1.4
Richard J. Whitley, MD	56,100	*
John P. Brancaccio	53,900	*
Frederick Larcombe, CPA	33,000	*
All current executive officers and directors as a group (19 persons)(16)	16,036,985	34.6

COMPARISON OF STOCKHOLDER RIGHTS

As a result of the merger, holders of FermaVir common stock will become holders of Inhibitex common stock. See “The Merger Agreement — Merger Consideration‘ beginning on page I-69. The rights of holders of Inhibitex common stock are governed by Delaware law and the provisions of the Eighth Amended and Restated Certificate of Incorporation of Inhibitex, Inc. and the Inhibitex Amended and Restated Bylaws.

The following is a summary of the material differences between the rights of holders of Inhibitex common stock and the rights of holders of FermaVir common stock. Because the rights of FermaVir stockholders are governed by Florida law while Inhibitex stockholders’ rights are governed by Delaware law, these differences arise from differences between Florida and Delaware law, as well as the differences between the Eighth Amended and Restated Certificate of Incorporation of Inhibitex, Inc. and its Amended and Restated Bylaws of Inhibitex Inc. and FermaVir’s Articles of Incorporation, as amended, and its Amended and Restated Bylaws.

The following comparison may not contain all of the information that is important to you regarding the specific rights of holders of Inhibitex common stock under Delaware law, Inhibitex’s Amended and Restated Certificate of Incorporation and its Amended and Restated Bylaws as compared with the rights of holders of FermaVir common stock under Florida law, FermaVir’s Articles of Incorporation, as amended, and its Amended and Restated Bylaws. This summary is qualified by reference to the governing corporate instruments of Inhibitex and FermaVir to which we have referred you. You should read those documents for a complete understanding of all of the differences between the rights of holders of Inhibitex common stock and those of holders of FermaVir common stock.

	Inhibitex	FermaVir

Authorized Capital Stock	Inhibitex’s amended and restated certificate of incorporation authorizes it to issue up to 75,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share.	FermaVir’s articles of incorporation authorize it to issue up to 100,000,000 shares of common stock, par value $0.0001 per share and 20,000,000 shares of preferred stock, par value $0.001 per share.
Voting Rights	Subject to the rights of the holders of any series of preferred stock, under the amended and restated certificate of incorporation of Inhibitex, holders of Inhibitex common stock are entitled to one vote per share with respect to each matter submitted to a vote of stockholders.	Under FermaVir’s amended and restated bylaws, holders of common stock are entitled to one vote per share for each share for all matters submitted to a vote of stockholders.
Cumulative Voting	Inhibitex’s amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting, and accordingly, holders of Inhibitex common stock do not have cumulative voting rights in connection with the election of directors.	FermaVir’s articles of incorporation, as amended, do not provide for cumulative voting, and accordingly, holders of FermaVir common stock do not have cumulative voting rights in connection with the election of directors.
Stockholders Meetings
Annual and Special Meetings	Inhibitex’s amended and restated bylaws provide that the annual meeting of stockholders shall be held on such date other than a legal holiday, and at such time and place, within or without the State of Delaware, as may be designated	FermaVir’s amended and restated bylaws provide that annual meetings of shareholders shall be held each year on the 15th of the month of January at 9:00 A.M., within or outside the State of Florida, as designated by the

	Inhibitex	FermaVir

	from time to time by the Inhibitex board. Special meetings of the stockholders may be held upon call of the Board of Directors pursuant to a resolution approved by a majority of the members of the Board of Directors, the chairman of the Board of Directors or the chief executive officer. Special meetings are held at such time and place, within or without the State of Delaware, as stated in the notice of the meeting.	FermaVir board. Special meetings of the shareholders may be called by the Board of Directors or by the holders of not less than ten percent of all the shares entitled to vote at the meeting. Special meetings may be held at such time and place, within or outside the State of Florida, as fixed by the FermaVir board and stated in the notice of the meeting.
Quorum	Inhibitex’s amended and restated bylaws provide that a majority of the outstanding voting power of all classes of stock entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders.	FermaVir’s amended and restated bylaws provide that the holders of a majority of the shares entitled to vote at a meeting of shareholders present or represent by proxy. shall constitute a quorum.
Notice of Stockholder Meetings	Inhibitex’s amended and restated bylaws provide that written notice of the date, time, place, any means of remote communications, and, in the case of a special meeting, the purpose for which the meeting is called, of the meeting of the stockholders will be given not less than ten days nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting.	FermaVir’s amended and restated bylaws provide that, except as otherwise required by law, oral or written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the meeting to each shareholder of record entitled to vote at such meeting.
Notice of Stockholder Business and Nominations	Inhibitex’s amended and restated bylaws provide that for business to be properly requested by a stockholder to be brought before an annual meeting, the stockholder must meet the following requirements:
	• such stockholder must have delivered to or mailed a notice of such business that is received at the principal executive offices of Inhibitex not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date,	FermaVir’s amended and restated bylaws provide that the record date for determining shareholders entitled to demand a special meeting is the date the first shareholder delivers the shareholder’s demand to FermaVir. FermaVir’s articles of incorporation, as amended, and amended and restated bylaws do not contain any provisions with respect to the nomination of directors by shareholders.

	Inhibitex	FermaVir

notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which notice of the date of the meeting or public disclosure thereof was given or made.

Such stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a description of the business desired to be brought before the meeting with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on Inhibitex’s books, of the stockholder proposing such business and such stockholder’s phone number and business address and phone number, (c) the class and the number of shares of stock of Inhibitex which are beneficially owned and owned of record by the stockholder, (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with such business and any material interest of the stockholder in such business, (e) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (f) a representation whether the stockholder intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Inhibitex’s outstanding capital stock required to approve or adopt the proposal and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal.
Proxies	Inhibitex’s amended and restated bylaws provide that each stockholder entitled to vote at every meeting of the stockholders	FermaVir’s amended and restated bylaws provide that, except as otherwise provided by law or by FermaVir’s articles of

	Inhibitex	FermaVir

	may vote in person or by proxy for each share of stock having voting power standing in the name of such stockholder on the books of Inhibitex on the record date of the meeting. Under the General Corporation Law of the State of Delaware, no proxy shall be voted on after three years from its date, unless the proxy provides for a duration of a longer period. Every proxy must be authorized in a manner permitted by Section 212 of the General Corporation Law of the State of Delaware.	incorporation, as amended, a shareholder may vote at any meeting of stockholders either in person or by proxy and any shareholder of FermaVir may appoint a proxy to vote or otherwise act for such shareholder by signing an appointment form. An appointment of a proxy is effective when received by the Secretary of FermaVir and shall be valid for up to eleven months, unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment is coupled with an interest.
Actions by Written Consent	Inhibitex’s amended and restated certificate of incorporation provides that action of stockholders may not be taken by written consent.	FermaVir’s amended and restated bylaws provide that any action to be taken at an annual or special meeting of shareholders may be taken by written consent.
Matters Relating to the Board of Directors
Number	Inhibitex’s amended and restated certificate of incorporation provides that the number of directors shall be fixed from time to time by the Board of Directors.	FermaVir’s amended and restated bylaws provide that the number of directors shall be no fewer than one and no more than eleven, as shall be fixed by resolution of the Board of Directors.
Quorum	Inhibitex’s amended and restated bylaws provide that a majority of the total number of directors then in office will constitute a quorum.	FermaVir’s amended and restated bylaws provide that a majority of the authorized number of directors shall constitute a quorum.
Classification of Directors	Inhibitex’s amended and restated certificate of incorporation provides that directors are elected by a plurality of the votes cast. Directors are classified into three classes, as nearly equal in number as possible, with staggered three-year terms.	FermaVir’s amended and restated bylaws provide that directors are elected by a plurality vote.
Removal of Directors	Inhibitex’s amended and restated certificate of incorporation provides that a director may be removed only for cause, and only by the holders of a majority of the outstanding shares of all classes of capital stock of the Inhibitex entitled to vote in the election of directors.	FermaVir’s amended and restated bylaws provide that at a meeting of shareholders, one or more directors may be removed, with or without cause, if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.
Vacancies on the Board of Directors	Inhibitex’s amended and restated bylaws provide that newly created directorships resulting from an	FermaVir’s amended and restated bylaws provide that any vacancies on the FermaVir board will be

	Inhibitex	FermaVir

	increase in the authorized number of directors, death, resignation, retirement, disqualification, removal from office or any other cause, may be filled by a majority vote of the remaining directors then in office.	filled by a majority vote of the directors then in office, though less than a quorum of the entire board, or by the shareholders. Directors so chosen to fill any vacancy will hold office for a term expiring at the next annual meeting of stockholders or other meeting at which directors are elected.
Preemptive Rights	Inhibitex’s amended and restated certificate of incorporation does not provide for any preemptive rights.	FermaVir’s articles of incorporation, as amended, do not grant any preemptive rights.
Dividends	Inhibitex’s amended and restated bylaws provide that dividends may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, bonds, property, or in stock of Inhibitex.	FermaVir’s amended and restated bylaws provide that the board may from time to time declare, and FermaVir may pay, dividends on its outstanding shares in cash, property or its own shares.
Limitation of Personal Liability of Directors	Inhibitex’s amended and restated certificate of incorporation provides that to the fullest extent permitted by the General Corporation Law of the State of Delaware, no member of the Inhibitex board will be personally liable to Inhibitex or its stockholders for any act or omission in the performance of his or her duties as a member of the board of Inhibitex.	FermaVir’s articles of incorporation provide that to the fullest extent provided by law, no director or officer of FermaVir shall be personally liable to FermaVir or its shareholders for damages for breach of any duty owed to FermaVir or its shareholders
Indemnification of Directors and Officers	Inhibitex’s amended and restated certificate of incorporation provides that Inhibitex’s directors, officers, employees and agents shall be indemnified by Inhibitex to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or is amended (but in the case of any such amendment, only to the extent that such amendment permits Inhibitex to provide broader indemnification rights than said law permitted Inhibitex to provide prior to such amendment), against all expense, liability and loss reasonably incurred by such person in connection with such proceeding. The right to indemnification shall include the advancement of expenses incurred in defending any such proceeding	FermaVir’s amended and restated bylaws provide that FermaVir will indemnify and hold harmless any director, officer, employee or agent of FermaVir against all liability and expense to the fullest extent permitted by law.

	Inhibitex	FermaVir

in advance of its final disposition in accordance with procedures established from time to time by the Board of Directors; provided, however, that if the General Corporation Law of the State of Delaware so requires, the director, officer or employee shall deliver an undertaking to repay all amounts so advanced if it shall ultimately be determined that he or she is not entitled to be indemnified.
Certain Business Combination Restrictions	Under Delaware law a corporation can elect not to be governed by §203 of the General Corporation Law of the State of Delaware, which generally protects publicly traded Delaware corporations from hostile takeovers and from certain actions following such takeovers. Inhibitex has not made this election and is therefore governed by §203 of the General Corporation Law of the State of Delaware.	FermaVir’s articles of incorporation, as amended, state that Section 607.0900 of the Florida Business Corporation Act, which restricts the voting rights of ‘‘control- share” groups unless a majority of all outstanding, non- interested shareholders passes a resolution to grant the control share group the voting rights to complete a control share acquisition, is not applicable to FermaVir. In addition, Section 607.091 of the Florida Business Corporation Act requires that any ‘‘affiliated transaction” with an ‘‘interested shareholder” either be approved by the disinterested directors or a two-thirds vote of the disinterested shareholders or, absent such approval, that a statutory ‘‘fair price” be paid to shareholders in such a transaction.
Amendments to Constituent Documents	Delaware law provides that Inhibitex’s amended and restated certificate of incorporation may only be amended by the affirmative vote of the holders of a majority of the issued and outstanding shares of Inhibitex entitled to vote thereon. Inhibitex’s amended and restated certificate of incorporation provides that the Board of Directors shall have the power to make, amend or repeal Inhibitex’s bylaws and any bylaw may be amended or repealed by the Board of Directors or by Inhibitex’s stockholders.	FermaVir’s amended and restated bylaws provide that FermaVir’s articles of incorporation, as amended, may only be amended by the affirmative vote of the holders of a majority of the issued and outstanding shares of FermaVir entitled to vote thereon. FermaVir’s articles of incorporation, as amended, provide that the amended and restated by laws of FermaVir may only be adopted, modified, amended or repealed by the affirmative majority vote of the holders of all the issued and outstanding shares of FermaVir entitled to vote thereon.

DESCRIPTION OF INHIBITEX CAPITAL STOCK

The following summary of the terms of the capital stock of Inhibitex is not meant to be complete and is qualified by reference to the Inhibitex certificate of incorporation and Inhibitex by-laws. Copies of the Inhibitex certificate of incorporation and Inhibitex by-laws will be sent to holders of shares of Inhibitex common stock and FermaVir common stock upon request. See “Chapter Eight — Additional Information for Stockholders — Where You Can Find More Information.”

Authorized Capital Stock

Inhibitex’s authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. All of these shares of preferred stock are undesignated.

Common Stock

As of May 1, 2007, there were 30,843,494 shares of Inhibitex common stock outstanding held by 74 stockholders of record. In addition, as of May 1, 2007, 1,651,597 shares of Inhibitex common stock were subject to outstanding options and 2,608,035 shares of Inhibitex common stock were subject to outstanding warrants.

Holders of Inhibitex’s common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by Inhibitex’s Board of Directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of Inhibitex’s liquidation, dissolution or winding up, the holders of common stock are entitled to proportionately receive Inhibitex’s net assets available for distribution after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of Inhibitex’s common stock have no preemptive, subscription, redemption or conversion rights. Inhibitex’s outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that Inhibitex may designate and issue in the future.

Preferred Stock

Inhibitex’s Board of Directors is authorized, without further vote or action by the stockholders, to issue up to an aggregate of 5,000,000 shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by the Board of Directors, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and pre-emptive rights.

The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power or other rights of the holders of common stock, and could make it more difficult for a third party to acquire, or could discourage a third party from attempting to acquire, a majority of Inhibitex’s outstanding voting stock. The actual impact or effect of the issuance of any of this preferred stock upon the rights of the holders of Inhibitex’s common stock cannot be determined until the board issues or determines the specific rights of this preferred stock.

Warrants

As of May 1, 2007, Inhibitex has outstanding warrants to purchase 2,608,035 shares of common stock at exercise prices ranging from $0.286 to $14.07 per share with a weighted average exercise price of $9.87 per share. These warrants expire on dates ranging from August 2008 to May 2011. All of these warrants include a cashless exercise feature, and the holders are entitled to customary anti-dilution protection including adjustments to the number of shares of common stock issuable upon exercise of the warrants in the event of a subdivision or combination of Inhibitex common stock or the payment of a stock dividend on Inhibitex common stock.

Options and Restricted Stock

As of May 1, 2007, Inhibitex had outstanding options to purchase 1,651,597 shares of Inhibitex common stock at a weighted average exercise price of $3.87 and 1,375,195 shares of restricted stock have been reserved for issuance under the Inhibitex incentive plan.

Provisions of Delaware Law and Inhibitex’s Amended and Restated Certificate of Incorporation and By-laws

Inhibitex is subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 of the Delaware General Corporation Law prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained such status with the approval of Inhibitex’s Board of Directors or unless the business combination is approved in a prescribed manner. A “business combination” is defined generally as a merger or asset sale involving the interested stockholder or other transaction resulting in a financial benefit to the interested stockholder. Subject to various exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the past three years did own, 15% or more of a corporation’s voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to Inhibitex and, accordingly, may discourage attempts to acquire Inhibitex.

In addition, certain provisions of Inhibitex’s amended and restated certificate of incorporation and its amended and restated by-laws may have the effect of delaying, deferring or preventing a tender offer or takeover attempt that you, as a stockholder, might deem to be in your best interest. These provisions are designed to encourage persons seeking to acquire Inhibitex to initiate such a transaction through arm’s-length negotiations with Inhibitex’s Board of Directors. The existence of these provisions could adversely affect the prevailing price of Inhibitex’s common stock or limit the price that others might be willing to pay in the future for shares of Inhibitex’s common stock. These provisions include:

Stockholder Action; Special Meeting of Stockholders.  Stockholders may not take action by written consent, but only at a duly called annual or special meeting of Inhibitex stockholders. Special meetings of Inhibitex’s stockholders may be called only by the chairman of Inhibitex’s Board of Directors, Inhibitex’s chief executive officer, or a majority of Inhibitex’s Board of Directors, and in no event may stockholders call a special meeting. Thus, without approval by the chairman of the Board of Directors, the chief executive officer or a majority of the Board of Directors, Inhibitex’s stockholders may not take action between annual meetings.

Advance Notice Requirements for Stockholder Proposals and Director Nominations.  A stockholder seeking to bring business before an annual meeting of Inhibitex’s stockholders, or to nominate candidates for election as directors at an annual meeting of Inhibitex’s stockholders, must provide timely notice of his or her intention in writing. To be timely, a stockholder’s notice must be delivered to Inhibitex’s secretary, at Inhibitex’s principal executive offices, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the previous year’s annual meeting of Inhibitex’s stockholders. However, if no annual meeting of stockholders was held in the previous year or the date of the annual meeting of stockholders has been changed to be more than 30 calendar days from the time of the previous year’s annual meeting, then a proposal shall be received no later than the close of business on the tenth day following the date on which notice of the date of the meeting was mailed or a public announcement was made. Only Inhibitex’s Board of Directors or a committee thereof may nominate candidates for election at a special meeting of Inhibitex’s stockholders. Inhibitex’s by-laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of its stockholders or from making nominations for directors at an annual or special meeting of its stockholders.

Authorized but Unissued Shares.  Inhibitex’s authorized but unissued shares of common and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the Nasdaq Global Market. These additional shares may be utilized for a variety of corporate needs, including acquisitions and raising additional funds. The existence of authorized but unissued and unreserved common and preferred stock could discourage an attempt by third parties to obtain control of Inhibitex by means of a proxy contest, tender offer, merger or otherwise.

Classification of Board Members.  Inhibitex’s Board of Directors is classified into three different classes of members, as nearly equal in size as possible, with each class having its own three-year term. Any one or more, or all of the directors may be removed by the holders of at least a majority of the shares then entitled to vote at an election of directors only for cause. Any vacancy on Inhibitex’s Board of Directors, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office. This classification of the Board of Directors, and the limitations on the removal of directors and filling of vacancies, may have the effect of making it more difficult for a third party to acquire control of Inhibitex, or of discouraging a third party from acquiring control of Inhibitex because at least two annual meetings of stockholders, instead of one, generally will be required to change the majority of Inhibitex’s Board of Directors.

Transfer Agent and Registrar

The transfer agent and registrar for Inhibitex’s common stock is American Stock Transfer & Trust Company.

Nasdaq Global Market Listing

Inhibitex’s common stock is listed on the Nasdaq Global Market under the symbol “INHX”. It is a condition to the merger that the shares of Inhibitex common stock issuable in the merger be approved for listing on the Nasdaq Global Market at or prior to the closing, subject to official notice of issuance.

CHAPTER SIX — INHIBITEX ANNUAL MEETING PROPOSALS

INHIBITEX PROPOSAL NO. 1 — MERGER PROPOSAL

For summary and detailed information regarding the merger proposal, see “Chapter One — The Merger.”

Votes Required to Approve the Merger

The affirmative vote of the holders of a majority of the votes cast at the annual meeting will be required to approve the merger proposal.

THE INHIBITEX BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ISSUANCE OF SHARES OF INHIBITEX COMMON STOCK IN CONNECTION WITH THE MERGER.

INHIBITEX PROPOSAL NO. 2 — POSSIBLE ADJOURNMENT OF THE INHIBITEX ANNUAL MEETING

If Inhibitex fails to receive a sufficient number of votes to approve Proposal No. 1, Inhibitex may propose to adjourn the special meeting, if a quorum is present, for the purpose of soliciting additional proxies to approve Inhibitex Proposal No. 1. Inhibitex currently does not intend to propose adjournment of the annual meeting if there are sufficient votes to approve Inhibitex Proposal No. 1. If approval of the proposal to adjourn the Inhibitex annual meeting for the purpose of soliciting additional proxies is submitted to stockholders for approval, such approval requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Inhibitex annual meeting.

THE INHIBITEX BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF INHIBITEX PROPOSAL NO. 1.

INHIBITEX PROPOSAL NO. 3 — APPROVAL OF INHIBITEX’S AMENDED AND RESTATED 2004
STOCK INCENTIVE PLAN

On April 9, 2007, the Board of Directors of Inhibitex approved the Amended and Restated 2004 Stock Incentive Plan, or the Incentive Plan, which provides for an increase the number of shares of common stock available for awards to be granted under the Incentive Plan by 2,800,000 and includes some clarifying language.

Increase in Shares Available Under the Incentive Plan.  The Board of Directors’ determination of the amount of the increase needed in the number of shares available for awards under the Incentive Plan was based upon the recommendation of Inhibitex’s management. Inhibitex’s Board of Directors also evaluated the proposed acquisition of FermaVir, Inhibitex’s development plans, expected hiring needs over the next several years and compensation practices within the peer group in the industry in which Inhibitex competes.

Inhibitex’s Board of Directors believes that it is necessary to have an adequate supply of shares of common stock available for grant under the Incentive Plan in order to be able to provide the appropriate equity incentives to attract and retain qualified employees, directors and consultants. Based on the anticipated needs of Inhibitex as its operations and business grow over the next approximately two to three years, Inhibitex’s Board of Directors believes that it is desirable to increase the number of shares of common stock available for grant under the Incentive Plan by 2,800,000 shares. As of May 1, 2007, a total of 3,380,790 shares had been issued under the Incentive Plan, and 679,299 additional shares were reserved for future issuance. Because Inhibitex’s Board of Directors believes that the current availability, is insufficient to support anticipated future awards, it approved the increase in the number of shares available for grant or award under the Incentive Plan and believes that it is in the best interests of Inhibitex to have done so.

The following is a summary of the material provisions of the Incentive Plan, as proposed to be Amended and Restated. This summary should be read in conjunction with, and is qualified entirely by the Amended and Restated 2004 Stock Incentive Plan, as proposed to be amended and restated, as set forth in Annex C.

The Incentive Plan, provides for the grant of incentive stock options, or ISOs, non-statutory stock options, deferred stock units, restricted stock awards, dividend rights, stock appreciation rights, cash payments and other forms of stock-based compensation, which may be granted to employees, directors, contractors and consultants. Currently, approximately 31 persons are eligible for awards under the Incentive Plan. The Incentive Plan will terminate upon the earlier of its termination by Inhibitex’s Compensation Committee or on December 31, 2017.

Shares Reserved.  Currently, awards may be made under the Incentive Plan for the issuance of up to 4,060,089 shares of common stock. As of May 1, 2007, 679,299 shares of common stock were reserved for issuance and 3,026,792 stock options to purchase common stock and restricted shares were outstanding under the Incentive Plan. In addition, shares subject to stock awards granted under Inhibitex’s Amended and Restated 1998 Equity Ownership Plan and the 2002 Non-Employee Directors Plan that expire, are forfeited or otherwise terminate without being exercised, will be available for re-issuance under the Incentive Plan. When a stock award expires, is settled in cash or is terminated before it is exercised or shares are not issued or are withheld upon the exercise of a stock award, the shares not acquired, not issued or withheld pursuant to the stock awards shall again become available for issuance under the Incentive Plan. Similarly, any shares tendered to pay an exercise price or withheld in satisfaction of tax obligations shall again become available for issuance under the Incentive Plan.

Administration and Exercise Price.  Inhibitex’s compensation committee administers the Incentive Plan. The compensation committee may delegate authority to perform certain functions under the Incentive Plan to the executive officers. Subject to the terms of the Incentive Plan, the compensation committee determines recipients, the numbers and types of equity awards to be granted, any applicable performance goals and the terms and conditions of the equity awards. Inhibitex’s compensation committee determines the exercise price of option grants, the purchase price for rights to purchase restricted stock and the strike price for stock appreciation rights.

Non-Employee Directors.  Pursuant to the terms of the Incentive Plan, each person who is elected for the first time to be a non-employee director is granted an option to purchase 20,000 shares of common stock. Subsequently, each non-employee director is granted an option to purchase 7,500 shares of common stock on February 1 of each year (18,000 shares in the case of the Chairman of the Board), provided, however, that each non-employee director who has been a non-employee director for less than 12 months at February 1 will receive an annual grant that has been pro-rated from the date of commencement of service as a non-employee director.

Vesting and Term.  Stock awards granted under the Incentive Plan to employees to date generally vest annually over one to four years. Annual stock awards under the Incentive Plan to non-employee directors will vest in their entirety on the first anniversary of the date of grant and initial grants to directors upon joining the Board will vest over three years after the date of grant at the rate of 33% for each completed year of service. The vesting and term of each stock award are set by Inhibitex’s compensation committee, provided that no term can exceed ten years from the date of grant.

Transferability.  Subject to certain exceptions, each of the awards under the Incentive Plan may not be transferred other than by will or by the laws of descent and distribution. However, a participant may designate a beneficiary who may exercise the rights under the stock-based award following the participant’s death. The compensation committee, in its discretion, may provide for the transfer of stock awards granted under the Incentive Plan to certain trusts and partnerships for the benefit of or held by immediate family members of the participant.

U.S. Tax Consequences

Stock option grants under the Incentive Plan may be intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code or may be non-qualified stock options governed by Section 83 of the Internal Revenue Code. Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by Inhibitex. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price. Inhibitex will be entitled to a corresponding deduction on its income tax return.

A participant will have no taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that alternative minimum tax may apply), and Inhibitex will receive no deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. Inhibitex may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

Restricted stock is also governed by Section 83 of the Internal Revenue Code. Generally, no taxes are due when the award is initially made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Income tax is paid by the recipient on the value of the stock or units at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold.

The American Jobs Creation Act of 2004 added Section 409A to the Internal Revenue Code, generally effective January 1, 2005. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides strict rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the individual employee for failure to comply with Section 409A. However, it does not impact the Company’s ability to deduct deferred compensation. Section 409A does not apply to incentive stock options, non-qualified stock options (that are not discounted) and restricted stock (provided there is no deferral of income beyond the vesting date). Section 409A also does not cover stock appreciation right plans if the stock appreciation rights are issued by a public company on its traded stock, the exercise price is never less than the fair market value of the underlying stock on the date of grant, the rights are settled in such stock and no features defer the recognition of income beyond the exercise date. Section 409A does apply to restricted stock units, performance units and performance shares. Grants under such plans will continue to be taxed at vesting but will be subject to new limits on plan terms governing when vesting may occur.

As described above, awards granted under the Incentive Plan may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code in order to preserve Inhibitex’s federal income tax deductions with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of Inhibitex’s five most highly compensated executive officers. To so qualify, options and other awards must be granted under the Incentive Plan by a compensation committee consisting solely of two or more “outside directors” (as defined under Section 162 regulations) and satisfy the Incentive Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria, as established and certified by a compensation committee consisting solely of two or more “outside directors.”

NEW PLAN BENEFITS
AMENDED AND RESTATED 2004
STOCK INCENTIVE PLAN

Number of Shares
Name and Position	Subject to Options

All current executive officers as a group	—
All non-employee directors as a group(1)	85,500
All employees, including officers who are not executive officers, as a group	—

(1)	Whether or not the the Incentive Plan is approved, the non-employee directors will receive options on the same basis for 2008.

Equity Compensation Plan Information

The following table sets forth, as of May 1, 2007, information about Inhibitex’s equity compensation plans that have been approved by Inhibitex’s stockholders, including the number of shares of Inhibitex’s common stock exercisable under all outstanding options, the weighted-average exercise price of all outstanding options and the number of shares available for future issuance under Inhibitex’s equity compensation plans.

(c)
Number of Securities
	(a)	(b)	Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance Under
	Issued Upon Exercise	Exercise Price of	Equity Compensation
	of Outstanding Options,	Outstanding Options,	Plans Excluding Securities
Plan Category	and Rights	and Rights	Reflected in Column(a)

Equity Compensation Plans Approved by Stockholders	3,009,985	$4.46	679,299
Equity Compensation Plans Not Approved by Stockholders	14,707	0.36	n/a

Votes Required to Approve the Amended and Restated 2004 Stock Incentive Plan

The affirmative vote of the holders of a majority of the votes cast at the annual meeting will be required to approve Inhibitex’s Amended and Restated 2004 Stock Incentive Plan.

THE INHIBITEX BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF
INHIBITEX PROPOSAL NO. 3.

INHIBITEX PROPOSAL NO. 4 — ELECTION OF DIRECTORS

Inhibitex’s amended and restated certificate of incorporation and by-laws provide for the Inhibitex Board of Directors to be divided into three classes: Class I, Class II and Class III, with the directors distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors, with each class consisting of directors whose term expires at successive annual meetings. Currently, the Board of Directors consists of ten members. As set forth in Inhibitex’s amended and restated certificate of incorporation and by-laws, the terms of office of the members of the Board of Directors are: Class I, whose term expires at the 2008 annual meeting of stockholders; Class II, whose term expires at the 2009 annual meeting of stockholders; and Class III, whose term, upon their election at the annual meeting, expires at the 2010 annual meeting of stockholders.

The Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee has nominated M. James Barrett, Ph.D., Michael A. Henos and Marc L. Preminger for election as Class III directors of the Company. All of the nominees are existing directors of the Company.

Each of the nominees has consented to being named as a nominee for director of the Company and has agreed to serve if elected. If, for any reason, at the time of the election, any of the nominees should become unavailable to accept election, it is intended that such proxy will be voted for the election, in such nominee’s place, of a substitute nominee recommended by the Board.

Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the annual meeting.

Nominees for Election for a Three-year Term Expiring at the 2010 Annual Meeting

CLASS III
(IF ELECTED, TERM EXPIRES IN 2010)

		Served as
Name of Director	Age	Director Since

M. James Barrett, Ph.D.	64	2002
Michael A. Henos	57	1997
Marc L. Preminger, FSA, MAAA	57	2003

M. James Barrett, Ph.D. has served as a general partner of NEA Partners 10 Limited Partnership, the general partner of New Enterprise Associates 10 Limited Partnership, a venture capital fund, since August 2001. From January 1997 to August 2001, he served as Chairman and Chief Executive Officer of Sensors for Medicine and Science, Inc., a medical device company, which he founded in 1997. He continues to serve as the Chairman of its Board of Directors. Dr. Barrett also serves on the Boards of Directors of five publicly-held biopharmaceutical companies: MedImmune, Inc., Iomai Corporation, Pharmion, Inc., YM Biosciences, Inc., and Targacept, Inc., as well as the following privately-held life science companies: Cardioxyl Pharmaceutical, GlycoMimetics, Inc., Nucleonics Inc., Peptimmune, Inc., Supernus Pharmaceuticals, Inc., CoGenesys, Inc., and Ruxton Pharmaceuticals. Dr. Barrett received a B.S. in Chemistry from Boston College, a Ph.D. in Biochemistry from the University of Tennessee and a M.B.A. from the University of Santa Clara.

Michael A. Henos has served as Chairman of the Board of Inhibitex since April 2001. Mr. Henos also served as Chairman of the Board from July 1997 to January 2000. Since 1993, Mr. Henos has served as Managing General Partner of Alliance Technology Ventures, L.P., a venture capital firm. From 1991 to 2001, Mr. Henos also served as a General Partner of Aspen Ventures, a venture capital partnership. He currently serves as Chairman of the Board of Directors of AtheroGenics, Inc., a publicly-held biopharmaceutical company. He is also a member of the Board of Directors of several privately-held biotechnology companies: Neuronyx, Inc., Genoptix, Inc., GlycoMimetics, Inc., and Sensys Medical, Inc. Mr. Henos received a B.S. in Economics and a M.B.A. in Finance from the University of California, Los Angeles.

Marc L. Preminger, FSA, MAAA, served in various capacities with CIGNA Corporation, a healthcare insurance company, from 1977 until his retirement in September 2002; the most recent of which was Senior Vice President and Chief Financial Officer of Cigna Healthcare. In 2004, he co-founded ACT II Ventures, LLC, a consulting firm. Mr. Preminger received a B.A. in Economics from Lafayette College and a Masters of Actuarial Science from Georgia State University.

Votes Required to Approve the Election of Directors

The affirmative vote of the holders of a plurality of the votes cast at the annual meeting will be required to approve the re-election of the three continuing directors.

THE BOARD OF DIRECTORS OF INHIBITEX RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Inhibitex Directors Whose Term of Office Will Continue After the Inhibitex Annual Meeting

CLASS I
(TERM EXPIRES IN 2008)

		Served as
Name of Director	Age	Director Since

William D. Johnston, Ph.D.	62	1997
Russell M. Medford, M.D., Ph.D.	52	1997
A. Keith Willard	66	2005

William D. Johnston, Ph.D. served as President and Chief Executive Officer of Inhibitex from 1997 to December 2006. From 1975 to 1997, Dr. Johnston served in various executive positions at Baxter Healthcare, including Vice President and General Manager of the Gene Therapy Business Unit and Vice President of Applied Sciences. Dr. Johnston currently serves as a director of ACTx, a privately-held medical device company and the board of trustees of Emory Johns Creek Hospital. Dr. Johnston is a member of both the Board of Directors and the Emerging Companies Section Governing Body of the Biotechnology Industry Organization. Since 1999, Dr. Johnston has served on the board of the Georgia Biomedical Partnership and is currently Vice Chairman; additionally, he is an advisory member to the Board of Directors for the Georgia Department of Economic Development. Dr. Johnston received both a B.S. in Chemistry and a Ph.D. in Chemistry from Brigham Young University.

Russell M. Medford, M.D., Ph.D. has served, since 1995, as President and Chief Executive Officer of AtheroGenics, Inc., a publicly-held pharmaceutical company, and currently serves as a member of its Board of Directors. Dr. Medford serves on the Biotechnology Industry Organization’s (BIO) Board of Directors and the Emerging Companies Section Governing Body, as well as Chairman of the Georgia BioMedical Partnership. Dr. Medford was an Associate Professor of Medicine and Director of Molecular Cardiology at the Emory University School of Medicine, and currently holds the appointment of Adjunct Clinical Professor of Medicine. Dr. Medford received a B.A. from Cornell University, and a M.D. with Distinction and a Ph.D. in Molecular and Cell Biology from the Albert Einstein College of Medicine. Dr. Medford completed his residency in internal medicine at the Beth Israel Hospital and served as a fellow in cardiology at the Brigham and Women’s Hospital and Harvard Medical School, where he also served on the faculty of Medicine.

A. Keith Willard served from 1993 to 1999 as Chairman and Chief Executive Officer of Zeneca, Inc., a multinational pharmaceutical company. Prior to that, he served in several capacities with ICI Canada, including President and a member of its Board of Directors. He has been retired since October 1999. He received a B.A. in Sociology from Concordia University and is a graduate of the Advanced Executive Management Institute at McGill University.

CLASS II
(TERM EXPIRES IN 2009)

		Served as
Name of Director	Age	Director Since

Carl E. Brooks	69	1999
Robert A. Hamm	55	2005
Louis W. Sullivan	73	2003
Russell H. Plumb	48	2007

Carl E. Brooks served as Chairman of the Board of Inhibitex from January 2000 to April 2001. Mr. Brooks is President of Brooks & Associates, a consulting firm for the biopharmaceutical and blood banking industries, which he founded in 1996. He currently serves as Chairman of the Board of Directors of Bluebird Bioscience, Inc., a generic pharmaceuticals company and is a Director of Quantumcor, Inc., a cardiovascular device company, both of which are privately-held. He previously served as President of the Hyland division of Baxter Healthcare Corporation. Prior to that, he served in numerous management positions with the Procter & Gamble Company. Mr. Brooks received a B.S. in Chemical Engineering from the Ohio State University.

Robert A. Hamm has been the Senior Vice President of Immunology Business at Biogen Idec, Inc. since 2003. Mr. Hamm joined Biogen in 1994 and has served in various management positions including; Senior Vice President International, President of Biogen Europe, Vice President Sales and Marketing North America, and Vice President of Manufacturing and Engineering. Prior to joining Biogen, he was employed with Syntex, Mobil Oil, and the National Security Agency after serving in the U.S. Air Force. He received a B.A. in Psychology from St. Bonaventure University, and a M.A. in Management Leadership from Central Michigan University.

Louis W. Sullivan, M.D. is the founding Dean, Director, and President Emeritus of the Morehouse School of Medicine. From 1993 until his retirement in June 2002 and from 1981 to 1989, Dr. Sullivan served as President of Morehouse School of Medicine. From 1989 to 1993, he served as Secretary, United States Department of Health and Human Services. Dr. Sullivan serves on the Boards of Directors of CIGNA Corporation, Henry Schein, United Therapeutics, and BioSante Pharmaceuticals, Inc. He received a B.S. from Morehouse College and a M.D. from Boston University.

Russell H. Plumb was appointed on December 30, 2006 as Inhibitex’s President, Chief Executive Officer and Chief Financial Officer and served as Vice President, Finance and Administration and Chief Financial Officer from August 2000 through December 2006. From December 1999 to July 2000, Mr. Plumb served as Chief Financial Officer of Emory Vision, a healthcare company. From 1994 to November 1999, he served as Chief Financial Officer and Vice President, Finance of Serologicals Corporation, a publicly-held biopharmaceutical company. Mr. Plumb received both a B. A. in Communications and a M.B.A. from the University of Toronto. Mr. Plumb has received designations as a certified public accountant in Michigan and Georgia.

Corporate Governance

Inhibitex’s by-laws provide that the number of members of the Board of Directors shall be determined from time to time by resolution of the directors. Inhibitex’s Board of Directors should neither be too small to maintain the needed expertise and independence, nor too large so as to be inefficient in functioning. The general expectation is that the Board will consist of between seven and twelve directors, although periodically the Board of Directors and the nominating and corporate governance committee will review the appropriate size and mix of the Board of Directors in light of Inhibitex’s needs.

Inhibitex’s Board of Directors has determined that Messrs. Brooks, Hamm, Henos, Preminger and Willard and Drs. Barrett and Sullivan are independent under the standards of independence applicable to companies traded on the NASDAQ Global Market, or Nasdaq. In addition, as required by Nasdaq, Inhibitex’s Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, although members of the Board of Directors have recused themselves, the

Board of Directors reserves the right to continue to have the right to seek the recusal of any member of the Board of Directors from particular discussion and deliberation, in respect of any particular issue in which it perceives there may be conflict of interest.

During 2006, Inhibitex’s Board of Directors met eleven times. Each member of the Inhibitex Board of Directors attended more than 75% of the aggregate number of meetings of the Board of Directors and the committee or committees on which he served. Directors are encouraged to attend Inhibitex’s annual meeting and all directors attended the 2006 annual meeting of stockholders

The committees of Inhibitex’s Board of Directors consist of an audit committee, a compensation committee, a nominating and corporate governance committee and a transactions committee, each of which has the composition and responsibilities as described below. The Board may also establish other committees from time to time to assist in the discharge of its responsibilities.

Audit Committee.  The Audit Committee oversees Inhibitex’s corporate accounting and financial reporting process. Among other things, the Audit Committee monitors the qualifications, independence and performance of the independent registered public accounting firm; determines the engagement of and approves fees paid to the independent registered public accounting firm; approves the retention of the independent registered public accounting firm to perform any proposed and permissible non-audit services; reviews Inhibitex’s financial statements and critical accounting estimates; and discusses with management and the independent registered public accounting firm the results of the annual audit and the reviews of Inhibitex’s quarterly financial statements. The Audit Committee also reviews the effectiveness of internal controls and the adequacy of Inhibitex’s disclosure controls and procedures. In addition, the Audit Committee maintains procedures for the receipt of employee complaints and submissions of concerns regarding accounting or auditing matters. The members of Inhibitex’s Audit Committee are Mr. Preminger, Chairman, Dr. Sullivan, and Mr. Willard. The Board of Directors of Inhibitex has determined that Mr. Preminger is the Audit Committee Financial Expert under the SEC rule implementing Section 407 of the Sarbanes-Oxley Act of 2002. The composition of Inhibitex’s Audit Committee meets the standards for independence under the current applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq rules and SEC rules and regulations. Inhibitex’s Audit Committee met eight times during fiscal year 2006.

Compensation Committee.  Inhibitex’s Compensation Committee establishes, amends, reviews and approves the compensation and benefit plans with respect to officers and employees, including determining individual elements of total compensation of the Chief Executive Officer and other executive officers and reviewing the performance of Inhibitex with respect to these elements of compensation. The Compensation Committee also determines annual retainer, meeting fees, stock awards and other compensation for members of the Board of Directors and administers the issuance of stock options and other awards under Inhibitex’s equity incentive plans. The members of the Compensation Committee are Mr. Henos, Chairman, Dr. Barrett and Messrs. Brooks and Hamm. The composition of Inhibitex’s Compensation Committee meets the standards for independence under the current applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq rules and SEC rules and regulations. Inhibitex’s Compensation Committee met eight times during fiscal year 2006.

Nominating and Corporate Governance Committee.  Inhibitex’s Nominating and Corporate Governance Committee develops and recommends to Inhibitex’s Board of Directors corporate governance principles and procedures applicable to Inhibitex contained in Inhibitex’s Corporate Governance Guidelines or otherwise adopted by the Board of Directors of Inhibitex, recommends the director nominees for each annual meeting of Inhibitex stockholders and ensures that the Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors shall have the benefit of qualified and experienced independent directors. The members of Inhibitex’s Nominating and Corporate Governance Committee are Dr. Sullivan, Chairman, Dr. Barrett and Mr. Brooks. The composition of Inhibitex’s Nominating and Corporate Governance Committee meets the standards for independence under the current applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq rules and SEC rules and regulations. Inhibitex’s Nominating and Corporate Governance Committee met two times during fiscal year 2006.

Inhibitex’s Nominating and Corporate Governance Committee does not have any specific minimum qualifications that must be met for director candidates. However, Inhibitex’s Board of Directors believes that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. Each director must also be able to dedicate the time and resources sufficient to ensure the diligent performance of his or her duties. Further, Inhibitex’s Board of Directors is intended to encompass a range of talents, ages, skills, diversity, and expertise (particularly in the areas of accounting and finance, management, domestic and international markets, leadership and corporate governance, and biotechnology and related industries) sufficient to provide sound and prudent guidance with respect to the operations and interests of Inhibitex.

Inhibitex’s Nominating and Corporate Governance Committee considers persons for nomination for election to the Board of Directors of Inhibitex from any source, including stockholder recommendations. Inhibitex’s Nominating and Corporate Governance Committee does not evaluate candidates differently based on who has made the recommendation. Consideration of nominee candidates typically involves a series of internal discussions, a review of information concerning candidates and interviews with selected candidates. Inhibitex’s Nominating and Corporate Governance Committee has the authority, under its charter, to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates, however, Inhibitex’s Nominating and Corporate Governance Committee has not utilized such search firms. Inhibitex’s Nominating and Corporate Governance Committee will consider stockholder recommendations for directors sent to Inhibitex’s Nominating and Corporate Governance Committee, Inhibitex, Inc., 9005 Westside Parkway, Alpharetta, Georgia 30004, Attention: Secretary. Any recommendation from a stockholder should include the name, background and qualifications of such candidate and should be accompanied by evidence of such stockholder’s ownership of Inhibitex’s common stock.

The charters of Inhibitex’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are posted on Inhibitex’s website at www.inhibitex.com.

Transactions Committee.  Inhibitex’s transactions committee analyzes and recommends to Inhibitex’s Board of Directors transaction opportunities that it believes are beneficial to Inhibitex and its stockholders. The members of Inhibitex’s transactions committee are Mr. Henos, Chairman, and Messrs. Preminger and Hamm. The Transactions Committee met fourteen times during fiscal year 2006.

Stockholder Communications

Inhibitex does not have a formal procedure for stockholder communication with its Board of Directors. Stockholders who wish to contact an individual director, the Board of Directors, or a committee of the Board of Directors should send their correspondence to Inhibitex, Inc., 9005 Westside Parkway, Alpharetta, Georgia 30004, Attention: Board of Directors. Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. Inhibitex will initially receive and process communications before forwarding them to the addressee. Inhibitex generally will not forward to its directors a stockholder communication that it determines to be primarily commercial in nature or may be abusive, threatening or otherwise inappropriate.

Code of Ethics

Inhibitex has adopted a code of ethics that applies to all of its officers, directors and employees. Inhibitex has posted a copy of its code of ethics, and intends to post amendments to its code of ethics, on its website at www.inhibitex.com as required under SEC rules and regulations. Inhibitex intends to file a Form 8-K to the extent required by SEC rules and regulations and Nasdaq rules for waivers of the code of ethics.

EXECUTIVE OFFICERS

The following table sets forth information concerning Inhibitex’s executive officers as of May 1, 2007:

Name	Age	Position

Russell H. Plumb	48	President, Chief Executive Officer and Chief Financial Officer; Director
Joseph M. Patti, M.S.P.H., Ph.D.	42	Vice President, Research and Development and Chief Scientific Officer
Samuel Michini	48	Vice President, Sales and Marketing

Russell H. Plumb was appointed on December 30, 2006 as Inhibitex’s President, Chief Executive Officer and Chief Financial Officer and served as Vice President, Finance and Administration and Chief Financial Officer from August 2000 through December 2006. From December 1999 to July 2000, Mr. Plumb served as Chief Financial Officer of Emory Vision, a healthcare company. From 1994 to November 1999, he served as Chief Financial Officer and Vice President, Finance of Serologicals Corporation, a publicly-held biopharmaceutical company. Mr. Plumb received both a B. A. in Communications and a M.B.A. from the University of Toronto. Mr. Plumb has received designations as a certified public accountant in Michigan and Georgia.

Joseph M. Patti, M.S.P.H., Ph.D. is one of Inhibitex’s founders and has served as Inhibitex’s Vice President, Research and Development and Chief Scientific Officer since 2005. From April 1998 until 2005, he served as Vice President, Preclinical Development and Chief Scientific Officer. He also served as a member of our Board of Directors from July 1997 until May 2006. From 1994 to 1998, Dr. Patti was an assistant professor at Texas A&M’s Institute of Biosciences and Technology. From 1996 to 1998, he served on the faculty at the University of Texas Health Science Center Graduate School of Biomedical Sciences. Dr. Patti received a B.S. in Microbiology from the University of Pittsburgh, an M.S.P.H. from the University of Miami, School of Medicine and a Ph.D. in Biochemistry from the University of Alabama at Birmingham.

Samuel Michini has served as Inhibitex’s Vice President, Sales and Marketing since June 2005. Mr. Michini will serve in this position through June 30, 2007. From 1997 to July 2004, Mr. Michini served in various sales and marketing executive roles at Akzo Nobel, Organon Pharmaceuticals, most recently as Vice President of Marketing. Prior to Akzo Nobel, Organon Pharmaceuticals, he spent 13 years with Knoll Pharmaceutical Company in various senior sales, marketing, and product management roles. Mr. Michini received a B.A. in Communications from Niagara University.

Upon consummation of the merger, Geoffrey W. Henson, Ph.D. will serve as Vice President, Drug Development, of Inhibitex. Dr. Henson was appointed Chief Executive Officer, President, Secretary and a director of FermaVir on August 16, 2005. He served as the Chief Executive Officer of FermaVir Research since March 2005. From 2003 to March 2005, Dr. Henson was a pharmaceutical consultant. He was a founder and Chief Operating Officer of AnorMED, a Canadian biopharmaceutical company, from 1996 to 2003. Dr. Henson was responsible for three new INDs on new agents at AnorMED. Dr. Henson also negotiated several significant out-licensing deals for AnorMED drugs. Prior to that, he held a number of management and scientific positions in the Biomedical Research Group at Johnson Matthey from 1985 to 1996. From 1982 to 1985, Dr Henson was a researcher and member of the Basel Institute for Immunology in Basel, Switzerland. From 1978 to 1981, Dr. Henson did research at the Roswell Park Memorial Cancer Institute.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Inhibitex directors and executive officers to file reports of ownership and changes in ownership of Inhibitex common stock with the SEC, with a copy delivered to Inhibitex. Based on a review of the Section 16(a) reports furnished to Inhibitex and written representations from the executive officers and directors, Inhibitex believes that its officers and directors complied on a timely basis with reporting requirements applicable to them for transactions during 2006, except with respect to the issuance of stock options and restricted stock to Drs. Barrett, Sullivan and Medford and Messrs. Brooks, Hamm, Henos, Preminger and Willard, directors of Inhibitex, on February 1, 2007 and May 18, 2006, with respect to which reports on Form 4 were filed on February 15, 2007 and May 22, 2006, respectively, and the issuance to William D. Johnston, Ph.D, Mr. Plumb, Dr. Patti, David Wonnacott, and Seth Hetherington of stock options and shares of restricted stock on April 25, 2006, with respect to which reports on Form 4 were filed on April 28, 2006.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Note:  References in the Compensation Discussion and Analysis to “we,” “us” and “our” refer to Inhibitex.

The Compensation Committee of the Board is composed of four directors, each of whom is independent under Nasdaq rules. The Compensation Committee is responsible for setting the policies that govern and administer our executive base salary, bonus and stock ownership programs. The Compensation Committee periodically, but no less often than annually, determines the compensation of the Chief Executive Officer (“CEO”) and the other named executive officers based upon a combination of the achievement of corporate goals, individual performance and comparisons with other biopharmaceutical companies.

General Compensation Objectives

The objectives of our Compensation Committee with respect to compensating our executive officers, including the CEO, are to provide compensation that is designed to attract, motivate and retain executives of outstanding ability and potential, and to appropriately align their interests with the interests of our stockholders. It is our Compensation Committee’s desire to reward executives for superior individual and company-wide performance by providing compensation that is competitive, and by basing a significant portion of the compensation, primarily through bonus and long-term incentive programs, upon achieving that performance. To meet these goals, our Compensation Committee has adopted a mix among the compensation elements of salary, bonus, stock options and restricted stock grants. Our Compensation Committee met eight times during 2006 to review and approve base salary increases, bonuses, stock option grants and other cash and equity awards for the CEO and other executive officers for 2006.

During its annual compensation review of our executive officers, which takes place during the first quarter of each fiscal year, our Compensation Committee considers a number of metrics, including peer group analyses and tally sheets provided by its compensation consultant, James F. Reda & Associates, LLC, as well as the individual performance of the executive officers and the company as a whole, based on goals set by the Compensation Committee during its compensation review for the prior year.

Peer Group Analyses

As part of its evaluation of the reasonableness of the compensation of our executive officers and consideration of whether such compensation is competitive with that of other biopharmaceutical companies, our Compensation Committee reviews the aggregate salary and bonus compensation for individuals in similar positions with comparable companies. These companies are biotechnology and pharmaceutical companies (see below list of “Peer Group”), all of which are engaged in the research and clinical development of early-stage products in a manner or stage of development similar to ours. Our Compensation Committee compares the compensation of our executive officers with those of these other companies through reviews of survey and proxy statement data, compiled by our Compensation Committee’s compensation consultant, and informal studies presented to the Compensation Committee by management. The Compensation Committee strives to provide our executive officers with compensation that is generally between the 50th and 75th percentile for total compensation paid by comparable companies, depending on performance and accounting for other factors, such as stage of product development, market capitalization, and number of employees. Our Compensation Committee analyzed both total compensation and the individual elements of compensation against the Peer Group. Below is the list of companies that our Compensation Committee included in the Company’s Peer Group for the purposes of its review of total compensation for 2006.

Acadia Pharmaceuticals, Inc.	Renovis, Inc.	Acusphere, Inc.
Alnylam Pharmaceuticals, Inc.	Tercica, Inc.	Avalon Pharmaceuticals, Inc.
Micormet, Inc.	Anadys Pharmaceuticals, Inc.	Favrille, Inc
CoTherix, Inc.	Dendreon Corp.	Introgen Therapeutics, Inc.
Critical Therapeutics, Inc.	Genitope Corp.	PRAECIS Pharmaceuticals, Inc.
COV Pharmaceutical, Inc.	Santarus, Inc.	Threshold Pharmaceuticals, Inc.
Ista Pharmaceuticals, Inc.	Curis, Inc.

Our Compensation Committee determined that the compensation of our named executive officers was comparable to those of the Peer Group and did not make significant increases in compensation for 2006 based on the Peer Group analysis.

Performance

Many traditional measures of corporate performance for mature life science companies or companies in other industries, such as earnings per share or sales growth, are not as useful in the evaluation of development stage biopharmaceutical companies. Accordingly, our Compensation Committee uses other indices of performance, such as our progress in achieving milestones in the development of its product candidates, and raising the capital needed to continue our research and development activities, as the basis for making decisions on executive compensation.

Our Compensation Committee believes that we achieved significant milestones in 2005, which served as the basis for compensation in 2006. These accomplishments included the following:

•	We completed enrollment in the Phase III trial of Veronate, which was then our lead product candidate.

•	We made steps towards the approval and potential commercialization of Veronate by submitting to the Food and Drug Administration a Chemistry, Manufacturing, and Control review section for the Biologics License Application for Veronate, and establishing a board-approved marketing plan for the launch of Veronate.

•	We initiated in-vivo evaluation of an enterococcus monoclonal antibody.

Our Compensation Committee believes that these and other accomplishments and the achievement of individual objectives by the executive officers justified the increases in base salary, the bonus payments and the grants of stock options awarded in early fiscal 2006.

On April 3, 2006, we announced that our pivotal Phase III trial of Veronate did not achieve its primary endpoint or any of its secondary endpoints. In light of these results, we discontinued the development of Veronate, reduced our workforce, realigned our operations consistent with the status of our other development programs and adopted a strategy to broaden our pipeline through in-licensing, acquisition or merger. Due to the uncertainty surrounding our future direction in 2006, our Compensation Committee did not establish any performance goals or related cash bonus payments to be paid in early 2007 for 2006 accomplishments, but instead adopted a company-wide retention program as described below.

Executive Compensation Components

Consistent with past practices and compensation practices typical of the biotechnology industry, our Compensation Committee has established three principal categories of compensation for our executive officers: base salary, an annual incentive cash bonus, and long-term incentives consisting of stock awards. The appropriate mix of such compensation is evaluated by our Compensation Committee each year. In the biotechnology industry, most companies are typically entrepreneurial in nature and are viewed as having high growth potential, not unlike other technology-focused industries such as software development. Accordingly, the mix of compensation components for emerging biotechnology generally reflects base salaries that are less than those for similar positions in more established, lower growth industries, and a significant portion of total compensation is focused on long-term equity incentives, and to a lesser extent, cash incentives.

The philosophy of our Compensation Committee is that base salary should be reasonable, defined as equal to or slightly below the median of comparable biotechnology companies, and there should be an emphasis placed on variable compensation through cash incentive bonuses and long-term incentives such as stock awards, which are intended to align the interests of the executives with those of our stockholders. Cash incentive bonuses and long-term incentives are therefore targeted to be between the median and 75th percentile of those observed in the Peer Group data and analysis of companies comparable in size and stage of development. Our Compensation Committee also reviews compensation upon the occurrence of significant changes in our strategy and in connection with other significant events affecting us.

Base Salaries

Executive salaries are reviewed by our Compensation Committee in the first quarter of each year, with any adjustments to base salary generally becoming retro-active to January 1 of any such year. During this review, our Compensation Committee considers, in addition to the information obtained through Peer Group data and analysis of companies comparable in size and stage of development, the rate of inflation, compensation trends and practices in the geographic area where we are located, each individual executive’s contribution to our achievements, their performance in accordance with the goals established by the Board, any changes in the role and responsibility of the executive and, with respect to the executive officers other than the CEO, the recommendations of the CEO.

The salary of William D. Johnston, Ph.D., who served as our CEO through December 29, 2006, was increased by 3%. In determining this increase, our Compensation Committee considered, among other variables, our achievements as described in this report under the caption “Performance”, the base salaries of the CEOs of companies in the “Peer Group” listed above, past practices and recent increases to Dr. Johnston’s base salary. The same criteria was also used in determining increases for the other executive officers and although it is difficult to compare salaries at all levels with other organizations, the average percentage increase in base salary for our executive officers generally was 3%.

Annual Incentive Bonus Program

Annual cash incentive bonuses are designed to appropriately motivate and reward officers and employees for the achievement of near-term company-wide goals and objectives established by our Board at the beginning of the previous year. To the extent earned, cash bonuses are generally awarded to officers and employees during the first quarter of each fiscal year, and are based on the achievement of these Board-established goals, as well as individual performance and contribution. Each executive officer’s employment agreement provides that he is eligible to receive a cash bonus up to a certain percentage of such executive officer’s base salary. Dr. Johnston was, and Mr. Plumb currently is, eligible to receive an annual cash bonus of up to 50% of base salary and each of the other executive officers is eligible to receive an annual cash bonus of up to 30% — 35% of his base salary. Our Compensation Committee may also award additional cash bonuses to officers in its discretion, although no such additional discretionary cash bonuses were paid in 2006. Based on the objectives and goals set forth by the Board in 2005, our Compensation Committee approved, and we paid, cash bonus awards equal to 75% of the target bonus amount for which the executive officers, including Dr. Johnston, were eligible.

Relative to 2006 performance, there were no cash bonus awards paid in early 2007 to any of our executive officers. Our Compensation Committee and our Board determined that it was not appropriate to award any bonuses because, due to the failure of our lead product in its Phase III clinical trial, we were in the midst of an uncertain period in which our strategic direction was under review, and would likely be affected by merger, acquisition and in-licensing activities being undertaken. As described under “Retention program effective April 6, 2006” below, our Compensation Committee instead established a company-wide retention program designed to bring stability to the organization and incentivize certain management and employees to remain with us as we redefined our strategy in 2006.

Long-Term Incentives

Our Compensation Committee considers equity-based compensation to be a valuable and necessary tool designed to align the long-term financial interests of our executive officers and employees with the financial interests of our stockholders, and do not necessarily relate specifically to the achievement of near-term objectives and goals. Further, the vesting provisions of our Amended and Restated 2004 Stock Incentive Plan encourage employees to remain employed with us, providing continuing benefits to us beyond those achieved in the year of grant. Long-term incentives have typically been provided by means of stock option awards, although restricted stock awards were introduced in 2006 as described under “Retention Program Effective April 2006” below.

Stock options are typically granted to our employees at the time of employment and annually at the discretion of our Compensation Committee. In determining the size of a stock option award to be granted to an executive officer, our Compensation Committee takes into account the proposed number of options to be granted by comparison to the “Peer Group” companies at similar stages of development, the officer’s position and level of responsibility, the officer’s existing stock and award holdings and the potential reward to the executive officer if the stock price appreciates in the public market. Our Compensation Committee typically grants annual awards in the first quarter of each fiscal year, generally in conjunction with determinations regarding the other elements of compensation. Stock options grants have exercise prices equal to the fair market value of the underlying shares of common stock on the date of grant, generally vest over a two-to four-year period and expire no more than ten years from the date of grant. Restricted stock generally vests over a one- to two-year period.

On February 8, 2006, our Compensation Committee approved grants to our executive officers of stock options to purchase an aggregate of 500,000 shares of common stock, of which 110,000 were granted to Dr. Johnston, who was then the Company’s CEO. Our Compensation Committee believed that the achievement of both short and long-term objectives would place considerable demands on the executive team, and that their retention and motivation were crucial to building long-term corporate value. As the impending Veronate Phase III clinical trial data were expected within a few months of the date these grants were made, our Compensation Committee determined that these stock options should have a performance vesting condition, which provided that the stock options would be terminated and forfeited if the clinical trial failed to achieve its primary endpoint. Our Compensation Committee concluded that the long-term incentives as awarded were appropriate if the clinical trial succeeded. In the event that the trial failed to meet its primary endpoint, our Compensation Committee recognized that we would be faced with completely different challenges that would require a different approach to long-term incentive compensation.

All of these 500,000 stock options granted to our executive officers were forfeited in their entirety as a result of the Veronate Phase III clinical trial not meeting its primary endpoint and, accordingly, these stock options are not included in the Summary Compensation Table.

Retention Program Effective April 2006

Shortly after the announcement of our Phase III clinical trial results in April 2006, and in anticipation of a significant reduction in our workforce, our Compensation Committee met to determine what incentive compensation programs would be appropriate to retain and motivate key employees as we re-aligned our operations and potentially redefined our strategy over a period of up to the next two years. Our Compensation Committee also solicited the input of its compensation consultant to provide guidance as to what might be acceptable retention incentives in light of our circumstances. After discussions with management and our Compensation Committee, the consultant proposed a retention incentive program for our executive officers valued at 1.25 times their existing base salary, which would consist largely of long-term incentives, including restricted stock, stock options, and cash, the total of which would vest annually at each of the first two anniversaries of the date of the adoption of the program. Our Compensation Committee introduced restricted stock primarily as a retention element as it could provide value to the executives, even if the market price of our common stock did not increase substantially in the near-term. The retention incentives provided to our named executive officers, who were approved by our Compensation Committee on April 24, 2006, are set forth in the following table:

Name	Cash Bonus	Restricted Stock Grants	Stock Options

William D. Johnston	$90,125	119,560	55,000
Russell H. Plumb,	59,875	73,400	50,000
Joseph M. Patti,	59,875	80,120	35,000
David M. Wonnacott	48,000	82,560	30,000

The retention program provided for immediate vesting of the retention incentives if an executive officer was terminated by us other than for cause.

In September 2006, our Compensation Committee met again to evaluate the effectiveness of the retention incentive program, as certain key employees had voluntarily terminated their employment despite the previously adopted retention incentives and the value of the restricted stock and stock options previously granted had diminished, due to a falling stock price. Our Compensation Committee determined that in order to fulfill the original objectives of the retention incentive plan, certain adjustments were warranted. After discussing various alternatives with its compensation consultant and management, our Compensation Committee approved additional retention incentive awards that vest annually at each of the first two anniversaries of April 24, 2006 for the named executive officers as follows:

Name	Cash Bonus	Restricted Stock Grants

William D. Johnston	$27,875	34,422
Samuel Michini	—	40,000
Russell H. Plumb	19,125	22,869
Joseph M. Patti	19,125	22,869
David Wonnacott	19,000	22,916

The cash bonus portion is not listed on the Summary Compensation Table under non-equity incentive plan compensation as it was not vested as of December 31, 2006, and will be paid in two annual installments in April 2007 and 2008.

Our Compensation Committee was also concerned that the foregoing retention incentive program might not adequately compensate certain executive officers, particularly those whose employment would most likely terminate in connection with a transaction that represented an acquisition of the company or a change of control where the value of such a transaction may not be realized for several years after their termination. Therefore, our Compensation Committee decided to extend the post-termination exercise period in the event of a change of control to the greater of three years after termination of employment or the current expiration date for certain outstanding stock options of certain executive officers responsible for identifying and negotiating a value creation event so that they might be able to benefit from the transaction if their employment with us was terminated, other than for cause, in connection with such a transaction. The modifications affected the following number of stock options that were previously awarded:

Name	Exercise Price	Options

William D. Johnston	$1.90	252,102
William D. Johnston	2.05	55,000
Russell H. Plumb	1.90	60,926
Russell H. Plumb	2.05	50,000
Joseph M. Patti	1.90	126,051
Joseph M. Patti	2.05	35,000

Severance Arrangements

In contemplation of an anticipated change of control transaction, which ultimately did not occur, the Board determined that Dr. Johnston would not continue in his role as the President and Chief Executive Officer of the Company. Upon making that determination, Dr. Johnston was effectively terminated. Pursuant to his employment agreement under the change of control provisions, his termination was effective as of December 30, 2006, and he became entitled to 24 months of severance, bonuses and health insurance. Under the agreement, we or Dr. Johnston could terminate his employment at any time. If we terminate Dr. Johnston without cause, or he resigns for good reason, he will be entitled, subject to execution of a release of Inhibitex, to receive severance payments representing 18 months of base salary, cash incentive bonus and health and insurance benefits. In addition, if within one year after a change in control of Inhibitex (or in contemplation of a change in control that is reasonably likely to occur), Dr. Johnston is involuntarily terminated for any reason other than for cause, or resigns for good reason, he will be entitled, subject to his execution of a release of Inhibitex, to receive severance payments totaling 24 months of base salary, cash incentive bonus and health and insurance benefits. In addition, vesting of restricted stock and stock options to purchase shares of common stock held by Dr. Johnston would accelerate upon a change in control.

Other Compensation

Under our 401(k) Plan, we may provide a matching cash contribution to employee contributions. In 2006, we made matching contributions equal to 66.67% of an employee’s contributions to the 401(k) Plan, up to a maximum contribution equal to 6% of such employee’s annual salary. Executive officers are eligible to participate in the 401(k) Plan and receive matching contributions on the same basis as other participants. Our contributions with respect to executive officers totaled $52,568 in 2006.

Employee Stock Purchase Plan

Executive officers are eligible to participate in the 2004 Employee Stock Purchase Plan. This Plan is available to virtually all of our employees and generally permits participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period. In 2006, none of our executive officers participated in this plan.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its responsibilities, our Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 paid to certain individuals. We believe that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, our Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers. In this regard, for fiscal 2006, the amount of base salary in excess of $1,000,000 for any named executive officer was not deductible for federal income tax purposes.

Nonqualified Deferred Compensation

Section 409A of the Internal Revenue Code became effective January 1, 2005, but final regulations under this statutory provision were only recently promulgated. We believe that we have been operating in compliance with Section 409A since its enactment and will continue to comply with such provision, including by timely amending all documents that are required to be amended pursuant to such provision, if any.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, we began accounting for share-based compensation for our long-term incentives, including stock option grants, restricted stock grants and stock awards, in accordance with the requirements of Financial Accounting Standards Board Statement 123(R), “Share-Based Payments”.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management and, based on such review and discussions, our Compensation Committee recommended that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Michael A. Henos, Chairman
M. James Barrett
Carl E. Brooks
Robert A. Hamm

Summary Compensation Table

The following table sets forth information for the fiscal year ended December 31, 2006 concerning compensation of (i) each individual serving as Inhibitex’s principal executive officer during 2006, (ii) each individual who served as Inhibitex’s principal financial officer during 2006, and (iii) Inhibitex’s other three most highly compensated executive officers as of December 31, 2006, or the named executive officers.

SUMMARY COMPENSATION TABLE

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and Principal	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Compensation		Total
Position	Year	($)	($)	($)(1)	($)(2)	($)	($)(3)		($)

William D. Johnston, Ph.D.	2006	360,500	131,250	299,485	337,352	—	1,199,107	(7)	2,327,694
President and Chief Executive Officer,(4)
Russell H. Plumb,	2006	239,500	61,200	67,347	121,688	—	12,793		502,528
President and Chief Executive Officer and Chief Financial Officer(5)
Joseph M. Patti, M.S.P.H., Ph.D.	2006	239,500	52,300	120,029	174,576	—	15,849		602,254
Vice President, Research and Development and Chief Scientific Officer
Samuel Michini,	2006	236,900	27,500	12,386	118,219	—	11,412		406,417
Vice President, Sales and Marketing
David M. Wonnacott, Ph.D.	2006	239,604	45,200	205,455	51,487	—	394,758	(8)	936,504
Vice President, Quality and Regulatory Affairs(6)

(1)	The amounts shown in this column represent the dollar amount recognized for financial statement reporting purposes during 2006 for the fair value of restricted stock received by the named individuals, excluding the effects of estimates of forfeitures relating to service-based vesting conditions. The assumptions used to compute the fair value are disclosed in “Note 12, Share-Based Award Plans”, a footnote to Inhibitex’s audited financial statements for the fiscal year ended December 31, 2006 included elsewhere in this Joint Proxy Statement — Prospectus.

(2)	The amounts shown in this column represent the dollar amount recognized for financial statement reporting purposes during 2006 for the fair value of stock options received by the named individuals, excluding the effects of estimates of forfeitures relating to service-based vesting conditions. The assumptions used to compute the fair value are disclosed in “Note 12, Share-Based Award Plans”, a footnote to Inhibitex’s audited financial statements for the fiscal year ended December 31, 2006 included elsewhere in this Joint Proxy Statement — Prospectus.

(3)	Other compensation generally includes supplemental executive physical examinations, life and long-term disability insurance paid for by Inhibitex on the employees’ behalf as well as Inhibitex’s matching contributions to the executive’s 401(k) match in conjunction with the Inhibitex plan.

(4)	Dr. Johnston served as Inhibitex’s President and Chief Executive Officer until December 29, 2006. The amount shown under “Salary” represents base salary paid to Dr. Johnston as President and Chief Executive Officer until such time.

(5)	Mr. Plumb was appointed President and Chief Executive Officer and Chief Financial Officer on December 30, 2006. On January 19, 2007, he entered into an Employment Agreement with Inhibitex, effective as of December 30, 2006, which provides him a salary of $350,000 per year and pursuant to which he was granted 280,000 shares of restricted stock that vest over two years. Prior to the appointment Mr. Plumb served as Chief Financial Officer of Inhibitex.

(6)	Dr. Wonnacott served as Inhibitex’s Vice President, Quality & Regulatory Affairs until December 31, 2006.

(7)	Represents the following amount paid on January 15, 2007 in connection with Dr. Johnston’s termination, effective as of December 30, 2006: (A) a lump sum payment of $1,050,500 representing twenty-four months salary, two years bonus and benefit expense; and (B) a payout of his cash retention package of $118,000.

(8)	Represents the following amounts paid on February 15, 2007 in connection with Dr. Wonnacott’s termination, effective as of December 31, 2006: (A) a lump sum payment of $302,200 representing 12 months salary, bonus and benefits expense; and (B) payout of his cash retention package of $79,000.

Grants of Plan-Based Awards in Fiscal Year 2006

The following table sets forth information concerning each grant of a plan-based award made during the fiscal year ended December 31, 2006 to each of Inhibitex’s named executive officers.

				All
			All	Other			Grant
			other	Option			Date
			Stock	Awards:	Exercise		Fair
			Awards:	Number of	or Base	Closing	Value of
			Number of	Securities	Price of	Price of	Stock and
			Shares of	Underlying	Option	Option	Option
			Stock or	Options	Awards	Awards	Awards ($)
Name	Grant Date		Units (#)	(#)	($/Sh)	($/Sh)	(1)

William D. Johnston, Ph.D.	4/24/2006	(2)	—	55,000	2.05	2.01	63,349
President and Chief Executive	4/24/2006	(3)	119,560	—	—	—	245,098
Officer(6)	9/5/2006	(4)	34,422	—	—	—	54,387
Russell H. Plumb	4/24/2006	(2)	—	50,000	2.05	2.01	34,554
President and Chief Executive	4/24/2006	(3)	73,400	—	—	—	150,470
Officer and Chief Financial	9/5/2006	(4)	22,869	—	—	—	36,133
Officer(7)	12/18/2006	(5)	280,000	—	—	—	492,800
Joseph M. Patti, M.S.P.H., Ph.D.	4/24/2006	(2)	—	35,000	2.05	2.01	40,313
Vice President, Research and	4/24/2006	(3)	80,120	—	—	—	164,246
Development and Chief Scientific	9/5/2006	(4)	22,869	—	—	—	36,133
Officer
Samuel Michini	9/5/2006	(4)	40,000	—	—	—	63,200
Vice President, Sales and Marketing
David M. Wonnacott, Ph.D.	4/24/2006	(2)	—	30,000	2.05	2.01	34,554
Vice President, Quality and	4/24/2006	(3)	82,560	—	—	—	169,248
Regulatory Affairs	9/5/2006	(4)	22,916	—	—	—	36,207

(1)	The amounts shown in this column represent the fair value for financial statement reporting purposes of awards received by the named individuals, excluding the effects of estimates of forfeitures relating to service-based vesting conditions. The assumptions used to compute the fair value are disclosed in “Note 12, Share-Based Award Plans” a footnote to Inhibitex’s audited financial statements for the fiscal year ended December 31, 2006 included elsewhere in this Joint Proxy Statement — Prospectus.

(2)	On April 24, 2006, stock options were granted to various employees, including certain Named Executive Officers, by Inhibitex’s Compensation Committee at a meeting held on that date. The grants have an exercise price of $2.05 per share, which was the average of the high and low price of our stock on April 24, 2006, the date of grant. The options have a six-year term and vest 50% annually over two years on each anniversary of the date of grant.

(3)	On April 24, 2006, shares of restricted stock were granted to various employees, including certain Named Executive Officers by Inhibitex’s Compensation Committee at a meeting held that same date. The grants vest 50% annually over two years on each anniversary of the date of grant.

(4)	On September 5, 2006, shares of restricted stock were granted to various employees, including Named Executive Officers by Inhibitex’s Compensation Committee at a meeting held on that day. The grants vest 50% on April 24, 2007 and 50% on April 24, 2008.

(5)	On December 18, 2006, restricted stock was granted to Russell H. Plumb. The restricted grant was approved by Inhibitex’s Compensation Committee at a meeting held on December 18, 2006. The stock grant vests 50% on January 1, 2008 and 50% on January 1, 2009.

(6)	Dr. Johnston served as Inhibitex’s President and Chief Executive Officer until December 29, 2006.

(7)	Mr. Plumb was appointed President and Chief Executive Officer and Chief Financial Officer of Inhibitex on December 30, 2006. Prior to the appointment Mr. Plumb served as Chief Financial Officer.

All stock awards granted to Inhibitex’s named executive officers contain a provision for acceleration of all unvested awards in the event of a change in control of the Company. Stock options for the Named Executive Officers include a provision that accelerates the vesting of such options in the event of death or disability. In addition, upon retirement, if the named executive officer is at least 64 years old and has completed five years of service with Inhibitex, vesting is fully accelerated and the executive officer will have 24 months to exercise the options unless they otherwise would expire under their stated terms. If a named executive officer leaves his employment with Inhibitex for any reason other than death, disability or retirement (as described above), he may exercise vested awards for a period of three months from the date of termination. If terminated for cause, the stock award terminates or is returned to Inhibitex. If employment is terminated as a result of the death or disability, the stock award may be exercised for a period of 12 months from such date (or until the award otherwise expires, if sooner). Unvested awards will be cancelled as of the date of termination.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth for each of Inhibitex’s named executive officers certain information regarding unexercised options and shares of restricted stock that have not vested as of December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
			Equity
			Incentive
			Plan				Market
			Awards:			Number of	Value of
	Number	Number	Number			Shares or	Shares or
	of Securities	of Securities	of Securities			Units of	Units of
	Underlying	Underlying	Underlying			Stock	Stock
	Unexercised	Unexercised	Unexercised	Option	Option	That	That
	Options	Options	Unearned	Exercise	Expiration	Have Not	Have Not
Name	Exercisable	Unexercisable	Options	Price	Date	Vested	Vested(1)

William D. Johnston, Ph.D.	31,513	—	—	$0.68	01/01/11	—	—
President and Chief	92,437	—	—	$1.90	12/30/09	—	—
Executive Officer(2)	84,034	—	—	$1.90	12/30/09	—	—
	39,490	—	—	$1.90	12/30/09	—	—
	36,141	—	—	$1.90	12/30/09	—	—
	11,933	—	—	$9.38	03/30/07	—	—
	11,933	—	—	$9.38	03/30/07	—	—
	5,967	—	—	$9.38	03/30/07	—	—
	5,555	—	—	$9.38	03/30/07	—	—
	13,353	—	—	$9.38	03/30/07	—	—
	11,025	—	—	$9.07	03/30/07	—	—
	313,975	—	—	$9.07	03/30/07	—	—
	6,654	—	—	$2.05	12/30/09	—	—
	48,346	—	—	$2.05	12/30/09	—	—

	Option Awards
			Equity
			Incentive
			Plan				Market
			Awards:			Number of	Value of
	Number	Number	Number			Shares or	Shares or
	of Securities	of Securities	of Securities			Units of	Units of
	Underlying	Underlying	Underlying			Stock	Stock
	Unexercised	Unexercised	Unexercised	Option	Option	That	That
	Options	Options	Unearned	Exercise	Expiration	Have Not	Have Not
Name	Exercisable	Unexercisable	Options	Price	Date	Vested	Vested(1)

Russell H. Plumb	10,504	—	—	$0.68	08/14/10	—	—
President and Chief Executive	2,627	—	—	$0.68	01/01/11	—	—
Officer and Chief Financial	33,614	—	—	$1.90	02/12/08	—	—
Officer(3)	12,606	—	—	$1.90	04/23/08	—	—
	11,030	3,676	—	$1.90	04/17/09	—	—
	7,354	7,352	—	$9.38	04/30/10	—	—
	13,476	27,799	—	$9.07	02/02/11	—	—
	4,024	24,701	—	$9.07	02/02/11	—	—
	—	50,000	—	$2.05	04/24/12	—	—
	—	—	—			376,269	$620,844
Joseph M. Patti M.S.P.H., Ph.D.	22,655	—	—	$0.29	05/01/10	—	—
Vice President, Research	12,606	—	—	$0.68	01/01/11	—	—
and Development and Chief	42,017	—	—	$1.90	02/12/08	—	—
Scientific Officer	42,017	—	—	$1.90	04/23/08	—	—
	31,513	10,504	—	$1.90	04/17/09	—	—
	610	608	—	$9.38	04/30/10	—	—
	8,236	9,453	—	$9.38	04/30/10	—	—
	23,125	48,279	—	$9.07	02/02/11	—	—
	1,966	19,130	—	$9.07	02/02/11	—	—
	—	8,714	—	$2.05	04/24/11	—	—
	—	26,286	—	$2.05	04/24/11	—	—
	—	—	—			102,989	$169,932
Samuel Michini	11,835	35,502	—	$8.45	06/20/11	—	—
Vice President, Sales and	20,666	61,997	—	$8.45	06/20/11	—	—
Marketing	—	—	—			40,000	$66,000
David M. Wonnacott Ph.D.	29,412	—	—	$1.90	03/30/07	—	—
Vice President,	9,454	—	—	$1.90	03/30/07	—	—
Quality and Regulatory Affairs	7,144	—	—	$9.38	03/30/07	—	—
	1,681	—	—	$9.38	03/30/07	—	—
	2,384	—	—	$9.07	03/30/07	—	—
	3,921	—	—	$9.07	03/30/07	—	—
	30,000	—	—	$2.05	03/30/07	—	—

(1)	Based on the closing market price of Inhibitex common stock on December 29, 2006.

(2)	Dr. Johnston served as Inhibitex’s President and Chief Executive Officer until December 29, 2006.

(3)	Mr. Plumb was appointed President and Chief Executive Officer of Inhibitex on December 30, 2006. Prior to such appointment, Mr. Plumb served as Chief Financial Officer.

Options Exercised and Stock Vested for 2006

The following table sets forth certain information regarding restricted stock that has vested for each of Inhibitex’s named executive officers as of December 31, 2006. None of Inhibitex’s named executive officers exercised any stock options during the fiscal year ended December 31, 2006.

	Option Awards		Stock Awards
Number of
	Number of	Value	Shares
	Shares	Realized on	Acquired on	Value
	Acquired on	Exercise	Vesting	Realized on
Name and Principal Position	Exercise (#)	($)	(#)	Vesting ($)(1)

William D. Johnston, Ph.D.	—	—	153,982	254,072
President and Chief Executive Officer(2)
Russell H. Plumb	—	—	—	—
President and Chief Executive Officer and Chief Financial Officer(3)
Joseph M. Patti, M.S.P.H., Ph.D.	—	—	—	—
Vice President, Research and Development and Chief Scientific Officer
Samuel Michini	—	—	—	—
Vice President, Sales and Marketing
David M. Wonnacott, Ph.D.	—	—	105,476	174,035
Vice President, Quality and Regulatory Affairs

(1)	Based on the closing market price of Inhibitex common stock on December 29, 2006.

(2)	Dr. Johnston served as Inhibitex’s President and Chief Executive Officer until December 29, 2006.

(3)	Mr. Plumb was appointed President and Chief Executive Officer on December 30, 2006. Prior to this appointment Mr. Plumb served as Chief Financial Officer.

Employment Agreements

Russell H. Plumb.  Effective December 30, 2006, Inhibitex entered into an employment agreement with Russell H. Plumb, its President, Chief Executive Officer and Chief Financial Officer, which amended and restated the prior agreement between Inhibitex and Mr. Plumb. The agreement has an initial term of one year and automatically renews on its anniversary date for an additional one-year term unless employment is terminated in accordance with the agreement. The agreement provides for an annual base salary of $350,000, subject to annual increases as approved by Inhibitex’s Compensation Committee, and health and insurance benefits. Mr. Plumb is also eligible for bonus and incentive compensation (including stock options and other equity-based awards) as established by the Compensation Committee, with a target bonus of up to 50% of base salary. Pursuant to the agreement, Mr. Plumb received 280,000 shares of restricted stock in December 2006.

Under the agreement, Inhibitex or Mr. Plumb may terminate his employment at any time. If Inhibitex terminates Mr. Plumb without cause, or he resigns for good reason, he will be entitled, subject to execution of a release in favor of Inhibitex, to receive severance payments representing 18 months of base salary, cash incentive bonus and health and insurance benefits. In addition, if within one year after a change in control of Inhibitex (or in contemplation of a change in control that is reasonably likely to occur), Mr. Plumb is involuntarily terminated for any reason other than for cause, or resigns for good reason, he will be entitled, subject to his execution of a release in favor of Inhibitex, to receive severance payments totaling 24 months of base salary, cash incentive bonus and health and insurance benefits. In addition, vesting of restricted stock and stock options to purchase shares of common stock held by Mr. Plumb would accelerate upon a change in control.

While employed by Inhibitex and for a period equal to the greater of one year or the severance period, Mr. Plumb has agreed that he shall not directly or indirectly in the United States (i) render substantially similar services to any person or entity which competes with Inhibitex; (ii) solicit for employment any person who was employed by it; or (iii) call on or solicit any of our customers or potential customers, with which it has had previous negotiations.

William D. Johnston.  Effective February 20, 2004, Inhibitex entered into an employment agreement with William D. Johnston, who was then its President and Chief Executive Officer. The agreement had an initial term of one year and automatically renewed on its anniversary date for an additional one-year term unless employment is terminated in accordance with the agreement. The agreement provided for an annual base salary of $360,500 in 2006 and health and insurance benefits. Dr. Johnston was also eligible for bonus and incentive compensation (including stock options and other equity-based awards) as established by the Compensation Committee, with a target bonus of up to 50% of his base salary.

Dr. Johnston was terminated effective December 30, 2006 under the change of control provisions of his employment agreement. Under the circumstances of his termination, Dr. Johnston received severance payments totaling 24 months of salary and health and insurance benefits. In addition, the vesting of stock options to purchase shares of common stock and previously issued restricted stock held by Dr. Johnston was accelerated.

For a period of 24 months after his termination, Dr. Johnston is prohibited from directly or indirectly in the United States (i) rendering substantially similar services to any person or entity which competes with Inhibitex; (ii) soliciting for employment any person who was employed by it; or (iii) calling on or soliciting any of its customers or a potential customer, with which it has had previous negotiations.

Other Named Executive Officer Employment Agreements.  On December 11, 2002, Inhibitex entered into employment agreements with Dr. Patti and Dr. Wonnacott and on December 7, 2005, Inhibitex entered into an employment agreement with Mr. Michini, Dr. Patti’s and Dr. Wonnacott’s agreements were amended and restated as of February 20, 2004 and the agreements with Dr. Patti and Mr. Michini were amended and restated again on February 26, 2007. Each of the employment agreements has an initial term of one year and will automatically renew on its anniversary date for an additional one-year term unless the respective officer’s employment is terminated in accordance with the agreement. Dr. Wonnacott’s employment with us was terminated effective December 31, 2006. Mr. Michini’s employment was terminated effective as of June 30, 2007.

Each employment agreement provides for base salary, subject to annual increases as approved by the Compensation Committee, and health and insurance benefits. The current annual base salaries for Dr. Patti and Mr. Michini are $239,500 and $236,900, respectively. Dr. Wonnacott’s base salary for 2006 was $240,000. Each employment agreement also provides for bonus and incentive compensation incentives, including stock options and other equity-based compensation as established by the Compensation Committee, and a target annual cash incentive bonus of up to 30% of base salary for Mr. Michini and 35% for Dr. Patti.

Under these agreements, Inhibitex, or any of these officers, may terminate his employment at any time. If Inhibitex terminates the employment of any of these officers without cause, or he resigns for good reason, such officer will be entitled, subject to execution of a release of Inhibitex, to receive severance payments representing 12 months of salary and health and insurance benefits. In addition, if within one year after a change in control of Inhibitex (or in contemplation of a change in control that is reasonably likely to occur), the employment of any of these officers is involuntarily terminated for any reason other than for cause, or resigns for good reason, such officer will be entitled, subject to execution of a release of Inhibitex, to receive severance payments totaling 18 months of salary and health and insurance benefits. In addition, vesting of options to purchase shares of common stock held by such officers would accelerate upon a change in control.

While employed by Inhibitex and for a period equal to the greater of one year or the severance period, these officers have agreed to not directly or indirectly in the United States (i) render substantially similar services to any person or entity which competes with it; (ii) solicit for employment any person who was employed by it; or (iii) call on or solicit any of its customers or potential customers, with which it has had previous negotiations.

Compensation Committee Interlocks and Insider Participation

None of Inhibitex’s executive officers serves as a member of the Board of Directors or the compensation committee of any entity that has one or more executive officers who serve on Inhibitex’s Board of Directors or its compensation Committee. None of the members of Inhibitex’s compensation committee has ever been an employee.

COMPENSATION OF DIRECTORS

Directors who are not employees typically receive an annual retainer of $25,000. In addition to the foregoing retainer, the chairman of Inhibitex’s Board of Directors, chairman of Inhibitex’s Audit Committee, chairman of Inhibitex’s Compensation Committee and chairman of Inhibitex’s Nominating and Corporate Governance Committee each receive annual retainers of $20,000, $7,500, $5,000 and $5,000, respectively. Other non-employee directors who serve on one or more committees of the Board of Directors receive an additional $2,500 for each committee on which they serve. In the event that any committee member participates in more than four meetings of such committee in a year, such committee member, except for the chairman, is entitled to receive $500 for each additional meeting he or she attends. In May 2006, the Inhibitex Board of Directors, in order to preserve Inhibitex’s cash resources, voted to receive 150% of their annual retainers for the two year period ending June 2008 in restricted shares in lieu of their normal cash payment. These shares will vest 100% on June 30, 2008.

Each non-employee director is also eligible to participate in the Incentive Plan, pursuant to which upon his or her election to the Board of Directors, he or she is entitled to an initial option grant to purchase 20,000 shares of common stock. Each director is also entitled to annual option grants to purchase 7,500 shares of common stock; provided that the chairman of the Board of Directors is entitled to an annual option grant to purchase 18,000 shares of common stock. All of the non-employee directors are reimbursed for out-of-pocket expenses incurred in attending board and committee meetings.

The table below summarizes the compensation received by Inhibitex’s directors during 2006.

DIRECTOR COMPENSATION TABLE

					Change in
	Fees				Pension
	Earned				Value and
	or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)(1)(4)	($)(2)(5)	($)	Earnings	($)	($)

M. James Barrett, Ph.D.(3)	23,500	28,382	35,631	—	—	—	87,513
Carl E. Brooks	24,000	28,382	35,892	—	—	—	88,274
Robert A. Hamm	18,750	24,668	61,426	—	—	—	104,844
Michael A. Henos	37,500	52,385	86,742	—	—	—	176,627
Russell M. Medford, M.D., Ph.D.	21,000	24,668	42,526	—	—	—	88,194
Marc L. Preminger, FSA, MAAA	24,375	33,288	53,496	—	—	—	111,159
Louis W. Sullivan	25,375	30,239	53,496	—	—	—	109,110
A. Keith Willard	20,625	26,525	53,567	—	—	—	100,717

(1)	The amounts shown in this column represent the dollar amount recognized for financial statement reporting purposes during 2006 for the fair value of unvested restricted stock received by the named individuals. The assumptions used to compute the fair value are disclosed in “Note 12, Share-Based Award Plans” a footnote to Inhibitex’s audited financial statements for the fiscal year ended December 31, 2006 included elsewhere in this Joint Proxy Statement — Prospectus. In 2006, Messrs. Barrett, Brooks, Hamm. Medford, Preminger, Sullivan, and Willard each received the following restricted stock grants for director retention and in lieu of receiving annual cash retainers from June 2006 to June 2008:

Name	Shares	Grant Date Fair Value ($)

M. James Barrett, Ph.D.	60,992	109,551
Carl E. Brooks	60,992	109,551
Robert A. Hamm	52,493	94,550
Michael A. Henos	109,986	198,875
Russell M. Medford, M.D., Ph.D.	52,493	94,550
Marc L. Preminger, FSA, MAAA	70,241	126,825
Louis W. Sullivan	65,241	117,050
A. Keith Willard	56,742	102,050

(2)	The amounts shown in this column represent the dollar amount recognized for financial statement reporting purposes during 2006 for the fair value of unvested stock options received by the named individuals. The assumptions used to compute the fair value are disclosed in “Note 12, Share-Based Award Plans” a footnote to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included elsewhere in this Joint Proxy Statement — Prospectus. In 2006, Drs. Barrett, Medford and Sullivan and Messrs. Brooks, Hamm, Preminger and Willard each received stock options to purchase 7,500 shares of Inhibitex common stock with a grant date fair value of $36,812 and Mr. Henos received stock options to purchase 18,000 shares of Inhibitex common stock with a grant date fair value of $88,349.

(3)	Dr. Barrett’s cash fees are paid directly to New Enterprise Associates.

(4)	Restricted stock awards were granted in lieu of directors’ annual cash retainer for the period of June 2006 to June 2008 at a rate of 150% of their annual retainers in lieu of their normal cash payments. These shares will vest 100% on June 30, 2008.

(5)	The following table sets forth the aggregate number of shares of common stock underlying option awards outstanding at December 31, 2006:

Name	Shares

M. James Barrett, Ph.D.	13,500
Carl E. Brooks	35,432
Robert A. Hamm	27,500
Michael A. Henos	36,000
Russell M. Medford, M.D., Ph.D.	43,666
Marc L. Preminger, FSA, MAAA	30,695
Louis W. Sullivan	31,195
A. Keith Willard	27,500

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Inhibitex

On April 9, 2007, in connection with the merger agreement between Inhibitex, FermaVir and Frost Acquisition Corp., Inhibitex, FermaVir, Gabriele M. Cerrone and Sichenzia Ross Friedman Ference, as escrow agent, entered into an escrow agreement pursuant to which Mr. Cerrone, the chairman of FermaVir who will serve as a director of Inhibitex upon consummation of the merger with FermaVir, deposited warrants to purchase 233,918 shares of common stock of FermaVir. Pursuant to the escrow agreement, Mr. Cerrone has agreed to release to FermaVir, and following the consummation of the merger, to Inhibitex, a number of warrants that is proportionate to the number of warrants still outstanding and held by a third party following resolution of certain litigation with such third party.

FermaVir

On November 4, 2005, FermaVir issued 150,000 shares and 22,500 warrants to Panetta Partners in lieu of payment of $112,500 due to Panetta Partners under the 6% note due November 15, 2005. FermaVir’s Audit Committee reviewed the transaction and found that the issuance of the shares and warrants on the same terms as the August 16, 2005 offering was not a conflict under FermaVir’s Code of Business Conduct and Ethics.

Chris McGuigan, a founder of FermaVir, entered into a Repurchase Option Agreement with FermaVir dated as of March 16, 2006 pursuant to which Mr. McGuigan granted to FermaVir an irrevocable, exclusive option (the “Company Option”) for a period of 120 days from a Trigger Event to repurchase up to 926,100 shares of FermaVir’s common stock owned by Mr. McGuigan for the aggregate price of $114,000. A Trigger Event is defined as the earlier of abandonment of the development of the Licensed Subject Matter (as defined in the Repurchase Option Agreement) or December 31, 2006, unless on or before such date, Phase I Clinical Trials have commenced for a product utilizing the Licensed Subject Matter. In addition, Erik DeClercq and Jan Balzarini, each co-founders of FermaVir, entered into agreements with FermaVir whereby each of them agreed that upon exercise of the Company Option, upon payment of $50,000 to each, FermaVir would cancel 472,500 stock options previously granted to each of them. On March 13, 2007, FermaVir and Mr. McGuigan entered into an Agreement of Termination which terminated the Repurchase Option Agreement.

In addition, each of Chris McGuigan, Erik DeClercq, Jan Balzarini (collectively, the “Holders”), FermaVir Research, Inc., FermaVir’s wholly-owned subsidiary, and FermaVir entered into a Technology Acquisition Agreement dated as of March 16, 2006 pursuant to which FermaVir granted to the Holders an option (the “Acquisition Option”) to acquire for nominal consideration all of the rights granted to FermaVir pursuant to a license agreement dated February 2, 2005. The Holders may exercise the Acquisition Option at any time within 30 days after exercise of the Company Option. On March 13, 2007, the parties to the Technology Acquisition Agreement entered into an Agreement of Termination which terminated the Technology Acquisition Agreement.

On November 15, 2006, FermaVir entered into a Debt Conversion Agreement with certain creditors who are principal stockholders of FermaVir (consisting of Golden Eye Biocapital Ltd., Eureka Science Incubator S.A.R.L. and Gabriele M. Cerrone, FermaVir’s chairman), pursuant to which such creditors agreed to convert an aggregate $1,082,541 of debt (including $13,541 of accrued interest) into an aggregate 1,443,389 shares of common stock and 721,965 warrants to purchase common stock. The $594,000 debt to Mr. Cerrone arose from FermaVir’s failure to make payments pursuant to his Consulting Agreement with FermaVir dated as of August 16, 2005. The warrants have an exercise price of $1.00 per share and are exercisable until December 31, 2016. On March 19, 2007, FermaVir entered into an amendment with the holders of the warrants received pursuant to the Debt Conversion Agreement. Under that amendment, the holders agreed to waive the full ratchet anti-dilution provisions and registration rights provisions in such warrants in exchange for reducing the exercise price of the warrants from $1.00 per share to $0.275 per share and increasing the number of shares issuable pursuant to such warrants from an aggregate 1,505,445 shares to 6,021,780 shares.

In connection with the merger with Inhibitex, on April 9, 2007, FermaVir amended outstanding stock options to acquire an aggregate 378,000 shares of FermaVir’s common stock held by all of FermaVir’s current directors, except Geoffrey W. Henson. Such stock options became 100% vested as of the date of the merger agreement and the exercise period of such options have been modified to state that the exercise period shall expire upon the earlier of (i) three (3) years following the effective time of the merger and (ii) September 24, 2015; provided that the exercise period with respect to options held by Dr. McGuigan and Mr. Cerrone were modified to state that the exercise period shall expire upon the earlier of (i) three (3) years after their service to Inhibitex terminates and (ii) September 24, 2015.

INHIBITEX PROPOSAL NO. 5 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Inhibitex’s Audit Committee, comprised of independent members of its Board of Directors, has appointed Ernst & Young LLP as Inhibitex’s independent registered public accounting firm with respect to the audit of its 2007 financial statements and other required attestations, subject to ratification by Inhibitex’s stockholders. In making this appointment, Inhibitex’s Audit Committee carefully considered Ernst & Young LLP’s service and performance in that capacity in prior years, its independence relative to Inhibitex and its reputation as an independent registered public accounting firm. Representatives of Ernst & Young LLP will be attending Inhibitex’s annual meeting, will have an opportunity to make a statement and will be available to answer any appropriate questions from stockholders.

Report of the Audit Committee

Inhibitex’s Board of Directors has adopted a written charter pursuant to which its Audit Committee performs its oversight responsibilities and duties. The Audit Committee’s primary duties and responsibilities under its charter are to oversee the integrity of Inhibitex’s accounting and financial reporting processes and the audits of the financial statements reported to the public, oversee Inhibitex’s systems of internal controls and compliance with applicable laws and regulations, appoint, and monitor the independence, qualifications and performance of, Inhibitex’s independent registered public accounting firm and provide an avenue of communication between the independent registered public accounting firm, management and the Board of Directors. The Audit Committee’s charter is available on Inhibitex’s web site. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and rely, without independent verification, on the information provided to them and on the representations made to them by management and the independent registered public accounting firm.

Management of Inhibitex has primary responsibility for Inhibitex’s financial reporting processes, including developing and overseeing Inhibitex’s system of internal controls, and the preparation of Inhibitex’s financial statements. Under the Section 404 of the Sarbanes-Oxley Act of 2002, management is also responsible for performing an assessment of Inhibitex’s system of internal controls and certifying that it has performed such an assessment and such internal controls are in place and operating effectively. Ernst & Young LLP, Inhibitex’s independent registered public accounting firm, is responsible for auditing Inhibitex’s annual financial statements in accordance with generally accepted auditing standards and for issuing an opinion on those financial statements. Further, Ernst & Young LLP is also responsible for rendering an opinion on (i) management’s assessment of the Inhibitex’s internal controls and (ii) the effectiveness of Inhibitex’s internal controls over financial reporting.

In fulfilling its oversight responsibilities, Inhibitex’s Audit Committee reviewed and discussed Inhibitex’s audited financial statements with its management and Ernst & Young LLP. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). This included a discussion of Ernst & Young LLP’s judgments as to the quality and acceptability of Inhibitex’s accounting principles, and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committee) and the Audit Committee discussed the independence of Ernst & Young LLP. Finally, the Audit Committee reviewed and discussed any observations or findings provided by Ernst & Young LLP to Inhibitex regarding its audit of management’s assessment of Inhibitex’s internal controls and its direct testing of the internal controls themselves.

Based on the Audit Committee’s review and discussions noted above, Inhibitex’s Audit Committee recommended to the Board of Directors that Inhibitex’s audited financial statements be included in the Inhibitex’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Marc L. Preminger, Chairman
Louis W. Sullivan
A. Keith Willard

The following table sets forth the aggregate fees accrued by Inhibitex for audit and other services provided by Ernst & Young LLP for fiscal 2005 and 2006.

	2005	2006

Audit Fees(1)	$357,500	$342,500
Audit-Related Fees	—	30,300
Tax Fees	8,000	—

Total	$365,500	$372,800

(1)	Audit fees represent fees for professional services provided in connection with the audit of Inhibitex’s financial statements and review of its quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

Inhibitex paid no other fees to Ernst & Young LLP during fiscal 2005 and fiscal 2006. Inhibitex’s Audit Committee has adopted a pre-approval policy with respect to any fees that may be paid to Inhibitex’s independent registered public accounting firm and, therefore, approves in advance all fees paid to Ernst & Young LLP.

Pursuant to Inhibitex’s pre-approval policy, on an annual basis, Inhibitex’s Audit Committee specifically reviews and pre-approves the audit services to be performed by the independent auditors, along with the associated fees. Prior to the end of each fiscal year, Inhibitex’s management provides to the Audit Committee a list of other services that it anticipates requiring of its independent registered public accounting firm in the following year, along with estimates of the costs of these services. The Audit Committee subsequently considers the general pre-approval of these services and their costs. All other services are pre-approved by the Audit Committee in accordance with applicable requirements.

Votes Required to Approve the Ratification of the Appointment by the Audit Committee of Ernst & Young LLP as Inhibitex’s Independent Registered Public Accounting Firm

The affirmative vote of the holders of a majority of the votes cast at the annual meeting will be required to approve the ratification of the appointment by Inhibitex’s Audit Committee of Ernst & Young LLP as Inhibitex’s independent registered public accounting firm.

THE INHIBITEX BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF INHIBITEX PROPOSAL NO. 5.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Inhibitex’s stockholders will be “householding” Inhibitex’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Inhibitex, Inc., 9005 Westside Parkway, Alpharetta, GA 30004, Attention: Investor Relations.

OTHER MATTERS

The Board of Directors of Inhibitex knows of no other matters that will be presented for consideration at the Inhibitex annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

CHAPTER SEVEN — FERMAVIR SPECIAL MEETING PROPOSALS

FERMAVIR PROPOSAL NO. 1-ADOPTION AND APPROVAL OF THE MERGER AGREEMENT

For summary and detailed information regarding the FermaVir merger proposal, see “Chapter One — The Merger.”

THE FERMAVIR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADOPTION AND APPROVAL OF THE MERGER AGREEMENT

FERMAVIR PROPOSAL NO. 2 — POSSIBLE ADJOURNMENT OF THE SPECIAL MEETING

If FermaVir fails to receive a sufficient number of votes to approve FermaVir Proposal No. 1, FermaVir may propose to adjourn the special meeting, if a quorum is present, for the purpose of soliciting additional proxies to approve FermaVir Proposal No. 1. FermaVir currently does not intend to propose adjournment at the special meeting if there are sufficient votes to approve FermaVir Proposal No. 1. If approval of the proposal to adjourn the FermaVir special meeting for the purpose of soliciting additional proxies is submitted to stockholders for approval, such approval requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the FermaVir special meeting.

THE FERMAVIR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, IF A QUORUM IS PRESENT, TO
SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF FERMAVIR PROPOSAL NO. 1

VII-1

CHAPTER EIGHT — ADDITIONAL INFORMATION FOR STOCKHOLDERS

FUTURE STOCKHOLDER PROPOSALS

Any stockholder proposal for Inhibitex’s annual meeting in 2008 must be sent to Inhibitex’s Secretary at the address of Inhibitex’s principal executive office given under “The Companies” on page I-5. The deadline for receipt of a proposal to be considered for inclusion in Inhibitex’s proxy statement is                      , 2008. The deadline for notice of a proposal for which a stockholder will conduct his or her own solicitation is the date not less than 120 days nor more than 90 days prior to the annual meeting, unless the date of the meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the prior year’s annual meeting, in which case the stockholder’s notice of proposal to Inhibitex must be received within 10 days after the public announcement of such advancement or delay. If Inhibitex does not receive notice of any matter to be considered for presentation at the annual meeting within such time, management proxies may confer discretionary authority to vote on the matters presented at the annual meeting by a stockholder in accordance with Rule 14a-4 under the Securities Exchange Act of 1934, as amended.

On request, Inhibitex’s Secretary will provide detailed instructions for submitting proposals.

SEC rules set forth standards for the exclusion of some stockholder proposals from a proxy statement for an annual meeting.

LEGAL MATTERS

The validity of the Inhibitex common stock to be issued to FermaVir stockholders pursuant to the merger will be passed upon by Dechert LLP. Certain tax matters will be passed upon for Inhibitex and FermaVir by Dechert LLP and Siller Wilk LLP, respectively.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements at December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006 as well as the period from inception (May 13, 1994) through December 31, 2006 and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006 as set forth in their reports. We’ve included our financial statements and management’s assessment in the Joint Proxy Statement-Prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

The consolidated financial statements as of April 30, 2006 and 2005, and for each of the two years in the period ended April 30, 2006, along with the period from inception November 15, 2002 (inception) to April 30, 2006 of FermaVir and its subsidiary included in this Joint Proxy Statement — Prospectus have been audited by J.H. Cohn LLP, an independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph relating to FermaVir’s ability to continue as a going concern, appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Inhibitex and FermaVir each file annual, quarterly and current reports, proxy statements and other information with the SEC. Inhibitex and FermaVir stockholders may read and copy any reports, statements or other information that Inhibitex or FermaVir files at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

Inhibitex filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933 to register with the SEC the Inhibitex common stock issuable pursuant to the merger agreement. This Joint Proxy Statement — Prospectus does not contain all the information you can find in the registration statement or the exhibits and schedules to the registration statement. For further information with respect to Inhibitex, FermaVir and the Inhibitex common stock, please refer to the registration statement, including the exhibits and schedules. You may inspect and copy the registration statement, including the exhibits and schedules, as

VIII-1

described above. Statements contained in this Joint Proxy Statement — Prospectus about the contents of any contract or other document are not necessarily complete, and Inhibitex refers you, in each case, to the copy of the contract or other document filed as an exhibit to the registration statement.

Inhibitex and FermaVir incorporate by reference the following additional documents:

•	the Agreement and Plan of Merger and exhibits thereto attached to this Joint Proxy Statement — Prospectus as Annex A;

•	the Opinion of Lazard Frères & Co. LLC attached to this Joint Proxy Statement — Prospectus as Annex B;

•	the Amended and Restated 2004 Stock Incentive Plan attached to this Joint Proxy Statement — Prospectus as Annex C;

•	Florida Appraisal Rights attached to this Joint Proxy Statement — Prospectus as Annex D;

•	Inhibitex’s Annual Report on Form 10-K for the year ended December 31, 2006 attached to this Joint Proxy Statement — Prospectus as Annex E;

•	Inhibitex’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 attached to this Joint Proxy Statement — Prospectus as Annex F;

•	FermaVir’s Annual Report on Form 10-KSB/A for the year ended April 30, 2006 attached to this Joint Proxy Statement — Prospectus as Annex G; and

•	FermaVir’s Quarterly Report on Form 10-QSB/A for the quarter ended January 31, 2007 attached to this Joint Proxy Statement — Prospectus as Annex H.

Inhibitex has supplied all information contained or incorporated by reference in this Joint Proxy Statement-Prospectus relating to Inhibitex or Frost Acquisition Corp., and FermaVir has supplied all information relating to FermaVir.

If you are a stockholder, you should have received all of the documents incorporated by reference. You may also obtain any of those documents from the appropriate company or the SEC or the SEC’s Internet web site described above. Documents incorporated by reference are available from the appropriate company without charge, excluding all exhibits unless specifically incorporated by reference in such documents. Stockholders may obtain documents incorporated by reference in this Joint Proxy Statement-Prospectus by requesting them in writing or by telephone from the appropriate company at the addresses:

Inhibitex, Inc.

9005 Westside Parkway
Alpharetta, GA 3004
Telephone: (678) 746-1100

FermaVir Pharmaceuticals, Inc.

420 Lexington Avenue, Suite 445
New York, NY 10170
Telephone: (212) 413-0802

If you would like to request documents, please do so by          , 2007 to receive them before the meetings. If you request any incorporated documents, the appropriate company will strive to mail them to you by first-class mail, or other equally prompt means, within one business day of receipt of your request.

You should rely only on the information contained or incorporated by reference in this Joint Proxy Statement — Prospectus to vote your shares at the meetings. We have not authorized anyone to provide you with information that differs from that contained in this Joint Proxy Statement — Prospectus. This Joint Proxy Statement — Prospectus is dated          , 2007. You should not assume that the information contained in this Joint Proxy Statement — Prospectus is accurate as of any date other than that date, and neither the mailing of this Joint Proxy Statement — Prospectus to stockholders nor the issuance of shares of Inhibitex common stock in the merger shall create any implication to the contrary.

VIII-2

Annex A

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
among
INHIBITEX, INC.
FROST ACQUISITION CORP.
and
FERMAVIR PHARMACEUTICALS, INC.
Dated as of April 9, 2007

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of April 9, 2007 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among INHIBITEX, INC., a Delaware corporation (“Parent”), FERMAVIR PHARMACEUTICALS, INC., a Florida corporation (the “Company”), and FROST ACQUISITION CORP., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub”):

W I T N E S S E T H:

WHEREAS, the board of directors of Parent (the “Parent Board”) and the board of directors of the Company (the “Company Board”) have determined that it is advisable and in the best interests of their respective companies and stockholders to enter into a business combination by means of the merger of the Company with and into Merger Sub and have approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement;

WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, each of the executive officers and directors and certain stockholders of the Company have entered into a voting agreement substantially in the form attached hereto as Exhibit A (the “Company Voting Agreement”);

WHEREAS, concurrently with the execution of this Agreement and as an inducement to the Company to enter into this Agreement, each of the officers and directors and certain stockholders of Parent have entered into a voting agreement substantially in the form attached hereto as Exhibit B (the “Parent Voting Agreement”); and

WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368(a) of the Code.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER

1.1.  The Merger.  At the Effective Time (as defined in Section 1.2) and subject to and in accordance with the terms and conditions of this Agreement and the applicable provisions of the Florida Business Corporation Act (the “FBCA”) and the Delaware General Corporation Law (the “DGCL”), the Company shall be merged with and into Merger Sub (the “Merger”), the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation. Merger Sub, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”

1.2.  Effective Time; Closing.  Upon the terms and subject to the conditions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing (a) articles of merger (the “Articles of Merger”) with the Secretary of State of the State of Florida in accordance with the relevant provisions of the FBCA and (ii) a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (the time that the latter of the two such filings, or such later time as may be agreed in writing by the Company and Parent and specified in the Articles of Merger and the Certificate of Merger, being the “Effective Time”), as soon as practicable after the Closing (as defined below) and on the Closing Date (as herein defined). The closing of the Merger (the “Closing”) shall take place at the offices of Dechert LLP, 30 Rockefeller Plaza, New York, New York 10112, at a time and date to be specified by the parties hereto, which shall be no later than the fifth business day after the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions, which by their terms, are to be satisfied or waived on the Closing Date, but subject to the satisfaction or waiver thereof), or at such other time, date and location as the parties hereto agree in writing (the “Closing Date”).

1.3.  Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger, the Certificate of Merger and the applicable provisions of the FBCA and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities, obligations, restrictions and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

1.4.  Certificate of Incorporation and By-laws of the Surviving Corporation.

(a) Certificate of Incorporation.  As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or the Company, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, subject to Section 5.12, until thereafter amended as provided by the DGCL and such Certificate of Incorporation; provided, however, that as of the Effective Time, the Certificate of Incorporation shall provide that the name of the Surviving Corporation is “Frost Pharmaceuticals, Inc.”

(b) By- Laws.  As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or the Company, the By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended, subject to Section 5.12, as provided by DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-laws; provided, however, that all references in such By-laws to Merger Sub shall be amended to refer to “Frost Pharmaceuticals, Inc.”

1.5.  Directors and Officers of the Surviving Corporation.  The initial directors of the Surviving Corporation shall be the directors of Merger Sub as of immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified and the initial officers of the Surviving Corporation shall be the officers of Merger Sub as of immediately prior to the Effective Time.

ARTICLE II

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

2.1.  Conversion of Shares.  At the Effective Time, by virtue of the Merger, and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

(a) Each share of Common Stock, $0.0001 par value, of the Company (“Company Common Stock”) issued and outstanding immediately before the Effective Time, excluding (i) Dissenting Shares (as defined in Section 2.7 below), (ii) those owned by Parent, Merger Sub and any wholly-owned Subsidiary of Parent or Merger Sub, and (iii) those held in the treasury of the Company and all rights in respect thereof, shall, forthwith cease to exist and be converted into and become exchangeable for the right to receive a number of shares of common stock, $0.001 par value per share, of Parent (“Parent Common Stock”) at the Exchange Ratio (plus cash in lieu of fractional shares pursuant to Section 2.4) (the “Merger Consideration”). The “Exchange Ratio” shall equal 0.55.

(b) Each share of Company Common Stock (i) held in the treasury of the Company, or (ii) owned by Parent or Merger Sub, in each case immediately prior to the Effective Time shall be canceled and retired and no shares of stock or other securities of Parent, the Surviving Corporation or any other corporation shall be issuable, and no payment of other consideration shall be made, with respect thereto.

2.2.  Exchange of Shares Other than Dissenting Shares and Treasury Shares.

(a) Exchange Agent.  As of the Effective Time, Parent shall enter into an agreement with a bank or trust company reasonably satisfactory to the Company to act as exchange agent for the Merger (the “Exchange Agent”).

(b) Parent to Provide Common Stock.  At the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of Company Common Stock, certificates of Parent Common Stock (“Parent Certificates”) representing the number of whole shares of Parent Common Stock issuable pursuant to Section 2.1(a) in exchange for shares of Company Common Stock outstanding immediately prior to the Effective Time. From time to time, Parent shall make available to the Exchange Agent sufficient cash to make all cash payments in lieu of fractional shares pursuant to Section 2.4.

(c) Exchange Procedures.  The Exchange Agent shall mail to each holder of record of certificates of Company Common Stock (“Company Certificates”), whose shares were converted into the right to receive shares of Parent Common Stock (and cash in lieu of fractional shares pursuant to Section 2.4) promptly after the Effective Time: (i) a letter of transmittal in form and substance satisfactory to the Company, such approval not to be unreasonably withheld (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon receipt of the Company Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify); and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Company Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Company Certificate shall be entitled to receive in exchange therefor a Parent Certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to this Article II (together with payment of cash in lieu of fractional shares which such holder has the right to receive pursuant to Section 2.4) and the Company Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Company Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all purposes other than the payment of dividends and distributions, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock, as the case may be, shall have been so converted (together with payment of cash in lieu of fractional shares which such holder has the right to receive pursuant to Section 2.4). Notwithstanding any other provision of this Agreement, no interest will be paid or will accrue on any cash payable to holders of Company Certificates pursuant to the provisions of this Article II.

(d) Distributions With Respect to Unexchanged Shares.  No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby until such holder surrenders such Company Certificate. Subject to the effect of applicable escheat or similar Laws, following the surrender of any such Company Certificate, there shall be paid to the record holder of the Parent Certificates issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 2.2(d)) with respect to such shares of Parent Common Stock and (ii) at the appropriate payment date the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole Parent Common Stock.

(e) Transfer of Ownership.  If any Parent Certificate is to be issued in a name, or cash in lieu of fractional shares paid to a person, other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance and/or payment thereof that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other Taxes required by reason of the issuance of a Parent Certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Company Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such Tax has been paid or is not payable.

(f) Termination of Exchange Agent Funding.  Any portion of funds (including any interest earned thereon) or Parent Certificates held by the Exchange Agent which have not been delivered to holders of Company Certificates pursuant to this Article II within one year after the Effective Time shall promptly be paid or delivered, as appropriate, to Parent, and thereafter holders of Company Certificates who have not theretofore complied with the exchange procedures set forth in and contemplated by this Section 2.2 shall thereafter look only to Parent (subject to abandoned property, escheat and similar Laws) only as general creditors thereof for their claim for shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions (with a record date after the Effective Time) with respect to Parent Common Stock to which they are entitled.

(g) No Liability.  Notwithstanding anything to the contrary in this Section 2.2, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person in respect of any shares of Parent Common Stock or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

2.3.  Stock Transfer Books.  As of the Effective Time, the stock transfer books of the Company shall each be closed, and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the stock transfer records of the Company at the Effective Time, a certificate or certificates representing the number of full shares of Parent Common Stock into which such shares of Company Common Stock, as the case may be, shall have been converted, if any, shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section 2.4 hereof, and a cash payment in the amount of dividends, if any, in accordance with Section 2.2(d) hereof, if the certificate or certificates representing such shares of Company Common Stock, as the case may be, is or are surrendered as provided in Section 2.2(c) hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

2.4.  No Fractional Share Certificates.  No scrip or fractional share Parent Certificate shall be issued upon the surrender for exchange of Company Certificates, and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Parent or of the Surviving Corporation with respect to such fractional share interest. As promptly as practicable following the Effective Time, Parent shall deposit with the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of Company Common Stock an amount in cash, rounded to the nearest whole cent, equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) by (ii) the Final Average Closing Price. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding taxes, to such holders of Company Common Stock, subject to and in accordance with the terms of Section 2.2 hereof.

2.5.  Company Options and Warrants.

(a) At the Effective Time, each outstanding Company Option, whether vested or unvested, shall be assumed by the Parent upon the terms and subject to the conditions set forth in this Agreement. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions (including the terms and conditions set forth in the Company Stock Plan under which it was granted and the applicable stock option agreement) as are in effect immediately prior to the Effective Time, except that (i) such Company Option shall be issued under Parent’s 2004 Stock Incentive Plan (the “Parent 2004 Plan”); (ii) such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product (rounded to the nearest whole number of shares of Parent Common Stock) of the number of shares of Company Common Stock subject to such option immediately prior to the Effective Time and the Exchange Ratio, (iii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such Company Option shall be equal to the quotient (rounded to the nearest whole cent) obtained by dividing the exercise price per share of Company Common Stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio and (iv) the terms and conditions of such Company Option shall be subject to any changes thereto in connection with or resulting from consummation of the Merger described in Section 2.5(b) of the Company Disclosure Letter.

(b) At the Effective Time, the Company Warrants shall be assumed by Parent upon the terms and subject to the conditions set forth in this Agreement. Each Company Warrant so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions as are in effect immediately prior to the Effective Time, except that (i) such Company Warrant shall be exercisable for that number of whole shares of Parent Common Stock equal to the product (rounded to the nearest whole number of shares of Parent Common Stock) of the number of shares of Company Common Stock subject to such warrant immediately prior to the Effective Time and the Exchange Ratio, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such Company Warrant shall be equal to the quotient (rounded to the nearest whole cent) obtained by dividing the exercise price per share of Company Common Stock at which such warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio. To the extent that any warrants set forth in Section 4.3(b)(i) of the Company Disclosure Letter (the “Other Warrants”) are reinstated either before or after the Effective Time, the Other Warrants, if they are then still exercisable, shall be subject to the provisions of this Section 2.5(b).

(c) Parent shall file with the SEC, no later than 15 days after the Effective Time, a registration statement on Form S-8, if available for use by Parent, relating to the exercise of the Company Options assumed by Parent in accordance with Section 2.5(a) and the shares of Parent Common Stock issuable thereunder in connection with the Parent 2004 Plan.

(d) Parent and the Company shall take all action that may be necessary (under the Parent 2004 Plan, the Company Stock Plan, the terms of the Company Warrants and otherwise) to effectuate the provisions of Sections 2.5(a) and (b).

2.6.  Certain Adjustments.  If between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, then the Exchange Ratio established pursuant to the provisions of Section 2.1 shall be adjusted accordingly to provide to the Parent and the Company the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

2.7.  Dissenting Shares.  Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by shareholders who shall have not voted in favor of the Merger and who shall have demanded properly in writing appraisal for such Company Common Stock in accordance with Section 1302 et. seq. of the Florida Business Corporation Act (collectively, the “Dissenting Shares”) shall not be converted into, or represent the right to receive, the Merger Consideration payable for each such share of Company Common Stock. Such stockholders shall be entitled to receive payment of the appraised value of such Company Common Stock held by them in accordance with the provisions of such Section 1302, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Company Common Stock under such Section 1302 shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration payable for each such share of Company Common Stock, upon surrender, in the manner provided in Section 2.3, of the certificate or certificates that formerly evidenced such Company Common Stock.

2.8.  Lost, Stolen or Destroyed Certificates.  In the event any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 2.1, provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificates to indemnify Parent against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

2.9.  Required Deduction or Withholding.  Each of the Exchange Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted or withheld with respect to the making of such payment or any other payment in connection with the transactions contemplated by this Agreement under the Code or any applicable provision of state, local or foreign Tax Law. To the extent that amounts are so deducted or withheld and paid over to the appropriate taxing authority by the Exchange Agent, the Surviving Corporation or Parent, such amounts shall be treated for all purposes of this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

2.10.  Taking of Necessary Action; Further Action.  If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company, the officers and directors of Company are fully authorized in the name of their corporation or otherwise to take, and will use commercially reasonable efforts to take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant to the Company as follows, except as set forth in the Parent SEC Filings, or in the written disclosure letter delivered by Parent to the Company on the date hereof (the “Parent Disclosure Letter”). The Parent Disclosure Letter shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article III. The disclosures in any section or subsection of the Parent Disclosure Letter shall qualify other sections and subsections in this Article III to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. The inclusion of any information in the Parent Disclosure Letter (or any update thereto) shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a Material Adverse Effect, or is outside the ordinary course of business.

3.1.  Organization and Qualification; Subsidiaries.  Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub (a) has all requisite corporate power and authority to own, lease and operate its property and to carry on its business as now being conducted, and (b) is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect. Merger Sub has delivered or made available to the Company a true and correct copy of its Certificate of Incorporation and By-laws, each as amended to date. Section 3.1 of the Parent Disclosure Letter sets forth a true and complete list of all of the Subsidiaries of Parent. Except for Parent’s Equity Interest in Merger Sub, none of Parent or Merger Sub holds an Equity Interest in any other person.

3.2.  Certificate of Incorporation and By-laws; Corporate Books and Records.  The copies of Parent’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws that are listed as exhibits to Parent’s Registration Statement on Form S-1 filed on March 3, 2004 and the amendments thereto are complete and correct copies thereof as in effect on the date hereof. Parent is not in violation of any of the provisions of Parent Certificate or Parent By-laws. The minute books of Parent made available to counsel for the Company are the only minute books of Parent and contain accurate summaries, in all material respects, of all meetings of directors (or committees thereof) and stockholders or actions by written consent from January 1, 2002 through March 7, 2007.

3.3.  Capitalization

(a) The authorized capital stock of Parent consists of 75,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share (the “Parent Preferred Stock”). As of April 6, 2007, (A) 30,598,098 shares of Parent Common Stock were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights (which amount excludes 1,431,726 shares of restricted stock subject to Parent’s right of repurchase issued pursuant to the Parent Stock Plans), (B) no shares of Parent Preferred Stock were issued and outstanding and (C) no shares were held in treasury. All capital stock or other equity securities of Parent have been issued in compliance with applicable federal and state securities laws.

(b) As of April 6, 2007, except for warrants to purchase no more than 2,608,035 shares of Parent Common Stock (“Parent Warrants”) and options to purchase no more than 1,687,022 shares of Parent Common Stock (“Parent Options”), there were no options, warrants or other rights, agreements, arrangements or commitments of any character to which Parent or Merger Sub is a party or by which Parent or Merger Sub is bound relating to the issued or unissued capital stock or other Equity Interests of Parent or Merger Sub, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating Parent or Merger Sub to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, Parent or Merger Sub. Parent has provided the Company with a true and complete list, as of the date hereof, of (A) all Parent Warrants outstanding, the prices at which such outstanding Parent Warrants may be exercised and the number of Parent Warrants outstanding at each such price and (B) all Parent Options outstanding under the Parent Stock Plans, the prices at which such outstanding Parent Options may be exercised, the number of Parent Options outstanding at each such price and the vesting schedule of Parent Options. All shares of Parent Common Stock subject to issuance under Parent Warrants and Parent Stock Plans, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

(c) As of the date hereof, there are no outstanding contractual obligations of Parent or Merger Sub (A) restricting the transfer of, (B) affecting the voting rights of, (C) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (D) requiring the registration for sale of, or (E) granting any preemptive or antidilutive right with respect to, any shares of Parent Common Stock or any capital stock of, or other Equity Interests in, Parent or Merger Sub. Each outstanding share of capital stock of Merger Sub is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is owned, beneficially and of record, by Parent, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent’s voting rights, charges and other encumbrances of any nature whatsoever. There are no outstanding contractual obligations of Parent or Merger Sub to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person.

(d) Parent does not have outstanding any bonds, debentures, notes, or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter. Parent has not adopted a stockholder rights plan or any similar plan or agreement that limits or impairs the ability to purchase, or become the direct or indirect beneficial owner of any Equity Interest in Parent.

(e) None of the Merger or other transactions contemplated hereby will result in an acceleration of vesting, or modification of vesting terms, with respect to any Parent Options.

3.4.  Authority.  Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent and Merger Sub and no stockholder votes are necessary to authorize this Agreement or to consummate the transactions contemplated hereby other than as provided in Section 3.18 and for the filing and recordation of the Articles of Merger in the State of Florida and the filing and recordation of the Certificate of Merger in the State of Delaware. This Agreement has been duly authorized and validly executed and delivered by each of Parent and Merger Sub and constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.5.  No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub will not, (A) conflict with or violate any provision of Parent Certificate or Parent By-laws or Merger Sub’s Certificate of Incorporation or By-laws, (B) (assuming that all consents, approvals, authorizations and permits described in Section 3.5(b) have been obtained and all filings and notifications described in Section 3.5(b) have been made and any waiting periods thereunder have terminated or expired) conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected or (C) (assuming that all consents, approvals, authorizations and permits described in Section 3.5(b) have been obtained and all filings and notifications described in Section 3.5(b) have been made and any waiting periods thereunder have terminated or expired) require any consent or approval under, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a lien or other Encumbrance on any property or asset of Parent pursuant to, any Contract or other instrument or obligation to which it is a party or by which Parent or Merger Sub is affected, except, with respect to clauses (B) and (C), for any such conflicts, violations, consents, approvals, breaches, losses, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect.

(b) The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance of this Agreement by each of Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or any other person, except (A) the consents and approvals set forth in Section 3.5(b) of the Parent Disclosure Letter, (B) under the Exchange Act, the Securities Act, applicable Blue Sky Law, the HSR Act and the rules and regulations of The NASDAQ Stock Market, Inc., (C) the filing and recordation of the Articles of Merger as required by the FBCA and the filing and recordation of the Certificate of Merger as required by the DGCL and (D) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Material Adverse Effect.

3.6.  Permits; Compliance With Law.  Parent is in possession of all authorizations, licenses, permits, certificates, approvals and clearances of any Governmental Entity (collectively, “Parent Permits”), including all Parent Permits under the Federal Food, Drug and Cosmetic Act of 1938, as amended (the “FDCA”) and the regulations of the U.S. Food and Drug Administration (“FDA”) promulgated thereunder and the regulations of the European Medicines Evaluation Agency (“EMEA”), necessary for it to own, lease or operate its properties and other assets and to carry on its business and operations as presently conducted and all such Parent Permits are valid, and in full force and effect, except where the failure to have or the suspension or cancellation of, or failure to be valid or in full force and effect of, any of Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of Parent, threatened, which seeks to revoke or limit any Parent Permit. Neither Parent nor Merger Sub is in conflict with, or in default or violation of, any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected, except for such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect. No investigation, review or other Legal Proceeding by any Governmental Entity is pending or, to the knowledge of Parent, threatened against Parent or Merger Sub, nor has any Governmental Entity indicated to Parent or Merger Sub an intention to conduct the same that would, individually or in the aggregate, have a Material Adverse Effect.

3.7.  SEC Filings; Financial Statements.

(a) Parent has filed or furnished all forms, reports, proxy statements, schedules and documents required to be filed or furnished by it under the Exchange Act since June 4, 2004 (collectively, the “Parent SEC Filings”). Each Parent SEC Filing (including, without limitation, any financial statements or schedules included or incorporated by reference therein) (A) as of the time it was filed, complied in all material respects with the requirements of the Exchange Act, and (B) did not, at the time it was filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The appropriate officers of Parent have made the certifications required by Sections 302 and 906 of, and Parent has complied in all material respects with, the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC promulgated thereunder (the “Sarbanes-Oxley Act”) as applicable to it.

(b) Each of the financial statements (including, in each case, any notes thereto) contained in Parent SEC Filings was prepared in accordance with GAAP applied (except as may be indicated in the notes thereto and, in the case of unaudited quarterly financial statements, as permitted by Article 10 of Regulation S-X promulgated by the SEC and the instructions to Form 10-Q under the Exchange Act) on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each presented fairly in all material respects the financial position, results of operations and cash flows of Parent as of the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal year-end adjustments that would not be material in amount). The books and records of Parent and Merger Sub have been maintained in accordance with applicable material legal and accounting requirements.

(c) Except as set forth in Section 3.7(c) of the Parent Disclosure Letter and as and to the extent set forth on the balance sheet of Parent as of December 31, 2006 included in Parent Form 10-K for the year ended December 31, 2006 filed on March 16, 2007, including the notes thereto, Parent has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for normal year-end adjustments and liabilities or obligations incurred in the ordinary course of business consistent with past practices since December 31, 2006.

(d) Parent maintains adequate disclosure controls and procedures designed to provide reasonable assurance that material information required to be disclosed in the reports that Parent files or submit pursuant to the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms and that such information is accumulated and communicated to Parent’s management, including its chief executive officer and chief financial officer to allow timely decisions regarding required disclosure. Except as set forth in Section 3.7(d) of the Parent Disclosure Letter, there are no (i) significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect in any material respect Parent’s ability to record, process, summarize and report financial information or (ii) fraud, or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting.

(e) Parent maintains a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in Section 3.7(d) of the Parent Disclosure Letter, as of December 31, 2006, Parent is not aware of any material deficiencies with respect to its internal control over financial reporting.

3.8.  Brokers.  No broker, finder or investment banker (other than Lazard Frères & Co. LLC) is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or Merger Sub.

3.9.  Absence of Certain Changes or Events.  Since December 31, 2006, except as specifically contemplated by, or as disclosed in, this Agreement, the Parent SEC Filings or Section 3.9 of the Parent Disclosure Letter,

Parent and Merger Sub have conducted their operations only in the ordinary course of business consistent with past practice and:

(a) there has not been any Material Adverse Effect or an event or development that would, individually or in the aggregate, have a Material Adverse Effect;

(b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets or business of Parent (whether or not covered by insurance);

(c) Neither Parent nor Merger Sub has: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock; or (ii) repurchased, redeemed or otherwise reacquired any Equity Interests or other securities;

(d) Neither Parent nor Merger Sub has sold, issued or granted, or authorized the issuance of: (i) any capital stock or other security (except for Parent Common Stock issued upon the valid exercise of outstanding Parent Options); (ii) any option, warrant or right to acquire any capital stock or any other security (except for Parent Options identified in Section 3.9(d) of the Parent Disclosure Letter); (iii) any instrument convertible into or exchangeable for any capital stock or other security or (iv) any Equity Interest;

(e) Neither Parent nor Merger Sub has amended or waived any of its rights under or approved the acceleration of vesting under any provision of: (i) any Parent Stock Plan; (ii) any Parent Option or any Contract evidencing or relating to any Parent Option; (iii) any restricted stock purchase agreement; or (iv) any other Contract evidencing or relating to any equity award (whether payable in cash or stock);

(f) there has been no amendment to the Parent Certificate or Parent By-laws, and Parent has not effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, reorganization, stock split, reverse stock split, plan of complete or partial liquidation, dissolution, restructuring or similar transaction;

(g) Neither Parent nor Merger Sub has formed any Subsidiary other than Merger Sub or acquired any Equity Interest or other interest in any other person;

(h) Neither Parent nor Merger Sub has: (i) lent money to any person; (ii) incurred, assumed or guaranteed any indebtedness for borrowed money; (iii) issued or sold any debt securities or options, warrants, calls or other rights to acquire any debt securities; (iv) assumed or guaranteed any indebtedness or other obligations of any other person; or (v) made any capital expenditure or commitment in excess of $100,000;

(i) Neither Parent nor Merger Sub has: (i) adopted, established or entered into any Parent Benefit Plan; (ii) caused or permitted any Parent Benefit Plan to be amended other than as required by Law; or (iii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors or employees;

(j) Neither Parent nor Merger Sub has changed any of its methods of accounting or accounting practices in any material respect;

(k) Neither Parent nor Merger Sub has made any material Tax election, filed any material amendment to any Tax Return, entered into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement relating to any material Tax, surrendered any right to claim a material Tax refund, or consented to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(l) Neither Parent nor Merger Sub has commenced or settled any Legal Proceeding;

(m) Neither Parent nor Merger Sub has entered into any material transaction outside the ordinary course of business;

(n) Neither Parent nor Merger Sub has sold, leased or otherwise irrevocably disposed of any of its assets or properties, nor has any security interest or other Encumbrance been created in such assets or properties, except in the ordinary course of business consistent with past practices;

(o) there has been no amendment or early termination of any Parent Material Contract;

(p) there has been no (i) material change in pricing or royalties set or charged by Parent to its customers or licensees, (ii) agreement by Parent to change pricing or royalties set or charged by persons who have licensed Intellectual Property to Parent, or (iii) as of the date of this Agreement, material change in pricing or royalties set or charged by persons who have licensed Intellectual Property to Parent; and

(q) neither Parent nor Merger Sub has negotiated, agreed or committed to take any of the actions referred to in clauses (c) through (p) above (other than negotiations between the parties to enter into this Agreement).

3.10.  Labor and Other Employment Matters.  Parent has identified in Section 3.10 of the Parent Disclosure Letter and has made available to the Company true and complete copies of (A) all severance and employment agreements and other compensation arrangements with directors, officers or employees of or consultants to Parent, (B) all severance programs and policies of Parent with or relating to its employees, and (C) all plans, programs, agreements and other arrangements of Parent with or relating to its directors, officers, employees or consultants which contain change in control provisions.

3.11.  Tax Treatment.  None of Parent, Merger Sub or, to the knowledge of Parent, any of Parent’s affiliates has taken, has agreed to take, or will take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Parent is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

3.12.  Contracts.  Except as set forth in the Parent SEC Filings or in Section 3.12 of the Parent Disclosure Letter, neither Parent nor Merger Sub is a party to any agreement, contract or commitment (i) that is a “material contract” as defined in Section 601(b)(10) of Regulation S-K promulgated by the SEC, (ii) that involves payment or receipt by Parent under any such agreement, contract or commitment of $100,000 or more in the aggregate or obligations after the date of this Agreement in excess of $100,000 in the aggregate, (iii) that is material to the business or operations of Parent or (iv) the termination of which would have a Material Adverse Effect. As of the date hereof, each Contract of the type described in this Section 3.12, whether or not set forth in Section 3.12 of Parent Disclosure Letter, is referred to herein as a “Parent Material Contract.” Each Parent Material Contract is valid and binding on Parent or Merger Sub, as the case may be and, to Parent’s knowledge, each other party thereto, and in full force and effect, and each of Parent and Merger Sub, as applicable, has in all respects performed all obligations required to be performed by it prior to the date hereof under each Parent Material Contract and, to Parent’s knowledge, each other party to each Parent Material Contract has in all respects performed all obligations required to be performed by it under such Parent Material Contract, except as would not, individually or in the aggregate, have a Material Adverse Effect. As of the date hereof, Parent has not received any written notice or other indication of the intent of the other party to amend, terminate or breach its obligations under any Parent Material Contract or any written notice of any violation or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Parent Material Contract.

3.13.  Litigation.  Except as set forth in Section 3.13 of the Parent Disclosure Letter and as and to the extent disclosed in the Parent SEC Filings filed prior to the date of this Agreement or as would not, individually or in the aggregate have a Material Adverse Effect, (a) there is no suit, claim, action, investigation or other Legal Proceeding pending or, to the knowledge of Parent, threatened in writing against Parent or Merger Sub for which Parent or Merger Sub is as of the date hereof obligated to indemnify a third party and (b) neither Parent nor Merger Sub is subject to any outstanding and unsatisfied order, writ, injunction, decree or arbitration ruling, award or other finding. There is no suit, claim, action, investigation or other Legal Proceeding pending or, to the knowledge of Parent, threatened in writing against Parent or Merger Sub that, as of the date hereof, challenges the validity or propriety, or seeks to prevent consummation of, the Merger or any other transaction contemplated by this Agreement in connection therewith.

3.14.  Intellectual Property.

(a) Parent or Merger Sub owns, or is licensed under, all Parent Intellectual Property Rights, except for any failure to own or have license rights under that would not have a Material Adverse Effect.

(b) Section 3.14(b) of the Parent Disclosure Letter is an accurate, true and complete listing of all Parent Registered Intellectual Property owned by Parent as of the date hereof.

(c) Section 3.14(c) of the Parent Disclosure Letter accurately identifies, as of the date hereof, (i) all Parent Registered Intellectual Property exclusively licensed to Parent (other than any non-customized software that (A) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license and (B) is not incorporated into, or used directly in the development or manufacturing of, any of Parent’s product candidates) and (ii) the corresponding Contracts pursuant to which such Parent Registered Intellectual Property is licensed to Parent.

(d) Section 3.14(d) of the Parent Disclosure Letter accurately identifies, as of the date hereof, each Contract pursuant to which any person has been granted any commercial, non-academic, license under, or otherwise has received or acquired any commercial, non-academic right (whether or not currently exercisable) or interest in, any Parent Intellectual Property Rights.

(e) Parent exclusively owns all right, title, and interest to and in Parent Intellectual Property Rights (other than Parent Intellectual Property Rights licensed to Parent, as identified in Section 3.14(c) of the Parent Disclosure Letter) free and clear of any Encumbrances (other than licenses granted pursuant to the Contracts listed in Section 3.14(d) of the Parent Disclosure Letter). Without limiting the generality of the foregoing, as of the date hereof:

(i) To the knowledge of Parent, all documents and instruments necessary to register or apply for or renew registration of Parent Registered Intellectual Property have been validly executed, delivered, and filed in a timely manner with the appropriate Governmental Entity.

(ii) Each person who is or was an employee of Parent and who is or was involved in the creation or development of any Parent Intellectual Property Rights has signed a valid, enforceable agreement containing an obligation to assign Intellectual Property to Parent and confidentiality provisions protecting trade secrets and confidential information of Parent. No current or former stockholder, officer, director, or employee of Parent has any claim, right (whether or not currently exercisable), or interest to or in any Parent Intellectual Property Rights. To the knowledge of Parent, no employee of Parent is (a) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for Parent or (b) in breach of any Contract with any former employer or other person concerning Parent Intellectual Property Rights or confidentiality provisions protecting trade secrets and confidential information in Parent Intellectual Property Rights.

(iii) Parent has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information that Parent holds, or purports to hold, as a trade secret.

(iv) Parent has not assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Parent Intellectual Property Rights to any other person.

(v) Parent is not now nor has it ever been a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate Parent to grant or offer to any other person any license or right to any Parent Intellectual Property Rights.

(f) Parent has delivered, or made available to the Company, a complete and accurate copy of all Parent Intellectual Property Rights Agreements. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any Parent Intellectual Property Rights Agreement, will not cause the forfeiture or termination of or Encumbrance upon, or give rise to a right of forfeiture or termination of or Encumbrance upon, any Parent Intellectual Property Rights or impair the right of Parent to use, sell or license any Parent Intellectual Property Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not individually or in the aggregate, result in a Material Adverse Effect. With respect to each of the Parent Intellectual Property Rights Agreements, as of the date hereof: (i) each such agreement is valid and binding on Parent and in full force and effect; (ii) Parent has not received any notice of termination or cancellation under such agreement, or received any notice of breach or default under such agreement, which breach has not been cured or waived;

and (iii) Parent, and to the knowledge of Parent, any other party to such agreement, is not in breach or default thereof in any material respect.

(g) To the knowledge of Parent, as of the date hereof, no third party is violating any license or agreement with Parent relating to any Parent Intellectual Property Rights.

(h) Except as set forth in Section 3.14(h) of the Parent Disclosure Letter, as of the date hereof, there is no current, pending or, to the knowledge of Parent, threatened challenge, claim or Legal Proceeding (including, but not limited to, opposition, interference or other proceeding in any patent or other government office) contesting the validity, ownership or right to use, sell, license or dispose of any Parent Intellectual Property Rights, nor has Parent or Merger Sub received any written notice asserting that any Parent Intellectual Property Rights or the proposed use, sale, license or disposition thereof conflicts with or infringes or misappropriates or will conflict with or infringe or misappropriate the rights of any other party.

(i) Each item of Parent Intellectual Property Rights that is Parent Registered Intellectual Property is and at all times has been filed and maintained in compliance with all applicable Laws and all filings, payments, and other actions required to be made or taken to maintain such item of Parent Registered Intellectual Property in full force and effect have been made by the applicable deadline or permitted deadline extension, except as would not, individually or in the aggregate have a Material Adverse Effect. Except as may be set forth in the Contracts listed in Section 3.14(c) or 3.14(d) of the Parent Disclosure Letter, Parent has the right to apply for patent term extension, patent term adjustment, or supplemental protection certificate in all jurisdictions as to all patents included in the Parent Registered Intellectual Property.

(j) Except as may be set forth in the Contracts listed in Section 3.14(c) or 3.14(d) of the Parent Disclosure Letter: (i) neither Parent nor Merger Sub is bound by any Contract to indemnify, defend, hold harmless, or reimburse any other person with respect to any Intellectual Property infringement, misappropriation, or similar claim and (ii) neither Parent nor Merger Sub has ever assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another person for infringement, misappropriation, or violation of any Intellectual Property right.

3.15.  Regulatory Compliance

(a) None of Parent or Merger Sub or, to the knowledge of Parent, any of their licensees or assigns of Parent Intellectual Property Rights has received any written notice that the FDA, EMEA or any other similar Governmental Entity has initiated, or threatened to initiate, any action to suspend any clinical trial, suspend or terminate any Investigational New Drug Application (or foreign counterpart thereto) sponsored by Parent or otherwise restrict the preclinical research on or clinical study of any Parent product or any biological or drug product being developed by any licensee or assignee of Parent Intellectual Property Rights based on such Intellectual Property, or to recall, suspend or otherwise restrict the manufacture of any Parent product.

(b) There are no proceedings pending with respect to a violation by Parent of the FDCA, FDA regulations adopted thereunder or any other similar legislation or regulation promulgated by the EMEA or any other Governmental Entity.

3.16.  Taxes.  Each of Parent and Merger Sub has duly and timely filed with the appropriate Tax authorities or other Governmental Entities all Tax Returns required to be filed, except where failure to so file would not, individually or in the aggregate, have a Material Adverse Effect. All such Tax Returns are complete and accurate in all respects, except as would not, individually or in the aggregate, have a Material Adverse Effect. All Taxes shown as due on such Tax Returns have been timely paid.

3.17.  Opinion of Financial Advisor.  Lazard Frères & Co. LLC has delivered to the Parent Board its opinion to the effect that, as of the date of such opinion, the Exchange Ratio is fair, from a financial point of view, to Parent.

3.18.  Vote Required.  The affirmative vote of (a) the holders of a majority of the shares of Parent Common Stock voting at the Parent Stockholders Meeting in favor of (i) the approval of the issuance of the shares of Parent Common Stock pursuant to the Merger (the “Parent Stock Issuance”) and (ii) the approval of an increase by no more than 2,800,000 in the number of shares of Parent Common Stock available for issuance pursuant to awards under the Parent 2004 Plan (the “Parent Plan Increase”) are the only votes of the holders of any class or series of capital stock or other Equity Interests of Parent necessary to approve each of the Parent Stock Issuance and the Parent Plan Increase (collectively, the “Parent Stockholder Approval”).

3.19.  Ownership of Merger Sub; No Prior Activities.  Merger Sub is a direct wholly-owned Subsidiary of Parent. Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

3.20.  Transactions with Affiliates.  Except as set forth in the Parent SEC Filings filed prior to the date of this Agreement, during the period commencing on the date of the Parent’s last proxy statement filed with the SEC through the date of this Agreement, no event has occurred that would be required to be reported by the Parent pursuant to Item 404 of Regulation S-K promulgated by the SEC.

3.21.  Inapplicability of Anti-takeover Statutes.  The Parent Board has taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the Delaware General Corporation Law are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger. No other state takeover statute or similar legal requirement applies or purports to apply to the Merger, this Agreement, the Parent Support Agreement or any of the other transactions contemplated hereby.

3.22.  Disclosure.  None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Registration Statement or Joint Proxy Statement/Prospectus will, at the time the Registration Statement is filed with the SEC or at the time the Registration Statement becomes effective under the Securities Act, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied by or on behalf of Parent for inclusion in the Joint Proxy Statement/Prospectus will, at the time the Joint Proxy Statement/Prospectus is mailed to the stockholders of Parent or at the time of the Parent Stockholders Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No representation or warranty is made by Parent with respect to statements made in the Registration Statement or the Joint Proxy Statement/Prospectus based upon information supplied by any party other than Parent for inclusion in the Registration Statement or the Joint Proxy Statement/Prospectus.

3.23.  Foreign Corrupt Practices Act And International Trade Sanctions.  None of Parent, Merger Sub or any of their directors, officers, agents, employees or any other persons acting on its behalf has, in connection with the operation of its business, (a) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity, to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, Federal or state Law, (b) paid, accepted or received or any unlawful contributions, payments, expenditures or gifts or (c) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign Laws, except, in the case of clauses (a), (b) and (c), as would not, individually or in the aggregate, have a Material Adverse Effect.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent as follows, except as set forth in the written disclosure letter delivered by the Company on the date hereof to Parent (the “Company Disclosure Letter”). The Company Disclosure Letter shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article IV. The disclosures in any section or subsection of the Company Disclosure Letter shall qualify other sections and subsections in this Article IV to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. The inclusion of any information in the Company Disclosure Letter (or any update thereto) shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a Material Adverse Effect, or is outside the ordinary course of business.

4.1.  Organization and Qualification; Subsidiaries.  The Company is duly incorporated, validly existing and in good standing under the laws of the State of Florida. FermaVir Research, Inc. (“FRI”) is duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of the Company and its Subsidiaries (a) has all requisite corporate power and authority to own, lease and operate its property and to carry on its business as now being conducted and (b) is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect. Section 4.1 of the Company Disclosure Letter sets forth a true and complete list of all of the Subsidiaries of the Company and their jurisdiction of incorporation.

Except for the Company’s Equity Interest in FRI, the Company does not hold an Equity Interest in any other person.

4.2.  Articles of Incorporation and By-laws; Corporate Books and Records.  The copies of (a) the Company’s articles of incorporation (the “Company Articles”) including all amendments thereto that are listed as exhibits to the Company’s Form SB-2 filed on June 15, 2004 and the Company’s Form 8-K filed on August 19, 2005 and (b) the Company’s By-laws (the “Company By-laws”), that are listed as an exhibit to the Form 8-K filed on August 19, 2005 are complete and correct copies thereof as in effect on the date hereof. The Company is not in violation of any of the provisions of the Company Articles or the Company By-laws. The minute books of the Company made available to counsel for Parent are the only minute books of the Company and contain accurate summaries, in all material respects, of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of the Company. The Company has provided to Parent complete and correct copies of the certificate of incorporation and by-laws or the equivalent thereof of each Subsidiary of the Company.

4.3.  Capitalization.

(a) The authorized capital stock of the Company consists of 120,000,000 shares of capital stock divided into 100,000,000 shares of Company Common Stock, $.0001 par value per share, and 20,000,000 shares of preferred stock, $.001 par value per share (“Company Preferred Stock”). As of the date hereof, (A) 20,853,231 shares of Company Common Stock were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights and (B) no shares of Company Preferred Stock were issued and outstanding.

(b) As of the date hereof, except for Company Options to purchase 2,411,000 shares of Company Common Stock, warrants to purchase 10,776,477 shares of Company Common Stock (the “Company Warrants”) and the warrants set forth in Section 4.3(b)(i) of the Company Disclosure Letter, there were no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to the issued or unissued capital stock or other Equity Interests of the Company or any of its Subsidiaries, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating the Company or any of its Subsidiaries to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries. Section 4.3(b) of the Company Disclosure Letter sets forth (i) a true and complete list, as of the date hereof, of all Company Options outstanding under the Company Option Plans, the prices at which such outstanding Company Options may be exercised and the vesting schedule of the Company Options and (ii) a true and complete list, as of the date hereof, of all Company Warrants and the prices at which such Company Warrants may be exercised. All Company Common Stock subject to issuance under the Company Option Plans and all Company Common Stock subject to issuance under the Company Warrants, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

(c) Each outstanding share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is owned, beneficially and of record, by the Company free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company’s voting rights, charges and other encumbrances of any nature whatsoever. As of the date hereof, except as disclosed in the Company SEC Filings or Section 4.3(c) of the Company Disclosure Letter, there are no outstanding contractual obligations of the Company or any of its Subsidiaries (A) restricting the transfer of, (B) affecting the voting rights of, (C) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (D) requiring the registration for sale of, or (E) granting any preemptive or antidilutive right with respect to, any Company Common Stock or any other capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any of its Subsidiaries or any other person.

(d) The Company does not have outstanding any bonds, debentures, notes, or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter. The Company has not adopted a shareholder rights plan or any similar plan or agreement that limits or impairs the ability to purchase, or become the direct or indirect beneficial owner of any Equity Interest in the Company.

(e) Except as set forth in Section 4.3(e) of the Company Disclosure Letter, none of the Merger or other transactions contemplated hereby will result in an acceleration of vesting, or modification of vesting terms, with respect to any Company Options.

4.4.  Authority.  The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company and no shareholder votes are necessary to authorize this Agreement or to consummate the transactions contemplated hereby other than as provided in Section 4.22. This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.5.  No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (A) conflict with or violate any provision of the Company Articles or the Company By-laws (assuming the Company Stockholder Approval is obtained), (B) (assuming that all consents, approvals, authorizations and permits described in Section 4.5(b) have been obtained and all filings and notifications described in Section 4.5(b) have been made and any waiting periods thereunder have terminated or expired) conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (C) (assuming that all consents, approvals, authorizations and permits described in Section 4.5(b) have been obtained and all filings and notifications described in Section 4.5(b) have been made and any waiting periods thereunder have terminated or expired) require any consent or approval under, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a lien or other Encumbrance on any property or asset of the Company or any of its Subsidiaries pursuant to, any Contract, Company Permit or other instrument or obligation to which it is a party or by which the Company or any of its Subsidiaries is affected, except, with respect to clauses (B) and (C), for any such conflicts, violations, consents, approvals, breaches, losses, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or any other person, except (A) the consents and approvals set forth in Section 4.5(b) of the Company Disclosure Letter, (B) under the Exchange Act, the Securities Act, applicable Blue Sky Law, the HSR Act and the rules and regulations of The NASDAQ Stock Market, Inc. relative to companies listed on the Over the Counter Bulletin Board, (C) the filing and recordation of the Articles of Merger as required by the FBCA and the filing and recordation of the Certificate of Merger as required by the DGCL and (D) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Material Adverse Effect.

4.6.  Permits; Compliance With Law.  The Company and each of its Subsidiaries is in possession of all authorizations, licenses, permits, certificates, approvals and clearances of any Governmental Entity (collectively, “Company Permits”), including all Company Permits under the FDCA and the regulations of the FDA promulgated thereunder and the regulations of the EMEA, necessary for it to own, lease or operate its properties and other assets and to carry on its business and operations as presently conducted and all such Company Permits are valid, and in full force and effect, except where the failure to have or the suspension or cancellation of, or failure to be valid or in full force and effect of, any of Company Permits would not, individually or in the aggregate, have a Material Adverse Effect. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of the Company, threatened, which seeks to revoke or limit any Company Permit. None of the Company or any of its Subsidiaries is in conflict with, or in default or violation of, (x) any Law applicable to it or by which any of its properties or assets is bound or affected or (y) any Company Permits, except, in each case, for such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect. No investigation, review or other Legal Proceeding by any Governmental Entity is pending or, to the knowledge of the Company, threatened against the Company, nor has any Governmental Entity indicated to the Company or any of its Subsidiaries an intention to conduct the same that would, individually or in the aggregate, have a Material Adverse Effect.

4.7.  SEC Filings; Financial Statements.

(a) The Company has filed or furnished all forms, reports, proxy statements, schedules and documents required to be filed or furnished by it under the Securities Act or the Exchange Act since October 12, 2004 (collectively, the “Company SEC Filings”). Each Company SEC Filing (including, without limitation, any financial statements or schedules included or incorporated by reference therein) (A) as of the time it was filed, complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and (B) did not, at the time it was filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The appropriate officers of the Company have made the certifications required by Sections 302 and 906 of, and the Company has complied in all material respects with, the Sarbanes-Oxley Act as applicable to it.

(b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Filings was prepared in accordance with GAAP applied (except as may be indicated in the notes thereto and, in the case of unaudited quarterly consolidated financial statements, as permitted by Article 10 of Regulation S-X promulgated by the SEC and the instructions to Form 10-QSB under the Exchange Act) on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each presented fairly in all material respects the financial position, results of operations and cash flows of the Company and its Subsidiaries as of the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal year-end adjustments that would not be material in amount). The books and records of the Company have been maintained in accordance with applicable material legal and accounting requirements.

(c) Except as set forth in Section 4.7(c) of the Company Disclosure Letter and as and to the extent set forth on the consolidated balance sheet of the Company as of January 31, 2007 included in the Company’s Form 10-QSB for the quarter ended January 31, 2007 filed on March 26, 2007, including the notes thereto, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for normal year-end adjustments and liabilities or obligations incurred in the ordinary course of business consistent with past practices since January 31, 2007.

(d) The Company maintains adequate disclosure controls and procedures designed to provide reasonable assurance that material information required to be disclosed in the reports that the Company files or submit pursuant to the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms and that such information is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer to allow timely decisions regarding required disclosure. Except as disclosed in the Company SEC Filings, there are no (i) significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) fraud, or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(e) The Company maintains a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Company SEC Filings, as of January 31, 2007, the Company is not aware of any material deficiencies with respect to its internal control over financial reporting.

(f) None of the Company or any of its Subsidiaries is a party to, nor does the Company or any of its Subsidiaries have any commitment to become a party to, any joint venture, partnership agreement or any similar Contract (including any Contract relating to any transaction, arrangement or relationship between or among the Company or any of its Subsidiaries and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person (such as any arrangement described in Section 303(a)(4) of Regulation S-B promulgated by the SEC)) where the purpose or effect of such arrangement is to avoid disclosure of any material transaction involving the Company or any of its Subsidiaries in the Company’s consolidated financial statements.

4.8.  Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger and the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

4.9.  Absence of Certain Changes or Events.  Since January 31, 2007, except as specifically contemplated by, or as disclosed in, this Agreement, Section 4.9 of the Company Disclosure Letter or the Company SEC Filings, the Company and each of its Subsidiaries has conducted its operations only in the ordinary course of business consistent with past practice and:

(a) there has not been any Material Adverse Effect or an event or development that would, individually or in the aggregate, have a Material Adverse Effect;

(b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets or business of the Company (whether or not covered by insurance);

(c) none of the Company or any of its Subsidiaries has: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock; or (ii) repurchased, redeemed or otherwise reacquired any Equity Interests or other securities;

(d) none of the Company or any of its Subsidiaries has sold, issued or granted, or authorized the issuance of, or amended the terms of: (i) any capital stock or other security (except for shares of Company Common Stock issued upon the valid exercise of outstanding Company Options and Company Warrants); (ii) any option, warrant or right to acquire any capital stock or any other security (except for Company Options identified in Section 4.9(d) of the Company Disclosure Letter); (iii) any instrument convertible into or exchangeable for any capital stock or other security or (iv) any Equity Interest;

(e) the Company has not amended or waived any of its rights under, and has not approved the acceleration of vesting under any provision of: (i) any Company Option Plan; (ii) any Company Option or any Contract evidencing or relating to any Company Option; (iii) any restricted stock purchase agreement; or (iv) any other Contract evidencing or relating to any equity award (whether payable in cash or stock);

(f) there has been no amendment to the Company Articles or the Company By-laws, and none of the Company or any of its Subsidiaries has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, reorganization, stock split, reverse stock split, plan of complete or partial liquidation, dissolution, restructuring or similar transaction;

(g) none of the Company or any of its Subsidiaries has formed any Subsidiary or acquired any Equity Interest or other interest in any other person;

(h) none of the Company or any of its Subsidiaries has: (i) lent money to any person; (ii) incurred, assumed or guaranteed any indebtedness for borrowed money; (iii) issued or sold any debt securities or options, warrants, calls or other rights to acquire any debt securities; (iv) assumed or guaranteed any indebtedness or other obligations of any other person; or (v) made any capital expenditure or commitment in excess of $50,000;

(i) none of the Company or any of its Subsidiaries has: (i) adopted, established or entered into any Company Benefit Plan; (ii) caused or permitted any Company Benefit Plan to be amended other than as required by Law; or (iii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors or employees;

(j) none of the Company or any of its Subsidiaries has changed any of its methods of accounting or accounting practices in any material respect;

(k) none of the Company or any of its Subsidiaries has made any material Tax election, filed any material amendment to any Tax Return, entered into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement relating to any material Tax, surrendered any right to claim a material Tax refund, or consented to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(l) none of the Company or any of its Subsidiaries has commenced or settled any Legal Proceeding;

(m) none of the Company or any of its Subsidiaries has entered into any material transaction outside the ordinary course of business;

(n) none of the Company or any of its Subsidiaries has sold, leased or otherwise irrevocably disposed of any of its assets or properties, nor has any security interest or other Encumbrance been created in such assets or properties, except in the ordinary course of business consistent with past practices;

(o) there has been no amendment or early termination of any Company Material Contract;

(p) there has been no (i) material change in pricing or royalties set or charged by the Company or any of its Subsidiaries to its customers or licensees, (ii) agreements by the Company or any of its Subsidiaries to change pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company or any of its Subsidiaries, or (iii) as of the date of this Agreement, material change in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company or any of its Subsidiaries; and

(q) none of the Company or any of its Subsidiaries has negotiated, agreed or committed to take any of the actions referred to in clauses (c) through (p) above (other than negotiations between the parties to enter into this Agreement).

4.10.  Employee Benefit Plans.

(a) Section 4.10(a) of the Company Disclosure Letter sets forth a correct, accurate and complete list of each Employee Benefit Plan which is now, or was within the past six years, maintained, sponsored or contributed to by the Company or any of its Subsidiaries or under which the Company or any of its Subsidiaries has, or has had within the past six years, any obligation or liability, whether actual or contingent. Each Employee Benefit Plan listed in such section of the Company Disclosure Letter is hereinafter referred to as a “Company Benefit Plan”.

(b) With respect to each Company Benefit Plan, the Company has delivered or made available to Parent correct, accurate and complete copies of (A) all written documents comprising or relating to such plan (including amendments, individual agreements, investment management agreements, service agreements, trust agreements, insurance contracts and other funding agreements), and in the case of an unwritten Company Benefit Plan, a written description thereof, (B) all material communications and summaries pertaining to such plan which have been provided to participants and the current summary plan description, if any is required by Law, including any summary of material modifications thereto, (C) the annual reports, if any, for the three most recent years required to be filed, (D) the most recent actuarial report and audited financial statement, if any, (E) the most recent determination, opinion, advisory or notification letter, if any, which has been issued by the IRS or other Governmental Entity and which covers such plan, (F) any employee handbook which includes a description of such plan, and (G) all filings made with any Governmental Entity to correct any failure with respect to such plan.

(c) Except as set forth in Section 4.10(c) of the Company Disclosure Letter, no Company Benefit Plan, and no Employee Benefit Plan which has ever been maintained, administered, sponsored or contributed to by the Company or any Company ERISA Affiliate, is or ever was (A) a “defined benefit plan”, as defined in Section 414 of the Code, a “multiemployer plan”, as defined in Section 3(37) of ERISA, a “multiple employer plan”, as described in Section 413(c) of the Code or a “multiple employer welfare arrangement”, as defined in Section 3(40) of ERISA, (B) subject to the funding requirements of Section 302 of ERISA or Section 412 of the Code, (C) subject to Title IV of ERISA, (D) a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code, or (E) established or maintained outside of the United States or a plan or arrangement which provides benefits to non-resident aliens (with respect to the U.S.) with no U.S. source income.

(d) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable Laws. All contributions required to be made to, or with respect to, any Company Benefit Plan as of the date of this Agreement by the terms of such plan, by contract or under applicable Law have been timely and fully made or, if not yet due, have been properly reflected on the Company’s balance sheet filed or incorporated by reference in the Company SEC Filings prior to the date hereof. All payments required to be made by, or with respect to, any Company Benefit Plan as of the date of this Agreement by the terms of such plan, by contract or under applicable Law have been timely and fully made. Except as set forth in Section 4.10(d) of the Company Disclosure Letter, with respect to each Company Benefit Plan which is funded (or is required to be funded), the value of the assets of such plan are at least equal to the liabilities of such plan. There have been no material violations of any reporting or disclosure requirements under any applicable Law with respect to any Company Benefit Plan, including any requirement to file notices, returns, reports and similar documents with any Governmental Entity or to provide notices, returns, reports and similar documents to any participant. The Company has no unpaid material liability (other than for routine contributions or benefit payments), or any unpaid material penalty or tax, with respect to any Company Benefit Plan or other Employee Benefit Plan, and no event, omission or error has occurred and, to the knowledge of the Company there exists no condition or set of circumstances, which could cause the Company to become subject to any such material liability, penalty or tax.

(e) All contributions which have been made to any Company Benefit Plan have been fully deductible for income tax purposes under Section 162 or Section 404 of the Code, or under another applicable provision of Law. No event has occurred that will or could subject any Company Benefit Plan to Tax under Section 511 of the Code.

(f) Each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code is so qualified, and is covered by a determination, opinion, advisory or notification letter from the IRS which indicates its qualified status and on which any employer which has adopted such plan may currently rely. To the knowledge of the Company, no event, omission or error has occurred which could adversely affect the qualified status of any such Company Benefit Plan. Except as set forth in Section 4.10(f) of the Company Disclosure Letter, each Company Benefit Plan established or maintained outside of the United States has obtained from each government having jurisdiction with respect to such plan any required determinations that such plan is in compliance with the applicable laws and regulations of such government.

(g) No litigation or claim (other than routine claims for benefits) or other Legal Proceeding is pending or, to the knowledge of the Company, threatened with respect to any Company Benefit Plan. To the knowledge of the Company, there is no basis for any such litigation, claim or Legal Proceeding to be brought.

(h) Except as set forth in Section 4.10(h) of the Company Disclosure Letter or in the Company SEC Filings, no employee, officer, director or independent contractor of the Company shall accrue or receive any severance pay or similar pay, or any additional benefit, additional credit for service, accelerated vesting or accelerated right to payment of any benefit, under any Company Benefit Plan, or under any other arrangement or agreement with the Company, as a result of the execution and delivery of, or the transactions contemplated by, this Agreement. No payment made or contemplated under any Company Benefit Plan, or by the Company, constituted, or would constitute, an “excess parachute payment” within the meaning of Section 280G of the Code.

(i) Except as set forth in Section 4.10(i) of the Company Disclosure Letter, no Company Benefit Plan provides, and the Company has not promised and is not under any agreement to provide, any post-employment or post-retirement health, disability, death benefit or other welfare benefit to any employee.

(j) Except as set forth in Section 4.10(j) of the Company Disclosure Letter, no individual has been required to include any amount in gross income under Section 409A of the Code (A) because any Company Benefit Plan has failed to meet, or has not been operated in compliance with, a requirement of Section 409A(a), or (y) by reason of the application of Section 409A(b) to any plan, trust or arrangement of the Company.

(k) To the knowledge of the Company, no award of equity, equity rights or an option to purchase stock or any other Equity Interest has been made under any Company Benefit Plan (including, without limitation, the Company Options) which has been backdated, altered or granted with an effective date which is other than the date on which the award was actually made and which would have a Material Adverse Effect.

(l) The Company has expressly reserved to itself the right to amend, terminate or otherwise discontinue each Company Benefit Plan. The Company has no express or implied commitment to (A) modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code or other applicable Law or (B) establish any new Employee Benefit Plan for its current or former employees, officers, directors or independent contractors. Neither the execution or delivery of, nor the occurrence of the transactions contemplated by, this Agreement shall result in any increase in the contributions required to be made to any Company Benefit Plan. No Company Benefit Plan has invested any assets in stock or any other security issued by the Company or any Company ERISA Affiliate.

(m) No Company ERISA Affiliate has incurred, or is reasonably likely to incur, any material liability, fine, penalty or tax with respect to any Employee Benefit Plan for which the Company could be liable after the completion of the transactions contemplated by this Agreement.

4.11.  Labor and Other Employment Matters.

(a) The Company and each of its Subsidiaries is in material compliance with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings, and wages and hours. None of the Company or any of its Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any of its Subsidiaries, and no collective bargaining agreement or other labor union contract is being negotiated by the Company or any of its Subsidiaries. There is no and there has never been a labor dispute, strike, slowdown or work stoppage against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened which would interfere in any respect that would have a Material Adverse Effect. To the Company’s knowledge, no employee of the Company or any of its Subsidiaries is in any material respect in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by it or to the use of trade secrets or proprietary information of others.

(b) The Company has identified in Section 4.11(b) of the Company Disclosure Letter and has made available to Parent true and complete copies of (A) all severance and employment agreements and letters of employment and compensation arrangements with directors, officers or employees of or consultants to the Company or any of its Subsidiaries, (B) all severance programs and policies of the Company with or relating to its employees, and (C) all plans, programs, agreements and other arrangements of the Company or any of its Subsidiaries with or relating to its directors, officers, employees or consultants which contain change in control provisions. Except as set forth in the agreements set forth in Section 4.11(b) of the Company Disclosure Letter, none of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event, such as termination of employment) (A) result in any payment (including, without limitation, severance, unemployment compensation, parachute or otherwise) becoming due to any director or any employee of the Company or any of its Subsidiaries or affiliates from the Company or any of its Subsidiaries or affiliates under any Company Benefit Plan or otherwise, (B) increase any benefits otherwise payable under any Company Benefit Plan or (C) result in any acceleration of the time of payment or vesting of any material benefits. As of the date hereof, no individual who is a party to an employment agreement or compensation arrangement listed in Section 4.11(b) of the Company Disclosure Letter or any agreement incorporating change in control provisions with the Company or any of its Subsidiaries has terminated employment or been terminated, nor has any event occurred that could give rise to a termination event, in either case under circumstances that has given, or could give, rise to a severance obligation on the part of the Company or any of its Subsidiaries under such agreement.

4.12.  Tax Treatment.  None of the Company or any of its Subsidiaries or, to the knowledge of the Company, any of their affiliates has taken, has agreed to take, or will take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. The Company is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

4.13.  Contracts.  Except as set forth in Section 4.13 of the Company Disclosure Letter or the Company SEC Filings, none of the Company or any of its Subsidiaries is a party to:

(a) any Contract relating to any bonus, deferred compensation, severance, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

(b) any Contract relating to the employment of, or the performance of employment-related services by, any person, including any employee, consultant or independent contractor, not terminable by the Company or its Subsidiaries on ninety (90) days notice without liability, except to the extent general principles of wrongful termination law may limit the Company’s ability to terminate employees at will;

(c) any Contract relating to any agreement or plan, including, without limitation, any Company Option Plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated hereby (either alone or in conjunction with any other event, such as a termination of employment) or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated hereby;

(d) any Contract relating to any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between the Company and any of its officers or directors;

(e) any Contract relating to any agreement, contract or commitment containing any covenant limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or compete with any person or prohibiting the Company or any of its Subsidiaries from engaging in business with any persons or levying any fee, charge or payment for doing any of the foregoing;

(f) any Contract relating to any agreement, contract or commitment relating to capital expenditures and involving obligations after the date of this Agreement in excess of $50,000 and not cancelable without penalty;

(g) any Contract relating to any agreement, contract or commitment currently in force relating to the disposition or acquisition of material assets or any ownership interest in any person;

(h) any Contract relating to any mortgages, indentures, loans, notes or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit in excess of $50,000 or creating any Encumbrances with respect to any assets of the Company or any of its Subsidiaries or any loans or debt obligations with officers or directors of the Company or any of its Subsidiaries;

(i) any distribution agreement (identifying any that contain exclusivity provisions); (ii) any agreement involving provision of services or products with respect to any pre-clinical or clinical development activities of the Company or any of its Subsidiaries, (iii) any dealer, distributor, joint marketing, alliance, joint venture, cooperation, development, collaboration, partnering or other agreement currently in force under which the Company or any of its Subsidiaries has continuing obligations to develop or market any product, technology or service, or any agreement pursuant to which the Company or any of its Subsidiaries has continuing obligations to develop any Intellectual Property that will not be owned, in whole or in part, by the Company or any of its Subsidiaries; (iv) any agreement, contract or commitment currently in force to license any third party to manufacture or produce any product of the Company or any of its Subsidiaries, service or technology or any agreement, contract or commitment currently in force to sell, distribute or commercialize any Company products or service except agreements with distributors or sales representatives in the ordinary course of business or (v) licenses or other agreements, including amendments to such licenses, for patents, trademarks, trade secrets, domain names or other Intellectual Property rights, except, in each case, for any agreement with respect to which the Company or its Subsidiaries does not have any payment obligations other than immaterial payment obligations;

(j) any Contract with any person, including without limitation any financial advisor, broker, finder, investment banker or other person, providing advisory services to the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement; or

(k) any other agreement, contract or commitment (i) that is a “material contract” as defined in Section 601(b)(10) of Regulation S-K promulgated by the SEC, (ii) that involves payment or receipt by the Company or any of its Subsidiaries under any such agreement, contract or commitment of $50,000 or more in the aggregate or obligations after the date of this Agreement in excess of $50,000 in the aggregate, (iii) that is material to the business or operations of the Company or any of its Subsidiaries or (iv) the termination of which would have a Material Adverse Effect.

As of the date hereof, each Contract of the type described in this Section 4.13, whether or not set forth in Section 4.13 of the Company Disclosure Letter, is referred to herein as a “Company Material Contract.” Each Company Material Contract is valid and binding on the Company or any Subsidiary of the Company party thereto and, to the Company’s knowledge, each other party thereto, and in full force and effect, and the Company has in all respects performed all obligations required to be performed by it to the date hereof under each Company Material Contract and, to the Company’s knowledge, each other party to each Company Material Contract has in all respects performed all obligations required to be performed by it under such Company Material Contract, except as would not, individually or in the aggregate, have a Material Adverse Effect. As of the date hereof, the Company or any Subsidiary of the Company party thereto has not received any written notice or other indication of the intent of the other party to amend, terminate or breach its obligations under any Company Material Contract or any written notice of any violation or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Company Material Contract. Section 4.13 of the Company Disclosure Letter identifies and provides a brief description of each proposed Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by the Company or any of its Subsidiaries (other than term sheets and proposals provided by the Company or any of its Subsidiaries or to the Company or any of its Subsidiaries by any party related to the subject matter of this transaction or an Acquisition Proposal made prior to the date hereof) that if entered into by the Company or any of its Subsidiaries would be a Company Material Contract.

4.14.  Litigation.  Except as set forth in Section 4.14 of the Company Disclosure Letter or as would not, individually or in the aggregate, have a Material Adverse Effect, there is no suit, claim, action, investigation or other Legal Proceeding pending or, to the knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries is as of the date hereof obligated to indemnify a third party and the Company is not subject to any outstanding and unsatisfied order, writ, injunction, decree or arbitration ruling, award or other finding. There is no suit, claim, action, investigation or other Legal Proceeding pending or, to the knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries that, as of the date hereof, challenges the validity or propriety, or seeks to prevent consummation of, the Merger or any other transaction contemplated by this Agreement.

4.15.  Environmental Matters.  Except as would not, individually or in the aggregate, have a Material Adverse Effect:

(a) The Company and each of its Subsidiaries (A) is in compliance with all, and is not subject to any liability with respect to any, applicable Environmental Laws, (B) holds all Environmental Permits necessary to conduct its current operations, (C) is in compliance with its Environmental Permits and (D) all such Environmental Permits are in full force and effect.

(b) None of the Company or any of its Subsidiaries has produced, processed, manufactured, generated, treated, handled, stored, transported or disposed of any Hazardous Materials, except in compliance with applicable Environmental Laws, at any property that the Company or any of its Subsidiaries has at any time owned, operated, occupied or leased.

(c) None of the Company or any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that the Company may be in violation of, or liable under, any Environmental Law.

(d) None of the Company or any of its Subsidiaries (A) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to (i) compliance with Environmental Laws or Environmental Permits or (ii) the investigation, sampling, monitoring, treatment, remediation, removal, cleanup or response action with respect to Hazardous Materials and no investigation or Legal Proceeding is pending or, to the knowledge of the Company, threatened in writing with respect thereto, or (B) is an indemnitor in connection with any claim threatened or asserted in writing by any third-party indemnitee with respect to nor has the Company or any of its Subsidiaries assumed by contract or by operation of law any other person’s liability under any Environmental Law.

(e) None of the real property leased or operated by the Company or any of its Subsidiaries is listed or, to the knowledge of the Company, proposed for listing on the “National Priorities List” under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup, including, but not limited to, designation as contaminated or a special site within the meaning of Part 11A of the Environmental Protection Act of 1990.

(f) To the knowledge of the Company, there are no past or present conditions, circumstances, or facts that could reasonably be expected to (A) interfere with or prevent continued compliance by the Company and its Subsidiaries with Environmental Laws and the requirements of Environmental Permits, (B) give rise to any liability or other obligation under any Environmental Laws, or (C) form the basis of any claim, action, suit, proceeding, or investigation against or involving the Company or any of its Subsidiaries based on or related to any Environmental Law.

4.16.  Intellectual Property.

(a) The Company or one of its Subsidiaries owns, or has the right to use, sell or license, and has the right to bring actions for the infringement of, all Company Intellectual Property Rights, except for any failure to own or have the right to use, sell or license that would not have a Material Adverse Effect.

(b) Section 4.16(b) of the Company Disclosure Letter is an accurate, true and complete listing of all Company Registered Intellectual Property owned by the Company as of the date hereof.

(c) Section 4.16(c) of the Company Disclosure Letter accurately identifies as of the date hereof (i) all Company Intellectual Property Rights licensed to the Company or any of its Subsidiaries (other than any non-customized software that (A) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license and (B) is not incorporated into, or used directly in the development or manufacturing of, any of the Company’s product candidates) and (ii) the corresponding Contracts pursuant to which such Company Intellectual Property Rights are licensed to the Company or such Subsidiary.

(d) Section 4.16(d) of the Company Disclosure Letter accurately identifies each Contract pursuant to which any person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Company Intellectual Property Rights. None of the Company or any of its Subsidiaries is bound by, and no Company Intellectual Property Rights are subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of the Company or any of its Subsidiaries to use, exploit, assert, or enforce any Company Intellectual Property Rights anywhere in the world.

(e) The Company or one of its Subsidiaries exclusively owns all right, title, and interest to and in Company Intellectual Property Rights (other than Company Intellectual Property Rights exclusively licensed to the Company or one of its Subsidiaries, as identified in Section 4.16(e) of the Company Disclosure Letter) free and clear of any Encumbrances (other than non-exclusive licenses granted pursuant to the Contracts listed in Section 4.16(d) of the Company Disclosure Letter). Without limiting the generality of the foregoing as of the date hereof:

(i) To the knowledge of the Company, all documents and instruments necessary to register or apply for or renew registration of Company Registered Intellectual Property have been validly executed, delivered, and filed in a timely manner with the appropriate Governmental Entity.

(ii) Each person who is or was an employee or contractor of the Company or one of its Subsidiaries and who is or was involved in the creation or development of any Company Intellectual Property Rights has signed a valid, enforceable agreement containing an obligation to assign Intellectual Property to the Company or one of its Subsidiaries and confidentiality provisions protecting trade secrets and confidential information of the Company and its Subsidiaries. No current or former shareholder, officer, director, or employee of the Company or any of its Subsidiaries has any claim, right (whether or not currently exercisable), or interest to or in any Company Intellectual Property Rights. To the knowledge of the Company, no employee of the Company or any of its Subsidiaries is (a) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for the Company or any of its Subsidiaries or (b) in breach of any Contract with any former employer or other person concerning Company Intellectual Property Rights or confidentiality provisions protecting trade secrets and confidential information in Company Intellectual Property Rights.

(iii) The Company and each of its Subsidiaries has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce their rights in all proprietary information that the Company and each of its Subsidiaries holds, or purports to hold, as a trade secret.

(iv) None of the Company or any of its Subsidiaries has assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Company Intellectual Property Rights to any other person.

(v) None of the Company or any of its Subsidiaries is now or has ever been a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate the Company or any of its Subsidiaries to grant or offer to any other person any license or right to any Company Intellectual Property Rights.

(vi) The Company Intellectual Property Rights constitute all Intellectual Property necessary for the Company and its Subsidiaries to conduct its business as currently conducted.

(f) The Company has delivered, or made available to Parent, a complete and accurate copy of all Company Intellectual Property Rights Agreements. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any Company Intellectual Property Rights Agreement, will not cause the forfeiture or termination of or Encumbrance upon, or give rise to a right of forfeiture or termination of or Encumbrance upon, any Company Intellectual Property Rights or impair the right of the Company or any of its Subsidiaries to use, sell or license any Company Intellectual Property Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not individually or in the aggregate, result in a Material Adverse Effect. With respect to each of the Company Intellectual Property Rights Agreements as of the date hereof: (i) each such agreement is valid and binding on the Company and/or such Subsidiary that is a party thereto and in full force and effect; (ii) none of the Company or any of its Subsidiaries has received any notice of termination or cancellation under such agreement, or received any notice of breach or default under such agreement, which breach has not been cured or waived; and (iii) none of the Company or any of its Subsidiaries, and to the knowledge of the Company, any other party to such agreement, is in breach or default thereof in any material respect.

(g) To the knowledge of the Company as of the date hereof, neither the manufacture, marketing, license, sale, offer for sale, use or intended use of the technology licensed by the Company and its Subsidiaries as set forth in Section 4.16(c) of the Company Disclosure Letter any product or technology currently licensed or sold or under development by the Company or any of its Subsidiaries violates any license or agreement between the Company and any third party or, to the knowledge of the Company, infringes or nor would induce infringement of, nor constitute contributory infringement of any Intellectual Property right of any other party. To the knowledge of the Company as of the date hereof, no third party is infringing upon, or violating any license or agreement with the Company or any of its Subsidiaries relating to any Company Intellectual Property Rights. Except as set forth in Section 4.16(g) of the Company Disclosure Letter as of the date hereof, there is no current, pending or, to the knowledge of the Company, threatened challenge, claim or Legal Proceeding (including, but not limited to, opposition, interference or other proceeding in any patent or other government office) contesting the validity, ownership or right to use, sell, license or dispose of any Company Intellectual Property Rights, nor has the Company or any of its Subsidiaries received any written notice asserting that any Company Intellectual Property Rights or the proposed use, sale, license or disposition thereof conflicts with or infringes or misappropriates or will conflict with or infringe or misappropriate the rights of any other party.

(h) Each item of Company Intellectual Property Rights that is Company Registered Intellectual Property is and at all times has been filed and maintained in compliance with all applicable Laws and all filings, payments, and other actions required to be made or taken to maintain such item of Company Registered Intellectual Property in full force and effect have been made by the applicable deadline or permitted deadline extension, except as would not, individually or in the aggregate, have a Material Adverse Effect. Except as may be set forth in the Contracts listed in Section 4.16(d) or Section 4.16(d) of the Company Disclosure Letter, the Company has the right to apply for patent term extension, patent term adjustment, or supplemental protection certificate in all jurisdictions as to all patents included in the Company Registered Intellectual Property.

(i) To the knowledge of the Company as of the date hereof, no trademark (whether registered or unregistered) or trade name owned, used, or applied for by the Company or any of its Subsidiaries conflicts or interferes with any trademark (whether registered or unregistered) or trade name owned, used, or applied for by any other person. None of the goodwill associated with or inherent in any trademark (whether registered or unregistered) in which the Company or any of its Subsidiaries has or purports to have an ownership interest has been impaired.

(j) Except as may be set forth in the Contracts listed in Section 4.16(c) or 4.16(d) of the Company Disclosure Letter, none of the Company or any of its Subsidiaries is bound by any Contract to indemnify, defend, hold harmless, or reimburse any other person with respect to any Intellectual Property infringement, misappropriation, or similar claim. None of the Company or any of its Subsidiaries has ever assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another person for infringement, misappropriation, or violation of any Intellectual Property right.

4.17.  Regulatory Compliance.

(a) None of the Company or any of its Subsidiaries or, to the knowledge of the Company, any of the licensees or assigns of Company Intellectual Property Rights, has received any written notice that the FDA, EMEA or any other similar Governmental Entity has initiated, or threatened to initiate, any action to suspend any clinical trial, suspend or terminate any Investigational New Drug Application (or foreign counterpart thereto) sponsored by the Company or any of its Subsidiaries or otherwise restrict the preclinical research on or clinical study of any Company product or any biological or drug product being developed by any licensee or assignee of Company Intellectual Property Rights based on such Intellectual Property, or to recall, suspend or otherwise restrict the manufacture of any Company product.

(b) The Company has made available to Parent copies of any and all written notices of inspectional observations, establishment inspection reports and any other documents received from the FDA and EMEA that indicate or suggest lack of compliance with the regulatory requirements of the FDA or EMEA. The Company has made available to Parent for review all correspondence to or from the FDA and EMEA, minutes of meetings, written reports of phone conversations, visits or other contact with the FDA and EMEA, notices of inspectional observations, establishment inspection reports, and all other documents concerning communications to or from the FDA and EMEA, or prepared by the FDA or EMEA or which bear in any way on the Company’s and its Subsidiaries’ compliance with regulatory requirements of the FDA or EMEA, or on the likelihood of timing of approval of any Company products.

(c) There are no proceedings pending with respect to a violation by the Company or any of its Subsidiaries of the FDCA, FDA regulations adopted thereunder or any other similar legislation or regulation promulgated by the EMEA or any other Governmental Entity.

(d) None of the Company or any of its Subsidiaries has made any false statements on, or omissions from, the applications, approvals, reports and other submissions to the FDA, EMEA or any other Governmental Entity or in or from any other records and documentation prepared or maintained to comply with the requirements of the FDA, EMEA or any other Governmental Entity relating to any product of the Company or any of its Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect.

(e) None of the Company or any of its Subsidiaries or, to the knowledge of the Company, any officer, key employee or agent of the Company or any of its Subsidiaries, has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in debarment under 21 U.S.C. Section 335a or any similar Law.

(f) The clinical, preclinical, safety and other studies or tests conducted by or on behalf of or sponsored, by the Company or any of its Subsidiaries or in which the Company’s product candidates under development have participated, were and, if still pending, are being, conducted in material compliance with standard medical and scientific procedures. The Company and its Subsidiaries have operated within, and currently is in material compliance with, all applicable rules, regulations and policies of the FDA, the EMEA and any other Governmental Entity for such studies.

4.18.  Taxes.

(a) Except as disclosed on Section 4.18 of the Company Disclosure Letter, the Company and each of its Subsidiaries has duly and timely filed with the appropriate Tax authorities or other Governmental Entities all Tax Returns required to be filed and given or delivered all notices, accounts and information which ought to have been made, except where failure to so file would not, individually or in the aggregate, have a Material Adverse Effect. All such Tax Returns are complete and accurate in all respects, except as would not, individually or in the aggregate, have a Material Adverse Effect. All Taxes shown as due on such Tax Returns have been timely paid.

(b) Subject to such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect, the unpaid Taxes of the Company and its Subsidiaries (i) did not, as of the dates of the most recent financial statements included in the Company SEC Filings, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheets contained in such financial statements, and (ii) will not exceed that reserve as adjusted for operations and transactions through the Effective Time in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

(c) Subject to such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect, (i) no deficiencies for Taxes with respect to the Company or any of its Subsidiaries have been claimed, proposed or assessed by a Tax authority or other Governmental Entity, (ii) no audit or other Legal Proceeding in respect of Taxes of any of the Company or any of its Subsidiaries is being conducted by any Tax authority or Governmental Entity, and none of the Company or any of its Subsidiaries has received notification that any such audit or Legal Proceeding is pending, and (iii) none of the Company, and of its Subsidiaries or any predecessor has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(d) There are no Tax liens upon any property or assets of the Company or any of its Subsidiaries except (i) liens for current Taxes not yet due and payable, (ii) liens for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP, and (iii) liens that would not, individually or in the aggregate, have a Material Adverse Effect.

(e) Each of the Company and its Subsidiaries has withheld or paid all Taxes required to have been withheld or paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party, and have otherwise complied with all applicable rules and regulations relating to withholding of Taxes, subject to such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

(f) None of the Company or any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any material Tax Return.

(g) No claim has ever been made in writing by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(h) None of the Company or any of its Subsidiaries has any liability for the Taxes of any person (i) as a result of being a member of a group for Taxation purposes, (ii) as a transferor, transferee or successor, (iii) by contract or indemnity, or (iv) otherwise, except in each case where such liability for Taxes would not, individually or in the aggregate, have a Material Adverse Effect.

(i) The Company has made available to the Parent correct and complete copies of all (i) federal and applicable state and franchise Tax Returns for tax years ending on or after December 31, 2001, and (ii) income Tax audit reports, statements of deficiency, and closing or other agreements relating to Taxes.

(j) Each of the Company and its Subsidiaries has disclosed on its Tax Returns any Tax reporting position taken in any Tax Return which could result in the imposition of penalties under Section 6662 of the Code or any comparable provisions of state, local or foreign Law.

(k) None of the Company or any of its Subsidiaries has consummated or participated in, or is currently participating in any transaction which was or is a “Tax shelter” transaction as defined in Sections 6662, 6011, 6012 or 6111 of the Code or the Treasury Regulations promulgated thereunder.

(l) None of the Company or its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Effective

Time as a result of any (i) change in method of accounting for a Taxable period ending on or prior to the Effective Time; (ii) “closing agreement” described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign Tax Law); (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or foreign Tax Law); (iv) installment sale or open transaction disposition made on or prior to the Effective Time; or (v) prepaid amount received on or prior to the date hereof. None of the Company or any of its Subsidiaries has incurred a dual consolidated loss within the meaning of Section 1503 of the Code.

(m) No deduction for federal income tax purposes has been nor is any such deduction expected by the Company or any of its Subsidiaries to be disallowed for remuneration paid by the Company or one of its Subsidiaries by reason of Section 162(m) of the Code including by reason of the transactions contemplated hereby.

4.19.  Insurance.  Section 4.19 of the Company Disclosure Letter lists all policies of liability, property, casualty and other forms of insurance owned or held by the Company or its Subsidiaries, copies of which have previously been made available to Parent. As of the date hereof and for the five years prior to the date hereof, all premiums due and payable have been paid, and no written notice of cancellation or termination has been received with respect to any such policy. Such policies provide coverage on such terms and in such amounts as was determined by the Company Board to be adequate for the Company and its Subsidiaries. All such policies are in full force and effect, all premiums due and payable have been paid, and no written notice of cancellation or termination has been received with respect to any such policy. No insurer has advised the Company or any of its Subsidiaries that it intends to reduce coverage or materially increase any premium under any such policy, or that coverage is not available (or that it will contest coverage) for any material claim made against the Company or any of its Subsidiaries.

4.20.  Transactions with Affiliates.  Except as set forth in the Company SEC Filings filed prior to the date of this Agreement, during the period commencing on the date of the Company’s last Annual Report on Form 10-KSB filed with the SEC through the date of this Agreement, there are no transactions or relationships between the Company and any affiliate thereof.

4.21.  Vote Required.  The affirmative vote of the holders of a majority of the shares of Company Common Stock entitled to vote at the Company Stockholders Meeting in favor of the Merger is the only vote of the holders of any class or series of capital stock or other Equity Interests of the Company necessary to approve the Merger (the “Company Stockholder Approval”).

4.22.  Title to Assets.  The Company and its Subsidiaries own and have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in their business or operations or purported to be owned by them, including: (a) all assets reflected in the books and records of the Company or one of its Subsidiaries as being owned by the Company and its Subsidiaries. All of said assets are owned by the Company or one of its Subsidiaries free and clear of any Encumbrances, except for: (i) any lien for current taxes not yet due and payable; (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company and its Subsidiaries; and (iii) liens described in Section 4.22 of the Company Disclosure Letter.

4.23.  Disclosure.  None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement/Prospectus will, at the time the Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied by or on behalf of the Company for inclusion in the Joint Proxy Statement/Prospectus will, at the time the Joint Proxy Statement/Prospectus is mailed to the stockholders of Parent or the Parent Stockholders Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No representation or warranty is made by the Company with respect to statements made in the Registration Statement or the Joint Proxy Statement/Prospectus based upon information supplied by any party other than the Company for inclusion in the Registration Statement or the Joint Proxy Statement/Prospectus.

4.24.  Inapplicability of Anti-takeover Statutes.  The Company Board has taken and will take all actions necessary to ensure that the “control-share acquisition” provisions of the FBCA are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger. No other state takeover statute or similar legal requirement applies or purports to apply to the Merger, this Agreement, the Company Voting Agreement or any of the other transactions contemplated hereby.

4.25.  Real Property.  None of the Company or any of its Subsidiaries owns any real property or any interest in real property, except for the leaseholds created under the real property lease identified in Section 4.25 of the Company Disclosure Letter which is in full force and effect and with no existing default thereunder.

4.26. Foreign Corrupt Practices Act And International Trade Sanctions.  None of the Company or any of its Subsidiaries or any of their directors, officers, agents, employees or any other persons acting on its behalf has, in connection with the operation of its business, (a) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity, to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, Federal or state Law, (b) paid, accepted or received or any unlawful contributions, payments, expenditures or gifts or (c) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign Laws, except, in the case of clauses (a), (b) and (c), as would not, individually or in the aggregate, have a Material Adverse Effect.

ARTICLE V

COVENANTS

5.1.  Conduct of Business by Parent and Merger Sub Pending the Closing.  Parent and Merger Sub agree that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.1 of the Parent Disclosure Letter, as specifically permitted by any other provision of this Agreement or with the prior written consent of the Company, neither Parent nor Merger Sub shall (unless required by applicable Law) do, or agree to do, any of the following without the prior written consent of the Company:

(a) amend or otherwise change its certificate of incorporation or by-laws;

(b) (A) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, or Encumbrance of any shares of capital stock of, or other Equity Interests in, Parent or Merger Sub of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities, or any other ownership interest (including, without limitation, any such interest represented by contract right), of Parent or Merger Sub, other than (x) the issuance of Parent Common Stock upon the exercise of Parent Options in accordance with their terms and (y) the grant of up to 300,000 Parent Options or (B) sell, pledge, dispose of, transfer, lease, guarantee or encumber, or authorize the sale, pledge, disposition, transfer, lease, guarantee or encumbrance of, any material property or assets (including Intellectual Property) of Parent or Merger Sub, except pursuant to existing Contracts or commitments or the sale or purchase of goods in the ordinary course of business consistent with past practice;

(c) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock or enter into any agreement with respect to the voting of its Equity Interests;

(d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other Equity Interests or other securities (other than pursuant to a reverse stock split required by any Governmental Entity or in connection with the termination of an employee pursuant to existing repurchase rights);

(e) (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any person or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice, (B) make any material loans, advances or capital contributions to or investments in any person, (C) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist an Encumbrance thereon, or (D) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.1(e);

(f) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except as in the ordinary course of business consistent with past practice and in accordance with their terms;

(g) make any material change in accounting policies or procedures, except as required by GAAP or by a Governmental Entity;

(h) take, or agree to take, any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

(i) take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article VI not being satisfied;

(j) fail to take any and all steps reasonably necessary to maintain material Parent Intellectual Property Rights; or

(k) authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

5.2.  Conduct of Business by the Company and its Subsidiaries Pending the Closing.  The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.2 of the Company Disclosure Letter, as specifically permitted by any other provision of this Agreement or with the prior written consent of Parent, the Company will, and will cause each of its Subsidiaries to, conduct its operations only in the ordinary course of business consistent with past practice. Without limiting the foregoing, and as an extension thereof, except as set forth in Section 5.2 of the Company Disclosure Letter or as specifically permitted by any other provision of this Agreement, the Company shall not, and shall not permit its Subsidiaries to (unless required by applicable Law), between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of the Parent:

(a) amend or otherwise change its articles of incorporation or by-laws or equivalent organizational documents;

(b) (A) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, or Encumbrance of any shares of capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities, or any other ownership interest (including, without limitation, any such interest represented by contract right), of the Company or any of its Subsidiaries other than the issuance of Company Common Stock upon the exercise of Company Options outstanding as of the date hereof or Company Warrants outstanding as of the date hereof in accordance with their terms, (B) sell, pledge, dispose of, transfer, lease, license, guarantee or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, guarantee or Encumbrance of, any material property or assets (including Intellectual Property) of the Company or any of its Subsidiaries, except pursuant to existing Contracts or commitments or the sale or purchase of goods in the ordinary course of business consistent with past practice, or (C) enter into any Contract that would constitute a Company Material Contract or that would be outside the ordinary course of business consistent with past practice;

(c) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock or enter into any agreement with respect to the voting of its Equity Interests;

(d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock (other than pursuant to a reverse stock split required by any Governmental Entity or dividends paid by a wholly-owned Subsidiary of the Company or another wholly-owned Subsidiary of the Company), other Equity Interests or other securities (other than in connection with the termination of an employee pursuant to existing repurchase rights);

(e) (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any person or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice, (B) incur indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, in excess of $50,000 in the aggregate at any time, (C) make any loans, advances or capital contributions to or investments in any person, (D) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist an Encumbrance thereon, (E) terminate, cancel or request any material change in, or agree to any material change in, any Company Material Contract, or (F) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.2(e);

(f) except as may be required by contractual commitments or corporate policies with respect to severance or termination pay in existence on the date of this Agreement as disclosed in Section 4.11(b) of the Company Disclosure Letter or in accordance with the terms of the Company Stock Plans and any related award agreements as in effect on the date hereof or any changes thereto entered into prior to the date hereof and described in Section 2.5(b) of the Company Disclosure Letter: (A) increase the compensation or benefits payable or to become payable to its directors, officers, employees or consultants, except for increases in salary or wages of employees who are not officers in accordance with past practice; (B) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, employee or consultant, except to the extent required by applicable Law; (C) take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Benefit Plan or (D) forgive any loans to any directors, officers or employees or any of their affiliates;

(g) (A) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with their terms, (B) accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice, or (C) delay or accelerate payment of any account payable in advance of its due date or the date such liability would have been paid in the ordinary course of business consistent with past practice;

(h) make any material change in accounting policies or procedures, except as required by GAAP or by a Governmental Entity;

(i) waive, release, assign, settle or compromise any material claims, or any material Legal Proceeding or arbitration;

(j) make any material Tax election, settle or compromise any material liability for Taxes, amend any Tax Return or file any refund for Taxes;

(k) take, or agree to take, any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

(l) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality or standstill agreement to which the Company is a party;

(m) take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article VI not being satisfied;

(n) form any Subsidiary or acquire any Equity Interest or other interest in any other entity or enter into any material partnership arrangements, joint development agreements or strategic alliances;

(o) fail to take any and all steps reasonably necessary to maintain the material Company Intellectual Property Rights;

(p) acquire, lease or license any right or other asset from any other person or sell, encumber, convey, assign, or otherwise dispose of or transfer of, or lease or license or sublicense, any right or other asset or interest therein to any other person (except in each case for assets (that are not material individually or in the aggregate) acquired, leased, licensed or disposed of by the Company or its Subsidiaries in the ordinary course of business and consistent with past practice), or waive or relinquish any material right;

(q) other than in the ordinary course of business consistent with past practice, write off as uncollectible, or establish any extraordinary reserve with respect to, any receivable or other indebtedness;

(r) transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any Company Intellectual Property Rights, or enter into any agreements or make other commitments or arrangements to grant, transfer or license to any person any future patent rights, other than non-exclusive licenses granted to customers, resellers and end users in the ordinary course of business consistent with past practices; or

(s) authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

5.3.  Registration Statement; Joint Proxy Statement/Prospectus.

(a) As promptly as practicable after the execution of this Agreement, Parent and the Company shall jointly prepare and shall file with the SEC a document or documents that will constitute (i) the registration statement on Form S-4 of Parent (together with all amendments thereto, the “Registration Statement”), in connection with the registration under the Securities Act of Parent Common Stock to be issued to Company’s stockholders pursuant to the Merger and (ii) the joint proxy statement/prospectus with respect to the Merger relating to the special meetings of the Company’s stockholders to be held to consider approval of this Agreement and the Merger (the “Company Stockholders Meeting”) and of Parent’s stockholders to be held to consider approval of an amendment to the Parent 2004 Plan increasing the number of authorized shares of Parent Common Stock under the Parent 2004 Plan and the issuance of Parent Common Stock to the Company’s stockholders pursuant to the Merger (the “Parent Stockholders Meeting”) (together with any amendments thereto, the “Joint Proxy Statement/Prospectus”). Each of the parties hereto shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the Registration Statement, the parties hereto shall take all action required under any applicable Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Parent or the Company, as the case may be, shall furnish all information concerning Parent or the Company as the other party may reasonably request in connection with such actions and the preparation of the Registration Statement and the Joint Proxy Statement/Prospectus. Each of Parent and Company shall notify the other of the receipt of any comments from the SEC on the Registration Statement and the Joint Proxy Statement/Prospectus and of any requests by the SEC for any amendments or supplements thereto or for additional information and shall provide to each other promptly copies of all correspondence between Parent, Company or any of their representatives and advisors and the SEC. As promptly as practicable after the effective date of the Registration Statement, the Joint Proxy Statement/Prospectus shall be mailed to the stockholders of the Company and of Parent. Each of the parties hereto shall cause the Joint Proxy Statement/Prospectus to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, and (iii) the rules and regulations of the Nasdaq Stock Market, Inc.

(b) The Joint Proxy Statement/Prospectus shall include (i) with respect to Company and its stockholders, subject to Section 5.6, the approval of the Merger and the recommendation of the Company Board to the Company’s stockholders that they vote in favor of approval of this Agreement and the Merger and (ii) with respect to Parent and its stockholders, (x) the approval of the Parent Stock Issuance and the recommendation of the Parent Board to Parent’s stockholders that they vote in favor of approval of Parent Stock Issuance and (y) the approval of the Parent Plan Increase.

(c) None of the information supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement/Prospectus shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Joint Proxy Statement/Prospectus, at the date it or any amendments or supplements thereto are first mailed to stockholders of the Company and Parent, at the time of the Company Stockholders Meeting, at the time of the Parent Stockholders Meeting and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Subsidiaries, or any of their officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Registration Statement or the Joint Proxy Statement/Prospectus, the Company shall promptly inform Parent. All documents that Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

(d) None of the information supplied by Parent for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement/Prospectus shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Joint Proxy Statement/Prospectus, at the date it or any amendments or supplements thereto are first mailed to stockholders of the Company and Parent, at the time of the Company Stockholders Meeting, at the time of the Parent Stockholders Meeting and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or Merger Sub, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Registration Statement or the Joint Proxy Statement/Prospectus, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

(e) Parent will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC or other regulatory authority for amendment of the Joint Proxy Statement or the Registration Statement.

(f) At or prior to the filing of the Registration Statement, Parent and the Company shall deliver to Dechert LLP and Siller Wilk LLP tax representation letters substantially in the forms attached hereto as Exhibits C and D. Parent and the Company shall each confirm to such counsel the accuracy and completeness as of the Effective Time of the tax representation letters delivered pursuant to the prior sentence. Following delivery of the tax representation letters, each of Parent and the Company shall use commercially reasonable efforts to cause its counsel to deliver a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions and the opinions described in Section 6.1(f), each of such counsel shall be entitled to rely on the tax representation letters.

5.4.  Parent and Company Recommendation.

(a) Parent shall duly call the Parent Stockholders Meeting as promptly as reasonably practicable in accordance with applicable Law following the date the Registration Statement becomes effective and the Joint Proxy Statement/Prospectus is cleared by the SEC for the purpose of voting upon the matters that are subject to Parent Stockholder Approval. In connection with the Parent Stockholders Meeting and the transactions contemplated hereby, Parent will (i) subject to applicable Law, use commercially reasonable efforts to obtain the approvals by its stockholders of the matters that are subject to Parent Stockholder Approval, and (ii) otherwise comply with all legal requirements applicable to the Parent Stockholders Meeting. Subject to Section 5.6, Parent Board shall recommend approval of the issuance by Parent of the shares of Parent Common Stock issuable pursuant to this Agreement in connection with the Merger by the stockholders of Parent (the “Parent Recommendation”) and, except as contemplated under Section 5.6, shall not withdraw or adversely modify (or propose to withdraw or adversely modify) such recommendation, and the Joint Proxy Statement/Prospectus shall contain such recommendation.

(b) The Company shall duly call and hold the Company Stockholders Meeting as promptly as reasonably practicable in accordance with applicable Law following the date the Registration Statement becomes effective and the Joint Proxy Statement/Prospectus is cleared by the SEC for the purpose of voting upon the matters that are subject to Company Stockholder Approval. In connection with the Company Stockholders Meeting and the transactions contemplated hereby, the Company will (i) subject to applicable Law, use commercially reasonable efforts to obtain the approvals by its stockholders of the matters that are subject to Company Stockholder Approval, and (ii) otherwise comply with all legal requirements applicable to the Company Stockholders Meeting. Subject to Section 5.6, the Company Board shall recommend approval of the Merger by the stockholders of the Company (the “Company Recommendation”) and, except as contemplated under Section 5.6, shall not withdraw or adversely modify (or propose to withdraw or adversely modify) such recommendation, and the Joint Proxy Statement/Prospectus shall contain such recommendation.

5.5.  Access and Investigation.  Subject to the terms of the Confidentiality Agreement which the parties agree will continue in full force following the date of this Agreement, during the period commencing on the date of this Agreement and ending at the Effective Time, upon reasonable notice each party shall, and shall cause such party’s directors, officers, employees, accountants, consultants, legal counsel, investment bankers, advisors, agents and other representatives (collectively, “Representatives”) to: (a) provide the other party and such other party’s Representatives with reasonable access during normal business hours to such party’s Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to such party and its Subsidiaries; (b) provide the other party and such other party’s Representatives with such copies of the existing books, records, Tax Returns, work papers, product data, and other documents and information relating to such party and its Subsidiaries, and with such additional financial, operating and other data and information regarding such party and its Subsidiaries as the other party may reasonably request; and (c) permit the other party’s officers and other employees to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers and managers of such party responsible for such party’s financial statements and the internal controls of such party to discuss such matters as the other party may deem necessary or appropriate in order to enable the other party to satisfy its obligations under the Sarbanes-Oxley Act and the rules and regulations relating thereto. Without limiting the generality of any of the foregoing, during the period commencing on the date of this Agreement and ending at the Effective Time, each party shall promptly provide the other party with copies of:

(i) the unaudited monthly consolidated balance sheets of such party as of the end of each calendar month and the related unaudited monthly consolidated statements of operations, statements of stockholders’ equity and statements of cash flows for such calendar month, which shall be delivered within thirty days after the end of such calendar month;

(ii) all material operating and financial reports prepared by such party for its senior management, including development plans, hiring reports and capital expenditure reports prepared for its senior management;

(iii) any written materials or communications sent by or on behalf of a party to its stockholders;

(iv) with respect to the Company, any material notice, document or other communication sent by or on behalf of the Company to any party to any Company Material Contract or sent to the Company by any party to any Company Material Contract (other than any communication that relates solely to routine commercial transactions between the Company and the other party to any such Company Material Contract and that is of the type sent in the ordinary course of business and consistent with past practices);

(v) any notice, report or other document filed with or otherwise furnished, submitted or sent to any Governmental Entity on behalf of a party or any of its Subsidiaries in connection with the Merger;

(vi) any non-privileged notice, document or other communication sent by or on behalf of, or sent to, a party relating to any pending or threatened Legal Proceeding involving or affecting such party; and

(vii) any material notice, report or other document received by a party from any Governmental Entity.

Notwithstanding the foregoing, any party may restrict the foregoing access to the extent that any legal requirement applicable to such party reasonably requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information.

5.6.  Recommendation of the Board; No Solicitation of Transactions.

(a) Neither Parent Board nor any committee thereof shall (i) withdraw, modify or amend in a manner adverse to the Company, the Parent Recommendation or (ii) resolve to do any of the foregoing; provided, that Parent Board may withdraw, modify or amend the Parent Recommendation prior to obtaining the approval of Parent stockholders as contemplated by Section 5.4 if Parent Board determines in good faith, after having taken into account the advice of its nationally recognized outside legal counsel (which may be its current outside legal counsel), that failure to take such actions would result in a breach of its fiduciary duties to its stockholders under applicable Law.

(b) The Company agrees that, from and after the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VII, it shall not, and it shall not authorize any of the officers, directors, investment bankers, agents, attorneys or accountants retained by it, and that it shall use commercially reasonable efforts to cause its non-officer employees and other agents not to (and shall not authorize any of them to) directly or indirectly: (i) initiate, solicit or knowingly encourage the making, submission or announcement of an Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry, (ii) furnish to any person any nonpublic information in connection with or in response to any Acquisition Proposal or Acquisition Inquiry, (iii) engage in discussions or negotiations with any person with respect to any Acquisition Proposal or Acquisition Inquiry, (iv) approve, endorse or recommend any Acquisition Proposal or Acquisition Inquiry, or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Proposal or Acquisition Inquiry; provided, that prior to the Company’s obtaining the approval of its stockholders at the Company Stockholders Meeting contemplated by Section 5.4, the Company may, in response to a written Acquisition Proposal, participate in discussions or negotiations with or furnish nonpublic information to, any person in response to an Acquisition Proposal that the Company Board determines in good faith, after consultation with a nationally recognized independent financial advisor and its outside legal counsel, constitutes, or is reasonably likely to result in, a Superior Proposal (and is not withdrawn) if (w) the Company shall not have breached this Section 5.6(b); (x) the Company receives from such person an executed confidentiality agreement containing terms and conditions at least as favorable to such party as the provisions of the Confidentiality Agreement, (y) at least one business day prior to furnishing any such nonpublic information to, or entering into discussions with, such person, the Company gives Parent written notice of the identity of such person and of such party’s intention to furnish nonpublic information to, or enter into discussions with, such person, and (z) the Company Board determines in good faith, after having taken into account the advice of its nationally recognized outside legal counsel (which may be its current outside legal counsel), that failure to take such actions would result in a breach of its fiduciary duties to its stockholders under applicable Law. Without limiting the foregoing, the parties agree that any violation of the restrictions set forth in this Section 5.6(b) by any Representative of the Company, whether or not such person is purporting to act on behalf of such party, shall constitute a breach of this Section 5.6(b). For purposes of this Agreement, a

Representative shall be deemed to have breached this Section 5.6(b) if such Representative takes any action that would constitute a breach by the Company of this Section 5.6(b) were the Company to take such action directly. Neither the Company Board nor any committee thereof shall (i) withdraw, modify or amend in a manner adverse to Parent, the Company Recommendation or (ii) resolve to do any of the foregoing; provided, that the Company Board may withdraw, modify or amend the Company Recommendation prior to the Company’s obtaining the approval of its stockholders as contemplated by Section 5.4(b) if (v) the Company has received an unsolicited bona fide Acquisition Proposal which is a Superior Proposal, (w) prior to taking such actions, the Company Board shall have given Parent at least three (3) days notice of its intention to take such action, (x) the Company, prior to effecting such a withdrawal or change in recommendation, has negotiated, and has caused its financial and legal advisors to negotiate with Parent in good faith for seven (7) days to make such adjustments in the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal; (y) the Company Board has considered such adjustments in the terms and conditions of this Agreement resulting from such negotiations, and has concluded in good faith, based upon consultation with its financial advisors and with its outside legal counsel, that such Acquisition Proposal remains a Superior Proposal even after giving effect to the adjustments proposed during such negotiations with Parent and (z) the Company Board, as applicable, determines in good faith, after having taken into account the advice of its nationally recognized outside legal counsel (which may be its current outside legal counsel), that failure to take such actions is reasonably likely to result in a breach of its fiduciary duties to its shareholders under applicable Law. Neither the Company Board’s ability to take any of the actions described in this Section 5.6(b) nor the commencement, disclosure, announcement or submission to it of an Acquisition Proposal shall relieve the Company’s obligation to duly call, give notice of, convene and hold the Company Stockholders Meeting to approve the Merger, pursuant to Section 5.4(b).

(c) In addition to the obligations set forth in Section 5.6(b), the Company shall, as promptly as practicable (and in any event within one business day of such party becoming aware), advise Parent of any Acquisition Inquiry or Acquisition Proposal, including the identity of the person making such proposal or inquiry and the terms and conditions thereof (including information regarding the financing thereof).

(d) The Company shall keep Parent fully informed of the status and material details (including amendments or proposed amendments) of any such proposal or inquiry and any modification thereto.

(e) The Company shall promptly provide to the Parent any non-public information concerning it provided to any other person in connection with any Acquisition Proposal or Acquisition Inquiry, as the case may be, which was not previously provided to Parent.

(f) As of the date hereof, the Company shall immediately terminate, and shall cause its Representatives to immediately terminate, all discussions or negotiations, if any, with any third party with respect to, or any that could reasonably be expected to lead to or contemplate the possibility of, an Acquisition Proposal or Acquisition Inquiry and shall provide for the return to the Company of any confidential information provided in connection therewith.

(g) Nothing contained in this Agreement shall be deemed to restrict Parent or the Company from complying with Rules 14d-9 or 14e-2 under the Exchange Act.

5.7.  Appropriate Action; Consents; Filings.

(a) Parent and the Company shall use their commercially reasonable efforts to (A) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (B) obtain from any Governmental Entity any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their respective Subsidiaries, or to avoid any action or proceeding by any Governmental Entity (including, without limitation, those in connection with the HSR Act), in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the Merger, and (C) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the transactions contemplated hereby, including the Merger, required under

(x) the Securities Act and the Exchange Act, and any other applicable federal or state securities Laws, and (y) any other applicable Law; provided, that Parent and the Company shall cooperate with each other in connection with the making of all such filings, including, if requested by providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith; provided, further, that nothing in this Section 5.7(a) shall require the expenditure of money by the Company or Parent to a third party in exchange for any such consent (other than nominal filing or processing fees).

(b) Notwithstanding anything to the contrary contained in this Agreement, no party shall have any obligation under this Agreement: (i) to dispose of or transfer or cause any of its Subsidiaries to dispose of or transfer any assets; (ii) to discontinue, or cause any its Subsidiaries to discontinue, offering any product or service; (iii) to license or otherwise make available, or cause any its Subsidiaries to license or otherwise make available, to any person any Intellectual Property; (iv) to hold, or cause any of its Subsidiaries to hold, separate any assets or operations (either before or after the Effective Time), (v) to make, or cause any of its Subsidiaries to make, any commitment (to any Governmental Entity or otherwise) regarding its future operations or to contest any Legal Proceeding or any order, writ, injunction or decree relating to the transactions contemplated hereby if such party determines in good faith that contesting such Legal Proceeding or order, writ, injunction or decree could materially adversely affect such party.

(c) Parent and the Company shall give (or shall cause any of their respective Subsidiaries to give) any notices to third parties, and use all commercially reasonable best efforts to obtain any third party consents, (A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (B) disclosed as required in the Parent Disclosure Letter or the Company Disclosure Letter, as applicable, or (C) required to prevent a Material Adverse Effect with respect to Parent or the Company, as applicable, from occurring prior to or after the Effective Time.

(d) Set forth in Section 5.7(d) of the Company Disclosure Letter is a list of those persons who may be deemed to be affiliates of the Company within the meaning of Rule 145 promulgated under the Securities Act (a “Company Affiliate”). The Company will provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing such list.

5.8.  Certain Notices.

(a) Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of (i) the occurrence, or non-occurrence, of any event the occurrence or non-occurrence of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate, and (ii) any failure of Parent or the Company, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided, further, that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 6.2(b) and 6.3(b) unless the failure to give such notice results in a Material Adverse Effect on the other party.

(b) Each of Parent and the Company shall give prompt notice to the other of: (i) any material notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger or other transactions contemplated by this Agreement; (ii) any material notice or other communication from any Governmental Entity in connection with the Merger or other transactions contemplated by this Agreement; (iii) any Legal Proceeding relating to or involving or otherwise affecting Parent or Merger Sub or the Company or any of its Subsidiaries that relates to the Merger or other transactions contemplated by this Agreement; (iv) the occurrence of a default or event that, with notice or lapse of time or both, is reasonably likely to become a default under a Company Material Contract or a Parent Material Contract, as the case may be; and (v) any change that would be considered reasonably likely to result in a Material Adverse Effect, or is likely to impair in any material respect the ability of either Parent or the Company to consummate the transactions contemplated by this Agreement; provided, that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 6.2(b) and 6.3(b) unless the failure to give such notice results in a Material Adverse Effect on the other party.

5.9.  Public Announcements.  The press release announcing the execution of this Agreement shall be issued in the form as has been mutually agreed upon by Parent and the Company and each of Parent and the Company shall consult with the other party before issuing any other press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to consulting with and obtaining the prior consent of the other party (which shall not be unreasonably withheld or delayed); provided, that Parent may, without consulting with or obtaining the prior consent of the other party, issue such press release or make such public statement as may be required by applicable Law or any listing agreement with a national securities exchange or automated quotation system to which it is a party. Notwithstanding the provisions of this Section 5.9, in the event that there has been a change of recommendation pursuant to Section 5.6, neither Parent nor the Company will have any further obligation to consult with each other, and agree, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or any Acquisition Proposal.

5.10.  The NASDAQ Global Market Listing.  Parent shall promptly prepare and submit to The NASDAQ Stock Market, Inc. a listing application covering the shares of Parent Common Stock to be issued in the transactions contemplated by this Agreement, such listing to be effective at or prior to the Effective Time and shall use commercially reasonable efforts to cause such shares to be approved for listing on The NASDAQ Global Market. The Company shall furnish such information concerning it, the Company’s director nominees pursuant to Section 5.15 hereof and the holders of the Company’s capital stock as Parent may reasonably request in connection with such actions and the preparation of the listing application.

5.11.  Section 16 Matters.  Prior to the Effective Time, Parent Board or an appropriate committee of non-employee directors, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition by any officer or director of the Company who may become a covered person of Parent for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder (“Section 16”) of shares of Parent Common Stock or options to acquire Parent Common Stock pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section 16.

5.12.  Indemnification of Directors and Officers.

(a) Parent agrees that the indemnification obligations set forth in the Company Articles and the Company By-laws (as in effect on the date of this Agreement) in the form disclosed to Parent prior to the date of this Agreement, existing in favor of those persons who are directors and officers of the Company as of the date of this Agreement for their acts and omissions as directors and officers thereof prior to the Effective Time, shall survive the Effective Time and continue in full force and effect for a period of six years from the Effective Time.

(b) For three years from the Effective Time, Parent shall provide to the Company’s directors and officers, as of the date of this Agreement, an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the “D&O Insurance”) that is no less favorable than the Company’s existing policies (true and complete copies which have been previously provided or made available to Parent) or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent shall not be required to pay an annual premium for the D&O Insurance with respect to the Company in excess of 110% the last annual premium paid by the Company prior to December 31, 2006 for D&O Insurance with respect to the Company, which last annual premium the Company represents and warrants to be approximately $47,000. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained prior to the Effective Time for purposes of this Section 5.12, which policies provide such directors and officers with coverage for an aggregate period of three years with respect to claims arising from facts or events that occurred on or before the Effective Time, including, without limitation, in respect of the transactions contemplated by this Agreement. If such prepaid policies have been obtained prior to the Effective Time, Parent shall maintain such policies in full force and effect, and continue to honor the obligations thereunder.

(c) The provisions of this Section 5.12 are intended to be in addition to the rights otherwise available to the current and former officers and directors of Parent and the Company by Law, charter, statute, bylaw or agreement.

5.13.  Meetings with Regulatory Agencies.  The Company agrees that between the date of this Agreement and the Effective Time, it will provide Parent and its Representatives with a reasonable opportunity to review and confer with the Company regarding any filing, correspondence, or other communications proposed to be submitted or transmitted to any regulatory agency and to attend and participate in any meetings with any representatives of any regulatory agency.

5.14.  Resale Registration Statement.

(a) Within 45 days after the Effective Time, Parent shall file with the SEC, and thereafter use its commercially reasonable best efforts to have declared effective as soon as practicable, a “shelf” registration statement on Form S-3 (or if Parent is not eligible to use Form S-3, any other form that Parent is eligible to use) (a “Shelf Registration Statement”) pursuant to Rule 415 promulgated under the Securities Act covering the resale (i) by former affiliates of the Company as set forth in Section 5.7(d) of the Company Disclosure Letter including any former affiliates of the Company who may following the consummation of the Merger and the other transactions contemplated hereby will be current affiliates of Parent (the “Affiliate Stockholders”) of shares of Parent Common Stock issued pursuant to this Agreement as consideration and (ii) by holders of Company Warrants (“Company Warrant Holders”) of shares of Parent Common Stock issuable upon exercise of Company Warrants or warrants issued by Parent in exchange therefor (collectively, the “Registrable Shares”). In its discretion, Parent will be permitted to register any other shares for resale by other eligible selling stockholders using the Shelf Registration Statement. Parent shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective and usable for the resale of the Registrable Shares covered thereby for a period commencing on the date on which the SEC declares such Shelf Registration Statement effective and ending on the earlier of (x) the date upon which all of the Registrable Shares first become eligible for resale pursuant to Rule 145 under the Securities Act without restriction or (y) the first date upon which all of the Registrable Shares covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement.

(b) Parent may, by written notice to the Affiliate Stockholders and Company Warrant Holders, (i) delay the filing or effectiveness of the Shelf Registration Statement for up to thirty (30) days, or for such longer period, as a result of restraints or restrictions under applicable Law or (ii) suspend the Shelf Registration Statement after effectiveness and require that the Affiliate Stockholders and Company Warrant Holders immediately cease sales of shares pursuant to the Shelf Registration Statement (A) for a period of not more than thirty (30) consecutive days or seventy-five (75) days in the aggregate during any twelve (12) consecutive calendar months, in the event that Parent files a registration statement (other than a registration statement on Form S-8 or its successor form) with the SEC for a then pending public offering of its securities or (B) following the effectiveness of the Resale Registration Statement, for no longer than twenty (20) consecutive trading days if an event has occurred or Parent has entered into a transaction which Parent determines in good faith must be disclosed in order for Parent to comply with the public disclosure requirements imposed on Parent under the Securities Act in connection with the Resale Registration Statement, provided, that in respect of all such events or occurrences Parent shall not suspend the effectiveness of the Resale Registration Statement for more than forty (40) trading days in the aggregate in any twelve (12) consecutive calendar months.

5.15.  Directors and Officers.

(a) Prior to the Effective Time, Parent shall take all action necessary to cause the number of members of the Parent Board to be fixed at no more than twelve (12) and the following two persons, concurrently with the Effective Time, to be appointed as members of the board of directors of Parent in the class set forth opposite their respective names, which action will be effective concurrently with the Effective Time:

Name	Class

Gabriele M. Cerrone	II
Chris McGuigan	III

(b) At any time prior to twelve (12) months from the Closing Date, Gabriele M. Cerrone may, by written notice to Parent, appoint a successor to complete the term of the class in which he is appointed as a director of Parent, subject to the approval of the Nominating and Corporate Governance Committee of the Parent Board, which may not be unreasonably withheld.

ARTICLE VI

CLOSING CONDITIONS

6.1.  Conditions to Obligations of Each Party Under This Agreement.  The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived in writing by each of the parties, in whole or in part, to the extent permitted by applicable Law:

(a) Effectiveness of the Registration Statement.  The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or Parent, threatened by the SEC.

(b) Stockholder Approval.  Parent Stockholder Approval and the Company Stockholder Approval shall have been obtained.

(c) No Order.  No Governmental Entity, nor any federal or state court of competent jurisdiction or arbitrator shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or arbitration award or finding or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger.

(d) Regulatory Matters.  Any applicable waiting periods (together with any extensions thereof) or approvals under the HSR Act and the antitrust or competition laws of any other applicable jurisdiction shall have expired or been terminated or received.

(e) The NASDAQ Global Market Listing.  The shares of Parent Common Stock issuable to the Company’s stockholders in the Merger shall have been approved for listing on The NASDAQ Global Market, subject to official notice of issuance.

(f) Opinion of Counsel.  Parent and the Company shall each have received opinions from their respective tax counsel, Dechert LLP and Siller Wilk LLP, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn.

6.2.  Additional Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated herein are also subject to the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) would not, individually or in the aggregate, have a Material Adverse Effect.

(b) Agreements and Covenants.  The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Consents and Approvals.  All consents, approvals and authorizations of any person other than a Governmental Entity required to be set forth in Section 4.5 or in Section 6.2(c) of the Company Disclosure Letter shall have been obtained. All material consents, approvals and authorizations of any Governmental Entity required of the Company, Parent or any of their Subsidiaries shall have been obtained.

(d) Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to the Company.

(e) Agreements and Other Documents.  Parent shall have received the following agreements and other documents, each of which shall be in full force and effect:

(i) a certificate executed by the Chief Executive Officer of the Company confirming that the conditions set forth in Sections 6.2(a), 6.2(b), 6.2(c) and 6.2(d) have been duly satisfied; and

(ii) certificates of good standing (or equivalent documentation) of the Company and its Subsidiaries in their respective jurisdictions of organization and the various foreign jurisdictions in which they are qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of resolutions of the board of directors of the Company authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby.

(f) No Other Proceedings.  There shall not be pending any Legal Proceeding in which, in the reasonable judgment of Parent, is likely to have an outcome that is adverse to Parent or the Company: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated hereby; (b) relating to the Merger or any of the other transactions contemplated hereby and seeking to obtain from Parent or the Company, any damages or other relief that may be material to Parent or the Company; (c) seeking to prohibit or limit in any material respect Parent’s stockholders’ ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Parent; (d) that could materially and adversely affect the right or ability of Parent or the Company to own the assets or operate the business of the Company; or (e) seeking to compel Parent or the Company or any of its Subsidiaries to dispose of or hold separate any material assets as a result of the Merger or any of the transactions contemplated hereby.

(g) Dissenting Shares.  No more than 5% of the issued and outstanding shares of capital stock of the Company shall remain eligible to be Dissenting Shares.

(h) Clinical Hold.  None of the Company’s clinical programs shall be subject to a clinical hold order by the FDA or EMEA, which clinical hold order continues in effect as of the Effective Time.

(i) FIRPTA Certificate.  Parent shall have received from the Company a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h) and in form and substance reasonably acceptable to Parent along with written authorization for Parent to deliver such notice form to the Internal Revenue Service on behalf of the Company upon the closing of the Merger.

(j) Employment Agreement.  Parent and Geoffrey W. Henson shall have entered into an employment agreement with Parent on terms no less beneficial to him than the letter agreement between Dr. Henson and FRI, dated March 4, 2004.

(k) Tax Returns.  The Company and its Subsidiaries shall have filed each of the tax returns set forth in Section 4.18 of the Company Disclosure Letter and shall not have been required to pay any material amounts in respect of Taxes due thereunder.

6.3.  Additional Conditions to Obligations of the Company.  The obligation of the Company to effect the Merger and the other transactions contemplated herein are also subject to the following conditions:

(a) Representations and Warranties.  The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) would not, individually or in the aggregate, result in a Material Adverse Effect.

(b) Agreements and Covenants.  Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Effective Time.

(c) Consents and Approvals.  All consents, approvals and authorizations of any person other than a Governmental Entity required to be set forth in Section 3.5 or Section 6.3(c) of the Parent Disclosure Letter shall have been obtained.

(d) Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to Parent.

(e) Agreements and Other Documents.  Parent shall have received the following agreements and other documents, each of which shall be in full force and effect:

(i) a certificate executed by the Chief Executive Officer of Parent confirming that the conditions set forth in Sections 6.3(a), 6.3(b), 6.3(c) and 6.3(d) have been duly satisfied; and

(ii) certificates of good standing (or equivalent documentation) of Parent and Merger Sub in their jurisdictions of organization and the various foreign jurisdictions in which they are qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of resolutions of their boards of directors authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby.

(f) No Other Proceedings. There shall not be pending any Legal Proceeding in which, in the reasonable judgment of the Company, is likely to have an outcome that is adverse to Parent or the Company: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated hereby; (b) relating to the Merger or any of the other transactions contemplated hereby and seeking to obtain from Parent or the Company, any damages or other relief that may be material to Parent or the Company; (c) seeking to prohibit or limit in any material respect the Company’s stockholders’ ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Company; (d) that could materially and adversely affect the right or ability of Parent or the Company to own the assets or operate the business of the Company; or (e) seeking to compel Parent or the Company or any of its Subsidiaries to dispose of or hold separate any material assets as a result of the Merger or any of the transactions contemplated hereby.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

7.1.  Termination.  This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, by action taken or authorized by the board of directors of the terminating party or parties, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Parent or the stockholders of the Company:

(a) By mutual written consent of the Company and Parent by action of their respective Boards of Directors;

(b) By either Parent or the Company if (i) the Merger shall not have taken place prior to October 31, 2007 (such date, the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose breach of this Agreement has been the principal cause of the failure of the Merger to occur on or before the Outside Date or (ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

(c) By Parent if the Company Board shall have: (i) failed to make the Company Recommendation in accordance with Section 5.4 or withdrawn, or adversely modified or changed, the Company Recommendation; (ii) approved or recommended to its shareholders an Acquisition Proposal other than that contemplated by this Agreement or entered into, or resolved to enter into, any agreement with respect to an Acquisition Proposal; or (iii) after an Acquisition Proposal has been made, the Company Board shall have approved or recommended to the stockholders of the Company, taken no position with respect to, failed to promptly (and in no event more than ten (10) days following receipt thereof) take a position or failed to promptly (and in no more than ten (10) days following receipt thereof) recommend against acceptance of, such Acquisition Proposal;

(d) By the Company if the Parent Board shall have failed to make the Parent Recommendation in accordance with Section 5.4 or withdrawn, or adversely modified or changed the Parent Recommendation;

(e) By the Company if it is not in material breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of Parent or Merger Sub herein become untrue or inaccurate such that Section 6.3(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(e)) or (ii) there has been a breach on the part of Parent of any covenant or agreement contained in this Agreement such that the condition set forth in Section 6.3(b) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(e)), and such breach (if curable) has not been cured within ten days after notice from the Company.

(f) By Parent, if it is not in material breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of the Company herein become untrue or inaccurate such that the condition set forth in Section 6.2(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(f)) or (ii) there has been a breach on the part of Company of any covenant or agreement contained in this Agreement such that the condition set forth in Section 6.2(b) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(f)), and such breach (if curable) has not been cured within ten days after notice from the Parent.

(g) By either the Company or Parent if (i) Parent Stockholder Approval shall not have been obtained at Parent Stockholders Meeting duly convened therefor (or at any adjournment or postponement thereof) or (ii) the Company Stockholder Approval shall not have been obtained at the Company Stockholders’ Meeting duly convened therefore (or at any postponement or adjournment thereof), provided that the right to terminate this Agreement under this Section 7.1(g) shall not be available to a party where the failure to obtain stockholder approval shall have been caused by the action or failure to act of such party in breach of this Agreement.

7.2.  Effect of Termination.

(a) Limitation on Liability.  In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Company or Parent or their respective Subsidiaries, officers or directors except (x) with respect to this Section 7.2, (y) Section 8.5 and (z) with respect to any liabilities or damages incurred or suffered by a party as a result of the willful and material breach by the other party of any representations, warranties, covenants or other agreements set forth in this Agreement.

(b) Parent Termination Fee.  Parent shall pay to the Company a termination fee (the “Parent Termination Fee”) of $900,000 as liquidated damages in the event that the Company shall terminate this Agreement pursuant to Section 7.1(d). Any Parent Termination Fee payable under this provision shall be payable as liquidated damages to compensate the Company for the damages the Company will suffer if this Agreement is terminated in the circumstances set forth in this Section 7.2(b), which damages cannot be determined with reasonable certainty. It is specifically agreed that any Parent Termination Fee to be paid pursuant to this Section 7.2(b) represents liquidated damages and not a penalty. In lieu of payment, Parent may credit the Parent Termination Fee against the Obligations (as such term is defined in the Note Purchase Agreement by and between the Company and Parent (the “Note Purchase Agreement”)) then outstanding under the 12% Senior Secured Promissory Notes issued pursuant to the Note Purchase Agreement.

(c) Company Termination Fee.  The Company shall pay to Parent a termination fee (the “Company Termination Fee”) of $900,000 as liquidated damages in the event that Parent shall terminate this Agreement pursuant to Section 7.1(c). Any Company Termination Fee payable under this provision shall be payable as liquidated damages to compensate Parent for the damages Parent will suffer if this Agreement is terminated in the circumstances set forth in this Section 7.2(c), which damages cannot be determined with reasonable certainty. It is specifically agreed that any Company Termination Fee to be paid pursuant to this Section 7.2(c) represents liquidated damages and not a penalty.

(d) All Payments.  Any payment required to be made pursuant to Section 7.2(b) or 7.2(c) shall be made not later than two business days after the date of termination. In no event shall more than one Parent Termination Fee or Company Termination Fee be made. In no event shall Parent be required to pay Parent Termination Fee nor shall the Company be required to pay the Company Termination Fee if, immediately prior to the termination of this Agreement, the entity otherwise entitled to receive such fee was in material breach of its obligations under this Agreement. All payments under Section 7.2 shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment. Parent and the Company acknowledge that the agreements contained in Section 7.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, neither Parent nor the Company would enter into this Agreement. Accordingly, if either party fails promptly to pay any amount due pursuant to this Section 7.2 and, in order to obtain such payment, Parent or the Company, as applicable, commences a suit which results in a judgment against the other party for the fee set forth in this Section 7.2, such defaulting party shall pay to the prevailing party its costs and Expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

ARTICLE VIII

GENERAL PROVISIONS

8.1.  Survival Periods.  The representations and warranties of Parent and the Company contained in this Agreement or any certificate or instrument delivered pursuant to this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time and this Section 8.1 shall survive the Effective Time.

8.2.  Notices.  Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand for delivery on the next business day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next business day if transmitted by national overnight courier, in each case as follows:

If to the Company, addressed to it at:

FermaVir Pharmaceuticals, Inc.
420 Lexington Avenue, Suite 445
New York, New York 10170
Attention: Chief Executive Officer
Fax: (646) 723-2744

with a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Attention: Jeffrey J. Fessler
Fax: (212) 930-9725

If to Parent, addressed to it at:

Inhibitex, Inc.
9005 Westside Parkway
Alpharetta, GA 30004
Attention: Chief Executive Officer
Fax: (678) 746-1299

with a copy to:

Dechert LLP
30 Rockefeller Plaza
New York, NY 10012
Attention: David S. Rosenthal
Fax: (212) 698-3599

8.3.  Amendment.  To the extent permitted by applicable Law, this Agreement may be amended by the parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger; provided, that after any such approval, no amendment shall be made that by Law requires further approval by Parent’s stockholders or the Company’s stockholders, as the case may be, without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

8.4.  Waiver.  At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance by the other party with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of Parent, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which, by Law or in accordance with the rules of The NASDAQ Global Market, requires further approval by such stockholders. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

8.5.  Expenses.

(a) All Expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same. Notwithstanding the foregoing, (i) if this Agreement is terminated by Parent pursuant to Section 7.1(c) or Section 7.1(f), then immediately following such termination, the Company shall pay to Parent all of Parent’s Expenses and (ii) if this Agreement is terminated by the Company pursuant to Section 7.1(d) or Section 7.1(e) then immediately following such termination, Parent shall pay to the Company all of the Company’s Expenses.

(b) All Expenses payable by under this Section 8.5 shall be paid in cash and in immediately available funds to such account as Parent or the Company may designate in writing to the other party. Any party paying such Expenses shall have the right to reasonably request documents of the other party’s Expenses before payment of such Expenses.

8.6.  Certain Definitions.  For purposes of this Agreement, the term:

“Acquisition Inquiry” means an inquiry, indication or interest or request for nonpublic information that could reasonably be expected to lead to an Acquisition Proposal.

“Acquisition Proposal” means any offer or proposal contemplating or otherwise relating to (a) any transaction or series of transactions involving any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction in which the Company is a constituent corporation; (b) any sale, lease, exchange, transfer, license, acquisition or disposition of all or substantially all of any business or businesses or assets of the Company and its Subsidiaries; or (c) any liquidation or dissolution of the Company.

“affiliate” means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person.

“Affiliate Stockholders” has the meaning set forth in Section 5.14(a).

“Agreement” has the meaning set forth in the Preamble.

“Blue Sky Laws” means state securities or “blue sky” laws.

“business day” means any day other than a day on which the SEC shall be closed.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

“Certificate of Merger” has the meaning set forth in Section 1.2.

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“Code” has the meaning set forth in the Preamble.

“Company” has the meaning set forth in the Preamble.

“Company Affiliate” has the meaning set forth in Section 5.7(d).

“Company Articles” has the meaning set forth in Section 4.2.

“Company Benefit Plan” has the meaning set forth in Section 4.10(a).

“Company Board” has the meaning set forth in the recitals.

“Company By-laws” has the meaning set forth in Section 4.2.

“Company Disclosure Letter” has the meaning set forth in Article III.

“Company Intellectual Property Rights” means all Intellectual Property owned, licensed, or controlled by the Company or any of its Subsidiaries.

“Company Intellectual Property Rights Agreement” means any Contract governing any Company Intellectual Property Rights.

“Company Material Contract” has the meaning set forth in Section 4.13.

“Company Options” means an option to purchase shares of Company Common Stock issued pursuant to a Company Benefit Plan.

“Company Permits” has the meaning set forth in Section 4.6.

“Company Preferred Stock” has the meaning set forth in Section 4.3(a).

“Company Recommendation” has the meaning set forth in Section 5.4(b).

“Company Registered Intellectual Property” means all Company Intellectual Property Rights that are registered, filed or issued under the authority of, with or by any Governmental Entity, including all patents, registered copyrights and registered trademarks and all applications for any of the foregoing.

“Company SEC Filings” has the meaning set forth in Section 4.7(a).

“Company Stock Plan” means the Frost Pharmaceuticals, Inc. 2005 Equity Compensation Incentive Plan.

“Company Stockholder Approval” has the meaning set forth in Section 4.22.

“Company Stockholders’ Meeting” has the meaning set forth in Section 5.3(a).

“Company Termination Fee” has the meaning set forth in Section 7.2(c).

“Company Voting Agreement” has the meaning set forth in the recitals.

“Company Warrants” has the meaning set forth in Section 4.3(b).

“Company Warrant Holders” has the meaning set forth in Section 5.14(a).

“Confidentiality Agreement” means the confidentiality agreement between Parent and the Company dated as of December 21, 2006, as amended to date.

“Contracts” means any of the agreements, contracts, leases, powers of attorney, notes, loans, evidence of indebtedness, purchase orders, letters of credit, settlement agreements, franchise agreements, covenants not to compete, employment agreements, licenses, instruments, obligations, commitments, understandings, purchase and sales orders, quotations and other executory commitments to which any company is a party or to which any of the assets of the companies are subject, whether oral or written, express or implied.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

“D&O Insurance” has the meaning set forth in Section 5.12(c).

“DGCL” has the meaning set forth in Section 1.1.

“Dissenting Shares” has the meaning set forth in Section 2.7(a).

“Effective Time” has the meaning set forth in Section 1.2.

“EMEA” has the meaning set forth in Section 3.6.

“Employee Benefit Plan” means any “employee benefit plan”, within the meaning of Section 3(3) of ERISA, whether or not it is subject to ERISA, or any other employee benefit plan, arrangement, agreement, understanding, program, policy or practice (including any portion of any employment or consulting agreement), whether written or oral, which is (A) an equity compensation, incentive pay, incentive bonus or deferred bonus arrangement, (B) a stock purchase, stock award, stock appreciation right, phantom stock or stock option plan or arrangement, (C) an equity compensation arrangement or profit sharing plan, (D) a cafeteria plan under Code Section 125, (E) an arrangement providing for insurance coverage (including split-dollar life, health, disability or retirement insurance), worker’s compensation benefits or unemployment compensation, (F) an arrangement providing termination allowance, salary continuation, severance pay, retention compensation or similar benefits, (G) a change in control arrangement or similar arrangement, (H) a deferred compensation plan or arrangement, (I) a death benefit or survivor income arrangement, (J) an employee relocation, tuition reimbursement, psychiatric or other counseling, employee assistance, dependent care assistance, or legal assistance plan or arrangement, (K) a Coverdell education savings account, Archer medical savings account or health savings account, (L) a fringe benefit arrangement (cash or noncash), (M) a holiday or vacation plan or policy, or (N) any other compensation plan, arrangement, agreement, understanding, program, policy or practice.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Environmental Laws” means any federal, state, local or foreign statute, Law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of Law, relating to pollution, contamination, protection, investigation or restoration of the environment, health and safety or natural resources, including, without limitation, noise, odor, wetlands, or the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials.

“Environmental Permits” means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

“Equity Interest” means any share, capital stock, partnership, member or similar interest in any entity, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” shall mean any entity or trade or business (whether or not incorporated) other than the Company that together with the Company is considered under common control and treated as a single employer under Section 4.14(b), (c), (m) or (o) of the Code.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” has the meaning set forth in Section 2.2(a).

“Exchange Ratio” has the meaning set forth in Section 2.1(a).

“Expenses” shall mean all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Joint Proxy Statement/Prospectus and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

“FBCA” has the meaning set forth in Section 1.1.

“FDA” has the meaning set forth in Section 3.6.

“FDCA” has the meaning set forth in Section 3.6.

“Final Average Closing Price” shall mean the average closing price of Parent Common Stock on the Nasdaq Global Market for the five (5) trading days ending on the day that is three (3) Business Days prior to the Closing Date.

“FRI” has the meaning set forth in Section 4.1.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Governmental Entity” means any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and for the avoidance of doubt, any Taxing authority); or (d) self-regulatory organization (including the NASDAQ Stock Market Inc.).

“group” is defined as in the Exchange Act, except where the context otherwise requires.

“Hazardous Materials” means (A) any petroleum, petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (B) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Intellectual Property” means all intellectual property or other proprietary rights of every kind, foreign or domestic, including all patents, patent applications, inventions (whether or not patentable), processes, products, technologies, discoveries, copyrightable and copyrighted works, apparatus, trade secrets, trademarks, trademark registrations and applications, domain names, service marks, service mark registrations and applications, trade names, trade secrets, know-how, trade dress, copyright registrations, customer lists, confidential marketing and customer information, licenses, confidential technical information, software, and all documentation thereof.

“IRS” means the United States Internal Revenue Service.

“Joint Proxy Statement/Prospectus” has the meaning set forth in Section 5.3(a).

“knowledge” of any person which is not an individual means, with respect to any specific matter, the actual knowledge of such person’s executive officers and any other officer having primary responsibility for such matter after reasonable inquiry.

“Law” means any federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (or under the authority of the NASDAQ Stock Market, Inc. or the National Association of Securities Dealers).

“Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel or other alternative dispute resolution body.

“Material Adverse Effect” means, when used in connection with the Company or Parent, any change, effect or circumstance that: (i) is or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of such party, taken as a whole, other than such changes, effects or circumstances reasonably attributable to: (A) economic conditions generally in the United States or foreign economies in any locations where such party has material operations or sales; (B) conditions generally affecting the industries in which such party participates; (C) the announcement or pendency of the Merger and the transactions contemplated by this Agreement; (D) legislative or regulatory changes in the industries in which such party participates following the announcement of the transactions contemplated by this Agreement; (E) any attack on or by, outbreak or escalation of hostilities or acts of terrorism involving, the United States, any declaration of war by Congress or any other national or international calamity or emergency and (F) compliance with the terms of, or the taking of any action required by, or the failure to take any action prohibited by, this Agreement; provided, with respect to clauses (A), (B) and (D) the changes, effects or circumstances do not have a materially disproportionate effect (relative to other industry participants) on such party; or (ii) prevents the Company or Parent, as applicable, from consummating the Merger and the other transactions contemplated by this Agreement.

“Merger” has the meaning set forth in Section 1.1.

“Merger Consideration” has the meaning set forth in Section 2.1(a).

“Note Purchase Agreement” has the meaning set forth in Section 7.2(b).

“Multiemployer Plan” has the meaning set forth in Section 4.10(c).

“Other Warrants” has the meaning set forth in Section 2.5(b).

“Outside Date” has the meaning set forth in Section 7.1(b).

“Parent” has the meaning set forth in the Preamble.

“Parent 2004 Plan” has the meaning set forth in Section 2.5(a).

“Parent Board” has the meaning set forth in the recitals hereto.

“Parent Common Stock” has the meaning set forth in the recitals hereto.

“Parent Disclosure Letter” has the meaning set forth in Article II.

“Parent Intellectual Property Rights” means all Intellectual Property owned, exclusively licensed, or controlled by Parent.

“Parent Intellectual Property Rights Agreement” means any Contract governing any Parent Intellectual Property Rights.

“Parent Options” has the meaning set forth in Section 3.3(b).

“Parent Permit” has the meaning set forth in Section 3.6.

“Parent Plan Increase” has the meaning set forth in Section 3.18.

“Parent Preferred Stock” has the meaning set forth in Section 3.3(a).

“Parent Recommendation” has the meaning set forth in Section 5.4(a).

“Parent Registered Intellectual Property” means all Parent Intellectual Property Rights that are registered, filed or issued under the authority of, with or by any Governmental Entity, including all patents, registered copyrights and registered trademarks and all applications for any of the foregoing.

“Parent SEC Filings” has the meaning set forth in Section 3.7(a).

“Parent Stock Issuance” has the meaning set forth in Section 3.18.

“Parent Stock Plans” means the Parent 2004 Plan and Parent’s 1998 Stock Option Plan.

“Parent Stockholder Approval” has the meaning set forth in Section 3.18.

“Parent Stockholders Meeting” has the meaning set forth in Section 5.4(a).

“Parent Support Agreement” has the meaning set forth in the recitals.

“Parent Termination Fee” has the meaning set forth in Section 7.2(b).

“Parent Voting Agreement” has the meaning set forth in the recitals.

“Parent Warrants” has the meaning set forth in Section 3.3(b).

“person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

“Registrable Shares” has the meaning set forth in Section 5.16(a).

“Representatives” has the meaning set forth in Section 5.5.

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.7(a).

“SEC” means the Securities and Exchange Commission.

“Section 16” has the meaning set forth in Section 5.11.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shelf Registration Statement” has the meaning set forth in Section 5.14(a).

“Subsidiary” of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, a majority of the stock or other Equity Interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity.

“Superior Proposal” means an unsolicited bona fide written offer by a third party to enter into (i) a merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction as a result of which either (A) the Company’s shareholders prior to such transaction in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or (B) in which a person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) directly or indirectly acquires beneficial or record ownership of securities representing 50% or more of the Company’s capital stock or (ii) a sale, lease, exchange transfer, license, acquisition or disposition of any business or other disposition of at least 50% of the assets of the Company, taken as a whole, in a single transaction or a series of related transactions, that (A) is not subject to a financing contingency, and (B) is on terms which the Company Board in good faith concludes (after obtaining and taking into account having taken into account the advice of its financial advisors and after taking into account the various legal, financial and regulatory aspects of the proposal and the likelihood and anticipated timing of consummation) are more favorable from a financial point of view to such party’s stockholders (in their capacities as stockholders) than the transactions contemplated by this Agreement (including any revisions hereto); in each case (x) that the Company Board reasonably determines in its good faith judgment (after consultation with its legal counsel) to be reasonably capable of being completed (taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal) and (y) that does not contain any “due diligence” condition.

“Surviving Corporation” has the meaning set forth in Section 1.1.

“Tax Returns” means any report, return (including information return), claim for refund, or declarations or statement relating to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Taxes” means all forms of taxation and duties lawfully imposed in whatever jurisdiction and includes:

(a) any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative, minimum, add-on minimum, sales, use, transfer, registration, ad valorem, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental (including taxes under Section 59A of the Code), customs duties, real property, personal property, capital stock, employment, profits, withholding, disability, intangibles, withholding, social security, unemployment, disability, payroll, license, employee or other tax or levy, of any kind whatsoever;

(b) any liability for the payment of amounts of tax including those referred to in (a) as a result of being a member of any affiliated, consolidated, combined or unitary group, or

(c) any liability for amounts of tax including those referred to in (a) or (b) as a result of any obligations to indemnify another person (whether by agreement, applicable law or otherwise) or as a result of being a successor in interest or transferee of another person.

8.7.  Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.8.  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

8.9.  Entire Agreement.  This Agreement (together with the Exhibits, Company Disclosure Letter and Parent Disclosure Letter and the other documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

8.10.  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void.

8.11.  Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.12.  Mutual Drafting.  Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

8.13.  Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles, except to the extent the laws of the State of Florida are mandatorily applicable to the Merger.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (A) agrees not to commence any such action or proceeding except in such courts, (B) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court, (C) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court and (D) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.13(c).

8.14.  Disclosure.  The provision of monetary or other quantitative thresholds for disclosure by any party (whether in that party’s disclosure schedule or otherwise) does not and shall not be deemed to create or imply a standard of materiality hereunder.

8.15.  Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

8.16.  Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, without the posting of any bond, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

[Signature Page Follows]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

INHIBITEX, INC.

By:	/s/ Russell H. Plumb
Russell H. Plumb
President and Chief Executive Officer

FROST ACQUISITION CORP.

By:	/s/ Russell H. Plumb
Russell H. Plumb
President and Chief Executive Officer

FERMAVIR PHARMACEUTICALS, INC.

By:	/s/ Geoffrey W. Henson
Geoffrey W. Henson
Chief Executive Officer

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

COMPANY VOTING AGREEMENT

COMPANY VOTING AGREEMENT (this “Agreement”) dated as of April   , 2007, by and between INHIBITEX, INC., a Delaware corporation (“Parent”), and the Stockholders of FERMAVIR PHARMACEUTICALS, INC., a Florida corporation (the “Company”), whose signatures appear on the signature pages to this Agreement (each a “Stockholder”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement (as defined herein).

W I T N E S S E T H:

WHEREAS, each Stockholder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of certain shares of common stock of the Company;

WHEREAS, Parent, the Company and Frost Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger and Reorganization dated as of April   , 2007, as may be amended in accordance with its terms (the “Merger Agreement”), providing for the merger of the Company with and into Merger Sub, with Merger Sub being the surviving corporation and continuing as a wholly owned subsidiary of Parent (the “Merger”);

WHEREAS, in the Merger, the outstanding shares of common stock of the Company are to be converted into the right to receive shares of common stock of Parent as specified in the Merger Agreement; and

WHEREAS, in order to induce Parent to enter into the Merger Agreement, each Stockholder is entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1  Certain Definitions.  For purposes of this Agreement:

(a) The terms “Acquisition Inquiry,” and “Acquisition Proposal” shall have the respective meanings assigned to those terms in the Merger Agreement.

(b) “Company Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company.

(c) Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Stockholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

(d) “Person” shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

(e) “Subject Securities” shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by each Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which each Stockholder acquires Ownership during the period from the date of this Agreement through the Voting Covenant Expiration Date.

(f) A Person shall be deemed to have a effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers, hypothecates or disposes of such security or any interest in or option on such security to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent; or (iii) reduces such Person’s beneficial ownership of, interest in, control over or risk relating to or economic consequences of ownership of such security.

(g) “Voting Covenant Expiration Date” shall mean the earlier of the date upon which the Merger Agreement is terminated, or the date upon which the Merger is consummated.

ARTICLE II

TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

2.1  Restriction on Transfer of Subject Securities.  Subject to Section 2.3, during the period from the date of this Agreement through the Voting Covenant Expiration Date, each Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected.

2.2  Restriction on Transfer of Voting Rights.  Subject to Section 2.3, during the period from the date of this Agreement through the Voting Covenant Expiration Date, each Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

2.3  Permitted Transfers.  Section 2.1 shall not prohibit a transfer of Subject Securities by any Stockholder (i) to any member of his or her immediate family, or to a trust for the benefit of Stockholder or any member of his or her immediate family, (ii) upon the death of Stockholder, or (iii) if Stockholder is a partnership or limited liability company, to one or more partners or members of Stockholder or to an affiliated corporation under common control with Stockholder; provided, however, that a transfer referred to in clauses (i), (ii) or (iii) shall be permitted only if, as a precondition to such transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by the terms of this Agreement.

ARTICLE III

VOTING OF SHARES

3.1  Voting Covenant Prior to the Voting Covenant Expiration Date.  Each Stockholder hereby agrees that, prior to the Voting Covenant Expiration Date, at any meeting of the stockholders of the Company, however called (and any postponement or adjournment thereof), and in any written action by consent of stockholders of the Company, unless otherwise directed in writing by Parent, each Stockholder shall cause the Subject Securities to be voted, as applicable:

(a) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption of the Merger Agreement and the terms thereof, in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing;

(b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c) against the following actions (other than the Merger, including the matters described in subsection (a) above): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease or transfer of a material amount of assets of the Company or any subsidiary of the Company; (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in a majority of the board of directors of the Company; (E) any amendment to the Company’s articles of incorporation or bylaws; (F) any material change in the capitalization of the Company or the Company’s corporate structure; and (G) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement.

Prior to the Voting Covenant Expiration Date, no Stockholder shall enter into any agreement or understanding with any Person, other than Parent, to vote or give instructions in any manner inconsistent with clause (a), (b), or (c) of the preceding sentence.

3.2  Proxy; Further Assurances.

(a) Contemporaneously with the execution of this Agreement: (i) each Stockholder shall deliver to Parent a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law (at all times prior to the Voting Covenant Expiration Date) with respect to the shares referred to therein (the “Proxy”); and (ii) each Stockholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act), but not of record, by such Stockholder.

(b) Each Stockholder shall, at his, her or its own expense, perform such further acts and execute such further proxies and other documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Agreement.

ARTICLE IV

WAIVER OF APPRAISAL RIGHTS

Each Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger or any related transaction that such Stockholder or any other Person may have by virtue of any outstanding shares of Company Common Stock Owned by such Stockholder.

ARTICLE V

NO SOLICITATION

Each Stockholder agrees that, during the period from the date of this Agreement through the Voting Covenant Expiration Date, no Stockholder shall, directly or indirectly, and each Stockholder shall ensure that none of his, her or its Representatives (as defined in the Merger Agreement) will, directly or indirectly: (i) initiate, solicit or knowingly encourage the making, submission or announcement of an Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry, (ii) furnish to any person any nonpublic information in connection with or in response to any Acquisition Proposal or Acquisition Inquiry, (iii) engage in discussions or negotiations with any person with respect to any Acquisition Proposal or Acquisition Inquiry, (iv) approve, endorse or recommend any Acquisition Proposal or Acquisition Inquiry, or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Proposal or Acquisition Inquiry. Each Stockholder shall immediately cease and discontinue, and each Stockholder shall ensure that his, her or its Representatives immediately cease and discontinue, any existing discussions with any Person that relate to any Acquisition Proposal or Acquisition Inquiry.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Each Stockholder hereby represents and warrants to Parent as follows:

6.1  Authorization, Etc.  Such Stockholder has the power and authority to execute and deliver this Agreement and the Proxy and to perform his, her or its obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by such Stockholder and constitute legal, valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Such Stockholder, if not an individual, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized or formed.

6.2  No Conflicts or Consents.

(a) The execution and delivery of this Agreement and the Proxy by such Stockholder does not, and the performance of this Agreement and the Proxy by such Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to such Stockholder or by which he, she or it or any of his, her or its properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which such Stockholder is a party or by which such Stockholder or any of his, her or its affiliates or properties is or may be bound or affected.

(b) The execution and delivery of this Agreement and the Proxy by such Stockholder does not, and the performance of this Agreement and the Proxy by such Stockholder will not, require any consent or approval of any Person.

6.3  Title to Securities.  As of the date of this Agreement: (a) such Stockholder Owns (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock set forth beneath such Stockholder’s signature on the signature page hereof; (b) such Stockholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire shares of Company Common Stock set forth beneath such Stockholder’s signature on the signature page hereof; and (c) such Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth beneath such Stockholder’s signature on the signature page hereof.

6.4  Accuracy of Representations.  The representations and warranties contained in this Agreement are accurate in all material respects as of the date of this Agreement, will be accurate in all material respects at all times through the Voting Covenant Expiration Date and will be accurate in all material respects as of the date of the consummation of the Merger as if made on that date.

ARTICLE VII

ADDITIONAL COVENANTS OF STOCKHOLDER AND PARENT

7.1  Further Assurances.  From time to time and without additional consideration, each Stockholder shall (at such Stockholder’s sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at such Stockholder’s sole expense) take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

7.2  Reverse Stock Split.  During the period beginning on the Closing Date and ending on the date which is twenty-four (24) months after the Closing Date (the “Period”), which Period shall be extended for the period of time after the Closing Date during which the holders of Company Warrants may not sell the Parent Common Stock underlying such Company Warrants pursuant to an effective registration statement under the Securities Act, provided that in any event the Period shall not terminate later than thirty-six (36) months following the Closing Date, Parent agrees that it will not effectuate a reverse stock split of the Parent Common Stock, except (x) as necessary pursuant to legal, regulatory or other similar requirements to remain in compliance with applicable law or to maintain its stock exchange listing, or (y) if approved by unanimous vote of the Parent Board.

ARTICLE VIII

MISCELLANEOUS

8.1  Expenses.  Subject to Section 8.12, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

8.2  Notices.  Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand for delivery on the next business day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next business day if transmitted by national overnight courier, in each case as follows:

if to Stockholder:

at the address set forth on the signature page hereof;

with a copy to the Company:

FermaVir Pharmaceuticals, Inc.
420 Lexington Avenue, Suite 445
New York, New York 10170
Attention: Chief Executive Officer
Fax: (646) 723-2744

and if to Parent:

Inhibitex, Inc.
9005 Westside Parkway
Alpharetta, GA 30004
Attention: Chief Executive Officer
Fax: (678) 746-1299

with a copy to:

Dechert LLP
30 Rockefeller Plaza
New York, NY 10012
Attention: David S. Rosenthal
Fax: (212) 698-3599

8.3  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

8.4  Entire Agreement.  This Agreement, the Proxy, the Merger Agreement, and any Affiliate Agreement between each Stockholder and Parent constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

8.5  Assignment; Binding Effect.  Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Stockholder, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon each Stockholder and his or her heirs, estate, executors and personal representatives and his, her or its successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Article II or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

8.6  Amendment and Waiver.  This Agreement may be amended and any provision of this Agreement may be waived by an instrument in writing signed on behalf of Parent and Stockholders holding more than 50% of the Subject Securities calculated on a fully-diluted basis.

8.7  Fiduciary Duties.  Each Stockholder is signing this Agreement in such Stockholder’s capacity as an owner of his, her or its respective Subject Securities, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Merger Agreement.

8.8  Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached. Each Stockholder agrees that, in the event of any breach or threatened breach by any Stockholder of any covenant or obligation contained in this Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Each Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.7, and each Stockholder irrevocably waives any right he, she or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

8.9  Non-Exclusivity.  The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Agreement, and the obligations and liabilities of each Stockholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Agreement shall limit any Stockholder’s obligations, or the rights or remedies of Parent, under any other agreement between Parent and such Stockholder; and nothing in any such other agreement shall limit any Stockholder’s obligations, or any of the rights or remedies of Parent, under this Agreement.

8.10  Governing Law; Venue.

(a) This Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

(b) Each Stockholder hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Proxy and each of the parties hereby irrevocably and unconditionally (A) agrees not to commence any such action or proceeding except in such courts, (B) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court, (C) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court and (D) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.2. Nothing in this Agreement or the Proxy will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE PROXY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.9(c).

8.11  Counterparts.  This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

8.12  Captions.  The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

8.13  Attorneys’ Fees.  If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any Stockholder, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

8.14  Waiver.  No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

8.15  Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

IN WITNESS WHEREOF, Parent and each Stockholder have caused this Agreement to be executed as of the date first written above.

INHIBITEX, INC.

By: _ _
Name:
Title:

STOCKHOLDER

By: _ _
Name:
Title:

Address:

Attn:

Fax:

NUMBER OF OUTSTANDING SHARES OF COMPANY COMMON STOCK HELD BY STOCKHOLDER:

NUMBER OF SHARES OF COMPANY COMMON STOCK SUBJECT TO OPTIONS AND WARRANTS HELD BY STOCKHOLDER:

EXHIBIT A

FORM OF IRREVOCABLE PROXY

The undersigned stockholder (the “Stockholder”) of FROST PHARMACEUTICALS, INC., a Florida corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Russell H, Plumb, Michael A. Henos and INHIBITEX, INC., a Delaware corporation (“Parent”), and each of them, the attorneys and proxies of the Stockholder with full power of substitution and resubstitution, to the full extent of the Stockholder’s rights with respect to (i) the outstanding shares of capital stock of the Company owned of record by the Stockholder as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company which the Stockholder may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses (i) and (ii) of the immediately preceding sentence, are collectively referred to as the “Shares”.) Upon the execution hereof, all prior proxies given by the Stockholder with respect to any of the Shares are hereby revoked, and the Stockholder agrees that no subsequent proxies will be given with respect to any of the Shares.

This proxy is irrevocable, is coupled with an interest and is granted in connection with the Company Voting Agreement, dated as of the date hereof, among Parent, the Stockholder and the other stockholders of the Company appearing as signatories thereto (the “Voting Agreement”), and is granted in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of the date hereof, among Parent, the Company and Frost Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of the Company with and into Merger Sub, with Merger Sub being the surviving corporation and continuing as a wholly owned subsidiary of Parent (the “Merger”). This proxy will terminate on the Voting Covenant Expiration Date (as defined in the Voting Agreement).

The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the Voting Covenant Expiration Date at any meeting of the stockholders of the Company, however called (and any postponement or adjournment thereof), and in connection with any written action by consent of stockholders of the Company, as applicable:

(i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption of the Merger Agreement and the terms thereof, in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing;

(ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(iii) against the following actions (other than the Merger and the other transactions contemplated by the Merger Agreement, including the matters described in subsection (i) above): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease or transfer of a material amount of assets of the Company or any subsidiary of the Company; (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in a majority of the board of directors of the Company; (E) any amendment to the Company’s articles of incorporation or bylaws; (F) any material change in the capitalization of the Company or the Company’s corporate structure; and (G) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement.

For clarification, the Stockholder shall not vote the Shares (whether in person or by proxy, other than this proxy) at any meeting of the stockholders of the Company, however called (and any postponement or adjournment thereof), or in connection with any written action by consent of stockholders of the Company, as applicable, with regard to the foregoing matters unless requested by any of the attorneys and proxies named above to do so, in which event, the Stockholder shall vote his, her or its Shares as required by Section 3.1 of the Voting Agreement.

The Stockholder may vote the Shares on all other matters not subject to this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Shares).

Any term or provision of this proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Stockholder agrees that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this proxy shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Stockholder agrees to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

Dated: April   , 2007

STOCKHOLDER

By:

Name:

Title:

Address:

Attn:

Fax: ( )

NUMBER OF OUTSTANDING SHARES OF COMPANY COMMON STOCK HELD BY STOCKHOLDER:

NUMBER OF SHARES OF COMPANY COMMON STOCK SUBJECT TO OPTIONS AND WARRANTS HELD BY STOCKHOLDER:

PARENT VOTING AGREEMENT

THIS PARENT VOTING AGREEMENT ( this “Agreement”) is entered into as of April 9, 2007, by and between FERMAVIR PHARMACEUTICALS, INC., a Florida corporation (the “Company”), and certain Stockholders of INHIBITEX, INC., a Delaware corporation (“Parent”), whose signatures appear on the signature pages to this Agreement (each a “Stockholder”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement (as defined herein).

W I T N E S S E T H:

WHEREAS, each Stockholder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of certain shares of common stock of the Parent.

WHEREAS, Parent, the Company and Frost Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger and Reorganization dated as of April 9, 2007, as may be amended in accordance with its terms (the “Merger Agreement”), providing for the merger of the Company with and into Merger Sub, with the Merger Sub being the surviving corporation and continuing as a wholly owned subsidiary of Parent (the “Merger”).

WHEREAS, in the Merger, the outstanding shares of common stock of the Company are to be converted into the right to receive shares of common stock of Parent as specified in the Merger Agreement.

WHEREAS, in order to induce the Company to enter into the Merger Agreement, each Stockholder is entering into this Agreement.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1  Certain Definitions.  For purposes of this Agreement:

(a) “Parent Common Stock” shall mean the common stock, par value $0.001 per share, of Parent.

(b) Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Stockholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

(c) “Person” shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

(d) “Subject Securities” shall mean: (i) all securities of Parent (including all shares of Parent Common Stock and all options, warrants and other rights to acquire shares of Parent Common Stock) Owned by each Stockholder as of the date of this Agreement; and (ii) all additional securities of the Parent (including all additional shares of Parent Common Stock and all additional options, warrants and other rights to acquire shares of Parent Common Stock) of which each Stockholder acquires Ownership during the period from the date of this Agreement through the Voting Covenant Expiration Date.

(e) A Person shall be deemed to have a effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers, hypothecates or disposes of such security or any interest in or option on such security to any Person (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person; or (iii) reduces such Person’s beneficial ownership of, interest in, control over or risk relating to or economic consequences of ownership of such security.

(f) “Voting Covenant Expiration Date” shall mean the earlier of the date upon which the Merger Agreement is terminated, or the date upon which the Merger is consummated.

ARTICLE II

TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

2.1  Restriction on Transfer of Subject Securities.  Subject to Section 2.3, during the period from the date of this Agreement through the Voting Covenant Expiration Date, each Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected.

2.2  Restriction on Transfer of Voting Rights.  Subject to Section 2.3, during the period from the date of this Agreement through the Voting Covenant Expiration Date, each Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

2.3  Permitted Transfers.  Section 2.1 shall not prohibit a transfer of Parent Common Stock by any Stockholder (i) to any member of his or her immediate family, or to a trust for the benefit of Stockholder or any member of his or her immediate family, (ii) upon the death of Stockholder, or (iii) if Stockholder is a partnership or limited liability company, to one or more partners or members of Stockholder or to an affiliated corporation under common control with Stockholder; provided, however, that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Company, to be bound by the terms of this Agreement.

ARTICLE III

VOTING OF SHARES

3.1  Voting Covenant Prior to the Voting Covenant Expiration Date.  Each Stockholder hereby agrees that, prior to the Voting Covenant Expiration Date, at any meeting of the stockholders of Parent, however called (and any postponement or adjournment thereof), and in any written action by consent of stockholders of Parent, unless otherwise directed in writing by the Company, each Stockholder shall cause the Subject Securities to be voted, as applicable:

(a) in favor of the issuance of Parent’s Common Stock to the stockholders of the Company pursuant to the terms of the Merger Agreement and the Parent Plan Increase and in favor of any action in furtherance of any of the foregoing;

(b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Parent in the Merger Agreement; and

(c) against the following actions (other than the Merger and the Parent Plan Increase, including the matters described in subsection (a) above): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Parent or Merger Sub; (B) any reorganization, recapitalization, dissolution or liquidation of Parent or Merger Sub; (C) any change in a majority of the board of directors of Parent; (D) any material change in the capitalization of Parent or Parent’s corporate structure (except as described in subsection (a) above); and (E) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement.

Prior to the Voting Covenant Expiration Date, no Stockholder shall enter into any agreement or understanding with any Person, other than the Company, to vote or give instructions in any manner inconsistent with clause (a), (b), or (c) of the preceding sentence.

3.2  Proxy; Further Assurances.

(a) Contemporaneously with the execution of this Agreement: (i) each Stockholder shall deliver to the Company a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law (at all times prior to the Voting Covenant Expiration Date) with respect to the shares referred to therein (the “Proxy”); and (ii) each Stockholder shall cause to be delivered to the Company an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Parent Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act), but not of record, by such Stockholder.

(b) Each Stockholder shall, at his, her or its own expense, perform such further acts and execute such further proxies and other documents and instruments as may reasonably be required to vest in the Company the power to carry out and give effect to the provisions of this Agreement.

ARTICLE IV

RESERVED

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Each Stockholder hereby represents and warrants to the Company as follows:

5.1  Authorization, Etc.  Such Stockholder has the power and authority to execute and deliver this Agreement and the Proxy and to perform his, her or its obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by such Stockholder and constitute legal, valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Such Stockholder, if not an individual, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized or formed.

5.2  No Conflicts or Consents.

(a) The execution and delivery of this Agreement and the Proxy by such Stockholder does not, and the performance of this Agreement and the Proxy by such Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to such Stockholder or by which he, she or it or any of his, her or its properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which such Stockholder is a party or by which such Stockholder or any of his, her or its affiliates or properties is or may be bound or affected.

(b) The execution and delivery of this Agreement and the Proxy by such Stockholder does not, and the performance of this Agreement and the Proxy by such Stockholder will not, require any consent or approval of any Person.

5.3  Title to Securities.  As of the date of this Agreement: (a) such Stockholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Parent Common Stock set forth beneath such Stockholder’s signature on the signature page hereof; (b) such Stockholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire shares of Parent Common Stock set forth beneath such Stockholder’s signature on the signature page hereof; and (c) such Stockholder does not directly or indirectly Own any shares of capital stock or other securities of Parent, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of Parent, other than the shares and options, warrants and other rights set forth beneath such Stockholder’s signature on the signature page hereof.

5.4  Accuracy of Representations.  The representations and warranties contained in this Agreement are accurate in all material respects as of the date of this Agreement, will be accurate in all material respects at all times through the Voting Covenant Expiration Date and will be accurate in all material respects as of the date of the consummation of the Merger as if made on that date.

ARTICLE VI

ADDITIONAL COVENANTS OF STOCKHOLDER

6.1  Further Assurances.  From time to time and without additional consideration, each Stockholder shall (at such Stockholder’s sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at such Stockholder’s sole expense) take such further actions, as the Company may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

ARTICLE VII

MISCELLANEOUS

7.1  Expenses.  Subject to Section 7.12, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

7.2  Notices.  Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

if to the Stockholder:

at the address set forth on the signature page hereof; and

with a copy to Parent:

Inhibitex, Inc.
9005 Westside Parkway
Alpharetta, GA 30004
Attention: Chief Executive Officer
Fax: (678) 746-1299

and if to the Company:

FermaVir Pharmaceuticals, Inc.
420 Lexington Avenue, Suite 445
New York, New York 10170
Attention: Chief Executive Officer
Fax: (646) 723-2744

with a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Attention: Jeffrey J. Fessler
Fax: (212) 930-9725

7.3  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

7.4  Entire Agreement.  This Agreement, the Proxy and the Merger Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

7.5  Assignment; Binding Effect.  Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Stockholder, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon each Stockholder and his or her heirs, estate, executors and personal representatives and his, her or its successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Article II or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement is intended to confer on any Person (other than the Company and its successors and assigns) any rights or remedies of any nature.

7.6  Amendment and Waiver.  This Agreement may be amended and any provision of this Agreement may be waived by an instrument in writing signed on behalf of the Company and Stockholders holding more than 50% of the Subject Securities calculated on a fully-diluted basis.

7.7  Fiduciary Duties.  Each Stockholder is signing this Agreement in such Stockholder’s capacity as an owner of his, her or its respective Subject Securities, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of the Parent, to the extent permitted by the Merger Agreement.

7.8  Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached. Each Stockholder agrees that, in the event of any breach or threatened breach by any Stockholder of any covenant or obligation contained in this Agreement or in the Proxy, the Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Each Stockholder further agrees that neither the Company nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.8, and each Stockholder irrevocably waives any right he, she or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

7.9  Non-Exclusivity.  The rights and remedies of the Company under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Company under this Agreement, and the obligations and liabilities of each Stockholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Agreement shall limit any Stockholder’s obligations, or the rights or remedies of the Company, under any other agreement between the Company and such Stockholder; and nothing in any such other agreement shall limit any Stockholder’s obligations, or any of the rights or remedies of the Company, under this Agreement.

7.10  Governing Law; Venue.

(a) This Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

(b) Each Stockholder hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Proxy and each of the parties hereby irrevocably and unconditionally (A) agrees not to commence any such action or proceeding except in such courts, (B) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court, (C) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court and (D) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.2. Nothing in this Agreement or the Proxy will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE PROXY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10(c).

7.11  Counterparts.  This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

7.12  Captions.  The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

7.13  Attorneys’ Fees.  If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any Stockholder, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

7.14  Waiver.  No failure on the part of the Company to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of the Company in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The Company shall not be deemed to have waived any claim available to the Company arising out of this Agreement, or any power, right, privilege or remedy of the Company under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the Company; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

7.15  Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

IN WITNESS WHEREOF, the Company and each Stockholder have caused this Agreement to be executed as of the date first written above.

FERMAVIR PHARMACEUTICALS, INC.

By:
Name:
Title:

STOCKHOLDER

By:
Name:
Title:

Address:

Attn:

Fax:

NUMBER OF OUTSTANDING SHARES OF
COMPANY COMMON STOCK
HELD BY STOCKHOLDER:

NUMBER OF SHARES OF COMPANY COMMON STOCK
SUBJECT TO OPTIONS AND WARRANTS HELD BY
STOCKHOLDER:

EXHIBIT A
FORM OF IRREVOCABLE PROXY

The undersigned stockholder (the “Stockholder”) of INHIBITEX, INC., a Delaware corporation (“Parent”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Gabriele M. Cerrone, Geoffrey W. Henson and FERMAVIR PHARMACEUTICALS, INC., a Florida corporation (the “Company”), and each of them, the attorneys and proxies of the Stockholder with full power of substitution and resubstitution, to the full extent of the Stockholder’s rights with respect to (i) the outstanding shares of capital stock of Parent owned of record by the Stockholder as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of Parent which the Stockholder may acquire on or after the date hereof. (The shares of the capital stock of Parent referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the “Shares”.) Upon the execution hereof, all prior proxies given by the Stockholder with respect to any of the Shares are hereby revoked, and the Stockholder agrees that no subsequent proxies will be given with respect to any of the Shares.

This proxy is irrevocable, is coupled with an interest and is granted in connection with the Parent Voting Agreement, dated as of the date hereof, among the Company, the Stockholder and the other stockholders of Parent appearing as signatories thereto (the “Voting Agreement”), and is granted in consideration of the Company entering into the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of the date hereof, among the Company, Parent and Frost Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Parent (“Merger Sub”), providing for the merger of the Company with and into Merger Sub, with Merger Sub being the surviving corporation and continuing as a wholly owned subsidiary of Parent (the “Merger”). This proxy will terminate on the Voting Covenant Expiration Date (as defined in the Voting Agreement).

The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the Voting Covenant Expiration Date at any meeting of the stockholders of the Parent, however called (and any postponement or adjournment thereof), and in connection with any written action by consent of stockholders of the Parent, as applicable:

(i) in favor of the issuance of Parent’s Common Stock to the stockholders of the Company pursuant to the terms of the Merger Agreement and the Parent Plan Increase and in favor of any action in furtherance of any of the foregoing;

(ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Parent in the Merger Agreement; and

(iii) against the following actions (other than the Merger and the Parent Plan Increase, including the matters described in subsection (i) above): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Parent or Merger Sub; (B) any reorganization, recapitalization, dissolution or liquidation of Parent or Merger Sub; (C) any change in a majority of the board of directors of Parent; (D) any material change in the capitalization of Parent or Parent’s corporate structure (except as described in subsection (a) above); and (E) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

For clarification, the Stockholder shall not vote the Shares (whether in person or by proxy, other than this proxy) at any meeting of the stockholders of Parent, however called (and any postponement or adjournment thereof), or in connection with any written action by consent of stockholders of Parent, as applicable, with regard to the foregoing matters unless requested by any of the attorneys and proxies named above to do so, in which event, the Stockholder shall vote his, her or its Shares as required by Section 3.1 of the Voting Agreement.

The Stockholder may vote the Shares on all other matters not subject to this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Shares).

Any term or provision of this proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Stockholder agrees that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this proxy shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Stockholder agrees to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

Dated: April   , 2007

STOCKHOLDER

By:

Name:

Title:

NUMBER OF OUTSTANDING SHARES OF
COMPANY COMMON STOCK
HELD BY STOCKHOLDER:

NUMBER OF SHARES OF COMPANY COMMON STOCK
SUBJECT TO OPTIONS AND WARRANTS HELD BY
STOCKHOLDER:

[LETTERHEAD OF LAZARD FRERES & CO. LLC]

Annex B

April 9, 2007

The Board of Directors
Inhibitex, Inc.
9005 Westside Parkway
Alpharetta, Georgia 30004

Dear Members of the Board:

We understand that Inhibitex, Inc., a Delaware corporation (“Inhibitex”), Frost Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Inhibitex (“Merger Sub”), and FermaVir Pharmaceuticals, Inc., a Florida corporation (“FermaVir”), propose to enter into an Agreement and Plan of Merger and Reorganization, dated as of April 9, 2007 (the “Agreement”), which provides, among other things, for the acquisition of FermaVir by Inhibitex to be effected through the merger of FermaVir with and into Merger Sub, with Merger Sub as the surviving corporation (the “Transaction”). Pursuant to the Transaction, each outstanding share of the common stock, par value $0.0001 per share, of FermaVir (“FermaVir Common Stock”) will be converted into the right to receive 0.55 (the “Exchange Ratio”) of a share of the common stock, par value $0.001 per share, of Inhibitex (“Inhibitex Common Stock”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to Inhibitex of the Exchange Ratio provided for pursuant to the Agreement.

In connection with this opinion, we have:

(i) Reviewed the financial terms and conditions of the Agreement;

(ii) Analyzed certain publicly available historical business and financial information relating to FermaVir and Inhibitex;

(iii) Reviewed various financial forecasts and other data provided to us by Inhibitex relating to the business of FermaVir under alternative business scenarios;

(iv) Held discussions with members of the senior managements of FermaVir and Inhibitex with respect to the businesses and prospects of FermaVir;

(v) Reviewed public information with respect to certain other companies in lines of business we believe to be generally comparable to the business of FermaVir;

(vi) Reviewed the financial terms of certain business combination transactions involving companies in lines of business we believe to be generally comparable to the business of FermaVir;

(vii) Reviewed historical stock prices and trading volumes of FermaVir Common Stock and Inhibitex Common Stock; and

(viii) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

We have relied upon the accuracy and completeness of the foregoing information and have not assumed any responsibility for any independent verification of such information. We have not conducted any independent valuation or appraisal of any assets or liabilities (contingent or otherwise) of FermaVir or Inhibitex or concerning the solvency or fair value of FermaVir or Inhibitex, and we have not been furnished with any such valuation or appraisal. As you are aware, we requested internal financial forecasts relating to FermaVir prepared by the management of FermaVir, but were advised that such forecasts have not been prepared by such management. Accordingly, at your direction, our analyses with respect to FermaVir have been based on financial forecasts prepared by the management of Inhibitex. With respect to the financial forecasts that we have reviewed, we have assumed, at the direction of Inhibitex, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Inhibitex as to the future financial performance of FermaVir under the alternative business scenarios reflected therein. We assume no responsibility for and express no view as to such forecasts or projections or the assumptions on which they are based. We have relied on the assessments of the management of Inhibitex as to the validity of, and risks associated with, the product candidates of FermaVir (including, without limitation, the timing and probability

B-1

The Board of Directors
Inhibitex, Inc.
April 9, 2007

of successful development, testing and marketing, and of approval by appropriate governmental authorities, of such product candidates), and as to the likelihood of the alternative business scenarios referred to above.

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the prices at which FermaVir Common Stock or Inhibitex Common Stock will trade at any time subsequent to the announcement of the Transaction.

In rendering our opinion, you have advised us, and we have assumed, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions by Inhibitex or FermaVir. We also have assumed that obtaining the necessary regulatory or third party approvals and consents for the Transaction will not have an adverse effect on Inhibitex, FermaVir or the Transaction. We further have assumed that the representations and warranties of Inhibitex and FermaVir contained in the Agreement are true and complete and that the Transaction will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that Inhibitex obtained such advice as it deemed necessary from qualified professionals. Our opinion also does not address any agreements or arrangements entered into in connection with, or otherwise contemplated by, the Transaction, including, without limitation, the purchase by Inhibitex of senior secured promissory notes of FermaVir in the aggregate principal amount of up to $1.5 million for purposes of funding the operations of FermaVir through the consummation of the Transaction.

Lazard Frères & Co. LLC (“Lazard”) is acting as financial advisor to Inhibitex in connection with the Transaction and will receive a fee for our services, portions of which were payable in connection with our engagement, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is payable upon the closing of the Transaction. We and certain affiliates of LFCM Holdings LLC (an entity indirectly owned in large part by managing directors of Lazard, “LFCM Holdings”) in the past have provided and in the future may provide investment banking services to Inhibitex unrelated to the Transaction, for which we and such affiliates have received and may receive compensation. In addition, in the ordinary course of their respective businesses, affiliates of Lazard and LFCM Holdings may actively trade the securities of Inhibitex and/or the securities of FermaVir for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

Our engagement and the opinion expressed herein are for the benefit of the Board of Directors of Inhibitex and our opinion is rendered to the Board of Directors of Inhibitex in connection with its evaluation of the Transaction. Our opinion does not address the merits of the underlying decision by Inhibitex to engage in the Transaction or related transactions or the relative merits of the Transaction or related transactions as compared to any other transaction or business strategy in which Inhibitex might engage. Our opinion is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any matter relating thereto.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio provided for pursuant to the Agreement is fair, from a financial point of view, to Inhibitex.

Very truly yours,

LAZARD FRERES & CO. LLC

By:	/s/ Jason R. Bernhard
Jason R. Bernhard
Managing Director

B-2

Annex C

AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

Section 1.  Purpose of the Plan

The purpose of the Amended and Restated 2004 Stock Incentive Plan (the “Plan”) is to further the interests of Inhibitex, Inc. (the “Company”) and its stockholders by providing long-term performance incentives to those employees, Non-Employee Directors, contractors and consultants of the Company and its Subsidiaries who are largely responsible for the management, growth and protection of the business of the Company and its Subsidiaries.

Section 2.  Definitions

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Award” means any Option, SAR, Restricted Stock, Dividend Right, Deferred Stock Unit and other Stock-Based Awards, or other cash payments granted to a Participant under the Plan.

(b) “Award Agreement” shall mean the written agreement, instrument or document evidencing an Award.

(c) “Cause” shall have the meaning given such term in the Award Agreement, or if not defined in the Participant’s Award Agreement, as defined in the employment agreement between the Participant and the Company or any Subsidiary, but if there is no employment agreement, “Cause” shall mean: (i) an act of dishonesty causing harm to the Company or any Subsidiary; (ii) the knowing disclosure of confidential information relating to the Company’s or any Subsidiary’s business; (iii) impairment in the Participant’s ability to perform the duties assigned to the Participant due to habitual drunkenness or narcotic drug addiction; (iv) conviction of, or a plea of nolo contendere with respect to, a felony; (v) the willful refusal to perform, or the gross neglect of, the duties assigned to the Participant; (vi) the Participant’s willful breach of any law that, directly or indirectly, affects the Company or any Subsidiary; (vii) the Participant’s material breach of his or her duties following a Change of Control that do not differ in any material respect from the Participant’s duties and responsibilities during the 90-day period immediately prior to such Change of Control (other than as a result of incapacity due to physical or mental illness), which is demonstrably willful and deliberate on the Participant’s part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period after receipt of written notice from the Company or any Subsidiary specifying such breach. If “Cause” is defined in both an employment agreement and an Award Agreement, the meaning thereof in the Award Agreement shall control, unless the Committee otherwise determines at the time the Award is granted.

(d) “Change of Control” means and includes each of the following: (i) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), other than (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, or (y) a person who acquires such securities directly from the Company in a privately-negotiated transaction, of any securities of the Company such that, as a result of such acquisition, such person, entity or group either (A) beneficially owns (within the meaning of Rule l3d-3 under the Exchange Act), directly or indirectly, more than 35% of the Company’s outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board of Directors of the Company or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (ii) a change in the composition of the Board of Directors of the Company such that a majority of the members of the Board of Directors of the Company are not Continuing Directors; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one or more transactions) all or substantially all of the Company’s assets.

Notwithstanding the foregoing, the preceding events shall not be deemed to be a Change of Control if, prior to any transaction or transactions causing such change, a majority of the Continuing Directors shall have voted not to treat such transaction or transactions as resulting in a Change of Control.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board on the date which is twenty-four months prior to the date of determination or (ii) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

(g) “Deferred Stock Unit” means an Award that shall be valued in reference to the market value of a share of Stock (plus any distributions on such Stock that shall be deemed to be re-invested when made) and may be payable in cash or Stock at a specified date as elected by a Participant.

(h) “Director Cause” shall mean (i) a final conviction of a felony involving moral turpitude or (ii) willful misconduct that is materially and demonstrably injurious economically to the Company.

(i) “Dividend Rights” means the right to receive in cash or shares of Stock, or have credited to an account maintained under the Plan for later payment in cash or shares of Stock, an amount equal to the dividends paid with respect to a specified number of shares of Stock (other than a Stock dividend that results in adjustments pursuant to Section 8(a)).

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(k) “Fair Market Value” means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall mean the mean of the high and low sales prices of Stock on the relevant date as reported on the stock exchange or market on which the Stock is primarily traded, or if no sale is made on such date, then the Fair Market Value is the average, weighted inversely by the number of days from the relevant date, of the mean of the high and low sales prices of the Stock on the next preceding day and the next succeeding day on which such sales were made, as reported on the stock exchange or market on which the Stock is primarily traded.

(l) “ISO” means any Option designated as an incentive stock option within the meaning of Section 422 of the Code.

(m) “Non-Employee Director” means a member of the Board of Directors of the Company who is not an employee of the Company.

(n) “Option” means a right granted to a Participant pursuant to Sections 6(b) or 6(c) to purchase Stock at a specified price during specified time periods. An Option granted to a Participant pursuant to Section 6(b) may be either an ISO or a nonstatutory Option (an Option not designated as an ISO), but an Option granted pursuant to Section 6(c) may not be an ISO.

(o) “Participant” shall have the meaning specified in Section 4 hereof.

(p) “Performance Goal” means a goal, expressed in terms such as profits or revenue targets on an absolute or per share basis (including, but not limited to, EBIT, EBITDA, operating income, EPS), market share targets, profitability targets as measured through return ratios, stockholder returns, qualitative milestones, or any other financial or other measurement deemed appropriate by the Committee, as it relates to the results of operations or other measurable progress of either the Company as a whole or the Participant’s Subsidiary, division, or department.

(q) “Performance Cycle” means the period selected by the Committee during which the performance of the Company or any Subsidiary, or any department thereof, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved.

(r) “Prior Plans” means the Inhibitex, Inc. Amended and Restated 1998 Equity Ownership Plan and the Inhibitex, Inc. 2002 Non-Employee Directors Stock Option Plan.

(s) “Restricted Stock” means Stock awarded to a Participant pursuant to Section 6(e) that may be subject to certain restrictions and to a risk of forfeiture.

(t) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 as in effect from time to time.

(u) “SAR” or “Stock Appreciation Right” means the right granted to a Participant pursuant to Section 6(f) to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock or as specified in the Award, as determined by the Committee.

(v) “Stock” means the common stock, $0.001 par value, of the Company.

(w) “Stock-Based Award” means a right that may be denominated or payable in, or valued in whole or in part by reference to, the market value of Stock, including but not limited to any Option, SAR, Restricted Stock or Stock granted as a bonus or Awards in lieu of cash obligations.

(x) “Subsidiary” shall mean any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

Section 3.  Administration of the Plan

The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, their employees, Participants, consultants, contractors, persons claiming rights from or through Participants and stockholders of the Company.

Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the employees, Non-Employee Directors, contractors and consultants who will receive Awards pursuant to the Plan (“Participants”), (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan. The Committee may delegate to executive officers of the Company the authority, subject to such terms as the Committee shall determine, to exercise such authority and perform such functions, including, without limitation, the selection of Participants and the grant of Awards, as the Committee may determine, to the extent permitted under Rule 16b-3, Section 162(m) of the Code and applicable law; provided, however, that the Committee may not delegate the authority to grant Awards, perform such functions or make any determination affecting or relating to the executive officers of the Company.

Section 4.  Participation in the Plan

Participants in the Plan shall be employees, Non-Employee Directors, contractors and consultants of the Company and its Subsidiaries; provided, however, that only persons who are key employees of the Company or any subsidiary corporation (within the meaning of Section 424(f) of the Code) may be granted Options which are intended to qualify as ISOs. In addition, Participants in the Plan shall include all grantees of equity awards that are assumed by the Company or any Subsidiary in connection with the acquisition of another entity.

Section 5.  Plan Limitations; Shares Subject to the Plan

(a) Subject to the provisions of Section 8 hereof, the aggregate number of shares of Stock available for issuance as Awards under the Plan shall not exceed 6,860,089 shares, increased for shares of Stock that are represented by awards outstanding under the Prior Plans that are subsequently forfeited, canceled or expire unexercised under the Prior Plans and any shares issued under the Plan through the settlement, assumption or substitution of outstanding awards as a commitment of the Company or any Subsidiary in connection with the acquisition of another entity.

(b) No Award may be granted if the number of shares to which such Award relates, when added to the number of shares previously issued under the Plan and the number of shares which may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the number of shares available for issuance pursuant to the Plan. If any shares subject to an Award are forfeited or such Award is settled in cash or otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award. If a Participant tenders shares (either actually, by attestation or otherwise) to pay all or any part of the exercise price on any Option or if any shares payable with respect to any Award are retained by the Company in satisfaction of the Participant’s obligation for taxes, the number of shares tendered or retained shall again be available for Awards under the Plan. Shares issued under the Plan through the settlement, assumption or substitution of outstanding awards to grant future awards as a commitment of the Company or any Subsidiary in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan.

(c) Subject to the provisions of Section 8(a) hereof, the following additional maximums are imposed under the Plan with respect to each fiscal year of the Company. Following the date that the exemption from the application of Section 162(m) of the Code as described in Treas. Reg. Section 162-27(f) (or any other Regulation having similar effect) ceases to apply to Awards, (i) the maximum number of shares of Stock that may be granted as Awards to any Participant shall not exceed, in the case of Awards of Options or SARs, 1,000,000 shares of Stock and in the case of any other Stock-Based Awards, 1,000,000 shares of Stock, (ii) the maximum amount of cash or cash payments that may be granted as Awards to any Participant, shall not exceed $2,000,000, and (iii) the maximum number of Dividend Rights that may be granted as Awards to any Participant, shall not exceed Dividend Rights with respect to more than 1,000,000 shares of Stock.

Section 6.  Awards

(a) General.  Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of the termination of employment or other relationship with the Company or any Subsidiary by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. All Awards shall be evidenced by an Award Agreement.

(b) Options.  The Committee may grant Options to Participants on the following terms and conditions:

(i) The exercise price of each Option shall be determined by the Committee at the time the Option is granted, but in the case of ISOs the exercise price of any Option shall not be less than the Fair Market Value of the shares covered thereby at the time the Option is granted.

(ii) The Committee shall determine the time or times at which an Option may be exercised in whole or in part, whether the exercise price for an Option shall be paid in cash, by the surrender at Fair Market Value of Stock, by any combination of cash and shares of Stock, including, without limitation, cash, Stock, other Awards, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), the means or methods of payment, including by “attestation” and through “cashless exercise” arrangements, to the extent permitted by applicable law, and the methods by which, or the time or times at which, Stock will be delivered or deemed to be delivered to Participants upon the exercise of such Option.

(iii) The terms of any Option granted under the Plan as an ISO shall comply in all respects with the provisions of Section 422 of the Code, including, but not limited to, the requirement that no ISO shall be granted more than ten years after the effective date of the Plan.

(c) Director Options.

(i) Each person who is elected for the first time to be a Non-Employee Director by the Board of Directors of the Company or by the stockholders of the Company shall receive, on the day after the date of his or her initial election, an automatic grant of an Option to purchase 20,000 shares of Stock. The date on which an Option is granted under this Section and Section 6(c)(ii) to a specified Non-Employee Director shall constitute the date of grant of such Option (the “Date of Grant”).

(ii) Each Non-Employee Director shall also receive an automatic annual grant of an Option to purchase 7,500 (18,000 in the case of the Chairman of the Board of the Company) shares of Stock on February 1 of each year. The first annual Option grant shall be pro-rated from the date of commencement of such service for any director who commences serving as such on a day other than February 1st of the prior year. The Options granted pursuant to Section 6(c)(i) and this Section 6(c)(ii) shall be referred to herein as “Director Options.”

(iii) The exercise price per share of all Director Options shall be the Fair Market Value per share of Stock on the Date of Grant. Each Director Option, to the extent vested, may be exercised in whole or in part, the exercise price may be paid in cash or by the surrender at Fair Market Value of Stock (either actually, by attestation or otherwise), or by any combination of cash and shares of Stock, and shall be subject to such other terms and provisions as the Committee shall determine.

(iv) Director Options shall vest as provided in an Award Agreement, provided that (a) Options granted pursuant to Section 6(c)(ii) shall vest in full on the first anniversary of the Date of Grant and (b) in no event shall Options granted pursuant to Section 6(c)(i) vest over a period of more than three (3) years after the Date of Grant or at a rate slower than 33% for each completed year after the Date of Grant.

(v) Except as otherwise expressly set forth in an Award Agreement and except as set forth below and as provided in Section 7(h), if a Non-Employee Director shall voluntarily or involuntarily cease to serve as a director of the Company or if a Non-Employee Director’s service shall terminate on account of death or disability, the unvested Director Options of such Non-Employee Director shall terminate immediately and the vested Director Options of such Non-Employee Director shall terminate one year following the first day that the Non-Employee Director is no longer such a director; provided that if such Non-Employee Director is removed for Director Cause, the Director Options shall terminate immediately. In no event may the Non-Employee Director, or his or her guardian, conservator, executor or administrator, as the case may be, exercise a Director Option of such Non-Employee Director after the end of the original term of such option.

(d) Deferred Stock Units.  The Committee is authorized to award Deferred Stock Units to Participants in lieu of payment of a bonus or a Stock-Based Award or cash payment granted under the Plan if so elected by a Participant under such terms and conditions as the Committee shall determine. Settlement of any Deferred Stock Units shall be made in cash or shares of Stock.

(e) Restricted Stock.  The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Restricted Stock awarded to a Participant shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code, and such restrictions on transferability and other restrictions and Performance Goals for such periods as the Committee may establish. Additionally, the Committee shall establish at the time of such Award, which restrictions may lapse separately or in combination at such times, under such circumstances, or otherwise, as the Committee may determine.

(ii) Restricted Stock shall be forfeitable to the Company by the Participant upon termination of employment during the applicable restricted periods. The Committee, in its discretion, whether in an Award Agreement or anytime after an Award is made, may accelerate the time at which restrictions or forfeiture conditions will lapse, or may remove any Performance Goal requirement upon the death, disability, retirement or otherwise of a Participant, whenever the Committee determines that such action is in the best interests of the Company.

(iii) Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(iv) Subject to the terms and conditions of the Award Agreement, the Participant shall have all the rights of a stockholder with respect to shares of Restricted Stock awarded to him or her, including, without limitation, the right to vote such shares and the right to receive all dividends or other distributions made with respect to such shares. If any such dividends or distributions are paid in Stock, the Stock shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which the Stock has been distributed.

(f) Stock Appreciation Rights.  The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR.

(ii) The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.

(g) Cash Payments.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants cash payments, whether awarded separately or as a supplement to any Stock-Based Award. The Committee shall determine the terms and conditions of such Awards.

(h) Dividend Rights.  The Committee is authorized to grant Dividend Rights to Participants on the following terms and conditions:

(i) Dividend Rights may be granted either separately or in tandem with any other Award. If any Dividend Rights are granted in tandem with any other Award, such Dividend Rights shall lapse, expire or be forfeited simultaneously with the lapse, expiration, forfeiture, payment or exercise of the Award to which the Dividend Rights are tandemed. If Dividend Rights are granted separately, such Dividend Rights shall lapse, expire or be terminated at such times or under such conditions as the Committee shall establish.

(ii) The Committee may provide that the dividends attributable to Dividend Rights may be paid currently or the amount thereof may be credited to a Participant’s Plan account. The dividends credited to a Participant’s account may be credited with interest, or treated as used to purchase at Fair Market Value Stock or other property in accordance with such methods or procedures as the Committee shall determine and shall be set forth in the Award Agreement evidencing such Dividend Rights. Any crediting of Dividends Rights may be subject to restrictions and conditions as the Committee may establish, including reinvestment in additional shares of Stock or Stock equivalents. The Committee may provide that the payment of any Dividend Rights shall be made, or once made, may be forfeited under such conditions as the Committee, in its sole discretion, may determine.

(i) Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Stock-Based Awards, in addition to those provided in Sections 6(b), (c), (d), (e) and (f) hereof, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration and paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

Section 7.  Additional Provisions Applicable to Awards

(a) Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary, or any business entity acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to, or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. The per share exercise price of any Option, grant price of any SAR or the purchase price of any Award conferring a right to purchase Stock:

(i) granted in substitution for an outstanding Award or award, shall be not less than the lesser of (A) the Fair Market Value of a share of Stock at the date such substitute Award is granted or (B) such Fair Market Value at that date, reduced to reflect the Fair Market Value at that date of the Award or award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or

(ii) retroactively granted in tandem with an outstanding Award or award, shall not be less than the lesser of the Fair Market Value of a share of Stock at the date of grant of the later Award or at the date of grant of the earlier Award or award.

(b) Exchange and Buy Out Provisions.  The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, other Awards (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made.

(c) Performance Goals.  The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be specified by the Committee.

(d) Term of Awards.  The term of each Award shall, except as provided herein, be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option (other than a Director Option), SAR or Dividend Right exceed a period of ten years from the date of its grant; provided that in the case of any ISO, the term of the Option shall be such shorter period as may be applicable under Section 422 of the Code and in the case of any Director Option, the term of the Option shall not exceed six years from the Date of Grant.

(e) Form of Payment.  Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property, and may be made in a single payment or transfer, or on a deferred basis. The Committee may, whether at the time of grant or at any time thereafter prior to payment or settlement, permit (subject to any conditions as the Committee may from time to time establish) a Participant to elect to defer receipt of all or any portion of any payment of cash or Stock that would otherwise be due to such Participant in payment or settlement of an Award under the Plan. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest in respect of deferred payments credited in cash, and the payment or crediting of Dividend Rights in respect of deferred amounts credited in Stock equivalents.) The Committee, in its discretion, may accelerate any payment or transfer upon a change of control as defined by the Committee. The Committee may also authorize payment upon the exercise of an Option by net issuance or other cashless exercise methods.

(f) Loan Provisions.  With the consent of the Committee, and subject at all times to laws and regulations and other binding obligations or provisions applicable to the Company, including but not limited to the Sarbanes-Oxley Act of 2002, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

(g) Awards to Comply with Section 162(m).  The Committee may (but is not required to) grant an Award pursuant to the Plan to a Participant that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code (a “Performance-Based Award”). The right to receive a Performance-Based Award, other than Options and SARs granted at not less than Fair Market Value, may vary from Participant to Participant and Performance-Based Award to Performance-Based Award, and shall be conditional upon the achievement of Performance Goals that have been established by the Committee in writing not later than the earlier of (i) 90 days after the beginning of the Performance Cycle and (ii) the date by which no more than 25% of a Performance Cycle has elapsed. Before any compensation pursuant to a Performance-Based Award (other than Options and SARs granted at not less than Fair Market Value) is paid, the Committee shall certify in writing that the Performance Goals applicable to the Performance-Based Award were in fact satisfied.

(h) Change of Control.  In the event of a Change of Control of the Company, all Awards granted under the Plan (including Performance-Based Awards) that are still outstanding and not yet vested or exercisable or which are subject to restrictions shall vest as provided in the Award Agreement. If an Award to any employee is assumed or replaced by an acquiring company and the employment of the Participant with the acquiring company is terminated or terminates for any reason other than Cause within 18 months of the date of the Change of Control, then the assumed or replaced Awards that are outstanding on the day prior to the day the Participant’s employment terminates or is terminated shall become vested in the Participant or free of any restrictions as provided in the Award Agreement.

Section 8.  Adjustments upon Changes in Capitalization

(a) In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Stock available under the Plan, and (iv) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made that would cause the Plan to violate Section 422(b)(1) of the Code with respect to ISOs or that would adversely affect the status of a Performance-Based Award as “performance-based compensation” under Section 162(m) of the Code.

(b) In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding paragraph) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

Notwithstanding the foregoing, no adjustment shall be made in any outstanding Performance-Based Awards to the extent that such adjustment would adversely affect the status of the Performance-Based Award as “performance-based compensation” under Section 162(m) of the Code.

Section 9.  General Provisions

(a) Changes to the Plan and Awards.  The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of the Company’s stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award.

The foregoing notwithstanding, any Performance Goal or other performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee’s assessment of the Company’s strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of a Performance-Based Award as “performance-based compensation” under Section 162(m) of the Code.

(b) No Right to Award or Employment.  Except as provided in Section 6(c), no employee, Non-Employee Director, contractor or consultant or other person shall have any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary or be viewed as requiring the Company or Subsidiary to continue the services of any contractor or consultant for any period.

(c) Taxes.  The Company or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations. Withholding of taxes in the form of shares of Stock from the profit attributable to the exercise of any Option shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.

(d) Limits on Transferability; Beneficiaries.  No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participants to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an ISO) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

(e) No Rights to Awards; No Stockholder Rights.  No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

(f) Securities Law Requirements.

(i) No Award granted hereunder shall be exercisable if the Company shall at any time determine that (a) the listing upon any securities exchange, registration or qualification under any state or federal law of any Stock otherwise deliverable upon such exercise, or (b) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of the events referred to in clause (a) or clause (b) above, the exercisability of such Awards shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when exercisability has been suspended.

(ii) The Committee may require, as a condition to the right to exercise any Award that the Company receive from the Participant, at the time any such Award is exercised, vests or any applicable restrictions lapse, representations, warranties and agreements to the effect that the shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificates issued to evidence such shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

(g) Termination.  Unless the Plan shall theretofore have been terminated, the Plan shall terminate on December 31, 2013, and no Options under the Plan shall thereafter be granted.

(h) Prior Plan Names.  This Plan was previously referred to as the 2002 Inhibitex, Inc. Stock Incentive Plan and then the 2004 Stock Incentive Plan before its amendment and restatement.

(i) Fractional Shares.  The Company will not be required to issue any fractional common shares pursuant to the Plan. The Committee may provide for the elimination of fractions and for the settlement of fractions in cash.

(j) Discretion.  In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any stockholder or any other person.

(k) Adoption of the Plan and Effective Date.  The Plan shall be adopted by the Board of Directors of the Company and shall be effective as of such date.

ANNEX D

Dissent and Appraisal Rights of the Florida Business Corporations Act

607.0101 Short title. — This act shall be known and may be cited as the “Florida Business Corporation Act.”

607.1301 Appraisal rights; definitions. — The following definitions apply to ss. 607.1302-607.1333:

(1) “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.

(2) “Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

(3) “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322-607.1333, includes the surviving entity in a merger.

(4) “Fair value” means the value of the corporation’s shares determined:

(a) Immediately before the effectuation of the corporate action to which the shareholder objects.

(b) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6) “Preferred shares” means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.

(7) “Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8) “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(9) “Shareholder” means both a record shareholder and a beneficial shareholder.

607.1302 Right of shareholders to appraisal. —

(1) A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

(a) Consummation of a merger to which the corporation is a party if shareholder approval is required for the merger by s. 607.1103 and the shareholder is entitled to vote on the merger or if the corporation is a subsidiary and the merger is governed by s. 607.1104;

(b) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(c) Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(d) Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or

(e) With regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1. Altering or abolishing any preemptive rights attached to any of his or her shares;

2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder’s voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4. Reducing the stated redemption price of any of the shareholder’s redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5. Making noncumulative, in whole or in part, dividends of any of the shareholder’s preferred shares which had theretofore been cumulative;

6. Reducing the stated dividend preference of any of the shareholder’s preferred shares; or

7. Reducing any stated preferential amount payable on any of the shareholder’s preferred shares upon voluntary or involuntary liquidation.

(2) Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:

(a) Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

1. Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

2. Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

(b) The applicability of paragraph (a) shall be determined as of:

1. The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

2. If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.

(c) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.

(d) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:

1. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

a. Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or

b. Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

2. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

a. Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

b. Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or

c. In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(e) For the purposes of paragraph (d) only, the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(3) Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.

(4) A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

(a) Was not effectuated in accordance with the applicable provisions of this section or the corporation’s articles of incorporation, bylaws, or board of directors’ resolution authorizing the corporate action; or

(b) Was procured as a result of fraud or material misrepresentation.

607.1303 Assertion of rights by nominees and beneficial owners. —

(1) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(2) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(a) Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.

(b) Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

607.1320 Notice of appraisal rights. —

(1) If proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2) In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

(3) If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders’ meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.

607.1321 Notice of intent to demand payment. —

(1) If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders’ meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a) Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder’s intent to demand payment if the proposed action is effectuated.

(b) Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.

607.1322 Appraisal notice and form. —

(1) If proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2) The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(a) Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

1. The shareholder’s name and address.

2. The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

3. That the shareholder did not vote for the transaction.

4. Whether the shareholder accepts the corporation’s offer as stated in subparagraph (b)4.

5. If the offer is not accepted, the shareholder’s estimated fair value of the shares and a demand for payment of the shareholder’s estimated value plus interest.

(b) State:

1. Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

2. A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

3. The corporation’s estimate of the fair value of the shares.

4. An offer to each shareholder who is entitled to appraisal rights to pay the corporation’s estimate of fair value set forth in subparagraph 3.

5. That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

6. The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

(c) Be accompanied by:

1. Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation’s appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.

2. A copy of ss. 607.1301-607.1333.

607.1323 Perfection of rights; right to withdraw. —

(1) A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2) A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(3) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.

607.1324 Shareholder’s acceptance of corporation’s offer. —

(1) If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation’s estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation’s receipt of the form from the shareholder.

(2) Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.

607.1326 Procedure if shareholder is dissatisfied with offer. —

(1) A shareholder who is dissatisfied with the corporation’s offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest.

(2) A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.

607.1330 Court action. —

(1) If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, any shareholder who has made a demand pursuant to s. 607.1326 may commence the proceeding in the name of the corporation.

(2) The proceeding shall be commenced in the appropriate court of the county in which the corporation’s principal office, or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(3) All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

(5) Each shareholder made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder’s shares, plus interest, as found by the court.

(6) The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder shall cease to have any interest in the shares.

607.1331 Court costs and counsel fees. —

(1) The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or

(b) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4) To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

607.1332 Disposition of acquired shares. —

Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

607.1333 Limitation on corporate payment. —

(1) No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder’s option:

(a) Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or

(b) Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.

(2) The shareholder shall exercise the option under paragraph (1)(a) or paragraph (b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights

Annex E

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-K

☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2006
or
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission file number: 000-50772

Inhibitex, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	74-2708737
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9005 Westside Parkway
Alpharetta, GA 30004
(Address of Principal Executive Offices) (Zip Code)

(678) 746-1100
(Registrant’s telephone number, including area code)

Securities registered pursuant to section 12(b) of the Act:

Title of Each Class	Name of each exchange on which registered

Common Stock, par value $.001 per share	Nasdaq Global Market

Securities registered pursuant to Section 12(g) of the Act:
None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes ☐     No ☑

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act.  Yes ☐     No ☑

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐     Accelerated filer ☑     Non-accelerated filer ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes ☐     No ☑

The approximate aggregate market value of the common stock held by non-affiliates of the registrant, based on the closing price on June 30, 2006 was $53,563,351.

Number of shares of Common Stock outstanding as of March 10, 2007: 30,598,098

Documents incorporated by reference:

Portions of the definitive Proxy Statement with respect to the 2007 Annual Meeting of Stockholders to be filed with the Securities and Exchange Commission (Part III).

Inhibitex®, MSCRAMM®, Veronate® and Aurexis® are registered trademarks of Inhibitex, Inc. MSCRAMM is an acronym for Microbial Surface Components Recognizing Adhesive Matrix Molecules.

PART I

ITEM 1.	BUSINESS

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This Annual Report on Form 10-K contains forward-looking statements. These forward-looking statements are principally contained in the sections entitled “Item 1-Business”, “Item 2-Properties” and “Item 7-Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “forecast,” “potential,” “likely” or “possible”, as well as the negative of such expressions, and similar expressions intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to:

•	our strategic direction or strategy;

•	our plan to preserve a significant portion of our financial resources to acquire other pre-clinical or clinical-stage development opportunities beyond our MSCRAMM® platform through in-licensing, acquisition or merger to expand our development pipeline;

•	our intent to not conduct any additional clinical trials in very low birth weight infants with the donor-selected immune globulin form of Veronate;

•	our intent to not advance Aurexis into late-stage clinical development without a co-development partner or corporate collaborator;

•	our intent to conduct further pre-clinical studies of Aurexis and most of our other MSCRAMM-based programs;

•	our future development plans for Aurexis or our other MSCRAMM-based programs pending the outcome of our in-licensing, acquisition or merger activities, or the ability to attract a co-development partner for any of our MSCRAMM-based programs;

•	the number of months that our current cash, cash equivalents, and short-term investments will allow us to operate;

•	our future financing requirements, the factors that influence these requirements, and how we expect to fund them;

•	potential future revenue from collaborative research agreements, partnerships, license agreements, or materials transfer agreements;

•	our ability to successfully commercialize our products and generate product-related revenue in the future;

•	the potential volatility of our quarterly and annual operating costs; and

•	the expectation of continued substantial losses.

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties including, without limitation: 3M Company or Wyeth terminating our license and collaborative research agreements; our ability to execute our strategy on a timely basis; maintaining sufficient resources, including key employees; our ongoing or future preclinical or clinical trials not demonstrating the appropriate safety and efficacy of our product candidates; our ability to successfully develop current and future product candidates either independently or in collaboration with partners; our ability to secure and our use of third-party contract clinical research and data management organizations, raw material suppliers and manufacturers, who may not fulfill their contractual obligations or otherwise perform satisfactorily in the future; manufacturing and maintaining sufficient quantities of clinical trial material on

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hand to complete our preclinical or clinical trials on a timely basis; failure to obtain regulatory approval to commence or continue our clinical trials or to market our product candidates; our ability to protect and maintain our proprietary intellectual property rights from unauthorized use by others; our collaborators do not fulfill their obligations under our agreements with them in the future; our ability to attract suitable organizations to collaborate on the development and commercialization of our product candidates; the condition of the financial equity and debt markets and our ability to raise sufficient funding in such markets; our ability to manage our current cash reserves as planned; our ability to find suitable in-licensing, acquisition or merger opportunities to expand our near-term development pipeline; changes in related governmental laws and regulations; changes in general economic business or competitive conditions; and other statements contained elsewhere in this Annual Report on Form 10-K and risk factors described in or referred to in greater detail in the “Risk Factors” section of this Form 10-K, and the Form 10-Q for March 31, 2006, June 30, 2006, and September 30, 2006. There may be events in the future that we are unable to predict accurately, or over which we have no control. You should read this Form 10-K and the documents that we reference herein and have been filed or incorporated by reference as exhibits completely and with the understanding that our actual future results may be materially different from what we expect. Our business, financial condition, results of operations, and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this Form 10-K, and particularly our forward-looking statements, by these cautionary statements.

Inhibitex®, MSCRAMM®, Veronate®, and Aurexis® are registered trademarks of Inhibitex, Inc. MSCRAMM is an acronym for Microbial Surface Components Recognizing Adhesive Matrix Molecules.

Overview

We are a development stage company that is focused on the development and commercialization of anti-infective products that can diagnose, prevent and treat serious infections. Since our inception in May 1994, we have generated significant losses. As of December 31, 2006, we had an accumulated deficit of $172.7 million.

From our inception in 1994 to March 31, 2006, we devoted substantially all of our resources and efforts towards the discovery and development of novel antibody-based products for the prevention and treatment of serious bacterial and fungal infections, all of which were based upon our proprietary MSCRAMM protein platform. In November 2005, we completed enrollment of a 2,017 patient pivotal Phase III clinical trial of Veronate, our lead product candidate at that time, which we had been developing for the prevention of certain hospital-associated infections in premature, very low birth weight infants. On April 3, 2006, we announced that this pivotal Phase III trial did not achieve its primary endpoint or any of its secondary endpoints.

In light of these Phase III trial results, in April 2006 we discontinued the development of Veronate, reduced our work-force and realigned our operations consistent with the status of other MSCRAMM-based development programs. In addition, after a comprehensive review of the entire Veronate program and an internal assessment of our pipeline, assets, resources and capabilities we adopted a strategy to preserve a significant portion of our financial resources, in order to pursue other pre-clinical or clinical-stage development product candidates beyond our MSCRAMM platform via in-licensing, acquisition or merger activities. We have not yet completed such a transaction. While we are in various stages of discussions associated with these efforts, we cannot determine when, if ever, we will be successful in implementing this strategy. Pursuant to this strategy, while we continue with preclinical work on Aurexis and continue to support our MSCRAMM partnering programs, and have in fact recently entered into an out-licensing arrangement for diagnostic aspects of our MSCRAMM platform, we suspended the initiation of additional clinical trials of Aurexis and any of our other MSCRAMM-based programs pending the outcome of these strategically-focused activities. However, we plan to continue to leverage our capabilities and intellectual property related to our MSCRAMM protein platform to pursue corporate collaborations that could provide financial and other synergistic capabilities to support the further development of these programs and maximize their potential.

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We have neither received regulatory approval for any of our product candidates, nor do we have any commercialization capabilities; therefore it is possible that we may never successfully derive any commercial revenues from any of our existing or future product candidates or preclinical programs.

We believe there is opportunity to utilize our expertise in MSCRAMM proteins to collaborate on the discovery, development and commercialization of novel antibody-based products that address the increasing prevalence of life-threatening hospital-associated infections and the lack of effective therapies currently available to treat these infections. The human immune system normally protects the body against a variety of infections and other illnesses by recognizing, neutralizing and eliminating pathogens and malignant cells from the body. One of the primary functions of the immune system is the production of antibodies. Antibodies are soluble proteins found in the plasma portion of whole blood capable of recognizing and binding to pathogens that are potentially harmful to the human body. Antibodies recognize and attach themselves, or bind to antigens, examples of which include MSCRAMM proteins present on the surface of bacteria and fungi. In order for an effective immune response to occur without harming normal cells, the immune system generates antibodies that recognize and bind tightly to one specific antigen. Once an antibody binds to its targeted antigen, it triggers the cellular components of the immune system to clear the pathogen from the body.

We have identified antibodies that specifically bind to a number of different MSCRAMM proteins located on the surface of certain pathogenic organisms. MSCRAMM proteins enable organisms to initiate and maintain an infection by adhering to specific binding sites within human tissue or to implanted or in-dwelling materials, such as orthopedic implants, catheters and vascular grafts. We believe that antibodies that target MSCRAMM proteins can reduce the incidence and severity of bacterial and fungal infections through two important biological mechanisms of action. First, by binding to the MSCRAMM proteins, these antibodies inhibit or block the invading organism from attaching to tissue, or implanted or in-dwelling medical devices. Second, these antibodies can cover or coat the invading organism, identifying it for clearance by other cellular components of the immune system through a process commonly referred to as opsonization.

We believe that antibody-based products developed utilizing our MSCRAMM proteins may provide the following advantages over existing anti-infective therapies:

•	the ability to be used prophylactically in patients where the preventive use of antibiotics is not appropriate or recommended;

•	improve patient outcomes by reducing the incidence of secondary site infections, relapse rates, mortality and length of hospital stay;

•	a lower likelihood of inducing patterns of drug resistance due to their novel mechanisms of action; and

•	fewer side effects.

Our Product Candidates

Our antibody-based product candidates and programs are summarized below:

		Stage of	Worldwide
Product Candidate	Intended Use	Development	Commercial Rights

Aurexis	Treatment of serious S. aureus infections, in combination with standard of care antibiotics in hospitalized patients	Phase II	Inhibitex
Candida monoclonal antibodies	Treatment of Candida infections	Preclinical	Inhibitex
Staphylococcus epidermidis monoclonal antibodies	Treatment of S. epidermidis infections	Preclinical	Inhibitex

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		Stage of	Worldwide
Product Candidate	Intended Use	Development	Commercial Rights

Enterococcos monoclonal antibodies	Treatment of enterococcos infections	Preclinical	Inhibitex/Dyax Corp.
Staphylococcal vaccine	Active immunity against staphylococcal infections	Preclinical	Wyeth
Diagnostic for bacterial and fungal pathogens	Diagnostic products for Staphylococcal infections	Clinical	3M Company

Aurexis

Aurexis is a humanized monoclonal antibody being developed as a first-line therapy, in combination with antibiotics, for the treatment of serious, life-threatening S. aureus bloodstream infections in hospitalized patients. Aurexis targets ClfA, an MSCRAMM protein found on the surface of virtually all strains of S. aureus. In May 2005 we completed a 60 patient Phase II trial of Aurexis in patients with confirmed S. aureus bloodstream infections. We plan to seek future corporate collaborations that can provide financial resources and other synergistic capabilities to support the further development of Aurexis prior to advancing it into late-stage clinical development. Aurexis has been granted Fast Track designation by the FDA for the adjunctive treatment of S. aureus bloodstream infections.

Market Opportunity for the Treatment of S. aureus Infections

S. aureus is one of the leading causes of hospital-associated infections. Based on data compiled by the CDC, an estimated 300,000 S. aureus infections occur in the United States annually. We estimate, based on compiled data, that approximately 60,000 to 90,000 of these S. aureus infections are bloodstream infections. We are developing Aurexis to be used adjunctively as a first-line therapy to treat S. aureus bloodstream infections. We also believe that the degree to which the medical community may adopt the use of Aurexis, if and when it is approved by the FDA will be based primarily on its ability to reduce the incidence of infection-associated mortality, the relapse rate associated with these infections, the frequency of related secondary site infections, and the number of days that patients with such infections stay in the intensive care unit or hospital.

Aurexis Clinical Trials

Phase II.  In May 2005, we reported results from a 60 patient Phase II trial of Aurexis, in combination with antibiotics, for the treatment of documented S. aureus bloodstream infections in hospitalized patients. Patients were randomized to receive antibiotic therapy in combination with either Aurexis, at 20 mg/kg, or placebo. Both Aurexis and the placebo were administered intravenously as a single dose. In this trial, standard of care antibiotic therapy was selected by the individual investigators. Subjects were followed for 57 days or until early termination from the trial.

The primary objectives of the Phase II trial were to evaluate:

•	the safety of a single administration of Aurexis;

•	the pharmacokinetics of a single dose of Aurexis; and

•	the biological activity of a single dose of Aurexis.

Favorable trends were observed in the composite primary endpoint of mortality, relapse rate and infection-related complications, and a number of secondary endpoints and ad-hoc analyses, including the progression in the severity of sepsis, the number of days in the intensive care unit, and the resolution of complications due to S. aureus bacteremia. These preliminary findings were not statistically significant. The Phase II trial was not powered or designed to demonstrate statistically significant differences among the treatment arms in measures of efficacy. We cannot guarantee that the results of subsequent trials will be similar to the findings of the Phase II trial.

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Phase I.  In May 2005, we reported the completion of an eight-patient Phase I clinical trial of Aurexis to evaluate its safety and pharmacokinetics in patients with end-stage renal disease (ESRD). Based on the pharmacokinetic data from this trial, we intend to include patients with ESRD in any follow-on trials of Aurexis for the treatment of documented S. aureus bloodstream infections in hospitalized patients.

In 2003, we completed an open-label, randomized, dose-escalating Phase I clinical trial in 19 healthy volunteers to assess the safety of Aurexis and determine dose-related pharmacokinetics. Patients were intravenously administered four dose levels of Aurexis at 2, 5, 10, or 20 mg/kg. The volunteers were monitored for a period of 56 days subsequent to the administration of the drug. Safety was monitored by physical examinations, clinical and laboratory tests, and adverse experience assessments. The following adverse events were noted among participants: headache, low white blood cell count, gastro esophageal reflux and red rash. None of these adverse events was severe or believed to be definitely related to Aurexis. No other safety issues were identified and no dose reached the protocol-specified definition of maximum tolerated dose. Pharmacokinetic analysis demonstrated that doses of 10mg/kg or greater achieved plasma levels of Aurexis associated with therapeutic efficacy in preclinical animal models. The half life of Aurexis was determined to be approximately 21 days. We selected the 20mg/kg dose for our Phase II trial of Aurexis.

Other Product Candidates

In addition to Aurexis, we currently have a number of other product candidates in preclinical development, all of which are based on the use of MSCRAMM proteins. However, based on our strategy to preserve a significant portion of our financial resources to pursue other anti-infective preclinical and clinical-stage development programs beyond our MSCRAMM platform via in-licensing, acquisition or merger activities we have reduced the amount of committed resources to these programs pending the outcome of our strategically-focused activities.

Candida Monoclonal Antibodies

Candida albicans, or C. albicans, is the causative organism of the majority of invasive fungal infections in an expanding population of immunosuppressed or immunocompromised patients such as those undergoing chemotherapy, with organ transplants or with AIDS. We have identified and characterized MSCRAMM proteins on the surface of C. albicans and we have generated monoclonal antibodies that target these proteins.

Staphylococcus Epidermidis Monoclonal Antibodies

Staphylococcus epidermidis (S. epidermidis) is often reported as the most frequent isolate among coagulase negative staphylococci or (CoNS), which are a major constituent of the normal flora on human skin. Although often considered a contaminant of blood cultures, S. epidermidis is now recognized as an opportunistic pathogen and is one of the leading causes of hospital-associated blood stream infections, or bacteremia. We have identified a panel of MSCRAMM proteins expressed by S. epidermidis. Humanized monoclonal antibodies that specifically recognize these MSCRAMM proteins have been produced and evaluated in a series of in vitro preclinical studies.

Staphylococcal Vaccine

There are a number of patient groups, including approximately 300,000 end stage renal disease patients in the United States, patients receiving chronic long-term care, and patients undergoing certain elective surgeries, who are at risk of acquiring a staphylococcal infection. For these high-risk groups, we believe an active vaccine that can enhance immunity against staphylococcal organisms may be a less costly and preferred mode of therapy. We have entered into a license and collaboration agreement with Wyeth to develop human vaccines against staphylococcal organisms.

Enterococcal Monoclonal Antibodies

We have identified and characterized MSCRAMM protein targets expressed by enterococci and we have generated monoclonal antibodies that recognize these targets. In October 2004, we entered into an agreement

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with Dyax to collaborate on the discovery, development, and commercialization of fully human monoclonal antibodies against MSCRAMM proteins on enterococci. Under the terms of the agreement, we and Dyax will jointly develop product candidates that may be identified during the collaboration and will share in the costs to develop any resulting product candidates and the commercialization rights and profits from any marketed products. During the first half of 2007, we anticipate that we and Dyax will make a determination as to whether to advance the collaborative program to the next stage of development.

Diagnostic Products

On January 4, 2007, we announced that we had entered into a license and commercialization agreement with 3M Company or 3M for the development of various diagnostic products using our MSCRAMM protein platform. Under the terms of the agreement, we granted 3M an exclusive global license to use Clumping Factor A (ClfA), an MSCRAMM protein, in the development of diagnostic products. We also granted 3M a license to use additional MSCRAMM protein targets for the development of other diagnostic products. In exchange for these licenses, we are entitled to receive future milestone payments, financial support of further research and development activities and royalty payments on product sales.

Our Strategy

Our goal is to become a leading biopharmaceutical company that develops and commercializes anti-infective products that can diagnose, prevent and treat serious infections. In order to achieve this goal, we are focused on the following key strategies:

Expand Our Product Portfolio through In-Licensing, Acquisitions or Merger.  We are seeking in-licensing, acquisition or merger opportunities for various preclinical and clinical drug development programs. While we are in various stages of discussions associated with this initiative, we cannot determine when, if ever, we will be successful in implementing this component of our strategy. Such a transaction or combination of transactions may result in our current stockholders not owning a majority of our shares.

Advance the Development of Aurexis through Collaboration or Collaborations.  We are developing Aurexis as a first-line therapy for the treatment of serious S. aureus infections in combination with antibiotics. We have evaluated Aurexis in a Phase II clinical trial in patients with S. aureus bloodstream infections. We intend to pursue corporate collaborations that can provide financial and other synergistic capabilities to support the further development of Aurexis prior to advancing it into later-stage clinical development. We, or our collaborators, may also choose to evaluate Aurexis in other indications in the future.

Preserve a Significant Portion of our Financial Resources in Order to Pursue and Fund Other Preclinical or Clinical-stage Development Programs We May Acquire.  In order to preserve our financial resources to fund the future development of any development programs we may obtain through in-licensing, acquisition or merger activities, we have reduced the amount of resources committed to the development of our MSCRAMM-based programs, and do not intend to advance any of these programs into clinical development without a corporate collaborator.

Sales and Marketing

We currently have limited, if any, commercialization capabilities, and it is possible that we may never successfully commercialize or sell any of our existing or future product candidates. We anticipate partnering or collaborating with other companies to further develop and commercialize our existing MSCRAMM-based product candidates. We intend to evaluate whether or not we may independently commercialize any future drug development programs we acquire through in-licensing, acquisition or merger activities on a case-by-case basis.

Manufacturing

We do not own or operate any manufacturing facilities. Historically, we have outsourced the manufacture of our clinical trial materials. We anticipate that we will continue to rely on qualified contract manufacturers for

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the manufacture of any materials we may use in the clinical development of product candidates for the foreseeable future.

We have used a contract manufacturer, Avid Bioservices, Inc., or Avid, to produce clinical trial material for use in our Phase I and II clinical trials of Aurexis. As of December 31, 2006, we have no long-term obligations under any of our prior agreements with Avid to manufacture additional clinical trial material for our Aurexis program. In November 2004, we entered into an agreement with Lonza Biologics PLC, or Lonza, for the manufacture of a second clone of Aurexis. Under the terms of the agreement, Lonza agreed to perform numerous process development related services and manufacture a cGMP lot of Aurexis for potential use in future clinical trials, which they have completed. As of December 31, 2006, we have no long-term obligations under this agreement.

In April 2006, we terminated our agreement with Nabi Biopharmaceuticals, Inc. or Nabi for the manufacture of clinical trial materials used in the development of Veronate. In February 2007, an arbitrator determined that we were liable to Nabi for $4.5 million of cancellation fees associated with our termination of the agreement.

Competition

Our industry is highly competitive and characterized by rapid technological change. Significant competitive factors in our industry include, among others, product efficacy and safety; the timing and scope of regulatory approvals; government reimbursement rates for and the average selling price of products; the availability of raw materials and qualified manufacturing capacity; manufacturing costs; intellectual property and patent rights and their protection; and sales and marketing capabilities.

Obtaining product candidates or development programs via in-license, acquisition or merger is a highly competitive activity. Many organizations, including large pharmaceutical and biopharmaceutical companies, as well as other smaller life science companies, continue to seek to acquire these types of programs and the development and commercialization of anti-infective therapies as a strategy. Many of these organizations have substantially more capital resources than we have, and greater capabilities and experience in negotiating and consummating licensing, acquisition or merger agreements. Further, any product candidates that we may obtain, successfully develop and receive approval for sale by the FDA or similar regulatory authorities in other countries may compete with existing products and product candidates that may be approved in the future. Many organizations, including large pharmaceutical and biopharmaceutical companies have substantially more capital resources than we have, and greater capabilities and experience in basic research, conducting preclinical studies and clinical trials, regulatory affairs, manufacturing, marketing and sales. As a result, we may face competitive disadvantages relative to these organizations should they develop or commercialize a competitive product. Therefore, we cannot assure you that any of our product candidates, if ever approved for sale, will compete successfully and that another organization will not succeed in developing and commercializing products that render our technology or product candidates non-competitive or obsolete. Further, we cannot assure you that we will be successful in in-licensing, acquisition or merger.

Intellectual Property Rights and Patents

We own or are have licensed numerous issued United States patents and pending patent applications, as well as corresponding international filings in the field of MSCRAMM and surface adhesions. The issued United States patents expire between 2009 and 2021. In addition to our patents and patent applications, we have registered trademarks for Inhibitex, MSCRAMM, Aurexis and Veronate.

Of the patents and applications in our portfolio, a number are considered critical to the development of Aurexis:

•	Our two United States ClfA patents are directed to the DNA encoding ClfA and the ClfA MSCRAMM protein on S. aureus. These patents will expire in 2016 and 2014, respectively, if not extended. The ClfA protein is the protein recognized by the Aurexis monoclonal antibody. There are no corresponding foreign rights available for the ClfA protein and nucleic acid sequences.

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•	Our pending United States ClfA patent application claims antibodies to the ClfA protein. Our United States ClfA monoclonal antibody patent relates to Aurexis and contains claims to monoclonal antibodies recognizing the ClfA protein. This patent will expire in 2021 if not extended. Corresponding international applications are pending.

Patent and other proprietary rights are important in our business and for the development of our product candidates. We have sought, and intend to continue to seek patent protection for our inventions and rely upon patents, trade secrets, know-how, continuing technological innovations and licensing opportunities to develop and maintain a competitive advantage. In order to protect these rights, know-how and trade secrets, we typically require employees, consultants, collaborators and advisors to enter into confidentiality agreements with us, generally stating that they will not disclose any confidential information about us to third parties for a certain period of time, and will otherwise not use confidential information for anyone’s benefit but ours.

The patent positions of companies like ours involve complex legal and factual questions and, therefore, their enforceability cannot be predicted with any certainty. Our issued patents, those licensed to us, and those that may be issued to us in the future may be challenged, invalidated or circumvented, and the rights granted thereunder may not provide us with proprietary protection or competitive advantages against competitors with similar technology. Furthermore, our competitors may independently develop similar technologies or duplicate any technology developed by us. Because of the extensive time required for development, testing and regulatory review of a potential product, it is possible that, before any of our product candidates can be approved for sale and commercialized, our relevant patent rights may expire or remain in force for only a short period following commercialization. Expiration of patents we own or license could adversely affect our ability to protect future product development and, consequently, our operating results and financial position.

Licensing and Collaborative Agreements

To date, we have entered into a number of license and collaborative agreements with various institutions to obtain intellectual property rights and patents relating to MSCRAMM proteins and our product candidates. We have also entered into an exclusive worldwide license and collaboration agreement with Wyeth with respect to their use of our MSCRAMM protein intellectual property to develop human staphylococcal vaccines, a joint development agreement with Dyax for the discovery, development, and commercialization of therapeutic products for the treatment of infections caused by enterococci, and a diagnostic license and commercialization agreement with 3M to develop certain diagnostic products using the MSCRAMM protein platform.

Our strategy includes pursuing in-licensing, acquisition or merger opportunities to obtain additional product candidates or programs. We also intend to pursue collaborations with companies that may utilize our intellectual property in their products, or develop, co-develop, market and sell our product candidates.

Collaborations

Wyeth

In August 2001, we entered into a license and development collaboration agreement with Wyeth for the development of human staphylococcal vaccines. Under the terms of this agreement, we granted Wyeth an exclusive worldwide license to our MSCRAMM protein intellectual property with respect to human vaccines against staphylococcal organisms. The development, manufacture and sale of any products resulting from the collaboration will be the responsibility of Wyeth. We may terminate this agreement if Wyeth fails to use reasonable commercial efforts to bring related products to market. Wyeth may terminate the agreement without cause on six months notice. Otherwise, this agreement will terminate upon the expiration of all of the licensed patents in 2019. Pursuant to this agreement, we have received $5.0 million in an upfront license fee and annual research support payments from Wyeth as of December 31, 2006. We are entitled to receive minimum research support payments of $0.5 million per year until the first commercial sale of any product developed under this agreement. The minimum annual research payment we receive from Wyeth increases to $1.0 million if Wyeth does not initiate a Phase I trial by July 31, 2007. We are also entitled to receive milestone payments upon the filing of an Investigational New Drug application, or IND, the commencement of both Phase II and Phase III clinical trials, the filing of a biologics license application, or BLA, and FDA approval of a licensed

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product. If all such milestones are achieved relative to one or more licensed products, we would be entitled to receive a minimum of $10.0 million in milestone payments from Wyeth. The maximum milestone payments we could receive with respect to all licensed products are $15.5 million. Finally, we are also entitled to royalties on net sales of licensed products manufactured, sold or distributed by Wyeth.

Dyax

In October 2004, we entered into a collaboration agreement with Dyax to co-develop monoclonal antibodies to prevent or treat serious infections caused by enterococci. Under the terms of the agreement, we and Dyax have agreed to collaborate and share in the costs to perform preclinical research and development activities intended to identify and select a fully human monoclonal antibody, or antibodies, against MSCRAMM proteins located on the surface of enterococci, that we could jointly advance into clinical development. During this preclinical phase, we and Dyax are responsible only for our respective internal development costs. Accordingly, neither party is responsible to make any upfront payments to the other party, nor is either party obligated to make future milestone or royalty payments to the other party at this time. If at the end of the collaborative preclinical development activities, we mutually agree to advance one or more human monoclonal antibodies into clinical trials, we expect to continue to share in the clinical development costs of any such product candidates. The agreement also contemplates that we would share in the commercialization rights and profits from any approved and marketed products resulting from the collaboration. In the event that the parties mutually agree that the collaboration has been unable to identify a suitable monoclonal antibody to advance into clinical development, the collaboration agreement will immediately and automatically terminate without any further obligations to either party. Otherwise, this agreement can only be terminated during the initial preclinical development phase upon the mutual consent of both parties, or by one party in the event that the other party has committed a material breach, or filed for insolvency or bankruptcy. During the first half of 2007, we anticipate that we and Dyax will collectively make a determination on whether or not to advance the collaboration program to clinical stage of development.

3M Company

In January 2007 we entered into an exclusive worldwide license and commercialization agreement with 3M for the development of various diagnostic products using our MSCRAMM protein platform. Under the terms of the agreement, we granted 3M exclusive global licenses to use MSCRAMM protein intellectual property in the development of diagnostic products in exchange for license fees, future milestone payments, financial support of future research and development activities and royalty payments on net product sales. The development, manufacture and sale of any products resulting from the collaboration are the responsibility of 3M. We may terminate this agreement if 3M fails to use certain reasonable commercial efforts to bring related products to the market. 3M may terminate the agreement, without cause upon three month written notice, upon payment of all license fees, development support for the calendar year, reimbursement of certain patent expenses, and any other amounts potentially due upon the termination of the agreement. Either party may terminate the agreement for cause upon providing two months written notice. Otherwise, this agreement will terminate upon the expiration of all licensed patents. Under the agreement, we are entitled to receive the following: (i) nonrefundable license fees of $3 million, of which $1.75 million is due within 60 days and the balance in the first quarter of 2008, (ii) $1 million in development support payments over the next two years, (iii) milestone payments on the first commercial sale of each (a) certain Staphylococcal aureus (S. aureus) diagnostic product and (b) other MSCRAMM targets that detect organisms other than S. aureus, (iv) a tiered royalty based on net sales of diagnostic products, and (v) reimbursement of certain patent expenses related to licensed MSCRAMM proteins. We are obligated to provide support to 3M pursuant to a mutually agreed-upon development and collaboration plan for a period of at least two years.

Other Licensing Agreements

In February 2000, October 2001, and January 2002 we obtained exclusive, worldwide royalty-bearing licenses from the University of Minnesota and Yale University, and a non-exclusive worldwide royalty-bearing license from the University of Texas HSC of San Antonio for patents relating to Candida Albicans, respectively. We

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have agreed to make certain milestone payments and a royalty on the sale of any products that utilize the underlying technology. We may terminate these agreements at any time. Otherwise, the licenses will terminate upon the expiration of the patents.

In January 2002, we obtained a non-exclusive, worldwide royalty-bearing license from the University of Pavia for patents relating to Staphyococci, Enterococci, and Streptococci organisms. Under this agreement, we agreed to pay a negotiated royalty on the sale of any of its products that utilize the underlying technology. We may terminate this agreement at any time. Otherwise, this license will terminate upon the expiration of the patents.

In April 2004, we obtained an exclusive, worldwide royalty bearing license from Biostapro AB for patent applications relating to staphylococcal proteins. Under this agreement, we agreed to pay an up-front license fee, a milestone payment, and a royalty on the net sale of products utilizing the underlying technology. The milestone payment is based on the marketing approval of a BLA by the FDA. We may terminate this agreement upon 90 days notice. Otherwise, this agreement terminates upon the expiration of the patent. Pursuant to this agreement, we have paid $0.3 million to Biostapro AB as of December 31, 2006. Our aggregate future milestone payments under this agreement are $0.8 million. Pursuant to this license agreement we entered into cooperative research agreements with Biostapro AB relating to staphylococcal surface proteins. We have an option on exclusive worldwide rights to any discoveries resulting from this collaboration. Biostapro AB is entitled to a royalty on any revenues that we receive from the sale of products that incorporate technology developed through the collaborative arrangement. Biostapro AB may terminate in the event of an uncured material breach by us. Pursuant to the cooperative research agreement, we have paid Biostapro AB approximately $0.2 million through December 31, 2006. We have no future minimum royalty or milestone obligations pursuant to this agreement, but we currently pay Biostapro AB approximately $0.1 million in annual sponsored research payments.

Aurexis Manufacturing Licenses

The following four agreements relate to intellectual property that we have in-licensed associated with the production of monoclonal antibodies.

In November 2001, we entered into a research evaluation and worldwide non-exclusive license agreement with Lonza Biologics for intellectual property and materials relating to the expression of recombinant monoclonal antibodies to bacterial surface proteins for use in the manufacture of Aurexis. Under the terms of the agreement, we agreed to pay an annual fee of up to 100,000 pounds sterling and a royalty on the net selling price of any products that we market that utilize the underlying technology. In the event we do not use Lonza to manufacture Aurexis, if and when it is approved by the FDA for sale, the annual payment would increase to 300,000 pounds sterling per year. We may terminate the agreement upon 60 days notice. The agreement terminates upon the expiration of the last valid patent in 2016 or 15 years, whichever is longer. Pursuant to this agreement, we have paid Lonza $0.9 million in cumulative annual license fees as of December 31, 2006.

In June 2003, we obtained a non-exclusive, worldwide royalty-bearing license from Genentech for a patent, commonly known as the Cabilly patent, relating to the production of monoclonal antibodies for use in the manufacture of Aurexis. Under the agreement, we agreed to pay Genentech an up-front license fee and we are further obligated to pay a milestone payment due upon the approval of Aurexis and a royalty on the sale of any of our products that utilize the underlying technology. We may terminate this agreement without cause upon 90 days notice. Otherwise, this license will terminate upon the expiration of the patent, which will occur in 2018 if not extended. Pursuant to this agreement, we have paid $0.5 million to Genentech as of December 31, 2006. Our aggregate future payments under this agreement are $5.0 million, which are payable if Aurexis is approved for sale by the FDA.

In July 2003, we obtained a non-exclusive, worldwide royalty-bearing license from the University of Iowa for patents, commonly known as the CMV promoter or Stinski patents, relating to the expression of recombinant proteins used in the manufacture of Aurexis. Under this agreement, we paid the University of Iowa an up-front license fee of $35,000 and are obligated to make annual payments of $35,000 per year. We also agreed to pay a royalty on the sale of any of our products that utilize the underlying technology and milestone payments of

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$40,000 for each of the first four licensed products to receive FDA approval. We may terminate this agreement at any time. Otherwise, this license will terminate upon the expiration of the two licensed patents, which will be 2009 and 2012, respectively. In February 2007, we notified the University of Iowa of our intent to terminate this license.

In March 2004, we obtained a non-exclusive, worldwide royalty-bearing license from the National Institutes of Health, or NIH, for patent applications relating to technology used in the humanization of monoclonal antibodies. Under this agreement we agreed to pay an up-front license fee, a minimum annual royalty of $25,000 per year, a royalty on the sale of any of our products that would otherwise infringe any patent that may be issued from the pending applications, and milestone payments. For any product covered by this license, the milestone payments are based upon the filing of an IND, the first subject enrolled in a Phase II and Phase III trial, the filing of a BLA, and upon the approval of a BLA by the FDA. We may terminate this agreement upon 60 days notice. This agreement terminates upon the expiration of the patent, which will occur in 2011 if not extended. Pursuant to this agreement, we have paid $0.3 million to the NIH as of December 31, 2006. If Aurexis is approved for sale by the FDA, our total future payments to the NIH under this agreement related to milestones would be approximately $0.9 million in the aggregate. In February 2007, we notified the NIH of our intent to terminate this license.

Pharmaceutical Pricing and Reimbursement

In both the United States and foreign markets, any revenue associated with our products will depend largely upon the availability of reimbursement from third-party payers. Third-party payers include various government health authorities such as The Centers for Medicare and Medicaid Services, or CMS, which administers Medicare and Medicaid in the United States, managed-care providers, private health insurers and other organizations. Third-party payers are increasingly challenging the price and examining the cost-effectiveness of medical products and services, including pharmaceuticals. In addition, significant uncertainty exists as to the reimbursement status of newly approved pharmaceutical products. Our products may ultimately not be considered cost-effective, and adequate third-party reimbursement may not be available to enable us to maintain price levels sufficient to support a profitable operation or generate an appropriate return on our investment in product development.

The United States and foreign governments periodically propose and pass legislation designed to reduce the cost of healthcare. Accordingly, legislation and regulations affecting the pricing of pharmaceuticals may change before any of our product candidates are ever approved for marketing. Adoption of new legislation could further limit reimbursement for pharmaceuticals. In addition, an increasing emphasis on managed care in the United States has and will continue to increase the pressure on pharmaceutical pricing. The marketability of our products may suffer if the government and other third-party payers fail to provide adequate coverage and reimbursement rates for our product candidates.

We intend to obtain coverage and reimbursement from these third-party payers for any of our products that may be approved for sale; however, we cannot assure you that we will be successful in obtaining adequate coverage, reimbursement, or pricing, if any.

Regulatory Matters

Overview

The preclinical and clinical testing, manufacture, labeling, storage, distribution, promotion, sale and export, reporting and record-keeping of our product candidates are subject to extensive regulation by numerous governmental authorities in the United States, principally the FDA and corresponding state agencies, and regulatory agencies in foreign countries.

Non-compliance with applicable regulatory requirements can result in, among other things, fines, injunctions, seizure of products, total or partial suspension of product manufacturing and marketing, failure of the government to grant approval, withdrawal of marketing approvals and criminal prosecution.

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United States Regulatory Approval

Pursuant to FDA regulations, we are required to undertake a long and rigorous development process before any of our product candidates may be marketed or sold in the United States. This regulatory process typically includes the following general steps:

•	the completion of satisfactory preclinical laboratory and animal studies under the FDA’s Good Laboratory Practices regulation;

•	the development and demonstration of manufacturing processes which conform to FDA-mandated current Good Manufacturing Practices, or cGMPs;

•	the submission and acceptance of an IND which must become effective before human clinical trials may begin;

•	obtaining the approval of Institutional Review Boards, or IRBs, at each site where we plan to conduct a clinical trial to protect the welfare and rights of human subjects in clinical trials;

•	the successful completion of a series of adequate and well-controlled human clinical trials to establish the safety, purity, potency and efficacy of any product candidate for its intended use, which conform to the FDA’s good clinical practice regulations; and

•	the submission to, and review and approval by the FDA of a Biologics License Application, or BLA, or for non-biologic pharmaceutical products, a New Drug Application, or NDA, prior to any commercial sale or shipment of a product.

Successfully completing this development process requires a substantial amount of time and financial resources. We cannot assure you or be certain that this process will result in the granting of an approval for any of our product candidates on a timely basis, if at all.

Preclinical Testing

Preclinical tests generally include laboratory evaluation of a product candidate, its chemistry, formulation, stability and toxicity, as well as certain animal studies to assess its potential safety and efficacy. We must submit the results of these preclinical tests, together with manufacturing information, analytical data and the clinical trial protocol, to the FDA as part of an IND, which must become effective before we may begin any human clinical trials. An IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within this 30-day time period, raises concerns or questions about the intended conduct of the trials and imposes what is referred to as a clinical hold. If one or more of our product candidates is placed on clinical hold, we would be required to resolve any outstanding issues to the satisfaction of the FDA before we could begin, or continue clinical trials. Preclinical studies generally take several years to complete, and there is no guarantee that an IND based on those studies will become effective, allowing clinical testing to begin.

In addition to FDA review of an IND, each medical site that desires to participate in a proposed clinical trial must have the clinical protocol reviewed and approved by an independent IRB. The IRB considers, among other things, ethical factors, and the selection and safety of human subjects. Clinical trials must be conducted in accordance with the FDA’s Good Clinical Practices requirements.

Clinical Trials

Human clinical trials are typically conducted in three sequential phases:

Phase I.  In Phase I clinical trials, a product candidate is typically introduced either into healthy human subjects or patients with the medical condition for which the new drug is intended to be used. Generally the main purpose of a Phase I trial is to assess a product candidate’s safety and the ability of the human body to tolerate the product candidate. Absorption, metabolism, distribution and pharmacokinetic trials are also generally performed at this stage.

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Phase II.  During this phase, a product candidate is generally studied in an exploratory trial or trials in a limited number of patients with the disease or medical condition for which it is intended to be used in order to (i) further identify any possible adverse side effects and safety risks, (ii) assess the preliminary or potential efficacy or biologic activity of the product candidate for specific targeted diseases or medical conditions, and (iii) assess dosage tolerance and determine the optimal dose for a subsequent Phase II or Phase III trial. Phase II trials generally involve patients who are divided into one or more groups that will get one of several dose levels of the product candidate, and a control group that will not be treated with the product candidate and may receive a placebo.

Phase III.  If and when one or more Phase II trials demonstrate that a specific dose or range of doses of a product candidate is potentially effective and has an acceptable safety profile, one or more Phase III trials are generally undertaken to further demonstrate or confirm clinical efficacy and to further evaluate safety in an expanded patient population with the goal of evaluating the overall risk-benefit relationship of the product candidate. Phase III trials will generally be designed to reach a specific goal or endpoint, the achievement of which is intended to demonstrate the product candidate’s potential clinical efficacy. The successful demonstration of clinical efficacy and safety in one or more Phase III trials is typically a prerequisite to the filing of a BLA or a NDA for a product candidate.

We cannot be certain that we will successfully complete any Phase I, Phase II or Phase III trials of our product candidates within any specific time period, if at all. Furthermore, we, the FDA, an IRB, or a Data Safety Monitoring Board may suspend or terminate a clinical trial at any time on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health or safety risk.

Biologics License or New Drug Applications

If and when our clinical trials are completed with satisfactory clinical data we must submit a BLA or NDA to the FDA in order to obtain approval for the marketing and sale of a product candidate. Among many other items, a BLA typically includes a description of the manufacturing process and quality control methods, as well as the results of preclinical and toxicology studies and clinical trials. The FDA must approve the BLA or NDA prior to the marketing and sale of the related product. The FDA may deny a BLA or NDA if all applicable regulatory criteria are not satisfied or may require additional data, including clinical, toxicology, safety or manufacturing data. It can take several years for the FDA to approve a BLA or NDA once it is submitted, and the actual time required for any product candidate may vary substantially, depending upon the nature, complexity and novelty of the product candidate. We cannot be certain that the FDA, or any other similar regulatory agency in other countries, will grant approval for any of our product candidates on a timely basis, if at all. Success in preclinical or early-stage clinical trials does not assure success in later stage clinical trials. Data obtained from preclinical and clinical activities is not always conclusive and may be susceptible to varying interpretations that could delay, limit or prevent regulatory approval. Even if such regulatory approval is granted, additional post-marketing, or clinical trials, may be required that would add additional product development costs beyond those incurred through Phase III testing. The FDA generally requires products with Fast Track status, such as Aurexis, to be further evaluated for safety in additional clinical trials.

Post-Approval Regulations

If and when a product candidate receives regulatory approval, the approval is typically limited to specific clinical indications. Further, even after regulatory approval is obtained, subsequent discovery of previously unknown safety problems with a product may result in restrictions on its use or even complete withdrawal of the product from the market. Any FDA-approved products manufactured or distributed by us are subject to continuing regulation by the FDA, including record-keeping requirements and reporting of adverse events or experiences. Further, drug manufacturers and their subcontractors are required to register their establishments with the FDA and state agencies, and are subject to periodic inspections by the FDA and state agencies for compliance with cGMP, which impose rigorous procedural and documentation requirements upon us and our contract manufacturers. Manufacturers of biologics must also comply with the FDA’s general biological standards. We cannot be certain that we, or our present or future contract manufacturers or suppliers, will be able to comply with cGMP regulations and other FDA regulatory requirements. Failure to comply with these

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requirements may result in, among other things, total or partial suspension of production activities, failure of the FDA to grant approval for marketing, and withdrawal, suspension, or revocation of marketing approvals.

If the FDA approves one or more of our product candidates, we and our contract manufacturers must provide the FDA with certain updated safety, efficacy, and manufacturing information. Product changes, as well as certain changes in the manufacturing process or facilities where the manufacturing occurs or other post-approval changes may necessitate additional FDA review and approval.

The labeling, advertising, promotion, marketing and distribution of a drug or biologic product must also comply with FDA and Federal Trade Commission, or FTC, requirements which include, among others, standards and regulations for direct-to-consumer advertising, off-label promotion, industry sponsored scientific and educational activities, and promotional activities involving the Internet. The FDA and FTC have very broad enforcement authority, and failure to abide by these regulations can result in penalties, including the issuance of a Warning Letter directing the company to correct deviations from regulatory standards and enforcement actions that can include seizures, fines, injunctions and criminal prosecution.

The FDA’s policies may change in the future and additional government regulations may be enacted that could prevent or delay regulatory approval of our product candidates. Moreover, increased attention to the containment of health care costs in the United States and in foreign markets could result in new government regulations that could have a material adverse effect on our business. We cannot predict the likelihood, nature or extent of adverse governmental regulation that might arise from future legislative or administrative action, either in the United States or abroad, or the impact such changes could have on our business.

Fast Track Drug Status

Aurexis has received Fast Track status as provided for under various FDA regulations. If our other product candidates meet the criteria, we may also apply for Fast Track status for such product candidates.

The FDA has developed “Fast Track” policies, which provide for the potential for expedited review of a BLA, or NDA. However, there is no assurance that the FDA will, in fact, accelerate the review process for a Fast Track product candidate. Fast Track status is provided only for those new and novel therapies that are intended to treat persons with life-threatening and severely debilitating diseases where there is a defined unmet medical need, especially where no satisfactory alternative therapy exists or the new therapy is significantly superior to alternative therapies. During the development of product candidates that qualify for this status, the FDA may expedite consultations and reviews of these experimental therapies. Fast Track status also provides for the potential for a “priority review”, whereby the FDA agrees to reduce the time it takes to review a BLA or NDA. The FDA can base approval of a marketing application for a Fast Track product on a clinical endpoint or on a surrogate endpoint that is reasonably likely to predict clinical benefit. The FDA generally requires as a condition of the approval of an application for certain Fast Track products, additional post-approval studies or Phase IV clinical studies to validate the surrogate endpoint or confirm the effect on the clinical endpoint. Further, Fast Track status allows for a rolling BLA or NDA submission, whereby portions of the application can be submitted to the FDA for review prior to the completion of the entire application. A rolling submission could result in a reduction in the length of time it would otherwise take the FDA to complete its review of the application. Fast Track status may be revoked by the FDA at any time if the clinical results of a trial fail to continue to support the assertion that the respective product candidate has the potential to address an unmet medical need. In addition Fast Track status may be granted for a specific application of a drug candidate.

Foreign Regulatory Approval

Outside of the United States, our ability to market any of our existing or future product candidates will also be contingent upon receiving marketing authorizations from the appropriate foreign regulatory authorities whether or not FDA approval has been obtained. The foreign regulatory approval process in most industrialized countries generally includes risks that are similar with the FDA approval process we have described herein. The requirements governing conduct of clinical trials and marketing authorizations, and the time required to obtain requisite approvals may vary widely from country to country and differ from that required for FDA approval.

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Employees

As of December 31, 2006, we had 37 full-time employees, 28 of whom were engaged in research and development, clinical, regulatory, and quality assurance and control, and 9 of whom were engaged in administration, sales and marketing, finance, and business development. All of our employees have entered into non-disclosure agreements with us regarding our intellectual property, trade secrets and other confidential information. None of our employees is represented by a labor union or covered by a collective bargaining agreement, nor have we experienced any work stoppages. We believe that we maintain satisfactory relations with our employees.

Available Information

We file reports with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, Quarterly Reports on Form 10-Q, and other reports from time to time. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer and the SEC maintains an Internet site at www.sec.gov that contains the reports, proxy and information statements, and other information filed electronically. Our website address is www.inhibitex.com. Please note that these website addresses are provided as inactive textual references only. We make available free of charge through our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on our website is not part of this report, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this report.

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ITEM 1A.  RISK FACTORS

You should carefully consider the following discussion of risks, together with the other information contained in this Form 10-K. The occurrence of any of the following risks could materially harm our business, our financial condition, and our ability to raise additional capital in the future or ever become profitable. In that event, the market price of our common stock could decline and you could lose part or all of your investment.

Risks Relating to Our Business

In light of the results of our pivotal Phase III Veronate clinical trial in April 2006 and the findings from an extensive review of the entire Veronate program, we have adopted a strategy to pursue other preclinical and clinical development opportunities through in-licensing, acquisition or merger in order to balance our development pipeline. We also intend to preserve our cash resources by reducing the amount we invest in our MSCRAMM-based development programs, and seek collaborative partners. We may be unable to identify and obtain product candidates or programs, or otherwise implement this strategy on a timely basis, if at all, which could harm our business. We cannot determine when, if ever, we will be successful in implementing this strategy.

The number of pre-clinical or clinical-stage development programs available by way of in-licensing, acquisition or merger is limited, and there are numerous other large pharmaceutical and biopharmaceutical companies competing to obtain these same opportunities. Many of these companies have greater capital resources, experience and capabilities than we have. We may not be able to successfully identify or execute a transaction for any suitable in-licensing, acquisition or merger candidates, or we may be able to do so only on terms unacceptable to us or our stockholders through a stockholder vote. Any such transactions we may complete in the future or potential future strategic decisions we make may disappoint investors and depress the price of our common stock and the value of your investment in our common stock. This may require us to raise more money, incur non-recurring or other charges, and pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect our business and financial results. Further we may not be able to successfully integrate a transaction in a suitable time frame or at all, or achieve any perceived synergies. The successful completion of such a transaction or a combination of transactions may result in the stockholders not owning a majority of our shares and there may be a significant change in management and the board of directors.

If we succeed in implementing our strategy of pursuing other preclinical and clinical development opportunities through in-licensing, acquisition or merger, we may encounter difficulties in managing our operations.

If we are successful in obtaining other preclinical or clinical product candidates or programs through in-licensing, acquisition or merger, we may need to expand our research and clinical development, regulatory, manufacturing, accounting, information technology and marketing and sales capabilities through the addition of key employees or contract with third parties to provide these capabilities for us. We cannot assure you that we will be able to attract or retain qualified employees, consultants or contractors that can support these additional needs.

We may obtain product candidates or programs that are based on chemical compounds, or small molecules. Historically, we have been focused on the development of antibody-based product candidates, which are made from biologic materials and are generally considered to be large molecules, and therefore we have limited experience in development of small molecule candidates. We cannot assure you that we can attract or retain qualified employees, consultants or third-party contractors that have appropriate small molecule drug development experience. In the event we cannot successfully manage the changes, if they occur there may be an adverse impact on our business.

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If we are unable to retain, or, in the future, attract key employees, advisors or consultants, we may be unable to successfully develop and commercialize our product candidates or otherwise manage our business effectively.

Our success depends in part on our ability to retain qualified management and personnel, directors, and academic scientists and clinicians as advisors or consultants. We are currently dependent upon the efforts of our executive officers and senior management. In order to pursue our strategy of obtaining preclinical and clinical-stage development opportunities through in-licensing, acquisition or merger, we will need to retain our personnel with experience in a number of disciplines, including research and development, clinical testing, government regulation, manufacturing, sales and marketing, accounting, finance, human resources and information systems. Although we have not had material difficulties in retaining and attracting key personnel in the past, we may not be able to continue to retain and attract such personnel on acceptable terms, if at all. If we lose any key employees, or are unable to attract and retain qualified personnel or advisors, our business may be harmed.

If we are successful in obtaining preclinical or clinical stage product candidates or programs through in-licensing, acquisition or merger activities, we may need additional cash, which may not be available to us on acceptable terms, if at all.

We expect that we may need additional capital in the future, and the extent of this need will depend on many factors, some of which are beyond our control, including:

•	Our ability to obtain and successfully integrate preclinical or clinical stage product candidates or programs through in-licensing, acquisition or merger activities;

•	the successful and continued development of our MSCRAMM product candidates in preclinical and clinical testing independently or through collaboration;

•	the time it takes to receive regulatory approvals needed to market our product candidates;

•	the establishment of marketing and sales capabilities independently or through a third party and the costs to develop a corporate infrastructure to support the commercialization of our product candidates;

•	the level of market acceptance of our products;

•	future payments, if any, received or made under existing or possible future collaborative arrangements;

•	the costs associated with protecting and expanding our patent and other intellectual property rights; and

•	the need to acquire licenses to new products or compounds in the future.

We anticipate that our existing cash and cash equivalents, short-term investments will enable us to operate for a period of at least 36 months from the date of this filing. If we are successful in implementing our strategy and obtain preclinical or clinical stage product candidates or programs through in-licensing, acquisition or merger, the number of months that our existing cash resources might allow us to operate may be significantly shortened. We have no other committed sources of additional capital at this time. We cannot assure you that funds will be available to us in the future on acceptable terms, if at all. If adequate funds are not available to us on terms that we find acceptable, or at all, we may be required to delay, reduce the scope of, or eliminate research and development efforts or clinical trials on any or all of our product candidates. We may also be forced to curtail or restructure our operations, obtain funds by entering into arrangements with collaborators or partners on unattractive terms, sell or relinquish rights to certain technologies, product candidates or our intellectual property that we would not otherwise sell or relinquish in order to continue our operations.

If we are successful in pursuing other preclinical and clinical anti-infective development opportunities through in-licensing, acquisition or merger, your ownership in us could be diluted.

We anticipate that we will need to issue additional shares of common stock in the future to support or fund our current strategy and our operations. Any issuance of additional equity we may undertake in the future could cause the price of our common stock to decline, or require us to issue shares at a price that is lower

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than that paid by holders of our common stock in the past, which would result in those shares being dilutive. If we obtain funds through a credit facility or through the issuance of debt or preferred securities, these securities would likely have rights senior to your rights as a common stockholder.

No antibody-based products that target MSCRAMM proteins have been developed or approved.

All of our existing product candidates, including Aurexis, target various MSCRAMM proteins. The use of MSCRAMM proteins to develop antibody-based products is an untested approach. These proteins have yet to be used by us or others to successfully develop any approved drugs. MSCRAMM proteins may ultimately prove to be a non-viable target for developing anti-infective or other drug candidates.

We may be unable to successfully develop or commercialize product candidates that are the subject of collaborations if our collaborators do not perform.

We expect to enter into and rely on collaborations or other arrangements with third parties to develop and/or commercialize our existing and future product candidates. Such collaborators may not perform as agreed, or may fail to comply with strict regulations or elect to delay or terminate their efforts in developing or commercializing our product candidates. We currently have collaborations with Wyeth to develop a vaccine to prevent staphylococcal infections in humans, with 3M Company to develop various diagnostic products using our MSCRAMM platform, and with Dyax Corp. to jointly develop a monoclonal antibody that targets MSCRAMM proteins on enterococci. We believe these collaborations are desirable for us to fund research and development activities, provide a suitable manufacturer, and to obtain regulatory approvals and to successfully commercialize any product candidates that result from these collaborations. We cannot assure you that any product candidates will emerge from our relationships with Wyeth, 3M Company, or Dyax or other collaborations we may enter into in the future related any of our other product candidates.

Our revenues, expenses and results of operations will be subject to significant fluctuations, which will make it difficult to compare our operating results from period to period.

Until we have successfully developed and commercialized an existing or future product candidate, we expect that substantially all of our revenues will result from payments we receive under collaborative arrangements or license agreements where we grant others the right to use our intellectual property. We may not be able to generate additional revenues under existing or future collaborative agreements. Furthermore, payments potentially due to us under our existing and any future collaborative arrangements, including any milestone and up-front payments, are subject to significant fluctuation in both timing and amount, or may never be earned or paid. Therefore, our historical and current revenues may not be indicative of our ability to achieve additional payment-generating milestones. In addition, certain of our contract agreements provide for minimum commitment obligation amounts that we may not need and therefore may not be cost effective to us. As of December 31, 2006, our minimum future commitments, including debt and lease obligations amounted to an aggregate of $11.2 million, assuming the relevant agreements are not cancelled or terminated by us. We expect that our operating results will also vary significantly from quarter to quarter and year to year as a result of the timing of in-licensing, acquisition or merger, our research and development efforts, the execution or termination of collaborative arrangements, the initiation, success or failure of clinical trials, the timing of the manufacture of our product candidates, or other development related factors. Accordingly, our revenues and results of operations for any period may not be comparable to the revenues or results of operations for any other period.

If we are unable to adequately protect our intellectual property, our business prospects could be harmed.

Our success depends in part on our ability to:

•	obtain and maintain patents or rights to patents and maintain their validity;

•	protect our trade secrets;

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•	operate without infringing upon the proprietary rights of others; and

•	prevent others from infringing on our proprietary rights or patents.

We will be able to protect our proprietary intellectual property rights from unauthorized use by third parties only to the extent that our proprietary rights are covered by valid and enforceable patents or are effectively maintained as trade secrets. The patent position of biopharmaceutical companies involves complex legal and factual questions, and, therefore, we cannot predict with certainty whether we will be able to ultimately enforce our patents or proprietary rights. Any patents that we own or have rights to may be challenged, invalidated or circumvented, and may not provide us with the protection against competitors that we anticipate. Accordingly, we may be forced to engage in costly and time consuming litigation in order to protect our intellectual property rights. Our pending patent applications, or those we may file or license from third parties in the future, may not result in patents being issued. Until a patent is issued, the claims covered by the patent may be narrowed or removed entirely and therefore we may not obtain adequate patent protection. As a result, we may face unanticipated competition, or conclude that without patent rights the risk of bringing product candidates to the market is too great, thus adversely affecting our operating results. Because of the extensive time required for the development, testing and regulatory review of a product candidate, it is possible that before any of our product candidates can be approved for sale and commercialized, our relevant patent rights may expire or remain in force for only a short period following commercialization. Patent expiration could adversely affect our ability to protect future product development and, consequently, our operating results and financial position. Also, patent rights may not provide us with adequate proprietary protection or competitive advantages against competitors with similar technologies. The laws of certain foreign countries do not protect our intellectual property rights to the same extent as do the laws of the United States.

In addition to patents, we rely on trade secrets and proprietary know-how. We seek to protect these, in part, through confidentiality and non-disclosure agreements. These agreements may not provide meaningful protection for our technology or adequate remedies in the event of unauthorized use or disclosure of confidential and proprietary information. Failure to protect our trade secrets and proprietary know-how could seriously impair our competitive position and harm our business. We may become involved in costly litigation in order to enforce patent rights or protect trade secrets or know-how that we own or license.

If a third party claims we are infringing on its intellectual property rights, we could incur significant litigation or licensing expenses, or be prevented from further developing or commercializing our products.

Our success depends in part on our ability to operate without infringing the patents and other proprietary rights of third parties. The biotechnology and pharmaceutical industries are characterized by extensive litigation regarding patents and other intellectual property rights. The defense and prosecution of intellectual property claims, United States Patent and Trademark Office interference proceedings and related legal and administrative proceedings in the United States and internationally involve complex legal and factual questions. As a result, such proceedings are lengthy, costly and time-consuming and their outcome is uncertain. We may become involved in litigation in order to determine the enforceability, scope and validity of the proprietary rights of others.

Patent applications in the United States are, in most cases, maintained in secrecy until the patent is issued. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made. Therefore, patent applications relating to products similar to our product candidates may have already been filed by others without our knowledge. In the event an infringement claim is brought against us, we may be required to pay substantial legal and other expenses to defend such a claim and, if we are unsuccessful in defending the claim, we may be prevented from pursuing related product development and commercialization and may be subject to damage awards.

If we become involved in any patent litigation, interference or other administrative proceedings, we will incur substantial expense, and the efforts of our technical and management personnel will be significantly diverted. A detrimental outcome of such litigation or proceedings may expose us to loss of our proprietary position or to significant liabilities, or require us to seek licenses that may not be available from third parties on commercially acceptable terms, if at all. We may be restricted or prevented from developing, manufacturing

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and selling our product candidates in the event of an adverse determination in a judicial or administrative proceeding or if we fail to obtain necessary licenses.

Our current and future product candidates may be covered by third-party patents or other intellectual property rights, in which case we would need to obtain a license or sublicense to these rights in order to develop or commercialize them. Any required licenses may not be available to us on acceptable terms, if at all. If we do not obtain the required licenses or sublicenses, we could encounter delays in the development of our product candidates or be prevented from manufacturing and commercializing our products. If it is determined that we have infringed an issued patent, we could be compelled to pay significant damages, including punitive damages. In cases where we have in-licensed intellectual property, our failure to comply with the terms and conditions of such agreements could harm our business.

Our industry is highly competitive and subject to rapid technological changes. As a result, we may be unable to compete successfully or develop innovative products, which could harm our business.

The biotechnology and pharmaceutical industries are highly competitive and subject to significant and rapid technological change as researchers learn more about genetics and develop new technologies and approaches to treating and preventing disease. Our current and potential competitors generally include, among others, major multinational pharmaceutical companies, biotechnology firms, universities and other research institutions. Some of these companies and institutions, either alone or together with their collaborators, have substantially greater financial resources and larger research and development staffs than we do. In addition, many of these competitors, either alone or together with their collaborators, have significantly greater experience than we do in discovering, developing, manufacturing and marketing products. Developments by others may render our product candidates or technologies obsolete or noncompetitive.

We face, and will continue to face, intense competition from other companies for collaborative arrangements with pharmaceutical and biotechnology companies, for establishing relationships with academic and research institutions, for attracting investigators and sites capable of conducting our clinical trials and for licenses of proprietary technology. These competitors, either alone or with their collaborators, may succeed in developing technologies or products that are more effective, less expensive or easier to administer than ours. Accordingly, our competitors may succeed in obtaining FDA or other regulatory approvals for their drug candidates more rapidly than we can. Companies that complete clinical trials, obtain required regulatory approvals and commercialize their drugs before their competitors may achieve a significant competitive advantage, including certain patent and FDA marketing exclusivity rights that could delay the ability of competitors to market certain products. We cannot assure you that product candidates resulting from our research and development efforts, or from joint efforts with our collaborators, will be able to compete successfully with our competitors’ existing products or products under development.

If a product liability claim is successfully brought against us for uninsured liabilities or such claim exceeds our insurance coverage, we could be forced to pay substantial damage awards.

The use of any of our existing or future product candidates in clinical trials and the sale of any approved products may expose us to product liability claims. We currently have product liability insurance coverage for our clinical trials in the amount of $5.0 million. In the event any of our product candidates are approved for sale by the FDA, we anticipate that we may need to increase our product liability coverage. Such insurance coverage may not protect us against any or all of the product liability claims that may be brought against us in the future. We may not be able to acquire or maintain adequate insurance coverage at a commercially reasonable cost or in sufficient amounts or scope to protect us against potential losses. In the event a product liability claim is brought against us, we may be required to pay legal and other expenses to defend the claim, as well as uncovered damage awards resulting from a claim brought successfully against us. Defending any product liability claim or claims could require us to expend significant financial and managerial resources, which could have an adverse effect on our business.

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If our use of hazardous materials results in contamination or injury, we could suffer significant financial loss.

Our research and manufacturing activities involve the controlled use of certain hazardous materials and medical waste. Notwithstanding the regulations controlling the use of these materials and the safety procedures we undertake, we cannot eliminate the risk of accidental contamination or injury from these materials. In the event of an accident or environmental discharge or exposure, we may be held liable for any resulting damages, which may exceed our financial resources.

If the clinical trials for our product candidates, including those that are subject to collaboration agreements are unsuccessful or delayed, we could be delayed or precluded from further developing or ultimately selling our product candidates, or collaborated product candidates.

You must evaluate us in light of the uncertainties, complexities and risks present in a development stage biopharmaceutical company. In order to receive regulatory approval to sell our product candidates, we must conduct extensive pre-clinical and clinical trials to demonstrate their safety and efficacy to the satisfaction of the FDA or other regulatory authorities. Pre-clinical and clinical testing is expensive, takes many years to complete, and its outcome is highly uncertain. Delays, or clinical setbacks or failures may occur at any time, or in any phase of the pre-clinical or clinical development process for a number of reasons, including safety concerns, a lack of demonstrated efficacy, poor trial design, and manufacturing-related issues related to the material used to conduct the clinical trials. If the enrollment of patients into our clinical trials is delayed or proceeds at a slower pace than expected, our clinical trials will take longer, and cost more, to complete. The results of preclinical studies and prior clinical trials of our product candidates are not necessarily predictive of the results of later-stage clinical trials. In many cases, product candidates in later stages of clinical development may fail to show desired safety and efficacy traits despite having successfully demonstrated so in earlier clinical testing. Even if the data collected from clinical trials involving our product candidates are satisfactory and demonstrate safety and efficacy, such results may not be sufficient to support the submission of a BLA or NDA or to obtain regulatory approval from the FDA in the United States, or elsewhere. We have completed a 60 patient Phase II trial for Aurexis. The results of the Phase II trials were not statistically significant. There can be no assurance that the results of this trial are predictive of the outcome of later-stage trials for Aurexis. Even if our products are granted regulatory approval, post-approval or Phase IV clinical trials may demonstrate safety concerns that require removing the product from the marketplace.

We must comply with extensive government regulations in order to obtain and maintain marketing approval for our products in the United States and abroad.

Our product candidates and any products for which we receive FDA approval to sell are subject to extensive and rigorous domestic and foreign government regulation. The FDA regulates, among other things, the development, testing, manufacture, safety, efficacy, record-keeping, labeling, storage, approval, advertising, promotion, sale and distribution of pharmaceutical products. Our product candidates are also subject to similar extensive regulation by foreign governments to the extent we seek to develop and commercialize them in those countries. We must provide the FDA and foreign regulatory authorities, if applicable, with clinical data that appropriately demonstrate our product candidates’ safety and efficacy in humans before they can be approved for the targeted indications. None of our product candidates has been approved for sale in the United States or any foreign market, and we cannot predict whether regulatory approval will be obtained for any product candidate we are developing or plan to develop. The regulatory review and approval process can take many years, is dependent upon the type, complexity, novelty of, and need for the product, requires the expenditure of substantial resources, involves post-marketing surveillance and vigilance, and generally involves ongoing requirements for post-marketing studies or Phase IV clinical trials. In addition, we may encounter delays in or fail to gain regulatory approval for our product candidates based upon additional governmental regulation resulting from future legislative or administrative action or changes in FDA policy or interpretation during the period of product development. Delays or failures in obtaining regulatory approvals may:

•	adversely affect our ability to further develop or commercialize any product candidates;

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•	diminish any competitive advantages that we may have or attain; and

•	adversely affect revenues or the receipt of royalties from the sale of our products.

Furthermore, any regulatory approvals, if granted, may later be withdrawn. If we fail to comply with applicable regulatory requirements at any time, or if post-approval safety concerns arise, we may be subject to restrictions or a number of actions, including:

•	delays in clinical trials or the commercialization of our products;

•	refusal by the FDA to review pending applications or supplements to approved applications;

•	product recalls or seizures;

•	suspension of manufacturing;

•	withdrawals of previously approved marketing applications; and

•	fines, civil penalties and criminal prosecutions.

Additionally, we may voluntarily withdraw any approved product from the market if we believe that the product may pose a safety risk to patients, or if the approved product no longer meets our business objectives.

The ability to market a pharmaceutical product outside of the United States is contingent upon receiving marketing authorization from the respective foreign regulatory authorities. Foreign regulatory approval processes typically include many, if not all, of the risks associated with the FDA as described above and may include additional risks.

If third party vendors upon whom we rely to conduct our pre-clinical studies and clinical trials do not perform or fail to comply with strict regulations, the clinical trials for our product candidates may be terminated, delayed, or unsuccessful.

We have limited experience in conducting and managing large clinical trials. We have historically relied and intend to continue to rely on third parties, including clinical research organizations, consultants and principal investigators to assist us in managing, monitoring and conducting our pre-clinical studies and clinical trials. We rely on these vendors and individuals to assist in performing many facets of the development process, including toxicological studies, the recruitment of sites and patients for participation in our clinical trials, to maintain positive relations with the clinical sites and to ensure that these sites are conducting our trials in compliance with the protocol, our instructions and applicable regulations. If these third parties fail to perform satisfactorily or do not adequately fulfill their obligations under the terms of our agreements with them, we may not be able to enter into alternative arrangements without undue delay or additional expenditures, and therefore the clinical trials for our product candidates may be delayed or unsuccessful. Further, the FDA may inspect some of the clinical sites participating in our clinical trials, or our third-party vendors’ sites, to determine if our clinical trials are being conducted according to current good clinical practices. If we or the FDA determine that our third-party vendors are not in compliance with, or have not conducted our clinical trials according to applicable regulations, we may be forced to delay, repeat or terminate such clinical trials. Any delay, repetition or termination of our clinical trials could be very costly and materially harm our business.

If third-party contract manufacturers, upon whom we rely to manufacture our product candidates do not perform, fail to manufacture according to our specifications or fail to comply with strict regulations, our clinical trials and the commercialization of our products could be terminated, delayed, or adversely affected.

We do not own or operate any manufacturing facilities. We have historically contracted with third-party manufacturers to make clinical trial materials for our product candidates in development, and we intend to continue to rely on third-party contract manufacturers, at least for the foreseeable future, to manufacture our product candidates. Our reliance on third-party contract manufacturers exposes us to a number of risks, any of which could delay or prevent the completion of pre-clinical studies or clinical trials, the regulatory approval or

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commercialization of our product candidates, result in higher costs, or deprive us of potential product revenues. Some of these risks include:

•	The number of potential contract manufacturers that are able to produce our product candidates may be limited.

•	Our third-party contract manufacturers may place a priority on the manufacture of their own products, or other customers’ products.

•	Our contract manufacturers may fail to perform as agreed or may not remain in the contract manufacturing business.

•	The manufacture of products requires compliance with numerous and strict safety, quality and regulatory standards. Our contract manufacturers may not produce our product candidates according to their own standards, our specifications, cGMP requirements, or may otherwise manufacture material that we or the FDA may deem to be unusable in our clinical trials or commercially.

•	Our manufacturers’ plants may be closed as a result of regulatory sanctions or a natural disaster.

•	Our contract manufacturers may be unable to increase the scale of, or increase the capacity for, our product candidates, we may experience a shortage in supply, or the cost to manufacture our products may increase to the point where it adversely affects the profitability of our products. Further, regulatory approval or the commercialization of our products may be delayed. We cannot assure you that our contract manufacturers will be able to manufacture our products at a suitable scale, or we will be able to find alternative manufacturers acceptable to us who can do so.

Drug manufacturers are subject to ongoing periodic inspections by the FDA, the United States Drug Enforcement Administration, or DEA, and corresponding state and foreign agencies to ensure strict compliance with cGMPs, other government regulations and corresponding foreign standards. While we are obligated to audit their performance, we do not have control over our third-party manufacturers’ compliance with these regulations and standards. Failure by our third-party manufacturers, or us, to comply with applicable regulations could result in sanctions being imposed on us or the drug manufacturer from the production of other third-party products. These sanctions include fines, injunctions, civil penalties, failure of the government to grant pre-market approval of drugs, delays, suspension or withdrawal of approvals, seizures or recalls of product, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect our business.

In the event that we need to change our third-party contract manufacturers, our clinical trials and the commercialization of our products could be delayed, adversely affected or terminated, result in higher costs, or deprive us of potential product revenues.

Due to regulatory restrictions inherent in a BLA or NDA, the manufacture of our product candidates, may be sole-sourced. In accordance with FDA-mandated current good manufacturing practices, or cGMPs, changing manufacturers may require the re-validation of the manufacturing processes and procedures and may require further clinical trials. Changing our current or future contract manufacturers may be difficult for us and could be costly and take several years to complete, which could result in our inability to manufacture our products or product candidates for an extended period of time. It may be difficult or impossible for us to find alternative manufacturers on commercially acceptable terms, if at all.

If we fail to establish marketing and sales capabilities or fail to enter into effective sales, marketing and distribution arrangements with third parties, we may not be able to successfully commercialize our products.

We anticipate that we will establish relationships with other companies to commercialize some or all of our products in North America and in other countries around the world. We currently have no infrastructure to support such activities, and have little, if any, experience in the commercialization of pharmaceutical products. Therefore, our future profitability will depend in part on our ability to access or develop a capable sales force

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and suitable marketing capabilities in a timely manner. The development of a sales force and marketing capabilities may result in us incurring significant costs before the time that we may generate significant revenues. We may not be able to attract and retain qualified third parties or marketing or sales personnel, or be able to establish an effective sales force. To the extent that we enter into marketing and sales arrangements with other companies to sell, promote or market our products in the United States or abroad, our product revenues, which may be in the form of direct revenue, a royalty, or a spilt of profits, will depend on their efforts, which may not be successful.

If government and third-party payers fail to provide adequate reimbursement or coverage for our products or those we develop through collaborations, our revenues and potential for profitability will be harmed.

In the United States and most foreign markets, our product revenues will depend principally upon the reimbursement rates established by third-party payers for our products. Such third-party payers include government health administration authorities, managed-care providers, private health insurers and other organizations. These third-party payers are increasingly challenging the price and examining the cost effectiveness of medical products and services. In addition, significant uncertainty exists as to the reimbursement status, if any, of newly approved drugs or pharmaceutical products. We may need to conduct post-marketing clinical trials in order to demonstrate the cost-effectiveness of our products. Such studies may require us to commit a significant amount of management time and financial and other resources. We cannot assure you that our products will be reimbursed in part, or at all, by any third-party payers.

Domestic and foreign governments continue to propose and pass legislation designed to reduce the cost of healthcare, including pharmaceutical drugs. In some foreign markets, governments control prescription drugs’ pricing and profitability. In the United States, we expect that there will continue to be federal and state proposals to implement similar governmental control. In addition, increasing emphasis on managed care in the United States will continue to put downward pressure on the pricing of pharmaceutical products. Cost control initiatives could decrease the price that we receive for any of our products in the future, which would limit our revenues and profitability. Accordingly, legislation and regulations affecting the pricing of pharmaceutical products may change before our product candidates are approved for sale, which could further limit or eliminate reimbursement rates for our products.

Biologic-based products, such as Aurexis and other MSCRAMM-based product candidates, tend to be relatively expensive as compared to other pharmaceutical products. As such, these products may be more susceptible to the pressures associated with pricing challenges from and reimbursement status with third-party payers.

If our products or those we develop through product collaborations are approved, but do not gain meaningful acceptance in their intended markets, we are not likely to generate significant revenues or become profitable.

Even if our product candidates are successfully developed and we obtain the requisite regulatory approvals to sell our products in the future, they may not gain market acceptance or utilization among physicians and patients, or reimbursement or coverage from third-party payers. The degree of market acceptance for any product that we commercialize will depend on a number of factors, including:

•	the therapeutic efficacy or perceived benefit of the product;

•	the level of reimbursement available to cover the cost of the product;

•	the cost of the product to the user or payer;

•	the product’s potential advantages over existing or alternative therapies;

•	the actual or perceived safety of similar classes of products;

26

•	the effectiveness of sales, marketing and distribution capabilities; and

•	the scope of the product label approved by the FDA.

There can be no assurance that physicians will choose to administer our products to the intended patient population. If our products do not achieve meaningful market acceptance, or if the market for our products proves to be smaller than anticipated, we may not generate significant revenues or ever become profitable.

We have experienced losses since our inception. We expect to continue to incur such losses for the foreseeable future and we may never become profitable.

Since inception (May 13, 1994) through December 31, 2006, we have incurred a cumulative deficit of approximately $172.7 million. Our losses to date have resulted principally from:

•	costs related to our research programs and the clinical development of our product candidates; and

•	general and administrative costs relating to our operations.

We anticipate incurring losses for the foreseeable future if we further develop our product candidates or acquire additional product candidates or programs, which will generally require us to conduct significant research and laboratory testing, conduct extensive and expensive clinical trials, and seek regulatory approvals. We cannot assure you that we will ever generate direct or royalty revenue from the sale of products or ever become profitable. Based on our current strategy our quarterly and annual operating costs and revenues may become highly volatile, and comparisons to previous periods will be difficult to compare.

Our amended and restated certificate of incorporation, our amended and restated bylaws and Delaware law contain provisions that could discourage, delay or prevent a change in our control or our management.

Provisions of our amended and restated certificate of incorporation, bylaws and the laws of Delaware, the state in which we are incorporated may discourage, delay or prevent a change in control of us or a change in management that stockholders may consider favorable. These provisions:

•	establish a classified, or staggered, board of directors, so that not all members of our board may be elected at one time;

•	set limitations on the removal of directors;

•	limit who may call a special meeting of stockholders;

•	establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon at stockholder meetings;

•	prohibit stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders; and

•	provide our board of directors the ability to designate the terms of and issue new series of preferred stock without stockholder approval.

These provisions could discourage proxy contests and make it more difficult for you and other stockholders to remove and elect directors and take other corporate actions. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

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Risks Related to the Ownership of Our Common Stock

Our common stock price has been highly volatile, and your investment in us could suffer a decline in value.

The market price of our common stock has been highly volatile since we completed our initial public offering in June 2004. The market price of our common stock is likely to continue to be highly volatile and could be subject to wide fluctuations in response to various factors and events, including but not limited to:

•	our ability to complete an in-licensing, acquisition or merger transaction to obtain other pre-clinical or clinical-stage development programs on terms acceptable to us, our stockholders, analysts, and institutional buyers;

•	our ability to manage our cash burn rate at an acceptable level;

•	disclosure of our or our competitors’ clinical trial status or data;

•	the approval or commercialization of new products by us or our competitors, and the disclosure thereof;

•	announcements of scientific innovations by us or our competitors;

•	rumors relating to us or our competitors;

•	public concern about the safety of our product candidates, products or similar classes of products;

•	litigation to which we may become subject;

•	disclosures of any favorable or unfavorable clinical or regulatory developments concerning our clinical trials, manufacturing, or product candidates;

•	actual or anticipated variations in our annual and quarterly operating results;

•	changes in general conditions or trends in the biotechnology and pharmaceutical industries;

•	changes in drug reimbursement rates or government policies related to reimbursement;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	new regulatory legislation adopted in the United States or abroad;

•	our failure to achieve or meet equity research analysts’ expectations or their estimates of our business, or a change in their recommendations concerning our company, the value of our common stock or our industry in general;

•	termination or delay in any of our existing or future collaborative arrangements;

•	future sales of equity or debt securities, including large block trades or the sale of shares held by our directors or management;

•	the loss of our eligibility to use Form S-3 due to the amount of our market capitalization falling below specified levels;

•	the loss of our eligibility to trade our shares of common stock on the Nasdaq Global Market due to our failure to maintain listing standards;

•	changes in accounting principles;

•	failure to comply with the periodic reporting requirements of publicly-owned companies, under the Securities Exchange Act of 1934, as amended, and the Sarbanes-Oxley Act of 2002; and

•	general economic conditions.

In addition, the stock market in general, and more specifically the Nasdaq Global Market and the market for biotechnology stocks in particular, have historically experienced significant price and volume fluctuations.

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Volatility in the market price for a particular biotechnology company’s stock has often been unrelated or disproportionate to the operating performance of that company. Market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. Due to this volatility, you may be unable to sell your shares of common stock at or above the price you paid.

Future issuances of shares of our common stock may cause our stock price to decline, even if our business is doing well.

The issuance of a significant number of shares of our common stock, or the perception that such future sales could occur, particularly with respect to our directors, executive officers, and other insiders or their affiliates, could materially and adversely affect the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities at a price we deem appropriate.

Insiders and affiliates continue to have substantial control over us, which could delay or prevent a change in our control.

As of December 31, 2006, our directors and executive officers, together with their affiliates, beneficially owned, in the aggregate, approximately 40.1% of our outstanding shares of our common stock. As a result, these stockholders, acting together, may have the ability to delay or prevent a change in control that may be favored by other stockholders and otherwise exercise significant influence over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including:

•	the appointment of directors;

•	the appointment, change or termination of management;

•	any amendment of our certificate of incorporation or bylaws;

•	the approval of some acquisitions or mergers and other significant corporate transactions, including a sale of substantially all of our assets; or

•	the defeat of any non-negotiated takeover attempt that might otherwise benefit the public stockholders.

ITEM 2.	PROPERTIES

We lease our 51,000 square foot office and laboratory facility, which is located in Alpharetta, Georgia, a northern suburb of Atlanta. We entered into this lease in December 2003 and occupied this facility during the second quarter of 2005. Our minimum lease obligations for this facility will approximate $0.9 to $1.0 million per annum for the lease term of ten years. We believe that our facility is adequate for our business as currently conducted and proposed to be conducted. Due to significant staff reductions we are seeking to sub-lease portions of our facility that are currently idle.

ITEM 3.	LEGAL PROCEEDINGS

On April 28, 2006, we announced that we did not anticipate performing any additional clinical trials in very low birth weight infants with a donor-selected immune globulin form of Veronate and therefore would halt the manufacture of the clinical trial material used in the clinical development of Veronate. As a result, we terminated our contract manufacturing relationship with Nabi Biopharmaceuticals, Inc., or Nabi, and suspended future purchases of all raw materials used to manufacture the donor-selected immune globulin form of Veronate. Subsequent to the termination date, Nabi invoiced us for approximately $4.5 million in cancellation penalties and other amounts it contends are due as a result of our termination of the manufacturing agreement, which we disputed. On July 18, 2006, Nabi commenced an arbitration action against us seeking to recover a total of approximately $4.7 million in connection with the termination of the manufacturing agreement. On February 7, 2007, the arbitrator ruled that we were liable to Nabi for cancellation payments and restitution in the aggregate amount of approximately $4.5 million. Of this amount, we recorded a charge of $3.2 million in the fourth quarter of 2006, in addition to $1.3 million that we had previously accrued in second quarter of 2006. Absent an effort by us to set aside the ruling, and pending the evaluation of all of our options in this

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matter, the ruling obligates us to make payment to Nabi within 30 days, or incur interest at a rate of 9% per annum.

ITEM 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Not Applicable

PART II

ITEM 5.	MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

The Company’s common stock trades on the Nasdaq Global Market under the symbol “INHX.” At March 2, 2007, the Company had 75 common stockholders of record. This figure does not represent the actual number of beneficial owners of common stock because shares are generally held in “street name” by securities dealers and others for the benefit of individual owners who may vote the shares.

The following table shows the range of high and low prices and year-end closing prices for our common stock for each completed fiscal quarter since January 1, 2005.

	2005
	High	Low

First Quarter	$10.30	$5.94
Second Quarter	9.49	5.75
Third Quarter	10.82	7.00
Fourth Quarter	10.70	7.66
Year End Close		$8.40

	2006
	High	Low

First Quarter	$9.35	$7.00
Second Quarter	3.05	1.75
Third Quarter	1.87	1.42
Fourth Quarter	2.37	1.49
Year End Close		$1.65

The Company has never declared or paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. The Company currently intends to retain any earnings to fund future growth, product development and operations.

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ITEM 6.	SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with, and are qualified by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Financial Statements and related Notes included elsewhere in this Form 10-K. The statement of operations data for the years ended December 31, 2004, 2005 and 2006 and the balance sheet data as of December 31, 2005 and 2006 are derived from our audited financial statements, which are included elsewhere in this Form 10-K. The statements of operations data for the years ended December 31, 2002 and 2003 and the balance sheet data as of December 31, 2002, 2003, and 2004 are derived from our audited financial statements that are not included in this Form 10-K. The selected financial data for the period from inception on May 13, 1994 through December 31, 2006 are derived from our audited financial statements.

	Period from
	Inception
	(May 13, 1994)
	Through	Years Ended December 31,
	December 31,	(In thousands, except per share data)
	2006	2002	2003	2004	2005	2006

Statement of Operations Data:
Revenue	$5,594	$900	$1,096	$650	$936	$846
Operating expenses:
Research and development	133,213	15,615	19,071	22,795	34,461	23,417
General and administrative	36,824	3,328	4,677	4,299	7,408	12,758

Total operating expenses	170,037	18,943	23,748	27,094	41,869	36,175

Loss from operations	(164,443)	(18,043)	(22,652)	(26,444)	(40,933)	(35,329)
Interest and other income	8,149	430	319	532	2,358	4,184

Net loss	(156,294)	(17,613)	(22,333)	(25,912)	(38,575)	(31,145)
Dividends and accretion to redemption value of redeemable preferred stock	(16,382)	(5,626)	(6,201)	(2,823)	—	—

Net loss attributable to common stockholders	$(172,676)	$(23,239)	$(28,534)	$(28,735)	$(38,575)	$(31,145)

Basic and diluted net loss attributable to common stockholders per share		$(47.83)	$(54.19)	$(2.52)	$(1.43)	$(1.03)

Weighted average shares used to compute basic and diluted net loss attributable to common stockholders per share		485,842	526,578	11,416,354	26,987,047	30,259,979

	As of December 31,
	2002	2003	2004	2005	2006

Balance Sheet Data:
Cash and cash equivalents	$28,658	$26,649	$71,581	$33,843	$19,682
Short-term investments	1,000	1,499	15,624	53,288	41,676
Working capital	25,838	23,529	79,560	78,364	52,678
Total assets	31,942	30,662	91,239	97,268	66,224
Long-term debt and capital leases, less current portion	459	1,795	807	3,105	1,455
Redeemable convertible preferred stock and warrants	70,934	95,608	—	—	—
Deficit accumulated during the development stage	(45,686)	(74,220)	(102,955)	(141,531)	(172,676)
Total stockholders’ equity (deficit)	(44,886)	(73,226)	80,546	81,453	53,077

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ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read this discussion together with the Financial Statements, related Notes and other financial information included elsewhere in this Form 10-K. The following discussion contains assumptions, estimates and other forward-looking statements that involve a number of risks and uncertainties, including those discussed under “Risk Factors,” “Special Note on Forward-Looking Statements” and elsewhere in this Form 10-K. These risks could cause our actual results to differ materially from those anticipated in these forward-looking statements.

Overview

We are a biopharmaceutical company that has historically been focused on the discovery and development of novel antibody-based products for the prevention and treatment of serious bacterial and fungal infections. In November 2005, we completed enrollment in a 2,017 patient pivotal Phase III clinical trial of Veronate, a product candidate that we had been developing for the prevention of certain hospital-associated infections in premature, very low birth weight infants. On April 3, 2006, we announced that this pivotal Phase III trial did not achieve its primary endpoint or any of its secondary endpoints. Our second product candidate in clinical development is Aurexis, for which we completed a 60 patient Phase II clinical trial in May 2005 evaluating it as first-line therapy, in combination with antibiotics, to treat serious, life-threatening S. aureus, bloodstream infections in hospitalized patients. We also have several ongoing preclinical stage development programs.

In light of the pivotal Phase III results for Veronate in April 2006, we have discontinued the development of Veronate, reduced our work-force, and realigned our operations consistent with the development status of our other MSCRAMM-based development programs. In addition after a comprehensive review of the our entire pipeline, assets, resources and capabilities, we adopted a strategy to preserve a significant portion of our financial resources to pursue other pre-clinical or clinical-stage product candidates or programs beyond our MSCRAMM platform via in-licensing, acquisition or merger. We have not yet completed such a transaction. While we are in various stages of discussions associated with these efforts, we cannot determine when, if ever, we will be successful in implementing this strategy. Pending the outcome of these strategically-focused activities, we plan to continue to leverage our capabilities and intellectual property related to our MSCRAMM protein platform through future corporate collaborations that can provide financial and other synergistic capabilities to support the further development of these programs and maximize their potential.

Based on our strategy our quarterly and annual operating costs and revenues may become highly volatile in the future, and comparisons to previous periods will be difficult to compare. All of our existing clinical and preclinical development programs are based on our MSCRAMM platform, for which we own or have licensed numerous patents and patent applications. We have retained all worldwide rights to Aurexis, and other MSCRAMM product candidates. We have never received regulatory approval for any past or existing product candidates. We currently have little, if any, commercialization capabilities, and it is possible that we may never successfully derive any commercial revenues from any of our product candidates, or programs, either directly or through royalties.

We are a development stage company that has generated significant losses since our inception in May 1994. To date, we have devoted substantially all of our efforts towards research and development activities related to our product candidates, product candidates that are the subject of collaborations, and preclinical programs. We expect to incur losses for the foreseeable future as we plan to continue the development of our MSCRAMM-based research and development activities independently or through collaborations, and intend to support the clinical development of any preclinical or clinical anti-infective drug development programs that we may obtain through our in-licensing, acquisition or merger activities.

As of December 31, 2006, we had an accumulated deficit of $172.7 million.

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Financial Operations Overview

Revenue.  Since our inception, we have not generated any substantial revenue from the sale of products and do not expect product-related revenues until we obtain regulatory approval for and commercialize a product candidate independently or through collaboration. Our revenues have historically represented the amortization of an up-front license fee and quarterly research and development support payments we have received in connection with a license and collaboration agreement with Wyeth, and from time to time, grant revenue and proceeds from research activities we performed under a materials transfer agreement not covered by a license or collaboration agreement. In January 2007 we executed a license and commercialization agreement with 3M for the development of various diagnostic products using our MSCRAMM platform. We may generate future revenues from up-front license fees or milestone payments in connection with collaborators, or other strategic relationships and royalties resulting from the licensing of our intellectual property. If our or any of our collaborators’ future development efforts result in regulatory approval and the successful commercialization of any of our product candidates or collaborated product candidates, we expect the majority of our future revenues would then result from product sales or royalties.

Research and Development Expense.  Research and development expense consists of the expenses incurred in discovering, developing, testing and manufacturing of product candidates. These costs consist primarily of professional fees paid to third-party service providers in conjunction with treating patients enrolled in our clinical trials and monitoring, accumulating and evaluating the related data, salaries and personnel-related expenses, including share-based compensation, the cost of raw materials, contract manufacturing services, supplies used in clinical trials and research and development activities, legal patent services, consulting, depreciation, license and sponsored research fees paid to third parties, and facilities costs. We charge all research and development expenses to operations as incurred.

The following table summarizes our research and development expenses for the years ended December 31, 2004, 2005 and 2006. Direct external costs represent expenses paid to third parties that specifically relate to product candidates in pre-clinical or clinical development, such as payments to third parties that perform development services, such as toxicological tests, contract research organizations that monitor, accumulate and analyze data from our clinical trials, investigators who treat the patients enrolled in our clinical trials, and the cost of manufacturing clinical trial material including raw materials. All remaining research and development expenses, such as salaries and personnel-related expenses, supplies, depreciation, legal patent services, consulting, general licenses and sponsored research, facility costs and other overhead costs, are not tracked to a specific product development program and are included in unallocated costs and overhead. Research and development spending for past periods is not indicative of spending in future periods.

	Years Ended December 31,
	2004	2005	2006
	(In thousands)

Direct external costs:
Veronate	$8,851	$17,073	$9,636
Aurexis	3,120	4,214	84
Unallocated costs and overhead	10,824	13,174	13,697

Total research and development expenses	$22,795	$34,461	$23,417

We anticipate that our research and development costs will decrease substantially in the first two quarters of 2007 as compared to our annualized expense in 2006 due to the completion of the Phase III Veronate trial and the reduction of the personnel in our research and development organization. Due to the uncertainty regarding the status and timing of ongoing or future discussions related to in-licensing, acquisition and merger activities, future clinical trials, and licensing or collaborations, our future expenditures are likely to be highly volatile in future periods depending on the outcomes. From time to time, we will make determinations as to how much funding to direct to these programs in response to their scientific, clinical and regulatory success, and anticipated market opportunity. From inception through December 31, 2006, we have incurred approximately $133.2 million in research and development expenses.

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The successful development of our existing or future product candidates is highly uncertain. We cannot reasonably estimate the nature, timing and cost of the efforts necessary to complete the development of, or the period in which material net cash inflows are expected to commence from any of our existing or future product candidates due to the numerous risks and uncertainties associated with their development, including the uncertainty of:

•	the status and timing of potential in-licensing, acquisition and merger activities and possible outcomes of these activities;

•	the scope, rate of progress and cost associated with our pre-clinical activities and research and development programs;

•	the scope, rate of progress and cost of our clinical trials;

•	future clinical trial results;

•	the terms and timing of any collaborative, licensing and other arrangements that we may enter into;

•	the cost and timing of regulatory approvals;

•	the cost of manufacturing clinical trial materials for our product candidates;

•	the effect of competing technological and market developments;

•	the cost of establishing, maintaining, and protecting our patents and intellectual property portfolio; and

•	the availability of funding to continue research and development activities.

A discussion of the risks and uncertainties associated with implementing our strategy or completing the development of our existing or future product candidates, if at all, and some of the possible consequences of failing to do so, is set forth in the “Risk Factors” section of this Form 10-K.

General and Administrative Expense.  General and administrative expense consists primarily of salaries and personnel-related expenses, including share-based compensation for personnel in executive, finance, accounting, information technology, sales and marketing, business development and human resources functions. Other significant costs include professional fees for legal and accounting services, market research and other consulting services, as well as premiums for insurance, including directors’ and officers’ insurance incurred as a result of being publicly-traded, public company expenses, and depreciation and facility expenses. Pending the outcome of our in-licensing, acquisition and merger activities, we expect our general and administrative expenses to decrease for the first two quarters of 2007 as compared to our annualized expense in 2006 due to the downsizing of personnel in general and administrative function. Due to the uncertainty regarding the status and timing of ongoing discussions related to in-licensing, acquisition and merger activities, future expenditures are likely to be highly volatile depending on the outcome. From inception through December 31, 2006, we have incurred approximately $36.8 million in general and administrative expenses.

Interest and Other Income (Expense), net.  Interest income consists of interest earned on our cash, cash equivalents and short-term investments. Interest expense consists of interest incurred on capital leases and notes payable. Other income and (expense) has historically consisted of the proceeds from the sale of excess raw materials, the gain or loss on the disposal of equipment, and the reversal of a liability for which the obligation to provide further services or settlement is not required.

Dividends and Accretion to Redemption Value of Redeemable Preferred Stock.  Until the completion of our initial public offering, or IPO, in June 2004, when all then-outstanding preferred stock and related dividends were converted into common stock, we accrued for an 8% cumulative annual dividend payable on our Series C Redeemable Convertible Preferred Stock, and on our Series D Redeemable Convertible Preferred Stock. In addition, since our redeemable preferred stock had been discounted to reflect the value of attached warrants, we accreted, or increased, the book value of our redeemable preferred stock to equal its redemption value by the earliest redemption date. This accretion had the impact of reducing stockholders’ equity and increasing the net loss per share attributable to common stockholders.

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Critical Accounting Policies and Estimates

This discussion and analysis of our current financial condition and historical results of operations are based on our audited financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of our financial statements requires us to make estimates and judgments with respect to the selection and application of accounting policies that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosures of contingent assets and liabilities. We base our estimates on historical experience, current economic and industry conditions and on various other factors that are believed to be reasonable at the time, the results of which form the basis for making judgments about the carrying values of certain assets and liabilities. Actual future results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies are important in understanding our financial statements and operating results.

Use of Estimates.  The preparation of our financial statements in conformance with generally accepted accounting principles in the United States requires us to make estimates and judgments with respect to the selection and application of accounting policies that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosures of contingent assets and liabilities. We base our estimates on historical experience, current economic and industry conditions, and on various other factors that are believed to be reasonable at the time, the results of which form the basis for making judgments about the carrying values of certain assets and liabilities. Actual future results may differ from these estimates under different assumptions or conditions.

Revenue Recognition.  We recognize revenue under licensing and other collaborative research and development agreements as we perform services or meet contractual obligations. Accordingly, up-front, non-refundable license fees under agreements in which we have an ongoing research and development commitment are amortized, on a straight-line basis, over the term of our ongoing obligations under the agreement. Revenues received for ongoing research and development activities under collaborative arrangements are recognized as the research and development activities are performed pursuant to the terms of the related agreements. In the event we receive milestone payments in the future, we will recognize such payments when all of the terms of such milestone are achieved.

Accrued Expenses.  The preparation of our financial statements requires us to estimate expenses that we believe have been incurred, but for which we have not yet received invoices from our vendors. This process involves identifying services and activities that have been performed by third-party vendors on our behalf and estimating the level to which they have been performed and the associated cost incurred for such service as of each balance sheet date.

Examples of significant expenses for which we generally accrue based on estimates include fees for services, such as those provided by certain clinical research and data management organizations and investigators in conjunction with clinical trials and fees owed to certain contract manufacturers in conjunction with the manufacture of materials for our clinical trials. In order to estimate costs incurred to date, but have not yet have been invoiced, we analyze the progress and related activities, invoices received and budgeted costs when evaluating the adequacy of the accrued liability for these related costs. We make these estimates based upon the facts and circumstances known to us at the time and in accordance with generally accepted accounting principles. We believe that historically our accruals have been reasonably accurate.

Share-Based Compensation.  We adopted Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share-Based Payment, (“SFAS No. 123(R)”) on January 1, 2006. We adopted the fair value recognition provisions of SFAS No. 123(R), using the modified-prospective transition method. Under this transition method, share-based compensation cost recognized in 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, (“SFAS No. 123”) and (b) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123(R). Results for prior periods have not been restated. We use the Black-Scholes method to estimate the value of stock options granted to employees and apply it not only to new awards, but to

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previously granted awards that were not fully vested on the effective date of January 1, 2006. Awards granted prior to our initial public offering that were unvested as of January 1, 2006 are valued using the minimum value method.

Upon the adoption of SFAS No. 123(R), we recorded a cumulative effect of change in accounting principle of approximately $58,000 related to expected forfeitures for previously expensed share-based compensation.

We have recorded share-based compensation expense of $2.6 million, or $0.09 per share for the twelve months ended December 31, 2006, of which $1.1 million was recorded as a research and development expense and $1.5 million was recorded as a general and administrative expense. As of December 31, 2006, we have $3.2 million, of unvested awards not yet recognized as an expense, not discounting for future forfeitures. This amount less assumed forfeitures will be expensed over the respective vesting period of the granted awards, which for stock options is generally two to four years and for restricted stock, is one to two years. Upon the adoption of SFAS No. 123(R), we commenced issuing awards of restricted stock, but continue to issue a mix of stock options and restricted stock. Please refer to Note 12 to our Financial Statements for further information on share-based compensation.

Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return (including a decision whether to file or not file a return in a particular jurisdiction). Under FIN 48, the financial statements will reflect expected future tax consequences of such positions presuming the taxing authorities’ full knowledge of the position and all relevant facts, but without considering time values. FIN 48 substantially changes the applicable accounting model and is likely to cause greater volatility in income statements as more items are recognized discretely within income tax expense. FIN 48 also revises disclosure requirements and introduces a prescriptive, annual tabular rollforward of the unrecognized tax benefits. FIN 48 is effective for us beginning January 1, 2007. We are evaluating the impact of adopting FIN 48 on our financial position and results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. The standard is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. We do not believe that its adoption in the first quarter of 2008 will have a material impact on our financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The SEC staff believes that registrants should quantify errors using both a balance sheet and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. The adoption did not have a material impact on our financial statements.

Results of Operations

Fiscal Years Ended December 31, 2005 and 2006

Revenue.  Revenue decreased to $846,000 in 2006 from $936,000 in 2005. This decrease of $90,000 or 10% was the result of higher proceeds received in 2005 from research activities pursuant to a materials transfer agreement. Revenue consisted largely of quarterly collaborative research and development support fees and license fees from Wyeth. The collaborative research and development support fees and license fees from Wyeth are based on the number of our employees that collaborate on the program.

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Research and Development Expense.  Research and development expense decreased to $23.4 million in 2006 from $34.4 million in 2005. This decrease of $11.0 million, or 32%, was the result of an $11.2 million decrease in clinical trial expenses, a $0.4 million decrease in expenses related to the manufacturing of clinical trial material, a $0.4 million decrease in salaries, benefits, and share-based compensation, and a $0.7 million decrease in license fees, legal, and other expenses, offset in part by a $1.7 million increase in depreciation and facility related expenses. Clinical trial expenses for Veronate decreased by $10.6 million due to the completion of the Veronate Phase III clinical trial in April 2006. In addition there was decrease of $0.6 million in clinical trial expenses for the Aurexis program primarily related to completion of a 60 patient Phase II trial in 2005 and Phase I end stage renal clinical trial in 2005. Manufacturing expenses decreased by $3.6 million due to the completion of several manufactured lots of clinical trial material for the Aurexis program during 2005, offset by a reserve of $3.2 million related to the termination of the Nabi manufacturing agreement. Salaries, benefits, and share-based compensation expenses decreased in 2006 due to reductions in salaries of $1.6 million, offset by severance and termination obligations of $0.4 million, and higher share-based compensation expense in 2006 of $0.8 million due to adoption of SFAS No. 123(R) and the acceleration of share-based compensation expense for terminated employees. Depreciation and facility-related expenses increased in 2006 due to a change in estimated life and the related impairment as result of an accelerated depreciation charge of $1.4 million on leasehold improvements related to our laboratory facility, and higher rent and operating expenses related to our new facility as compared to 2005.

The following table summarizes the components of our research and development expense for 2005 and 2006.

	December 31,
	2005	2006
	(In thousands)

Clinical and manufacturing related expenses	$21,287	$9,720
Salaries, benefits, and share-based compensation expenses	6,920	6,509
License fees, legal and other expenses	3,743	3,025
Depreciation and facility related expenses	2,511	4,163

Total research and development expense	$34,461	$23,417

General and Administrative Expense.  General and administrative expense increased to $12.8 million in 2006 from $7.4 million in 2005. The increase of $5.4 million, or 73%, was primarily due to an increase of $2.3 million in salaries, benefits, and share-based compensation expense, a $1.6 million increase in professional and legal fees and market research expenses, and a $1.6 million increase in depreciation and facility-related expenses, offset by a $0.1 million decrease in other expenses. Salaries, benefits, and share-based compensation expense increased in 2006 primarily as a result of a $1.3 million increase in share-based compensation expense due to our adoption of SFAS 123(R) in 2006 and the acceleration of share-based compensation expense for terminated employees, a $1.2 million increase in severance and termination obligations in 2006, offset by reductions in salaries of $0.2 million as compared to 2005. Professional and legal fees and market research expenses increased in 2006 due to a $1.0 million of transaction costs we incurred in connection with merger and acquisition activities in 2006, and a $0.6 million increase in other professional and legal fees due to higher fees in 2006 associated with general corporate matters, advisory services, accounting services, and investor relations activities as compared to 2005. Depreciation and facility-related expenses increased in 2006 primarily due to a change in estimated life and the related impairment as the result of an accelerated depreciation charge of $1.4 million related to leasehold improvements at our office facility, and higher rent and operating expenses related to our new facility as compared to 2005. Public company related expenses and other expenses decreased in 2006 related to lower general office expenses as compared to 2005.

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The following table summarizes the components of our general and administrative expense for 2005 and 2006.

	December 31,
	2005	2006
	(In thousands)

Professional and legal fees and market research expenses	$1,884	$3,431
Salaries, benefits and share-based compensation expenses	3,016	5,307
Public company related expenses and other expenses	1,938	1,888
Depreciation and facility related expenses	570	2,132

Total general and administrative expense	$7,408	$12,758

Interest and Other Income, net.  Interest and other income, net, increased to $4.2 million for 2006 from $2.4 million in 2005. The increase of $1.8 million was the result of a $0.8 million increase in interest income due to significantly higher average cash balances and higher interest rates in 2006, and $1.0 million related to the recognition of previously deferred liability for which the obligation to provide further services or settlement has expired.

Fiscal Years Ended December 31, 2004 and 2005

Revenue.  Revenue increased to $936,000 in 2005 from $650,000 in 2004. This increase of $286,000 or 44%, resulted from a $286,000 increase in proceeds from research activities we performed in 2005 pursuant to a materials transfer agreement that did not exist in 2004. Otherwise ongoing revenue consisted of quarterly collaborative research and development support fees and license fees from Wyeth. The collaborative research and development support fees and license fees from Wyeth are based on the number of our employees that collaborate on the program.

Research and Development Expense.  Research and development expense increased to $34.5 million in 2005 from $22.8 million in 2004. This increase of $11.7 million, or 51%, resulted from a $7.2 million increase in clinical trial expenses, a $2.1 million increase in expenses related to the manufacturing of clinical trial material, a $1.4 million increase in salaries, benefits, and share-based compensation, and a $1.0 million increase in depreciation and facility-related expenses. Clinical trial expenses associated with the Veronate Phase III clinical trial in 2005 increased by $7.9 million due to approximately 700 additional patients being enrolled in the trial as compared to 2004. This increase in 2005 was offset by a decrease of $0.7 million in clinical trial expenses for the Aurexis program primarily related to completion of a 60 patient Phase II trial for treatment of S. aureus bloodstream infections in May 2005 as compared to 2004. Manufacturing expenses increased by $1.8 million in 2005 largely due to the manufacture of a large scale run of clinical trial material for the Aurexis program during the second and third quarter of 2005, and $0.3 million for additional raw materials purchased for the manufacturing of clinical trial material for the Veronate program as compared to 2004. Salaries, benefits and share-based compensation expenses increased in 2005 due to the hiring of additional personnel needed to support our clinical trials, perform research, and increased salaries for existing employees as compared to 2004. Depreciation and facility-related expenses increased in 2005 due to higher rent and operating expenses related to our new facility as compared to 2004.

The following table summarizes the components of our research and development expense for 2005 and 2004.

	December 31,
	2004	2005
	(In thousands)

Clinical and manufacturing related expenses	$11,972	$21,287
Salaries, benefits, and share-based compensation expenses	5,522	6,920
License fees, legal and other expenses	3,819	3,743
Depreciation and facility related expenses	1,482	2,511

Total research and development expense	$22,795	$34,461

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General and Administrative Expense.  General and administrative expense increased to $7.4 million in 2005 from $4.3 million in 2004. The increase of $3.1 million, or 72%, was primarily due to an increase in professional and legal fees in 2005 of $1.3 million incurred as a result of the Company becoming publicly-traded in June 2004, an increase of $0.9 million in salaries, benefits, and share-based compensation, a $0.5 million increase in marketing research expenses, an increase of $0.3 million in depreciation and facility-related expenses, and a $0.1 million increase in other expenses. The additional expenses of becoming a publicly-traded company included a significant increase in directors’ and officers’ insurance premiums, expenditures related to recruiting expenses and compensating members of our Board of Directors, consulting fees associated with implementing the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, higher audit and legal fees, and consulting and professional fees related to investor and public relations. Salaries, benefits, and share-based compensation expenses increased in 2005 due to the hiring of additional personnel to support our public company infrastructure, planned commercialization of Veronate, and higher salaries as compared to 2004. Market research expenses increased in 2005 due to expenditures related to the planning and commercialization of Veronate as compared to 2004. Depreciation and facility-related expenses increased in 2005 due to higher rent and operating expenses related to our new facility as compared to 2004.

Interest and Other Income, net.  Interest and other income, net, increased to $2.4 million for 2005 from $0.5 million in 2004. The increase of $1.9 million was principally the result of a $2.0 million increase in interest income due to significantly higher average cash balances and higher interest rates in 2005, offset in part by a loss on disposal of assets in the third quarter of 2005 and a gain on the sale of plasma that occurred in 2004.

Dividends and Accretion to Redemption Value of Redeemable Preferred Stock.  Dividends on preferred stock and accretion to redemption value of redeemable preferred stock decreased to zero in 2005 from $2.8 million in 2004. As of June 9, 2004, the closing date of our initial public offering, all the related redeemable preferred stock was converted to common stock, and therefore, we did not record any dividends or accretion to redemption value after that date.

Liquidity and Capital Resources

Sources of Liquidity

Since our inception in May 1994 through December 31, 2006, we have funded our operations primarily with $214.4 million in gross proceeds raised from a series of five private equity financings, our IPO in June 2004, and two PIPE financings, or private placement of public equity financings.

From inception through December 31, 2006, we have also borrowed a total of $12.2 million under various notes payable, a credit facility with a commercial bank and capital leases, and have received approximately $7.2 million in license fees, collaborative research payments and grants, of which $0.9 million and $0.7 million were recorded as deferred revenue as of December 31, 2005 and December 31, 2006, respectively.

At December 31, 2006, cash, cash equivalents and short-term investments were $61.4 million and we held no investments with a maturity greater than 12 months. Our cash, cash equivalents and short-term investments are generally held in a variety of interest-bearing instruments, consisting of United States government agency securities, high-grade corporate bonds, municipal bonds, asset-backed securities, commercial paper, certificates of deposit, and money market accounts that have a maturity date of less than 12 months.

Cash Flows

For the year ended December 31, 2006, cash, cash equivalents, and short-term investments decreased by $25.7 million, from $87.1 million to $61.4 million. This decrease resulted primarily from cash used for operating activities, capital expenditures, restructuring charges, and the repayment of capital lease obligations and notes payable, slightly offset by proceeds from the issuance of common stock.

Net cash used in operating activities was $23.8 million in 2006, primarily reflecting a net loss of $31.1 million, and was offset by non-cash charges of $7.2 million and a net decrease in assets over liabilities of $0.1 million. Our net loss was largely the result of funding our clinical trials associated with Veronate and Aurexis, research

39

and development activities, general and administrative expenses, expenses associated with the planning for the commercialization of Veronate, and a number of restructuring charges primarily due to the unfavorable results from the Veronate Phase III trial. The net decrease in assets reflected a net decrease in prepaid expenses and receivables of $0.6 million associated with lower prepaid insurance premiums, offset by higher trade receivables. In addition there was a net decrease in accounts payable, accrued liabilities, and deferred revenue of $0.5 million, which was primary the result of a decrease in accounts payable and deferred revenue, offset by an increase in accrued expenses associated largely with manufacturing-related expenses, severance and termination obligations, and professional and legal fees associated with merger and acquisition activities. We received approximately $11.6 million of cash from investing activities during 2006, which consisted of net sales of short-term investments of $11.8 million, offset by $0.2 million for the purchases of laboratory and computer equipment.

We used net cash of $2.0 million from financing activities during 2006, which consisted of $2.2 million in payments on our capital leases and promissory notes, offset slightly by $0.2 million in proceeds from the issuance of common stock as result of the exercise of stock options.

Funding Requirements

Our future funding requirements are difficult to determine and will depend on a number of factors, including:

•	whether or not we are successful in obtaining additional pre-clinical or clinical stage product candidates or program through in-licensing, acquisition or merger activities;

•	the terms and timing of any collaborative, licensing and other arrangements that we may establish;

•	the scope, rate of progress and cost of our pre-clinical activities and research and development programs of our existing or future product candidates or programs;

•	the cost of manufacturing clinical trial materials for our product candidates;

•	the timing and costs involved in conducting pre-clinical test or clinical trials;

•	the cost to obtain and timing of regulatory approvals;

•	the number of product candidates we may advance into clinical development;

•	future payments received or made under existing or future license or collaboration agreements;

•	whether we establish a corporate infrastructure to support the commercialization of our products;

•	whether or not to establish a corporate infrastructure to support the commercialization of our products;

•	the cost of filing, prosecuting and enforcing patent and other intellectual property claims; and

•	the future need to acquire additional licenses or acquire product candidates or programs.

Based on our current operations, we believe that our existing cash, cash equivalents and short-term investments of $61.4 million as of December 31, 2006 will enable us to operate for a period of at least 36 months from the date of this filing. This estimate assumes that we continue to operate as we are currently operating, and we do not obtain additional pre-clinical or clinical stage product candidates or programs through in-licensing, acquisition or merger activities or otherwise enter into any other significant transaction or change our strategy. We cannot predict with any certainty what impact such an event would have on our liquidity. We currently do not have any commitments for future funding, nor do we anticipate that we will generate revenue from the sale of any products for a number of years. Therefore, in order to meet our anticipated liquidity needs beyond 36 months, or possibly sooner in the event we obtain additional pre-clinical or clinical stage products or programs through in-licensing, acquisition or merger activities or otherwise enter into transactions, or change our strategy, we may need to raise additional capital. We would expect to do so primarily through the sale of additional common stock or other equity securities and to a lesser extent, licensing agreements, strategic collaborations or debt financing. These funds may not be available to us on acceptable terms, if at all, and our failure to raise such funds could have a material adverse impact on our business strategy, plans, financial

40

condition and results of operations. If adequate funds are not available to us in the future, we may be required to delay, reduce the scope of, or eliminate one or more of our research and development programs, delay or curtail our clinical trials, or obtain funds through license agreements, collaborative or partner arrangements pursuant to which we will likely have to relinquish rights to certain product candidates that we might otherwise choose to develop or commercialize independently. Additional equity financings may be dilutive to holders of our common stock, and debt financing, if available, may involve significant payment obligations and restrictive covenants that restrict how we operate our business.

Contractual Obligations

Our material contractual obligations relate primarily to notes payable, capital leases, an operating lease on our headquarters and laboratory facility and certain minimum obligations we have under third-party agreements.

The following table summarizes our contractual obligations as of December 31, 2006 and the effect such obligations are expected to have on our liquidity and cash flows in future periods.

	Payments Due by Period
		Less Than			More Than
Contractual Obligations	Total	1 Year	1-3 Years	4-5 Years	5 Years
	(In thousands)

Short and long-term debt	$1,458	$833	$625	$—	$—
Capital lease obligations	1,843	951	892	—	—
Operating leases and equipment obligations	7,858	877	2,718	1,912	2,351
Purchase obligations(1)	2,318	368	942	336	672

Total contractual cash obligations	$13,477	$3,029	$5,177	$2,248	$3,023

(1)	Reflects our maximum purchase obligations. If terminated, our expected purchase commitments under these agreements would be approximately $0.0 million in total; $0.0 million for the period of less than one year, $0.0 million for the period 1-3 years, $0.0 million for the period four to five years, and $0.0 million for the period of more than 5 years from the date of this table.

The contractual obligations outlined in the table above do not include several potential future milestone obligations we may be liable for in the future or royalties due under a number of our licensing and collaborative agreements. The aggregate amount of our milestone obligations is approximately $7.1 million assuming the full and successful development of our product candidates. Our milestone obligations are primarily due upon either the submission of a BLA, and/or the marketing approval of Aurexis. At this time, due to the uncertainties associated with the clinical development of Aurexis, we cannot determine when these events may occur, if at all. Further, the license and collaboration agreements to which these milestone obligations relate are cancelable by us without further financial obligations, upon not more than 90 days written notice in the event we choose to terminate any of the license agreements for any reason.

In December 2003, we entered into an agreement to lease for ten years a 51,000 square foot research and office facility to be built to our specifications. We estimate that our expenses associated with our facility for minimum rent payments will approximate $0.9 to $1.0 million per year on average under this lease. As part of the lease agreement, certain leasehold improvements were paid by the lessor and capitalized (See Note 7 — Commitments and Contingencies of the Financial Statements). The leasehold improvement assets are being amortized over seven years and the liability is being amortized over life of lease, which is ten years for the liability. The amortization is recorded as a discount to rent expense for the liability and as amortization expense to leasehold improvements for the asset. The balances of the capitalized lessor-paid leasehold improvements are classified in the balance sheet as leasehold improvements for the asset and other liabilities for the liability (See Note 9 — Other Liabilities of the Financial Statements). In addition, we took possession, or control of, the physical use of the facility in January 2005, at which time the work was initiated on the leasehold improvements. The leasehold improvements were completed in May 2005. This four month gap constituted a rent holiday. As such, we accrued rent for that time period. This accrued rent is being amortized

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as a discount to rent over the remaining 10 year life of the lease. The balance of this rent accrual is classified in the balance sheet as other liabilities (See Note 9 — Other Liabilities of the Financial Statements).

ITEM 7A.	Quantitative and Qualitative Disclosures about Market Risk

Investment Risk

Our primary exposure to market risk relates to changes in interest rates on our cash, cash equivalents, and short-term investments. The objective of our investment activities is to preserve principal. To achieve this objective, we invest in highly liquid and high-quality investment grade debt instruments of financial institutions, corporations and United States government agency securities with a weighted average maturity of no longer than 12 months. Due to the relatively short-term nature of these investments, we believe that we are not subject to any material market risk exposure, and as a result, the estimated fair value of our cash, cash equivalents and short-term investments approximates their principal amounts. If market interest rates were to increase immediately and uniformly by 10% from levels at December 31, 2006, we estimate that the fair value of our investment portfolio would decline by an immaterial amount, and have no plans to sell investments prior to their maturity. We do not have any foreign currency or other derivative financial instruments and we do not have significant interest rate risk associated with our debt obligations. We have the ability to hold our fixed income investments until maturity, and therefore we would not expect our operating results or cash flows to be affected to any significant degree by the effect of a change in market interest rates on our investments.

Limited Suppliers

We rely on certain raw materials and supplies used in the development process that are procured from a small group of suppliers and from time to time, on certain single-sourced third-party contract manufacturers that make our product candidates. Due to stringent manufacturing requirements for our third-party FDA approved suppliers, we may be unable to successfully mitigate the risk associated with our reliance on these few vendors. The failure of a supplier or a single-sources contract manufacturer to deliver on schedule, or at all, could delay or interrupt the development process and adversely affect our operating results.

Effects of Inflation

The majority of our assets are monetary, consisting of cash, cash equivalents and short-term investments. Because of their liquidity, these assets are not generally directly affected by inflation. We also believe that we have intangible assets in the value of our technology and product candidates. In accordance with generally accepted accounting principles, we have not recorded the value of any intellectual property or intangible assets that we have developed on our balance sheet. Due to the nature of these intangible assets, we do not believe they are affected by inflation. Because we intend to retain and continue to use our equipment, furniture and fixtures and leasehold improvements, we believe that the incremental inflation related to replacement costs of such items will not materially affect our operations. However, the rate of inflation affects our expenses, such as those for employee compensation and contract services, which could increase our level of expenses and the rate at which we use our resources.

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ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
Inhibitex, Inc.

We have audited the accompanying balance sheets of Inhibitex, Inc. (a Development Stage Company) as of December 31, 2005 and 2006, and the related statements of operations, stockholders’ equity (deficit) and cash flows for each of the three years in the period ended December 31, 2006, and for the period from inception (May 13, 1994) through December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inhibitex, Inc. (a Development Stage Company) at December 31, 2005 and 2006, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2006, and for the period from inception (May 13, 1994) through December 31, 2006, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 of the Notes to the Financial Statements, in 2006 the Company adopted Statement of Financial Accounting Standards No. 123 (revised), Share-Based Payment.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Inhibitex, Inc.’s (a Development Stage Company) internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 15, 2007 expressed an unqualified opinion thereon.

Atlanta, Georgia
March 15, 2007

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INHIBITEX, INC.
(A Development Stage Company)

Balance Sheets

	December 31,
	2005	2006

ASSETS
Current assets:
Cash and cash equivalents	$33,842,937	$19,681,861
Short-term investments	53,288,016	41,676,223
Prepaid expenses and other current assets	1,917,436	1,002,810
Accounts receivable	44,923	332,669

Total current assets	89,093,312	62,693,563
Property and equipment, net	8,175,074	3,530,796

Total assets	$97,268,386	$66,224,359

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,879,191	$629,249
Accrued expenses	5,316,906	7,392,210
Current portion of notes payable	1,319,445	833,333
Current portion of capital lease obligations	869,043	816,184
Current portion of deferred revenue	191,667	191,667
Other current liabilities	1,152,702	152,728

Total current liabilities	10,728,954	10,015,371
Long-term liabilities:
Notes payable, net of current portion	1,458,333	625,000
Capital lease obligations, net of current portion	1,646,323	829,871
Deferred revenue, net of current portion	687,500	537,500
Other liabilities, net of current portion	1,294,210	1,139,599

Total long-term liabilities	5,086,366	3,131,970

Total liabilities	15,815,320	13,147,341
Stockholders’ equity:
Preferred stock, $.001 par value; 5,000,000 shares authorized at December 31, 2006 and 2005, none issued and outstanding at December 31, 2006 and 2005	—	—
Common stock, $.001 par value; 75,000,000 shares authorized at December 31, 2006 and 2005, 30,278,135 and 30,219,715 shares issued and outstanding at December 31, 2006 and 2005, respectively	30,220	30,278
Additional paid-in capital	212,210,931	214,204,588
Warrants	11,514,793	11,517,743
Deferred stock compensation	(772,347)	—
Deficit accumulated during the development stage	(141,530,531)	(172,675,591)

Total stockholders’ equity	81,453,066	53,077,018

Total liabilities, redeemable convertible preferred stock and warrants and stockholders’ equity	$97,268,386	$66,224,359

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Statements of Operations

	Period from
	Inception
	(May 13, 1994)
	Through
	December 31,	Year Ended December 31,
	2006	2004	2005	2006

Revenue:
License fees and milestones	$1,312,500	$150,000	$150,000	$150,000
Collaborative research and development	3,499,455	500,000	500,000	500,000
Grants and other revenue	782,051	—	286,474	195,577

Total revenue	5,594,006	650,000	936,474	845,577
Operating expense:
Research and development	133,212,675	22,795,190	34,461,403	23,417,091
General and administrative	36,823,718	4,299,074	7,408,570	12,758,063

Total operating expense	170,036,393	27,094,264	41,869,973	36,175,154

Loss from operations	(164,442,387)	(26,444,264)	(40,933,499)	(35,329,577)
Other income (expense), net	1,717,658	103,684	(45,377)	1,059,993
Interest income, net	6,431,201	429,085	2,403,495	3,124,524

Net loss	(156,293,528)	(25,911,495)	(38,575,381)	(31,145,060)
Dividends and accretion to redemption value of redeemable preferred stock	(16,382,063)	(2,823,160)	—	—

Net loss attributable to common stockholders	$(172,675,591)	$(28,734,655)	$(38,575,381)	$(31,145,060)

Basic and diluted net loss per share attributable to common stockholders		$(2.52)	$(1.43)	$(1.03)

Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders		11,416,354	26,987,047	30,259,979

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INHIBITEX, INC.
(A Development Stage Company)
Statement of Stockholders Equity (Deficit)

	Series A										Deficit
	Preferred		Common Stock								Accumulated	Total
	Stock		Subscription		Common Stock		Additional	Receivable	Common	Deferred	During	Stockholders’
		Par		Par		Par	Paid-in	For Purchase	Stock	Stock	Development	Equity
	Shares	Value	Shares	Value	Shares	Value	Capital	of Stock	Warrants	Compensation	Stage	(Deficit)

Balance at inception (May 13, 1994)	—	$—	—	$—	—	$—	$—	$—	$—	$—	$—	$—
Issuance of subscriptions for common stock to founders at $.005 per share	—	—	44,258	44	—	—	483	—	—	—	—	527
Issuance of common stock at $1.00 per share	—	—	—	—	42,017	42	99,958	—	—	—	—	100,000
Net loss	—	—	—	—	—	—	—	—	—	—	(54,088)	(54,088)

Balance at December 31, 1994	—	—	44,258	44	42,017	42	100,441	—	—	—	(54,088)	46,439
Net loss	—	—	—	—	—	—	—	—	—	—	(266,491)	(266,491)

Balance at December 31, 1995	—	—	44,258	44	42,017	42	100,441	—	—	—	(320,579)	(220,052)
Issuance of Series A Preferred Stock at $2.50 per share, net of related costs of $18,641	216,000	216	—	—	—	—	521,143	—	—	—	—	521,359
Issuance of subscribed common stock at $.005 per share	—	—	(44,258)	(44)	44,258	44	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	(248,510)	(248,510)

Balance at December 31, 1996	216,000	216	—	—	86,275	86	621,584	—	—	—	(569,089)	52,797
Issuance of common stock at $.05 per share, net of receivable from shareholder	—	—	—	—	129,960	130	15,335	(3,867)	—	—	—	11,598
Net loss	—	—	—	—	—	—	—	—	—	—	(508,304)	(508,304)

Balance at December 31, 1997	216,000	216	—	—	216,235	216	636,919	(3,867)	—	—	(1,077,393)	(443,909)

46

INHIBITEX, INC.
(A Development Stage Company)
Statement of Stockholders Equity (Deficit)

	Series A										Deficit
	Preferred		Common Stock								Accumulated	Total
	Stock		Subscription		Common Stock		Additional	Receivable	Common	Deferred	During	Stockholders’
		Par		Par		Par	Paid-in	For Purchase	Stock	Stock	Development	Equity
	Shares	Value	Shares	Value	Shares	Value	Capital	of Stock	Warrants	Compensation	Stage	(Deficit)

Issuance of common stock at $.05 and $.075 per share, net of receivable from shareholder	—	—	—	—	191,358	191	26,599	(24,828)	—	—	—	1,962
Net loss	—	—	—	—	—	—	—	—	—	—	(1,725,290)	(1,725,290)

Balance at December 31, 1998	216,000	216	—	—	407,593	407	663,518	(28,695)	—	—	(2,802,683)	(2,167,237)
Issuance of common stock at $.10 per share	—	—	—	—	1,787	2	423	—	—	—	—	425
Net loss	—	—	—	—	—	—	—	—	—	—	(3,343,509)	(3,343,509)

Balance at December 31, 1999	216,000	216	—	—	409,380	409	663,941	(28,695)	—	—	(6,146,192)	(5,510,321)
Forgiveness of receivable from shareholders	—	—	—	—	—	—	—	28,695	—	—	—	28,695
Issuance of warrant for the purchase of common stock at $.06 per share	—	—	—	—	—	—	75	—	—	—	—	75
Exercise of stock Options	—	—	—	—	8,199	8	2,240	—	—	—	—	2,248
Cumulative effect of change in accounting principle	—	—	—	—	—	—	99,500	—	—	—	—	99,500
Preferred stock Dividends	—	—	—	—	—	—	—	—	—	—	(460,600)	(460,600)
Net loss	—	—	—	—	—	—	—	—	—	—	(6,463,315)	(6,463,315)

Balance at December 31, 2000	216,000	216	—	—	417,579	417	765,756	—	—	—	(13,070,107)	(12,303,718)

47

INHIBITEX, INC.
(A Development Stage Company)
Statement of Stockholders Equity (Deficit)

	Series A										Deficit
	Preferred		Common Stock								Accumulated	Total
	Stock		Subscription		Common Stock		Additional	Receivable	Common	Deferred	During	Stockholders’
		Par		Par		Par	Paid-in	For Purchase	Stock	Stock	Development	Equity
	Shares	Value	Shares	Value	Shares	Value	Capital	of Stock	Warrants	Compensation	Stage	(Deficit)

Issuance of warrant for the purchase of common stock at $.23 per share	—	—	—	—	—	—	3,450	—	—	—	—	3,450
Exercise of stock Options	—	—	—	—	48,181	48	12,426	—	—	—	—	12,474
Preferred stock Dividends	—	—	—	—	—	—	—	—	—	—	(1,271,383)	(1,271,383)
Net loss	—	—	—	—	—	—	—	—	—	—	(8,106,341)	(8,106,341)

Balance at December 31, 2001	216,000	216	—	—	465,760	465	781,632	—	—	—	(22,447,831)	(21,665,518)
Exercise of stock Options	—	—	—	—	47,438	48	18,258	—	—	—	—	18,306
Preferred stock Dividends	—	—	—	—	—	—	—	—	—	—	(4,461,328)	(4,461,328)
Accretion of Series D Preferred Stock to redemption value	—	—	—	—	—	—	—	—	—	—	(1,164,476)	(1,164,476)
Net loss	—	—	—	—	—	—	—	—	—	—	(17,612,723)	(17,612,723)

Balance at December 31, 2002	216,000	216	—	—	513,198	513	799,890	—	—	—	(45,686,358)	(44,885,739)
Exercise of stock Options	—	—	—	—	22,868	23	17,363	—	—	—	—	17,386
Preferred stock Dividends	—	—	—	—	—	—	—	—	—	—	(4,871,217)	(4,871,217)

48

INHIBITEX, INC.
(A Development Stage Company)
Statement of Stockholders Equity (Deficit)

	Series A										Deficit
	Preferred		Common Stock								Accumulated	Total
	Stock		Subscription		Common Stock		Additional	Receivable	Common	Deferred	During	Stockholders’
		Par		Par		Par	Paid-in	For Purchase	Stock	Stock	Development	Equity
	Shares	Value	Shares	Value	Shares	Value	Capital	of Stock	Warrants	Compensation	Stage	(Deficit)

Accretion of Series D and E Preferred Stock to redemption value	—	—	—	—	—	—	—	—	—	—	(1,329,899)	(1,329,899)
Deferred stock Compensation	—	—	—	—	—	—	980,545	—	—	(980,545)	—	—
Amortization of deferred stock compensation	—	—	—	—	—	—	—	—	—	176,235	—	176,235
Net loss	—	—	—	—	—	—	—	—	—	—	(22,333,021)	(22,333,021)

Balance at December 31, 2003	216,000	216	—	—	536,066	536	1,797,798	—	—	(804,310)	(74,220,495)	(73,226,255)
Exercise of stock options	—	—	—	—	309,965	310	255,657	—	—	—	—	255,967
Preferred stock dividends and accretion to redemption value	—	—	—	—	—	—	—	—	—	—	(2,823,160)	(2,823,160)
Deferred stock compensation	—	—	—	—	—	—	938,078	—	—	(938,078)	—	—
Amortization of deferred stock compensation	—	—	—	—	—	—	—	—	—	473,289	—	473,289
Conversion of preferred stock to common including dividends	(216,000)	(216)	—	—	11,936,438	11,936	93,871,724	—	—	—	—	93,883,444
Initial Public Offering of common stock	—	—	—	—	5,527,000	5,527	33,951,407	—	—	—	—	33,956,934
Exercise of warrants	—	—	—	—	46,488	47	207,593	—	(47,927)	—	—	159,713
Issuance of Common Stock Warrants	—	—	—	—	—	—	—	—	6,113,749	—	—	6,113,749
Issuance of common stock as PIPE Financing	—	—	—	—	6,777,370	6,777	42,166,488	—	5,490,146	—	—	47,663,411
Net loss	—	—	—	—	—	—	—	—	—	—	(25,911,495)	(25,911,495)

Balance at December 31, 2004	—	—	—	—	25,133,327	25,133	173,188,745	—	11,555,968	(1,269,099)	(102,955,150)	80,545,597

49

INHIBITEX, INC.
(A Development Stage Company)
Statement of Stockholders Equity (Deficit)

	Series A										Deficit
	Preferred		Common Stock								Accumulated	Total
	Stock		Subscription		Common Stock		Additional	Receivable	Common	Deferred	During	Stockholders’
		Par		Par		Par	Paid-in	For Purchase	Stock	Stock	Development	Equity
	Shares	Value	Shares	Value	Shares	Value	Capital	of Stock	Warrants	Compensation	Stage	(Deficit)

Exercise of stock options and issuances of employee stock purchase plan	—	—	—	—	47,943	49	30,652	—	—	—	—	30,701
Deferred stock compensation	—	—	—	—	—	—	—	—	—	—	—	—
Amortization of deferred stock compensation	—	—	—	—	—	—	—	—	—	496,752	—	496,752
Issuance of common stock as PIPE Financing	—	—	—	—	5,000,000	5,000	38,813,187	—	—	—	—	38,777,012
Exercise of common stock warrants	—	—	—	—	38,445	38	178,347	—	(41,175)	—	—	178,385
Net loss	—	—	—	—	—	—	—	—	—	—	(38,575,381)	(38,575,381)

Balance at December 31, 2005	—	—	—	—	30,219,715	30,220	212,210,931	—	11,514,793	(772,347)	(141,530,531)	81,453,066

Exercise of stock options and issuances of employee stock purchase plan	—	—	—	—	58,420	58	175,058	—	—	—	—	175,116
Deferred stock compensation	—	—	—	—	—	—	(772,347)	—	—	772,347	—	—
Issuance of common stock warrants	—	—	—	—	—	—	—	—	2,950	—	—	2,950
Share-based compensation expense	—	—	—	—	—	—	2,649,406	—	—	—	—	2,649,406
Cumulative effect for change in accounting principle	—	—	—	—	—	—	(58,460)	—	—	—	—	(58,460)
Net loss	—	—	—	—	—	—	—	—	—	—	(31,145,060)	(31,145,060)

Balance at December 31, 2006	—	$—	—	$—	30,278,135	$30,278	$214,204,588	$—	$11,517,743	$—	$(172,675,591)	$53,077,018

50

INHIBITEX, INC.
(A Development Stage Company)

Statements of Cash Flows

	Period from
	Inception
	(May 13, 1994)
	Through
	December 31,	Year Ended December 31,
	2006	2004	2005	2006

Cash flows from operating activities
Net loss	$(156,293,528)	$(25,911,495)	$(38,575,381)	$(31,145,060)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,779,183	820,298	1,438,005	4,876,124
Share-based compensation expense	3,795,682	473,289	496,752	2,649,406
Loss on sale of assets	101,008	—	51,857	1,017
Amortization of investment premium (discount)	339,103	155,412	364,084	(225,642)
Forgiveness of receivables from stockholders	28,695	—	—	—
Amortization of warrants and discount on debt	176,477	53,685	—	—
Stock issued for interest	126,886	2,310	—	—
Cumulative effect of change in accounting principle	41,040	—	—	(58,460)
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(1,002,810)	(512,692)	(835,077)	914,626
Accounts receivable	(332,669)	(13,095)	277,096	(287,746)
Accounts payable and other liabilities	1,921,576	1,691,664	248,467	(2,404,527)
Accrued expenses	7,392,210	1,886,554	1,729,813	2,075,304
Deferred revenue	729,167	(150,000)	(149,998)	(150,000)

Net cash used in operating activities	(133,197,980)	(21,504,070)	(34,954,382)	(23,754,958)
Cash flows from investing activities
Purchases of property and equipment	(8,963,041)	(1,573,977)	(4,544,842)	(232,863)
Purchases of short-term investments	(214,503,924)	(30,878,737)	(104,198,213)	(62,875,565)
Proceeds from maturities of short-term investments	172,488,598	16,600,000	66,170,000	74,713,000

Net cash (used in)	(50,978,367)	(15,852,714)	(42,573,055)	11,604,572
provided by investing activities
Cash flows from financing activities
Proceeds from promissory notes and related warrants	5,513,492	—	2,500,000	—
Payments on promissory notes and capital leases	(6,857,050)	(1,256,315)	(1,696,547)	(2,188,756)
Proceeds from bridge loan and related warrants	2,220,000	—	—	—
Net proceeds from the issuance of preferred stock and warrants	81,788,868	1,682,546	—	—
Proceeds from the issuance of common stock	121,192,898	81,862,226	38,986,098	178,066

Net cash (used in) provided by financing activities	203,858,208	82,288,457	39,789,551	(2,010,690)

Increase (decrease) in cash and cash equivalents	19,681,861	44,931,673	(37,737,886)	(14,161,076)
Cash and cash equivalents at beginning of period	—	26,649,150	71,580,823	33,842,937

Cash and cash equivalents at end of period	$19,681,861	$71,580,823	$33,842,937	$19,681,861

Supplemental cash flow information:
Interest paid	$1,282,512	$198,164	$203,586	$297,585
Supplemental non-cash investing and financing activities:
Fixed assets capitalized using promissory notes and capital leases	4,447,946	240,764	2,490,107	—
Conversion of bridge loans and interest payable into preferred stock	2,124,576	—	—	—
Preferred stock dividends and accretion of preferred stock to redemption value	16,382,063	2,823,160	—	—

51

INHIBITEX, INC.
(A Development Stage Company)

1.	Operations

Inhibitex, Inc. (“Inhibitex” or the “Company”) was incorporated in the state of Delaware in May 1994 and is a development stage company that has historically focused on the discovery and development of novel antibody-based products for the prevention and treatment of serious bacterial and fungal infections. The Company’s primary activities since incorporation have been recruiting personnel, conducting research, conducting pre-clinical studies and clinical trials, performing business and financial planning, and raising capital. Accordingly, the Company is considered to be in the development stage for financial reporting purposes.

The Company has incurred operating losses since inception and expects such losses to continue for the foreseeable future. These losses have largely been the result of research and development expenses related to advancing the Company’s clinical-stage product candidates, Veronate and Aurexis, both of which are based upon the Company’s proprietary MSCRAMM protein platform. Veronate, which was the subject of a pivotal Phase III clinical trial that concluded in April 2006 that failed to meet its primary endpoint, had been in development to prevent hospital-associated infections in very low birth weight infants. Aurexis, the Company’s other clinical stage product candidate, is being developed to treat, in combination with antibiotics, serious, life-threatening Staphylococcus aureus (S. aureus) bloodstream infections in hospitalized patients. The Company also has several ongoing MSCRAMM-based preclinical development programs.

In light of the Phase III Veronate trial results, the Company discontinued the development of Veronate, reduced its workforce and realigned its operations consistent with the status of its other MSCRAMM-based development programs. In addition, after a comprehensive review of the entire Veronate program and an internal assessment of its pipeline, assets, resources and capabilities, the Company adopted a strategy to preserve a significant portion of its financial resources in order to pursue other preclinical or clinical-stage product candidates or development programs beyond its MSCRAMM platform via in-licensing, acquisition or merger activities. The Company plans to continue to leverage its capabilities and intellectual property related to its MSCRAMM protein platform through future corporate collaborations that could provide financial and other synergistic capabilities to support the further development of these programs and maximize their potential.

The Company plans to continue to finance its operations with its existing cash, cash equivalents and short-term investments, or through future equity and/or debt financings and proceeds from its existing or future licensing or collaboration agreements. The Company’s ability to continue its operations is dependent, in the near term, upon managing its cash resources, successfully developing its existing product candidates or those that it may obtain or acquire in the future, entering into in-licensing or out-licensing agreements and collaboration agreements, executing future financings or transactions and ultimately, upon achieving profitable operations. There can be no assurance that additional funds will be available on terms acceptable to the Company or that the Company will ever become profitable.

2.	Summary of Significant Accounting Policies

Use of Estimates.  The preparation of financial statements in conformity with U.S. generally accepted accounting principles, or U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimated.

Cash, Cash Equivalents and Short-Term Investments.  Cash equivalents consist of short-term, highly liquid investments with original maturities of 90 days or less when purchased. Cash equivalents are carried at cost, which approximates their fair market value. Investments with original maturities beyond 90 days when purchased are considered to be short-term investments. These investments are accounted for in accordance

52

INHIBITEX, INC.
(A Development Stage Company)

with Statement of Financial Accounting Standards (“SFAS”) No. 115, Accounting for Certain Investments in Debt and Equity Securities (“SFAS No. 115”).

The Company has classified its entire investment portfolio as available-for-sale with no concentration of credit risk higher than 10% of the total portfolio. These securities are recorded as either cash equivalents or short-term investments. Short-term investments are carried at estimated fair value based upon quoted market prices. The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Amortization and accretion are included in interest income, net, and realized gains and losses are also included in interest income, net. The cost basis of all securities sold is based on the specific identification method. Available-for-sale securities as of December 31, 2005 and 2006 consisted of commercial paper, government agency obligations, corporate bonds, and money-market funds.

Property and Equipment, Net.  Property and equipment are recorded at cost and depreciated using the straight-line method over the following estimated useful lives of the related assets:

Asset	Estimated Life

Computer software and equipment	3 years
Furniture and fixtures	7 years
Laboratory equipment	5 years
Leasehold improvements	Lesser of estimated useful life or life of lease

In accordance with AICPA Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, the Company also includes in property and equipment capitalized costs related to computer software developed for internal use. When assets are retired or sold, the assets and accumulated depreciation are removed from the respective accounts and any gain or loss is recognized in other income, net. Expenditures for repairs and maintenance are charged to expense as incurred. The Company performs annual and quarterly reviews of asset lives and related impairment testing in accordance with guidance set forth in Accounting Principals Board Opinion No. 20, Accounting Changes and SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Asset.

Revenue Recognition.  To date, the Company has not generated any revenue from the sale of products. Revenue generally relates to fees recovered or paid for licensed technology, collaborative research and development agreements, materials transfer agreements, and grants awarded to the Company. The Company follows the revenue recognition criteria outlined in SEC Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements (“SAB No. 101”) as amended by SAB No. 104, Revenue Recognition. Accordingly, up-front, non-refundable license fees under agreements where the Company has an ongoing research and development commitment are amortized, on a straight-line basis, over the term of such commitment. Revenue received for ongoing research and development activities under collaborative arrangements and materials transfer agreements are recognized as these activities are performed pursuant to the terms of the related agreements. Any amounts received in advance of the performance of the related activities are recorded as deferred revenue until earned. Revenue related to grant awards is recognized as related research and development expenses are incurred.

Accrued Expenses.  As part of the process of preparing the Company’s financial statements, management is required to estimate expenses that the Company has incurred, but for which it has not been invoiced. This process involves identifying services that have been performed on the Company’s behalf and estimating the level and cost of services performed by third parties as of each balance sheet date. Examples of expenses for which the Company accrues based on estimates include fees for services, such as those provided by clinical research and data management organizations, clinical investigators, certain contract manufacturers in conjunction with the manufacture of clinical trial materials, other professional fees, and accrued benefits for employees. Estimates of these expenses and the related accrual are derived based upon management’s understanding of the status and timing of services provided relative to the actual levels of services incurred by

53

INHIBITEX, INC.
(A Development Stage Company)

such service providers. The majority of the Company’s service providers invoice the Company in arrears for services performed. Management makes its estimates based upon the facts and circumstances known to it at the time.

Prepaid Expenses and Other Current Assets.  Prepaid expenses and other current assets consist primarily of interest receivable and annual license fees, insurance premiums and payments to clinical research organizations that the Company has made in advance of the services being performed.

Share-based Compensation.  On January 1, 2006, the Company adopted SFAS No. 123(R), Share-Based Payment (“SFAS No. 123(R)”). Prior to January 1, 2006, the Company accounted for share-based awards it granted pursuant to the 2004 Stock Incentive Plan and the 2002 Non-Employee Directors Stock Option Plan under the recognition and measurement provisions of Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations, as permitted by SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”). No share-based compensation expense was recognized in the Statement of Operations for the years ended December 31, 2005, 2004, or 2003, as all stock options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant, except for certain grants issued six months prior to the Company’s initial public offering, or IPO in June of 2004. Those grants issued prior to the Company’s IPO were perceived to be cheap stock, as such the Company recorded share-based compensation for the fair market value difference. The Company adopted the fair value recognition provisions of SFAS No. 123(R), using the modified-prospective transition method. Under that transition method, compensation cost recognized in 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation expense for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R). Results for prior periods have not been restated. The Company uses the Black-Scholes method to estimate the value of share-based awards granted to employees and directors and applied it not only to new awards, but to previously granted awards that were not fully vested on the effective date of January 1, 2006. Share-based awards granted prior to the Company’s initial public offering that were unvested as of January 1, 2006 are valued under the minimum value method.

Upon the adoption of SFAS No. 123(R), the Company recorded a cumulative effect of a change in accounting principle totaling $58,460 related to expected forfeitures for previously expensed share-based compensation. The Company’s forfeiture rate is based on historical experience as well as anticipated turnover and other qualitative factors. There may be adjustments to future periods if actual forfeitures differ from current estimates.

Prior to the adoption of SFAS No. 123(R), the Company would have presented all tax benefits of deductions resulting from the exercise of share-based awards as operating cash flows in the Statement of Cash Flows. SFAS No. 123(R) requires the cash flows resulting from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those awards (excess tax benefits) to be classified as financing cash flows. The Company currently records a full valuation allowance for all tax benefits due to uncertainties with respect to the Company’s ability to generate sufficient taxable income in the future.

54

INHIBITEX, INC.
(A Development Stage Company)

The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123(R) to grants under the Company’s share-based award plans in all periods presented. For purposes of this pro forma disclosure, the value of the award is estimated using a Black-Scholes pricing formula and expensed over the awards’ respective vesting periods. The Company’s previous pro forma disclosures under SFAS No. 123 did not include implied forfeitures. With the adoption of SFAS No. 123(R), current share-based compensation expense includes forfeiture assumptions.

	December 31,
	2004	2005	2006

Net loss attributable to common stockholders as reported	$(28,734,655)	$(38,575,381)	$(31,145,060)
Add: Amortization of deferred stock compensation included in net loss — as reported	473,289	496,752	2,649,406
Deduct: Stock compensation expense determined under fair value method	(1,055,539)	(2,122,739)	(2,649,406)

Net loss attributable to common stockholders — pro forma	$(29,316,905)	$(40,201,368)	$(31,145,060)

Net loss attributable to common stockholders per share (basic and diluted):
As reported	$(2.52)	$(1.43)	$(1.03)

Pro forma	$(2.57)	$(1.49)	$(1.03)

Fair Value of Financial Instruments.  The carrying amounts of the Company’s financial instruments, which include cash, cash equivalents, short-term investments, accounts payable, accrued expenses, and capital lease and debt obligations, approximate their fair values.

Concentrations of Credit Risk and Limited Contract Manufactures.  Cash and cash equivalents consist of financial instruments that potentially subject the Company to concentrations of credit risk to the extent recorded on the balance sheets. The Company believes that it has established guidelines for investment of its excess cash that maintains principal and liquidity through its policies on diversification and investment maturity.

The Company from time to time relies on single-source third-party suppliers and contract manufacturers to make its product candidates. The failure of single-source suppliers or single-source contract manufacturers for production of specific product candidates to deliver on schedule, or at all, could delay or interrupt the development process and adversely affect the Company’s operating results.

Research and Development Expense.  Research and development expense primarily consists of costs incurred in the discovery, development, testing, and manufacturing of the Company’s product candidates. These expenses consist primarily of (i) fees paid to third-party service providers to monitor and accumulate data related to the Company’s pre-clinical tests and clinical trials, (ii) costs related to obtaining patents and licenses and sponsored research agreements, (iii) the costs to procure and manufacture materials used in clinical and pre-clinical trials, (iv) laboratory supplies and facility-related expenses to conduct research, and (v) salaries, benefits, and share-based compensation for personnel. These costs are charged to expense as incurred.

General and Administrative Expense.  General and administrative expense reflects the costs incurred to manage the Company and support the Company’s research and development activities. These costs primarily consist of salaries, benefits, and share-based compensation for personnel in executive, finance, accounting, information technology, business development, sales and marketing, and human resource functions. Other significant costs include professional fees for legal and accounting services, investor relations and other related

55

INHIBITEX, INC.
(A Development Stage Company)

expenses, market research and other consulting services, facility expenses, as well as insurance premiums, including those for directors’ and officers’ liability.

Income Taxes.  The Company utilizes the liability method of accounting for income taxes as required by SFAS No. 109, Accounting for Income Taxes (“SFAS No. 109”). Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax reporting bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. A full valuation allowance has been recorded to reduce the carrying amounts of net deferred tax assets to an amount the Company expects to realize in the future based upon the available evidence at the time.

Comprehensive Loss.  The Company has adopted the provisions of SFAS No. 130, Comprehensive Income (“SFAS No. 130”). SFAS No. 130 establishes standards for the reporting and display of comprehensive loss and its components for general purpose financial statements. For the periods presented, comprehensive loss did not differ materially from reported net loss.

Lease Accounting.  The Company has entered into a lease for its facility (See Note 7 — Commitments) where leasehold improvements paid by the lessor pursuant to the lease agreement were capitalized. The leasehold improvement assets are being amortized over seven years and the liability is being amortized over life of lease, which is ten years for the liability. The amortization is recorded as a discount to rent expense for the liability and the amortization expense to leasehold improvements for the asset. The balances of the capitalized lessor-paid leasehold improvements are classified in the balance sheet as leasehold improvements for the asset and other liabilities for the liability (See Note 9 — Other Liabilities), respectively. In addition, the Company took possession, or control of, the physical use of the facility in January 2005, at which time the work was initiated on the leasehold improvements. The leasehold improvements were completed in May 2005. This four month gap constituted a rent holiday. As such, the Company accrued rent for that time period. This accrued rent is being amortized as a discount to rent over the remaining 10 year life of the lease. The balance of this rent accrual is classified in the balance sheet as other liabilities (See Note 9 — Other Liabilities).

Reclassifications.  The Company reclassified previously recognized share-based compensation expense to the expense line items of research and development expense and general and administrative expense to conform to the current year presentation as required under U.S. GAAP. In 2004 and 2005 share-based compensation expense was stated separately.

Recent Accounting Pronouncements.  In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return (including a decision whether to file or not file a return in a particular jurisdiction). Under FIN 48, the financial statements will reflect expected future tax consequences of such positions presuming the taxing authorities’ full knowledge of the position and all relevant facts, but without considering time values. FIN 48 substantially changes the applicable accounting model and is likely to cause greater volatility in income statements as more items are recognized discretely within income tax expense. FIN 48 also revises disclosure requirements and introduces a prescriptive, annual tabular rollforward of the unrecognized tax benefits. FIN 48 is effective for the Company beginning January 1, 2007. The Company is evaluating the impact of adopting FIN 48 on its financial position and results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurement. (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. The standard is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company does not believe that the adoption in the first quarter of 2008 will have a material impact on the Company’s financial statements.

56

INHIBITEX, INC.
(A Development Stage Company)

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The SEC staff believes that registrants should quantify errors using both a balance sheet and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. The Company’s adoption for the full year ending December 31, 2006 did not have a material impact on the Company’s financial statements.

3.	Net Loss Per Share

The Company calculates net loss per share in accordance with SFAS No. 128, Earnings Per Share (“SFAS No. 128”) and SEC SAB No. 98, Earnings Per Share, (“SAB 98”). Under the provisions of SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing the net loss attributable to common stockholders for the period by the weighted average number of common shares outstanding for the period. Diluted net loss per share attributable to common stockholders is computed by dividing the net loss attributable to common stockholders by the weighted average number of common shares and dilutive common stock equivalents then outstanding. Common stock equivalents consist of common shares issuable upon the exercise of stock options, warrants, and the vesting of restricted stock. Diluted net loss per share attributable to common stockholders is the same as basic net loss per share attributable to common stockholders since common stock equivalents are excluded from the calculation of diluted net loss per share attributable to common stockholders as their effect is anti-dilutive.

The following table sets forth the computation of historical basic and diluted net loss per share attributable to common stockholders:

	Year Ended December 31,
	2004	2005	2006

Historical
Numerator:
Net loss attributable to common stockholders	$(28,734,655)	$(38,575,381)	$(31,145,060)

Denominator:
Weighted average common shares outstanding	11,416,354	26,987,047	30,259,979

Basic and diluted net loss per share attributable to common stockholders	$(2.52)	$(1.43)	$(1.03)

The following table outlines potentially dilutive common stock equivalents outstanding that are not included in the above historical calculations as the effect of their inclusion was anti-dilutive.

	December 31,
	2004	2005	2006

Common stock options	1,283,106	2,304,242	2,081,054
Common stock warrants	3,838,588	3,800,143	3,807,706
Restricted common stock	—	—	1,659,157

Total	5,121,694	6,104,385	7,547,917

4.	Short-Term Investments

Short-term investments consist of debt securities classified as available-for-sale and have maturities greater than 90 days from the date of acquisition. The Company has invested in corporate notes, commercial paper,

57

INHIBITEX, INC.
(A Development Stage Company)

asset backed securities, and government agency notes. Short-term investments are carried at estimated fair value based upon quoted market prices. The Company has had no realized gains or losses from the sale of investments for the years ended December 31, 2004, 2005, and 2006. The following table summarizes the estimated fair value of the Company’s short-term investments, not including cash equivalents as of December 31, 2006.

	December 31,	December 31,
	2005	2005
	Carrying	Estimated Fair
	Amount	Market Value

U.S. agency notes	$6,171,500	$6,160,994
Corporate debt notes	44,089,824	44,018,000
Commercial paper	2,461,605	2,460,215
Certificate of deposit	649,183	648,807

Total	$53,372,112	$53,288,016

	December 31,	December 31,
	2005	2005
	Carrying	Estimated Fair
	Amount	Market Value

U.S. agency notes	$4,357,885	$4,358,552
Corporate debt notes	31,083,997	31,093,936
Commercial paper	2,777,343	2,777,415
Certificate of deposit	700,000	700,000
Mortgage-backed securities	2,746,080	2,746,320

Total	$41,665,305	$41,676,223

All available-for-sale securities held at December 31, 2006 will mature during 2007.

5.	Property and Equipment

The components of property and equipment are as follows:

	December 31,
	2005	2006

Laboratory equipment	$3,142,859	$3,388,670
Leasehold improvements	6,056,536	2,447,143
Computer software and equipment	1,270,417	1,048,272
Office furniture and fixtures	659,835	131,967

Sub-Total	11,129,647	7,016,052
Less accumulated depreciation and amortization	(2,954,573)	(3,485,256)

Total property and equipment, net	$8,175,074	$3,530,796

Included in property and equipment are assets recorded under capital leases. Amortization of the assets recorded under capital leases is included in depreciation expense. Depreciation expense was approximately $820,298, $1,438,005, and $4,876,124 for the years ended December 31, 2004, 2005 and 2006, respectively. Computer software in progress that was not placed in production was $242,211 and $0 as of December 31, 2005 and 2006.

58

INHIBITEX, INC.
(A Development Stage Company)

In December 2006, the Company’s operating plans for 2007 changed, and the Company determined that it will not utilize a significant portion of its office and laboratory facility in the foreseeable future. Based on these changes the Company abandoned certain assets and revised its depreciation estimates. In accordance with the change the Company performed an impairment test under guidance set forth in Accounting Principals Board Opinion No. 20, Accounting Changes, and SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets. As such, the Company accelerated depreciation as an impairment charge on certain assets of $2,816,098 in December 2006. The assets abandoned were $871,657 of laboratory equipment, $2,627,614 of leasehold improvements, $330,880 of computer software and equipment, and $527,868 of office furniture and fixtures.

The Company has entered into a lease for its facility (See Note 7 — Commitments) where leasehold improvements paid by the lessor pursuant to the lease agreement were capitalized. The leasehold improvement assets are being amortized over seven years and the liability is being amortized over life of lease, which is ten years for the liability. The amortization is recorded as a discount to rent expense for the liability and the amortization expense to leasehold improvements for the asset. The balances of the capitalized lessor-paid leasehold improvements are classified in the balance sheet as leasehold improvements for the asset and other liabilities for the liability (See Note 9 — Other Liabilities), respectively. Net capitalized leasehold improvements paid by the lessor were $1,210,034 and $987,421 as of December 31, 2005 and 2006.

6.	Accrued Expenses

The components of accrued expenses are as follows:

	December 31,
	2005	2006

Clinical development expense	$3,628,773	$4,637,849
Severance, payroll and benefits expense	983,725	1,878,472
Professional fee expense	251,077	725,313
Other operating expense	453,331	150,576

Total	$5,316,906	$7,392,210

See Note 14 — One-Time Severance and Termination Benefits for a discussion on severance, payroll, and benefits expense and Note 13 — Contingency for a discussion on clinical development expense.

7.	Commitments

Lease Commitments.  In December 2003, the Company entered into a ten year agreement to lease a new 51,000 square foot research and office facility to be built to its specifications. In January 2005, the Company took possession of or controlled the physical use of the property and occupied the facility in May 2005. The Company estimates that the minimum rent payments associated with this facility will, on average, approximate $0.9 to $1.0 million per year under this lease.

A portion of the leasehold improvements at the new research and office facility were capitalized as leasehold improvements paid by the lessor pursuant to the lease agreement. The leasehold improvement assets are being amortized over seven years and the liability is being amortized over life of lease, which is ten years for the liability. The amortization is recorded as a discount to rent expense for the liability and the amortization expense to leasehold improvements for the asset. The balances of the capitalized lessor-paid leasehold improvements are classified in the balance sheet as leasehold improvements for the asset and other liabilities for the liability (See Note 9 — Other Liabilities), respectively. In addition, the Company took possession, or control of, the physical use of the facility in January 2005, at which time the work was initiated on the leasehold improvements. The leasehold improvements were completed in May 2005. This four month gap constituted a rent holiday. As such, the Company accrued rent for that time period. This accrued rent is being

59

INHIBITEX, INC.
(A Development Stage Company)

amortized as a discount to rent over the remaining 10 year life of the lease. The balance of this rent accrual is classified in the balance sheet as other liabilities (See Note 9 — Other Liabilities).

The Company also leases office equipment under various non-cancelable operating leases. Future minimum lease payments under operating leases primarily relate to the laboratory and office facility lease as discussed above. The lease includes annual rent increases based upon increases in the Consumer Price Index, which are considered to be contingent rentals and are charged to expense when incurred. During the years ended December 31, 2004, 2005 and 2006, rent expense totaled approximately $520,000, $1,043,000 and $868,000, respectively. Future minimum payments under these operating leases at December 31, 2006 are as follows:

Year Ending December 31,

2007	$876,986
2008	891,655
2009	905,434
2010	921,298
2011 and after	4,263,105

Total minimum lease payments	$7,858,478

Commitments.  In November 2001, the Company entered into a research evaluation and worldwide non-exclusive license agreement with Lonza Biologics for intellectual property and materials relating to the expression of recombinant monoclonal antibodies to bacterial surface proteins for use in the manufacture of Aurexis (See Note 16 — Research and License Agreements). Under the terms of the agreement, the Company agreed to pay an annual fee and a royalty on the net sales of any products that it may sell that utilize this technology. Pursuant to this agreement, the Company has a maximum purchase commitment of approximately $1.7 million in cumulative annual license fees as of December 31, 2006. However, the Company may terminate the agreement upon 60 days notice. The agreement terminates upon the expiration of the last valid patent or 15 years, whichever is longer. Currently, the latest to expire of the issued patents under the license agreement expires in 2016.

In April 2004, the Company obtained an exclusive, worldwide royalty bearing license from Biostapro AB for patent applications relating to the staphylococcal proteins (See Note 16 — Research and License Agreements). Pursuant to this license agreement above the Company entered into several cooperative research agreements with Biostapro AB relating to staphylococcal surface proteins. The Company has exclusive worldwide rights to any discoveries resulting from this collaboration. Biostapro AB is entitled to a royalty on any revenues that the Company receives from the sale of products that incorporate technology developed through the collaborative arrangement. The Company has no future minimum royalty or milestone obligations pursuant to these agreements, but the Company has a maximum purchase commitment of approximately $0.2 million in annual cooperative research agreement funding as of December 31, 2006. However, the Company may terminate the collaboration agreement on three months written notice and Biostapro AB may terminate in the event of an uncured material breach by the Company.

In September 2005, the Company entered into an in vivo technology agreement with Xenogen Corporation. Pursuant to this agreement, the Company has a maximum commitment of approximately $0.4 million in cumulative annual license fees as of December 31, 2006. However, the Company may terminate the agreement upon 30 days notice. The agreement terminates as of December 31, 2010.

8.	Capital Leases and Notes Payable

Capital Lease Obligations.  During 2003, 2004 and 2005, Inhibitex entered into capital lease transactions related to the acquisition of certain laboratory and other equipment. The amortization of assets acquired under these capital leases has been recorded as depreciation expense. These capital leases bear interest at rates

60

INHIBITEX, INC.
(A Development Stage Company)

ranging from 9.62% to 10.38%, and expire at various dates from March 2005 to April 2009. In connection with some of these capital leases the lessor was granted warrants to purchase 5,071 common shares at exercise price ranges of $6.78 to $9.38 per share. These warrants were recorded at their weighted average estimated fair value of $4.86 per share, using the Black-Scholes method. This amount was recorded as interest expense.

Future payments under capital lease agreements as of December 31, 2006 are as follows:

Year Ending December 31,

2007	$950,979
2008	787,204
2009	104,382

Total future minimum lease payments	1,842,565
Less amount representing interest	(196,510)

Present value of future minimum lease payments	1,646,055
Less current portion of capital lease obligations	(816,184)

Long-term portion of capital lease obligations	$829,871

In February 2003, the Company entered into a loan and security agreement (the “Loan Agreement”) with a commercial bank. In June 2003, the Company borrowed $2.5 million under the Loan Agreement (“Term Note”) and paid two interest-only payments in June and July 2003. Beginning August 2003, the Company made the first of 36 equal monthly installments of principal of $69,444. The Term Note bears interest at 6.5% per year. The outstanding balance of the Term Note at December 31, 2005 and 2006 was $486,111 and $0, respectively. The Loan Agreement was secured by all unencumbered tangible assets of the Company and required the company to keep a compensating balance of two times the remaining loan amount.

In December 2004, the Company entered into an interest-free $2.5 million credit facility with a local development authority for laboratory-related leasehold improvements at the Company’s new research and headquarters facility. The full amount of the credit facility was outstanding as of August 2005. Beginning in October 2005, the Company made the first of 12 equal quarterly installments of principal of $208,333. As of December 31, 2005 and 2006, $2,291,667 and $1,458,333 were outstanding under this credit facility, respectively.

Future minimum payments due under notes payable as of December 31, 2006 are as follows:

Year Ending December 31,

2007	$833,333
2008	625,000

Total future payments	$1,458,333

9.	Other Liabilities

The components of other liabilities are as follows:

	December 31,
	2005	2006

Other	$1,000,000	$—
Deferred amortization of leasehold improvements and rent holiday	1,446,912	1,292,327
Less current portion of other liabilities	(1,152,702)	(152,728)

Long term portion of other liabilities	$1,294,210	$1,139,599

61

INHIBITEX, INC.
(A Development Stage Company)

In 1999, the Company recorded a liability of $1.0 million as part of a collaborative agreement into which it had entered. In 2006, the obligation to provide further services or settlement expired, and the Company recognized the previously recorded liability as income.

The Company has entered into a lease for its facility (See Note 7 — Commitments) where leasehold improvements paid by the lessor pursuant to the lease agreement were capitalized. The leasehold improvement assets are being amortized over seven years and the liability is being amortized over life of lease, which is ten years for the liability. The amortization is recorded as a discount to rent expense for the liability and the amortization expense to leasehold improvements for the asset. The balances of the capitalized lessor-paid leasehold improvements are classified in the balance sheet as leasehold improvements for the asset and other liabilities for the liability, respectively. In addition, the Company took possession, or control of, the physical use of the facility in January 2005, at which time the work was initiated on the leasehold improvements. The leasehold improvements were completed in May 2005. This four month gap constituted a rent holiday. As such, the Company accrued rent for that time period. This accrued rent is being amortized as a discount to rent over the remaining 10 year life of the lease. The balance of this rent accrual is classified in the balance sheet as other liabilities.

10.	Income Taxes

At December 31, 2005 and 2006, the Company had available net operating loss (“NOL”) carryforwards of approximately $123,133,093, and $142,895,294, respectively, which will begin to expire in the year 2010. A portion of the Company’s existing NOL carryforwards relates to exercises of non-qualified stock options. The tax benefit of which, when utilized, will be recorded as an increase to shareholder equity. The Company also has approximately $1,062,457 and $2,919,852 of research and development (“R&D”) tax credit carryforwards as of December 31, 2005 and 2006, respectively. The Company’s net operating loss carryforwards and research and development credit carryforwards may be subject to certain IRC Section 382 and Section 383 limitations on annual utilization in the event of changes in ownership. These limitations could significantly reduce the amount of the net operating loss carryforwards available in the future. The utilization of the carryforwards is dependent upon the timing and extent of the Company’s future profitability. The annual limitations combined with the expiration dates of the carryforwards may prevent the utilization of all of the net operating loss and research and development credit carryforwards if the Company does not attain sufficient profitability by the expiration dates of the carryforwards.

Inhibitex’s income tax expense was $0 for years ended December 31, 2004, 2005 and 2006. The primary factors causing income tax expense to be different than the federal statutory rates are as follows:

	December 31,
	2004	2005	2006

Income tax benefit at statutory rate	$(8,809,908)	$(13,115,630)	$(10,589,320)
State income tax benefit, net of federal tax benefit	(1,029,343)	(1,527,585)	(1,276,232)
Other	10,177	464,136	(368,222)
General business credit	(205,226)	(196,657)	(1,857,395)
Valuation allowance	10,034,300	14,375,736	14,091,169

Income tax expense	$—	$—	$—

62

INHIBITEX, INC.
(A Development Stage Company)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax asset are as follows:

	December 31,
	2005	2006

Deferred tax assets:
Net operating loss carryforwards	$46,741,322	$54,669,853
Research and development tax credit carry forwards	1,062,457	2,919,852
Depreciation and amortization	115,887	2,407,596
Accruals and reserves	39,075	1,730,029
Deferred revenue	333,732	276,792
Other, net	(202,331)	177,189

Total deferred tax assets	48,090,142	62,181,311
Less valuation allowance	(48,090,142)	(62,181,311)

Net deferred tax assets	$—	$—

For financial reporting purposes, SFAS No. 109 requires that a valuation allowance be recorded to reduce the balance of deferred income tax assets if it is more likely than not that some portion or all of the deferred income tax assets will not be realized in the future. The Company has established a full valuation allowance equal to the amount of its deferred tax asset due to uncertainties with respect to the Company’s ability to generate sufficient taxable income in the future. The valuation allowance increased by $14,375,736 and $14,091,169 in 2005 and 2006 as follows:

	December 31,
	2005	2006

Deferred tax valuation allowance at beginning of year	$33,714,406	$48,090,142
Change in cumulative tax differences	14,375,736	14,091,169

Deferred tax valuation allowance at end of year	$48,090,142	$62,181,311

11.	Stockholders’ Equity

Common Stock.  As of December 31, 2005 and 2006, the Company was authorized to issue 75,000,000 shares of common stock. Each holder of common stock is entitled to one vote for each share of common stock held of record on all matters on which stockholders generally are entitled to vote.

Employee Stock Purchase Plan.  The Company’s Board of Directors adopted, and its stockholders approved as of February 20, 2004, its 2004 Employee Stock Purchase Plan, or the Purchase Plan. The purpose of the Purchase Plan is to provide an opportunity for the Company’s employees to purchase a proprietary interest in the Company. The Purchase Plan is administered by the Company’s Compensation Committee. A total of 210,084 shares of common stock are authorized for issuance under the Purchase Plan as of December 31, 2006. Employees who are customarily employed for more than 20 hours per week and for more than five months in any calendar year and have been so employed for a six-month period are eligible to participate in the Purchase Plan. Employees who would own 5% or more of the total combined voting power or value of all classes of the Company’s stock immediately after the grant may not participate in the purchase plan. The Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code and provides for quarterly purchase periods. The Purchase Plan permits participants to purchase common stock through payroll deductions of up to 25% of their eligible base salary. For any calendar year, a participant may not be granted rights to purchase shares to the extent the fair market value of such shares exceeds $25,000. Amounts

63

INHIBITEX, INC.
(A Development Stage Company)

deducted and accumulated by the participant are used to purchase shares of common stock at the end of each quarterly purchase period. The purchase price per share is 85% of the lower of the fair market value of the Company’s common stock at the beginning of a purchase period or at the end of a purchase period. An employee’s participation ends automatically upon termination of employment with the Company. A participant may not transfer rights to purchase the Company’s common stock under the Purchase Plan other than by will or the laws of descent and distribution. In the event of a change of control, no further shares shall be available under the Purchase Plan, but all payroll deductions scheduled for collection in that purchase period will be immediately applied to purchase whole shares of common stock. The Board of Directors has the authority to amend or terminate the Purchase Plan, except that, subject to certain exceptions described in the Purchase Plan, no such action may adversely affect any outstanding rights to purchase stock under the Purchase Plan and the Board of Directors may not increase the number of shares available under the Purchase Plan, or amend the requirements as to the eligible class of employees, without stockholder approval. As of December 31, 2006 the Company had 3,488 shares committed to be released to employees and 15,753 shares outstanding as of December 31, 2006. The Company recorded $4,750 of share-based compensation expense on all discounts to the fair market value during the purchase period of 2006. (See Note 2 — Summary of Significant Accounting Policies for more discussion on share-based compensation).

Private Investment in Public Equity.  On August 22, 2005, the Company completed a PIPE financing in which it raised $38.8 million in net proceeds through the sale, at a price of $8.25 per share, of 5,000,000 shares of its common stock. The shares and warrants were offered and sold only to institutional and accredited investors. The Company filed a registration statement with the SEC in order to register the resale of the common stock issued in the PIPE.

The Company had reserved shares of common stock for issuance as follows:

	December 31,	December 31,
	2005	2006

Common stock options	2,304,242	2,081,054
Restricted common stock	—	1,659,157
Common stock warrants	3,800,143	3,807,706

Total	6,104,385	7,547,917

Common Stock Warrants.  As of December 31, 2005 and 2006, there were 3,800,143 and 3,807,706 warrants outstanding, respectively. As of December 31, 2006 all of the warrants are exercisable and expire from February 7, 2007 to December 31, 2010. The weighted average strike price as of December 31, 2005 and 2006 was $11.20 and $11.19, respectively.

12.	Share-Based Award Plans

The Company has two active share-based award plans as described below. For the twelve months ended December 31, 2004, 2005 and 2006, the Company recorded share-based compensation expense related to grants from these plans of $473,289, $496,752 and $2,649,406, or $0.04, $0.02 and $0.09 per share, respectively. No income tax benefit was recognized in the income statement and no share-based compensation expense was capitalized as part of any assets for the twelve months ended December 31, 2005 and 2006.

During the fourth quarter of 2006, the Company terminated two senior executives in accordance with their employment agreements (See Note 14 — One — Time Severance and Termination Benefits). As such, the Company accelerated the recognition of expense related to share-based compensation expense due to their terminations as per their employment contract provisions. In addition on September 5, 2006, the Compensation Committee approved a modification provision to allow for a future amendment to certain previously granted stock option agreements in the event that the certain executives are terminated from employment with Inhibitex in connection with a change of control. The provision allows for the period of time in which the

64

INHIBITEX, INC.
(A Development Stage Company)

executive could exercise certain outstanding stock options (if and only if they are terminated in connection with a change of control) be extended to up to three years from the current 90 day window provided for in the existing stock option agreements and 2004 Stock Incentive Plan. Upon meeting the provision criteria, an amendment would then occur, allowing the three year window to exercise, and for tax purposes, the option would be modified to a non-qualified option from an incentive stock option. One senior executive was terminated under this provision and previously granted stock option grants were modified to allow up to three years for exercise. As such, the Company recorded additional share-based compensation for these modifications to previously issued stock option grants.

1998 Equity Ownership Plan.  In May 1998, the Board of Directors approved the 1998 Equity Ownership Plan (the “Plan”), which provided for the grant of stock options to directors, officers, employees and consultants. Under the Plan, both incentive stock options and non-qualified stock options, among other equity related awards, could be granted. The Board of Directors determined the term and vesting dates of all options at their grant date, provided that such price shall not be less than the fair market value of the Company’s stock on the date of grant. Under the Plan, the maximum term for an option grant is ten years from the grant date, and options generally vest ratably over a period of four years from the grant date. As discussed below, upon the adoption of the 2002 Stock Incentive Plan (“2002 Plan”), no additional grants of stock option grants or equity awards were authorized under the 1998 Equity Ownership Plan. All options outstanding under the Plan remain in full force and effect until they expire or are exercised. However, future forfeitures of any stock options granted under the 1998 Equity Ownership Plan are added to the number of shares available under the 2002 Plan.

2002 Non-Employee Directors Stock Option Plan and 2004 Stock Incentive Plan.  In February 2002, the Board of Directors approved the 2002 Plan, which provided for the grant of incentive stock options, non-qualified stock options, restricted stock, and other share-based awards to employees, contractors and consultants of the Company. At that time, the Company also adopted the 2002 Non-Employee Directors Stock Option Plan (the “Director Plan”) which provided for the grant of non-qualified stock options and other share-based awards to non-employee members of the Board of Directors. On February 20, 2004, the Board of Directors amended the 2002 Plan and the Director Plan, whereby the 2002 Plan was renamed the 2004 Stock Incentive Plan (the “2004 Plan”). The 2004 Plan was further modified to provide for grants to non-employee directors and 1,420,180 share-based awards of common stock were added to the number of reserved shares. Upon the adoption of the 2004 Plan, no further options were authorized to be granted under the Director Plan. In May 2005, pursuant to a stockholder vote, the 2004 Plan was further modified by adding 1,500,000 shares of share-based awards of common stock to the number of reserved awards available for grant.

The 2004 Plan and the Director Plan are administered by the Compensation Committee of the Board of Directors, which has the authority to select the individuals to whom awards are to be granted, the number of awards granted, and the vesting schedule. Under the 2004 Plan and Director Plan, the maximum term for an award is ten and six years from the grant date, respectively. Awards granted under the 2004 Plan and Director Plan generally vest ratably over a period of one to four years, respectively, from the grant date. As of December 31, 2006, an aggregate of 4,060,089 shares of common stock were reserved for issuance under the 2004 Plan and the Director Plan. As of December 31, 2005, there were 2,114,425 outstanding awards to purchase the Company’s common stock and 1,838,541 awards available for grant under the 2004 Plan. As of December 31, 2006, there were 1,924,593 outstanding option awards to purchase the Company’s common stock and 1,659,157 restricted stock awards, with 299,717 shares available for grant under the 2004 Plan. As of December 31, 2005 and 2006, there were 64,304 outstanding awards to purchase the Company’s common stock and no options available for grant under the Director Plan.

65

INHIBITEX, INC.
(A Development Stage Company)

As of December 31, 2006, the Company has $3,150,269 of unvested share-based compensation to recognize as an expense in future periods, not discounting for future forfeitures. The following is a summary of all share-based activity and related information about the Company’s share-based award plans from December 31, 2005 through the period ended December 31, 2006:

Stock Options

The fair value of each stock award was estimated at the date of grant using the Black-Scholes method in 2004, 2005, and 2006 with the following assumptions:

	December 31,
	2004	2005	2006

Risk-free interest rate	3.23%	3.76%	3.62%
Expected life	4 years	4 years	4 years
Weighted average fair value of options granted	$2.08	$3.83	$2.05
Volatility	.43	.50	.70

The risk-free rate interest rate is based on the contractual life of the option and the corresponding U.S. Treasury bond, which in most cases is the U.S. five year Treasury bond. The expected term of stock options granted is derived from actual and forecasted option behavior and represents the period of time that options granted are expected to be outstanding. The Company uses historical data to estimate option exercise patterns and future employee terminations to determine expected life and forfeitures. Expected volatility is based on historical and implied volatilities from the Company’s publicly traded stock and other market factors.

				Aggregate
		Weighted-Average	Weighted-Average	Intrinsic
	Number of	Exercise Price	Remaining Contractual	Value
	Options	per Option	Term	($000)

Balance at December 31, 2005	2,304,242	$5.82
Granted	349,500	$3.45
Exercised	(49,128)	$1.06
Forfeited or expired	(523,560)	$6.56

Balance at December 31, 2006	2,081,054	$5.35	2.83	$182

Vested or expect to vest at December 31, 2006	1,874,457	$5.18	2.64	$182

Exercisable at December 31, 2006	1,437,009	$4.79	2.06	$182

The weighted-average grant date fair value of stock options granted during the twelve month period ended December 31, 2006 was $3.45. As of December 31, 2006 there was $1,825,365 of total unrecognized share-based compensation expense related to non-vested stock option awards, not discounted for future forfeitures. This unrecognized expense is expected to be recognized over a weighted-average period of 1.53 years.

The total intrinsic value of stock options exercised during the twelve month period ended December 31, 2004, 2005 and 2006 was $302,562, $317,158, and $264,737, respectively, from which the Company received cash proceeds of $52,218 for the twelve month period ended December 31, 2006. No actual tax benefits were realized as the Company currently records a full valuation allowance for all tax benefits due to uncertainties with respect to the Company’s ability to generate sufficient taxable income in the future.

66

INHIBITEX, INC.
(A Development Stage Company)

The following tables summarize information relating to outstanding and exercisable options as of December 31, 2006:

	December 31, 2006
	Outstanding
		Weighted Average
		Remaining		Exercisable
	Number of	Contractual Life	Weighted Average	Number of	Weighted Average
Exercise Prices	Shares	(In Years)	Exercise Price	Shares	Exercise Price

$0.24-0.68	162,764	2.51	$0.51	162,764	$0.51
1.90	600,579	2.11	1.90	576,900	1.90
2.05-8.45	463,550	4.89	4.60	141,223	4.43
8.79-8.995	118,500	4.68	8.87	48,000	9.00
9.07	577,905	1.81	9.07	394,924	9.07
9.38-10.00	157,756	2.17	9.39	113,198	9.38

	2,081,054	2.83	5.35	1,437,009	4.79

A summary of the Company’s non-vested restricted stock as of December 31, 2006 is presented below:

		Weighted-Average
		Grant Date
Restricted Stock	Shares	Fair Value

Outstanding at December 31, 2005	—	$—
Granted	1,712,987	1.87
Released	—	—
Forfeited	(53,830)	2.05

Outstanding at December 31, 2006	1,659,157	$1.87

As of December 31, 2006 there was $1,324,903 of total unrecognized share-based compensation expense related to non-vested restricted stock granted, not discounted for future forfeitures. The unrecognized expense is expected to be recognized over a weighted-average period of 1.36 years.

13.	Contingency

On April 28, 2006, the Company announced that it did not anticipate performing any additional clinical trials in very low birth weight infants with a donor-selected immune globulin form of Veronate and therefore would halt the manufacture of the clinical trial material used in the clinical development of Veronate. As a result, the Company terminated its contract manufacturing relationship with Nabi Biopharmaceuticals, Inc. (“Nabi”) and suspended future purchases of all raw materials used to manufacture the donor-selected immune globulin form of Veronate. Subsequent to the termination date, Nabi invoiced the Company for approximately $4.5 million in cancellation penalties and other amounts it contends are due as a result of the Company’s termination of the manufacturing agreement, which the Company disputed. On July 18, 2006, Nabi commenced an arbitration action against the Company seeking to recover a total of approximately $4.7 million in connection with the termination of the manufacturing agreement. On February 7, 2007 the arbitrator ruled that the Company was liable to Nabi for cancellation payments and restitution in the aggregate amount of approximately $4.5 million. Of this amount, the Company recorded a charge of $3.2 million in the fourth quarter of 2006, in addition to the $1.3 million that it had previously accrued. The ruling obligates the Company to make this payment to Nabi within 30 days or incur interest at a rate of 9% annum. The Company is evaluating all of its options in this matter, including whether to seek to have the ruling set aside.

67

INHIBITEX, INC.
(A Development Stage Company)

14.	One-Time Severance and Termination Benefits

On December 18 and December 29, 2006, the Company announced it terminated the employment of two executives in accordance with their employment contracts. As a result, the Company recorded a charge of $1.2 million in the fourth quarter of 2006 in general and administrative expenses and $0.4 million in research and development expenses related to the cost of one-time severance and termination benefits. Of this amount, $1.6 million is recorded as an accrued liability as of December 31, 2006, and was paid in full prior to February 28, 2007. In addition due to these terminations the Company accelerated share-based compensation expense on previously issued stock options grants of 367,774 and 259,458 restricted stock grants, and recorded additional share-based compensation on modifications made to 307,102 previously issued stock option grants to allow exercise (if and only if they are terminated in connection with a change of control) to be extended to up to three years from the current 90 day window provided for in the existing stock option agreements and 2004 Stock Incentive Plan. (See Note 12 — Share-Based Award Plans).

15.	Other Income

During the twelve months ended December 31, 2006, the Company recognized other income in the amount of $1.0 million for amounts received in 1999 pursuant to a collaboration agreement. The Company has determined that this amount no longer represents a liability for which the obligation to provide further services or settlement is required.

16.	Research and License Agreements

As of December 31, 2006, the Company has entered into a number of license and collaborative agreements with various institutions to obtain intellectual property rights and patents relating to MSCRAMM proteins and its product candidates. The Company has also entered into an exclusive worldwide license and collaboration agreement with Wyeth with respect to its use of the MSCRAMM proteins to develop staphylococcal vaccines. The significant arrangements are described further below.

Texas A&M University Health Science Center.  The Company has licensed, on an exclusive basis, from the Texas A&M University System a number of issued United States patents, related United States divisional applications and foreign counterpart applications directed to one of the MSCRAMM proteins that the Company’s product candidates target. Texas A&M may terminate the license if the Company fails to use commercially reasonable efforts to bring product candidates to market. Inhibitex may terminate the license without cause upon 60 days written notice. Otherwise, this agreement will terminate upon the expiration of all of the licensed patents. Currently, the latest to expire of the issued patents under the license agreement expires in 2019. The Company has agreed to pay Texas A&M a royalty based on net sales for any products sold utilizing these patents. The Company has an obligation to pay a minimum royalty of $25,000 annually.

In connection with these license agreements, in 1995 the Company entered into the first of several collaboration research agreements with Texas A&M. Pursuant to these agreements, the Company has the exclusive worldwide right to any discoveries resulting from this collaboration, subject to research rights retained by Texas A&M and certain rights of the United States government. The Company also has a right of first refusal to acquire the rights to and file patents on discoveries made by Texas A&M in the field of MSCRAMM proteins that are made outside of the scope of the collaboration. Texas A&M is entitled to a royalty on revenues that the Company receives for products that incorporate technology developed through the collaboration. The Company may terminate this collaboration upon 90 days written notice. Pursuant to these agreements, the Company has paid Texas A&M $1,904,000 through December 31, 2006. In April 2006, the Company provided notification of its termination of the collaboration research agreement.

BioResearch Ireland (BRI)/ Trinity College Dublin (TCD).  The Company has obtained numerous licenses from BioResearch Ireland (“BRI”) and Trinity College Dublin (“TCD”) under certain patent rights related to MSCRAMM proteins. BRI may terminate the license if Inhibitex fails to use commercially reasonable efforts

68

INHIBITEX, INC.
(A Development Stage Company)

to bring one or more products that use the licensed technology to market. Otherwise, these licenses will terminate upon the expiration of the licensed patents. Currently, the latest to expire of the issued patents under the license agreement expires in 2019. The Company may terminate the license agreement as to any patent or patent application upon 90 days notice. BRI is entitled to a royalty on the net sales of products sold utilizing these patents.

Pursuant to these agreements, the Company has entered into several cooperative research agreements with BRI and Trinity College Dublin (“TCD”) for technologies relating to staphylococcus surface proteins. The Company has exclusive worldwide rights to, and is entitled to file patents on, any discoveries resulting from this collaboration. All licenses from BRI and TCD are subject to research rights retained by BRI or TCD. BRI and TCD is entitled to a royalty on any revenues that the Company receives from the sale of products that incorporate technology developed through the collaborative arrangement. The Company may terminate the collaboration agreement on two months written notice and BRI or TCD may terminate in the event of an uncured material breach by the Company. Pursuant to these agreements, the Company has paid BRI approximately $321,000 and TCD approximately $105,000 through December 31, 2006. The Company has no future minimum royalty or milestone obligations pursuant to these agreements, but the Company currently pays TCD approximately $35,000 in annual sponsored research payments.

Wyeth.  In August 2001, the Company entered into an exclusive worldwide license and development collaboration agreement with Wyeth for the development of staphylococcal vaccines for humans. Under the terms of this agreement, the Company granted Wyeth an exclusive worldwide license to its MSCRAMM protein intellectual property with respect to human vaccines against staphylococcal organisms. The development, manufacture and sale of any products resulting from the collaboration are the responsibility of Wyeth. The Company must commit two full-time equivalent employees to the collaboration. The Company may terminate the agreement if Wyeth fails to use reasonable commercial efforts to bring related products to market. Wyeth may terminate the agreement, without cause, upon six months notice. Otherwise, this agreement will terminate upon the expiration of all of the licensed patents. Currently, the latest to expire of the issued patents under the license agreement expires in 2019.

Pursuant to this agreement, the Company has received $5.0 million in an upfront license fee and annual research support payments from Wyeth as of December 31, 2006. The Company is entitled to receive minimum research support payments of $500,000 per year until the first commercial sale of any product developed under this agreement. The minimum research payment escalates to $1.0 million in the event that Wyeth does not initiate a Phase I by July 31, 2007. The Company is also entitled to receive milestones upon the filing of an investigational new drug application (“IND”), the commencement of both Phase II and Phase III clinical trials, the filing of a BLA, and FDA approval of a licensed product. If all such milestones are achieved relative to one or more licensed products, the Company would be entitled to receive a minimum of $10.0 million in milestone payments from Wyeth. The maximum milestone payments the Company could receive with respect to all licensed products are $15.5 million. Finally, the Company is also entitled to royalties on net sales of licensed products manufactured, sold or distributed by Wyeth.

Dyax.  In October 2004, the Company entered into a collaboration agreement with Dyax to co-develop monoclonal antibodies to prevent or treat serious infections caused by enterococci. Under the terms of the agreement, the Company and Dyax have agreed to collaborate and share in the costs to perform preclinical research and development activities intended to identify and select a fully human monoclonal antibody, or antibodies, against MSCRAMM proteins located on the surface of enterococci. During this preclinical phase, the Company and Dyax are only responsible for its respective internal development costs. Accordingly, neither party is responsible to make any upfront payments to the other party, nor is either party obligated to make future milestone or royalty payments to the other party at this time. The Company’s internal development costs are expected to consist largely of salaries and other personnel-related costs associated with existing employees, certain supplies, and other costs, such as travel and entertainment, associated with supporting existing employees. If at the end of the collaborative preclinical development activities, Inhibitex and Dyax mutually

69

INHIBITEX, INC.
(A Development Stage Company)

agree to advance one or more human monoclonal antibodies into clinical trials, Inhibitex and Dyax will continue to share in the clinical development costs of any such product candidates. The agreement also contemplates that the Company and Dyax would share in the commercialization rights and profits from any approved and marketed products resulting from the collaboration. In the event that the parties mutually agree that the collaboration has been unable to identify a suitable monoclonal antibody to advance into clinical development, the collaboration agreement will immediately and automatically terminate without any further obligations to either party. Otherwise, this agreement can only be terminated during the initial preclinical development phase upon the mutual consent of both parties, or by one party in the event that the other party has committed a material breach, or filed for insolvency or bankruptcy.

Other Agreements.  The following agreements relate to intellectual property associated with the production of monoclonal antibodies that the Company has in-licensed.

In February 2000, October 2001, and January 2002, the Company obtained an exclusive worldwide royalty-bearing licenses from the University of Minnesota, Yale University, and a non-exclusive worldwide royalty-bearing license from the University of Texas HSC of San Antonio, respectively, for patents relating to Candida Albicans. The Company agreed to make milestone payments on progress of any related products toward FDA approval and a royalty on the sale of any of its products that utilize the underlying technology. The Company may terminate these agreements at any time. Otherwise, the licenses will terminate upon the expiration of the patents.

In November 2001, the Company entered into a research evaluation and worldwide non-exclusive license agreement with Lonza Biologics for intellectual property and materials relating to the expression of recombinant monoclonal antibodies to bacterial surface proteins for use in the manufacture of Aurexis. Under the terms of the agreement, the Company agreed to pay an annual fee and a royalty on the net sales of any products that it may sell that utilize this technology. The Company may terminate the agreement upon 60 days notice. The agreement terminates upon the expiration of the last valid patent or 15 years, whichever is longer. Currently, the latest to expire of the issued patents under the license agreement expires in 2016. Pursuant to this agreement, the Company has paid Lonza $929,000 in cumulative annual license fees as of December 31, 2006.

In January 2002, the Company obtained a non-exclusive, worldwide royalty-bearing license from the University of Pavia for patents relating to staphyococci, enterococci, and streptococci organisms. Under this agreement, the Company agreed to pay a negotiated royalty on the sale of any of its products that utilize the underlying technology. The Company may terminate this agreement at any time. Otherwise, this license will terminate upon the expiration of the patents.

In June 2003, the Company obtained a non-exclusive, worldwide royalty-bearing license from Genentech for a patent, commonly referred to as the Cabilly patent, relating to the production of monoclonal antibodies for use in the manufacture of Aurexis. Under the agreement, the Company agreed to pay Genentech an up-front license fee and it is further obligated to pay a milestone payment upon the approval of Aurexis and a royalty on the sale of any of its products that utilize the underlying technology. The Company may terminate this agreement without cause upon 90 days notice. Otherwise, this license will terminate upon the expiration of the patent, which will occur in 2018 if not extended. Pursuant to this agreement, the Company has paid $500,000 to Genentech as of December 31, 2006. The Company’s aggregate future payments under this agreement are $5.0 million, of which most is payable if Aurexis is approved for sale by the FDA.

In July 2003, the Company obtained a non-exclusive, worldwide royalty-bearing license from the University of Iowa for patents relating to technology used in the expression of recombinant proteins for use in the manufacture of Aurexis. Under this agreement, the Company has paid the University of Iowa an up-front license fee of $35,000 and it is obligated to make annual payments of $35,000 per year. The Company also agreed to pay milestone payments for each of the first four license related products to receive FDA approval and a royalty on the sale of any of its products that utilize the underlying technology. The Company may

70

INHIBITEX, INC.
(A Development Stage Company)

terminate this agreement at any time. Otherwise, this license will terminate upon the expiration of the patents, which will be 2009 and 2012.

In March 2004, the Company obtained a non-exclusive, worldwide royalty bearing license from the National Institutes of Health (“NIH”) for patent applications relating to the humanization of monoclonal antibodies. Under this agreement, the Company agreed to pay an up-front license fee, a minimum annual royalty of $25,000 per year, milestone payments and a royalty on the sale of any of its products that would otherwise infringe any patent that may be issued from the pending applications. For any product covered by this license, the milestone payments are based upon the filing of an IND, the first subject enrolled in a Phase II and Phase III trial, the filing of a BLA and upon the approval of a BLA by the FDA. Pursuant to this agreement, the Company has paid $284,000 to the NIH as of December 31, 2006. The Company may terminate this agreement upon 60 days notice. Otherwise, this agreement terminates upon the expiration of the patent, which will occur in 2011 if not extended. If Aurexis is approved for sale by the FDA, the Company’s total future payments to the NIH under this agreement related to the up-front license fee and milestone payments would be approximately $900,000 in the aggregate.

In April 2004, the Company obtained an exclusive, worldwide royalty bearing license from Biostapro AB for patent applications relating to staphylococcal proteins. Under this agreement, the Company agreed to pay an up-front license fee, a milestone payment, and a royalty on the net sale of products utilizing the underlying technology. The milestone payment is based on the marketing approval of a BLA by the FDA. The Company may terminate this agreement upon 90 days notice. Otherwise, this agreement terminates upon the expiration of the patent. Pursuant to this agreement, the Company has paid $250,000 to Biostapro AB as of December 31, 2006. The Company’s aggregate future payments milestone payments under this agreement are $750,000. Pursuant to this license agreement above the Company entered into cooperative research agreements with Biostapro AB relating to staphylococcal surface proteins. The Company has an option on exclusive worldwide rights to any discoveries resulting from this collaboration. Biostapro AB is entitled to a royalty on any revenues that the Company receives from the sale of products that incorporate technology developed through the collaborative arrangement. Biostapro AB may terminate in the event of an uncured material breach by the Company. Pursuant to the cooperative research agreement, the Company has paid Biostapro AB approximately $200,000 through December 31, 2006. The Company has no future minimum royalty or milestone obligations pursuant to these agreements, but the Company currently pays Biostapro AB approximately $100,000 in annual sponsored research payments.

17.	Employee Benefit Plans

The Company sponsors a 401(k) plan for the benefit of its employees that is a defined contribution plan intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended. Eligible employees may make pre-tax contributions to the 401(k) plan of up to 20% of their eligible earnings, subject to the statutorily prescribed annual limit. The 401(k) plan permits the Company to make discretionary matching and profit sharing contributions. The Company’s contributions to the plan were approximately, $138,000, $156,000 and $209,000 in 2004, 2005 and 2006, respectively. Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions. The Company’s contributions vest over a three-year period.

The Company has employment agreements with its current executive officers that allow upon termination certain post-employments benefits upon termination. These benefits cannot be reasonably estimated and the event has not occurred as under SFAS No. 112, Accounting for Postemployment Benefits, as of December 31, 2006.

71

INHIBITEX, INC.
(A Development Stage Company)

18.	Subsequent Events

On January 3, 2007, the Company entered into an exclusive worldwide license and development agreement with 3M Company or (“3M”) for the development of various diagnostic products using the Company’s MSCRAMM protein platform. Under the terms of the agreement, the Company granted 3M exclusive global licenses to use MSCRAMM protein intellectual property in the development of diagnostic products in exchange for license fees, future milestone payments, financial support of future research and development activities and royalty payments on net product sales. The development, manufacture and sale of any products resulting from the collaboration are the responsibility of 3M. The Company may terminate this agreement if 3M fails to use certain reasonable commercial efforts to bring related products to the market. 3M may terminate the agreement, without cause upon three months written notice, upon payment of all license fees, development support for the calendar year, reimbursement of certain patent expenses, and any other amounts potentially due upon the termination of the agreement. Either party may terminate the agreement for cause upon providing two months written notice. Otherwise, this agreement will terminate upon the expiration of all licensed patents. Under the agreement, the Company is entitled to receive the following: (i) nonrefundable license fees of $3 million, of which $1.75 million is due within 60 days and the remainder in the first quarter of 2008, (ii) $1 million in development support payments over the next two years, (iii) milestone payments on the first commercial sale for (a) certain S. aureus diagnostic products and (b) other MSCRAMM targets that detect organisms other than S. aureus, (iv) a tiered royalty based on net sales of diagnostic products, and (v) reimbursement of certain patent expenses related to licensed MSCRAMM proteins. The Company is obligated to provide support to 3M pursuant to a mutually agreed-upon development and collaboration plan for a period of at least two years.

On January 30, 2007, the Company received approximately $0.5 million from a mediation settlement related to a counter-claim associated with prior litigation with Biosynexus.

On February 7, 2007, an arbitrator ruled that the Company was liable to Nabi for cancellation payments and restitution in the aggregate amount of approximately $4.5 million. Of this amount, the Company recorded a charge of $3.2 million in the fourth quarter of 2006, in addition to the $1.3 million that it had previously accrued. The ruling the ruling obligates the Company to make this payment to Nabi within 30 days, or incur interest on any unpaid amounts at a rate of 9% per annum. The Company is evaluating all of its options in this matter (See Note 13 — Contingency).

72

INHIBITEX, INC.
(A Development Stage Company)

19.	Quarterly Financial Data (Unaudited)

The following table presents unaudited quarterly financial data of the Company. The Company’s quarterly results of operations for these periods are not necessarily indicative of future results.

				Net Loss
				Attributable
				to Common
				Stockholders
				per Share —
		Loss from		Basic and
	Revenue	Operations	Net Loss	Diluted

Year Ended December 31, 2005
First Quarter	$277,131	$(10,385,085)	$(9,942,688)	$(0.40)
Second Quarter	168,520	(10,556,215)	(10,069,993)	(0.40)
Third Quarter	328,323	(9,603,465)	(9,046,379)	(0.33)
Fourth Quarter	162,500	(10,388,734)	(9,516,321)	(0.31)
Year Ended December 31, 2006
First Quarter	327,887	(9,865,118)	(8,981,775)	(0.30)
Second Quarter	184,565	(8,471,546)	(7,672,701)	(0.25)
Third Quarter	168,627	(4,295,827)	(2,588,581)	(0.09)
Fourth Quarter	164,498	(12,697,086)	(11,902,003)	(0.39)

73

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements with our independent accountants on any matter of accounting principles or practices or financial statement disclosure.

ITEM 9A.  CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in the reports that we file or submit pursuant to the Securities Exchange Act of 1934, as amended is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. Our management, under the supervision of the Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this report. Based on the evaluation of these disclosure controls and procedures, the Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective. It should be noted that any system of controls, however well designed and operated, can provide only reasonable, and not absolute, assurance that the objectives of the system are met. In addition, the design of any control system is based in part upon certain assumptions about the likelihood of future events. Because of these and other inherent limitations of control systems, there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions, regardless of how remote.

Management’s Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rules 13a-15(f) under the Securities Exchange Act of 1934, as amended). Our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2006. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control — Integrated Framework. Management has concluded that, as of December 31, 2006, its internal control over financial reporting is effective based on these criteria.

Management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, has been audited by Ernst & Young LLP, the independent registered public accounting firm who also audited our consolidated financial statements, and their opinion of management’s assessment is stated in their report, which is included herein.

Our management, including our Chief Executive Officer and Chief Financial Officer, does not expect that our disclosure controls and procedures or our internal control over financial reporting will prevent all error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been detected.

March 15, 2007

74

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ON INTERNAL CONTROL OVER FINANCIAL REPORTING

The Board of Directors and Stockholders of
Inhibitex, Inc.

We have audited management’s assessment, included in the accompanying Management’s Reporting on Internal Control Over Financial Reporting, that Inhibitex, Inc. (a Development Stage Company) maintained effective internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). Inhibitex, Inc. (a Development Stage Company)’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management’s assessment that Inhibitex, Inc. (a Development Stage Company) maintained effective internal control over financial reporting as of December 31, 2006, is fairly stated, in all material respects, based on the COSO criteria. Also, in our opinion, Inhibitex, Inc. (a Development Stage Company) maintained, in all material respects, effective internal control over financial reporting as of December 31, 2006, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the balance sheets of Inhibitex, Inc. (a Development Stage Company) as of December 31, 2005 and 2006, the related statements of operation, stockholders’ equity (deficit) and cash flows for each of the three years in the period ended December 31, 2006, and for the period from inception (May 13, 1994) through December 31, 2006 and our report dated March 15, 2007 expressed an unqualified opinion thereon.

Atlanta, Georgia
March 15, 2007

75

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting during the fourth quarter of 2006 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B.  OTHER INFORMATION

None.

PART III

ITEM 10.	DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The information required by this item is incorporated by reference from our definitive proxy statement or a subsequent amendment to this Report to be filed with the Securities and Exchange Commission.

ITEM 11.	EXECUTIVE COMPENSATION

The information required by this item is incorporated by reference from our definitive proxy statement or a subsequent amendment to this Report to be filed with the Securities and Exchange Commission.

ITEM 12.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT, AND RELATED STOCKHOLDER MATTERS

The information required by this item is incorporated by reference from our definitive proxy statement or a subsequent amendment to this Report to be filed with the Securities and Exchange Commission.

ITEM 13.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The information required by this item is incorporated by reference from our definitive proxy statement or a subsequent amendment to this Report to be filed with the Securities and Exchange Commission.

ITEM 14.	PRINCIPAL ACCOUNTING FEES AND SERVICES

The information required by this item is incorporated by reference from our definitive proxy statement or a subsequent amendment to this Report to be filed with the Securities and Exchange Commission.

76

PART IV

ITEM 15.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(b)  Exhibits

Exhibit No.		Description

3.1		Eighth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 3, 2004 (the “March 2004 S-1”)).

3.2		Amended and Restated Bylaws (incorporated by reference to Exhibit 3.5 of the March 2004 S-1).

4.1		Specimen certificate evidencing the common stock (incorporated by reference to Exhibit 4.1 of Amendment No. 2 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 6, 2004 ( “Amendment No. 2”)).

10.1		Amended and Restated 1998 Equity Ownership Plan and related form of option agreement (incorporated by reference to Exhibit 10.1 of the March 2004 S-1).

10.2		2004 Stock Incentive Plan and related Form of option agreement (incorporated by reference to Exhibit 10.2 of the March 2004 S-1).

10	.2.1	Amended and Restated 2004 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2006 (the “February 2006 8-K”)).

10	.2.2	Non-Employee Directors Stock Option Agreement (incorporated by reference to Exhibit 99.2 of the February 2006 8-K).

10	.2.3	Employee Stock Option Agreement (incorporated by reference to Exhibit 99.3 of the February 2006 8-K).

10.3		2002 Non-Employee Directors Stock Option Plan and related form of option agreement (incorporated by reference to Exhibit 10.3 of the March 2004 S-1).

10.4		2004 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 of the March 2004 S-1).

10.5		Form of Warrant to purchase shares of Series B Preferred Stock (incorporated by reference to Exhibit 10.5 of the March 2004 S-1).

10.6		Form of Warrant to purchase shares of Series D Preferred Stock (incorporated by reference to Exhibit 10.6 of the March 2004 S-1).

10.7		Form of Amendment to Warrant to purchase shares of Series D Preferred Stock, dated February 20, 2004 (incorporated by reference to Exhibit 10.7 of the March 2004 S-1).

10	.7.1	Form of Second Amendment to Warrant to purchase shares of Series D Preferred Stock, dated May 4, 2004 (incorporated by reference to Exhibit 10.7.1 of Amendment No. 2).

10.8		Form of Warrant to purchase shares of Series E Preferred Stock (incorporated by reference to Exhibit 10.8 of the March 2004 S-1).

10.9		Form of Amendment to Warrant to purchase shares of Series E Preferred Stock (incorporated by reference to Exhibit 10.9 of the March 2004 S-1).

10	.9.1	Form of Second Amendment to Warrant to purchase shares of Series E Preferred Stock, dated May 4, 2004 (incorporated by reference to Exhibit 10.9.1 of Amendment No. 2).

10.10		Amended and Restated Master Rights Agreement, dated December 19, 2003, by and among the registrant and holders of the registrant’s capital stock (incorporated by reference to Exhibit 10.10 of the March 2004 S-1).

77

Exhibit No.		Description

10.11		Amendment No. 1 to Amended and Restated Master Rights Agreement dated February 20, 2004 (incorporated by reference to Exhibit 10.11 of the March 2004 S-1).

10	.11.1	Amendment No. 2 to Amended and Restated Master Rights Agreement dated May 27, 2004 (incorporated by reference to Exhibit 10.1 of the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 16, 2004).

10.12		Form of Indemnity Agreement (incorporated by reference to Exhibit 10.12 of the March 2004 S-1).

10.13		Employment Agreement, dated as of February 20, 2004, by and between the registrant and William D. Johnston (incorporated by reference to Exhibit 10.13 of the March 2004 S-1).

10.15		Amended and Restated Employment Agreement, dated as of February 20, 2004, by and between the registrant and Joseph M. Patti (incorporated by reference to Exhibit 10.15 of the March 2004 S-1).

10.16		Amended and Restated Employment Agreement, dated as of February 20, 2004, by and between the registrant and Russell H. Plumb (incorporated by reference to Exhibit 10.16 of the March 2004 S-1).

10.17		Amended and Restated Employment Agreement, dated as of February 20, 2004, by and between the registrant and David M. Wonnacott (incorporated by reference to Exhibit 10.17 of the March 2004 S-1).

10	.18†	License and Development Collaboration Agreement, dated August 2, 2001, by and between the registrant and American Home Products Corporation, acting through its Wyeth-Ayerst Laboratories Division (incorporated by reference to Exhibit 10.18 of Amendment No. 3 the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 25, 2004 (“Amendment No. 3”).

10	.19†	License Agreement, dated February 4, 2000, between the registrant and The Texas A&M University System (incorporated by reference to Exhibit 10.19 of Amendment No. 3).

10	.20†	Amendment No. 1 to License Agreement, dated April 29, 2002, between the registrant and The Texas A&M University System (incorporated by reference to Exhibit 10.20 of Amendment No. 3).

10.21		Amendment No. 2 to License Agreement, dated April 29, 2002, between the registrant and The Texas A&M University System (incorporated by reference to Exhibit 10.21 of the March 2004 S-1).

10	.22†	Exclusive License Agreement, dated April 8, 1999, between the registrant and Enterprise Ireland, trading as BioResearch Ireland (incorporated by reference to Exhibit 10.22 of the March 2004 S-1).

10	.23†	License Agreement, dated December 23, 2002, between the registrant and Lonza Biologics PLC (incorporated by reference to Exhibit 10.23 of Amendment No. 3).

10	.24†	Non-Exclusive Cabilly License Agreement, dated June 30, 2003, between the registrant and Genentech, Inc (incorporated by reference to Exhibit 10.24 of the March 2004 S-1).

10	.25†	Patent License Agreement, dated March 2, 2004, between the registrant and the National Institutes of Health (incorporated by reference to Exhibit 10.25 of Amendment No. 3).

10	.26†	License Agreement, dated July 1, 2003, between the registrant and the University of Iowa Research Foundation (incorporated by reference to Exhibit 10.26 of Amendment No. 3).

10	.30†	Production Agreement, dated December 5, 2001, between the registrant and Nabi (incorporated by reference to Exhibit 10.30 of Amendment No. 4 the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 25, 2004).

10	.31†	First Amendment to Production Agreement, dated December 5, 2001, between the registrant and Nabi Pharmaceuticals (incorporated by reference to Exhibit 10.31 of the March 2004 S-1).

10.35		Lease Agreement, dated December 31, 2003, between the registrant and Cousins Properties Incorporated (incorporated by reference to Exhibit 10.35 of the March 2004 S-1).

78

Exhibit No.		Description

10	.37†	Agreement, dated March 14, 2002, between the registrant and Avid Bioservices, Inc. (incorporated by reference to Exhibit 10.31 of Amendment No. 2).

10.38		Form of Stock and Warrant Purchase Agreements, dated November 4, 2004, between the registrant and each of the investors signatory thereto (including Form of Warrant to Purchase Common Stock issued in connection therewith) (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2004).

10	.39†	Agreement, dated November 5, 2004, between the registrant and Lonza Biologics PLC (incorporated by reference to Exhibit 10.39 of Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 19, 2005).

10.40		Loan agreement, dated December 28, 2004 between the registrant and Development Authority of Fulton County (incorporated by reference to Exhibit 10.40 of the Annual Report on Form 10-K field with the Securities and Exchange Commission on March 28, 2005).

10.41		Form of Securities Purchase Agreement dated August 17, 2005 between the registrant and each of the investors signatory thereto (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 17, 2005).

10	.42*	License and Development Collaboration Agreement, dated January 3, 2007, by and between the registrant and 3M Company and 3M Innovative Products Company.

10.43		Retention Agreement, dated April 24, 2006, by and between the registrant and Russell H. Plumb.

10.44		Retention Agreement, dated April 24, 2006, by and between the registrant and Joe M. Patti.

10.45		Retention Agreement, dated April 24, 2006, by and between the registrant and Samuel Michini.

10.46		Severance Agreement, dated December 29, 2006, by and between the registrant and William D. Johnston.

10.47		Severance Agreement, dated December 29, 2006, by and between the registrant and David M. Wonnacott.

10.48		Employment Agreement, dated December 29, 2006, by and between the registrant and Russell H. Plumb.

23.1		Consent of Independent Registered Public Accounting Firm.

31.1		Certification of the Chief Executive Officer and Chief Financial Officer pursuant to Rule 13a-14(a) or Rule 15d-14(a) under the Securities Exchange Act of 1934.

32.1		Certifications of the Chief Executive Officer and the Chief Financial Officer pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934.

†	We have been granted confidential treatment with respect to the omitted portions of this exhibit and such information has been filed separately with the Securities and Exchange Commission.

*	Confidential treatment has been requested with respect to the omitted portions of this exhibit and such information has been filed separately with the Securities and Exchange Commission.

79

SIGNATURES

Pursuant to the requirements of the Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be singed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, Georgia on this 16th day of March, 2007.

Inhibitex, Inc.

By:	/s/ Russell H. Plumb
Russell H. Plumb
President, Chief Executive Officer,
Chief Financial Officer, Secretary and
Treasurer

Signature	Title	Date

/s/ Russell H. Plumb Russell H. Plumb	President, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	March 16, 2007

/s/ Michael A. Henos Michael A. Henos	Chairman of the Board of Directors	March 16, 2007

/s/ M. James Barrett, Ph.D. M. James Barrett, Ph.D.	Director	March 16, 2007

/s/ Carl E. Brooks Carl E. Brooks	Director	March 16, 2007

/s/ A. Keith Willard A. Keith Willard	Director	March 16, 2007

/s/ Russell M. Medford, M.D., Ph.D. Russell M. Medford, M.D., Ph.D.	Director	March 16, 2007

/s/ Robert A. Hamm Robert A. Hamm	Director	March 16, 2007

/s/ William D. Johnston, Ph.D. William D. Johnston, Ph.D.	Director	March 16, 2007

/s/ Marc L. Preminger Marc L. Preminger	Director	March 16, 2007

/s/ Louis W. Sullivan, M.D. Louis W. Sullivan, M.D.	Director	March 16, 2007

80

Annex F
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-Q

(Mark One)
☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 2007
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission File No. 0-50772

INHIBITEX, INC.
(Exact name of registrant as specified in its charter)

Delaware	74-2708737
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9005 Westside Parkway Alpharetta, Georgia	30004 (Zip Code)
(Address of principal executive offices)

(678) 746-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):
Large Accelerated Filer ☐     Accelerated Filer ☑     Non Accelerated Filer ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).  Yes ☐     No ☑

As of May 3, 2007, 30,881,615 shares of the Registrant’s Common Stock were outstanding.

2

PART I
FINANCIAL INFORMATION

INHIBITEX, INC.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	March 31,	December 31,
	2007	2006
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$18,502,941	$19,681,861
Short-term investments	41,059,452	41,676,223
Prepaid expenses and other current assets	1,088,467	1,002,810
Accounts receivable	2,671,428	332,669

Total current assets	63,322,288	62,693,563
Property and equipment, net	3,259,909	3,530,796

Total assets	$66,582,197	$66,224,359

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$860,165	$629,249
Accrued expenses	5,697,554	7,392,210
Current portion of notes payable	312,500	833,333
Current portion of capital lease obligations	795,242	816,184
Current portion of deferred revenue	1,566,667	191,667
Other current liabilities	152,728	152,728

Total current liabilities	9,384,856	10,015,371
Long-term liabilities:
Notes payable, net of current portion	937,500	625,000
Capital lease obligations, net of current portion	639,249	829,871
Deferred revenue, net of current portion	500,000	537,500
Other liabilities, net of current portion	1,100,892	1,139,599

Total long-term liabilities	3,177,641	3,131,970

Total liabilities	12,562,497	13,147,341
Stockholders’ equity:
Preferred stock, $.001 par value; 5,000,000 shares authorized at March 31, 2007 and December 31, 2006; none issued and outstanding	—	—
Common stock, $.001 par value; 75,000,000 shares authorized at March 31, 2007 and December 31, 2006; 30,598,098 and 30,278,135 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	30,598	30,278
Warrants	7,377,678	11,517,743
Additional paid-in capital	218,824,816	214,204,588
Deficit accumulated during the development stage	(172,213,392)	(172,675,591)

Total stockholders’ equity	54,019,700	53,077,018

Total liabilities and stockholders’ equity	$66,582,197	$66,224,359

The accompanying notes are an integral part of these financial statements.

3

INHIBITEX, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

			Period from
			Inception
			(May 13, 1994)
	Three Months Ended		Through
	March 31,		March 31,
	2007	2006	2007
	(Unaudited)

Revenue:
License fees and milestones	$412,500	$37,500	$1,725,000
Collaborative research and development	250,000	125,000	3,749,455
Grants and other revenue	6,000	165,387	788,051

Total revenue	668,500	327,887	6,262,506
Operating expense:
Research and development	1,566,574	7,426,552	134,779,249
General and administrative	1,306,158	2,766,453	38,129,876

Total operating expense	2,872,732	10,193,005	172,909,125

Loss from operations	(2,204,232)	(9,865,118)	(166,646,619)
Other income, net	1,945,592	58,460	3,663,250
Interest income, net	720,839	824,883	7,152,040

Net income (loss)	462,199	(8,981,775)	(155,831,329)
Dividends and accretion to redemption value of redeemable preferred stock	—	—	(16,382,063)

Net income (loss) attributable to common stockholders	$462,199	$(8,981,775)	$(172,213,392)

Basic net income (loss) per share	$0.02	$(0.30)

Diluted net income (loss) per share	$0.01	$(0.30)

Weighted average shares used to compute basic net income (loss) per share	30,505,516	30,233,142

Weighted average shares used to compute diluted net income (loss) per share	31,062,147	30,233,142

The accompanying notes are an integral part of these financial statements.

4

INHIBITEX, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

			Period from
			Inception
			(May 13, 1994)
	Three Months Ended		Through
	March 31,		March 31,
	2007	2006	2007
	(Unaudited)

Cash flows from operating activities:
Net income (loss)	$462,199	$(8,981,775)	$(155,831,329)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	269,349	488,235	10,048,532
Share-based compensation	477,394	333,477	4,273,076
Loss on sale of equipment	1,538	—	102,546
Amortization of investment premium or discount	(365,381)	74,147	(26,278)
Forgiveness of receivables from stockholders	—	—	28,695
Amortization of warrants and discount on debt	—	—	176,477
Stock issued for interest	—	—	126,886
Cumulative effect of change in accounting principle	—	(58,460)	41,040
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(85,657)	431,184	(1,088,467)
Accounts receivable	(2,338,759)	(238,505)	(2,671,428)
Accounts payable and other liabilities	192,209	607,244	2,113,785
Accrued expenses	(1,694,656)	(1,684,430)	5,697,554
Deferred revenue	1,337,500	(37,500)	2,066,667

Net cash used in operating activities	(1,744,264)	(9,066,383)	(134,942,244)
Cash flows from investing activities:
Purchases of property and equipment	—	(225,249)	(8,963,041)
Purchases of short-term investments	(18,667,848)	(5,693,006)	(233,171,772)
Proceeds from maturities of short-term investments	19,650,000	15,460,000	192,138,598

Net cash provided by (used in) investing activities	982,152	9,541,745	(49,996,215)
Cash flows from financing activities:
Proceeds from promissory notes, notes payable and related warrants	—	—	5,513,492
Payments on promissory notes and capital leases	(419,897)	(640,387)	(7,276,947)
Proceeds from bridge loan and related warrants	—	—	2,220,000
Net proceeds from the issuance of preferred stock and warrants	—	—	81,788,868
Proceeds from the issuance of common stock, net of issuance costs	3,089	44,402	121,195,987

Net cash (used in) provided by financing activities	(416,808)	(595,985)	203,441,400
(Decrease) increase in cash and cash equivalents	(1,178,920)	(120,623)	18,502,941
Cash and cash equivalents at beginning of period	19,681,861	33,842,937	—

Cash and cash equivalents at end of period	$18,502,941	$33,722,314	18,502,941

Supplemental cash flow information:
Interest paid	$38,650	$65,844	$1,321,162
Supplemental non-cash investing and financing activities:
Fixed assets capitalized using promissory notes and capital leases	—	—	4,447,946
Conversion of bridge loans and interest payable into preferred stock	—	—	2,124,576
Preferred stock dividends and accretion of preferred stock to redemption value	—	—	16,382,063

The accompanying notes are an integral part of these financial statements.

5

INHIBITEX, INC.
(A Development Stage Company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.	Operations

Inhibitex, Inc. (“Inhibitex” or the “Company”) was incorporated in the state of Delaware in May 1994. Inhibitex is a biopharmaceutical company that has historically focused on the discovery and development of novel antibody-based products for the prevention and treatment of serious bacterial and fungal infections. The Company’s primary activities since incorporation have been recruiting personnel, conducting research, conducting pre-clinical studies and clinical trials, performing business and financial planning, and raising capital. Accordingly, the Company is considered to be in the development stage for financial reporting purposes.

The Company has incurred operating losses in each year since its inception, and notwithstanding the operating results of the first quarter of 2007, expects such annual losses to continue for the foreseeable future. These losses have largely been the result of research and development expenses related to advancing the Company’s clinical-stage product candidates, both of which were based upon the Company’s proprietary MSCRAMM protein platform. The Company’s lead product candidate, Veronate®, which was the subject of a pivotal Phase III clinical trial that concluded in 2006 and failed to meet its primary endpoint. Veronate had been in development to prevent hospital-associated infections in very low birth weight infants. Aurexis, the Company’s second clinical stage product candidate, has completed one Phase II clinical trial and is being developed to treat, in combination with antibiotics, serious life-threatening Staphylococcus aureus (S. aureus) bloodstream infections in hospitalized patients. The Company has also licensed the rights to use its MSCRAMM protein platform to Wyeth for use in the development of staphylococcal vaccines and to 3M Company for use in developing diagnostics applications.

In light of the unfavorable results of its Veronate Phase III trial reported in April 2006, over the past year the Company has reduced its work-force, discontinued the development of Veronate, and adopted a strategy to pursue antiviral pre-clinical or clinical-stage development opportunities beyond its proprietary MSCRAMM protein platform through in-licensing, acquisition or merger. The Company postponed the initiation of any additional clinical trials of Aurexis pending the outcome of these strategic activities and now intends to further leverage or monetize its MSCRAMM platform through licenses, collaborations or other transactions.

In April 2007, the Company announced that it had entered into an agreement to acquire FermaVir Pharmaceuticals, Inc. (“FermaVir”), which is developing pre-clinical stage antiviral compounds for the treatment of shingles and the prevention or treatment of cytomeglavirus (“CMV”). The transaction is structured as a stock-for-stock tax-free merger, requires the approval of the shareholders of both Inhibitex and FermaVir, and is anticipated to close in July or August 2007. The Company intends to in-license or acquire additional antiviral development programs to expand its emerging antiviral pipeline.

The Company plans to continue to finance its operations with its existing cash, cash equivalents and short-term investments, or through future equity and/or debt financings, or proceeds from potential future collaborations or partnerships. The Company’s ability to continue its operations is dependent, in the near term, upon managing its cash resources, successfully developing its product candidates, entering into in-licensing, collaboration or partnership agreements, executing future financings or transactions and ultimately, upon achieving profitable operations. There can be no assurance that additional funds will be available on terms acceptable to the Company or that the Company will ever become profitable.

The Company reclassified the expense line items of research and development expense and general and administrative expense to conform to the current year presentation as required under U.S. GAAP.

2.	Summary of Significant Accounting Policies

The accompanying unaudited condensed financial statements for the three months ended March 31, 2007 and 2006 should be read in conjunction with the financial statements contained in the Company’s Annual Report

6

INHIBITEX, INC.
(A Development Stage Company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)

on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2007. The Company’s significant accounting policies have not changed since December 31, 2006, except as outlined below:

Income Taxes.  In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). Interpretation No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” Interpretation No. 48 prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Interpretation No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company adopted the provisions of Interpretation No. 48 effective January 1, 2007. No cumulative adjustment was required or recorded as a result of the adoption of Interpretation No. 48. Please see Note 9.

Recent Accounting Pronouncements.  In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS No. 157”), which provides guidance on the use of fair value in such measurements. It also prescribes expanded disclosures in regards to fair value measurements contained in the financial statements. The new standard is not expected to have any effect on the Company’s financial position or results of operations. SFAS No. 157 will become effective for the Company as of the first quarter of 2008.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). SFAS No. 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The new standard is not expected to have any effect on the Company’s financial position or results of operations.

3.	Net Income Per Share

The Company calculates net income (loss) per share in accordance with SFAS No. 128, “Earnings Per Share” (“SFAS No. 128”). Under the provisions of SFAS No. 128, basic net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of common shares outstanding for the period. Diluted net income per share is computed by dividing the net income by the weighted average number of common shares and dilutive common stock equivalents outstanding (commonly and hereinafter referred to as common stock equivalents). Common stock equivalents consist of common shares issuable upon the exercise of stock options, warrants, and non-vested restricted shares. For diluted net income or net loss per share common stock equivalents are excluded from the calculation of diluted net income or net loss per share if their effect is anti-dilutive.

7

INHIBITEX, INC.
(A Development Stage Company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)

The following table sets forth the computation of historical basic and diluted net income or net loss per share:

	Three Months Ended
	March 31,
	2007	2006

Net income (loss) available for common stockholders	$462,199	$(8,981,775)

Weighted average common shares outstanding used to compute basic earnings per share	30,505,516	30,233,142
Dilutive effect of:
Stock options and restricted stock	551,419	—
Warrants	5,212	—

Shares used to compute diluted earnings per share	31,062,147	30,233,142

Basic net income (loss) per share	$0.02	$(0.30)

Diluted net income (loss) per share	$0.01	$(0.30)

Number of antidilutive stock options and restricted stock excluded from computation	2,510,798	2,347,528
Number of antidilutive warrants excluded from computation	2,602,823	3,800,143

4.	Share-Based Award Plans

The Company has two share-based award plans, one of which has shares reserved for future share-based awards. For the three months ended March 31, 2007 and 2006, the Company recorded share-based compensation expense related to grants from this plan of $477,394 and $333,477, or $0.02 and $0.01 basic and fully diluted per share. No income tax benefit was recognized in the statements of operations and no share-based compensation expense was capitalized as part of any assets for the three months ended March 31, 2007 and 2006.

Stock Options

The fair value of each stock option award was estimated at its respective date of grant using the Black-Scholes method with the following assumptions:

	Three Months Ended
	March 31,
	2007	2006

Weighted average risk-free interest rate	4.83%	4.51%
Dividend yield	—	—
Expected weighted average volatility	.76	.70
Expected weighted average life of options (years)	4.0	4.0
Weighted average fair value of options granted	$0.91	$5.79

The risk-free rate interest rate is based on the contractual life of the option and the corresponding U.S. Treasury bond, which in most cases is the U.S. five year Treasury bond. The expected term of stock options granted is derived from actual and forecasted option behavior and represents the period of time that options granted are expected to be outstanding. The Company uses historical data to estimate option exercise patterns and future employee terminations to determine expected life and forfeitures. Expected volatility is based on historical volatilities from the Company’s publicly traded stock.

8

INHIBITEX, INC.
(A Development Stage Company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)

		Weighted	Weighted-
		Average	Average	Aggregate
		Exercise	Remaining	Intrinsic
	Number of	Price per	Contractual	Value
	Stock Options	Option	Term	($000)

Balance at December 31, 2006	2,081,054	$5.35
Granted	78,000	1.62
Exercised	(1,681)	0.68
Forfeited or expired	(470,351)	8.06

Balance at March 31, 2007	1,687,022	$4.42	3.29	$189

The weighted-average fair value of stock options granted during the three month period ended March 31, 2007 was $0.91 based on their respective date of grant. As of March 31, 2007 there was $1,690,677 of total unrecognized share-based compensation expense related to non-vested stock option awards, not discounted for future forfeitures. This balance is expected to be recognized over a weighted-average period of 1.38 years.

Restricted Stock

A summary of the Company’s unvested restricted stock as of March 31, 2007 is presented below:

		Weighted-
		Average
		Grant Date
Restricted Stock	Shares	Fair Value

Balance at December 31, 2006	1,659,157	$1.87
Granted	35,377	1.59
Released	(315,989)	1.95
Forfeited	(3,350)	2.05

Balance at March 31, 2007	1,375,195	$1.84

As of March 31, 2007 there was $1,545,575 of total unrecognized share-based compensation expense related to unvested restricted stock granted, not discounted for future forfeitures. This balance is expected to be recognized over a weighted-average period of 1.24 years.

5.	License Fees and Collaborative Research and Support

In January 2007, the Company entered into an exclusive worldwide license and commercialization agreement with 3M Company (“3M”) Company for the development of various diagnostic products using its MSCRAMM protein platform. Under the terms of the agreement, the Company granted 3M exclusive global licenses to use MSCRAMM protein intellectual property in the development of diagnostic products in exchange for license fees, future milestone payments, financial support of future research and development activities and royalty payments on net product sales. The development, manufacture and sale of any products resulting from the collaboration are the responsibility of 3M. The Company may terminate this agreement if 3M fails to use certain reasonable commercial efforts to bring related products to the market. 3M may terminate the agreement, without cause upon three month written notice, upon payment of all license fees, development support for the calendar year, reimbursement of certain patent expenses, and any other amounts potentially due upon the termination of the agreement. Either party may terminate the agreement for cause upon providing two months written notice. Otherwise, this agreement will terminate upon the expiration of all licensed patents. Under the agreement, the Company is entitled to receive the following: (i) non-refundable license fees of $3.0 million, of which $1.75 million is due within 60 days and the balance in the first quarter of 2008,

9

INHIBITEX, INC.
(A Development Stage Company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)

(ii) $1.0 million in development support payments over the next two years, (iii) milestone payments on the first commercial sale of each (a) diagnostic product that targets detect organisms in the MSCRAMM protein platform, (iv) a tiered royalty based on net sales of diagnostic products, and (v) reimbursement of certain patent expenses related to licensed MSCRAMM proteins. The Company is obligated to provide support to 3M pursuant to a mutually agreed-upon development and collaboration plan for a period of at least two years. As pursuant to the agreement, the Company will amortize the non-refundable license fees of $3.0 million over the length of the obligation to provide service, which is two years of collaborated support on a straight-line basis. Collaborated support fees will be amortized over the period the services are provided on a straight-line basis.

6.	Contingency

On February 7, 2007, an arbitrator ruled that the Company was liable to Nabi Biopharmaceuticals, Inc. (“Nabi”) for cancellation payments and restitution in the aggregate amount of approximately $4.5 million as a result of the Company’s termination of a contract manufacturing agreement with Nabi during 2006. The Company incurred a charge of $4.5 million in 2006 as a result of the arbitration ruling. The ruling required the Company to make this payment to Nabi within 30 days of the arbitrator’s decision, which was March 9, 2007, or incur interest at a rate of 9% per annum from March 9, 2007. The Company has not paid any of the amounts due to Nabi and such amounts have accrued interest, as the Company is evaluating all of its options in this matter and has sought to have the arbtirator’s ruling set aside.

7.	Other Income

During the three months ended March 31, 2007, the Company recognized other income in the amount of $1.9 million as a result of the sale of excess raw material related to the manufacture of Veronate. The Company expects to receive the proceeds from this sale in the second quarter of 2007.

8.	Notes Payable

In December 2004, the Company entered into an interest-free, $2.5 million note payable with a local development authority for laboratory-related leasehold improvements at the Company’s research and headquarters facility. Beginning in October 2005, the Company made the first of 16 equal quarterly installments of principal of $208,333. On March 15, 2007, the note payable was amended such that the remaining balance of $1,250,000 will be paid in 16 equal quarterly installments of $78,125 over a four year period beginning April 1, 2007.

As of March 31, 2007 and December 31, 2006, $1,250,000 and $1,458,333 were outstanding under this note payable, respectively.

Future minimum payments due under notes payable as of March 31, 2007 are as follows:

Year Ending December 31,

2007	$234,375
2008	312,500
2009	312,500
2010	312,500
2011	78,125

Total future payments	$1,250,000

10

INHIBITEX, INC.
(A Development Stage Company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)

9.	Income Taxes

The Company files a U.S. federal and Georgia income tax return on an annual basis. The Company is no longer subject to U.S. federal income or state tax examinations by tax authorities for years before 2002. However, since the Company has substantial tax net operating losses originating in years before 2002, the tax authorities may adjust the amount of the pre-2002 net operating loss carried to a year after 2002. The Company is not currently under examination by any tax authority. No tax provision was required for the quarter ended March 31, 2007 due to the substantial net operating loss carryforwards.

The Company adopted the provisions of Interpretation No. 48 effective January 1, 2007. No cumulative adjustment was required or recorded as a result of the implementation of Interpretation No. 48. As of January 1, 2007, the Company had no unrecognized tax benefits. The Company will recognize accrued interest and penalties related to unrecognized tax benefits in income tax expense when and if incurred. The Company had no interest or penalties related to unrecognized tax benefits accrued as of January 1, 2007. The Company does not anticipate that the amount of the unrecognized benefit will significantly increase or decrease within the next 12 months.

10.	Stockholders’ Equity

Common Stock Warrants.  On February 7, 2007, a total of 1,199,171 Series D warrants expired at an exercise price of $14.07. The total Black-Scholes value of those warrants was $4,140,065, and such amount was reclassified from warrants to additional paid-in capital. As of March 31, 2007, and 2006, there were 2,608,035 and 3,800,143 warrants outstanding, respectively. As of March 31, 2007, all of the warrants are exercisable and expire from August 20, 2007 to December 23, 2010. The weighted average strike price as of March 31, 2007 and 2006 was $9.87 and $11.20, respectively.

11.	Subsequent Events

On April 10, 2007, the Company announced that it had entered into a definitive merger agreement with FermaVir Pharmaceuticals, Inc.(“FermaVir”). Under the terms of the agreement, each of the 20.8 million outstanding shares of FermaVir common stock will be exchanged for 0.55 shares of Inhibitex common stock. Immediately following the transaction, Inhibitex shareholders are expected to own approximately 73 percent of the combined company. Inhibitex will also assume up to 13.9 million of outstanding FermaVir options and warrants, all of which will be converted to Inhibitex options and warrants at the same exchange ratio. Completion of the transaction is subject to the approval of Inhibitex and FermaVir shareholders and certain other conditions as set forth in the definitive agreement. The transaction is expected to close in July or August 2007. In addition, the Company entered into a note purchase agreement with FermaVir, pursuant to which the Company committed to lend up to $1.5 million to FermaVir at an interest rate of 12 percent. The note is secured by all of the assets of FermaVir. All borrowings are repayable no later than December 31, 2007. A copy of the agreement and plan of merger and reorganization, note purchase agreement, and security agreement are filed as exhibits to the Company’s current report filed on Form 8-K filed on April 13, 2007.

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ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Quarterly Report on Form 10-Q contains forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “forecast,” “potential,” “likely” or “possible”, as well as the negative of such expressions, and similar expressions intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to:

•	our ability to receive shareholder approval and consummate the FermaVir Pharmaceuticals, Inc. (“FermaVir”) acquisition;

•	our timing and development plans associated with FermaVir ’s two development programs;

•	our ability to execute our strategy;

•	our plan to preserve a significant portion of our financial resources to acquire additional pre-clinical or clinical-stage development opportunities beyond our MSCRAMM® platform through in-licensing, acquisition or merger to expand our development pipeline;

•	the number of months that our current cash, cash equivalents, and short-term investments will allow us to operate;

•	our future financing requirements, the factors that influence these requirements, and how we expect to fund them;

•	potential future revenue from collaborative research agreements, partnerships, license agreements, or materials transfer agreements;

•	our ability to successfully commercialize our products and generate product-related revenue in the future;

•	and the potential volatility of our quarterly and annual operating costs; and

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties including, without limitation: Expectation to close on the FermaVir acquisition in July or August 2007; 3M Company or Wyeth terminating our license and collaborative research agreements; maintaining sufficient resources, including key employees; our ability to successfully develop current and future product candidates either independently or in collaboration with partners; our collaborators do not fulfill their obligations under our agreements with them in the future; our ability to attract suitable organizations to collaborate on the development and commercialization of our product candidates; the condition of the financial equity and debt markets and our ability to raise sufficient funding in such markets; our ability to manage our current cash reserves as planned; the expected timing of the cash proceeds from the sale of excess raw materials related to the manufacture of Veronate; intention and ability to in-license or acquire additional antiviral development programs in the future to expand our emerging antiviral pipeline. If the merger with FermaVir does not occur, we may or may not decide to pursue other antiviral development programs through in-licensing, acquisition or merger, and may consider other strategic alternatives or pathways in which to utilize our assets, including a merger with or being acquired by another life science, pharmaceutical or other company, or liquidation; changes in general economic business or competitive conditions; and other statements contained elsewhere in this Quarterly Report on Form 10-Q and risk factors described in or referred to in greater detail in the “Risk Factors” section of this Form 10-K for December 31, 2006. There may be events in the future that we are unable to predict accurately, or over which we have no control. You should read this Form 10-Q and the documents that we reference herein and have been filed or incorporated by reference as exhibits completely and with the understanding that our actual future results may be materially different from what we expect. Our business, financial condition, results of operations, and prospects may change. We may not update these forward-looking statements, even though our situation may

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change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this Form 10-Q, and particularly our forward-looking statements, by these cautionary statements.

Inhibitex®, MSCRAMM®, Veronate®, and Aurexis® are registered trademarks of Inhibitex, Inc. MSCRAMM is an acronym for Microbial Surface Components Recognizing Adhesive Matrix Molecules.

The following discussion should be read in conjunction with the financial statements and the notes thereto included in Item 1 of this Quarterly Report on Form 10-Q.

Overview

We are a development stage company that is focused on the development and commercialization of anti-infective products that can diagnose, prevent and treat serious infections. From our inception in 1994 to March 31, 2007, we devoted substantially all of our resources and efforts towards the discovery and development of novel antibody-based products, all of which were based upon our proprietary MSCRAMM protein platform, for the prevention and treatment of serious bacterial and fungal infections. In November 2005, we completed enrollment of a pivotal Phase III clinical trial of Veronate, our lead product candidate at that time, which we had been developing for the prevention of certain hospital-associated infections in premature, very low birth weight infants. On April 3, 2006, we announced that this pivotal Phase III trial did not achieve its primary endpoint or any of its secondary endpoints.

In light of these Phase III trial results, in April 2006 we discontinued the development of Veronate, reduced our work-force and realigned our operations consistent with the status of other MSCRAMM-based development programs. In addition, after a comprehensive review of the entire Veronate program and an assessment of our pipeline, assets, resources and capabilities, in June 2006 we adopted a strategy to preserve a significant portion of our financial resources in order to pursue other clinical-stage development product candidates beyond our MSCRAMM platform via in-licensing, acquisition or merger activities.

Notwithstanding the net income earned in the first quarter of 2007, we expect to incur losses for the foreseeable future as we intend to support the clinical development of the antiviral development programs that we expect to obtain through the acquisition of FermaVir, as described in Recent Developments and Outlook below, or those we may obtain through future in-licensing, acquisition or merger activities. As of March 31, 2007, we had an accumulated deficit of $172.2 million.

We have neither received regulatory approval for any of our product candidates, nor do we have any commercialization capabilities; therefore, it is possible that we may never successfully derive any commercial revenues from any of our existing or future product candidates or preclinical development programs.

Recent Developments and Outlook

On January 4, 2007, we announced that we had entered into a license and commercialization agreement with 3M Company (“3M”) for the development of various diagnostic products using our MSCRAMM® protein platform. Under the terms of the agreement, we granted 3M an exclusive global license to use Clumping Factor A (ClfA), and other MSCRAMM protein targets in the development of diagnostic products in exchange for license fees, future milestone payments, financial support of further research and development activities and royalty payments on product sales that are expected to exceed $4.0 million in cash consideration over the next several years.

On February 7, 2007, an arbitrator ruled we were liable to Nabi Biopharmaceuticals, Inc. (“Nabi”) for cancellation payments and restitution in the aggregate amount of approximately $4.5 million as a result of our termination of a contract manufacturing agreement with Nabi during 2006. We incurred a charge of $4.5 million in 2006 as a result of the arbitration ruling. The ruling provided for interest at a rate of 9% per annum commencing 30 days after the date of the award. In March 2007, Nabi filed a petition with the Supreme Court of the State of New York to confirm the arbitrator’s award, and we cross-petitioned to have the award set aside. Arguments on the cross-petitions were heard on April 16, 2007, and the judge has not yet

13

issued a decision. Accordingly, as of March 31, 2007, we had not made any payments to Nabi on the award and have accrued interest since March 2007.

On April 10, 2007, we announced that we had entered into a definitive merger agreement to acquire FermaVir. FermaVir’s development-stage antiviral pipeline includes FV-100, a highly potent nucleoside analogue for the treatment of herpes zoster infections (“shingles”) that is expected to enter Phase I clinical trials in the third quarter of 2007, and a series of preclinical compounds for the treatment of human cytomegalovirus, or CMV disease. Under the terms of the definitive agreement, each of the 20.8 million outstanding shares of FermaVir common stock will be exchanged for 0.55 shares of our common stock. Immediately following the transaction, our shareholders are expected to own approximately 73 percent of the combined company. We will also assume up to 13.9 million of outstanding FermaVir options and warrants at the same exchange ratio. Completion of the transaction is subject to the approval of our shareholders and the shareholders of FermaVir and certain other conditions as set forth in the definitive agreement, and is expected to occur in July or August 2007. In addition, we entered into a note purchase agreement with FermaVir, pursuant to which FermaVir can borrow up to $1.5 million from us at an interest rate of 12 percent per annum. The note is secured by all of the assets of FermaVir. All borrowings are repayable no later than December 31, 2007. A copy of the agreement and plan of merger and reorganization, note purchase agreement, and security agreement are filed as exhibits to our current report filed on Form 8-K filed on April 13, 2007.

We intend to in-license or acquire additional antiviral development programs in the future to expand our emerging antiviral pipeline, however, we cannot assure you when, if ever, we might be successful in doing so on terms acceptable to us.

In the event that the merger with FermaVir does not occur, we may or may not decide to pursue other antiviral development programs through in-licensing, acquisition or merger, and may consider other strategic alternatives or pathways in which to utilize our assets, including a merger with or being acquired by another life science, pharmaceutical or other company, or liquidation of the Company.

As a result of our strategic focus on the development of a pipeline of antiviral programs and product candidates, we do not intend to continue to independently advance the clinical development of Aurexis or any of our other MSCRAMM® -related programs. We plan to leverage our capabilities and intellectual property associated with our MSCRAMM protein platform by pursuing licenses or corporate collaborations that could provide financial and other synergistic capabilities to support the further development and potential of these programs, including Aurexis. The Company has several existing license and collaboration agreements based upon its MSCRAMM protein platform, which includes those with Wyeth for the development of staphylococcal vaccines, with 3M for the development of diagnostics products, and with Dyax for the development of monoclonal antibodies for the treatment of enterococcal infections. We cannot assure you that we will be able to successfully enter into any additional licenses, collaborations, or other transactions related to Aurexis, or our MSCRAMM protein platform in general, on terms acceptable to us or at all.

In the first quarter of 2007, we recorded net income of $0.5 million, due to the one-time sale of excess raw materials for $1.9 million, a favorable $0.5 million mediation settlement, and expense reductions in research and development expense and general and administrative expense. We expect that our operations will result in a net loss on a quarterly basis for the foreseeable future.

In the event we complete the acquisition of FermaVir in July or August 2007 as planned, we anticipate that our future operating expenses will increase primarily due to higher research and development expenses for FermaVir’s two antiviral programs. We cannot predict with any certainty what impact the acquisition of FermaVir or any future transaction will have on future operating results.

Critical Accounting Policies

Management’s Discussion and Analysis of Results of Operations discusses our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets

14

and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

We base our estimates and judgments on historical experience, current economic and industry conditions and on various other factors that are believed to be reasonable under the circumstances. This forms the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies require significant judgment and estimates:

•	Revenue Recognition

•	Accrued Expenses

•	Share-based Compensation

There has been no change in the above critical accounting policies used to create the underlying accounting assumptions and estimates used in 2007.

In addition we adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”) and are currently evaluating FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS No. 157”), and FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). None of these have or are expected to have a material impact on our results of operations.

Results of Operations

Three Months Ended March 31, 2007 and 2006

Revenue.  Revenue increased to $0.7 million for the three months ended March 31, 2007 from $0.3 million for the same quarter in 2006. This increase of $0.4 million or 133%, was the result of the amortization of an upfront non-refundable license fee in the amount of $3.0 million and quarterly research-associated support fees related to the license and development agreement we entered into with 3M in January 2007, offset in part by reduced revenue in 2007 from research activities performed under materials transfer agreements. The $3.0 million non-refundable license fee is being amortized over the length of the obligation to provide service, which is two years of collaborated support on a straight-line basis.

Research and Development Expense.  Research and development expense decreased to $1.6 million during the three months ended March 31, 2007 from $7.4 million in the same quarter in 2006. This decrease of $5.8 million, or 78%, was primarily the result of the discontinuation of the development of the Veronate program due to its failure in Phase III clinical trials, and consisted of a $2.9 million decrease in clinical trial expenses, a $1.1 million decrease in salaries, benefits, and share-based compensation, a $1.0 million decrease in license fees, patent-related legal fees and other expenses, a $0.7 million decrease in expenses related to the manufacturing of clinical trial material, and a $0.1 million decrease in depreciation and facility related expenses. Clinical trial expenses for Veronate decreased by $2.8 million due to the completion of the Veronate Phase III clinical trial in April 2006. In addition, there was a decrease of $0.1 million in clinical trial expenses associated with the Aurexis program primarily related to completion of a Phase I clinical trial in 2006. Salaries, benefits, and share-based compensation expenses decreased due to staff reductions that occurred in 2006. License fees, patent-related legal fees and other expenses decreased due to lower patent expenses, laboratory supplies and sponsored research activities. Manufacturing expenses decreased due to the completion of a manufactured lot of clinical trial material for the Veronate program during 2006 which did not recur in 2007. Depreciation and facility-related expenses decreased primarily due to lower depreciation expenses from decreased amounts of property, plant, and equipment.

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The following table summarizes the components of our research and development expense for the three months ended March 31, 2007 and 2006.

	March 31,
	2007	2006
	(In thousands)

Clinical and manufacturing-related expenses	$—	$3,645
Salaries, benefits and share-based compensation expense	800	1,897
License fees, patent-related legal fees and other expenses	255	1,237
Depreciation and facility related expenses	512	648

Total research and development expense	$1,567	$7,427

General and Administrative Expense.  General and administrative expense decreased to $1.3 million for the three months ended March 31, 2007 from $2.8 million in the same quarter of 2006. The decrease of $1.5 million, or 54%, was primarily due to a $1.0 million decrease in professional and legal fees and market research expenses, a $0.2 million decrease in salaries, benefits, and share-based compensation expense, a $0.2 million decrease in other expenses, and a $0.1 million decrease in depreciation and facility-related expenses. Professional and legal fees and market research expenses decreased due to a favorable $0.5 million mediation settlement with a third party for litigation-related legal fees incurred in prior years and a $0.5 million decrease in market research and professional fees that were incurred in 2006, but not in 2007 for the planned commercialization of Veronate. Salaries, benefits, and share-based compensation expense decreased by $0.3 million primarily as a result of staff reductions in 2006, offset in part by an increase in share-based compensation expense of $0.1 million. Other expenses decreased due to reduced Board retainers and lower financial reporting and other expenses, offset in part by slightly higher insurance expenses. Depreciation and facility-related expenses decreased primarily due to lower depreciation expenses from decreased amounts of property, plant, and equipment.

The following table summarizes the components of our general and administrative expense for the three months ended March 31, 2007 and 2006.

	March 31,
	2007	2006
	(In thousands)

Professional and legal fees and market research expenses	$38	$1,076
Salaries, benefits and share-based compensation expense	751	968
Other expenses	392	543
Depreciation and facility-related expenses	125	179

Total general and administrative expense	$1,306	$2,766

Other Income (Loss), net.  Other income (loss), net increased to $1.9 million for the three months ended March 31, 2007 from less than $0.1 million for the comparable quarter in 2006. This increase of $1.8 million resulted from the sale of excess raw material that was planned to be used to manufacture Veronate in 2007. The cash proceeds from this sale are expected to be received in the second quarter of 2007. Such amount has been recorded in other income because the sale of raw materials does not represent our normal business activity.

Liquidity and Capital Resources

Sources of Liquidity

Since our inception in May 1994 through March 31, 2007, we have funded our operations primarily with $214.4 million in gross proceeds raised from a series of five private equity financings, our IPO in June 2004, and two PIPE financings, or private placement of public equity financings. During this time we have also borrowed a total of $12.2 million under various notes payable, capital leases, and a credit facility with a

16

commercial bank, and have received approximately $9.0 million in license fees, collaborative research payments and grants, of which $2.1 million was recorded as deferred revenue as of March 31, 2007.

On March 15, 2007, we amended our note payable with a remaining balance of $1,250,000 to be paid in 16 equal quarterly installments of $78,125 over a four year period beginning April 1, 2007.

From January 1, 2007 to March 31, 2007, we made payments of $0.4 million on our existing capital leases and notes payable. We currently are and have been in compliance with all debt covenants.

At March 31, 2007, our cash, cash equivalents and short-term investments totaled $59.6 million and we held no investments with a planned maturity greater than 12 months. Our cash, cash equivalents and short-term investments are generally held in a variety of interest-bearing instruments, generally consisting of United States government agency securities, high-grade corporate bonds, asset-backed securities, commercial paper, certificates of deposit, and money market accounts.

Cash Flows

For the three months ended March 31, 2007, cash, cash equivalents and short-term investments decreased by $1.8 million, from $61.4 million to $59.6 million. This decrease was primarily the result of net cash used for operating activities and the repayment of capital lease obligations and notes payable.

Net cash used in operating activities was $1.7 million for the three months ended March 31, 2007, reflecting our net income for the period of $0.5 million plus non-cash charges of $0.4 million, offset by a net increase in operating assets over operating liabilities of $2.6 million. Net income resulted from the sale of excess raw materials used to manufacture Veronate, the amortization of deferred revenue from license and collaboration agreements, and net interest income, less expenses related to research and development and ongoing general and administrative activities. The net increase in operating assets over operating liabilities reflected a net increase of $2.4 million in accounts receivable and prepaid expenses due principally to the sale of the excess raw materials and a net increase of $0.2 million in accounts payable, accrued liabilities, and deferred revenue resulting from reduced clinical trial and manufacturing-related expenses.

We received approximately $1.0 million of cash from investing activities during the three months ended March 31, 2007, which consisted of net proceeds from short-term investments.

We used net cash of $0.4 million from financing activities during the three months ended March 31, 2007 for scheduled payments on our capital leases and notes payable.

Funding Requirements

Our future funding requirements are difficult to determine and will depend on a number of factors, including:

•	whether we complete the acquisition of FermaVir;

•	whether we are successful in obtaining additional pre-clinical development or clinical-stage product candidates or programs through future in-licensing, acquisition or merger activities;

•	the terms and timing of any collaborative, licensing and other arrangements that we may establish;

•	the scope, rate of progress, and cost of our pre-clinical activities and advancing our existing or future research and development programs through clinical development;

•	the cost of manufacturing clinical trial materials for our product candidates;

•	the timing and costs involved in conducting pre-clinical tests or clinical trials;

•	the cost to obtain and timing of regulatory approvals;

•	the number of product candidates we may advance into clinical development;

•	future payments received or made under existing or future license or collaboration agreements;

•	the cost to maintain a corporate infrastructure to support a publicly-traded company;

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•	the cost of filing, prosecuting, and enforcing patent and other intellectual property claims; and

•	the future need to acquire additional licenses or acquire product candidates or programs.

Based on our current operations, and considering the potential costs associated with acquiring FermaVir, we believe that our existing cash, cash equivalents and short-term investments of $59.6 million as of March 31, 2007, will enable us to operate the combined company post-acquisition for a period of at least 24 months from the date of this filing. Our estimate assumes that we complete the FermaVir acquisition in July or August 2007 as planned, we advance FermaVir’s two antiviral programs into clinical development and that we have to pay the full $4.5 million arbitration award to Nabi. This estimate does not include the potential costs associated with in-licensing or acquiring additional pre-clinical or clinical stage product candidates we may obtain in the future, any other significant transaction, or change in our strategy. We cannot predict with any certainty what impact the acquisition of FermaVir or any future transaction will have on our liquidity.

We currently do not have any commitments for future funding, nor do we anticipate that we will generate significant revenue from the sale of any products in the foreseeable future. Therefore, in order to meet our anticipated liquidity needs beyond 24 months, or possibly sooner in the event we obtain additional pre-clinical or clinical stage products or programs through in-licensing, acquisition or merger activities or otherwise enter into other transactions or change our strategy, we may need to raise additional capital. We would expect to do so primarily through the sale of additional common stock or other equity securities and to a lesser extent, licensing agreements, strategic collaborations or debt financing. Funds from these sources may not be available to us on acceptable terms, if at all, and our failure to raise such funds could have a material adverse impact on our business strategy, plans, financial condition and results of operations. If adequate funds are not available to us in the future, we may be required to delay, reduce the scope of, or eliminate one or more of our research and development programs, delay or curtail our clinical trials, or obtain funds through license agreements, collaborative or partner arrangements pursuant to which we will likely have to relinquish rights to certain product candidates that we might otherwise choose to develop or commercialize independently. Additional equity financings may be dilutive to holders of our common stock, and debt financing, if available, may involve significant payment obligations and restrictive covenants that restrict how we operate our business.

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Our primary exposure to market risk relates to changes in interest rates on our cash, cash equivalents, and short-term investments. The objective of our investment activities is to preserve principal. To achieve this objective, we invest in highly liquid and high-quality investment grade debt instruments of financial institutions, corporations, and United States government agency securities with a weighted average maturity of no longer than 12 months. Due to the relatively short-term nature of these investments, we believe that we are not subject to any material market risk exposure, and as a result, the estimated fair value of our cash, cash equivalents and short-term investments approximates their principal amounts. If market interest rates were to increase immediately and uniformly by 10% from levels at March 31, 2007, we estimate that the fair value of our investment portfolio would decline by an immaterial amount. We do not have any foreign currency or other derivative financial instruments, and we do not have significant interest rate risk associated with our debt obligations. We have the ability to hold any of our fixed income investments until maturity, and therefore we would not expect our operating results or cash flows to be affected to any significant degree by the effect of a change in market interest rates on our investments.

ITEM 4.	CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in the reports that we file or submit pursuant to the Securities Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, who is currently the same individual, to allow timely decisions regarding required disclosure. Our management, under the supervision of the Chief Executive Officer and Chief Financial Officer,

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carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this report. Based on the evaluation of these disclosure controls and procedures, the Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective. It should be noted that any system of controls, however well designed and operated, can provide only reasonable, and not absolute, assurance that the objectives of the system are met. In addition, the design of any control system is based in part upon certain assumptions about the likelihood of future events. Because of these and other inherent limitations of control systems, there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions, regardless of how remote.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting during the quarter ended March 31, 2007 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II
OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS

On February 7, 2007, an arbitrator ruled we were liable to Nabi Biopharmaceuticals, Inc for cancellation payments and restitution in the aggregate amount of approximately $4.5 million as a result of our termination of a contract manufacturing agreement with Nabi during 2006. We incurred a charge of $4.5 million in 2006 as a result of the arbitration ruling. The ruling provided for interest at a rate of 9% per annum commencing 30 days after the date of the award. In March 2007, Nabi filed a petition with the Supreme Court of the State of New York to confirm the arbitrator’s award, and we cross-petitioned to have the award set aside. Arguments on the cross-petitions were heard on April 16, 2007, and the judge has not yet issued a decision. Accordingly, as of March 31, 2007, we had not made any payments to Nabi on the award.

ITEM 1A.	RISK FACTORS

You should carefully consider the following discussion of risks, together with the other information contained in this Form 10-Q. The occurrence of any of the following risks could materially harm our business, our financial condition, and our ability to raise additional capital in the future or ever become profitable. In that event, the market price of our common stock could decline and you could lose part or all of your investment. The Risk Factors included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 have not materially changed except as set forth below.

Risks Relating to the Acquisition of FermaVir

Our business and stock price may be adversely affected if the acquisition of FermaVir is not completed.

We have executed a definitive merger agreement with FermaVir; however, the transaction is subject to several customary conditions, including the approval of the transaction by the stockholders of FermaVir and our stockholders. If our acquisition of FermaVir is not approved by one of these parties or is terminated due to the failure of any other condition, and therefore is not completed, we could be subject to a number of risks that may adversely affect our business and stock price, including:

•	the diversion of management’s attention from its day-to-day business as a result of efforts relating to the acquisition;

•	the market price of shares of our stock may decline to the extent that the current market price reflects a market assumption that the acquisition will be completed;

•	under certain circumstances, we could be required to pay FermaVir a termination fee;

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•	we may or may not decide to pursue other antiviral development programs through in-licensing, acquisition or merger, and may consider other strategic alternatives or pathways in which to utilize our assets, including a merger with or being acquired by another life science, pharmaceutical or other company, or liquidation;

•	we will not realize the benefits we anticipate from acquiring FermaVir.

We may be unable to identify and obtain additional antiviral development programs or product candidates, or otherwise implement our strategy on a timely basis, if at all, which could harm our business and adversely impact our stock price.

In addition to the acquisition of FermaVir, we intend to in-license or acquire additional antiviral development programs in the future to expand our pipeline. The number of pre-clinical or clinical-stage development antiviral programs available by way of in-licensing, acquisition or merger is limited, and there are numerous other large pharmaceutical and biopharmaceutical companies competing to obtain these same opportunities. Many of these companies have greater capital resources, experience and capabilities than we have. We may not be able to successfully identify or execute a transaction for any suitable in-licensing, acquisition or merger candidates, or we may be able to do so only on terms unacceptable to us or our stockholders through a stockholder vote. Any such transactions we may complete in the future or potential future strategic decisions we make may disappoint investors and depress the price of our common stock and the value of your investment in our common stock. This may require us to raise more money, incur non-recurring or other charges, and pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect our business and financial results. Further, we may not be able to successfully integrate a transaction in a suitable time frame or at all, or achieve any perceived benefits or synergies. The successful completion of such a transaction or a combination of transactions may result in the stockholders not owning a majority of our shares, and there may be a significant change in management and the Board of Directors. We cannot assure you we will be successful in implementing our strategy.

If we are unable to retain or attract key employees, management advisors or consultants, including those with experience in antiviral drug development, we may be unable to successfully advance antiviral programs we may obtain through the acquisition of FermaVir or through other in-licensing, acquisition or merger activities, and our business and stock price could be adversely impacted.

We have historically been focused on the discovery and development of novel antibody-based products for the prevention and treatment of serious bacterial and fungal infections. Our future success depends largely on our ability to retain and hire qualified management and personnel, directors, and academic scientists and clinicians as advisors or consultants, including those with experience in a number of disciplines such as research and development, medicinal chemistry, molecular virology, pharmacology, small molecule drug development, formulation and manufacturing, government regulation, clinical testing, accounting, finance, human resources and information systems. Although we have not had material difficulties in retaining and attracting new key personnel in the past, we may not be able to continue to retain and attract such personnel on acceptable terms, if at all. If we lose any key employees, or are unable to attract and retain qualified personnel or advisors, our business may be harmed.

If we are successful in completing the acquisition of FermaVir and in obtaining additional pre-clinical or clinical stage product candidates or programs through in-licensing, acquisition or merger activities, we may need additional funds, which may not be available to us on acceptable terms, if at all.

We expect that we may need additional capital in the future, and the extent and timing of this need will depend on many factors, some of which are beyond our control, including:

•	whether or not we are successful in receiving stockholder approval and closing the acquisition of FermaVir and the timing of the closing;

•	our timing and development plans associated with FermaVir’s two development programs;

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•	our ability to obtain and successfully integrate pre-clinical or clinical-stage product candidates or programs through in-licensing, acquisition or merger activities;

•	the successful and continued development of our MSCRAMM product candidates in preclinical and clinical testing through collaboration;

•	future payments, if any, received or made under existing or possible future license or collaboration arrangements;

•	the costs associated with protecting and expanding our patent and other intellectual property rights; and

•	the need to acquire licenses to new products or compounds in the future.

We anticipate that our existing cash and cash equivalents, short-term investments will enable us to operate for a period of at least 24 months from the date of this filing. This estimate assumes we complete the acquisition of FermaVir in July or August 2007 as described herein and we proceed with the development of FermaVir’s two antiviral programs. If we are successful in obtaining additional pre-clinical or clinical-stage product candidates or programs through in-licensing, acquisition or merger, or unsuccessful in integrating the operations of FermaVir or developing its two antiviral programs on a timely and cost effective basis, the number of months that our existing cash resources might allow us to operate may be significantly shortened. We have no other committed sources of additional capital at this time. We cannot assure you that funds will be available to us in the future on acceptable terms, if at all. If adequate funds are not available to us on terms that we find acceptable, or at all, we may be required to delay, reduce the scope of, or eliminate research and development efforts or clinical trials on any or all of our product candidates. We may also be forced to curtail or restructure our operations, obtain funds by entering into arrangements with collaborators or partners on unattractive terms, sell or relinquish rights to certain technologies, product candidates or our intellectual property that we would not otherwise sell or relinquish in order to continue our operations.

If we are successful in pursuing additional preclinical and clinical development programs through in-licensing, acquisition or merger, your ownership in us could be diluted.

We anticipate that we will need to issue additional shares of common stock in the future to support and fund our strategy and operations and to in-license or acquire additional preclinical or clinical development programs. Any issuance of additional equity we may undertake in the future could cause the price of our common stock to decline, or require us to issue shares at a price that is lower than that paid by holders of our common stock in the past, which would result in those shares being dilutive. If we obtain funds through a credit facility or through the issuance of debt or preferred securities, these securities would likely have rights senior to your rights as a common stockholder.

Our future revenues, expenses and results of operations will be subject to significant fluctuations, after the closing of the acquisition of FermaVir, which will make it difficult to compare our operating results from period to period.

We expect that our operating results will also vary significantly from quarter to quarter and year to year as a result of the FermaVir acquisition and the nature and timing of any in-licensing or acquisition of additional preclinical or clinical-stage development programs in the future, our research and development efforts, the execution or termination of license and collaboration arrangements, the initiation, the success or failure of preclinical studies and clinical trials, the timing of the manufacture of our clinical trial materials, or other development related factors. Accordingly, our revenues and results of operations for any period may not be comparable to the revenues or results of operations for any other period.

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Risks Related to the Ownership of Our Common Stock

Our common stock price has been highly volatile, and your investment in us could suffer a decline in value.

The market price of our common stock has been highly volatile since we completed our initial public offering in June 2004. The market price of our common stock is likely to continue to be highly volatile and could be subject to wide fluctuations in response to various factors and events, including but not limited to:

•	whether or not we are successful in receiving stockholder approval and closing the acquisition of FermaVir;

•	our timing and development plans associated with FermaVir’s two development programs;

•	our ability to complete additional in-licensing, acquisition or merger transactions in the future to obtain other pre-clinical or clinical-stage development programs on terms acceptable to us, our stockholders, analysts, and institutional buyers;

•	our ability to manage our cash burn rate at an acceptable level;

•	disclosure of our or our competitors’ clinical trial status or data;

•	the approval or commercialization of new products by us or our competitors, and the disclosure thereof;

•	announcements of scientific innovations by us or our competitors;

•	rumors relating to us or our competitors;

•	public concern about the safety of our product candidates, products or similar classes of products;

•	litigation to which we may become subject;

•	disclosures of any favorable or unfavorable clinical or regulatory developments concerning our clinical trials, manufacturing, or product candidates;

•	actual or anticipated variations in our annual and quarterly operating results;

•	changes in general conditions or trends in the biotechnology and pharmaceutical industries;

•	changes in drug reimbursement rates or government policies related to reimbursement;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	new regulatory legislation adopted in the United States or abroad;

•	our failure to achieve or meet equity research analysts’ expectations or their estimates of our business, or a change in their recommendations concerning our company, the value of our common stock or our industry in general;

•	termination or delay in any of our existing or future license or collaboration arrangements;

•	future sales of equity or debt securities, including large block trades or the sale of shares held by our directors or management;

•	the loss of our eligibility to use Form S-3 due to the amount of our market capitalization falling below specified levels;

•	the loss of our eligibility to trade our shares of common stock on the Nasdaq Global Market due to our failure to maintain listing standards;

•	changes in accounting principles;

•	failure to comply with the periodic reporting requirements of publicly-owned companies, under the Securities Exchange Act of 1934, as amended, and the Sarbanes-Oxley Act of 2002; and

•	general economic conditions.

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In addition, the stock market in general, and more specifically the Nasdaq Global Market and the market for biotechnology stocks in particular, have historically experienced significant price and volume fluctuations. Volatility in the market price for a particular biotechnology company’s stock has often been unrelated or disproportionate to the operating performance of that company. Market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. Due to this volatility, you may be unable to sell your shares of common stock at or above the price you paid.

ITEM 5.	OTHER INFORMATION

In connection with our potential acquisition of FermaVir, we are postponing our annual meeting of stockholders so that we may seek approval from our stockholders of the issuance of shares of our common stock in such acquisition. The deadline for shareholder proposals will be extended until May 25, 2007.

ITEM 6.	EXHIBITS

The following is a list of exhibits filed as part of this Report:

Exhibit No.	Description

31.1	Section 302 Certification of the Chief Executive Officer and Chief Financial Officer Required by Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Section 906 Certifications of the Chief Executive Officer and the Chief Financial Officer

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INHIBITEX, INC

/s/ Russell H. Plumb
Russell H. Plumb
President, Chief Executive Officer, and
Chief Financial Officer

Date: May 10, 2007

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EXHIBIT INDEX

Exhibit No.	Description

31.1	Section 302 Certification of the Chief Executive Officer and Chief Financial Officer as Required by Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Section 906 Certifications of the Chief Executive Officer and the Chief Financial Officer

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Exhibit 31.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Rule 13a-14(a) or Rule 15d-14(a)
Under the Securities Exchange Act of 1934

I, Russell H. Plumb, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 of Inhibitex, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15(d)-15(e)) and internal control over financial reporting(as defined in Exchange Act Rules 13a-15(f) and 15d-15(f))for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant is made known to us by others within the entity, particularly during the period in which this report is being prepared;

b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Russell H. Plumb
President, Chief Executive Officer,
Chief Financial Officer, Secretary and Treasurer

Date: May 10, 2007

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Exhibit 32.1

Certification Pursuant To Section 906 of the
Sarbanes-Oxley Act 2002

In connection with the Quarterly Report on Form 10-Q of Inhibitex, Inc. (the “Company”) for the quarter ended March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Russell H. Plumb
President, Chief Executive Officer,
Chief Financial Officer, Secretary and Treasurer

May 10, 2007

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Annex G
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-KSB/A

ANNUAL REPORT UNDER SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended April 30, 2006

Commission File Number 333-116480

FERMAVIR PHARMACEUTICALS, INC.
(Name of small business issuer in its charter)

Florida	16-1639902
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
420 Lexington Avenue, Suite 445
New York, New York 10170
(Address of principal executive offices)

Issuer’s telephone number, including area code:
(212) 413-0802
Securities registered under Section 12(b) of the Exchange Act:
None
Securities registered under Section 12(g) of the Exchange Act:
None

Check whether the issuer is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act.  ☑

Check whether the issuer: (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  ☑  Yes  ☐ No

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.  ☑

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act  ☐ Yes  ☑ No

State issuer’s revenues for its most recent fiscal year: $0

State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was sold, or the average bid and asked price of such common equity, as of a specified date within the past 60 days:

16,736,718 shares of $0.0001 par value common stock at $1.85 per share as of August 11, 2006 for a market value of $30,962,928. Shares of common stock held by any executive officer or director of the issuer and any person who beneficially owns 10% or more of the outstanding common stock have been excluded from this computation because such persons may be deemed to be affiliates. This determination of affiliate status is not a conclusive determination for other purposes.

State the number of shares outstanding of each of the issuer’s class of common equity, as of the latest practicable date: 17,575,884 shares of common stock, $0.0001 par value (as of August 11, 2006)

Transitional Small Business Disclosure Format (Check one):  Yes ☐;     No ☑

EXPLANATORY NOTE

This Form 10-KSB/A is being filed to delete a draft legend appearing in the beginning of the document. Except for the foregoing, no attempt has been made in this Form 10-KSB/A to modify or update other disclosures as presented in the original Form 10-KSB filed on August 15, 2006.

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FERMAVIR PHARMACEUTICALS, INC.
FORM 10-KSB

We and our representatives may from time to time make written or oral statements that are “forward-looking,” including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “may,” “should,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. Among the important factors on which such statements are based are assumptions concerning uncertainties associated with product development, the risk that we will not obtain approval to market our products, the risk that our technology will not gain market acceptance, our ability to obtain additional financing, our ability to attract and retain key employees, our ability to protect intellectual property, and our ability to adapt to economic, political and regulatory conditions affecting the healthcare industry.

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ITEM 1.	DESCRIPTION OF BUSINESS.

We are a development stage biotechnology company that has licensed patents for a series of compounds for the treatment of viral diseases including compounds for the treatment of VZV, the causative agent for shingles and chickenpox and CMV, a member of the herpes virus group which includes the viruses that cause chicken pox, mononucleosis, herpes labialis (cold sores) and genitalis (genital herpes). We have performed preclinical studies on a series of our compounds and have selected a prodrug of CF-1743, FV-100 for development for the treatment of shingles. Our clinical candidate is currently undergoing extensive preclinical testing. We are contracting and supervising the pharmacology and safety studies of our clinical candidate in order to file an Investigational New Drug Application (IND) with the Food and Drug Administration (FDA). Upon acceptance of the IND, we intend to commence Phase I safety studies of our clinical candidate for the treatment of shingles in humans. In addition, we intend to identify a clinical candidate for the treatment of CMV infections in transplant patients from our proprietary anti-viral compounds. We are also currently seeking other opportunities and technologies for in-licensing from academic, research institutions and commercial sources which would complement and enhance our business.

On November 30, 2005, we submitted a pre-IND submission to the FDA requesting a consultation on our proposed plan for development of CF-1743 for the treatment of shingles. The FDA provided guidance on our preclinical and early stage clinical plans. We also filed a pre-IND submission to the FDA for FV-100 in April 2006 and received a response from the FDA in June 2006. We are using the FDA’s guidance from both pre-IND responses in preparing an IND for our shingles drug candidate, FV-100.

The Technology

Professor Chris McGuigan and Professor Erik De Clercq, each directors of our company, and Professor Jan Balzarini, a consultant to our company, have discovered a new family of anti-viral compounds. These compounds are very potent and selective inhibitors of VZV. The most potent compound, CF-1743, blocks the infection of human cells by VZV at concentrations below one (1) nanomolar. This potency is 10,000 times more than that of acyclovir, the current drug of choice for the treatment of shingles. These compounds are also extremely selective for VZV, exceeding that of any agent in the anti-herpes field of compounds. Most other compounds discovered to date with activity against VZV including acyclovir show activity against other members of the herpes virus family. CF-1743 and all the other compounds of this series do not show any activity against other members of the herpes virus family or any other viruses tested.

The compounds tested so far have no effect on a number of healthy human cells, even at concentrations one million times their effective dose against the virus. This has suggested that these compounds will have little toxicity in animals and humans. Pilot toxicity studies have shown no dose limiting toxicity in multiple dose studies up to the highest levels required for testing by the FDA. Several of the compounds including CF-1743, showed good pharmacokinetics when mice were dosed orally. This data suggested that the biological half-life is likely to be longer than acyclovir, giving rise to the prospect of a once-a-day oral dosage. Pharmacokinetic studies of CF-1743 in rats have showed that significant levels of drug could be maintained for over eight and up to twenty-four hours after oral dosing. These compounds are also extremely lipid soluble with likely good membrane and blood brain barrier permeation properties. Studies with CF-1743 have shown good penetration of the skin by CF-1743 when applied in a cream to the skin. Levels of CF-1743 were 2,000 times the EC50 (the amount of CF-1743 needed to inhibit 50% of VZV infection when tested in vitro in tissue culture) and 45 times the EC50 in the epidermis and dermis respectively when applied to the skin. We believe CF-1743 to have the ability to penetrate into the site of the reactivated VZV virus in shingles, which would be very advantageous. Studies have also shown faster uptake to produce an antiviral effect in cells for CF-1743 than for acyclovir. An EC50 for acyclovir cannot be measured for over 24 hours after dosing of cells but CF-1743 has a measurable EC50 after only two hours of dosing of the cells. Synthetic scale-up has produced batches of CF-1743 up to 6KG for use in the preclinical studies.

Prodrugs of CF-1743 have shown enhanced pharmacokinetic properties in mice. The prodrug of CF-1743, FV-100, has been designated the clinical candidate for Shingles. Preclinical studies are ongoing to file an IND for FV-100. Analytical methods have been developed for purity as well as for the pharmacokinetic studies

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which have been completed and those that are ongoing. The batches of CF-1743 will be used in the manufacturing of FV-100. Recent preclinical studies in rats with FV-100 have confirmed our previous oral bioavailability data in another model and showed that single doses of FV-100 at the highest levels required by the FDA guidelines show no overt toxicity.

The Market

We believe that the market for these antiviral compounds is substantial. VZV, which is a DNA virus and a member of the herpes virus group, is the sole cause of chickenpox and shingles in humans. Like other herpes viruses, VZV has the capacity to persist in the body after the primary infection as a latent infection. VZV persists in sensory nerve ganglia. Primary infection with VZV results in chickenpox. Herpes zoster (shingles) is the result of recurrent infection.

Chickenpox

Chickenpox results in a blister-like rash, itching, tiredness and fever. Serious complications from chickenpox include bacterial infections that can involve many sites of the body including the skin, tissues under the skin, bone, lungs (pneumonia), joints and the blood. Other serious complications are due directly to the virus infection and include viral pneumonia, bleeding problems and infection of the brain (encephalitis). Before a vaccine was available in the United States there were approximately 11,000 hospitalizations and 100 deaths from chickenpox every year. Most of these persons were healthy or did not have a medical illness (such as cancer) that placed them at higher risk of getting severe chickenpox. Since 1999, states have been encouraged to report chickenpox deaths to the Centers for Disease Control (CDC). In 1999 and 2000, CDC received reports that showed that deaths from chickenpox continue to occur in healthy, unvaccinated children and adults. Most of the healthy adults who died from chickenpox contracted the disease from their unvaccinated children. It is never possible to predict who will have a mild case of chickenpox and who will have a serious or even deadly case of disease.

Shingles

Shingles is caused by reactivation of the VZV, the same virus that causes chickenpox. Infection causes numbness, itching or severe pain followed by clusters of blister-like lesions in a strip-like pattern on one side of the body. The pain can persist for weeks, months or years after the rash heals and is then known as post-herpetic neuralgia (PHN). The risk of developing PHN is directly related to the patient’s age when shingles appears. It affects approximately 25% of shingles patients over 60 and can be extremely debilitating. In addition to PHN, complications affecting vision and/or hearing are possible if shingles appears on the face. For instance, if shingles affects the eye (ophthalmic shingles), the cornea can become infected, resulting in temporary or permanent blindness. In patients with severely weakened immunity, the shingles virus can also spread to internal organs, infecting the lungs, central nervous system and brain. However debilitating it might be, shingles is rarely fatal, except in patients with severely weakened immunities. Approximately 10-20% of the United States population and 50% of people living beyond 80-85, will have one or more episodes of shingles in their lifetime. The incidence of shingles is almost 65% higher than it was 40 years ago. People with impaired immunities, (AIDS or cancer patients or transplant patients) are particularly prone to shingles.

Everyone who has chickenpox is at risk for shingles. It is most common among people over the age of 50, but can develop at any age. The risk of developing shingles is greater among individuals who have conditions or are undergoing medical treatments that weaken their immune systems. These include HIV infection; chemotherapy or radiation therapy; corticosteroids; transplant operations and possibly stress. Typically, the older the person, the more severe and long lasting a shingles attack is likely to be.

The VZV Research Foundation estimates that, in the United States alone, nearly one million people are afflicted with shingles yearly.

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Current Vaccines and Treatments for Chickenpox and Shingles

Current prevention and therapy for chickenpox and shingles includes two vaccines and several therapeutic drugs.

Chickenpox Vaccine.  Varicella vaccine was licensed in March, 1995 in the United States for use in individuals older than 1 year who have not had chickenpox. Currently the federally funded Vaccines for Children (VFC) Program provides varicella vaccine for all VFC-eligible children from 1 to 18 years of age. From mid-1996 to late 1997, varicella vaccine coverage among children 19-35 months of age was 26% (CDC, 1998). It has increased steadily, and between July 1997 and June 1998 coverage for children 19-35 months of age rose to 34% (CDC, unpublished data). More extensive use of varicella vaccine is likely to result if it could be given in combination with other pediatric vaccines as a single injection. Several psychological barriers have been identified that prevent more widespread acceptance of universal varicella vaccination. In a survey of Washington state pediatricians, Newman and Taylor (1998) found that about half do not perform routine varicella vaccination. Major concerns expressed were possible lack of efficacy of vaccine, no need for vaccine because complications are rare, lack of social and medical cost-effectiveness and lack of demonstration of lifelong immunity. An additional concern is that vaccination, particularly with low vaccine coverage, will produce a shift in varicella epidemiology to older age groups, who more often develop severe disease. While immunity in less than 50% of the population may give rise to isolated pockets of susceptibility, model systems show that any rise in the proportion of cases in adults will most likely be more than offset by the smaller number of cases in this cohort, with a net decrease in morbidity.

Similarities in the epidemiology of VZV across Europe and in the United States have stimulated a reassessment of European vaccination policies. However, Finland is the only European country to date that has adopted a universal childhood vaccination policy — recent recommendations state that all children over 12 months of age and adolescents with no history of varicella should be immunized. The World Health Organization and European Action Group are in agreement that the positive results of extensive safety, efficacy and cost-effectiveness studies warrant the introduction of the varicella vaccine into the childhood vaccination programs of countries where greater than 90% coverage can be guaranteed and where resource allocation can be justified on public health grounds.

Shingles Vaccine.  Merck & Co., Inc. has recently received approval for the vaccine (Zostavax) for shingles. This approval is for vaccination of elderly patients (over 60 years of age). The vaccine can reduce incidence of shingles by approximately fifty percent. We are not aware of any vaccine under development for the prevention of shingles in younger patients who have had chickenpox.

Current Treatment of Chickenpox.  Acyclovir is the prototype of a group of anti-viral agents that are activated by viral thymidine kinases to become inhibitors of viral DNA polymerases and block viral DNA synthesis. Acyclovir’s clinically useful anti-viral spectrum is limited to the herpes viruses, and it is approximately 10-fold more potent against HSV1 and HSV2 than VZV and even less active against CMV. When given systemically, it can be life-saving in the treatment of immuno-compromised patients with VZV infection. It may also be given by mouth to immuno-competent adults and older adolescents with chickenpox. It is not generally indicated for immuno-competent children in whom the disease is milder.

While IV therapy may be feasible during VZV outbreaks among immuno-compromised patients, it is scarcely practical to use it on a mass basis to treat cases of chickenpox in the general population. Concern has also been expressed that the use of oral acyclovir on a community-wide level could facilitate the rise of viral resistance, which would render the drug less useful in immuno-compromised patients.

Current Treatment of Shingles.  Acyclovir, Valacyclovir (ValACV), a prodrug of acyclovir, and Famciclovir (FCV), a prodrug of penciclovir are all used for shingles. ValACV and FCV are becoming established as the treatments of choice for herpes zoster because of their slightly more convenient dosing for elderly patients. Early treatment within 48-72 hours of the appearance of the rash can lessen the duration of shingles and lower the risk from PHN. Both drugs are generally well tolerated. Another drug, Brivudin (BVDU) was launched by

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Menarini as Zostex®1 in Europe in 2000/01. BVDU, considerably more potent than acyclovir or penciclovir as an anti-VZV agent, was seen as an important alternative for the treatment of VZV infections but is unlikely to gain approval in the United States because of its (perceived) poor safety profile.

Cytomegalovirus

Human cytomegalovirus, or HCMV, is a member of the herpes virus group which includes the viruses that cause chicken pox, mononucleosis, herpes labialis (cold sores) and genitalis (genital herpes). Like other herpes viruses, HCMV has the ability to remain dormant in the body for long periods of time. Human CMV infection rates average between 50% and 85% of adults in the United States by 40 years of age. In most individuals with intact immune systems, CMV causes little to no apparent illness. However, in immunocompromised individuals, CMV can lead to serious disease or death. Before the availability of potent anti-HIV therapy, CMV associated retinitis was commonly seen in patients with HIV/AIDS. Currently, patients who are immunosuppressed following hematopoietic stem cell (e.g., bone marrow) or solid organ transplantation remain at high risk of CMV infection. In these patients, CMV can lead to severe conditions such as pneumonitis or hepatitis, or to complications such as acute or chronic rejection of a transplanted organ.

Product Pipeline

There remains a need in the market for potent and selective agents such as the compounds being developed by us. We believe that the properties of these compounds will allow less frequent oral dosing than the current drugs on the market with a good safety profile (similar or better than acyclovir, Famvir®2, or Valtrex®3) The properties of our compounds also suggest that formulations can be developed for topical or ocular delivery. We believe that a compound can be developed for several indications:

•	Oral drug to replace acyclovir, Famvir® and Valtrex® in shingles patients to ameliorate acute symptoms and reduce incidence complications such as PHN;

•	Oral drug to replace penciclovir (IV) and Famvir® used for immuno-compromised patients to reduce mortality and morbidity;

•	Oral drug to replace acyclovir (IV) used for immuno-compromised patients with chickenpox to reduce mortality and morbidity (e.g. renal transplantation, cancer such as leukemia, HIV); and

•	Oral drug to ameliorate acute symptoms and reduce incidence complications in adults and older adolescents.

Due to the aging population, the incidence of shingles is increasing. In addition, increasing use of immunosuppressive agents in transplant as well as increased numbers of immunosuppressed patients from cancer therapy will increase the population at risk for shingles as well as chickenpox. While the vaccines may decrease the infection rate and the incidence of shingles in the future, the population which will most likely develop shingles over the next twenty years is already infected. As typically occurs with any vaccine, a shingles vaccine may not be accepted and used by the potential pool of future patients. We believe that we will be able to capture a significant portion of the VZV treatment market if the compounds under development are able to show improved dosing, efficacy and safety as compared to currently approved drugs.

Currently we are analyzing the CMV markets for our CMV compounds. There is currently no completely satisfactory treatment for established CMV disease especially in transplant patients. Antiviral drugs are effective for the prophylaxis and pre-emptive therapy of CMV infection and disease, but are less effective for the treatment of established CMV disease. Poor potency and drug delivery are often the underlying causes of disease progression rather than viral resistance. The current therapies have toxicities which often limit their use in transplant patients who often have severe comorbidities.

1 Zostex® is a registered trademark of Menarini.
2 Famvir® is a registered trademark of Novartis Corporation.
3 Valtrex® is a registered trademark of GlaxoSmithKline plc.

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We believe that our anti-CMV compounds have properties which have the potential to improve the therapy of CMV. Early research results suggest that the compounds have a novel mechanism of action and good physical properties. Further synthesis and research in collaboration with the Welsh School of Pharmacy in Cardiff and the Rega Institute is ongoing on new compounds. The research programs goal is to select a lead compound in 2007.

Business Strategy

We have performed preclinical studies with three specific compounds and have selected FV-100, a prodrugof CF-1743, for development for the treatment of shingles. We are contracting and supervising the pharmacology and safety studies of FV-100, , in order to file an Investigational New Drug Application (IND) with the Food and Drug Administration (FDA). We have submitted pre-IND filings with the FDA for both CF-1743 and FV-100 and have received advice on our preclinical and early stage clinical plans. We are using this advice for filing an IND for FV-100. Upon acceptance of the IND, we intend to commence Phase I safety studies of the clinical candidate in humans.

We are currently investigating new indications and potential markets for our compounds. We are also currently seeking other opportunities and technologies for in-licensing from academic, research institutions, and commercial sources which would complement and enhance our business.

We plan to seek appropriate collaborative partners to help develop our clinical candidate compounds through the more expensive later stage clinical trials and marketing.

Intellectual Property

We believe that patent protection and trade secret protection is important to our business and that our future will depend, in part, on our ability to maintain our technology licenses, maintain trade secret protection, obtain patents and operate without infringing the proprietary rights of others both in the United States and abroad. We currently have received two issued United States patents and nine non-United States patents describing compounds, compositions and methods for treating viral disease. We have two pending United States patent applications describing compounds, compositions and methods of treating and preventing viral disease. We also have filed related patent applications under the Patent Cooperation Treaty (PCT) as well as other non-United States national and/or regional patent applications. These patent applications describe compounds and methods for treating viral disease. We intend to seek patent protection on these inventions in countries having significant market potential around the world on the basis of its PCT and related foreign filings.

As patent applications in the United States are maintained in secrecy until patents issue (unless earlier publication is required under applicable law or in connection with patents filed under the PCT) and as publication of discoveries in the scientific or patent literature often lags behind the actual discoveries, we cannot be certain that we or our licensors were the first to make the inventions described in each of these pending patent applications or that we or our licensors were the first to file patent applications for such inventions. Furthermore, the patent positions of biotechnology and pharmaceutical companies are highly uncertain and involve complex legal and factual questions, and, therefore, the breadth of claims allowed in biotechnology and pharmaceutical patents or their enforceability cannot be predicted. We cannot be sure that any patents will issue from any of these patent applications or, should any patents issue, that we will be provided with adequate protection against potentially competitive products. Furthermore, we cannot be sure that should patents issue, they will be of commercial value to us, or that private parties, including competitors, will not successfully challenge these patents or circumvent its patent position in the United States or abroad. In the absence of adequate patent protection, our business may be adversely affected by competitors who develop comparable technology or products.

In order to protect the confidentiality of its technology, including trade secrets and know-how and other proprietary technical and business information, we require all of our employees, consultants and advisors to enter into confidentiality agreements that prohibit the use or disclosure of confidential information. The agreements also oblige our employees, and to the extent practicable, our consultants and advisors, to assign to us ideas, developments, discoveries and inventions made by such persons in connection with their work with

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us. We cannot be sure that these agreements will maintain confidentiality, will prevent disclosure, or will protect our proprietary information or intellectual property, or that others will not independently develop substantially equivalent proprietary information or intellectual property.

The pharmaceutical industry is highly competitive and patents have been applied for by, and issued to, other parties relating to products competitive with those being developed by us. Therefore, our product candidates may give rise to claims that they infringe the patents or proprietary rights of other parties existing now and in the future. Furthermore, to the extent that us or our consultants, use intellectual property owned by others in work performed for us, disputes may also arise as to the rights in such intellectual property or in related or resulting know-how and inventions. An adverse claim could subject us to significant liabilities to such other parties and/or require disputed rights to be licensed from such other parties. A license required under any such patents or proprietary rights may not be available to us, or may not be available on acceptable terms. If we do not obtain such licenses, we may encounter delays in product market introductions, or may find that we are prevented from the development, manufacture or sale of products requiring such licenses. In addition, we could incur substantial costs in defending ourself in legal proceedings instituted before the United States Patent and Trademark Office or in a suit brought against us by a private party based on such patents or proprietary rights, or in a suit by us asserting our patent or proprietary rights against another party, even if the outcome is not adverse to us.

License Agreement

We entered into a license agreement on February 2, 2005 for the anti-viral compounds. We paid a license fee of $270,000. We agreed to pay aggregate milestone payments of up to $550,000 based upon achieving certain regulatory submissions and approvals and to pay royalties based on net sales. Additionally, we are obligated to make good faith expenditures of at least $2,000,000 for the clinical development of at least one pharmaceutical compound during the initial three years of the license agreement.

Manufacturing

We do not have capabilities to manufacture commercial or clinical trial supplies of drugs, and do not intend to develop such capabilities for any product in the near future. Our commercialization plans are to rely on the infrastructure of third parties for the manufacture and distribution of product candidates. We believe that third party manufacturers are available in a competitive environment for producing our drug candidates at reasonable prices. We have contracted for scale-up synthesis for our clinical candidate and material is being used for preclinical studies. However the environment may change and effective manufacturing processes at a reasonable cost might not be available. The current synthetic process of producing our compounds is relatively simple but scale-up of the manufacturing might be more difficult than expected. In such event, this could greatly increase the cost and time for manufacturing.

Government Regulation

The FDA and comparable regulatory agencies in state and local jurisdictions and in foreign countries impose substantial requirements on the clinical development, manufacture, distribution and marketing of pharmaceutical products. These agencies and other federal, state and local entities regulate research and development activities and the testing, manufacture, quality control, safety, effectiveness, labeling, storage, distribution, record keeping, approval and promotion of our products. All of our products will require regulatory approval before commercialization. In particular, therapeutic products for human use are subject to rigorous preclinical and clinical testing and other requirements of the Federal Food, Drug, and Cosmetic Act, implemented by the FDA, as well as similar statutory and regulatory requirements of foreign countries. Obtaining these marketing approvals and subsequently complying with ongoing statutory and regulatory requirements is costly and time consuming. Any failure by us or our collaborators, licensors or licensees to obtain, or any delay in obtaining, regulatory approval or in complying with other requirements, could adversely affect the commercialization of products then being developed by us and our ability to receive product or royalty revenues.

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The steps required before a new drug product may be distributed commercially in the United States generally include:

•	conducting appropriate preclinical laboratory evaluations of the product’s chemistry, formulation and stability, and animal studies to assess the potential safety and efficacy of the product;

•	submitting the results of these evaluations and tests to the FDA, along with manufacturing information and analytical data, in an Investigational New Drug Application, or IND;

•	making the IND effective after the resolution of any safety or regulatory concerns of the FDA;

•	obtaining approval of Institutional Review Boards, or IRBs, to introduce the drug into humans in clinical studies;

•	conducting adequate and well-controlled human clinical trials that establish the safety and efficacy of the drug product candidate for the intended use, typically in the following three sequential, or slightly overlapping stages:

•	Phase 1: The drug is initially introduced into healthy human subjects or patients and tested for safety, dose tolerance, absorption, metabolism, distribution and excretion;

•	Phase 2: The drug is studied in patients to identify possible adverse effects and safety risks, to determine dose tolerance and the optimal dosage, and to collect initial efficacy data; and

•	Phase 3: The drug is studied in an expanded patient population at multiple clinical study sites to confirm efficacy and safety at the optimized dose by measuring a primary endpoint established at the outset of the study.

•	submitting the results of preliminary research, preclinical studies, and clinical studies as well as chemistry, manufacturing and controls information on the drug to the FDA in a New Drug Application, or NDA; and

•	obtaining FDA approval of the New Drug Application prior to any commercial sale or shipment of the drug product.

This process can take a number of years and typically requires substantial financial resources. The results of preclinical studies and initial clinical trials are not necessarily predictive of the results from large-scale clinical trials, and all clinical trials may be subject to additional costs, delays or modifications due to a number of factors, including the difficulty in obtaining enough patients, clinical investigators, drug supply, or financial support, or because of unforeseen adverse effects. The FDA has issued regulations intended to accelerate the approval process for the development, evaluation and marketing of new therapeutic products intended to treat life-threatening or severely debilitating diseases, especially where no alternative therapies exist. If applicable, these provisions may shorten the traditional product development process in the United States. Similarly, products that represent a substantial improvement over existing therapies may be eligible for priority review with a target review and approval time of six months. Nonetheless, even if a product is eligible for these programs, or for priority review, approval may be denied or delayed by FDA or additional trials may be required. As a condition of approval, FDA also can require further testing of the product and monitoring of the effect of commercialized products, and the agency has the power to prevent or limit further marketing of a product based on the results of these post-marketing programs. Upon approval, a drug product may be marketed only in those dosage forms and for those indications approved in the New Drug Application, although information may be distributed about off-label indications in certain circumstances and physicians are permitted to prescribe drugs for such off-label uses.

In addition to obtaining FDA approval for each indication to be treated with each product, each domestic drug product manufacturing establishment must register with the FDA, list its drug products with the FDA, comply with current Good Manufacturing Practices and pass inspections by the FDA. Moreover, the submission of applications for approval may require additional time to complete manufacturing stability studies. Foreign establishments manufacturing drug products for distribution in the United States also must list their products with the FDA and comply with current Good Manufacturing Practices. They also are subject to periodic inspection by the FDA or by local authorities under agreement with the FDA.

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Any products manufactured or distributed by us pursuant to FDA approvals are subject to extensive continuing regulation by the FDA, including record-keeping requirements and a requirement to analyze and report adverse experiences with the drug. In addition to continued compliance with standard regulatory requirements, the FDA also may require post-marketing testing and surveillance to monitor the safety and efficacy of the marketed product. Product approvals may be withdrawn if compliance with regulatory requirements is not maintained or if problems concerning safety or efficacy of the product are discovered following approval.

The Federal Food, Drug, and Cosmetic Act also mandates that drug products be manufactured consistent with current Good Manufacturing Practices. In complying with the FDA’s regulations on current Good Manufacturing Practices, manufacturers must continue to spend time, money and effort in production, recordkeeping, quality control, and auditing to ensure that the marketed product meets applicable specifications and other requirements. The FDA periodically inspects drug product manufacturing facilities to ensure compliance with current Good Manufacturing Practices. Failure to comply subjects the manufacturer to possible FDA action, such as warning letters, suspension of manufacturing, seizure of the product, voluntary recall of a product or injunctive action, as well as possible civil penalties. We currently rely on, and intend to continue to rely on, third parties to manufacture its compounds and products. Such third parties will be required to comply with current Good Manufacturing Practices.

Even after FDA approval has been obtained, and often as a condition to expedited approval, further studies, including post-marketing studies, may be required. Results of post-marketing studies may limit or expand the further marketing of the products. If we propose any modifications to a product, including changes in indication, manufacturing process, manufacturing facility or labeling, it may need to submit a New Drug Application supplement to the FDA.

Products manufactured in the United States for distribution abroad will be subject to FDA regulations regarding export, as well as to the requirements of the country to which they are shipped. These latter requirements are likely to cover the conduct of clinical trials, the submission of marketing applications, and all aspects of product manufacture and marketing. Such requirements can vary significantly from country to country.

We are also subject to various federal, state and local laws, rules, regulations and policies relating to safe working conditions, laboratory and manufacturing practices, the experimental use of animals and the use and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, previously used in connection with its research work. Although we believe that our safety procedures for handling and disposing of such materials comply with current federal, state and local laws, rules, regulations and policies, the risk of accidental injury or contamination from these materials cannot be entirely eliminated.

We anticipate that Congress, state legislatures and the private sector will continue to review and assess controls on health care spending. Any such proposed or actual changes could cause us to limit or eliminate spending on development projects. We cannot predict the likelihood, nature, or extent of adverse governmental regulation that might result from future legislative or administrative action, either in the United States or abroad. Additionally, in both domestic and foreign markets, sales of our proposed products will depend, in part, upon the availability of reimbursement from third-party payors, such as government health administration authorities, managed care providers, private health insurers and other organizations. Significant uncertainty often exists as to the reimbursement status of newly approved health care products. In addition, third-party payors are increasingly challenging the price and cost effectiveness of medical products and services. There can be no assurance that our proposed products will be considered cost-effective or that adequate third-party reimbursement will be available to enable us to maintain price levels sufficient to realize an appropriate return on its investment in product research and development.

Competition

The biopharmaceutical and pharmaceutical industries are characterized by rapidly evolving technology and intense competition. Our competitors include major pharmaceutical and biotechnology companies, most of which have financial, technical and marketing resources significantly greater than our resources. Currently,

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chicken pox patients are most likely to be treated with acyclovir which is manufactured as a generic and as a branded drug called Zovirax by GlaxoSmithKline (GSK). Acyclovir, valacyclovir and famciclovir are all used for the treatment of shingles. Merck & Co., Inc. has recently received approval for the vaccine (Zostavax) for shingles. This approval is for vaccination of elderly patients (over 60 years of age). The vaccine can reduce incidence of shingles by approximately fifty percent. Valacyclovir is marketed by GSK as Valtrex and famciclovir is marketed by Novartis as Famvir. Stem cell and solid organ transplant patients at risk for CMV or with active CMV disease are most likely to receive ganciclovir or valganciclovir, each of which were developed and are marketed by F. Hoffman-La Roche. Foscarnet from AstraZeneca and cidofvir from Gilead Sciences may also be used to treat active CMV infections in certain patient populations such as neutropenic patients, patients with ganciclovir-resistant CMV infection, or patients for whom ganciclovir is otherwise contraindicated. In addition, ViroPharma Incorporated is developing Maribavir for the treatment of CMV in transplant patients. Developments by these or other entities may render our products under development non-competitive or obsolete. Our ability to compete successfully will be based on our ability to:

•	develop proprietary products;

•	attract and retain scientific personnel;

•	obtain patent or other protection for its products;

•	obtain required regulatory approvals; and

•	manufacture and successfully market its products either alone or through outside parties.

Some of our competitors have substantially greater financial, research and development, manufacturing, marketing and human resources and greater experience in product discovery, development, clinical trial management, FDA regulatory review, manufacturing and marketing than we do.

ITEM 2.	DESCRIPTION OF PROPERTY.

On July 1, 2005, we entered into a seven year lease for our corporate headquarters in New York, New York commencing September 1, 2005 with an approximate rent of $90,000 annually, subject to period escalation adjustments, through August 2012. We believe that this facility is adequate for our anticipated level of activity.

ITEM 3.	LEGAL PROCEEDINGS.

We are not a party to any pending legal proceedings.

ITEM 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

None

ITEM 5.	MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

Our common stock has been quoted on the OTC Bulletin Board under the symbol “FMVR.OB” since August 23, 2005. Prior to such date, our common stock was quoted on the OTC Bulletin Board under the symbol “VSBS.OB” but never traded. The following table shows the reported high and low closing bid quotations per share for our common stock based on information provided by the OTC Bulletin Board. Particularly since our common stock is traded infrequently, such over-the-counter market quotations reflect inter-dealer prices, without markup, markdown or commissions and may not necessarily represent actual transactions or a liquid trading market.

Fiscal 2006	High	Low

Fourth Quarter — February 1, 2006 — April 30, 2006	$2.00	$1.01
Third Quarter — November 1, 2005 — January 31, 2006	$2.00	$1.05
Second Quarter — August 23, 2005 — October 31, 2005	$1.75	$0.22

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Number of Stockholders

As of August 11, 2006, there were 83 holders of record of our common stock.

Dividend Policy

Historically, we have not paid any dividends to the holders of our common stock and we do not expect to pay any such dividends in the foreseeable future as we expect to retain our future earnings for use in the operation and expansion of our business.

ITEM 6.	MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

The following discussion should be read in conjunction with our consolidated financial statements and notes to those statements included elsewhere in this report. In addition to historical information, the following discussion and other parts of this report contain forward-looking information that involves risks and uncertainties.

Overview

Since inception on November 15, 2002 through April 30, 2006, we have sustained cumulative net losses of $5,581,887. Our losses have resulted primarily from research and development expenses, patent costs and legal and accounting expenses. From inception through April 30, 2006, we have not generated any revenue from operations. We expect to incur additional losses to perform further research and development activities. We do not currently have any commercial products and we do not expect to have any for the foreseeable future. Our product development efforts are in their early stages and we cannot make estimates of the costs or the time it will take to complete. The risk of completion of any program is high because of the long duration of clinical testing, regulatory approval and review cycles and uncertainty of the costs. Net cash inflows from any products developed may take several years to achieve.

Management plans to continue financing the operations with a combination of equity issuances and debt arrangements. If adequate funds are not available, we may be required to delay, reduce the scope of, or eliminate our research or development programs, or cease operations. In light of these factors, among others, our independent registered public accounting firm has stated that there is substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

History

We were incorporated in the State of Florida on November 15, 2002 and had limited business activity through February 17, 2006.

On February 17, 2005, our principal shareholder entered into a Capital Stock Purchase Agreement with Panetta Partners, Ltd., a Colorado limited partnership. Under that Agreement, Panetta Partners purchased an aggregate of 2,000,000 restricted shares of our common stock from the principal shareholder.

On August 16, 2005, we acquired all of the outstanding shares of FermaVir Research, Inc. pursuant to a Securities Exchange Agreement dated August 11, 2005, completed a redemption of outstanding shares, closed on a private placement of securities, split our outstanding common stock and changed our name to “FermaVir Pharmaceuticals, Inc.”

We issued 1,829,000 shares of restricted common stock in exchange for all of the outstanding shares of capital stock of FermaVir Research and issued 1,850,000 options under our 2005 Equity Compensation Incentive Plan in satisfaction of options that were outstanding to purchase shares of FermaVir Research. Simultaneously with the acquisition, we sold 2,825,000 shares of common stock and 423,750 five year warrants to 17 accredited investors and received net proceeds of $2,092,486 in a private placement. In addition, we repurchased the now equivalent of 67,679,977 shares of common stock from Panetta Partners, Ltd., a principal shareholder for $750,000 ($0.011 per share), of which $350,000 was paid by the issuance of a 6% unsecured promissory note

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due November 15, 2005. The promissory note required prepayment of principal from the net proceeds received by us from the sale of securities or borrowings and was satisfied prior to November 15, 2005. During the period from October 24, 2005 to December 1, 2005, we issued and sold an additional 1,188,527 shares of Common Stock and 178,279 warrants to accredited investors on the same terms as the offering of shares and warrants in the August 16, 2005 transaction. We received aggregate net cash proceeds of $783,331. Of these shares and warrants, we issued 150,000 shares and 22,500 warrants to Panetta Partners in lieu of payment of principal of $112,000 under the 6% unsecured promissory note due November 15, 2005.

Plan of Operation

We are a development stage biotechnology company that has licensed patents for a series of compounds for the treatment of viral diseases including compounds for the treatment of varicella zoster virus, or VZV, the causative agent for shingles and chickenpox and human cytomegalovirus, or CMV, a member of the herpes virus group which includes the viruses that cause chickenpox, mononucleosis, herpes labialis (cold sores) and genitalis (genital herpes). We have performed preclinical studies on a series of our compounds and have selected FV-100, prodrug of CF-1743 for development for the treatment of shingles. A prodrug is a drug which is administered in a form which enhances the pharmacology of the active compound and once administered, is metabolized in the body into an active compound. Our clinical candidate, FV-100, is currently undergoing extensive preclinical testing. We are contracting and supervising the pharmacology and safety studies of our clinical candidate in order to file an Investigational New Drug Application (IND) with the Food and Drug Administration (FDA). Upon acceptance of the IND, we intend to commence Phase I safety studies of our clinical candidate for the treatment of shingles in humans. In addition, we intend to identify a clinical candidate for the treatment of CMV infections in transplant patients from our proprietary anti-viral compounds. We are also currently seeking other opportunities and technologies for in-licensing from academia, research institutions and commercial sources which would complement and enhance our business.

On November 30, 2005, we submitted a pre-IND submission to the FDA requesting a consultation on our proposed plan for development of CF-1743 for the treatment of shingles. In January 2006, we received a response from the FDA on our pre-IND submission. The FDA provided guidance on our preclinical and early stage clinical plans. We also filed a pre-IND submission to the FDA for FV-100 in April 2006 and received a response from the FDA in June. We are using the FDA’s guidance from both pre-IND responses in preparing an IND for our shingles drug candidate, FV-100.

On December 12, 2005, we entered into a marketing and public relations service agreement with Trilogy Capital Partners, Inc. Under the terms of the agreement, Trilogy will be paid $12,500 per month and was issued warrants to purchase 1,000,000 shares of our common stock at an exercise price of $1.50 per share which are exercisable for a period of three years. This agreement was terminated effective June 3, 2006

Results of Operations

Year Ended April 30, 2006 Compared To The Year Ended April 30, 2005

During the years ended April 30, 2006 and 2005, we had no revenue. We do not expect to have revenues relating to our product candidates in development for several years, if at all.

Research and development expense for the year ended April 30, 2006 was $883,657 as compared to $0 for the comparable period in 2005. This increase is due to the performance of preclinical studies with three specific compounds resulting in the selection of our clinical candidate for development for the treatment of shingles.

The acquired in-process research and development charge for the year ended April 30, 2006 of $2,713,996 represents the amount allocated to acquired in-process research and development in connection with our acquisition of FermaVir Research, Inc. on August 16, 2005 and is supported by a valuation performed by an independent appraisal firm. This amount was immediately charged to expense in accordance with accounting principles generally accepted in the United States of America and represents the purchase price paid by us in excess of the net assets of the acquired entity as of the acquisition date.

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General and administrative expense for the year ended April 30, 2006 was $1,820,334 as compared to $24,117 for the comparable period in 2005. This increase is due to the establishment of operations and consists of payroll and benefits, marketing expenses, legal and accounting fees, occupancy expenses, directors’ fees, and general operating expenses. A significant portion of this expense, $1,128,216, represents non-cash charges for the fair value of warrants issued for services and stock-based compensation.

Other expense for the year ended April 30, 2006 was $139,624 as compared to $0 for the comparable period in 2005. This increase is primarily due to a charge of $143,865 related to the issuance of common shares and warrants with a combined estimated fair value of approximately $256,365 to a related party in payment of $112,500 due under a note payable.

Net loss for the year ended April 30, 2006 was $5,557,611 as compared to a net loss of $24,117 for the comparable period in 2005. This increase in net loss is attributable primarily to the estimated acquired in-process research and development charge of $2,713,996 relating to the acquisition of FermaVir Research, Inc. on August 16, 2005. Additionally, there were increases in research and development expenses of $883,657, general and administrative expenses of $1,796,217, and other expense of $139,624.

Liquidity and Capital Resources

From November 15, 2002 (Inception) to April 30, 2006, our operations have been financed through the sale of common stock and we have incurred a deficit during the development stage of $5,581,887. This loss was incurred through a combination of research and development activities, expenses supporting those activities, and a charge to expense for acquired in process research and development. We expect to continue to incur additional losses and negative cash flows from operating activities for the foreseeable future.

From May 1, 2005 through April 30, 2006, we completed the following financing transactions:

a) On August 16, 2005, we issued 2,825,000 shares of common stock and warrants to purchase 423,750 shares of common stock to new investors and received net proceeds of $2,092,486. The warrants expire on August 16, 2010 and have an exercise price of $1.50 per share;

b) On August 16, 2005, we redeemed and cancelled 67,679,977 common shares held by a related party for total consideration of $750,000 consisting of $400,000 in cash and the issuance of a $350,000 promissory note to that related party. On October 24, 2005, we repaid principal of $234,655. On November 4, 2005, $112,500 of the remaining principal amount due under this note was repaid by us through the issuance of common stock and warrants as described below;

c) On October 24, 2005, we issued 699,193 shares of common stock and warrants to purchase 104,879 shares of common stock and received net proceeds of $520,831.

d) On November 4, 2005, we issued 153,334 shares and warrants to purchase 23,000 shares of common stock and received net proceeds of $125,000. Additionally, on November 4, 2005, we issued 150,000 shares and warrants to purchase 22,500 shares of common stock to Panetta Partners in payment of $112,500 due to Panetta Partners under a note payable; and

e) On December 1, 2005, we issued 186,000 shares of common stock and warrants to purchase 27,900 shares of common stock and received net proceeds of $137,500.

The October, November, and December transactions described above were on the same basis as the shares and warrants privately placed on August 16, 2005.

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Our cash position was $127,121 as of April 30, 2006 compared to $224 as of April 30, 2005. The net increase during that period of $126,897 is attributable to:

Proceeds from the sale of common stock net of expenses	$2,914,818
Redemption of common stock	(400,000)
Net reduction in notes payable to a related party	(940,720)
Operating activities	(1,307,880)
Investing activities	(144,921)
Collection of subscription	5,600

$126,897

Our current liabilities totaled $401,743 as of April 30, 2006 compared to $10,000 as of April 30, 2005. The increase of $391,743 during that period is attributable to $366,743 related to operations and $25,000 related to transaction expenses incurred with the acquisition of FermaVir in August 2005.

During the period from December 20, 2004 to August 16, 2005, Panetta Partners made payments totaling $270,000, on behalf of FermaVir Research, Inc., to the licensor under the Patent and Technology License Agreement dated February 2, 2005. These payments were evidenced by a promissory note issued by us to Panetta Partners which was repaid by us on August 16, 2005.

We had a working capital deficit of $257,183 as of April 30, 2006 compared to a working capital deficit of $9,776 as of April 30, 2005.

Our available working capital and capital requirements will depend upon numerous factors, including progress of our research and development programs, our progress in and the cost of pre-clinical and clinical testing, the timing and cost of obtaining regulatory approvals, the cost of filing and prosecuting patent claims and other intellectual property rights, competing technological and market developments, current and future licensing relationships, the status of our competitors, and our ability to establish collaborative arrangements with other organizations.

On June 16 and July 28, 2006, we issued promissory notes in the aggregate principal amount of $325,000 together with warrants with an estimated value of $368,000 and received net proceeds of $298,500. The notes bear interest at 12% and mature on January 1, 2007. If prior to the maturity date we receive gross proceeds from the sales of securities wherein the aggregate proceeds exceeds two times the then outstanding principal balance of the promissory notes, the promissory notes become immediately due and payable within six days. We may repay, in whole or in part, the promissory notes at any time for consideration equal to 106% of the then outstanding principal balance. Additionally, we issued warrants to purchase 325,000 shares of common stock at price of $1.00 per share. The warrants expire on June 30, 2012.

Our continued operations will depend on whether we are able to raise additional funds through various potential sources, such as equity and debt financing, collaborative and licensing agreements, strategic alliances, and our ability to realize the full potential of our technology in development. Such additional funds may not become available on acceptable terms, if at all, and there can be no assurance that any additional funding that we do obtain will be sufficient to meet our needs in the long term. Through April 30, 2006, virtually all of our financing has been through private placements of common stock and warrants. We intend to continue to fund operations from cash on-hand and through the similar sources of capital previously described for the foreseeable future. We can give no assurances that any additional capital that we are able to obtain will be sufficient to meet our needs. We believe that we will continue to incur net losses and negative cash flows from operating activities for the foreseeable future. Based on the resources available to us at April 30, 2006, we will need additional equity or debt financing to sustain our operations through 2006 and we will need additional financing thereafter until we can achieve profitability, if ever. These matters raise substantial doubt about our ability to continue as a going concern.

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Critical Accounting Policies

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The following accounting policies are critical in fully understanding and evaluating our reported financial results:

a) Accounting for Research and Developments Costs

We account for our research and development costs in accordance with Statement of Financial Accounting Standards No. 2 “Accounting for Research and Development Costs”. Accordingly, research and development costs are expensed as incurred.

b) Accounting for Acquisitions

We account for our acquisitions utilizing the purchase method in accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations”. Under the purchase method, assets acquired and liabilities assumed by the Company are recorded at their estimated fair values as of the date of acquisition and the results of operations of the acquired company are consolidated with those of the Company from the date of acquisition.

c) Accounting for Stock-Based Compensation

We account for our stock options and warrants using the fair value method promulgated by Statement of Financial Accounting Standards No. 123 “Accounting for Stock-Based Compensation” which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services. Therefore, our results include non-cash compensation expense as a result of the issuance of stock options and warrants and we expect to record additional non-cash compensation expense in the future.

RISK FACTORS

You should carefully consider the following risk factors and the other information included herein before investing in our common stock. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment.

Risks related to our business

We are a development stage company with no operating history and our independent registered public accounting firm has stated that there is substantial doubt about our ability to continue as a going concern.

We are a development stage company with no operating history and no product revenue. We currently have no products ready for commercialization, have not generated any revenue from operations and expect to incur substantial net losses for the foreseeable future to further develop and commercialize our product candidates. We are unable to predict the extent of these future net losses, or when we may attain profitability, if at all. We may never be able to generate any revenues or royalties from product sales or become profitable even if we do generate revenues or royalties.

Management plans to continue financing the operations with a combination of equity issuances and debt arrangements. If adequate funds are not available, we may be required to delay, reduce the scope of, or eliminate our research or development programs, as described below, or cease operations. In light of these factors, among others, our independent registered public accounting firm has stated that there is substantial

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doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We need substantial additional funding and may not have access to capital. If we are unable to raise capital when needed, we may need to delay, reduce or eliminate our clinical development and business development activities, which would delay or preclude the achievement of profitability.

We need to raise substantial additional funds to continue our business activities. We have incurred losses from operations since inception and expect to incur additional operating losses over at least the next several years. We expect to continue to incur losses due primarily from no revenues and costs associated with product development efforts, and business development activities seeking new opportunities to expand our product pipeline. In addition, the amount and timing of our actual capital requirements as well as our ability to finance such requirements will depend upon numerous factors, including:

•	the cost of commercializing our products;

•	the cost and progress of our development programs;

•	the time and cost involved in obtaining regulatory approvals;

•	the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

•	the effect of competing technological and market developments; and

•	the effect of future collaborative, licensing and other relationships

We may not be able to find sufficient debt or equity funding on acceptable terms. If we cannot, we may need to delay, reduce or eliminate development programs, as well as other aspects of our business. The sale by us of additional equity securities may have an adverse effect on the price of our common stock. In addition, collaborative arrangements may require us to grant product development programs or licenses to third parties for products that we might otherwise seek to develop or commercialize.

Our long-term success depends upon our ability to develop and commercialize drug product candidates and if our drug development programs are not successful, we may not be able to achieve profitability.

We have not completed the development of any of our product candidates. Our failure to develop and commercialize product candidates successfully may cause us to cease operations. We are performing preclinical research on a product candidate for the treatment of varicella zoster virus, the causative agent for shingles and chickenpox. Our potential therapies under development for the treatment of shingles and chickenpox will require significant additional development efforts by us and regulatory approvals prior to any commercializations. We cannot be certain that our efforts in this regard will lead to commercially viable products. We do not know what the final cost to manufacture our shingles and chickenpox product candidates in commercial quantities will be, or the dose required to treat patients and consequently, what the total cost of goods for a treatment regimen will be.

We do not know whether any of our development products ultimately will be shown to be safe and effective. Moreover, governmental authorities may enact new legislation or regulations that could limit or restrict our development efforts. We may receive unfavorable results from either ongoing pre-clinical studies or clinical trials of these product candidates in clinical development, which may cause us to abandon further development efforts. If we are unable to successfully develop our product candidates, and if we are unable to acquire marketed products through our business development efforts, we will not have a source of revenue and will not achieve profitability.

We expect that our anticipated future growth will place a significant strain on our management, systems and resources. To manage the anticipated growth of our operations, we will need to increase management resources and implement new financial and management controls, reporting systems and procedures. If we are unable to manage our growth, we may be unable to execute our business strategy.

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None of our product candidates is approved for commercial use and if our product candidates do not receive regulatory approval, or if we are unable to comply with applicable regulations and maintain our products’ regulatory approval, we will be limited in our ability to commercialize these products and may never achieve profitability

We have not received regulatory approval to commercialize any of our product candidates. Our product candidates are at early stages of development and may not be shown to be safe or effective. We may never receive regulatory approvals for these product candidates. We need to complete preclinical and clinical testing of each of our product candidates before submitting marketing applications. Negative, inconclusive or inconsistent pre-clinical and clinical trial results could prevent regulatory approval, increase the cost and timing of regulatory approval or cause us to perform additional studies or to file for a narrower indication than planned.

The development of any of our product candidates is subject to many risks, including that:

•	the product candidate is found to be ineffective or unsafe;

•	the clinical trials for a product candidate delay or prevent regulatory approval;

•	the FDA forbids us to initiate or continue testing of our product candidates in human clinical trials;

•	the product candidate cannot be developed into a commercially viable product;

•	the product candidate is difficult or costly to manufacture;

•	the product candidate later is discovered to cause adverse effects that prevent widespread use, require withdrawal from the market, or serve as the basis for product liability claims;

•	third party competitors hold proprietary rights that preclude us from marketing the product; and

•	third party competitors market a more clinically effective or more cost-effective product.

Even if we believe that the clinical data demonstrates the safety and efficacy of our product candidate, regulators may disagree with us, which could delay, limit or prevent the approval of our product candidates. As a result, we may not obtain regulatory approval, or even if a product is approved, we may not obtain the labeling claims we believe are necessary or desirable for the promotion of the product. In addition, regulatory approval may take longer than we expect as a result of a number of factors, including failure to qualify for priority review of our application. All statutes and regulations governing the approval of our product candidates are subject to change in the future. These changes may increase the time or cost of regulatory approval, limit approval, or prevent it completely.

Even if we receive regulatory approval for our product candidates, or acquire an already approved product, the later discovery of previously unknown problems with a product, manufacturer or facility may result in adverse consequences, including withdrawal of the product from the market. Approval of a product candidate may be conditioned upon certain limitations and restrictions as to the drug’s use, or upon the conduct of further studies, and may be subject to continuous review.

If we are unable to commercialize our product candidates as anticipated, we will not have a source of continuing revenue and will be unable to achieve profitability.

If we lose key employees and consultants or are unable to attract or retain qualified personnel, our business could suffer.

Our success is highly dependent on our ability to attract and retain qualified scientific and management personnel. We are highly dependent on our management, including Dr. Geoffrey W. Henson. The loss of the services of Dr. Henson or other personnel could have a material adverse effect on our operations. Although we have entered into a letter agreement with Mr. Henson, he may terminate his employment with us at any time on short notice. Accordingly, there can be no assurance that he will remain associated with us. The loss of the services of the principal members of our personnel may impede our ability to commercialize our product candidates.

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Our planned activities may require additional expertise in areas such as pre-clinical testing, clinical trial management, regulatory affairs, manufacturing and marketing. Such activities may require the addition of new personnel and the development of additional expertise by existing management personnel. We face intense competition for such personnel from other companies, academic institutions, government entities and other organizations, and there can be no assurance that we will be successful in hiring or retaining qualified personnel. Our inability to develop additional expertise or to hire and retain such qualified personnel could have a material adverse effect on our operations.

If we are unable to manage our expected growth, we may not be able to develop our business.

Our ability to develop our business requires an effective planning and management process. We currently have three employees and will need to hire a significant number of additional employees in the near term. If we fail to identify, attract, retain and motivate highly skilled personnel, we may be unable to continue our development and commercialization activities.

We may face significant competition from large pharmaceutical, biotechnology and other companies which could harm our business.

The biotechnology and pharmaceutical industries are intensely competitive and characterized by rapid technological progress. In each of our potential product areas, we face significant competition from large pharmaceutical, biotechnology, and other companies. Most of these companies have substantially greater capital resources, research and development staffs, facilities and experience at conducting clinical trials and obtaining regulatory approvals. In addition, many of these companies have greater experience and expertise in developing and commercializing products.

Any product that we successfully develop and for which we gain regulatory approval must then compete for market acceptance and market share. Accordingly, important competitive factors, in addition to completion of clinical testing and the receipt of regulatory approval, will include product efficacy, safety, timing and scope of regulatory approvals, availability of supply, marketing and sales capacity, reimbursement coverage, pricing and patent protection.

We believe that many of our competitors spend significantly more on research and development-related activities than we do. Developments by other entities may render our products under development non-competitive or obsolete.

Any of our future products may not be accepted by the market, which would harm our business and results of operations.

Even if approved by the FDA and other regulatory authorities, our product candidates may not achieve market acceptance by patients, prescribers or third-party payors. As a result, we may not receive revenues from these products as anticipated. The degree of market acceptance will depend upon a number of factors, including:

•	the receipt and timing of regulatory approvals, and the scope of marketing and promotion activities permitted by such approvals (e.g., the “label” for the product approved by the FDA);

•	the availability of third-party reimbursement including government health administration authorities and private health insurers;

•	the establishment and demonstration in the medical community, such as doctors and hospital administrators, of the clinical safety, efficacy and cost-effectiveness of drug candidates, as well as their advantages over existing treatment alternatives, if any;

•	the effectiveness of the sales and marketing force that may be promoting our products; and

•	the effectiveness of our contract manufacturers.

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The regulatory process is expensive, time consuming and uncertain and may prevent us from obtaining required approvals for the commercialization of our product candidates.

We must complete significant development, laboratory testing, and clinical testing on our product candidates before we submit marketing applications in the United States. Foreign governments also regulate drugs distributed outside the United States

The rate of completion of clinical trials depends upon many factors, including the rate of enrollment of patients. If we are unable to accrue sufficient clinical patients during the appropriate period, we may need to delay our clinical trials and incur significant additional costs. In addition, the FDA or Institutional Review Boards may require us to delay, restrict, or discontinue our clinical trials on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health risk. Moreover, we may be unable to submit a New Drug Application, or NDA, to the FDA for our product candidates within the timeframe currently expected. Once an NDA is submitted, an NDA must be approved by the FDA before we can commercialize the product described in the application. The cost of human clinical trials varies dramatically based on a number of factors, including:

•	the order and timing of clinical indications pursued;

•	the extent of development and financial support from corporate collaborators;

•	the number of patients required for enrollment;

•	the difficulty of obtaining clinical supplies of the product candidate; and

•	the difficulty in obtaining sufficient patient populations and clinicians.

All statutes and regulations governing the conduct of clinical trials are subject to change in the future, which could affect the cost of our clinical trials. Any unanticipated costs or delays in the clinical studies could delay the commercialization of the product and harm our ability to achieve profitability.

Even if we obtain positive preclinical or clinical trial results in initial studies, future pre-clinical and clinical trial results may not be similarly positive. As a result, ongoing and contemplated clinical testing, if permitted by governmental authorities, may not demonstrate that a product candidate is safe and effective in the patient population and for the disease indications for which we believe it will be commercially advantageous to market the product. The failure of our clinical trials to demonstrate the safety and efficacy of its desired indications could delay the commercialization of the product and harm our ability to raise capital and achieve profitability.

If we fail to comply with regulatory requirements, or if we experience unanticipated problems with our approved products, our products could be subject to restrictions or withdrawal from the market.

Any product for which we obtain marketing approval from the FDA, along with the manufacturing processes, post-approval clinical data collection and promotional activities for such product, will be subject to continual review and periodic inspection by the FDA and other regulatory bodies. After approval of a product, we will have significant ongoing regulatory compliance obligations. Later discovery of previously unknown problems with our products or manufacturing processes, or failure to comply with regulatory requirements, may result in penalties or other actions, including:

•	warning letters;

•	fines;

•	product recalls;

•	withdrawal of regulatory approval;

•	operating restrictions, including restrictions on such products or manufacturing processes;

•	disgorgement of profits;

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•	injunctions; and

•	criminal prosecution.

We depend on patents and proprietary rights, which may offer only limited protection against potential infringement and if we are unable to protect our patents and proprietary rights, we may lose the right to develop, manufacture, market or sell products and lose sources of revenue.

The pharmaceutical and biotechnology industries place considerable importance on obtaining patent and trade secret protection for new technologies, products and processes. Our success depends, in part, on our ability to develop and maintain a strong patent position for our products and technologies both in the United States and in other countries. Litigation or other legal proceedings may be necessary to defend against claims of infringement, to enforce our patents, or to protect our trade secrets, and could result in substantial cost to us and diversion of our efforts. We intend to file applications as appropriate for patents describing the composition of matter of our drug candidates, the proprietary processes for producing such compositions, and the uses of our drug candidates. We own or license two issued United States patents, five non-United States patents and have two pending United States patent applications. We have also filed international, regional and non-United States national patent applications in order to pursue patent protection in major foreign countries.

We also rely on trade secrets, know-how and continuing technological advancements to protect our proprietary technology. We have entered into confidentiality agreements with our employees and consultants. However, these parties may not honor these agreements and we may not be able to successfully protect our rights to unpatented trade secrets and know-how. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

We may need to obtain licenses to patents or other proprietary rights from other parties in order to develop our technology.

To facilitate development of our proprietary technology base, we may need to obtain licenses to patents or other proprietary rights from other parties. If we are unable to obtain such licenses, our product development efforts may be delayed. We may collaborate with universities and governmental research organizations which, as a result, may acquire certain rights to any inventions or technical information derived from such collaboration. We may incur substantial costs in asserting any patent rights and in defending suits against us related to intellectual property rights, even if we are ultimately successful. If we are unsuccessful in defending a claim that we have infringed or misappropriated the intellectual property of a third party, we could be required to pay substantial damages, stop using the disputed technology, develop new non-infringing technologies, or obtain one or more licenses from third parties. If we or our licensors assert our patents, a court may determine that our patents or our licensors’ patents are invalid or unenforceable, or that the defendant’s activity is not covered by the scope of our patents or our licensors’ patents. The United States Patent and Trademark Office or a private party could institute an interference proceeding relating to our patents or patent applications. An opposition or revocation proceeding could be instituted in the patent offices of foreign jurisdictions. An adverse decision in any such proceeding could result in the loss of our rights to a patent or invention.

We may not receive third party reimbursement for any of our future products, which would cause us to lose anticipated revenues and delay achievement of profitability.

Even if we receive regulatory approval to sell any of our product candidates, our future revenues, profitability and access to capital will be determined in part by the price at which we and our distribution partners can sell such approved products. There are continuing efforts by governmental and private third-party payors to contain or reduce the costs of health care through various means. We expect a number of federal, state and foreign proposals to control the cost of drugs through governmental regulation. We are unsure of the form that any health care reform legislation may take or what actions federal, state, foreign, and private payors may take in response to the proposed reforms. Therefore, we cannot predict the effect of any implemented reform on our business.

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Our ability to commercialize our product candidates successfully will depend, in part, on the extent to which reimbursement for the cost of such products and related treatments will be available from government health administration authorities, such as Medicare and Medicaid in the United States, private health insurers and other organizations. Significant uncertainty exists as to the reimbursement status of newly approved health care products, particularly for indications for which there is no current effective treatment or for which medical care typically is not sought. Adequate third-party coverage may not be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment in product development. If adequate coverage and reimbursement levels are not provided by government and third-party payors for use of our products, the products may fail to achieve market acceptance and we could lose anticipated revenues and experience delayed achievement of profitability.

We may be subject to product liability claims, which can be expensive, difficult to defend and may result in large judgments or settlements against us.

The administration of drugs to humans, whether in clinical trials or after marketing clearance is obtained, can result in product liability claims. Product liability claims can be expensive, difficult to defend and may result in large judgments or settlements against us. In addition, third party collaborators and licensees may not protect us from product liability claims. We may not be able to obtain or maintain adequate protection against potential liabilities arising from product sales. If we are unable to obtain insurance at acceptable cost or otherwise protect against potential product liability claims, we will be exposed to product liability claims. A successful product liability claim in excess of our insurance coverage could harm our financial condition, results of operations and prevent or interfere with our product commercialization efforts. In addition, any successful claim may prevent us from obtaining adequate product liability insurance in the future on commercially desirable terms. Even if a claim is not successful, defending such a claim may be time-consuming and expensive.

We have limited sales and marketing experience and if we are unable to develop our own sales and marketing capability we may be unsuccessful in commercializing our products.

We currently do not have a marketing or sales staff. If we are successful in acquiring the FDA’s approval of any product candidate, including any product that we may acquire as a result of our business development efforts, we will need to build a commercial capability. The development of a marketing and sales capability will require significant expenditures, management resources and time. We may be unable to build such a sales force, the cost of establishing such a sales force may exceed any product revenues, or our marketing and sales efforts may be unsuccessful. We may not be able to find a suitable sales and marketing partner for our products. If we are unable to successfully establish a sales and marketing capability in a timely manner or find suitable sales and marketing partners, our business and results of operations will be harmed. Even if we are able to develop a sales force or find a suitable marketing partner, we may not successfully penetrate the markets for any of our proposed products.

If our product manufacturers fail to comply with regulatory requirements, our product commercialization could be delayed or subject to restrictions.

Any contract manufacturers that we use must adhere to the FDA’s regulations on cGMP, which are enforced by the FDA through its facilities inspection program. These facilities must pass a plant inspection before the FDA will issue an approval of the product. The manufacture of product at these facilities will be subject to strict quality control, testing and recordkeeping requirements. Moreover, while we may choose to manufacture products in the future, we have no experience in the manufacture of pharmaceutical products for clinical trials or commercial purposes. If we decide to manufacture products, we would be subject to the regulatory requirements described above. In addition, we would require substantial additional capital and would be subject to delays or difficulties encountered in manufacturing pharmaceutical products. No matter who manufactures the product, we will be subject to continuing obligations regarding the submission of safety reports and other post-market information.

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If we encounter delays or difficulties with contract manufacturers, packagers or distributors, market introduction and subsequent sales of our products could be delayed. If we change the source or location of supply or modify the manufacturing process, regulatory authorities will require us to demonstrate that the product produced by the new source or from the modified process is equivalent to the product used in any clinical trials that were conducted. If we are unable to demonstrate this equivalence, we will be unable to manufacture products from the new source or location of supply, or use the modified process, may incur substantial expenses in order to ensure equivalence, and it may harm our ability to generate revenues.

Risks related to our common stock and its market value

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. There can be no assurance that in the future we will always be current in our reporting requirements.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:as

•	obtain financial information and investment experience objectives of the person; and

•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud

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in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The market price of our common stock may be adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including:

•	our ability to integrate operations, technology, products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	announcements of technological innovations or new products by us or our competitors;

•	loss of any strategic relationship;

•	industry developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our capital stock and do not anticipate paying cash dividends on our capital stock in the foreseeable future. The payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our common stock price appreciates.

A sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of our common stock could fall. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. Stockholders who have been issued shares in the Exchange will be able to sell their shares pursuant to Rule 144 under the Securities Act of 1933, beginning one year after the stockholders acquired the shares.

ITEM 7.	FINANCIAL STATEMENTS.

The full text of our audited consolidated financial statements as of April 30, 2006 and 2005 and for the fiscal years ended April 30, 2006 and 2005 and for the period from November 15, 2002 (inception) to April 30, 2006, begins on page F-1 of this Annual Report on Form 10-KSB/A.

ITEM 8.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

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ITEM 8A	CONTROLS AND PROCEDURES.

Our Chief Executive Officer and Chief Financial Officer, based on evaluation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended) required by paragraph (b) of Rule 13a-15 or Rule 15d-15, as of April 30, 2006, have concluded that our disclosure controls and procedures were effective in ensuring that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms. Our Chief Executive Officer and Chief Financial Officer also concluded that, as of April 30, 2006, our disclosure controls and procedures are effective in ensuring that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

There were no changes in our internal controls over financial reporting that occurred during the three months ended April 30, 2006 that materially affected or are reasonably likely to materially affect our internal controls over financial reporting.

ITEM 8B	OTHER INFORMATION.

None.

ITEM 9.	DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.

Directors and Executive Officers

The following table sets forth information regarding our executive officers and directors as of August 11, 2006:

Name	Age	Positions

Gabriele M. Cerrone	34	Chairman of the Board
Geoffrey W. Henson, Ph.D.	58	Chief Executive Officer and Director
Frederick Larcombe	50	Chief Financial Officer
Erik DeClercq, MD, Ph.D.	64	Director
Richard J. Whitley, MD	60	Director
Chris McGuigan, Ph.D.	47	Director
John P. Brancaccio	58	Director

Gabriele M. Cerrone — Mr. Cerrone was appointed as Chairman of the Board of Directors on August 16, 2005. From March 1999 to January 2005, Mr. Cerrone served as a Senior Vice President of Investments of Oppenheimer & Co. Inc., a financial services firm. Prior to such affiliation, Mr. Cerrone held the position of Managing Director of Investments at Barrington Capital, L.P., a merchant bank, between March 1998 and March 1999. Between May 2001 and May 2003, Mr. Cerrone served on the board of directors of SIGA Technologies, Inc. Mr. Cerrone currently serves as Chairman of the Board and a consultant to Callisto Pharmaceuticals, Inc., a biotechnology company. In addition, Mr. Cerrone currently serves as Co-Chairman of the Board and a consultant to Xenomics, Inc., a molecular diagnostics company. Mr. Cerrone is the managing partner of Panetta Partners Ltd., a Colorado limited partnership, that is a private investor in real estate and public and private companies engaged in biotechnology and other areas.

Geoffrey W. Henson, Ph.D.  — Dr. Henson was appointed CEO, President, Secretary and a director of our company on August 16, 2005. He served as the CEO of FermaVir Research since March 2005. From 2003 to March 2005, Dr. Henson was a pharmaceutical consultant. He was a founder and Chief Operating Officer of AnorMED, a Canadian biopharmaceutical company from 1996-2003. Dr. Henson was responsible for three new INDs on new agents at AnorMED. Dr. Henson also negotiated several significant out-licensing deals for

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AnorMED drugs. Prior to that, he held a number of management and scientific positions in the Biomedical Research Group at Johnson Matthey from 1985-1996. From 1982-1985, Dr Henson was a researcher and member of the Basel Institute for Immunology in Basel, Switzerland. From 1978-1981, Dr. Henson did research at the Roswell Park Memorial Cancer Institute.

Frederick Larcombe, CPA — Mr. Larcombe was appointed our Chief Financial Officer on February 24, 2006. From October, 2005 until that date, Mr. Larcombe served as an independent consultant to our company in financial related capacities. Since January 2006, Mr. Larcombe has been Chief Financial Officer of Xenomics, Inc. From April 2005 to September 2005, Mr. Larcombe provided consulting services to a variety of companies independently and in association with Jefferson Wells, a financial service firm. From June 2004 to March 2005, Mr. Larcombe worked as a consultant with Kroll Zolfo Cooper’s Corporate Advisory and Restructuring Group. From 2000 to 2004, he served as Chief Financial Officer and Vice President of Finance with MicroDose Technologies, Inc., a privately held drug delivery company specializing in pulmonary delivery techniques. From 1999 to 2000, Mr. Larcombe served as Chief Financial Officer with ProTeam.com, Inc., a publicly held Internet-oriented retailer. From 1991 to 1999, he held various positions of increasing responsibility with Cambrex Corporation, a publicly held life sciences company, and was instrumental in several acquisitions. Mr. Larcombe received his BS in Accounting from Seton Hall University and is a veteran of Harvard Business School’s Management Development Program.

Erik De Clercq, MD, Ph.D. — Dr. De Clercq was appointed a director on August 16, 2005 and has served as a director of FermaVir Research since March, 2005. Since 1967, Dr. De Clercq has been affiliated with Rega Institute in Leuven, Belgium where he is currently a Full Professor, Leuven University Medical School, Leuven, Belgium; Chairman, Directory Board, Rega Institute, Leuven University; Chairman, Directory Board, Rega Foundation, Leuven; Chairman, Department of Microbiology and Immunology, Leuven University.

Richard J. Whitley, MD — Dr. Whitley was appointed a director on August 16, 2005 and has served as a director of FermaVir Research since March, 2005. Dr. Whitley has been affiliated with the University of Alabama at Birmingham since 1976 where he is currently Professor of Pediatrics, Microbiology, Medicine and Neurosurgery; Loeb Scholar in Pediatrics; Director, Division of Pediatric Infectious Diseases; Vice-Chair, Department of Pediatrics; Senior Scientist, Department of Gene Therapy; Senior Scientist, Cancer Research and Training Center; Associate Director for Clinical Studies, Center for AIDS Research; and Director, Center for Biodefense and Emerging Infections, at the University of Alabama at Birmingham.

Chris McGuigan, Ph.D. — Dr. McGuigan was appointed a director on August 16, 2005 and has served as a director of FermaVir Research since March, 2005. Since 1995, Dr. McGuigan has been Professor, Welsh School of Pharmacy, Chairman of Departmental Research Committee and Director of Research, Head of Medicinal Chemistry. He is the Chemistry Editor for Antiviral Chemistry and Chemotherapy. Professor McGuigan is on the Editorial Board Member for Journal of Medicinal Chemistry. He is currently the President-elect and Board member of the International Society for Antiviral Research.

John P. Brancaccio — Mr. Brancaccio, a retired CPA, was appointed a director on September 24, 2005. Since April 2004, Mr. Brancaccio has been the Chief Financial Officer of Accelerated Technologies, Inc., an incubator for medical device companies. From May 2002 until March 2004, Mr. Brancaccio was the Chief Financial Officer of Memory Pharmaceuticals Corp., a biotechnology company. From 2000 to 2002, Mr. Brancaccio was the Chief Financial Officer/Chief Operating Officer of Eline Group, an entertainment and media company. Mr. Brancaccio is currently a director of Alfacell Corporation, Callisto Pharmaceuticals, Inc. and Xenomics, Inc.

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

Pursuant to a Management Rights Agreement dated as of August 16, 2005 between Panetta Partners, Ltd., Gabriele M. Cerrone, our Chairman and us, we agreed to appoint Mr. Cerrone as Chairman and to take all reasonable action to elect Mr. Cerrone as Chairman during the term of the agreement. In addition, so long as Panetta Partners owns an aggregate of 1% of our outstanding common stock, Panetta Partners has the right to designate one director to our board who shall serve on the audit, compensation and nominating committees if

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he or she meets the requirements for membership on such committees. The agreement requires certain extraordinary corporate actions such as mergers, major capital expenditures and below market issuances of common stock be approved by the vote of the entire board of directors, including the affirmative vote of the designee of Panetta Partners. The agreement also requires us to form and constitute a “Senior Executive Selection and Oversight Committee.” The agreement shall terminate upon the earlier of (a) the adjudication by a court that we are bankrupt or insolvent, (b) the filing of a certificate of dissolution of our company, (c) upon the written consent of Panetta Partners and us, (d) upon the listing of our shares of common stock on Nasdaq or the New York Stock Exchange or (e) on August 31, 2008.

Compliance with Section 16(a) of the Exchange Act.

During fiscal 2006, our common stock was not registered under Section 12 of the Securities Exchange Act of 1934, as amended, and therefore our executive officers, directors and ten percent or more beneficial holders of our common stock were not subject to Section 16(a).

Code of Business Conduct and Ethics

We have adopted a formal Code of Business Conduct and Ethics applicable to all board members, executive officers and employees. A copy of this Code of Business Conduct and Ethics was filed as an exhibit to Form SB-2 filed with the SEC on February 3, 2006.

Director Compensation

On September 24, 2005, all of the non-employee directors were granted 60,000 stock options each with an exercise price of $1.25 per share vesting over a period of 3 years. Upon re-election to the board of directors, each of our non-employee directors will receive an annual grant of 12,000 options vesting over three years having an exercise price equal to the fair market value of the common stock on the date of grant. In addition, non-employee directors will receive an annual grant of options with an exercise price equal to the fair market value of the common stock on the date of grant for serving on board committees which will vest in one year. Chairpersons of each of the Audit Committee and Compensation Committee receive 10,000 and 5,000 stock options, respectively, and members of such committees receive 6,000 and 3,000 stock options, respectively. Non-employee directors also receive an annual cash fee of $10,000 as well as cash compensation for serving on board committees. Messrs. Cerrone, De Clercq and McGuigan have waived the payment of board fees. Chairpersons of each of the Audit Committee and Compensation Committee receive $10,000 and $4,000, respectively, and members of such committees receive $7,000 and $3,000, respectively.

Audit Committee

We have an audit committee consisting of John P. Brancaccio. The board of directors has designated Mr. Brancaccio as the “audit committee financial expert.” The audit committee’s responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent auditors, (ii) appointing, replacing and discharging the independent auditors, (iii) pre-approving the professional services provided by the independent auditors, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent auditors, and (v) reviewing our financial reporting and accounting policies, including any significant changes, with management and the independent auditors.

Compensation Committee

We have a compensation committee consisting of John Brancaccio and Richard Whitley. The compensation committee reviews, and makes recommendations to the board of directors regarding, the compensation and benefits of our chief executive officer and other executive officers. The compensation committee also administers the issuance of stock options and other awards under our stock option plan and establishes and reviews policies relating to the compensation and benefits of our employees.

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Senior Executive Selection and Oversight Committee

The Oversight Committee was formed on August 16, 2005 as required by the August 16, 2005 Management Rights Agreement. The committee may consist of up to three members and presently only has one member, our Chairman of the Board. The Oversight Committee’s primary responsibilities is to evaluate and provide successor planning for the chief executive, accounting and financial officers. Pursuant to the agreement, the membership of the Oversight Committee is to consist of the Chairman, a designee of Panetta Partners and an independent member of the board.

ITEM 10	EXECUTIVE COMPENSATION.

The following summary compensation table sets forth certain information concerning compensation paid to our Chief Executive Officer and our three most highly paid executive officers (the “Named Executive Officers”) whose total annual salary and bonus for services rendered in all capacities for the fiscal year ended April 30, 2006 was $100,000 or more. Prior to April, 2005, no compensation has been paid to any of our executive officers.

Summary Compensation Table

	Annual Compensation
				Other Annual
		Salary	Bonus	Compensation
Name and Principal Position	Fiscal Year	($)	($)	($)

Geoffrey W. Henson — President and CEO	2006	$210,000	—	—
Frederick Larcombe — CFO	2006	$3,333	—	—

Option Grants in Fiscal Year 2006

The following table sets forth certain information concerning grants of stock options to the Named Executive Officers during the fiscal year ended April 30, 2006.

Percent of Total
Options
	Number of Shares	Granted to
	Underlying Options	Employees in	Exercise Price	Expiration
Name	Granted	Fiscal 2006	per Share	Date

Frederick Larcombe	60,000	100%	$1.60	3/28/2016

Aggregated Option Exercises in Fiscal Year 2006 and Year End Option Values

The following table provides certain information with respect to the Named Executive Officers concerning the exercise of stock options during the fiscal year ended April 30, 2006 and the value of unexercised stock options held as of such date.

	Number of Shares Underlying		Value of Unexercised in the
	Options at		Money Options at
	April 30, 2006		April 30, 2006
Name	Exercisable	Unexercisable	Exercisable	Unexercisable(1)

Geoffrey W. Henson	150,000	650,000	$55,500	$240,000
Frederick Larcombe	10,000	50,000	$(1,300)	$(6,500)

(1)	Amounts calculated by subtracting the exercise price of the options from the market value of the underlying common stock using the closing price on the OTC Bulletin Board of $1.47 per share on April 30, 2006.

Employment Agreements

On March 4, 2005, Dr. Henson entered into a letter agreement with us. Pursuant to the letter agreement, we will employ Dr. Henson as Chief Executive Officer for a period of 4 years commencing April 4, 2005.

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Dr. Henson will be paid an annual base salary of $210,000 and he is eligible to receive a cash bonus of up to 20% of his salary per year. Dr. Henson was granted an aggregate 800,000 incentive stock options pursuant to our stock option plan with an exercise price of $1.10 per share; 150,000 of such options vest on the first anniversary of the grant, 175,000 of such options vest on the second anniversary of the grant, 225,000 of such options vest on the third anniversary of grant and the remaining 250,000 options vest on the fourth anniversary of the grant.

On March 28, 2006, we entered into an employment agreement with Frederick Larcombe pursuant to which Mr. Larcombe will serve as our Chief Financial Officer on a part-time basis. The employment agreement is for a term of one year which will automatically renewed for successive one year periods until either party provides the other with written notice of their intent not to renew. Mr. Larcombe will be paid an annual salary of $40,000 and is eligible for a cash bonus of up to 20% of base annual salary. Mr. Larcombe received a grant of 60,000 incentive stock options with an exercise price of $1.60 per share which vest at the rate of 5,000 per month beginning on March 28, 2006. The employment agreement contains a provision pursuant to which all of the unvested stock options will vest and the exercise period of such options shall be extended to the later of the longest period permitted by our stock option plans or ten years following the termination dated in the event there is a change in control of our company and Mr. Larcombe is terminated by us within two years after the change in control or by Mr. Larcombe for Good Reason (as defined in the employment agreement).

Consulting Agreements

In February 2005, Jan Balzarini, a founder of our company, and Erik DeClercq, a founder of our company and a director, each were granted 525,000 stock options to purchase our common stock at an exercise price of $.75 per share which are immediately exercisable. Such options were issued in connection with consulting services. On June 15, 2005, Mr. Balzarini entered into a consulting agreement with us pursuant to which he will perform certain consulting services related to our clinical programs. The agreement commenced on September 1, 2005 and continues until August 31, 2006. We will pay Mr. Balzarini $7,500 for his services which will be payable upon us filing an IND with the FDA for the use of CF-1743 for the treatment of shingles.

Gabriele M. Cerrone, our Chairman, serves as a consultant pursuant to an agreement entered into on August 16, 2005. The term of the agreement is for three years beginning November 15, 2005 with automatic renewal for successive one year periods unless either party gives notice to the other not to renew the agreement. The duties of Mr. Cerrone pursuant to the agreement consist of business development, strategic planning, capital markets and corporate financing consulting advice. Mr. Cerrone’s compensation under the agreement is $16,500 per month or $198,000 per year. Mr. Cerrone is also eligible to earn an annual cash bonus of up to 15% of his base compensation. In the event the agreement is terminated without cause or for good reason, Mr. Cerrone will receive a cash payment equal to the aggregate amount of the compensation payments for the then remaining term of the agreement. In addition, in such event, all unvested stock options owned by Mr. Cerrone will immediately vest and the exercise period of such options will be extended to the later of the longest period permitted by our stock option plans or ten years following termination. In the event a change of control of our company occurs, Mr. Cerrone shall be entitled to such compensation upon the subsequent termination of the agreement within two years of the change in control unless such termination is the result of Mr. Cerrone’s death, disability or retirement or Mr. Cerrone’s termination for cause.

On September 1, 2005, we entered into a consulting agreement with Richard J. Whitley pursuant to which Dr. Whitley will perform certain consulting services related to our clinical programs. Dr. Whitley will be paid $20,000 payable in $5,000 increments at the end of every calendar quarter retroactive to and beginning July 1, 2005. In addition, Dr. Whitley received a grant of 20,000 stock options exercisable at $1.25 per share and vesting in equal amounts over 3 years.

2005 Equity Compensation Incentive Plan

We plan to rely on incentive compensation in the form of stock options and grants to retain and motivate directors, executive officers, employees and consultants. Incentive compensation in the form of stock options

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is designed to provide long-term incentives to directors, executive officers, employees and consultants, to encourage them to remain with us and to enable them to develop and maintain an ownership position in our common stock.

The 2005 Equity Compensation Incentive Plan authorizes the grant of stock options and stock awards to directors, eligible employees, including executive officers, and consultants. The value realizable from exercisable options and restricted stock awards is dependent upon the extent to which our performance is reflected in the value of our common stock at any particular point in time. Equity compensation is designed to provide long-term incentives to directors, executive officers and other employees. We approve the granting of options in order to motivate these employees to maximize stockholder value. Generally, vesting for options granted under the stock option plan is determined at the time of grant, and options expire after a 10-year period. Options are generally granted at an exercise price not less than the fair market value at the date of grant. As a result of this policy, directors, executives, employees and consultants are rewarded economically only to the extent that the stockholders also benefit through appreciation in the market. Options granted to employees are based on such factors as individual initiative, achievement and performance. In administering grants to executives, the compensation committee of the board of directors evaluates each executive’s total equity compensation package. The compensation committee generally reviews the option holdings of each of the executive officers, including vesting and exercise price and the then current value of such unvested options. We consider equity compensation to be an integral part of a competitive executive compensation package and an important mechanism to align the interests of management with those of our stockholders.

A total of 7,500,000 shares have been reserved for issuance under the plan. As of August 11, 2006, 2,248,000 options were outstanding under the plan and there are 5,252,000 shares available for grant either as options or awards under the plan. The options granted under the plan may be either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-statutory stock options at the discretion of the board of directors and as reflected in the terms of the written option agreement. Stock awards will be made pursuant to written agreements which will contain terms related to such matters as vesting and performance. The plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

The following table summarizes information about our equity compensation plans as of April 30, 2006.

Equity Compensation Plan Information

Number of
Options
	Number of		Remaining
	Shares of		Available for
	Common	Weighted-	Future Issuance
	Stock to be	Average	Under Equity
	Issued Upon	Exercise	Compensation
	Exercise of	Price of	Plans (Excluding
	Outstanding	Outstanding	Securities Reflected
	Options	Options	in Column (a))
Plan Category	(a)	(b)	(c)

Equity Compensation Plans Approved by Stockholders	2,248,000	$0.97	5,252,000
Equity Compensation Plans Not Approved by Stockholders	0	n/a

Total	2,248,000	$0.97	5,252,000

ITEM 11	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates beneficial ownership of our common stock as of August 11, 2006 by:

•	Each person or entity known by us to beneficially own 5% or more of the outstanding shares of our common stock;

•	Each of our executive officers and directors; and

•	All of our executive officers and directors as a group.

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Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. Unless other indicated, the address of each beneficial owner listed below is c/o FermaVir Pharmaceuticals, Inc., 420 Lexington Avenue, Suite 445, New York, New York 10170.

	Number of
Name of Beneficial Owner	Shares		Percentage(1)

Named executive officers and directors:
Gabriele M. Cerrone	3,072,500	(2)	17.4
Geoffrey W. Henson, Ph.D.	150,000	(3)
Erik De Clercq, MD, Ph.D.	545,000	(4)	2.9
Chris McGuigan	1,049,000	(5)	5.9
Richard J. Whitley, MD	26,666	(6)
John P. Brancaccio	20,000	(7)
Frederick Larcombe, CPA	35,000	(8)
All Officers and Directors as a Group (7 persons)	4,748,166	(9)	25.5
5% or greater holders:
Panetta Partners, Ltd. 1275 First Avenue, Suite 296 New York, NY 10021	3,052,500		17.4

*	- Less than 1%

(1)	Percentage of beneficial ownership is based on 17,575,884 shares of common stock outstanding as of August 11, 2006.

(2)	Consists of 3,030,000 shares of common stock owned by Panetta Partners, Ltd., 22,500 shares which may be obtained within 60 days upon the exercise of outstanding warrants and 20,000 shares which may be obtained within 60 days upon the exercise of outstanding options. Mr. Cerrone is the sole managing partner of Panetta Partners, Ltd. and in such capacity only exercises voting and dispositive control over securities owned by Panetta, despite him having only a small pecuniary interest in such securities. Does not include 40,000 shares that may be obtained upon the exercise of stock options granted to Mr. Cerrone that are not vested which, and by their terms, are not exercisable within 60 days.

(3)	Consists of 150,000 shares which may be obtained within 60 days upon the exercise of outstanding stock options. Does not include 650,000 shares that may be obtained upon the exercise of stock options that are not vested which, and by their terms, are not exercisable within 60 days.

(4)	Consists of 545,000 shares which may be obtained within 60 days upon the exercise of outstanding stock options. Does not include 40,000 shares that may be obtained upon the exercise of stock options that are not vested which, and by their terms, are not exercisable within 60 days.

(5)	Consists of 1,029,000 shares of common stock and 20,000 shares which may be obtained within 60 days upon the exercise of outstanding stock options. Does not include 40,000 shares that may be obtained upon the exercise of stock options that are not vested which, and by their terms, are not exercisable within 60 days.

(6)	Consists of 26,666 shares of common stock which may be obtained within 60 days upon the exercise of outstanding stock options. Does not include 58,334 shares that may be obtained upon the exercise of stock options that are not vested which, and by their terms, are not exercisable within 60 days.

(7)	Consists of 20,000 shares of common stock which may be obtained within 60 days upon the exercise of outstanding stock options. Does not include 53,000 shares that may be obtained upon the exercise of stock options that are not vested which, and by their terms, are not exercisable within 60 days.

(8)	Consists of 35,000 shares of common stock which may be obtained within 60 days upon the exercise of outstanding stock options. Does not include 25,000 shares that may be obtained upon the exercise of stock options that are not vested which, and by their terms, are not exercisable within 60 days.

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(9)	Includes 839,166 shares which may be obtained within 60 days upon the exercise of outstanding stock options and warrants.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting and investment power with respect to securities. Beneficial ownership determined in this manner may not constitute ownership of such securities for other purposes or indicate that such person has an economic interest in such securities.

ITEM 12	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

In November 2002, we issued 2,000,000 shares of common stock to our founder, Nicole Demario, and received net proceeds of $2,000.

On February 17, 2005, Nicole Demario, our former President, Treasurer, Secretary and principal shareholder, entered into a Capital Stock Purchase Agreement with Panetta Partners, Ltd., a principal shareholder. Under the Stock Purchase Agreement Panetta purchased an aggregate of 2,000,000 restricted shares of our common stock from Ms. Demario and Ms. Demario resigned as an officer and director of our company. Panetta appointed Sarah Boothe to serve as sole director, filling the vacancy created by the resignation of Ms. Demario. Ms. Boothe also became President, Secretary and Treasurer.

In February 2005, Jan Balzarini, a founder of our company, and Erik DeClercq, a founder of our company and a director, each were granted 525,000 stock options to purchase our common stock at an exercise price of $.75 per share which are immediately exercisable. Such options were issued in connection with consulting services. On June 15, 2005, Mr. Balzarini entered into a consulting agreement with us pursuant to which he will perform certain consulting services related to our clinical programs. The agreement commenced on September 1, 2005 and continues until August 31, 2006. We will pay Mr. Balzarini $7,500 for his services which will be payable upon us filing an IND with the FDA for the use of CF-1743 for the treatment of shingles.

In February 2005, we issued a promissory note to Panetta Partners Ltd., a principal shareholder, whereby Panetta Partners made disbursements on our behalf and loaned us funds. The promissory note accrued interest at 6% per annum and had a maturity date of February 2006. At April 30, 2005 and July 31, 2005, the amounts due on the note were $237,214 and $703,220, respectively. The note and accrued interest of $10,932 were paid in full on August 16, 2005. Our Chairman is the managing partner of Panetta Partners.

On August 16, 2005, we acquired all of the outstanding shares of FermaVir Research, Inc. pursuant to a Securities Exchange Agreement dated August 11, 2005, completed a redemption of outstanding shares, closed on a private placement of securities, split our outstanding common stock and changed our name to “FermaVir Pharmaceuticals, Inc.” We issued 1,829,000 shares of restricted common stock in exchange for all of the outstanding shares of capital stock of FermaVir Research and issued 1,850,000 options under our 2005 Equity Compensation Incentive Plan in satisfaction of options that were outstanding to purchase shares of FermaVir Research. Simultaneously with the acquisition, we sold 2,825,000 shares of common stock and 423,750 five year warrants to 17 accredited investors and received net proceeds of $2,092,486 in a private placement. In addition, we repurchased the now equivalent of 67,679,977 shares of common stock from Panetta Partners, Ltd., a principal shareholder, for $750,000 ($0.011 per share), of which $350,000 was paid by the issuance of a 6% unsecured promissory note due November 15, 2005. The promissory note required prepayment of principal from the net proceeds received by us from the sale of securities or borrowings and was satisfied prior to November 15, 2005.

On November 4, 2005, we issued 150,000 shares and 22,500 warrants to Panetta Partners in lieu of payment of $112,500 due to Panetta Partners under the 6% note due November 15, 2005. Our Audit Committee reviewed the transaction and found that the issuance of the shares and warrants on the same terms as the August 16, 2005 offering was not a conflict under our current Code of Business Conduct and Ethics.

Chris McGuigan, a founder of our company, entered into a Repurchase Option Agreement with us dated as of March 16, 2006 pursuant to which Mr. McGuigan has granted to us an irrevocable, exclusive option (the “Company Option”) for a period of 120 days from a Trigger Event to repurchase up to 926,100 shares of our

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common stock owned by Mr. McGuigan for the aggregate price of $114,000. A Trigger Event is defined as the earlier of our abandonment of the development of the Licensed Subject Matter (as defined in the Repurchase Option Agreement) or December 31, 2006, unless on or before such date, Phase I Clinical Trials have commenced for a product utilizing the Licensed Subject Matter. In addition, Erik DeClercq and Jan Balzarini, each co-founders of our company, entered into agreements with us whereby each of them have agreed that upon exercise of the Company Option, upon payment of $50,000 to each, we would cancel 472,500 stock options previously granted to each of them.

In addition, each of Chris McGuigan, Erik DeClercq, Jan Balzarini (collectively, the “Holders”), FermaVir Research, Inc., our wholly-owned subsidiary, and us entered into a Technology Acquisition Agreement dated as of March 16, 2006 pursuant to which we granted to the Holders an option (the “Acquisition Option”) to acquire for nominal consideration all of the rights granted to us pursuant to a license agreement dated February 2, 2005. The Holders may exercise the Acquisition Option at any time within 30 days after our exercise of the Company Option.

ITEM 13	EXHIBITS.

Exhibit	Description

2.1	Capital Stock Purchase Agreement between Panetta Partners, Ltd. and Nicole Demario dated February 17, 2005 (Incorporated by reference to exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 24, 2005)
3.1	Articles of Incorporation of the Company (Incorporated by reference to exhibit 3.1 to the Company’s Form SB-2 Registration Statement, as amended, filed on June 15, 2004)
3.2	Articles of Amendment to Articles of Incorporation of Venus Beauty Supply, Inc. changing its name to FermaVir Pharmaceuticals, Inc., filed on July 14, 2004 with the Florida Secretary of State (Incorporated by reference to exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 19, 2005)
3.3	Amended and Restated By-Laws (Incorporated by reference to exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 19, 2005)
4.1	Form of Stock Certificate, $.0001 par value (Incorporated by reference to exhibit 4 to the Company’s Form SB-2 Registration Statement, as amended, filed June 15, 2004)
4.2	Form of Stock Purchase Warrant of the Company (Incorporated by reference to exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 19, 2005)
4.3	Form of 6% Promissory Note of Venus Beauty Supply, Inc. (Incorporated by reference to exhibit 4.3 to the Company’s Current Report on Form 8-K filed on August 19, 2005)
4.4	Form of Warrant issued to Trilogy Capital Partners, Inc. (Incorporated by reference to exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 13, 2005)
4.5	Form of 12% Note of FermaVir Pharmaceuticals, Inc. due January 1, 2007 (Incorporated by reference to exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 22, 2006)
4.6	Form of Warrant to purchase shares of Common Stock (Incorporated by reference to exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 22, 2006)
10.1	FermaVir Pharmaceuticals, Inc. 2005 Stock Option Plan (Incorporated by reference to exhibit 4.2 to the Company’s Current Report on Form 8-K filed on August 19, 2005)+
10.2	Repurchase Agreement dated as of August 16, 2005 by and between Venus Beauty Supply, Inc. and Panetta Partners, Ltd. (Incorporated by reference to exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 19, 2005)
10.3	Consulting Agreement dated as of August 16, 2005 by and between Gabriele M. Cerrone and Venus Beauty Supply, Inc. (Incorporated by reference to exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 19, 2005)
10.4	Management Rights Agreement dated as of August 16, 2005 by and among Venus Beauty Supply, Inc., Gabriele M. Cerrone and Panetta Partners, Ltd. (Incorporated by reference to exhibit 10.3 to the Company’s Current Report on Form 8-K filed on August 19, 2005)

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Exhibit	Description

10.5	Securities Exchange Agreement by and among Venus Beauty Supply, Inc. and the shareholders of FermaVir Research, Inc. dated as of August 11, 2005 (Incorporated by reference to exhibit 2.2 to the Company’s Annual Report on Form 10-KSB filed on August 15, 2005)
10.6	Letter of Engagement between Trilogy Capital Partners, Inc. and FermaVir Pharmaceuticals, Inc. dated December 12, 2005 (Incorporated by reference to exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 14, 2005)
10.7	Agreement of Lease between FermaVir Research, Inc. and SLG Graybar Sublease LLC dated as of July 1, 2005 (Incorporated by reference to exhibit 10.7 to the Company’s registration statement on Form SB-2 filed on February 3, 2006)
10.8	License Agreement between FermaVir Research, Inc. and University College Cardiff Consultants Limited dated February 2, 2005 (Incorporated by reference to exhibit 10.8 to the Company’s registration statement on Form SB-2 filed on February 3, 2006)**
10.9	Employment Agreement dated March 28, 2006 between FermaVir Pharmaceuticals, Inc. and Frederick Larcombe (Incorporated by reference to exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 6, 2006)
10.10	Repurchase Option Agreement between FermaVir Pharmaceuticals, Inc. and Chris McGuigan dated as of March 16, 2006 (Incorporated by reference to exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 6, 2006)
10.11	Technology Acquisition Agreement by and among FermaVir Pharmaceuticals, Inc., FermaVir Research, Inc., Chris McGuigan, Erik DeClercq and Jan Balzarini dated as of March 16, 2006 (Incorporated by reference to exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 6, 2006)
10.12	Agreement to Modify Option No. 0- FERMAVIR-05-A-002 dated as of March 16, 2006 between FermaVir Pharmaceuticals, Inc. and Erik DeClercq (Incorporated by reference to exhibit 10.4 to the Company’s Current Report on Form 8-K filed on April 6, 2006)
10.13	Agreement to Modify Option No. 0- FERMAVIR-05-A-003 dated as of March 16, 2006 between FermaVir Pharmaceuticals, Inc. and Jan Balzarini (Incorporated by reference to exhibit 10.5 to the Company’s Current Report on Form 8-K filed on April 6, 2006).
14	Code of Business Conduct and Ethics (Incorporated by reference to exhibit 14 to the Company’s registration statement on Form SB-2 filed on February 3, 2003)
16	Letter from Baum & Company, PA Re: Change in Certifying Accountant (Incorporated by reference to exhibit 16.1 to the Company’s Current Report on Form 8-K filed on December 8, 2005)
21.1	Subsidiary of the Registrant
31.1	Certification of Chief Executive Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) under the Exchange Act.
31.2	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) under the Exchange Act.
32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

+	Denotes a management contract or compensatory plan or arrangement

**	Confidential treatment has been requested as to certain portions of this exhibit which portions have been omitted and filed separately with the Securities and Exchange Commission.

ITEM 14	PRINCIPAL ACCOUNTANT FEES AND SERVICES.

AUDIT FEES.

The aggregate fees billed and unbilled for the fiscal years ended April 30, 2006 and 2005 for professional services rendered by our independent registered public accounting firms for the audits of our annual financial

35

statements on Form 10-KSB and the review of our financial statements included in our quarterly reports on Form 10-QSB were approximately $157,000 and $13,000, respectively.

AUDIT-RELATED FEES.

There were no fees billed for the fiscal years ended April 30, 2006 and 2005 for assurance and related services rendered by our independent registered public accounting firms related to the performance of the audit or review of our financial statements.

TAX AND OTHER FEES.

There were no tax fees billed for the fiscal years ended April 30, 2006 and 2005 as there were no tax related or other services rendered by our independent registered public accounting firms in connection with the preparation of our federal and state tax returns.

Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our principal accountants on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre-approved all of the services provided by our principal accountants.

36

SIGNATURES

Pursuant to the requirements of Section 13 or 15D of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FERMAVIR PHARMACEUTICALS, INC.

By:	/s/ Geoffrey W. Henson
Geoffrey W. Henson
Chief Executive Officer

Date: August 16, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gabriele M. Cerrone Gabriele M. Cerrone	Chairman of the Board	August 16, 2006

/s/ Geoffrey W. Henson Geoffrey W. Henson	Chief Executive Officer and Director	August 16, 2006

/s/ Frederick Larcombe Frederick Larcombe	Chief Financial Officer (Principal Financial and Accounting Officer)	August 16, 2006

/s/ John Brancaccio John Brancaccio	Director	August 16, 2006

/s/ Chris McGuigan Chris McGuigan, Ph. D.	Director	August 16, 2006

/s/ Erik De Clercq Erik De Clercq, Ph. D.	Director	August 16, 2006

/s/ Richard Whitley Richard Whitley, M. D.	Director	August 16, 2006

37

FERMAVIR PHARMACEUTICALS, INC.
(A Development Stage Company)

Index to Consolidated Financial Statements

Reports of Independent Registered Public Accounting Firms	F-2
Consolidated Balance Sheets as of April 30, 2006 and 2005	F-4
Consolidated Statements of Operations for the years ended April 30, 2006 and 2005 and for the period from November 15, 2002 (Inception) to April 30, 2006	F-5
Consolidated Statement of Changes in Stockholders’ Equity (Deficit) for the period from November 15, 2002 (inception) to April 30, 2006	F-6
Consolidated Statements of Cash Flows for the years ended April 30, 2006 and 2005 and for the period from November 15, 2002 (inception) to April 30, 2006	F-7
Notes to Consolidated Financial Statements	F-8

Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Stockholders of Ferma Vir Pharmaceuticals, Inc.:

We have audited the accompanying consolidated balance sheet of Ferma Vir Pharmaceuticals, Inc. and subsidiary as of April 30, 2006, and the related consolidated statements of operations, stockholders’ equity (deficiency) and cash flows for the year then ended and for the period from November 15, 2002 (inception) to April 30, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express and opinion on these consolidated financial statements based on our audit. The financial statements for the year ended April 30, 2005 and for the period from November 15, 2002 (inception) to April 30, 2005 were audited by other auditors whose report dated August 1, 2005 expressed an unqualified opinion on those statements. Our opinion on the consolidated statements of operations, stockholders’ equity (deficiency) and cash flows for the period from November 15, 2002 (inception) through April 30, 2006, insofar as it relates to amounts for the period from November 15, 2002 (inception) through April 30, 2005, is based solely on the report of other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of FermaVir Pharmaceuticals, Inc. and subsidiary as of April 30, 2006, and their consolidated results of operations and cash flows for the year then ended and for the period from November 15, 2002 (inception) to April 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company is in the development stage, has had net losses from inception and has a working capital deficiency. These matters raise substantial doubt about its ability to continue as a going concern. Management’s Plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ J.H. Cohn LLP

Jericho, New York
August 4, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Venus Beauty Supply, Inc.

We have audited the accompanying balance sheets of FermaVir Pharmaceuticals, Inc. ( A Development Stage Company ), formerly known as Venus Beauty Supply, Inc., as of April 30, 2005 and the related statements of operations, stockholders’ equity and cash flows for the year then ended and cumulatively from inception November 15, 2002 to April 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements present fairly in all material respects, the financial position of FermaVir Pharmaceuticals, Inc. as of April 30, 2005 and the related statements of operations, stockholders’ equity and cash flows for the year then ended and cumulatively from inception November 15, 2002 to April 30, 2005 in conformity with United States generally accepted accounting principles.

/s/ Baum & Company, P.A.
Coral Springs, Florida
August 1, 2005

FermaVir Pharmaceuticals, Inc. and Subsidiary
(A Development Stage Company)

Consolidated Balance Sheets

	April 30,	April 30,
	2006	2005

ASSETS
Current assets:
Cash	$127,121	$224
Prepaid expenses	17,439	0

Total current assets	144,560	224
Property and equipment, net	22,490	0
Deposit	43,890	0

Total assets	$210,940	$224

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities — accounts payable and accrued expenses	$401,743	$10,000
Non-current liability — deferred rent	12,157	0

Total liabilities	413,900	10,000

Commitments
Stockholders’ deficiency:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares outstanding	0	0
Common stock, $0.0001 par value, 100,000,000 shares authorized, 17,575,884 and 79,380,000 issued and outstanding at April 30, 2006 and 2005, respectively	1,757	7,932
Additional paid-in capital	5,685,785	6,568
Deferred stock-based compensation	(308,615)	0
Deficit accumulated during development stage	(5,581,887)	(24,276)

Total stockholders’ deficiency	(202,960)	(9,776)

Total liabilities and stockholders’ deficiency	$210,940	$224

The accompanying notes are an integral part of these financial statements

FermaVir Pharmaceuticals, Inc. and Subsidiary
(A Development Stage Company)

Consolidated Statements of Operations

			For the Period
			November 15, 2002
	Years Ended		(Inception) to
	April 30		April 30,
	2006	2005	2006
			(Unaudited)

Revenues	$0	$0	$0
Operating expenses:
Research and development:
Non-cash charge for amortization of deferred stock compensation	29,893	0	29,893
Other	853,764	0	853,764

Total research and development	883,657	0	883,657

Charge for acquired in-process research and development	2,713,996	0	2,713,996

General and administrative:
Non-cash charges for:
Warrants issued for services	1,086,546	0	1,086,546
Amortization of deferred stock compensation	41,670	0	41,670
Other	692,118	24,117	716,394

Total general and administrative	1,820,334	24,117	1,844,610

Total operating expenses	5,417,987	24,117	5,442,263

Operating loss	(5,417,987)	(24,117)	(5,442,263)

Other income (expense):
Interest income	8,632	0	8,632
Interest expense	(148,256)	0	(148,256)

Total other expense	(139,624)	0	(139,624)

Net loss	$(5,557,611)	$(24,117)	$(5,581,887)

Net loss per common share:
Basic and diluted	$(0.16)	$(0.00)

Weighted average shares of common stock outstanding:
Basic and diluted	35,589,486	79,380,000

The accompanying notes are an integral part of these financial statements.

FermaVir Pharmaceuticals, Inc. and Subsidiary
(A Development Stage Company)

Consolidated Statement of Stockholders’ Equity (Deficiency)
Period from November 15, 2002 (Inception) to April 30, 2006

								Deficit
							Deferred-	Accumulated
					Additional		Stock	During
	Preferred Stock		Common Stock		Paid-In	Subscription	Based	Development
	Shares	Amount	Shares	Amount	Capital	Receivable	Compensation	Stage	Total

Balance, November 15, 2002 (Inception)	0	$0	0	$0	$0	$0	$0	$0	$0
Issuance of common stock to founders for cash at $0.00003 per share			70,560,000	7,050	(5,050)	(2,000)			0

Balance, April 30, 2003	0	0	70,560,000	7,050	(5,050)	(2,000)	0	0	0
Payment of subscription receivable						2,000			2,000
Issuance of common stock for cash at $0.0014 per share			8,820,000	882	11,618				12,500
Net loss								(159)	(159)

Balance, April 30, 2004	0	0	79,380,000	7,932	6,568	0	0	(159)	14,341
Net loss								(24,117)	(24,117)

Balance, April 30, 2005	0	0	79,380,000	7,932	6,568	0	0	(24,276)	(9,776)
Acquisition of FermaVir Research, Inc:
Stock issued valued at $0.70 per share			1,829,000	183	1,280,117	(5,600)			1,274,700
Issuance of stock options to consultants					504,835				504,835
Issuance of stock options to employee					303,348		(303,348)		0
Issuance of common stock and warrants for cash at $0.75 per share net of expenses			3,863,527	386	2,864,431				2,864,817
Issuance of common stock and warrants in exchange for note payable with a fair value of $1.55 per share and $1.06 per warrant ($23,865)			150,000	15	256,350				256,365
Issuance of stock options to employee					64,348		(64,348)		0
Stock issued in connection with the exercise of warrants at $1.50			33,334	3	49,998				50,001
Redemption and retirement of stock at $0.011 per share			(67,679,977)	(6,762)	(743,238)				(750,000)
Issuance of warrants to consultants					1,086,546				1,086,546
Amortization of deferred stock-based compensation for employee and directors					12,482		59,081		71,563
Collection of subscription receivable						5,600			5,600
Net loss								(5,557,611)	(5,557,611)

Balance, April 30, 2006	0	$0	17,575,884	$1,757	$5,685,785	$0	$(308,615)	$(5,581,887)	$(202,960)

The accompanying notes are an integral part of these financial statements.

FermaVir Pharmaceuticals, Inc. and Subsidiary
(A Development Stage Company)

Consolidated Statement of Cash Flows

			For the Period
			November 15, 2002
	Years Ended		(Inception) to
	April 30		April 30,
	2006	2005	2006
			(Unaudited)

Operating activities:
Net loss	$(5,557,611)	$(24,117)	$(5,581,887)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash charges for:
Write-off of acquired in-process research and development	2,713,996	0	2,713,996
Issuance of warrants for services	1,086,546	0	1,086,546
Value of shares and warrants issued in excess of the principal amount repaid in connection with a note due to related party	143,865	0	143,865
Amortization of deferred stock-based compensation	71,563	0	71,563
Depreciation	4,562	0	4,562
Changes in operating assets and liabilities (net of effect of business acquisition):
Decrease in prepaid expenses	34,831	0	34,831
Increase in deposit	(43,890)	0	(43,890)
Increase in accounts payable and accrued expenses	226,101	10,000	236,101
Increase in deferred rent	12,157	0	12,157

Net cash used in operating activities	(1,307,880)	(14,117)	(1,322,156)

Investing activities:
Purchase of property and equipment	(27,052)	0	(27,052)
Cash acquired in acquisition	27,156	0	27,156
Cash paid in connection with acquisition transaction costs	(145,025)	0	(145,025)

Net cash provided by investing activities	(144,921)	0	(144,921)

Financing activities:
Proceeds from sale of common stock net of expenses	2,914,818	0	2,929,318
Redemption of common stock	(400,000)	0	(400,000)
Repayment of notes payable to related party	(940,720)	0	(940,720)
Collection of subscription receivable	5,600	0	5,600

Net cash provided by financing activities	1,579,698	0	1,594,198

Net change in cash	126,897	(14,117)	127,121
Cash — Beginning of period	224	14,341	0

Cash — End of period	$127,121	$224	$127,121

Supplemental disclosure of non-cash investing and financing activities:
Issuance of common stock in business combination	$1,280,300	0	$1,280,300
Assumption of consultants’ options in connection with business combination	504,835	0	504,835
Assumption of employee options in connection with business combination	303,348	0	303,348
Net liabilities assumed in business combination	785,992	0	785,992
Note payable issued in connection with redemption of shares	350,000	0	350,000
Shares and warrants issued in connection with repayment of note payable	112,500	0	112,500

The accompanying notes are an integral part of these financial statements

FermaVir Pharmaceuticals, Inc. and Subsidiary
(A Development Stage Company)

Notes to Consolidated Financial Statements
For the Years Ended April 30, 2005 and 2006

1)  Business

FermaVir Pharmaceuticals, Inc. (the “Company”) was organized under the laws of the State of Florida on November 15, 2002 as Venus Beauty Supply, Inc. The Company had no operations through August 16, 2005. On that date, it acquired 100% of the outstanding common shares of FermaVir Research, Inc. (“FermaVir”), raised funds through the sale of common stock, and changed its name to FermaVir Pharmaceuticals, Inc.

Through its wholly owned subsidiary, the Company has licensed patents on a series of compounds for the treatment of viral diseases including compounds for the treatment of varicella zoster virus (“VZV”), the causative agent for shingles and chickenpox and human cytomegalovirus (“CMV”), a member of the herpes virus group which includes the viruses that cause chicken pox, mononucleosis, herpes labialis (cold sores) and genitalis (genital herpes).

Additionally, through its wholly owned subsidiary, the Company has performed preclinical studies on its compounds and has selected a clinical candidate for development for the treatment of shingles. The Company’s clinical candidate will undergo extensive preclinical testing. The Company is conducting pharmacology and safety studies of its clinical candidate in order to file an Investigational New Drug Application (“IND”) with the Food and Drug Administration.

Upon acceptance of the IND, the Company intends to commence Phase I safety studies of its clinical candidate for the treatment of shingles in humans. In addition, the Company intends to identify from its proprietary anti-viral compounds, a clinical candidate for the treatment of CMV infections in transplant patients. The Company is also currently seeking other opportunities and technologies for in-licensing from academic, research institutions, and commercial sources which would complement and enhance its business.

The Company’s primary activities have been organizational in nature, including recruiting personnel, establishing office facilities, licensing patents, conducting research and development, performing business and financial planning, and raising capital. Since inception, the Company has not generated any revenues and, accordingly, is considered to be in the development stage.

2)  Basis of Presentation and Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements include the accounts of FermaVir Research, Inc., a 100% owned subsidiary, and have been prepared in accordance with accounting principles generally accepted in the United States of America. All inter-company balances and transactions have been eliminated in consolidation.

The accompanying consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has incurred losses totaling $5,581,887 from November 15, 2002 (Inception) to April 30, 2006 and has limited working capital. These factors, among others, raise substantial doubt that the Company will be able to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has sustained operating losses since its inception and expects such losses to continue over the next several years. Management plans to continue financing the operations with a combination of equity issuances and debt arrangements. If adequate funds are not available, the Company may be required to delay, reduce the scope of, or eliminate its research or development programs, or cease operations.

FermaVir Pharmaceuticals, Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements — (Continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements as well as the reported expenses during the reporting periods. On an ongoing basis, management evaluates its estimates and judgments. Management bases estimates on its historical experience and on various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided for furniture and equipment on a straight-line basis over their estimated useful lives of five and three years, respectively.

Research and Development

Research and development expenses consist of costs incurred to further the Company’s research and development activities and include salaries and related employee benefits, costs associated with clinical trials, non-clinical activities such as testing, regulatory activities, and fees paid to external service providers and contract research organizations who conduct certain research and development activities on behalf of the Company. Research and development costs are expensed as incurred.

Computation of Net Loss per Common Share

Basic net loss per common share is calculated by dividing net loss applicable to common shares by the weighted-average number of common shares outstanding for the period. Diluted net loss per common share is the same as basic net loss per common share, since potentially dilutive securities from stock options and stock warrants would have an anti-dilutive effect because the Company incurred a net loss during each period presented. The amounts of potentially dilutive securities excluded from the calculation were 4,002,695 and zero shares at April 30, 2006 and 2005, respectively.

Stock-Based Compensation

The Company accounts for stock options, common stock, and other similar equity instruments issued to employees as compensation using fair value-based methods pursuant to Statement of Financial Accounting Standards No. 123 “Accounting for Stock-Based Compensation” (“SFAS 123”). Accordingly, the Company estimates the fair value of stock options using an option-pricing model (the Black-Scholes model) that meets criteria set forth in SFAS 123 and common stock using its market value. It records such value through charges to deferred stock-based compensation and corresponding credits to additional paid-in capital. Deferred stock-based compensation is amortized to expense over the vesting period.

In accordance with SFAS 123, all other issuances of common stock, stock options, or other equity instruments to employees and non-employees as consideration for goods or services received by the Company are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Such fair value is measured as of an appropriate date pursuant to the guidance in the consensus of the Emerging Issues Task Force of the Financial Accounting Standards Board for Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (generally, the earlier of the date the other party becomes committed to provide goods or services or the date performance by the other party is complete) and capitalized or expensed as if the Company had paid cash for the goods or services.

FermaVir Pharmaceuticals, Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements — (Continued)

Impact of Recently Issued Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS 123R”). SFAS 123R is a revision of SFAS 123. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains services in share-based payment transactions.

The Company has elected to adopt SFAS 123R effective May 1, 2006. The principal effect of this implementation will be the elimination of deferred stock-based compensation of $308,615 from the stockholders’ deficiency section of the balance sheet with a corresponding charge to additional paid-in-capital for the same amount. The Company has not yet determined the effect of accounting for non-employee vested warrants nor the cummulative effect of forfeitures.

3)  Acquisition of FermaVir Research, Inc.

On August 16, 2005, the Company issued 1,829,000 common shares in exchange for all outstanding common shares of FermaVir Research, Inc (“FermaVir”). Additionally, the Company exchanged 1,850,000 options to purchase common stock of the Company with the holders of all outstanding options to purchase common stock of FermaVir as of that date.

After the completion of this transaction and the additional related simultaneous transactions described in Note 7, the shareholders of the Company owned approximately 70% of the combined company. Consequently, the acquisition of FermaVir has been accounted for by the Company under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations”. Under the purchase method, assets acquired and liabilities assumed by the Company are recorded at their estimated fair values as of the date of acquisition and the results of operations of the acquired company are consolidated with those of the Company from the date of acquisition.

The purchase price of $3,102,370 consisted of:

Issuance of 1,829,000 shares of common stock having an estimated fair value of $0.70 per share	$1,280,300
Estimated fair value of options issued	808,183
Liabilities assumed:
Accounts payable and accrued expenses	140,642
Note payable	703,220
Transaction costs	170,025

$3,102,370

The purchase price was allocated to assets acquired as follows:

Cash	$27,156
Acquired in-process research and development	2,713,996
Deferred stock-based compensation	303,348
Prepaid expenses	52,270
Stock subscription receivable	5,600

$3,102,370

FermaVir Pharmaceuticals, Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements — (Continued)

The value of $0.70 per share used to calculate the purchase price was estimated by utilizing the actual price of $0.75 per share price paid by new investors on the same date for a combination of common stock and warrants, less the estimated fair value per share attributable to the warrants.

The purchase price paid by the Company in excess of the assets of FermaVir was $2,713,996. This amount was allocated to acquired in-process research and development. As required by FASB Interpretation No. 4, “Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method”, the Company recorded a charge in its statement of operations for the year ended April 30, 2006 for that same amount.

The following unaudited pro forma financial information presents the consolidated results of operations of the Company and FermaVir, as if the acquisition had occurred on May 1, 2005 and 2004 instead of August 16, 2005 and include the charge for the write-off of acquired in-process research and development of $2,713,996. The pro forma information does not necessarily reflect the results of operations that would have occurred had the entities been a single company during those periods.

	Year Ended April 30
	2006	2005

Net loss	$(5,565,847)	$(2,759,113)
Weighted average number of common shares outstanding	16,945,667	16,940,704
Loss per common share — Basic and fully diluted	$(0.33)	$(0.16)

4)  Property and Equipment:

Property and equipment consist of furniture and computer equipment stated at cost. Depreciation expense for the year ended April 30, 2006 and for the period November 15, 2002 (Inception) to April 30, 2006 was $4,562. As of April 30, 2006, property and equipment consisted of the following:

Furniture	$10,760
Equipment	16,292

27,052
Less accumulated depreciation	(4,562)

Property and equipment, net	$22,490

5)  Licensing Agreement and Commitments

On February 2, 2005, FermaVir entered into a Patent and Technology License Agreement (the “License Agreement”) with University College Cardiff Consultants Limited (“Cardiff”), an affiliate of Cardiff University located in the United Kingdom, for a series of pharmaceutical compounds for the treatment of viral diseases.

Under the terms of this License Agreement, the Company, through its wholly owned subsidiary, has the exclusive, worldwide rights to research, develop, and commercially exploit such technology during the period of existing patent protection which extends from fifteen to twenty years in targeted markets in North America, Western European nations, Japan, Australia, and New Zealand and any new related patents. Remaining obligations under this License Agreement consist of milestone payments aggregating $550,000 during the clinical trial phase of development for each product, and royalty payments based upon net sales of such products as defined in the Agreement. Additionally, the Company is obligated to make good faith expenditures of at least $2,000,000 for the clinical development of at least one pharmaceutical compound during the initial three years of the License Agreement. As of April 30, 2006, no milestone payments were due to Cardiff.

FermaVir Pharmaceuticals, Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements — (Continued)

See Note 12, “Repurchase Agreements With Founders”, for additional information concerning this licensed technology.

6)  Notes Payable to Related Party

On February 2, 2005, FermaVir signed a promissory note with a related party whereby that related party made disbursements to third parties on FermaVir’s behalf and loaned FermaVir monies. This note accrued interest at 6% per annum and was scheduled to mature in February 2006. The principal amount of $703,220 and accrued interest of $10,932 due in connection with this note was paid in full on August 16, 2005.

On August 16, 2005, the Company signed a $350,000 promissory note with the same related party in connection with the redemption of common shares as described in Note 7. This note bears interest at 6% per annum and was due on November 15, 2005. On October 24, 2005, the Company made a payment of $238,625 consisting of principal of $234,655 and interest of $3,970. On November 4, 2005, $112,500 was repaid by the Company through the issuance of common stock and warrants as described in Note 7 and the remaining principal and accrued interest totaling $3,003 was paid to the related party.

7)  Stockholders’ Equity

Stock Split

On August 16, 2005, the Company initiated a 35.28 for one stock split effective August 22, 2005 resulting in authorized capital stock of 120,000,000 shares consisting of 100,000,000 shares of common stock with $0.0001 par value and 20,000,000 shares of preferred stock with $0.001 par value. All share and per share data have been restated for this stock split.

Financing Activities

1) The 2005 Refinancing:

From August 16, 2005 through December 1, 2005, the Company completed a refinancing of the Company and received a net $2,464,817 through the series of related transactions as described below:

a) On August 16, 2005:

i) The Company issued 2,825,000 shares of common stock and warrants to purchase 423,750 shares of common stock to new investors and received net proceeds of $2,092,486 at a price of $.75 per share. The warrants expire on August 16, 2010 and have an exercise price of $1.50 per share; and

ii) The Company redeemed and cancelled 67,679,977 common shares held by a related party for total consideration of $750,000 consisting of $400,000 in cash and the issuance of a $350,000 promissory note to that related party as previously described in Note 6.

b) On October 24, 2005, the Company issued 699,193 shares of common stock and warrants to purchase 104,879 shares of common stock and received net proceeds of $520,831 at a price of $.75 per share. The warrants expire on October 24, 2010 and have an exercise price of $1.50 per share. This transaction was on the same basis as the 2,825,000 shares and 423,750 warrants privately placed on August 16, 2005.

c) On November 4, 2005, the Company issued 153,334 shares of common stock and warrants to purchase 23,000 shares of common stock and received net proceeds of $113,000 at a price of $.75 per share. The warrants expire on November 4, 2010 and have an exercise price of $1.50 per share. This transaction was on the same basis as the 2,825,000 shares and 423,750 warrants privately placed on August 16, 2005.

d) On December 1, 2005, the Company issued 186,000 shares of common stock and warrants to purchase 27,900 shares of common stock and received net proceeds of $138,500 at a price of $.75 per share. The

FermaVir Pharmaceuticals, Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements — (Continued)

warrants expire on December 1, 2010 and have an exercise price of $1.50 per share. This transaction was valued on the same basis as the 2,825,000 shares and 423,750 warrants privately placed on August 16, 2005.

2) Issuance of Common Stock and Warrants in Satisfaction of a Note Payable

On November 4, 2005, the Company issued 150,000 shares of common stock and warrants to purchase 22,500 shares of common stock with a combined estimated fair value of approximately $256,365 to a related party in payment of $112,500 due under a note payable. The difference of $143,865 was charged to expense in the quarter ending January 31, 2006. The warrants were 100% vested upon issuance, expire on November 4, 2010 and have an exercise price of $1.50 per share. This transaction was on the same basis as the 2,825,000 shares and 423,750 warrants privately placed on August 16, 2005.

3) On March 28, 2006, the Company issued 33,334 shares of common stock in connection with the exercise of warrants and received net proceeds of $50,001 at a price of $1.50 per share.

See Note 12, “Repurchase Agreements With Founders”, for additional information concerning outstanding common stock.

8)  Stock Options and Warrants

On August 16, 2005 the Company adopted the FermaVir Pharmaceuticals, Inc. 2005 Equity Compensation Incentive Plan (the “Equity Plan”). The Equity Plan authorizes the granting of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-statutory options and restricted stock awards with respect to up to 7,500,000 shares of common stock.

On August 16, 2005, the Company exchanged 1,050,000 options to purchase common stock of the Company with the holders of outstanding options to purchase common stock of FermaVir as of that date. These options were 100% vested upon issuance, expire in 2016, and have exercise price of $0.75 per share. The estimated fair value of these warrants of $504,835 was included in the purchase price of FermaVir.

On August 16, 2005, the Company exchanged 800,000 options to purchase common stock of the Company with the holder of outstanding options to purchase common stock of FermaVir as of that date. These options vest in the amounts of 150,000, 175,000, and 225,000 in January 2006, April 2007, and April 2008, respectively, expire in 2016, and have exercise price of $1.10 per share. The Company estimated the estimated fair value of these warrants to be $303,348 and included that amount in the purchase price of FermaVir. The Company recorded non-cash expense for the amortization of deferred stock-based compensation related to these options of $53,719 during the year ended April 30, 2006 and the period from November 15, 2002 (Inception) to April 30, 2006.

On September 1, 2005 the Company, in connection with a professional services agreement, granted warrants to purchase 36,000 shares of common stock at an exercise price of $0.85 for a period of five years. These warrants were 100% vested upon issuance. The Company estimated the fair value of the warrants as of the grant date to be $3,863 and, reflecting the terms of the agreement, recorded non-cash expense of the same amount during the year ended April 30, 2006 and the period from November 15, 2002 (Inception) to April 30, 2006.

On September 24, 2005 the Company granted options to members of the Board of Directors to purchase 300,000 shares of common stock at an exercise price of $1.25 for a period of ten years. Such options vest ratably on the first, second, and third anniversary dates of the grant. The Company estimated the fair value of the options as of the grant date to be $33,200 and recorded non-cash expense for the amortization of deferred stock based compensation of $6,452 during the year ended April 30, 2006 and the period from November 15, 2002 (Inception) to April 30, 2006.

FermaVir Pharmaceuticals, Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements — (Continued)

On September 24, 2005 the Company, in connection with a professional services agreement, granted to a member of the Board of Directors options to purchase 20,000 shares of common stock at an exercise price of $1.25 for a period of five years. Such options vest ratably on the first, second, and third anniversary dates of the grant. The Company estimated the fair value of the warrants as of the grant date to be $1,453 and recorded non-cash expense in the same amount during the year ended April 30, 2006 and the period from November 15, 2002 (Inception) to April 30, 2006.

On November 1, 2005 the Company, in connection with a professional services agreement, granted warrants to purchase 150,000 shares of common stock at an exercise price of $1.10 for a period of five years. These warrants were 100% vested upon issuance. The Company has estimated the fair value of these warrants as of the grant date to be $170,795 and, reflecting the terms of the agreement, recorded non-cash expense of the same amount during the year ended April 30, 2006 and the period from November 15, 2002 (Inception) to April 30, 2006.

On December 12, 2005 the Company, in connection with a professional services agreement, granted warrants to purchase 1,000,000 shares of common stock at an exercise price of $1.50 for a period of three years. These warrants were 100% vested upon issuance. The Company has estimated the fair value of these warrants as of the grant date to be $910,435 and, reflecting the terms of the agreement, recorded non-cash expense of the same amount during the year ended April 30, 2006 and the period from November 15, 2002 (Inception) to April 30, 2006.

The underlying agreements provide for the Company to settle its obligation upon exercise of the warrants with unregistered shares and provide the warrant holder with certain registration rights in connection with the resale of those shares. The Company views the warrant agreement and registration rights agreement as separate arrangements and, accordingly, has accounted for each arrangement separately.

The warrant arrangement has been accounted for under the provisions of Emerging Issues Task Force Issue No. 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” and, accordingly, the warrants have been classified as a component of permanent equity.

The registration rights arrangement is not subject to the provisions of Statement of Financial Accounting Standard No. 133 “Accounting for Derivative Instruments and Hedging Activities” due to the lack of a stated or implied penalty in the agreement for the failure to register the shares for resale. Consequently, the registration rights arrangement has been accounted for under the provisions of Statement of Financial Accounting Standard No. 5 “Accounting for Contingencies”. Accordingly, management has made an assessment as to the probability of any liability resulting from a failure to comply with the conditions of the agreement and concluded that no liability needs to be recognized as of April 30, 2006. Management will periodically review this assessment until such time as all the shares under this agreement have been resold.

On December 27, 2005 the Company granted options to members of the Board of Directors to purchase 18,000 shares of common stock at an exercise price of $1.25 for a period of ten years. Such options vest ratably on the first, second, and third anniversary dates of the grant. The Company estimated the fair value of these options as of the grant date to be $26,889 and recorded non-cash expense for the amortization of deferred stock-based compensation of $6,030 during the year ended April 30, 2006 and the period from November 15, 2002 (Inception) to April 30, 2006.

On March 28, 2006 the Company granted options to a member of management to purchase 60,000 shares of common stock at an exercise price of $1.60 for a period of ten years. Such options vest ratably over the first twelve months of the grant. The Company estimated the estimated fair value of these warrants as of the date of the grant to be $64,348 and recorded deferred stock-based compensation for that amount. The Company

FermaVir Pharmaceuticals, Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements — (Continued)

recorded non-cash expense for the amortization of deferred stock-based compensation of $5,362 during the year ended April 30, 2006 and the period from November 15, 2002 (Inception) to April 30, 2006.

The fair value of options and warrants granted during the period from November 15, 2002 (Inception) to April 30, 2006 was estimated at the date of grant using the following assumptions:

Dividend yield	0%
Risk-free interest rate	4.0% to 4.7%
Volatility	80% to 82%
Expected life	3 to 5 years

The following represent options outstanding for the years since November 14, 2002 (inception) through April 30, 2006:

	Number of	Exercise Price	Weighted Average
	Shares	per Share	Exercise Price

Balance, November 14, 2002 (Inception) to April 30, 2004	0	N/A	$0.00
Activity for the year ended April 30, 2005:
Add: new grants	1,850,000	$0.75 - $1.10	$0.90
Less: forfeitures
Less: exercises

Balance, April 30, 2005	1,850,000	$0.75 - $1.10	$0.90
Activity for the year ended April 30, 2006:
Add: new grants	398,000	$1.25 - $1.60	$1.30
Less: forfeitures
Less: exercises

Balance, April 30, 2006	2,248,000	$0.75 - $1.60	$0.97

Options are exercisable as follows at April 30, 2006:

	Options Outstanding			Options Exercisable
		Weighted	Weighted		Weighted
	Number	Average	Average	Number	Average
Exercise Price	of Shares	Remaining Life	Exercise Price	of Shares	Exercise Price

$0.75-$1.10	1,850,000	9.0 years	$0.90	1,200,000	$0.79
$1.25-$1.60	398,000	9.6 years	$1.30	10,000	$1.60

All Options	2,248,000	9.5 years	$0.97	1,210,000	$0.80

See Note 12, “Repurchase Agreements with Founders”, for additional information concerning outstanding warrants to purchase the Company’s shares.

9)  Consulting Agreement With Related Party

On August 16, 2005 the Company entered into an agreement with the Company’s non-employee Chairman of the Board (the “Chairman”) in connection with business development, strategic planning, capital markets and corporate financing consulting advice and services. The term of this agreement is for three years with automatic renewal features for successive one year periods and commenced on November 15, 2005. Under this agreement, the Chairman is compensated $16,500 per month and is eligible to earn a cash bonus of up to 15% of compensation for each calendar year of the term based upon meeting performance objectives and other

FermaVir Pharmaceuticals, Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements — (Continued)

criteria determined by the Board of Directors. As of April 30, 2006, the Chairman has earned $90,750 under this agreement and, as no payments have been made, this amount is included in accrued liabilities.

10)  Income Taxes

There was no current or deferred tax expense for the years ended April 30, 2006 and 2005 due to the Company’s operating losses.

The components of deferred tax assets as of April 30, 2006 and 2005 are as follows:

	2006	2005

Non-current deferred tax assets	$860,000	$9,000
Less valuation allowance	(860,000)	(9,000)

Net deferred tax assets	$0	$0

The reasons for the difference between actual income tax benefit for the years ended April 30, 2006 and 2005 and the amount computed by applying the statutory Federal income tax rate to losses before income tax benefits are as follows:

	2006		2005
		% of		% of
		Pre-Tax		Pre-Tax
	Amount	Loss	Amount	Loss

Federal income tax benefit at statutory rate	$1,890,000	34%	$8,000	34%
Write-off of acquired in-process research and development costs	(923,000)	(17)%	—	—
Warrants issued for services	(369,000)	(7)%	—	—
Stock-based compensation	(25,000)	—	—	—
State income taxes net of Federal benefit	278,000	2%	1,000	5%
Change in valuation allowance	(851,000)	(12)%	(9,000)	(39)%

Total	$0	0%	$0	0%

As of April 30, 2006, the Company has available Federal and state net operating tax loss carry forwards of approximately $1,709,000 available to offset future taxable income through 2026. The net related deferred tax asset of approximately $860,000, assuming a 39% combined rate for Federal and state taxes, has been fully offset by a valuation allowance due to uncertainties regarding realization of benefits from these future tax deductions. Additionally, the Company has research and development credit carry forwards for Federal income tax purposes which expire in 2026. As a result of the change in control provisions of Internal Revenue Code Section 382, a significant portion of these net operating loss carry forwards and credits may be subject to limitation on future utilization.

11)  Facility Lease

On July 1, 2005, FermaVir entered into a Lease Agreement (the “Lease Agreement”) for the rental of office space for a seven year period commencing September 1, 2005 for use as its corporate headquarters. Under the terms of the Lease Agreement, the Company pays annual rent plus certain real estate tax and utility adjustments. The Company charges rent expense to operations on a straight-line basis based upon the aggregate amount of rental payments due under the Lease Agreement. Rent expense totaled $85,216 during the year ended April 30, 2006 and the period from November 15, 2002 (Inception) to April 30, 2006.

FermaVir Pharmaceuticals, Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements — (Continued)

Future minimum lease payments under this lease in each of the five fiscal years subsequent to April 30, 2006 and thereafter are as follows:

Fiscal years ending April 30:
2007	$90,000
2008	92,000
2009	95,000
2010	98,000
2011	101,000
Thereafter	138,000

Total	$614,000

12)  Repurchase Agreements With Founders

Effective March 16, 2006, a founder of FermaVir Research, Inc. who owns 1,029,100 shares of the Company, granted to the Company an irrevocable, exclusive option to repurchase 926,100 of those shares for $114,000 for a period of one hundred twenty days (the “Company Option”) after the sooner of:

a) The Company’s abandonment of the development of the technology licensed from Cardiff on February 2, 2005 as described in Note 5 (the “Licensed Subject Matter”), or

b) December 31, 2006, unless on or before such date, Phase I Clinical Trials have commenced for a product utilizing the Licensed Subject Matter.

Effective March 16, 2006, two additional founders of FermaVir Research, Inc. who collectively own fully-vested options to purchase 1,050,100 shares of the Company at $0.75 per share, have entered into agreements with the Company whereby upon exercise of the Company Option, the Company may cancel options to purchase 945,000 shares upon payment of $100,000.

Additionally, effective March 16, 2006, the three founders referred to in the preceding paragraphs, entered into an agreement with the Company pursuant to which, upon exercise of the Company Option, the founders have the option to acquire for nominal consideration for a period of thirty days all the rights related to the Licensed Subject Matter.

As of August 4, 2006, the Company Option has not been triggered.

13)  Commitments

In connection with an agreement with a vendor for the manufacture of pharmaceutical products for use in research and development activities, the Company has made several progress payments to-date and will be obligated to pay approximately $50,000 upon completion of such manufacturing services.

The Company has employment agreements with two employees which require the payment of aggregate base salary of $250,000 plus performance bonuses. One agreement expires April 2009 and has a remaining obligation of $616,000. The other agreement expires March 2007 and has a remaining obligation of $37,000.

FermaVir Pharmaceuticals, Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements — (Continued)

14)  Subsequent Event

On June 16 and July 28, 2006, the Company issued promissory notes in the aggregate principal amount of $325,000 together with warrants with an estimated value of $368,000 and received net proceeds of $298,500. The notes bear interest at 12% and mature on January 1, 2007. If, prior to the maturity date, the Company receives gross proceeds from the sales of securities wherein the aggregate proceeds exceeds two times the then outstanding principal balance of the promissory notes, the promissory notes become immediately due and payable within six days. The Company may repay, in whole or in part, the promissory notes at any time for consideration equal to 106% of the then outstanding principal balance. In conjunction with the issuance of these notes, the Company issued warrants to purchase 325,000 shares of common stock at a price of $1.00 per share. These warrants were 100% vested upon issuance and expire on June 30, 2012. The estimated value of these warrants will be amortized over the expected life of the note.

* * * * *

Annex H

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-QSB/A

(Mark One)
☑	QUARTERLY REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended January 31, 2007
☐	TRANSITION REPORT UNDER SECTION 13 or 15(d) OF THE EXCHANGE ACT
For the transition period from to

Commission File No. 333-116480

FERMAVIR PHARMACEUTICALS, INC.
(Exact name of small business issuer as specified in its charter)

Florida	16-1639902
(State or jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 445, New York, NY 10170
(Address of Principal Executive Office)

(212) 413-0802
(Issuer’s telephone number)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for a shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes ☑     No ☐

Indicate by check mark whether the registrant is a shell company (as defined by Rule 12b-2 of the Exchange Act:

Yes ☐     No ☑

The number of shares outstanding of the Registrant’s Common Stock, $.0001 par value, as of March 19, 2007 was 20,853,231.

1

EXPLANATORY NOTE

This Amendment to Form 10-QSB includes restated unaudited condensed consolidated financial statements for the three and nine months ended January 31, 2007 and for the period from inception (November 15, 2002) to January 31, 2007. Such financial statements have been revised to a reduction of accounts payable and a reduction of research and development expenses of $242,460 during the three months ended January 31, 2007. This Amendment speaks as of the original filing date of our Form 10-QSB and has not been updated to reflect events occurring subsequent to the original filing date except for Financial Statement Footnote 10, Subsequent Events.

2

INTRODUCTORY NOTE

This Report on Form 10-QSB/A for FermaVir Pharmaceuticals, Inc. may contain forward-looking statements. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” believe,” “estimate” and “continue” or similar words. Forward-looking statements include information concerning possible or assumed future business success or financial results. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information. We believe that it is important to communicate future expectations to investors. However, there may be events in the future that we are not able to accurately predict or control. Accordingly, we do not undertake any obligation to update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

The forward-looking statements included herein are based on current expectations that involve a number of risks and uncertainties set forth under “Risk Factors” in our Form 10-KSB/A filed with the SEC on August 16, 2006. Accordingly, to the extent that this Quarterly Report contains forward-looking statements regarding the financial condition, operating results, business prospects or any other aspect of the Company, please be advised that the Company’s actual financial condition, operating results and business performance may differ materially from that projected or estimated by the Company in forward-looking statements.

3

PART I — FINANCIAL INFORMATION

Item 1: Financial Statements

FermaVir Pharmaceuticals, Inc. and Subsidiary
(A Development Stage Company)

Condensed Consolidated Balance Sheets

	January 31,	April 30
	2007	2006
	(Unaudited)	(Note 2)
	(RESTATED)

Assets
Current assets:
Cash	$503,508	$127,121
Prepaid expenses	91,555	17,439

Total current assets	595,063	144,560
Property and equipment, net	14,599	22,490
Other assets	43,890	43,890

Total assets	$653,552	$210,940

Liabilities and Stockholders’ Equity (Deficiency)
Current Liabilities — Accounts payable and accrued expenses	$202,287	$401,743
Non-current liabilities — Deferred rent	16,507	12,157

Total liabilities	218,794	413,900

Commitments
Stockholders’ equity (deficiency):
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares outstanding	0	0
Common stock, $0.0001 par value, 100,000,000 shares authorized, 20,853,231 and 17,575,884 issued and outstanding at January 31, 2007 and April 30, 2006, respectively	2,085	1,757
Additional paid-in capital	11,307,135	5,685,785
Deferred stock-based compensation	0	(308,615)
Deficit accumulated during development stage	(10,874,462)	(5,581,887)

Total stockholders’ equity (deficiency)	434,758	(202,960)

Total liabilities and stockholders’ equity (deficiency)	$653,552	$210,940

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

4

FermaVir Pharmaceuticals, Inc. and Subsidiary
(A Development Stage Company)

Condensed Consolidated Statements of Operations
(Unaudited)

					For the period
	Three Months Ended		Nine Months Ended		November 15, 2002
	January 31		January 31		(Inception) to
	2007	2006	2007	2006	January 31, 2007
	(RESTATED)		(RESTATED)		(RESTATED)

Revenues	$0	$0	$0	$0	$0
Operating expenses:
Research and development:
Non-cash charge for stock-based compensation	14,220	0	42,660	0	72,553
Other	272,506	263,410	547,190	554,682	1,400,954

Total research and development	286,726	263,410	589,850	554,682	1,473,507

Charge for acquired in-process research and development	0	0	0	2,695,054	2,713,996

General and administrative:
Non-cash charges for:
Fair value of common stock and warrants issued to a related party in satisfaction of a contractual obligation	2,055,570	0	2,055,570	0	2,055,570
Fair value of common stock and warrants issued to a related party in excess of net cash received	99,729	0	99,729	0	99,729
Warrants issued for services	0	1,081,230	0	1,085,093	1,086,546
Stock-based compensation	39,744	21,726	102,480	38,445	144,150
Other	98,962	243,428	560,977	429,614	1,277,371

Total general and administrative	2,294,005	1,346,384	2,818,756	1,553,152	4,663,366

Total operating expenses	2,580,731	1,609,794	3,408,606	4,802,888	8,850,869

Operating loss	(2,580,731)	(1,609,794)	(3,408,606)	(4,802,888)	(8,850,869)

Other income (expense):
Interest income	0	4,298	134	6,164	8,766
Interest expense	(1,645,218)	(143,883)	(1,884,103)	(148,256)	(2,032,359)

Total other expense	(1,645,218)	(139,585)	(1,883,969)	(142,092)	(2,023,593)

Net loss	$(4,225,949)	$(1,749,379)	$(5,292,575)	$(4,944,980)	$(10,874,462)

Net loss per common share:
Basic and diluted	$(0.22)	$(0.10)	$(0.29)	$(0.12)

Weighted average shares of common stock outstanding:
Basic and diluted	19,181,700	17,466,688	18,116,455	41,404,983

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

5

FermaVir Pharmaceuticals, Inc. and Subsidiary
(A Development Stage Company)

Condensed Consolidated Statements of Stockholders’ Equity (Deficiency)
(Unaudited)

								Deficit
							Deferred	Accumulated
					Additional		Stock-	During
	Preferred Stock		Common Stock		Paid-In	Subscription	Based	Development
	Shares	Amount	Shares	Amount	Capital	Receivable	Compensation	Stage	Total

Balance, November 15, 2002 (Inception)	0	$0	0	$0	$0	$0	$0	$0	$0
Issuance of common stock to founders for cash at $0.00003 per share			70,560,000	7,050	(5,050)	(2,000)			0

Balance, April 30, 2003	0	0	70,560,000	7,050	(5,050)	(2,000)	0	0	0
Payment of subscription receivable						2,000			2,000
Issuance of common stock for cash at $0.0014 per share			8,820,000	882	11,618				12,500
Net loss								(159)	(159)

Balance, April 30, 2004	0	0	79,380,000	7,932	6,568	0	0	(159)	14,341
Net loss								(24,117)	(24,117)

Balance, April 30, 2005	0	0	79,380,000	7,932	6,568	0	0	(24,276)	(9,776)
Acquisition of FermaVir Research, Inc:
Stock issued valued at $0.70 per share			1,829,000	183	1,280,117	(5,600)			1,274,700
Issuance of stock options to consultants					504,835				504,835
Issuance of stock options to employee					303,348		(303,348)		0
Issuance of common stock and warrants for cash at $0.75 per share net of expenses			3,863,527	386	2,864,431				2,864,817
Issuance of common stock and warrants in exchange for note payable with a fair value of $1.55 per share and $1.06 per warrant ($23,865)			150,000	15	256,350				256,365
Issuance of stock options to employee					64,348		(64,348)		0
Stock issued in connection with the exercise of warrants at $1.50			33,334	3	49,998				50,001
Redemption and retirement of stock at $0.011 per share			(67,679,977)	(6,762)	(743,238)				(750,000)
Issuance of warrants to consultants					1,086,546				1,086,546
Amortization of deferred stock-based compensation for employee and directors					12,482		59,081		71,563
Collection of subscription receivable						5,600			5,600
Net loss								(5,557,611)	(5,557,611)

Balance, April 30, 2006	0	0	17,575,884	1,757	5,685,785	0	(308,615)	(5,581,887)	(202,960)
Reclassification of deferred stock-based compensation upon adoption of SFAS 123R					(308,615)		308,615		0
Stock based compensation expense:
Employees					119,138				119,138
Directors					26,002				26,002
Common stock issued in connection with issuance of notes payable			40,625	5	27,931				27,936
Warrants issued in connection with issuance of notes payable					460,093				460,093
Adjustment of warrant terms					64,315				64,315
Issuance of common stock and warrants with a fair value of $1,765,265 ($1.95 per share common share and 325,695 warrants at $1.52 per warrant) in exchange for notes payable with face value and accrued interest totaling $488,541			651,389	65	1,765,199				1,765,264
Issuance of common stock and warrants with a fair value of $2,146,320 ($1.95 per share common share and 396,000 warrants at $1.52 per warrant) in exchange for a contractual obligation to a related party of $594,000			792,000	79	2,146,241				2,146,320
Issuance of common stock and warrants with a fair value of $8,908,977 ($1.69 per share common share and 4,186,666 warrants at $1.28 per warrant) in exchange for net cash proceeds of $1,221,500			1,793,333	179	1,321,046				1,321,225
Net loss (RESTATED)								(5,292,575)	(5,292,575)

Balance, January 31, 2007 (RESTATED)	0	$0	20,853,231	$2,085	$11,307,135	$0	$0	$(10,874,462)	$434,758

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

6

FermaVir Pharmaceuticals, Inc. and Subsidiary
(A Development Stage Company)

Condensed Consolidated Statement of Cash Flows
(Unaudited)

			For the period
	Nine Months Ended		November 15, 2002
	January 31		(Inception) to
	2007	2006	January 31, 2007
	(RESTATED)		(RESTATED)

Operating activities:
Net loss	$(5,292,575)	$(4,944,980)	$(10,874,462)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash charges for
Value of shares and warrants issued to a related party for services	503,250	0	503,250
Value of shares and warrants issued in excess of the contractual obligation to a related party	1,552,320	0	1,552,320
Value of shares and warrants issued in excess of the carrying amount of principal and interest of notes payable in connection with repayment of those notes	1,553,928	0	1,553,928
Value of shares and warrants issued in excess of consideration received from a related party	99,729	0	99,729
Value of shares and warrants issued in excess of the principal amount repaid in connection with a note due to related party	0	143,865	143,865
Write-off of acquired in-process research and development	0	2,695,054	2,713,996
Issuance of warrants for services	0	1,085,093	1,086,546
Charge for revision of warrant terms	64,315	0	64,315
Stock-based compensation	145,140	38,445	216,703
Depreciation	7,891	2,770	12,453
Accretion of debt discount to interest expense	82,988	0	82,988
Other non-cash interest expense	57,868	0	57,868
Write-off of unamortized debt discount to interest expense in connection with amendment of notes payable	125,009	0	125,009
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses	(74,116)	25,300	(39,285)
Increase in other assets	0	(43,890)	(43,890)
Increase (decrease) in accounts payable and accrued expenses	(108,706)	(176,937)	127,395
Increase in non-current liabilities	4,350	10,341	16,507

Net cash used in operating activities	(1,278,609)	(1,164,939)	(2,600,765)

Investing activities:
Purchase of property and equipment	0	(27,052)	(27,052)
Cash acquired in acquisition	0	27,156	27,156
Cash paid in connection with acquisition transaction costs	0	0	(145,025)

Net cash provided by (used in) investing activities	0	104	(144,921)

7

			For the period
	Nine Months Ended		November 15, 2002
	January 31		(Inception) to
	2007	2006	January 31, 2007
	(RESTATED)		(RESTATED)

Financing activities:
Proceeds from issuance of notes payable net of expenses	433,500	0	433,500
Proceeds from sale of common stock net of expenses	1,221,496	2,864,817	4,150,814
Redemption of common stock	0	(400,000)	(400,000)
Repayment of notes payable to related party	0	(940,720)	(940,720)
Collection of subscription receivable	0	0	5,600

Net cash provided by financing activities	1,654,996	1,524,097	3,249,194

Net change in cash	376,387	359,262	503,508
Cash — Beginning of period	127,121	224	0

Cash — End of period	$503,508	$359,486	$503,508

Supplemental disclosure of non-cash investing and financing activities:
Issuance of notes payable:
Value attributed to common stock	$27,936	$0	$27,936
Value attributed to warrants	460,093	0	460,093
Issuance of equity instruments in connection with payment of notes payable:
Value attributed to common stock	1,270,208	0	1,270,208
Value attributed to warrants	495,056	0	495,056
Issuance of equity instruments in connection with payment of obligation to a related party:
Value attributed to common stock	1,544,400	0	1,544,400
Value attributed to warrants	601,920	0	601,920
Issuance of common stock in business combination	0	1,280,300	1,280,300
Assumption of consultants’ options in connection with business combination	0	504,835	504,835
Assumption of employee options in connection with business combination	0	303,348	303,348
Net liabilities assumed in business combination	0	785,992	785,992
Note payable issued in connection with redemption of shares	0	350,000	350,000
Shares and warrants issued in connection with repayment of note payable	0	112,500	112,500

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

8

FermaVir Pharmaceuticals, Inc. and Subsidiary
(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (Unaudited)

1)  Business

FermaVir Pharmaceuticals, Inc. (the “Company”) was organized under the laws of the State of Florida on November 15, 2002 as Venus Beauty Supply, Inc. The Company had no operations through August 16, 2005. On that date, it acquired 100% of the outstanding common shares of FermaVir Research, Inc. (“FermaVir”), raised funds through the sale of common stock, and changed its name to FermaVir Pharmaceuticals, Inc.

Through its wholly owned subsidiary, the Company has licensed patents on a series of compounds for the treatment of viral diseases including compounds for the treatment of varicella zoster virus (“VZV”), the causative agent for shingles and chickenpox, and human cytomegalovirus (“CMV”), a member of the herpes virus group which includes the viruses that cause chicken pox, mononucleosis, herpes labialis (cold sores) and genitalis (genital herpes).

Additionally, through its wholly owned subsidiary, the Company has performed preclinical studies on its compounds and has selected a clinical candidate for development for the treatment of shingles. The Company’s clinical candidate will undergo extensive preclinical testing. The Company is conducting pharmacology and safety studies of its clinical candidate in order to file an Investigational New Drug Application (“IND”) with the Food and Drug Administration.

Upon acceptance of the IND, the Company intends to commence Phase I safety studies of its clinical candidate for the treatment of shingles in humans. In addition, the Company intends to identify from its proprietary anti-viral compounds, a clinical candidate for the treatment of CMV infections in transplant patients. The Company is also currently seeking other opportunities and technologies for in-licensing from academic, research institutions, and commercial sources which would complement and enhance its business.

The Company’s primary activities have been organizational in nature, including recruiting personnel, establishing office facilities, licensing patents, conducting research and development, performing business and financial planning, and raising capital. Since inception, the Company has not generated any revenues and, accordingly, is considered to be in the development stage.

2)  Basis of Presentation and Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements include the accounts of FermaVir Research, Inc., a 100% owned subsidiary, and have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the rules and regulations of the Securities and Exchange Commission. Accordingly, the consolidated financial statements do not include all information and footnotes required by accounting principles generally accepted in the United States of America for complete annual financial statements. In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting of only normal recurring adjustments, considered necessary for a fair presentation. Interim operating results are not necessarily indicative of results that may be expected for the fiscal year ending April 30, 2007 or for any other interim period. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements as of and for the year ended April 30, 2006, which are included in the Company’s Annual Report on Form 10-KSB for such year. The condensed consolidated balance sheet as of April 30, 2006 has been derived from the audited consolidated financial statements included in the Form 10-KSB for that year.

The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has incurred losses totaling $10,874,462 from November 15,

9

FermaVir Pharmaceuticals, Inc. and Subsidiary
(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (Unaudited) — (Continued)

2002 (Inception) to January 31, 2007 and has limited working capital. These factors, among others, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has sustained operating losses since its inception and expects such losses to continue over the next several years. Management plans to continue financing the operations with a combination of equity issuances and debt arrangements. If adequate funds are not available, the Company may be required to delay, reduce the scope of, or eliminate its research or development programs, or cease operations.

Our continued operations will depend on whether we are able to raise additional funds through various potential sources, such as equity and debt financing, collaborative and licensing agreements, strategic alliances, and our ability to realize the full potential of our technology in development. Such additional funds may not become available on acceptable terms, if at all, and there can be no assurance that any additional funding that we do obtain will be sufficient to meet our needs in the long term. From November 15, 2002 (Inception) to January 31, 2007, all of our financing has been through private placements of common stock and warrants and the issuances of notes payable. We intend to continue to fund operations from cash on-hand and through the similar sources of capital previously described for the foreseeable future. We can give no assurances that any additional capital that we are able to obtain will be sufficient to meet our needs. We believe that we will continue to incur net losses and negative cash flows from operating activities for the foreseeable future. Based on the resources available to us at January 31, 2007, we will need additional equity or debt financing to sustain our operations through the balance of 2007 and we will need additional financing thereafter until we can achieve profitability, if ever. These matters raise substantial doubt about our ability to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements as well as the reported expenses during the reporting periods. On an ongoing basis, management evaluates its estimates and judgments. Management bases estimates on its historical experience and on various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided for furniture and equipment on a straight-line basis over their estimated useful lives of five and three years, respectively.

Research and Development

Research and development expenses consist of costs incurred to further the Company’s research and development activities and include salaries and related employee benefits, costs associated with clinical trials, non-clinical activities such as testing, regulatory activities, and fees paid to external service providers and contract research organizations who conduct certain research and development activities on behalf of the Company. Research and development costs are expensed as incurred.

10

FermaVir Pharmaceuticals, Inc. and Subsidiary
(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (Unaudited) — (Continued)

Accounting for Acquisitions

Acquisitions are accounted for utilizing the purchase method in accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations”. Under the purchase method, assets acquired and liabilities assumed by the Company are recorded at their estimated fair values as of the date of acquisition and the results of operations of the acquired company are consolidated with those of the Company from the date of acquisition.

Computation of Net Loss Per Common Share

Basic net loss per common share is calculated by dividing net loss applicable to common shares by the weighted-average number of common shares outstanding for the period. Diluted net loss per common share is the same as basic net loss per common share because the potentially dilutive security issuances from the exercise of stock options and stock warrants would have an anti-dilutive effect on the Company’s net loss per common share during each period presented. The amounts of potentially dilutive stock options excluded from the calculation were 2,451,000 and 2,188,000 shares at January 31, 2007 and 2006, respectively. The amounts of potentially dilutive stock warrants excluded from the calculation were 6,260,142 and 1,904,695 shares at January 31, 2007 and 2006, respectively.

Stock-Based Compensation

Effective May 1, 2006, the Company adopted Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 123 (Revised 2004), Share-Based Payments (“SFAS 123R”). SFAS 123R requires a public entity to measure the cost of employee services received in exchange for the award of equity instruments based on the fair value of the award at the date of grant. The expense is to be recognized over the period during which an employee is required to provide services in exchange for the award. See Note 7, “Adoption of Statement of Financial Accounting Standard No. 123 (Revised 2004), Share-Based Payments”, for additional disclosures regarding the adoption of SFAS 123R and the Company’s accounting for stock-based compensation expense.

3)  Acquisition of FermaVir Research, Inc.

On August 16, 2005, the Company issued 1,829,000 common shares in exchange for all outstanding common shares of FermaVir Research, Inc (“FermaVir”). Additionally, the Company exchanged 1,850,000 options to purchase common stock of the Company with the holders of all outstanding options to purchase common stock of FermaVir as of that date.

After the completion of this transaction and the simultaneous financing, the shareholders of the Company owned approximately 70% of the combined company. The acquisition of FermaVir has been accounted for by the Company under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations”. Under the purchase method, assets acquired and liabilities assumed by the Company are recorded at their estimated fair values as of the date of acquisition and the results of operations of the acquired company are consolidated with those of the Company from the date of acquisition.

The following unaudited pro forma financial information presents the consolidated results of operations of the Company and FermaVir, as if the acquisition had occurred on May 1, 2005 instead of August 16, 2005 and includes the charge for the write-off of acquired in process research and development of $2,695,056. The pro forma information does not necessarily reflect the results of operations that would have occurred had the entities been a single company during those periods.

11

FermaVir Pharmaceuticals, Inc. and Subsidiary
(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (Unaudited) — (Continued)

	Three Months	Nine Months
	Ended	Ended
	January 31, 2006	January 31, 2006

Pro forma Net loss	$(1,754,629)	$(5,307,680)
Weighted average number of common shares outstanding	17,542,550	17,768,234
Pro forma Loss per common share — Basic and fully diluted	$(0.10)	$(0.30)

4) Licensing Agreement and Commitments

On February 2, 2005, FermaVir entered into a Patent and Technology License Agreement (the “License Agreement”) with University College Cardiff Consultants Limited (“Cardiff”), an affiliate of Cardiff University located in the United Kingdom, for a series of pharmaceutical compounds for the treatment of viral diseases.

Under the terms of this License Agreement, the Company, through its wholly owned subsidiary, has the exclusive, worldwide rights to research, develop, and commercially exploit such technology during the period of existing patent protection which extends from fifteen to twenty years in targeted markets in North America, Western European nations, Japan, Australia, and New Zealand and any new related patents. Remaining obligations under this License Agreement consist of milestone payments aggregating $550,000 during the clinical trial phase of development for each product, and royalty payments based upon net sales of such products as defined in the Agreement. Additionally, the Company is obligated to make good faith expenditures of at least $2,000,000 for the clinical development of at least one pharmaceutical compound during the initial three years of the License Agreement. As of January 31, 2007, no milestone payments were due to Cardiff.

5) Stockholders’ Equity

Stock Split

On August 22, 2005, the Company effected a 35.28 for one stock split resulting in authorized capital stock of 120,000,000 shares consisting of 100,000,000 shares of common stock with $0.0001 par value and 20,000,000 shares of preferred stock with $0.001 par value. All share and per share data have been restated for this stock split.

Financing Activities

On June 16 and July 28, 2006, the Company issued promissory notes in the aggregate principal amount of $325,000 together with warrants and received net proceeds of $298,500. The notes bear interest at 12% and mature on January 1, 2007. The warrants entitle the holder to purchase 325,000 shares of common stock at $1.00 per share and expire on June 30, 2012.

Proceeds from the issuance of these instruments were allocated to notes payable and warrants based upon the relative amounts of the face value of the notes and the estimated fair value of the warrants. This resulted in allocation of $130,835 to the notes payable (resulting in a debt discount of $194,164) and $167,665 to the warrants. The amounts allocated to warrants were accounted for as an increase to additional paid in capital. That discount is being amortized to interest expense utilizing the interest method through the scheduled maturity date of the notes. The Company recorded non-cash expense for the amortization of that discount of zero, $69,154, and $69,154 during the three and nine months ended January 31, 2007 and the period from November 15, 2002 (Inception) to January 31, 2007, respectively.

On September 22, 2006, the Company entered into an agreement with an investor under which the investor agreed to purchase $75,000 principal amount of 8% notes due January 1, 2008 (the “New Note”) and 112,500 warrants to purchase shares of the Company’s common stock for $1.00 per share until June 30, 2014 (the “2014 New Warrants”) for net proceeds of $67,500.

12

FermaVir Pharmaceuticals, Inc. and Subsidiary
(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (Unaudited) — (Continued)

Additionally on September 22, 2006, the Company simultaneously entered into a Letter Agreement and Amendment Agreement (the “Amendment”) with certain investors (the “Prior Investors”) who participated in a private placement of the Company’s $325,000 principal amount 12% notes due January 1, 2007 (the “Prior Notes”) and warrants (the “Prior Warrants”) in June and July 2006 (the “Prior Placement”). Pursuant to the Letter Agreement, the Investors agreed to amend the Prior Notes by (i) extending the maturity date of the Prior Notes to January 1, 2008 (the “Maturity Date”), (ii) lowering the interest rate accruing on the principal amount of the Prior Notes from 12% per annum to 8% commencing as of September 1, 2006, (iii) increasing the financing trigger requiring mandatory redemption of the Prior Notes from two to three times the outstanding principal of the Prior Notes, and (iv) lowering the optional redemption price of 106% of the principal amount of the Prior Notes, plus accrued interest to 103% of the principal for the period from July 1, 2007 to the Maturity Date. In addition, pursuant to the Amendment, the Investors agreed to amend the Prior Warrants by extending the expiration date of the Prior Warrants from June 30, 2012 to June 20, 2014. The Amendment essentially changed the terms of the Prior Notes and Prior Warrants to be equivalent to the New Note and New Warrants, including extending the maturity date of the Prior Notes from January 1, 2007 to January 1, 2008. In exchange for the Investors entering into the Amendment, the Company issued 40,625 shares of common stock and 162,500 New Warrants.

The amendment referred to above constitutes a material modification. Consequently the transaction was accounted for in accordance with the guidance in the consensus of Emerging Issues Task Force Issue No. 96-19, “Debtors Accounting for Modification or Exchange of Debt Instruments” as an extinguishment of the existing debt with the issuance of new debt. A loss from the extinguishment of debt of $125,009 resulted from the write-off of the unamortized debt discount relating to the original debt and is included in interest expense.

The fair value of common stock and warrants issued in connection with the modification was allocated to the instruments based on their relative fair values. This resulted in allocation of $152,522 to the notes payable (resulting in the recording of a debt discount of $247,478), $17,623 to the common stock, and $397,416 to the warrants. The amounts allocated to common stock and warrants were accounted for as an increase to additional paid in capital. The Company recorded non-cash expense for the amortization of the debt discount of $3,711, $12,839, and $12,839 for the three and nine months ended January 31, 2007 and for the period from November 15, 2002 (Inception) to January 31, 2007.

Additionally on September 22, 2006, the Company issued a warrant for the purchase of 40,000 common shares at an exercise price of $1.00 per share with a fair value of $33,897 to an advisor who provided assistance with the transactions. The fair value of the warrant was charged to interest expense.

On November 9, 2006, the Company issued a promissory note in the principal amount of $75,000 together with warrants and received net proceeds of $67,500. The notes bear interest at 8% and mature on January 1, 2008. The warrants entitle the holder to purchase 112,500 shares of common stock at price of $1.00 per share and expire on December 31, 2016. In connection with this transaction, the Company issued a warrant for the purchase of 31,250 common shares at an exercise price of $1.00 per share to an advisor who provided assistance with this transaction.

Proceeds from the issuance of these instruments were allocated to notes payable and warrants based upon the relative amounts of the face value of the notes and the estimated fair value of the warrants. This resulted in allocation of $32,688 and $34,812 to the notes payable (resulting in the recording of a debt discount of $42,312) and warrants, respectively. The amounts allocated to warrants were accounted for as an increase to additional paid in capital. The Company recorded non-cash expense for the amortization of that discount of $1,005 for each of the three and nine month periods ended January 31, 2007 and for the period from November 15, 2002 (Inception) to January 31, 2007.

13

FermaVir Pharmaceuticals, Inc. and Subsidiary
(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (Unaudited) — (Continued)

Additionally on November 9, 2006, the Company entered into an Amendment Agreement (“Agreement”) with the Investors in the notes payable with principal amounts aggregating $400,000 and warrants (the “Prior Warrants”) issued in June, July and September 2006 and described above. Pursuant to the Agreement, the Investors agreed to amend (the “Amendment”) the Prior Warrants by (i) extending the term of the warrants to December 31, 2016, (ii) adding in a full ratchet anti-dilution clause for issuances or sales of common stock or common stock equivalents below the exercise price of the Prior Warrants and (iii) adding in a covenant that the Company shall file a registration statement by January 31, 2007. The fair value of the amended warrants on November 9, 2006 in excess of all amounts previously allocated to such warrants was $64,315. This amount was accounted for as an increase to additional paid in capital with a corresponding charge to interest expense.

On November 15, 2006, the Company entered into a Debt Conversion Agreement (the “Conversion Agreement”) with the Investors in the notes payable described above. Under the terms of the Conversion Agreement, the Company issued 651,389 shares of common stock and warrants to purchase 325,695 shares of common stock at $1.00 per share through December 31, 2016 with a combined fair market value of $1,765,265 in payment of notes with principal amounts aggregating $475,000 plus accrued interest and having a carrying value of $211,336. The fair market value of the common stock and warrants was accounted for as an increase to equity. The excess of that amount over the carrying value of the notes payable and accrued interest was $1,553,928 and was charged to interest expense.

Additionally on November 15, 2006, the Company entered into a Debt Conversion Agreement (the “Conversion Agreement”) with a related party. Under the terms of the Conversion Agreement, the Company issued 792,000 shares of common stock and warrants to purchase 396,000 shares of common stock at $1.00 per share through December 31, 2016 with a combined fair market value of $2,146,320 in payment of $594,000 due in connection with a consulting agreement. The fair market value of the common stock and warrants was accounted for as an increase to equity. The excess of that amount over the amount due in connection with the consulting agreement was $1,552,320 and was charged to administrative expense.

In a series of transactions from December 21, 2006 through January 26, 2007, the Company issued 1,793,333 shares of common stock and warrants to purchase 3,966,668 shares of common stock and received net proceeds of $1,221,496 at a price of $0.75 per share. The warrants have an exercise price of $1.00 per share and 266,667 of the warrants expire on December 21, 2016, 3,119,999 of the warrants expire on January 10, 2017 and 200,000 of the warrants expire on January 26, 2017. Other than pursuant to certain issuances, if the Company sells or grants any option to purchase, dispose of, or issue any common stock or common stock equivalents at an effective price per share less than the then exercise price of these warrants while they are outstanding, then the exercise price of these warrants shall be reduced to the same amount. Included in the amounts above were 26,667 shares of common stock and warrants to purchase 53,333 shares of common stock with a combined fair market value of $117,615 which were sold to a related party. The fair market value of the common stock and warrants was accounted for as an increase to equity. The excess of that amount over the consideration received was $99,729 and was charged to other expense.

6) Stock Options and Warrants

On January 31, 2007, the Company granted options to members of management and the Board of Directors to purchase 158,000 shares of common stock at an exercise price of $1.90 for a period of 10 years. The Company estimated the fair value of these options as of the date of the grant to be $201,882 utilizing the Black-Scholes model and will record stock based compensation expense ratably over the vesting period.

14

FermaVir Pharmaceuticals, Inc. and Subsidiary
(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (Unaudited) — (Continued)

7) Share Based Payments

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 123 (Revised 2004), Share-Based Payments (“SFAS 123R”). SFAS 123R requires a public entity to measure the cost of employee services received in exchange for the award of equity instruments based on the fair value of the award at the date of grant. The expense is to be recognized over the period during which an employee is required to provide services in exchange for the award. SFAS 123R is effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005 and, accordingly, the Company adopted this standard on May 1, 2006.

For all awards granted prior to May 1, 2006, the unrecognized portion of stock based compensation is being recognized as an expense on a straight line basis over the remaining requisite service period. The Company has chosen the modified prospective method for transitioning to SFAS 123R and, accordingly, the financial results for prior periods have not been restated.

Prior to May 1, 2006, the Company had employed the principles of Statement of Financial Accounting Standard No. 123, Accounting for Stock-Based Compensation (SFAS 123”). As provided for by SFAS 123, the Company had elected to record compensation expense to the extent of employee or director services rendered based on the fair value of stock options granted under the plan. The Company estimated the fair value of stock options and warrants utilizing the Black-Scholes option-pricing model and common stock utilizing its market value.

Because the Company had previously adopted FAS 123, recording stock based compensation at fair value, there was no effect upon the results of operations for the three and nine months ended January 31, 2007 for the adoption of SFAS 123R. The remaining unrecognized compensation cost related to non-vested share-based compensation arrangements for all employee stock options outstanding at January 31, 2007, as measured at the date of grant, was approximately $437,000. This amount is being expensed over the remaining requisite service period of the related options, which averages thirty-one months.

In connection with the adoption of SFAS 123R on May 1, 2006, the balance of deferred unamortized stock based compensation of $308,615 as of April 30, 2006 has been eliminated against the appropriate equity accounts during the three months ended July 31, 2006.

The risk-free interest rate assumption is based upon observed interest rates appropriate for the expected term of the Company’s employee stock options. The expected volatility is based on the historical volatility of the stock of comparable companies. The Company has not paid any dividends on common stock since its inception and does not anticipate paying dividends on its common stock in the foreseeable future. The computation of the expected option term is based on expectations regarding future exercises of options which generally vest over three years and have a ten year life.

The assumptions made in calculating the fair value of all options and warrants are as follows:

	Three Months Ended		Nine Months Ended
	January 31		January 31
	2007	2006	2007	2006

Risk free interest rate	4.8%	4.5%	.8%	4.0 to 4.5%
Dividend yield	0.0%	0.0%	0.0%	0.0%
Volatility	80.0%	80.0%	80.0%	80% to 82%
Expected life (in years)	1 to 3	1	1 to 3	1 to 5

SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Based on very limited historical experience the

15

FermaVir Pharmaceuticals, Inc. and Subsidiary
(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (Unaudited) — (Continued)

Company has assumed no forfeitures in the determination of stock-based compensation expense under SFAS 123R.

The Company’s determination of fair value is affected by the Company’ stock price as well as the assumptions discussed above which require judgment.

A summary of the changes in options outstanding during the nine months ended January 31, 2007 is as follows:

			Weighted
			Average
		Weighted	Remaining	Aggregate
	Number of	Average Price	Contractual	Intrinsic
	Shares	Per Share	Term (Years)	Value

Outstanding at April 30, 2006	2,248,000	$0.97	9.0	$288,200
Granted	203,000	1.71	9.9	—
Exercised	—
Terminated	—

Outstanding at January 31, 2007	2,451,000	$1.03	8.4	$2,123,450

Options exercisable at January 31, 2007	1,394,666	$0.87	8.2	$1,473,783

Weighted-average fair value of options granted during the nine months ended January 31, 2007	$1.28

The following table represents all warrants issued, exercised, cancelled and outstanding during the nine months ended January 31, 2007:

	Number	Weighted Average
	Of Shares	Price per Share

Outstanding at May 1, 2006	1,754,695	$1.45
Issued	5,472,113	0.99
Cancelled	(966,666)	1.50

Warrants outstanding and exercisable at January 31, 2007	6,260,142	1.04

8) Related Party Transactions

On November 15, 2006, the Company entered into a Debt Conversion Agreement (the “Conversion Agreement”) and on January 10, 2007 sold common stock and warrants to related parties. A full description of such activities is included in Note 5.

16

FermaVir Pharmaceuticals, Inc. and Subsidiary
(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (Unaudited) — (Continued)

9) Restatement of Prior Period Results

Due to an error consisting of an over accrual of research and development expenses, the Company has restated our financial statements for the quarter ended January 31, 2007. The following table set forth certain unaudited restated Consolidated Statement of Operations for the three and nine months ended January 31, 2007:

	Three Months Ended			Nine Months Ended
	January 31, 2007			January 31, 2007
	As Reported	Adjustment	As Restated	As Reported	Adjustment	As Restated

Operating Expenses:
Research and development:
Other	$514,966	$(242,460)	$272,506	$789,650	$(242,460)	$547,190

Total research and development	529,186	(242,460)	286,726	832,310	(242,460)	589,850

Total operating expenses	2,823,191	(242,460)	2,580,731	3,651,066	(242,460)	3,408,606

Operating Loss	(2,823,191)	242,460	(2,580,731)	(3,651,066)	242,460	(3,408,606)

Net Loss	$(4,468,409)	$242,460	$(4,225,949)	$(5,535,035)	$242,460	$(5,292,575)

Net loss per common share:
Basic and diluted	$(0.23)	$(0.01)	$(0.22)	$(0.31)	$(0.02)	$(0.29)

	For the period November 15, 2002
	(inception) to January 31, 2007
	As Reported	Adjustment	As Restated

Operating Expenses:
Research and development:
Other	$1,643,414	$(242,460)	$1,400,954

Total research and development	1,715,967	(242,460)	1,473,507

Total operating expenses	9,093,329	(242,460)	8,850,869

Operating Loss	(9,093,329)	242,460	(8,850,869)

Net Loss	$(11,116,922)	$242,460	$(10,874,462)

10) Subsequent Event

Effective on March 16, 2006, the founders of FermaVir Research, Inc. who collectively own 1,029,100 shares of the Company and fully-vested options to purchase 1,050,100 shares of the Company at $0.75 per share, granted to the Company an irrevocable, exclusive option to repurchase 926,100 of those shares and cancel warrants to purchase 945,000 shares under certain conditions in exchange for a cash payment to those founders of $214,000. Effective March 13, 2007, this arrangement was terminated by mutual agreement of all parties.

On March 19, 2007, the Company entered into an amendment with the holders of the warrants that were modified on November 15, 2006 in connection with the Conversion Agreements previously discussed. Under that amendment, the holders agreed to waive the full ratchet anti-dilution provisions and registration rights provisions in such warrants in exchange for reducing the exercise price of the warrants from $1.00 per share to $0.275 per share and increasing the number of shares issuable pursuant to such warrants from an aggregate 1,505,445 to 6,021,780. Additionally on March 19, 2007, the Company entered into an amendment to the warrants issued to the investors in the private placement conducted by the Company in December 2006 and

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FermaVir Pharmaceuticals, Inc. and Subsidiary
(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (Unaudited) — (Continued)

January 2007. In exchange for waiving the full ratchet anti dilution provisions in such warrants, the exercise price of the warrants was reduced from $1.00 per share to $0.525 per share. The fair value of these amended warrants in excess of all amounts previously attributed to such warrants has been accounted for during the quarter ended April 30, 2007 as an increase to additional paid in capital with a corresponding charge to expense.

On April 9, 2007, the Company entered into a definitive Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Inhibitex, Inc. (“Inhibitex”). Under the terms of the agreement, each of the approximately 20.8 million outstanding shares of the Company’s common stock will be exchanged for 0.55 shares of Inhibitex common stock. Immediately following the transaction, the Company’s shareholders are expected to own approximately 27% of the combined entity. Inhibitex will also assume up to 13.9 million of outstanding FermaVir options and warrants at the same exchange ratio. Completion of the transaction is subject to the approval of Inhibitex and FermaVir shareholders, required regulatory approvals, and certain other conditions as set forth in the definitive agreement.

In connection with this transaction, Inhibitex agreed to purchase up to $1,500,000 in senior secured promissory notes issued by the Company (the “Notes”) through August 2007. As of the date of this document, Inhibitex has purchased $750,000 in Notes. The Notes bear interest at 12% per annum and are due upon the earlier of December 31, 2007 or the termination of the Merger Agreement. The Company must comply with certain covenants with respect to the operation of its business so long as any amounts due under the Notes are outstanding, which include a prohibition on incurring additional debt or liens without the consent of the holders of the Notes.

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Item 2: Management’s Discussion and Analysis or Plan of Operation

The following discussion should be read in conjunction with our condensed consolidated financial statements and notes to those statements included elsewhere in this report. In addition to historical information, the following discussion and other parts of this report contain forward-looking information that involves risks and uncertainties.

Overview

Since inception on November 15, 2002 through January 31, 2007, we have sustained cumulative net losses of $10,874,462. Our losses have resulted primarily from research and development expenses, patent costs and legal and accounting expenses. From inception through January 31, 2007, we have not generated any revenue from operations. We expect to incur additional losses to perform further research and development activities. We do not currently have any commercial products and we do not expect to have any for the foreseeable future. Our product development efforts are in their early stages and we cannot make estimates of the costs or the time it will take to complete. The risk of completion of any program is high because of the long duration of clinical testing, regulatory approval and review cycles and uncertainty of the costs. Net cash inflows from any products developed may take several years to achieve.

Management plans to continue financing the operations with a combination of equity issuances and debt arrangements. If adequate funds are not available, we may be required to delay, reduce the scope of, or eliminate our research or development programs, or cease operations. In light of these factors, among others, our independent registered public accounting firm has stated that there is substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Plan of Operation

We are a development stage biotechnology company that has licensed patents for a series of compounds for the treatment of viral diseases including compounds for the treatment of varicella zoster virus, or VZV, the causative agent for shingles and chickenpox and human cytomegalovirus, or CMV, a member of the herpes virus group which includes the viruses that cause chickenpox, mononucleosis, herpes labialis (cold sores) and genitalis (genital herpes).

We have performed preclinical studies on a series of our compounds and have selected FV-100, prodrug of CF-1743 for development for the treatment of shingles. A prodrug is a drug which is administered in a form which enhances the pharmacology of the active compound and once administered, is metabolized in the body into an active compound. Our clinical candidate, FV-100, is currently undergoing extensive preclinical testing. We are contracting and supervising the pharmacology and safety studies of our clinical candidate in order to file an Investigational New Drug Application (IND) with the Food and Drug Administration (FDA).

Upon acceptance of the IND, we intend to commence Phase I safety studies of our clinical candidate for the treatment of shingles in humans. In addition, we intend to identify a clinical candidate for the treatment of CMV infections in transplant patients from our proprietary anti-viral compounds. We are also currently seeking other opportunities and technologies for in-licensing from academia, research institutions and commercial sources which would complement and enhance our business.

On November 30, 2005, we submitted a pre-IND submission to the FDA requesting a consultation on our proposed plan for development of CF-1743 for the treatment of shingles. In January 2006, we received a response from the FDA on our pre-IND submission. The FDA provided guidance on our preclinical and early stage clinical plans. We also filed a pre-IND submission to the FDA for FV-100 in April 2006 and received a response from the FDA in June. We are using the FDA’s guidance from both pre-IND responses in preparing an IND for our shingles drug candidate, FV-100.

On December 12, 2005, we entered into a marketing and public relations service agreement with Trilogy Capital Partners, Inc. Under the terms of the agreement, Trilogy was to be paid $12,500 per month and was issued warrants to purchase 1,000,000 shares of our common stock at an exercise price of $1.50 per share

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which are exercisable for a period of three years. This agreement was terminated effective June 3, 2006. On October 12, 2006, by action of the Board of Directors, we canceled the unexercised portion of the outstanding warrants issued to Trilogy and its assignees for the purchase of 966,666 shares of common stock.

Results of Operations

Three Months Ended January 31, 2007 Compared To The Three Months Ended January 31, 2006

During the three months ended January 31, 2007 and 2006, we had no revenue. We do not expect to have revenues relating to our product candidates in development for several years, if at all.

Research and development expense for the three months ended January 31, 2007 was $286,726 as compared to $263,410 for the comparable period in 2006. This increase is due to the increased levels of performance of preclinical studies for development of a treatment for shingles during the current period.

General and administrative expense for the three months ended January 31, 2007 was $2,294,005 as compared to $1,346,384 for the comparable period in 2006. This increase is primarily due to an increase of $974,340 in the value of warrants issued for services, an increase of $99,729 related to the sale of common stock & warrants below market value to a related party, and a decrease of $144,466 related to cost containment efforts in the areas of payroll and benefits, marketing expenses, legal and accounting fees, occupancy expenses, directors’ fees, and general operating expenses.

Other expense for the three months ended January 31, 2007 was $1,645,218 as compared to $139,585 for the comparable period in 2006. This increase is primarily attributable to an increase of $1,501,335 related to financing costs for notes payable issued and subsequently converted to equity during the current period.

Net loss for the three months ended January 31, 2007 was $4,225,949 as compared to a net loss of $1,749,379 for the comparable period in 2006. This increase in net loss is attributable to the net effect of a increase in research and development expenses of $23,316, an increase in general and administrative expenses of $947,621, and an increase in other expense of $1,505,633 as described in the preceding paragraphs.

Nine Months Ended January 31, 2007 Compared To The Nine Months Ended January 31, 2006

During the nine months ended January 31, 2007 and 2006, we had no revenue. We do not expect to have revenues relating to our product candidates in development for several years, if at all.

Research and development expense for the nine months ended January 31, 2007 was $589,850 as compared to $554,682 for the comparable period in 2006. This decrease is due to the contraction of operating activities due to financial constraints.

The charge for acquired in-process research and development for the nine months ended January 31, 2007 was zero as compared to $2,695,054 for the comparable period in 2006. This decrease is due to the absence of acquisition activity during the current period.

General and administrative expense for the nine months ended January 31, 2007 was $2,818,756 as compared to $1,553,152 for the comparable period in 2006. This increase is primarily due to an increase of $970,477 in the value of warrants issued for services, an increase of $99,729 related to the sale of common stock and warrants below market value to a related party, an increase of $64,035 in stock based compensation, and an increase of $131,363 due to operations consisting of payroll and benefits, marketing expenses, legal and accounting fees, occupancy expenses, directors’ fees, and general operating expenses.

Other expense for the nine months ended January 31, 2007 was $1,883,969 as compared to $142,092 for the comparable period in 2006. This increase is primarily attributable to an increase of $1,735,847 related to financing costs for notes payable issued and subsequently converted to equity during the current period.

Net loss for the nine months ended January 31, 2007 was $5,292,575 as compared to a net loss of $4,944,980 for the comparable period in 2006. This increase in net loss is attributable to the net effect of an increase in research and development expenses of $35,186, the absence of a charge for acquired in-process research and

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development of $2,695,054, an increase in general and administrative expenses of $1,265,604, and an increase in other expense of $1,741,877 as described in the preceding paragraphs.

Liquidity and Capital Resources

Our cash position was $503,508 as of January 31, 2007 compared to $127,121 as of April 30, 2006. The net decrease during that period is attributable to proceeds of $1,654,996 from the issuance of notes payable and common stock and warrants net of operating disbursements of $1,278,609.

Our current liabilities totaled $202,287 as of January 31, 2007 compared to $401,743 as of April 30, 2006. These amounts reflect a decrease in activity based on financial constraints.

We had a working capital surplus of $392,776 as of January 31, 2007 compared to a working capital deficit of $257,183 as of April 30, 2006. The improvement during that period is attributable to financing activity.

From November 15, 2002 (Inception) to January 31, 2007, our operations have been financed through private placements of common stock and warrants and the issuances of notes payable and we have incurred a deficit during the development stage of $10,874,462. This loss was incurred through a combination of research and development activities, expenses supporting those activities, and a charge to expense for acquired in process research and development. We expect to continue to incur additional losses and negative cash flows from operating activities for the foreseeable future.

On November 9, 2006, we issued a promissory note in the principal amount of $75,000 together with warrants and received net proceeds of $67,500. The notes bear interest at 8% and mature on January 1, 2008. The warrants entitle the holder to purchase 112,500 shares of common stock at price of $1.00 per share and expire on December 31, 2016.

Additionally on November 9, 2006, we entered into an Amendment Agreement (“Agreement”) with certain investors (the “Investors”) holding notes payable with principal amounts aggregating $400,000 and warrants (the “Prior Warrants”) issued in June, July and September 2006. Pursuant to the Agreement, the Investors agreed to amend (the “Amendment”) the Prior Warrants by (i) extending the term of the warrants to December 31, 2016, (ii) adding in a full ratchet anti-dilution clause for issuances or sales of common stock or common stock equivalents below the exercise price of the Prior Warrants and (iii) adding in a covenant that we shall file a registration statement by January 31, 2007. As of the date of this document, such registration statement has not been filed.

On November 15, 2006, we entered into a Debt Conversion Agreement (the “Conversion Agreement”) with the Investors in the notes payable described above. Under the terms of the Conversion Agreement, we issued 651,389 shares of common stock and warrants to purchase 325,695 shares of common stock at $1.00 per share through December 31, 2016 with a combined fair value of $1,765,265 in payment of notes with principal amounts aggregating $475,000 plus accrued interest and having an aggregate carrying value of $211,336, net of debt discount.

Additionally on November 15, 2006, we entered into a Conversion Agreement with a related party. Under the terms of the Conversion Agreement, we issued 792,000 shares of common stock and warrants to purchase 396,000 shares of common stock at $1.00 per share through December 31, 2016 with a combined fair market value of $2,146,320 in payment of $594,000 due in connection with a consulting agreement.

In a series of transactions from December 21, 2006 through January 26, 2007, we issued 1,793,333 shares of common stock and warrants to purchase 3,586,666 shares of common stock and received net proceeds of $1,221,496 at a price of $0.75 per share. The warrants have an exercise price of $1.00 per share and 266,667 of the warrants expire on December 21, 2016, 3,119,999 of the warrants expire on January 10, 2017 and 200,000 of the warrants expire on January 26, 2017. Other than pursuant to certain issuances, if we sell or grant any option to purchase, dispose of, or issue any common stock or common stock equivalents at an effective price per share less than the then exercise price of these warrants while they are outstanding, then the exercise price of these warrants shall be reduced to the same amount.

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On March 19, 2007, we entered into an amendment with the holders of the warrants that were modified on November 15, 2006 in connection with the Conversion Agreements previously discussed. Under that amendment, the holders agreed to waive the full ratchet anti-dilution provisions and registration rights provisions in such warrants in exchange for reducing the exercise price of the warrants from $1.00 per share to $0.275 per share and increasing the number of shares issuable pursuant to such warrants from an aggregate 1,505,445 to 6,021,780. Additionally on March 19, 2007, we entered into an amendment to the warrants issued to the investors in the private placement conducted by us in December 2006 and January 2007. In exchange for waiving the full ratchet anti dilution provisions in such warrants, the exercise price of the warrants was reduced from $1.00 per share to $0.525 per share. The fair value of these amended warrants in excess of all amounts previously attributed to such warrants will be accounted for during the quarter ended April 30, 2007 as an increase to additional paid in capital with a corresponding charge to expense.

On April 9, 2007, the Company entered into a definitive Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Inhibitex, Inc. (“Inhibitex”). Under the terms of the agreement, each of the approximately 20.8 million outstanding shares of the Company’s common stock will be exchanged for 0.55 shares of Inhibitex common stock. Immediately following the transaction, the Company’s shareholders are expected to own approximately 27% of the combined entity. Inhibitex will also assume up to 13.9 million of outstanding FermaVir options and warrants at the same exchange ratio. Completion of the transaction is subject to the approval of Inhibitex and FermaVir shareholders, required regulatory approvals, and certain other conditions as set forth in the definitive agreement.

In connection with this transaction, Inhibitex agreed to purchase up to $1,500,000 in senior secured promissory notes issued by the Company (the “Notes”) through August 2007. As of the date of this document, Inhibitex has purchased $750,000 in Notes. The Notes bear interest at 12% per annum and are due upon the earlier of December 31, 2007 or the termination of the Merger Agreement. The Company must comply with certain covenants with respect to the operation of its business so long as any amounts due under the Notes are outstanding, which include a prohibition on incurring additional debt or liens without the consent of the holders of the Notes.

Our available working capital and capital requirements will depend upon numerous factors, including progress of our research and development programs, our progress in and the cost of pre-clinical and clinical testing, the timing and cost of obtaining regulatory approvals, the cost of filing and prosecuting patent claims and other intellectual property rights, competing technological and market developments, current and future licensing relationships, the status of our competitors, and our ability to establish collaborative arrangements with other organizations.

Our continued operations will depend on whether we are able to raise additional funds through various potential sources, such as equity and debt financing, collaborative and licensing agreements, strategic alliances, and our ability to realize the full potential of our technology in development. Such additional funds may not become available on acceptable terms, if at all, and there can be no assurance that any additional funding that we do obtain will be sufficient to meet our needs in the long term. Through January 31, 2007, virtually all of our financing has been through private placements of common stock and warrants. We intend to continue to fund operations from cash on-hand and through the similar sources of capital previously described for the foreseeable future. We can give no assurances that any additional capital that we are able to obtain will be sufficient to meet our needs. We believe that we will continue to incur net losses and negative cash flows from operating activities for the foreseeable future. Based on the resources available to us at January 31, 2007, we will need additional equity or debt financing to sustain our operations through the balance of 2007 and we will need additional financing thereafter until we can achieve profitability, if ever. These matters raise substantial doubt about our ability to continue as a going concern.

Critical Accounting Policies

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the

22

financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The following accounting policies are critical in fully understanding and evaluating our reported financial results:

a) Accounting for Research and Developments Costs

We account for our research and development costs in accordance with Statement of Financial Accounting Standards No. 2 “Accounting for Research and Development Costs”. Accordingly, research and development costs are expensed as incurred.

b) Accounting for Acquisitions

We account for our acquisitions utilizing the purchase method in accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations”. Under the purchase method, assets acquired and liabilities assumed by the Company are recorded at their estimated fair values as of the date of acquisition and the results of operations of the acquired company are consolidated with those of the Company from the date of acquisition.

c) Accounting for Stock-Based Compensation

We account for our stock options and warrants using the fair value method promulgated by Statement of Financial Accounting Standards No. 123R Share-Based Payments (“SFAS 123R”) which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for the award of equity instruments based on the fair value of the award at the date of grant. The expense is to be recognized over the period during which an employee is required to provide services in exchange for the award. SFAS 123R is effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005 and, accordingly, the Company adopted this standard on May 1, 2006.

Prior to May 1, 2006, the Company had employed the principles of Statement of Financial Accounting Standard No. 123, Accounting for Stock-Based Compensation (SFAS 123”). As provided for by SFAS 123, the Company had elected to record compensation expense to the extent of employee or director services rendered based on the fair value of stock options granted under the plan. The Company estimated the fair value of stock options and warrants utilizing the Black-Scholes option-pricing model and common stock utilizing its market value. Therefore, our results include non-cash compensation expense as a result of the issuance of stock options and warrants and we expect to record additional non-cash compensation expense in the future.

Item 3: Controls and Procedures

A) Evaluation of Disclosure Controls and Procedures:

The Company’s management with the participation of the Company’s chief executive officer and chief financial officer have evaluated the effectiveness of the Company’s disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act) as of the end of the period covered by this report. Based on such evaluation, the Company’s chief executive officer and chief financial officer have concluded that, as of the end of such period, the Company’s disclosure controls and procedures were not effective due to material weaknesses in the internal control over financial reporting described below.

1) The lack of sufficient internal accounting personnel necessary to meet the reporting requirements of a public company;

2) Insufficient written policies and procedures for accounting and financial reporting with respect to the current requirements and application of US GAAP and SEC disclosure requirements;

3) Segregation of duties, in that we had only one person performing all accounting-related duties; and

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4) Lack of the appropriate “tone at the top” regarding the need to address the material weaknesses reported in previous filings.

5) Restatement of research and development expense

Notwithstanding the existence of these material weaknesses in our internal control over financial reporting, our management believes, including our Chief Executive Officer and Chief Financial Officer that the condensed consolidated financial statements included in this report fairly present in all material respects our financial condition, results of operations and cash flows for the periods presented.

B) Changes in Internal Control over Financial Reporting:

In the process of conducting their review for the three and nine months ended January 31, 2007, J.H. Cohn LLP, our independent registered public accounting firm (“JHC”), identified material weaknesses in the processes and procedures with our accounting and financial reporting function which were addressed as part of the communications by JHC with our audit committee. JHC informed the audit committee that these deficiencies constituted a material weakness under standards established by the Public Company Accounting Oversight Board.

Except as described above, there has been no change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting during the quarter ended January 31, 2007.

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PART II — OTHER INFORMATION

ITEM 1:	LEGAL PROCEEDINGS

On February 5, 2007, we commenced litigation against Trilogy Capital Partners, Inc. and MBA Holdings LLC in Supreme Court of the State of New York, County of New York alleging that Trilogy breached its Letter of Engagement with us dated December 12, 2005. MBA Holdings LLC has been named as a defendant since certain of the warrants issued to Trilogy in connection with the Letter of Engagement were assigned to MBA Holdings LLC. We are seeking to recover approximately $38,000 from Trilogy which represents the amount paid to Trilogy by us plus an unspecified amount of damages caused by the breach of contract. As of March 19, 2007, we are awaiting an answer to the complaint from Trilogy and MBA.

ITEM 6:	EXHIBITS

Exhibit No.	Description

10.1	Form of Warrant Amendment Agreement dated March 19, 2007.*
10.2	Form of Warrant Amendment Agreement No. 2 dated March 19, 2007.*
31.1	Certification of Chief Executive Officer Pursuant to Rule 13a-14(a) and Rule 15d-14(a) under the Exchange Act
31.2	Certification of Chief Financial Officer Pursuant to Rule 13a-14(a) and Rule 15d-14(a) under the Exchange Act
32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

*	Previously Filed

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 25, 2007
FERMAVIR PHARMACEUTICALS, INC.

By:	/s/ Geoffrey W. Henson
Geoffrey W. Henson, Chief Executive Officer

By:	/s/ Frederick Larcombe
Frederick Larcombe, Chief Financial Officer
(Principal Financial and Accounting Officer)

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EXHIBIT 31.1

CERTIFICATION

I, Geoffrey W. Henson, certify that:

1. I have reviewed this quarterly report on Form 10-QSB/A of FermaVir Pharmaceuticals, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) [paragraph omitted in accordance with SEC transition instruction contained in SEC Release 34-47986]

c) evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5. The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuers internal control over financial reporting.

/s/  Geoffrey W. Henson
Geoffrey W. Henson,
Chief Executive Officer

May 25, 2007

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EXHIBIT 31.2

CERTIFICATION

I, Frederick Larcombe, certify that:

1. I have reviewed this Quarterly Report on Form 10-QSB/A of FermaVir Pharmaceuticals, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) [paragraph omitted in accordance with SEC transition instruction contained in SEC Release 34-47986]

c) evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5. The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and;

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuers internal control over financial reporting.

By:	/s/ Frederick Larcombe
Frederick Larcombe,
Chief Financial Officer
(Principal Financial and Accounting Officer)

May 25, 2007

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EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
FERMAVIR PHARMACEUTICALS, INC.

FORM 10-QSB/A FOR THE QUARTER ENDED JANUARY 31, 2007
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I am the Chief Executive Officer of FermaVir Pharmaceuticals, Inc., a Florida corporation (the “Company”). I am delivering this certificate in connection with the Form 10-QSB/A of the Company for the quarter ended January 31, 2007 and filed with the Securities and Exchange Commission (“Form 10-QSB/A”).

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-QSB/A fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-QSB/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Geoffrey W. Henson
Geoffrey W. Henson,
Chief Executive Officer

May 25, 2007

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EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
FERMAVIR PHARMACEUTICALS, INC.

FORM 10-QSB/A FOR THE QUARTER ENDED JANUARY 31, 2007
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I am the Chief Financial Officer of FermaVir Pharmaceuticals, Inc., a Florida corporation (the “Company”). I am delivering this certificate in connection with the Form 10-QSB/A of the Company for the quarter ended January 31, 2007 and filed with the Securities and Exchange Commission (“Form 10-QSB/A”).

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-QSB/A fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-QSB/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Frederick Larcombe
Frederick Larcombe,
Chief Financial Officer
(Principal Financial and Accounting Officer)

May 25, 2007

30

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually or reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

Inhibitex’s amended and restated certificate of incorporation provides that it shall indemnify its directors, officers and employees (and those serving at Inhibitex’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan) against all expenses (including attorney’s fees), liability and loss in any action, suit or proceeding arising out of his or her status as a director, officer, employee or agent or activities in any of those capacities. Inhibitex shall pay expenses incurred by a director, officer, employee or agent in defending an action, suit or proceeding, or appearing as a witness at a time when he or she has not been named as a defendant or a respondent, in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay the amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Inhibitex.

Inhibitex has entered into separate, but identical, indemnity agreements with each of its directors and executive officers and expects to enter into similar indemnity agreements with persons who become directors or executive officers in the future. These indemnity agreements provide that Inhibitex will indemnify its directors or executive officers, or the indemnitees, against any amounts that he or she becomes legally obligated to pay in connection with any claim against him or her based upon any act, omission, neglect or breach of duty that he or she may commit, omit or suffer while acting in his or her capacity as a director and/or officer of Inhibitex; provided that such claim: (i) is not based upon the indemnitee’s gaining any personal profit or advantage to which he or she is not legally entitled; (ii) is not for an accounting of profits made from the purchase or sale by the indemnitee of Inhibitex’s securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state law; and (iii) is not based upon the indemnitee’s knowingly fraudulent, deliberately dishonest or willful misconduct.

The indemnity agreements also provide that all costs and expenses incurred by the indemnitee in defending or investigating any such claim shall be paid by Inhibitex in advance of the final disposition thereof unless a majority of its directors who are not parties to the action, independent legal counsel in a written opinion, Inhibitex’s stockholders or a court of competent jurisdiction in a final, unappealable adjudication determine that: (i) the indemnitee did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to Inhibitex’s best interests or (ii) in the case of any criminal action or proceeding, the indemnitee had reasonable cause to believe his or her conduct was unlawful. Each indemnitee has undertaken to repay Inhibitex for any costs or expenses so advanced if it shall ultimately be determined by a court of competent jurisdiction in a final, nonappealable adjudication that he or she is not entitled to indemnification under the indemnity agreements.

Inhibitex also carries liability insurance covering each of its directors and officers.

Inhibitex’s amended and restated certificate of incorporation states that its directors will not have personal liability for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

Under Section 5.12 of the Merger Agreement, for six years after the effective time of the merger, Inhibitex is required to indemnify former directors and officers of FermaVir against costs or expenses (including attorney’s fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of any act or omissions in such capacity as officer or director prior to the closing. Such indemnification shall be to the extent provided under FermaVir’s articles of incorporation and by-laws in effect immediately prior to the effective time of the merger.

Item 21.	Exhibits and Financial Statement Schedules

Exhibit
No.		Description

3.1		Eighth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 3, 2004 (the “March 2004 S-1”)).
3.2		Amended and Restated Bylaws (incorporated by reference to Exhibit 3.5 of the March 2004 S-1).
4.1		Specimen certificate evidencing the common stock (incorporated by reference to Exhibit 4.1 of Amendment No. 2 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 6, 2004 ( “Amendment No. 2”)).
5.1		Opinion of Dechert LLP
8	.1(1)	Opinion of Dechert LLP re tax matters
8	.2(1)	Opinion of Siller Wilk LLP re tax matters
10.1		Amended and Restated 1998 Equity Ownership Plan and related form of option agreement (incorporated by reference to Exhibit 10.1 of the March 2004 S-1).
10.2		Stock Incentive Plan and related Form of option agreement (incorporated by reference to Exhibit 10.2 of the March 2004 S-1).
10	.2.1	Amended and Restated 2004 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2006 (the “February 2006 8-K”).
10	.2.2	Non-Employee Directors Stock Option Agreement (incorporated by reference to Exhibit 99.2 of the February 2006 8-K).
10	.2.3	Employee Stock Option Agreement (incorporated by reference to Exhibit 99.3 of the February 2006 8-K).
10.3		Non-Employee Directors Stock Option Plan and related form of option agreement (incorporated by reference to Exhibit 10.3 of the March 2004 S-1).
10.4		Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 of the March 2004 S-1).
10.5		Form of Warrant to purchase shares of Series B Preferred Stock (incorporated by reference to Exhibit 10.5 of the March 2004 S-1).
10.6		Form of Warrant to purchase shares of Series D Preferred Stock (incorporated by reference to Exhibit 10.6 of the March 2004 S-1).
10.7		Form of Amendment to Warrant to purchase shares of Series D Preferred Stock, dated February 20, 2004 (incorporated by reference to Exhibit 10.7 of the March 2004 S-1).
10	.7.1	Form of Second Amendment to Warrant to purchase shares of Series D Preferred Stock, dated May 4, 2004 (incorporated by reference to Exhibit 10.7.1 of Amendment No. 2).
10.8		Form of Warrant to purchase shares of Series E Preferred Stock (incorporated by reference to Exhibit 10.8 of the March 2004 S-1).

Exhibit
No.		Description

10.9		Form of Amendment to Warrant to purchase shares of Series E Preferred Stock (incorporated by reference to Exhibit 10.9 of the March 2004 S-1).
10	.9.1	Form of Second Amendment to Warrant to purchase shares of Series E Preferred Stock, dated May 4, 2004 (incorporated by reference to Exhibit 10.9.1 of Amendment No. 2).
10.10		Amended and Restated Master Rights Agreement, dated December 19, 2003, by and among the registrant and holders of the registrant’s capital stock (incorporated by reference to Exhibit 10.10 of the March 2004 S-1).
10.11		Amendment No. 1 to Amended and Restated Master Rights Agreement dated February 20, 2004 (incorporated by reference to Exhibit 10.11 of the March 2004 S-1).
10	.11.1	Amendment No. 2 to Amended and Restated Master Rights Agreement dated May 27, 2004 (incorporated by reference to Exhibit 10.1 of the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 16, 2004).
10.12		Form of Indemnity Agreement (incorporated by reference to Exhibit 10.12 of the March 2004 S-1).
10.13		Employment Agreement, dated as of February 20, 2004, by and between the registrant and William D. Johnston (incorporated by reference to Exhibit 10.13 of the March 2004 S-1).
10.15		Amended and Restated Employment Agreement, dated as of February 20, 2004, by and between the registrant and Joseph M. Patti (incorporated by reference to Exhibit 10.15 of the March 2004 S-1).
10.16		Amended and Restated Employment Agreement, dated as of February 20, 2004, by and between the registrant and Russell H. Plumb (incorporated by reference to Exhibit 10.16 of the March 2004 S-1).
10.17		Amended and Restated Employment Agreement, dated as of February 20, 2004, by and between the registrant and David M. Wonnacott (incorporated by reference to Exhibit 10.17 of the March 2004 S-1).
10	.18†	License and Development Collaboration Agreement, dated August 2, 2001, by and between the registrant and American Home Products Corporation, acting through its Wyeth-Ayerst Laboratories Division (incorporated by reference to Exhibit 10.18 of Amendment No. 3 the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 25, 2004 (“Amendment No. 3”).
10	.19†	License Agreement, dated February 4, 2000, between the registrant and The Texas A&M University System (incorporated by reference to Exhibit 10.19 of Amendment No. 3).
10	.20†	Amendment No. 1 to License Agreement, dated April 29, 2002, between the registrant and The Texas A&M University System (incorporated by reference to Exhibit 10.20 of Amendment No. 3).
10.21		Amendment No. 2 to License Agreement, dated April 29, 2002, between the registrant and The Texas A&M University System (incorporated by reference to Exhibit 10.21 of the March 2004 S-1).
10	.22†	Exclusive License Agreement, dated April 8, 1999, between the registrant and Enterprise Ireland, trading as BioResearch Ireland (incorporated by reference to Exhibit 10.22 of the March 2004 S-1).
10	.23†	License Agreement, dated December 23, 2002, between the registrant and Lonza Biologics PLC (incorporated by reference to Exhibit 10.23 of Amendment No. 3).
10	.24†	Non-Exclusive Cabilly License Agreement, dated June 30, 2003, between the registrant and Genentech, Inc (incorporated by reference to Exhibit 10.24 of the March 2004 S-1).
10	.25†	Patent License Agreement, dated March 2, 2004, between the registrant and the National Institutes of Health (incorporated by reference to Exhibit 10.25 of Amendment No. 3).
10	.26†	License Agreement, dated July 1, 2003, between the registrant and the University of Iowa Research Foundation (incorporated by reference to Exhibit 10.26 of Amendment No. 3).
10	.30†	Production Agreement, dated December 5, 2001, between the registrant and Nabi (incorporated by reference to Exhibit 10.30 of Amendment No. 4 the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 25, 2004).
10	.31†	First Amendment to Production Agreement, dated December 5, 2001, between the registrant and Nabi Pharmaceuticals (incorporated by reference to Exhibit 10.31 of the March 2004 S-1).
10.35		Lease Agreement, dated December 31, 2003, between the registrant and Cousins Properties Incorporated (incorporated by reference to Exhibit 10.35 of the March 2004 S-1).
10.37		Agreement, dated March 14, 2002, between the registrant and Avid Bioservices, Inc. (incorporated by reference to Exhibit 10.31 of Amendment No. 2).

Exhibit
No.		Description

10.38		Form of Stock and Warrant Purchase Agreements, dated November 4, 2004, between the registrant and each of the investors signatory thereto (including Form of Warrant to Purchase Common Stock issued in connection therewith) (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2004).
10	.39†	Agreement, dated November 5, 2004, between the registrant and Lonza Biologics PLC (incorporated by reference to Exhibit 10.39 of Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 19, 2005).
10.40		Loan agreement, dated December 28, 2004 between the registrant and Development Authority of Fulton County (incorporated by reference to Exhibit 10.40 of the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2005).
10.41		Form of Securities Purchase Agreement dated August 17, 2005 between the registrant and each of the investors signatory thereto (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 17, 2005).
10	.42*	License and Development Collaboration Agreement, dated January 3, 2007, by and between the registrant and 3M Company and 3M Innovative Products Company (incorporated by reference to Exhibit 10.42* of the annual report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007).
10.43		Retention Agreement, dated April 24, 2006, by and between the registrant and Russell H. Plumb (incorporated by reference to Exhibit 10.43 of the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007).
10.44		Retention Agreement, dated April 24, 2006, by and between the registrant and Joe M. Patti (incorporated by reference to Exhibit 10.44 of the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007).
10.45		Retention Agreement, dated April 24, 2006, by and between the registrant and Samuel Michini (incorporated by reference to Exhibit 10.45 of the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007).
10.46		Severance Agreement, dated December 29, 2006, by and between the registrant and William D. Johnston (incorporated by reference to Exhibit 10.46 of the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007).
10.47		Severance Agreement, dated December 29, 2006, by and between the registrant and David M. Wonnacott (incorporated by reference to Exhibit 10.47 of the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007).
10.48		Employment Agreement, dated December 29, 2006, by and between the registrant and Russell H. Plumb (incorporated by reference to Exhibit 10.48 of the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007).
23.1		Consent of Independent Registered Public Accounting Firm.
23.2		Consent of Independent Registered Public Accounting Firm.
23.3		Consent of Dechert LLP (Included in Exhibit 5.1)
23	.4(1)	Consent of Dechert LLP (Included in Exhibit 8.1)
23	.5(1)	Consent of Siller Wilk LLP (Included in Exhibit 8.2)
99.1		Consent of Lazard Frères & Co. LLC
99.2		Form of Inhibitex Proxy Card
99.3		Form of FermaVir Proxy Card

†	We have been granted confidential treatment with respect to the omitted portions of this exhibit and such information has been filed separately with the Securities and Exchange Commission.

*	Confidential treatment has been requested with respect to the omitted portions of this exhibit and such information has been filed separately with the Securities and Exchange Commission

(1)	To be filed by amendment

Item 22.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To respond to requests for information that is incorporated by reference into the Joint Proxy Statement — Prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(4) To supply by means of a post-effective amendment all information concerning a transaction, and the Company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(5)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§239.11 of this chapter) or Form S-3 (§239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§239.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (17 CFR 249.220f) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, Georgia, on June 6, 2007.

INHIBITEX, INC.

By	/s/ Russell H. Plumb
Russell H. Plumb
President, Chief Executive Officer,
Chief Financial Officer, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Russell H. Plumb and Michael A. Henos, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Russell H. Plumb Russell H. Plumb	President, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	June 6, 2007

/s/ Michael A. Henos Michael A. Henos	Chairman of the Board of Directors	June 6, 2007

/s/ M. James Barrett, Ph.D. M. James Barrett, Ph.D.	Director	June 6, 2007

/s/ Carl E. Brooks Carl E. Brooks	Director	June 6, 2007

/s/ A. Keith Willard. A. Keith Willard.	Director	June 6, 2007

/s/ Russell M. Medford, M.D., Ph.D. Russell M. Medford, M.D., Ph.D.	Director	June 6, 2007

Signature	Title	Date

/s/ Robert A. Hamm Robert A. Hamm	Director	June 6, 2007

/s/ William D. Johnston, Ph.D. William D. Johnston, Ph.D.	Director	June 6, 2007

/s/ Marc L. Preminger Marc L. Preminger	Director	June 6, 2007

/s/ Louis W. Sullivan, M.D. Louis W. Sullivan, M.D.	Director	June 6, 2007

EXHIBIT INDEX

Exhibit
No.		Description

3.1		Eighth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 3, 2004 (the ‘‘March 2004 S-1”)).
3.2		Amended and Restated Bylaws (incorporated by reference to Exhibit 3.5 of the March 2004 S-1).
4.1		Specimen certificate evidencing the common stock (incorporated by reference to Exhibit 4.1 of Amendment No. 2 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 6, 2004 (‘‘Amendment No. 2”)).
5.1		Opinion of Dechert LLP
8	.1(1)	Opinion of Dechert LLP re tax matters
8	.2(1)	Opinion of Siller Wilk LLP re tax matters
10.1		Amended and Restated 1998 Equity Ownership Plan and related form of option agreement (incorporated by reference to Exhibit 10.1 of the March 2004 S-1).
10.2		Stock Incentive Plan and related Form of option agreement (incorporated by reference to Exhibit 10.2 of the March 2004 S-1).
10	.2.1	Amended and Restated 2004 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2006 (the ‘‘February 2006 8-K”).
10	.2.2	Non-Employee Directors Stock Option Agreement (incorporated by reference to Exhibit 99.2 of the February 2006 8-K).
10	.2.3	Employee Stock Option Agreement (incorporated by reference to Exhibit 99.3 of the February 2006 8-K).
10.3		Non-Employee Directors Stock Option Plan and related form of option agreement (incorporated by reference to Exhibit 10.3 of the March 2004 S-1).
10.4		Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 of the March 2004 S-1).
10.5		Form of Warrant to purchase shares of Series B Preferred Stock (incorporated by reference to Exhibit 10.5 of the March 2004 S-1).
10.6		Form of Warrant to purchase shares of Series D Preferred Stock (incorporated by reference to Exhibit 10.6 of the March 2004 S-1).
10.7		Form of Amendment to Warrant to purchase shares of Series D Preferred Stock, dated February 20, 2004 (incorporated by reference to Exhibit 10.7 of the March 2004 S-1).
10	.7.1	Form of Second Amendment to Warrant to purchase shares of Series D Preferred Stock, dated May 4, 2004 (incorporated by reference to Exhibit 10.7.1 of Amendment No. 2).
10.8		Form of Warrant to purchase shares of Series E Preferred Stock (incorporated by reference to Exhibit 10.8 of the March 2004 S-1).
10.9		Form of Amendment to Warrant to purchase shares of Series E Preferred Stock (incorporated by reference to Exhibit 10.9 of the March 2004 S-1).
10	.9.1	Form of Second Amendment to Warrant to purchase shares of Series E Preferred Stock, dated May 4, 2004 (incorporated by reference to Exhibit 10.9.1 of Amendment No. 2).
10.10		Amended and Restated Master Rights Agreement, dated December 19, 2003, by and among the registrant and holders of the registrant’s capital stock (incorporated by reference to Exhibit 10.10 of the March 2004 S-1).
10.11		Amendment No. 1 to Amended and Restated Master Rights Agreement dated February 20, 2004 (incorporated by reference to Exhibit 10.11 of the March 2004 S-1).
10	.11.1	Amendment No. 2 to Amended and Restated Master Rights Agreement dated May 27, 2004 (incorporated by reference to Exhibit 10.1 of the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 16, 2004).
10.12		Form of Indemnity Agreement (incorporated by reference to Exhibit 10.12 of the March 2004 S-1).

Exhibit
No.		Description

10.13		Employment Agreement, dated as of February 20, 2004, by and between the registrant and William D. Johnston (incorporated by reference to Exhibit 10.13 of the March 2004 S-1).
10.15		Amended and Restated Employment Agreement, dated as of February 20, 2004, by and between the registrant and Joseph M. Patti (incorporated by reference to Exhibit 10.15 of the March 2004 S-1).
10.16		Amended and Restated Employment Agreement, dated as of February 20, 2004, by and between the registrant and Russell H. Plumb (incorporated by reference to Exhibit 10.16 of the March 2004 S-1).
10.17		Amended and Restated Employment Agreement, dated as of February 20, 2004, by and between the registrant and David M. Wonnacott (incorporated by reference to Exhibit 10.17 of the March 2004 S-1).
10	.18†	License and Development Collaboration Agreement, dated August 2, 2001, by and between the registrant and American Home Products Corporation, acting through its Wyeth-Ayerst Laboratories Division (incorporated by reference to Exhibit 10.18 of Amendment No. 3 the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 25, 2004 (‘‘Amendment No. 3”).
10	.19†	License Agreement, dated February 4, 2000, between the registrant and The Texas A&M University System (incorporated by reference to Exhibit 10.19 of Amendment No. 3).
10	.20†	Amendment No. 1 to License Agreement, dated April 29, 2002, between the registrant and The Texas A&M University System (incorporated by reference to Exhibit 10.20 of Amendment No. 3).
10.21		Amendment No. 2 to License Agreement, dated April 29, 2002, between the registrant and The Texas A&M University System (incorporated by reference to Exhibit 10.21 of the March 2004 S-1).
10	.22†	Exclusive License Agreement, dated April 8, 1999, between the registrant and Enterprise Ireland, trading as BioResearch Ireland (incorporated by reference to Exhibit 10.22 of the March 2004 S-1).
10	.23†	License Agreement, dated December 23, 2002, between the registrant and Lonza Biologics PLC (incorporated by reference to Exhibit 10.23 of Amendment No. 3).
10	.24†	Non-Exclusive Cabilly License Agreement, dated June 30, 2003, between the registrant and Genentech, Inc (incorporated by reference to Exhibit 10.24 of the March 2004 S-1).
10	.25†	Patent License Agreement, dated March 2, 2004, between the registrant and the National Institutes of Health (incorporated by reference to Exhibit 10.25 of Amendment No. 3).
10	.26†	License Agreement, dated July 1, 2003, between the registrant and the University of Iowa Research Foundation (incorporated by reference to Exhibit 10.26 of Amendment No. 3).
10	.30†	Production Agreement, dated December 5, 2001, between the registrant and Nabi (incorporated by reference to Exhibit 10.30 of Amendment No. 4 the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 25, 2004).
10	.31†	First Amendment to Production Agreement, dated December 5, 2001, between the registrant and Nabi Pharmaceuticals (incorporated by reference to Exhibit 10.31 of the March 2004 S-1).
10.35		Lease Agreement, dated December 31, 2003, between the registrant and Cousins Properties Incorporated (incorporated by reference to Exhibit 10.35 of the March 2004 S-1).
10.37		Agreement, dated March 14, 2002, between the registrant and Avid Bioservices, Inc. (incorporated by reference to Exhibit 10.31 of Amendment No. 2).
10.38		Form of Stock and Warrant Purchase Agreements, dated November 4, 2004, between the registrant and each of the investors signatory thereto (including Form of Warrant to Purchase Common Stock issued in connection therewith) (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2004).
10	.39†	Agreement, dated November 5, 2004, between the registrant and Lonza Biologics PLC (incorporated by reference to Exhibit 10.39 of Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 19, 2005).
10.40		Loan agreement, dated December 28, 2004 between the registrant and Development Authority of Fulton County (incorporated by reference to Exhibit 10.40 of the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2005).
10.41		Form of Securities Purchase Agreement dated August 17, 2005 between the registrant and each of the investors signatory thereto (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 17, 2005).

Exhibit
No.		Description

10	.42*	License and Development Collaboration Agreement, dated January 3, 2007, by and between the registrant and 3M Company and 3M Innovative Products Company (incorporated by reference to Exhibit 10.42 of the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007).
10.43		Retention Agreement, dated April 24, 2006, by and between the registrant and Russell H. Plumb (incorporated by reference to Exhibit 10.43 of the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007).
10.44		Retention Agreement, dated April 24, 2006, by and between the registrant and Joe M. Patti (incorporated by reference to Exhibit 10.44 of the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007).
10.45		Retention Agreement, dated April 24, 2006, by and between the registrant and Samuel Michini (incorporated by reference to Exhibit 10.45 of the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007).
10.46		Severance Agreement, dated December 29, 2006, by and between the registrant and William D. Johnston (incorporated by reference to Exhibit 10.46 of the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007).
10.47		Severance Agreement, dated December 29, 2006, by and between the registrant and David M. Wonnacott (incorporated by reference to Exhibit 10.47 of the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007).
10.48		Employment Agreement, dated December 29, 2006, by and between the registrant and Russell H. Plumb (incorporated by reference to Exhibit 10.48 of the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007).
23.1		Consent of Independent Registered Public Accounting Firm.
23.2		Consent of Independent Registered Public Accounting Firm.
23.3		Consent of Dechert LLP (Included in Exhibit No. 5.1)
23	.4(1)	Consent of Dechert LLP (Included in Exhibit 8.1)
23	.5(1)	Consent of Siller Wilk LLP (Included in Exhibit 8.2)
99.1		Consent of Lazard Frères & Co. LLC
99.2		Form of Inhibitex Proxy Card
99.3		Form of FermaVir Proxy Card

†	We have been granted confidential treatment with respect to the omitted portions of this exhibit and such information has been filed separately with the Securities and Exchange Commission.

*	Confidential treatment has been requested with respect to the omitted portions of this exhibit and such information has been filed separately with the Securities and Exchange Commission

(1)	To be filed by amendment